PROSPECTUS SUPPLEMENT                         (TO PROSPECTUS DATED MAY 10, 2001)


                           $785,661,000 (APPROXIMATE)

                                  ROCK 2001-C1

         PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC, Mortgage Loan Seller

          SERIES 2001-C1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            CLASSES A-1, A-2, B AND C

                       ----------------------------------

     We, Prudential Securities Secured Financing Corporation, are establishing a trust fund. The offered certificates are mortgage-backed securities issued by the trust fund. Only the classes of mortgage pass-through certificates listed above are being offered by this prospectus supplement and the accompanying prospectus. The offered certificates are not obligations of us, Prudential Mortgage Capital Funding, LLC, any of our other affiliates or any other person, and are not guaranteed or insured by any person.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" COMMENCING ON PAGE S-31 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 8 IN THE ACCOMPANYING PROSPECTUS.

     This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by our prospectus dated May 10, 2001.

     The trust fund:

     o    The trust fund will consist primarily of a pool of 119 mortgage loans.
     o The mortgage loans are generally secured by first liens on commercial and multifamily properties.
     o As of May 1, 2001, the mortgage pool had an initial mortgage pool balance of approximately $908,278,773.

         The offered certificates:

     o The trust fund will issue 18 or more classes of certificates, four of which classes are offered by this prospectus supplement.
     o    The offered certificates accrue interest from May 1, 2001.

     No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. are the underwriters, and will act as co-lead managers, with respect to this offering. Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole bookrunner for the offering. On or about May 30, 2001, we will sell the offered certificates to the underwriters, which will sell their respective allotments of those certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. We will receive approximately $789,129,998 in sale proceeds, plus accrued interest, less expenses. The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company, on or about May 30, 2001.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SERIES 2001-C1 CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -------------------

MERRILL LYNCH & CO.                                         SALOMON SMITH BARNEY

             THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MAY 18, 2001.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                              PROSPECTUS SUPPLEMENT

Important Notice About Information Presented in this Prospectus Supplement and the Accompanying Prospectus..............................................3
Where You Can Find More Information............................................3
Summary........................................................................5
Risk Factors..................................................................31
Capitalized Terms Used in this Prospectus Supplement..........................62
Forward-Looking Statements....................................................62
Description of the Mortgage Pool..............................................62
Prudential Securities Secured Financing Corporation..........................132
Description of the Offered Certificates......................................132
Yield and Maturity Considerations............................................156
The Pooling and Servicing Agreement..........................................162
Certain Legal Aspects of the Mortgage Loans..................................207
Federal Income Tax Consequences..............................................208
ERISA Considerations.........................................................211
Legal Investment.............................................................216
Use of Proceeds..............................................................216
Plan of Distribution.........................................................217
Legal Matters................................................................218
Rating.......................................................................218
Glossary.....................................................................220


Annex A:  Certain Characteristics of the Underlying Mortgage Loans
            and the Related Mortgaged Real Properties........................A-1
Annex B:  Form of Trustee Report.............................................B-1
Annex C:  Decrement Tables for the Offered Certificates......................C-1
Annex D:  Term Sheet.........................................................D-1


                              --------------------

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is provided in two separate documents that progressively provide more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to a particular class of offered certificates, including your class; and

     o this prospectus supplement, which describes the specific terms of your class of offered certificates.

     You should rely only on the information contained in this prospectus supplement and accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus before investing in any of the offered certificates.

     IF THE DESCRIPTION OF THE OFFERED CERTIFICATES VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the table of contents in this prospectus supplement on page S-2 and the table of contents in the accompanying prospectus on page 2. You can find the definitions of capitalized terms that are used in this prospectus supplement under the caption "Glossary" beginning on page S-220 in this prospectus supplement and the definitions of capitalized terms that are used in the accompanying prospectus under the caption "Glossary" beginning on page 129 in the accompanying prospectus.


                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement, including the accompanying prospectus and a form of this prospectus supplement. The accompanying prospectus and this prospectus supplement do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in the accompanying prospectus and this prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. The registration statement and the exhibits can be inspected and copied at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and the SEC's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1500, Chicago, Illinois 60661. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington D.C. 20549. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be viewed. The Internet address of the World Wide Web site is http://www.sec.gov.

     The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of the accompanying prospectus and this prospectus supplement. Information that we file later with the SEC will automatically update the information in the accompanying prospectus and this prospectus supplement. In all cases, you should rely on the later information over different information included in the accompanying prospectus or this prospectus supplement. We incorporate by reference any future annual, monthly and special reports and proxy materials filed with respect to the trust fund until we terminate offering the offered certificates. We have determined that our financial statements are not material to the offering of any of the offered certificates. See "Financial Information" in the accompanying prospectus. As a recipient of this prospectus supplement, you may request a copy of any document we incorporate by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by writing or calling: Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, attention: Clay Lebhar, (212) 214-1000.

                                     SUMMARY

     The following summary is a short description of the main terms of the offering of the securities. This summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the offered certificates, you will need to read both this prospectus supplement and the accompanying prospectus.

                   OVERVIEW OF THE SERIES 2001-C1 CERTIFICATES

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2001-C1 Commercial Mortgage Pass-Through Certificates. The series 2001-C1 certificates will consist of 18 or more classes. The immediately following table and the table on the next page identify and specify various characteristics for 16 of those classes. However, we may ultimately decide to cause the class X certificates to be issued as two or more classes that will collectively entitle holders to the same total rights and payments as described in this prospectus supplement with respect to the class X certificates.

---------------------------------------------------------------------------------------------------------------------
                                       APPROXIMATE
                                      INITIAL TOTAL                             APPROXIMATE
                                    PRINCIPAL BALANCE                          PERCENTAGE OF         APPROXIMATE
                                       OR NOTIONAL           RATINGS          INITIAL MORTGAGE      PERCENTAGE OF
             CLASS                       AMOUNT          (FITCH/MOODY'S)        POOL BALANCE        CREDIT SUPPORT
---------------------------------------------------------------------------------------------------------------------
Offered Certificates
---------------------------------------------------------------------------------------------------------------------
Class A-1                             $ 183,723,000          AAA/Aaa              20.23%                20.750%
---------------------------------------------------------------------------------------------------------------------
Class A-2                             $ 536,087,000          AAA/Aaa              59.02%                20.750%
---------------------------------------------------------------------------------------------------------------------
Class B                               $  27,249,000           AA/Aa2               3.00%                17.750%
---------------------------------------------------------------------------------------------------------------------
Class C                               $  38,602,000            A/A2                4.25%                13.500%
---------------------------------------------------------------------------------------------------------------------
Private Certificates (not offered by this prospectus supplement)
---------------------------------------------------------------------------------------------------------------------
Class X                               $ 908,278,772          AAA/Aaa                NAP                   NAP
---------------------------------------------------------------------------------------------------------------------
Class D                               $   9,082,000           A-/A3                1.00%                12.500%
---------------------------------------------------------------------------------------------------------------------
Class E                               $  11,354,000         BBB+/Baa1              1.25%                11.250%
---------------------------------------------------------------------------------------------------------------------
Class F                               $  15,895,000          BBB/Baa2              1.75%                9.500%
---------------------------------------------------------------------------------------------------------------------
Class G                               $  13,624,000         BBB-/Baa3              1.50%                8.000%
---------------------------------------------------------------------------------------------------------------------
Class H                               $  13,624,000          BB+/Ba1               1.50%                6.500%
---------------------------------------------------------------------------------------------------------------------
Class J                               $  22,707,000           BB/Ba2               2.50%                4.000%
---------------------------------------------------------------------------------------------------------------------
Class K                               $   6,812,000          BB-/Ba3               0.75%                3.250%
---------------------------------------------------------------------------------------------------------------------
Class L                               $   4,542,000           B+/B1                0.50%                2.750%
---------------------------------------------------------------------------------------------------------------------
Class M                               $   9,082,000            B/B2                1.00%                1.750%
---------------------------------------------------------------------------------------------------------------------
Class N                               $   4,542,000           B-/B3                0.50%                1.250%
---------------------------------------------------------------------------------------------------------------------
Class O                               $  11,353,772           NR/NR                1.25%                   --
---------------------------------------------------------------------------------------------------------------------

In reviewing the foregoing table, prospective investors should note that--

     o The class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and O certificates are the only series 2001-C1 certificates with principal balances. The principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cashflow received on or with respect to the underlying mortgage loans.

     o The class X certificates do not have principal balances. They are interest-only certificates. For purposes of calculating the amount of accrued interest with respect to those certificates, however, the class X certificates will have a total notional amount equal to the total principal balance of the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and O certificates outstanding from time to time.

     o The actual total principal balance or notional amount, as applicable, of any class of series 2001-C1 certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

     o Ratings are by Fitch, Inc. and Moody's Investors Service, Inc. The rated final distribution date for the offered certificates is May 2034. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the likelihood or frequency of voluntary or involuntary prepayments, the possibility that you might suffer a lower than expected yield, the likelihood of receipt of prepayment premiums or yield maintenance charges, any allocation of prepayment interest shortfalls, or the likelihood of collection of default interest.

     o The percentages indicated under the column "Approximate Percentage of Credit Support" with respect to the class A-1 and A-2 certificates represent the approximate credit support for the class A-1 and A-2 certificates, collectively.

--------------------------------------------------------------------------------------------------------------------
CLASS                               APPROXIMATE INITIAL         WEIGHTED AVERAGE         EXPECTED AMORTIZATION
                                     PASS-THROUGH RATE            LIFE (YEARS)            PERIOD (MONTH/YEAR)
--------------------------------------------------------------------------------------------------------------------
Offered Certificates
--------------------------------------------------------------------------------------------------------------------
Class A-1                                6.23200000%                  5.70                   06/01 - 11/09
--------------------------------------------------------------------------------------------------------------------
Class A-2                                6.60500000%                  9.60                   11/09 - 05/11
--------------------------------------------------------------------------------------------------------------------
Class B                                  6.76000000%                  9.94                   05/11 - 05/11
--------------------------------------------------------------------------------------------------------------------
Class C                                  6.93600000%                  9.94                   05/11 - 05/11
--------------------------------------------------------------------------------------------------------------------
Private Certificates (not offered by this prospectus supplement)
--------------------------------------------------------------------------------------------------------------------
Class X                                  1.17105230%                   NAP                        NAP
--------------------------------------------------------------------------------------------------------------------
Class D                                  7.05300000%                   NAP                        NAP
--------------------------------------------------------------------------------------------------------------------
Class E                                  7.47287056%                   NAP                        NAP
--------------------------------------------------------------------------------------------------------------------
Class F                                  7.57027056%                   NAP                        NAP
--------------------------------------------------------------------------------------------------------------------
Class G                                  7.75227056%                   NAP                        NAP
--------------------------------------------------------------------------------------------------------------------
Class H                                  6.39900000%                   NAP                        NAP
--------------------------------------------------------------------------------------------------------------------
Class J                                  6.39900000%                   NAP                        NAP
--------------------------------------------------------------------------------------------------------------------
Class K                                  6.39900000%                   NAP                        NAP
--------------------------------------------------------------------------------------------------------------------
Class L                                  6.39900000%                   NAP                        NAP
--------------------------------------------------------------------------------------------------------------------
Class M                                  6.39900000%                   NAP                        NAP
--------------------------------------------------------------------------------------------------------------------
Class N                                  6.39900000%                   NAP                        NAP
--------------------------------------------------------------------------------------------------------------------
Class O                                  6.39900000%                   NAP                        NAP
--------------------------------------------------------------------------------------------------------------------

In reviewing the foregoing table, prospective investors should note that--

     o The weighted average lives and expected amortization periods for the respective classes of the offered certificates have been calculated based on, among others, the assumptions that each pooled mortgage loan with an anticipated repayment date is paid in full on that date, no pooled mortgage loan is otherwise prepaid prior to maturity and no defaults occur with respect to the pooled mortgage loans. See "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement.

     o Each class of the series 2001-C1 certificates shown in the table above will bear interest.

     o Except for the class X, E, F and G certificates, each class of series 2001-C1 certificates shown in the table above will have a fixed pass-through rate that will remain constant at the initial pass-through rate for the subject class.

     o The pass-through rate for the class X certificates will be variable and will equal the excess, if any, of--

          1. a weighted average coupon derived from net interest rates on the pooled mortgage loans, over

          2. a weighted average of the pass-through rates from time to time on the other interest-bearing classes of series 2001-C1 certificates.

     o The pass-through rates for the class E and F certificates will be variable and, in the case of each of those classes, will equal--

          1. a weighted average coupon derived from net interest rates on the pooled mortgage loans, minus

          2.   a fixed class margin of--

               (a) 27.94 basis points in the case of the class E certificates, and

               (b)  18.20 basis points in the case of the class F certificates.

     o The pass-through rate for the class G certificates will be variable and will equal a weighted average coupon derived from net interest rates on the pooled mortgage loans.

     The class R and V certificates are not represented in either of the tables set forth on pages S-5 and S-6. The class R and V certificates do not have principal balances or notional amounts and do not accrue interest. The class R and V certificates are not offered by this prospectus supplement.

                                RELEVANT PARTIES

DEPOSITOR...........................  We, Prudential Securities Secured Financing Corporation, are
                                      establishing the trust fund that will issue the offered
                                      certificates. Our principal executive offices are located at
                                      One New York Plaza, New York, New 10292, and our telephone number is (212) 214-1000.

MASTER SERVICER.....................  Prudential Asset Resources, Inc.

SPECIAL SERVICER I..................  Lennar Partners, Inc., with respect to all of the mortgage loans backing the series 2001-C1 certificates except for the mortgage loan secured by the mortgaged real properties
                                      identified on Annex A to this prospectus supplement as the
                                      RREEF Portfolio.

SPECIAL SERVICER II.................  Prudential Asset Resources, Inc., with respect to the pooled mortgage loan secured by the mortgaged real properties
                                      identified on Annex A to this prospectus supplement as the
                                      RREEF Portfolio.

TRUSTEE.............................  LaSalle Bank National Association.

FISCAL AGENT........................  ABN AMRO Bank N.V.

MORTGAGE LOAN SELLER................  Prudential Mortgage Capital Funding, LLC.

UNDERWRITERS........................  Merrill Lynch, Pierce, Fenner & Smith Incorporated and
                                      Salomon Smith Barney Inc. are the underwriters with respect to this offering and will be co-lead managers for the
                                      offering. Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole bookrunner for the offering.

CONTROLLING CLASS OF
SERIES 2001-C1 CERTIFICATEHOLDERS...  At any time of determination, the holders of the most subordinate class of series 2001-C1 certificates, exclusive of the X, R and V classes, that has a total principal
                                      balance at least equal to 25% of the total initial principal balance of that class. However, if no class of series
                                      2001-C1 certificates, exclusive of the X, R and V classes, then has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2001-C1 certificateholders will be the holders

                                      of the most subordinate class of series 2001-C1
                                      certificates, exclusive of the X, R and V classes, that has a total principal balance greater than zero. For purposes of determining the controlling class of series 2001-C1
                                      certificateholders, the class A-1 and A-2 certificateholders will be considered a single class.

SERIES 2001-C1 CONTROLLING CLASS
REPRESENTATIVE......................  The holders of certificates representing a majority interest in the controlling class of the series 2001-C1 certificates will be entitled to select a representative that, subject to the conditions described under "The Pooling and Servicing
                                      Agreement--The Series 2001-C1 Controlling Class
                                      Representative" and "--Replacement of the Special Servicers"
                                      in this prospectus supplement, may--

                                      o    replace the special servicer for all the pooled
                                           mortgage loans other than the pooled mortgage loan
                                           secured by the mortgaged real properties identified on
                                           Annex A to this prospectus supplement as the RREEF
                                           Portfolio, and

                                      o    direct that special servicer with respect to various
                                           special servicing matters as to all the pooled mortgage
                                           loans other than the pooled mortgage loan secured by
                                           the mortgaged real properties identified on Annex A to
                                           this prospectus supplement as the RREEF Portfolio.

                                      The class O certificates will be the initial series 2001-C1 controlling class. It is expected that First Chicago Capital
                                      Corporation will be the initial representative of the series
                                      2001-C1 controlling class.

RREEF PORTFOLIO B-NOTE HOLDER.......  The mortgaged real properties identified on Annex A to this prospectus supplement as the RREEF Portfolio also secure a related mortgage loan in the amount of $64,385,000. Although secured by the same mortgage instrument as the related
                                      pooled mortgage loan, that related mortgage loan will not be included in the trust fund and is currently held by
                                      Prudential Insurance Company of America, an affiliate of the mortgage loan seller. The holder of that related mortgage
                                      loan will also be a party to the pooling and

                                      servicing agreement. Subject to the conditions described
                                      under "The Pooling and Servicing Agreement--The RREEF
                                      Portfolio B-Note Holder" and "--Replacement of the Special
                                      Servicers" in this prospectus supplement, the holder of that related mortgage loan may, among other things--

                                      o    replace the special servicer for the pooled mortgage
                                           loan secured by the mortgaged real properties
                                           identified on Annex A to this prospectus supplement as
                                           the RREEF Portfolio,

                                      o    direct that special servicer with respect to various
                                           special servicing matters as to the pooled mortgage
                                           loan secured by the mortgaged real properties
                                           identified on Annex A to this prospectus supplement as
                                           the RREEF Portfolio,

                                      o    direct the master servicer or a primary servicer with
                                           respect to various servicing matters as to the pooled
                                           mortgage loan secured by the mortgaged real properties
                                           identified on Annex A to this prospectus supplement as
                                           the RREEF Portfolio, and

                                      o    if Prudential Asset Resources, Inc. is no longer the
                                           master servicer, require the appointment of and replace
                                           the primary servicer for the pooled mortgage loan
                                           secured by the mortgaged real properties identified on
                                           Annex A to this prospectus supplement as the RREEF
                                           Portfolio.


                                        SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE........................  The underlying mortgage loans will be considered part of the trust fund as of May 1, 2001. All payments and collections received on each of the underlying mortgage loans after May
                                      1, 2001, excluding any payments or collections that
                                      represent amounts due on or before that date, will belong to the trust fund. May 1, 2001 is considered the cut-off date for the trust fund.

ISSUE DATE..........................  The date of initial issuance for the series 2001-C1 certificates will be on or about May 30, 2001.

DETERMINATION DATE..................  The monthly cut-off for information regarding the underlying mortgage loans that is to be reported to the holders of the series 2001-C1 certificates on any distribution date will be the close of business on the determination date in the same month as that distribution date. Each determination date
                                      will occur on or about the third business day prior to the related distribution date.

DISTRIBUTION DATE...................  Distributions on the series 2001-C1 certificates are scheduled to occur monthly, commencing in June 2001. During any given month, the distribution date will be the tenth
                                      calendar day of that month, or, if the tenth calendar day of that month is not a business day, then the next succeeding business day.

RECORD DATE.........................  The record date for each monthly distribution on the series
                                      2001-C1 certificates will be the last business day of the
                                      prior calendar month. Except as described in the next
                                      sentence, the registered holders of the series 2001-C1
                                      certificates at the close of business on each record date
                                      will be entitled to receive any distribution on those
                                      certificates on the following distribution date. The final distribution on any series 2001-C1 certificate will only be made upon the presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

COLLECTION PERIOD...................  Amounts available for distribution on the series 2001-C1 certificates on any distribution date will depend on the
                                      payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period--


                                      o    will relate to a particular distribution date,

                                      o    will begin when the prior collection period ends or, in
                                           the case of the first collection period, will begin as
                                           of the issue date, and

                                      o    will end at the close of business on the second
                                           business day preceding the related distribution date.

INTEREST ACCRUAL PERIOD.............  The amount of interest payable with respect to the offered certificates on any distribution date will be a function of the interest accrued during the related interest accrual
                                      period. The interest accrual period for any distribution
                                      date will be the calendar month immediately preceding the
                                      month in which that distribution date occurs.


                             DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL.............................  The trust fund will issue 18 or more classes of the series
                                      2001-C1 certificates in a total principal balance equal to
                                      $908,278,772. Four of those classes of the series 2001-C1
                                      certificates are being offered by this prospectus
                                      supplement. The remaining classes of the series 2001-C1
                                      certificates will be sold separately in a private offering.
                                      We may ultimately decide to cause the class X certificates to be issued as two or more classes that will collectively entitle holders to the same total rights and payments as
                                      described in this prospectus supplement with respect to the class X certificates.

                                      The classes offered by this prospectus supplement are:

                                      o    class A-1,
                                      o    class A-2,
                                      o    class B, and
                                      o    class C.

                                      The offered certificates will be paid solely from
                                      collections on the mortgage loans in the mortgage pool. The offered certificates are mortgage-backed securities issued by the trust fund. The offered certificates are not
                                      obligations of Prudential Securities Secured Financing
                                      Corporation, Prudential Mortgage Capital Funding, LLC, any
                                      of our other affiliates or any other person, and are not
                                      guaranteed or insured by any person.

                                      We will create the trust fund, and the offered certificates will be issued, under a pooling and servicing agreement to be dated as of May 1, 2001, between us, the trustee, the
                                      fiscal agent, the master servicer, the special servicers and the holder of the

                                      $64,385,000 non-pooled mortgage loan that is secured by the mortgaged real properties identified on Annex A to this
                                      prospectus supplement as the RREEF Portfolio.

DENOMINATIONS.......................  We intend to deliver the offered certificates in original denominations of $1,000 initial principal balance and in any whole dollar denomination in excess of $1,000.

CLEARANCE AND SETTLEMENT............  You must hold your offered certificates in book-entry form.
                                      We will deliver the offered certificates through the
                                      facilities of The Depository Trust Company.

DISTRIBUTIONS

A.  GENERAL.........................  The trustee will make distributions of interest and, if and when applicable, principal to the following classes of
                                      series 2001-C1 certificateholders, in the following order:

                                          PAYMENT ORDER                        CLASS
                                          -------------                    --------------
                                               1st                         A-1, A-2 and X
                                               2nd                               B
                                               3rd                               C
                                               4th                               D
                                               5th                               E
                                               6th                               F
                                               7th                               G
                                               8th                               H
                                               9th                               J
                                              10th                               K
                                              11th                               L
                                              12th                               M
                                              13th                               N
                                              14th                               O

                                      Allocation of interest distributions among the class A-1,
                                      A-2 and X certificates is pro rata based on the respective amounts of interest distributable on each. Allocation of
                                      principal distributions between the class A-1 and A-2
                                      certificates is described under "--Distributions--Distributions of Principal" below. The class X certificates do not have
                                      principal balances and do not entitle their holders to
                                      distributions of principal.
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                                      See "Description of the Offered
                                      Certificates--Distributions--Priority of Distributions" in
                                      this prospectus supplement.

B. DISTRIBUTIONS OF INTEREST........  Each class of series 2001-C1 certificates, other than the class R and V certificates, will bear interest. With respect to each interest-bearing class, that interest will accrue
                                      during each interest accrual period based upon:

                                      o    the pass-through rate for that class and interest
                                           accrual period;

                                      o    the total principal balance or notional amount, as the
                                           case may be, of that class outstanding immediately
                                           prior to the related distribution date; and

                                      o    the assumption that each year consists of twelve 30-day
                                           months.

                                      A whole or partial prepayment on an underlying mortgage loan may not be accompanied by the amount of one full month's
                                      interest on the prepayment. As and to the extent described under "Description of the Offered
                                      Certificates--Distributions--Interest Distributions" in this prospectus supplement, these shortfalls may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the
                                      series 2001-C1 certificates, including the offered
                                      certificates, on a pro rata basis in accordance with the
                                      respective amounts of interest otherwise payable on those
                                      classes for the corresponding interest accrual period.

                                      On each distribution date, subject to available funds and
                                      the distribution priorities described under
                                      "--Distributions--General" above, you will be entitled to
                                      receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered
                                      certificates through the end of the related interest accrual period.

                                      See "Description of the Offered
                                      Certificates--Distributions--Interest Distributions" and
                                      "--Distributions--Priority of Distributions" in this
                                      prospectus supplement.
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
C.  DISTRIBUTIONS OF PRINCIPAL......  Subject to--

                                      o    available funds,

                                      o    the distribution priorities described under
                                           "--Distributions--General" above, and

                                      o    the reductions to principal balances described under
                                           "--Reductions of Certificate Principal Balances in
                                           Connection with Losses and Expenses" below,

                                      the holders of each class of offered certificates will be
                                      entitled to receive a total amount of principal over time
                                      equal to the total principal balance of their particular
                                      class.

                                      The trustee must make principal distributions in a specified sequential order to ensure that:

                                      o    no payments of principal will be made to the holders of
                                           the class B, C, D, E, F, G, H, J, K, L, M, N and O
                                           certificates until, in the case of each of those
                                           classes, the total principal balance of all more senior
                                           classes of series 2001-C1 certificates is reduced to
                                           zero; and

                                      o    except as described in the following paragraph, no
                                           payments of principal will be made to the holders of
                                           the class A-2 certificates until the total principal
                                           balance of the class A-1 certificates is reduced to
                                           zero.

                                      Because of losses on the underlying mortgage loans and/or
                                      default-related or other unanticipated expenses of the trust fund, the total principal balance of the class B, C, D, E,
                                      F, G, H, J, K, L, M, N and O certificates could be reduced to zero at a time when the class A-1 and A-2 certificates
                                      remain outstanding. Under those circumstances, any
                                      distributions of principal on the class A-1 and A-2
                                      certificates will be made on a pro rata basis in accordance with the relative sizes of their respective principal
                                      balances at the time of the distribution.

                                      The total distributions of principal to be made on the
                                      series 2001-C1 certificates on any distribution date will be a function of--
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                                      o    the amount of scheduled payments of principal due or,
                                           in some cases, deemed due, on the underlying mortgage
                                           loans during the related collection period, which
                                           payments are either received as of the end of that
                                           collection period or advanced by the master servicer,
                                           the trustee or the fiscal agent, as applicable, and

                                      o    the amount of any prepayments and other unscheduled
                                           collections of previously unadvanced principal with
                                           respect to the underlying mortgage loans that are
                                           received during the related collection period.

                                      The class X, R and V certificates do not have principal
                                      balances. They do not entitle holders to any distributions of principal.

                                      See "Description of the Offered
                                      Certificates--Distributions--Principal Distributions" and
                                      "--Distributions--Priority of Distributions" in this
                                      prospectus supplement.

D.  DISTRIBUTIONS OF YIELD
    MAINTENANCE CHARGES AND
    OTHER PREPAYMENT PREMIUMS.......  Any yield maintenance charge or other prepayment premium collected in respect of a pooled mortgage loan generally
                                      will be distributed, in the proportions described in this
                                      prospectus supplement, to the holders of the class X
                                      certificates and/or to the holders of any class A-1, A-2, B,
                                      C, D, E, F and/or G certificates then entitled to receive
                                      distributions of principal. See "Description of the Offered
                                      Certificates--Distributions--Distributions of Yield
                                      Maintenance Charges and Other Prepayment Premiums" in this prospectus supplement.

REDUCTIONS OF CERTIFICATE PRINCIPAL
BALANCES IN CONNECTION WITH
LOSSES AND EXPENSES.................  Because of losses on the pooled mortgage loans and/or default-related and other unanticipated expenses of the
                                      trust fund, the total principal balance of the mortgage
                                      pool, net of advances of principal, may fall below the total principal balance of the series 2001-C1 certificates. If and to the extent that those losses and expenses cause a deficit to exist following the distributions made on the series
                                      2001-C1
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                                      certificates on any distribution date, then the principal
                                      balances of the following classes of series 2001-C1
                                      certificates, will be sequentially reduced in the following order, until that deficit is eliminated:

                                               PAYMENT ORDER                      CLASS
                                               -------------                      -----
                                                    1st                             O
                                                    2nd                             N
                                                    3rd                             M
                                                    4th                             L
                                                    5th                             K
                                                    6th                             J
                                                    7th                             H
                                                    8th                             G
                                                    9th                             F
                                                   10th                             E
                                                   11th                             D
                                                   12th                             C
                                                   13th                             B
                                                   14th                        A-1 and A-2

                                      Any reduction of the principal balances of the class A-1 and
                                      A-2 certificates will be made on a pro rata basis in
                                      accordance with the relative sizes of those principal
                                      balances at the time of the reduction.

                                      See "Description of the Offered Certificates--Reductions of
                                      Certificate Principal Balances in Connection with Realized
                                      Losses and Additional Trust Fund Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
  DEBT SERVICE PAYMENTS.............  Except as described in the next two paragraphs, the master servicer will be required to make advances with respect to any delinquent scheduled monthly payments, other than balloon payments, of principal and/or interest due on the pooled
                                      mortgage loans. The master servicer will be required to make advances for those balloon loans that become defaulted upon their maturity dates, on the same amortization schedule as if the maturity date had not occurred. In addition, the trustee must make any of those advances that the master servicer is required, but fails, to make, and the fiscal agent must make any of those advances that the trustee is required, but
                                      fails, to make. As described under "Description of the
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                                               S-17
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                                      Offered Certificates--Advances of Delinquent Monthly Debt
                                      Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate
                                      described in that section of this prospectus supplement.

                                      Notwithstanding the foregoing, none of the master servicer, the trustee or the fiscal agent will be required to make any advance that it determines, in its good faith and reasonable judgment, will not be recoverable from proceeds of the
                                      related mortgage loan.

                                      In addition, if any of the adverse events or circumstances that we refer to under "The Pooling and Servicing
                                      Agreement--Required Appraisals" in this prospectus
                                      supplement, occur or exist with respect to any pooled
                                      mortgage loan or the mortgaged real property for that loan, the applicable special servicer will be obligated to obtain a new appraisal or, in cases involving loans with principal
                                      balances of less than $2,000,000, at that special servicer's option, conduct a valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                                      o    the principal balance of, and other delinquent amounts due under, the mortgage loan, exceed

                                      o    an amount equal to--

                                           1.   90% of the new estimated value of that real property,
                                                minus

                                           2.   any liens on that real  property that are prior to
                                                the lien of the subject mortgage loan, plus

                                           3.   the amount of certain related escrow funds, reserve
                                                funds and letters of credit,

                                      then the amount otherwise required to be advanced with
                                      respect to interest on that mortgage loan will be reduced.
                                      The reduction will be in the same proportion that the excess bears to the principal balance of the subject mortgage loan, net of related advances of principal. Due to the distribution
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                                      priorities, any reduction in delinquency advances will reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2001-C1 certificates then outstanding.

                                      See "Description of the Offered Certificates-- Advances of
                                      Delinquent Monthly Debt Service Payments" and "The Pooling
                                      and Servicing Agreement--Required Appraisals" in this
                                      prospectus supplement. See also "Servicing of the Mortgage
                                      Loans--Advances" in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS.......  On each distribution date, the trustee will, based on information supplied to it by the master servicer and/or the special servicers, provide or make available to the
                                      registered holders of the offered certificates a monthly
                                      report substantially in the form of Annex B to this
                                      prospectus supplement. The trustee's report will detail,
                                      among other things, the distributions made to the series
                                      2001-C1 certificateholders on that distribution date and the performance of the underlying mortgage loans and the
                                      mortgaged real properties. However, the trustee's report for any distribution date may not reflect certain collections, particularly unscheduled collections, on the mortgage pool after the determination date in the related collection
                                      period.

                                      Upon reasonable prior notice, you may also review at the
                                      trustee's offices during normal business hours a variety of information and documents that pertain to the pooled mortgage loans and the mortgaged real properties for those loans. We expect that the available information and documents will
                                      include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                                      See "Description of the Offered Certificates--Reports to
                                      Certificateholders; Available Information" in this prospectus supplement.

EARLY TERMINATION...................  The trust fund may be terminated and therefore the series
                                      2001-C1 certificates may be redeemed early by designated
                                      entities when the total outstanding principal balance of the pooled mortgage loans, net of
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                                               S-19
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                                      advances of principal, is reduced to 1.0% of the initial
                                      mortgage pool balance.

                                           THE TRUST FUND

CREATION OF THE TRUST FUND..........  We will use the net proceeds from the issuance and sale of the offered certificates as part of the consideration to
                                      purchase, on the issue date, from the mortgage loan seller, the mortgage loans that will back the offered certificates.
                                      Promptly upon acquisition, we will transfer those mortgage loans to the trust fund.

PROPERTY OF THE TRUST FUND..........  The trust fund will primarily include the following:

                                      o    the pooled mortgage loans and collections on those
                                           mortgage loans after May 1, 2001;

                                      o    any mortgaged real property that has been foreclosed
                                           upon by the applicable special servicer on behalf of
                                           the trust fund;

                                      o    various accounts in which collections on the pooled
                                           mortgage loans are maintained;

                                      o    rights to proceeds under certain insurance policies
                                           that cover the mortgaged real properties securing the
                                           pooled mortgage loans;

                                      o    rights and remedies for any breaches of certain
                                           representations and warranties made by the mortgage
                                           loan seller; and

                                      o    other rights under the documents relating to the pooled
                                           mortgage loans and the corresponding mortgaged real
                                           properties.

                                      The composition of the assets making up the mortgage pool is described in this prospectus supplement and in the schedules to this prospectus supplement, which constitute an integral part of this prospectus supplement.

GENERAL CONSIDERATIONS..............  When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans
                                      that are to back the offered certificates, please note
                                      that--
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                                      o    All numerical information provided with respect to the
                                           mortgage loans is provided on an approximate basis.

                                      o    All weighted average information provided with respect
                                           to the mortgage loans or any sub-group of mortgage
                                           loans reflects a weighting based on their respective
                                           cut-off date principal balances. We will transfer the
                                           cut-off date principal balance for each of the mortgage
                                           loans to the trust fund. We show the cut-off date
                                           principal balance for each of the mortgage loans on
                                           Annex A to this prospectus supplement.

                                      o    In presenting the cut-off date principal balances of
                                           the mortgage loans, we have assumed that all scheduled
                                           payments of principal and/or interest due on the
                                           mortgage loans on or before May 1, 2001, are timely
                                           made.

                                      o    When information with respect to the mortgaged real
                                           properties is expressed as a percentage of the initial
                                           mortgage pool balance, the percentages are based upon
                                           the cut-off date principal balances of the related
                                           mortgage loans.

                                      o    Some of the pooled mortgage loans are
                                           cross-collateralized and cross-defaulted with one or
                                           more other mortgage loans in the trust fund. Except as
                                           otherwise indicated, when a pooled mortgage loan is
                                           cross-collateralized and cross-defaulted with another
                                           mortgage loan, we present the information regarding
                                           those mortgage loans as if each of them was secured
                                           only by a mortgage lien on the corresponding mortgaged
                                           real property identified on Annex A to this prospectus
                                           supplement. One exception is that each and every
                                           mortgage loan in any particular group of
                                           cross-collateralized and cross-defaulted mortgage loans
                                           is treated as having the same loan-to-value ratio and
                                           the same debt service coverage ratio. None of the
                                           mortgage loans in the trust
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                                      S-21
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
                                           fund will be cross-collateralized with any loan that is
                                           not in the trust fund, except as described in this
                                           prospectus supplement with respect to the pooled
                                           mortgage loan secured by the mortgaged real properties
                                           identified on Annex A to this prospectus supplement as
                                           the RREEF Portfolio.

                                      o    In some cases, an individual mortgage loan is secured
                                           by multiple mortgaged real properties. For purposes of
                                           providing property-specific information, we have
                                           allocated each of those mortgage loans among the
                                           related mortgaged real properties based upon--

                                           1.   relative appraised values,

                                           2.   relative underwritten net cash flow, or

                                           3.   prior allocations reflected in the related loan
                                                documents.

                                      o    If a mortgage loan is secured by multiple parcels of
                                           real property and the operation or management of those
                                           parcels so warranted, we treated those parcels as a
                                           single parcel of real property.

                                      o    Whenever we refer to a particular mortgaged real
                                           property by name, we mean the property identified by
                                           that name on Annex A to this prospectus supplement.

                                      o    Statistical information regarding the mortgage loans
                                           may change prior to the date of initial issuance of the
                                           offered certificates due to changes in the composition
                                           of the mortgage pool prior to that date.

PAYMENT AND OTHER TERMS.............  Each of the mortgage loans that we intend to include in the trust fund is the obligation of a borrower to repay a
                                      specified sum with interest.

                                      Repayment of each of the mortgage loans is secured by a
                                      mortgage lien on the fee simple and/or leasehold interest of the related borrower or another party in one or more
                                      commercial or multifamily real properties. That mortgage
                                      lien will be a first priority lien, except for limited
                                      permitted encumbrances, which we refer
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                                      S-22
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                                      to under "Description of the Mortgage Pool--General" in, and describe in the glossary to, this prospectus supplement.

                                      All of the mortgage loans are or should be considered to be nonrecourse. None of the mortgage loans is insured or
                                      guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                      Each of the mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on
                                      Annex A to this prospectus supplement. Except as otherwise described below with respect to mortgage loans that have
                                      anticipated repayment dates and except as otherwise described in the next paragraph, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

                                      The mortgage interest rate for one mortgage loan,
                                      representing 1.37% of the initial mortgage pool balance, will increase by 0.05% in the event that certain conditions are not satisfied by July 1, 2001. Series 2001-C1
                                      certificateholders will not receive the benefit of any such rate increase as part of the distributions on their
                                      certificates.

                                      Subject, in some cases, to a next business day convention, all of the mortgage loans provide for scheduled payments of principal and/or interest to be due on the first day of each month, except that a few of the mortgage loans mature on a date other than the first day of the month.

                                      One hundred two of the mortgage loans, representing 76.93% of the initial mortgage pool balance, are balloon loans that
                                      provide for:

                                      o    an amortization schedule that is significantly longer
                                           than its remaining term to stated maturity; and

                                      o    a substantial payment of principal on its maturity
                                           date.

                                      Thirteen of the mortgage loans, representing 9.28% of the
                                      initial mortgage pool balance, provide material incentives to, but do not require, the related borrower
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
                                      to pay the mortgage loan in full by a specified date prior to stated maturity. We consider that date to be the anticipated repayment date for the mortgage loan. There can be no
                                      assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentive provisions, which in each case will become effective as of the related
                                      anticipated repayment date, include:

                                      o    The accrual of interest in excess of the initial mortgage
                                           interest rate. The additional interest will--

                                           1.    be deferred,

                                           2.    in some cases, compound,

                                           3.    be payable only after the outstanding principal
                                                 balance of the mortgage loan is paid in full, and

                                           4.    be payable only to the holders of the class V
                                                 certificates, which are not offered by this prospectus
                                                 supplement.

                                      o    The application of excess cash flow from the mortgaged
                                           real property to pay the principal amount of the
                                           mortgage loan. The payment of principal will be in
                                           addition to the principal portion of the normal monthly
                                           debt service payment.

                                      Three mortgage loans, representing 3.77% of the initial
                                      mortgage pool balance, have payment schedules that provide for the payment of these mortgage loans in full or
                                      substantially in full by their respective maturity dates.
                                      These three mortgage loans do not, however, have any of the repayment incentives referred to in the prior paragraph.

                                      The remaining mortgage loan, representing 10.02% of the
                                      initial mortgage pool balance, does not provide for any
                                      scheduled amortization prior to the related maturity date.

                                      Of the 119 mortgage loans described above, eight mortgage
                                      loans, representing 14.19% of the initial mortgage pool
                                      balance, provide for an initial interest only period of
                                      between 18 and 24 months. In
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                                      addition, five mortgage loans, representing 8.24% of the
                                      initial mortgage pool balance, provide for a change in the amortization schedule subsequent to the first due date,
                                      thereby resulting in a change to the monthly debt service
                                      payment.

                                      Some of the pooled mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan
                                      upon application of specified amounts of condemnation
                                      proceeds or insurance proceeds to pay the related unpaid
                                      principal balance.

DELINQUENCY STATUS..................  None of the mortgage loans that we intend to include in the trust fund was 30 days or more delinquent in respect of any monthly debt service payment--

                                      o    as of May 1, 2001, or

                                      o    at any time during the 12-month period preceding
                                           May 1, 2001.

PREPAYMENT LOCK-OUT PERIODS.........  A prepayment lock-out period is currently in effect for 117 mortgage loans, representing 89.16% of the initial mortgage pool balance. Set forth below with respect to those 117
                                      mortgage loans is information regarding the remaining terms of the prepayment lock-out periods, including any
                                      contemporaneous defeasance periods, during which voluntary principal prepayments are prohibited:

                                      Longest remaining lock-out/defeasance period:     175 months
                                      Shortest remaining lock-out/defeasance period:     11 months
                                      Weighted average remaining
                                        lock-out/defeasance period:                      99 months

DEFEASANCE..........................  Ninety-six of the mortgage loans, representing 76.47% of the initial mortgage pool balance, will permit the related
                                      borrower, during a period when voluntary prepayments are
                                      prohibited, to obtain a full or partial release of the
                                      related mortgaged real property or properties from the
                                      related mortgage lien by delivering U.S. Treasury obligations as substitute collateral. None of these mortgage loans will permit defeasance prior to the second anniversary of the date of initial issuance of the series 2001-C1 certificates.
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                                               S-25
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
YIELD MAINTENANCE CHARGES
  AND OTHER PREPAYMENT
  PREMIUMS..........................  Twenty-one mortgage loans, representing 18.79% of the initial mortgage pool balance, provide that, following the initial prepayment lockout period or, in two cases, currently, a
                                      voluntary prepayment would be permitted but must be
                                      accompanied by a yield maintenance charge or other prepayment premium. None of these 21 mortgage loans provides for
                                      defeasance.

DEFEASANCE AND/OR
  YIELD MAINTENANCE CHARGES.........  Two mortgage loans, representing 4.74% of the initial mortgage pool balance, provide, following the initial
                                      prepayment lockout period, for the option of either (1)
                                      defeasance or (2) voluntary prepayment accompanied by a yield maintenance charge.

ADDITIONAL STATISTICAL INFORMATION

A.  GENERAL CHARACTERISTICS.........  The mortgage pool will have the following general characteristics as of May 1, 2001:

                                      Initial mortgage pool balance (+/-5%)........   $908,278,773
                                      Number of mortgage loans.....................            119
                                      Number of mortgaged real properties..........            136

                                      Largest cut-off date principal balance.......    $91,000,000
                                      Smallest cut-off date principal balance......       $839,904
                                      Average cut-off date principal balance.......     $7,632,595

                                      Highest mortgage interest rate...............         8.900%
                                      Lowest mortgage interest rate................         6.635%
                                      Weighted average mortgage interest rate......         7.602%

                                      Longest original term to maturity or
                                        anticipated repayment date.................            240
                                      Shortest original term to maturity or
                                        anticipated repayment date.................             84
                                      Weighted average original term to maturity
                                        or anticipated repayment date..............            124

                                      Longest remaining term to maturity or
                                        anticipated repayment date.................            236
                                      Shortest remaining term to maturity or
                                        anticipated repayment date.................             78
                                      Weighted average remaining term to maturity
                                        or anticipated repayment date..............            118
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
                                      Highest debt service coverage ratio, based
                                        on underwritten net cash flow..............          3.86x
                                      Lowest debt service coverage ratio, based on
                                        underwritten net cash flow.................          1.15x
                                      Weighted average debt service coverage
                                        ratio, based on underwritten net cash
                                        flow.......................................          1.65x

                                      Highest cut-off date loan-to-appraised value
                                        ratio......................................         81.57%
                                      Lowest cut-off date loan-to-appraised value
                                        ratio......................................         28.73%
                                      Weighted average cut-off date
                                        loan-to-appraised value ratio..............         64.01%

                                      A lien on a fee simple or leasehold estate in a mortgaged
                                      property secures each pooled mortgage loan:

                                      o    fee--111 loans, representing 91.21% of the initial
                                           mortgage pool balance;

                                      o    leasehold--six loans, representing 3.99% of the initial
                                           mortgage pool balance; and

                                      o    fee in part and leasehold in part--two loans,
                                           representing 4.81% of the initial mortgage pool
                                           balance.

                                      The mortgage pool includes five separate sets of
                                      cross-collateralized loans. The largest of these sets
                                      constitutes 4.39% of the initial mortgage pool balance.

                                      Property types securing the respective mortgage loans that are to be included in the mortgage pool include:

                                      o    office--32 properties, securing 31.99% of the initial
                                           mortgage pool balance;

                                      o    multifamily--35 properties, securing 20.49% of the
                                           initial mortgage pool balance;

                                      o    retail--33 properties, securing 17.58% of the initial
                                           mortgage pool balance;

                                      o    industrial and warehouse--24 properties, securing
                                           17.07% of the initial mortgage pool balance;
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
                                      o    hotel--six properties, securing 7.20% of the initial
                                           mortgage pool balance;

                                      o    manufactured housing--two properties, securing 4.39% of
                                           the initial mortgage pool balance; and

                                      o    self-storage--four properties, securing 1.27% of the
                                           initial mortgage pool balance.

                                      Loans secured by properties located in California, Florida,
                                      New York, Texas and Tennessee represent 17.61%, 9.85%, 8.69%,
                                      7.20% and 6.12%, respectively, of the initial mortgage pool balance. The remaining mortgaged real properties securing the mortgage loans that we intend to include in the trust fund are located in 26 other jurisdictions. None of the remaining
                                      26 jurisdictions have mortgaged real properties securing
                                      loans representing more than 6.05% of the initial mortgage pool balance.

                                      Sixty-five mortgaged properties, securing 47.14% of the
                                      initial mortgage pool balance, are at least 25% occupied by a major tenant or the borrower.

                                      The ten largest mortgage loans or cross-collateralized
                                      mortgage loan groups to be included in the trust fund
                                      represent 39.08% of the initial mortgage pool balance. The cut-off date principal balances of those mortgage loans range from $16,979,316 to $91,000,000. See "Description of the
                                      Mortgage Pool--Significant Mortgage Loans" in this prospectus supplement.

                                           OTHER FEATURES

FEDERAL TAX STATUS..................  Elections will be made to treat designated portions of the trust fund as three separate "real estate mortgage investment conduits" or "REMICs" under Sections 860A through 860G of the
                                      Internal Revenue Code of 1986. Those three REMICs are as
                                      follows:

                                      o    REMIC I, the lowest tier REMIC, which will consist of,
                                           among other things--

                                           1.   the pooled mortgage loans, and

                                           2.   any mortgaged real properties that may be acquired
                                                by the trust fund following a borrower default,

                                           but will exclude collections of additional interest
                                           accrued and deferred as to payment with respect to each
                                           mortgage loan with an anticipated repayment date that
                                           remains outstanding past that date;

                                      o    REMIC II, which holds the regular interests in REMIC I;
                                           and

                                      o    REMIC III, which holds the regular interests in REMIC II.

                                      Any assets not included in a REMIC will constitute a grantor trust for federal income tax purposes.

                                      The offered certificates will constitute "regular interests"
                                      in a REMIC. The offered certificates generally will be
                                      treated as newly originated debt instruments for federal
                                      income tax purposes. This means that you will be required to report income on your certificates in accordance with the
                                      accrual method of accounting, regardless of your usual method of accounting. The offered certificates will not represent any interest in the grantor trust referred to above.

                                      None of the offered certificates will be issued with any
                                      original issue discount. When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes, the prepayment assumption will be that,
                                      subsequent to the date of any determination--

                                      o    the pooled mortgage loans with anticipated repayment
                                           dates will, in each case, be paid in full on that date,

                                      o    no pooled mortgage loan will otherwise be prepaid prior
                                           to maturity, and

                                      o    there will be no extension of maturity for any pooled
                                           mortgage loan.

                                      However, no representation is made as to the actual rate at which the pooled mortgage loans will prepay, if at all.

                                      For a more detailed discussion of United States federal
                                      income tax aspects of investing in the offered

                                      certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA...............................  The offered certificates are generally eligible for purchase by employee benefit plans, subject to certain considerations discussed in the sections in this prospectus supplement and the accompanying prospectus titled "ERISA Considerations."

                                      You should refer to sections in this prospectus supplement and the accompanying prospectus titled "ERISA
                                      Considerations." If you are a benefit plan fiduciary
                                      considering purchase of any offered certificates you should, among other things, consult with your counsel to determine whether all required conditions have been satisfied.

SMMEA...............................  Upon initial issuance, the class A-1, A-2 and B certificates will be mortgage related securities for purposes of the
                                      Secondary Mortgage Market Enhancement Act of 1984. The other offered certificates will not constitute mortgage-related
                                      securities pursuant to the Secondary Mortgage Market
                                      Enhancement Act of 1984, as amended. For more information, you should refer to sections in the prospectus supplement and the accompanying prospectus titled "Legal Investment."

                                  RISK FACTORS

     You should carefully consider the following risks and those in the accompanying prospectus under "Risk Factors" before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described below and elsewhere in this prospectus supplement and the accompanying prospectus.

THE REPAYMENT OF A MULTIFAMILY OR COMMERCIAL MORTGAGE LOAN IS DEPENDENT ON THE CASH FLOW PRODUCED BY THE CORRESPONDING MORTGAGED REAL PROPERTY, WHICH CAN BE VOLATILE AND INSUFFICIENT TO ALLOW TIMELY PAYMENT ON YOUR OFFERED CERTIFICATES

     The mortgage loans that will back the offered certificates are secured by various types of income-producing commercial properties. Because, among other things, commercial lending typically involves larger loans, it is generally thought to expose a lender to greater risk than one-to-four family residential lending.

     The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable mortgaged real property to produce cash flow. Even the liquidation value of a commercial mortgaged real property is determined, in substantial part, by the amount of the mortgaged property's cash flow or its potential to generate cash flow. However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

     A large number of factors may adversely affect the net operating income, cash flow and property value of the mortgaged real properties securing the pooled mortgage loans. Some of these factors relate to the mortgaged real property itself, such as:

     o    the age, design and construction quality of the property;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o    the proximity and attractiveness of competing properties;

     o    the adequacy of the property's management and maintenance;

     o increases in operating expenses at the property and in relation to competing properties;

     o an increase in the capital expenditures needed to maintain the property or make improvements;

     o the dependence upon a single tenant or a concentration of tenants in a particular business or industry;

     o    a decline in the financial condition of a major tenant;

     o    an increase in vacancy rates; and

     o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o local real estate conditions, such as an oversupply of competing properties, space or housing;

     o    demographic factors;

     o    decreases in consumer confidence;

     o    changes in consumer tastes and preferences; and

     o    retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    tenant defaults;

     o    in the case of rental properties, the rate at which new rentals occur;
          and

     o the property's "operating leverage", including the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources and may lead to higher rates of delinquency or defaults under loans.

OFFICE PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR OFFERED CERTIFICATES

     Thirty-two mortgaged properties, securing 31.99% of the initial mortgage pool balance, are office properties. Mortgage loans that are secured by liens on office properties expose lenders to unique risks particular to office properties. Some of the significant factors affecting the value and successful operation of an office property include:

     o    the number and quality of the tenants in the building;

     o the physical attributes of the building in relation to competing buildings;

     o the location of the building with respect to the central business district or population centers;

     o demographic trends within the metropolitan area, including any trend to move away from or towards the central business district;

     o social trends combined with space management trends, which may change towards options such as telecommuting;

     o tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located; and

     o the strength and stability of the market area as a desirable business location.

     In addition to risks generally associated with real estate, cash flows from mortgage loans secured by office properties are also significantly affected by the following factors:

     o adverse changes in population and economic growth, which generally create demand for office space;

     o local competitive conditions, including the supply of office space or construction of new competitive office buildings;

     o the quality and management philosophy of the management of office properties;

     o the attractiveness of the properties and the surrounding neighborhood to tenants and their customers or clients; and

     o the necessity of major repairs or improvements to satisfy the needs of tenants.

     An economic decline in the businesses operated by its tenants may reduce the office property's value and cash flow. An economic decline may also result in one or more significant tenants ceasing operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of those tenants, the tenants' general cessation of business activities or for other reasons. The risk of an economic decline is increased if revenue is solely or heavily dependent on a single tenant or a few large tenants or if there is a significant concentration of tenants in a particular business or industry. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     The expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms affect repayment of the related mortgage loans. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the office properties.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by a building's:

     o    age;

     o    condition;

     o    design, including floor sizes and layout;

     o    access to transportation;

     o    availability of parking; and

     o ability to offer amenities to its tenants, including sophisticated building systems, such as fiberoptic cables, satellite communications or other base building technological features.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by factors such as labor cost and quality, tax environment and quality of life matters, such as housing costs, schools and cultural amenities. A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

MULTIFAMILY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR OFFERED CERTIFICATES

     Thirty-five mortgaged real properties, securing 20.49% of the initial mortgage pool balance, are multifamily properties. Mortgage loans that are secured by liens on those types of properties expose lenders to unique risks particular to those types of properties. Some significant factors affecting the value and successful operation of a multifamily rental property include:

     o    the location of the property;

     o the number of competing residential developments in the local market, such as apartment buildings, manufactured housing communities and single family homes;

     o the physical attributes of the multifamily building, such as its age and appearance;

     o    state and local regulations affecting the property;

     o    its reputation;

     o the ability of management to provide adequate maintenance and insurance; and

     o    the types of services provided by the property.

     Some states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair that borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Adverse economic conditions, either local, regional or national, may:

     o    limit the amount of rent that can be charged for rental units;

     o    adversely affect tenants' ability to pay rent; and

     o result in a reduction in timely rent payments or a reduction in occupancy levels without a corresponding decrease in expenses.

     Construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements may also affect occupancy and rent levels. Because multifamily rental property is typically leased on a short-term basis, its occupancy rate may be subject to rapid decline, including for some of the foregoing reasons. In addition, reductions in the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing. In addition, the characteristics of a neighborhood may change over time or in relation to newer developments reducing the mortgage property's value and its cash flow.

     Finally, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, multifamily rental properties may be subject to rent control laws or affordable housing-related use restrictions reserving a portion of the units for low-end and moderate-income tenants which could impact the future cash flows of those properties.

RETAIL PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR OFFERED CERTIFICATES

     Thirty-three mortgaged properties, securing 17.58% of the initial mortgage pool balance, are retail properties. Mortgage loans that are secured by liens on retail properties expose lenders to unique risks particular to those types of properties.

     Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties are affected by various factors including, but not limited to, the following:

     o    the ability to lease space in those properties;

     o    the ability of tenants to meet their lease obligations;

     o the possibility of a significant tenant becoming bankrupt or insolvent; and

     o other fundamental aspects of real estate such as location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents, and may also cause those tenants to become unable to pay their base rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Repayment of the related mortgage loans will also be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties.

     Whether a shopping center is "anchored" or "unanchored" is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. An anchor tenant's failure to renew its lease, the termination of its lease, its bankruptcy or economic decline, or its cessation of the business--notwithstanding any continued payment of rent--can materially reduce the economic performance of a shopping center. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property. We consider 24 of the retail properties, securing 15.37% of the initial mortgage pool balance, to be anchored or "shadow anchored". A shadow anchor is a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     Unlike other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars, and reduce demand for retail space by retail companies. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect value of and cash flow from related retail properties.

     In addition to risks generally associated with real estate, cash flows from mortgage loans secured by retail properties are also significantly affected by the following factors:

     o    adverse changes in consumer spending patterns;

     o local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

     o    the quality and management philosophy of the management;

     o the attractiveness of the properties and surrounding neighborhood to tenants and their customers;

     o the public perception of the safety of customers--at shopping malls and shopping centers, for example; and

     o the necessity of major repairs or improvements to satisfy the needs of tenants.

INDUSTRIAL AND WAREHOUSE PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR OFFERED CERTIFICATES

     Twenty-four mortgaged properties, securing 17.07% of the initial mortgage pool balance, are industrial or warehouse properties. Mortgage loans that are secured by liens on industrial or warehouse properties expose lenders to unique risks particular to those types of properties. Some of the significant factors that affect the value and successful operation of an industrial or warehouse property include:

     o    the quality of tenants;

     o    building design; and

     o    adaptability and the location of the property.

     Industrial and warehouse properties may be adversely affected by reduced demand for industrial or warehouse space occasioned by a decline in a particular industry segment or by a general slow-down in the economy. In addition, industrial or warehouse properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial or warehouse properties frequently have a single tenant, any industrial or warehouse property is heavily dependent on the success of the tenant's business. Eleven of the industrial and/or warehouse properties, securing 7.71% of the initial mortgage pool balance, have a single tenant.

     Aspects of building site, design and adaptability affect the value of an industrial or warehouse property. Site characteristics which are valuable to an industrial or warehouse property include the following:

     o    clear heights;

     o    column spacing;

     o    number of bays and bay depths;

     o    divisibility;

     o    floor loading capacities;

     o    truck turning radius; and

     o    overall functionality and accessibility.

     Nevertheless, site characteristics of an industrial or warehouse property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

     Location is also important because an industrial or warehouse property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Further, industrial and warehouse properties may be adversely affected by economic declines in the industry segment of their tenants.

HOTEL AND MOTEL PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR OFFERED CERTIFICATES

     Six mortgaged properties, securing 7.20% of the initial mortgage pool balance, are hotels or motels. Mortgage loans that are secured by liens on hotel and motel properties expose lenders to unique risks particular to those types of properties.

     Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Of the six underlying hotel and motel properties, four properties, securing 4.81% of the initial mortgage pool balance, are full service hotels, and two properties, securing 2.40% of the initial mortgage pool balance, are limited service hotels.

     Some of the significant factors affecting the value and successful operation of hotel and motel properties include:

     o    location, quality and franchise affiliation;

     o adverse economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o the extent to which continuing expenditures must be made for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives in order to meet competition in the industry and to maintain economic values;

     o that hotel and motel rooms generally are rented for short periods of time, thereby causing hotels and motels to respond more quickly to adverse economic conditions and competition than other commercial properties;

     o the financial strength and capabilities of the owner and operator of a hotel or motel, which may have an impact on quality of service and economic performance;

     o the extent to which a particular property's business is seasonal in nature and that seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses; and

     o the extent to which the demand for particular accommodations may be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchises is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain operating standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise agreement. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the hotel or motel property independently of a franchise license. The loss of a franchise agreement could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise agreement. The transferability of franchise agreements may be restricted and, in the event of a foreclosure on a hotel or motel property, the consent of the franchisor for the continued use of the franchise by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of that hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for a liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Other operating risks common to the lodging industry include the following:

     o a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated;

     o    competition from other hotels and motels;

     o increases in operating costs, which increases may not necessarily in the future be offset by increased room rates;

     o    dependence on business and commercial travelers and tourism;

     o    increases in energy costs and other expenses of travel; and

     o    adverse effects of national, regional and local economic conditions.

     These factors could reduce the related borrower's ability to make payments on the related mortgage loans.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly achieve an initially positive value, an over-building of hotels and motels could occur in any given region, which would likely reduce occupancy and daily room rates.

     A hotel or motel property may present additional risks as compared to other commercial property types in that:

     o hotels and motels may be operated pursuant to management and operating agreements that may be terminable by the manager or the operator;

     o the transferability of any operating agreement to the entity acquiring a hotel or motel, either through purchase or foreclosure, is subject to local law requirements;

     o it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of that property; and

     o future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

MANUFACTURED HOUSING COMMUNITIES ARE SUBJECT TO CERTAIN RISKS WHICH MAY REDUCE PAYMENTS ON YOUR OFFERED CERTIFICATES

     Two mortgaged real properties, securing 4.39% of the initial mortgage pool balance, are manufactured housing communities. Mortgage loans that are secured by liens on manufactured housing communities expose lenders to unique risks particular to those types of properties. Some of the significant factors that affect the value and successful operation of a manufactured housing community include:

     o the number of competing manufactured housing communities and other residential developments, such as apartment buildings and single family-homes, in the local market;

     o    the age, appearance and reputation of the community;

     o the ability of management to provide adequate maintenance and insurance; and

     o    the types of services and amenities it provides.

     Manufactured housing communities are "special purpose" properties that could not be readily converted to general residential, retail or office use. Some manufactured housing communities may lease sites to non-permanent recreational vehicles, which occupancy is often very seasonal in nature.

SELF-STORAGE FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR OFFERED CERTIFICATES

     Four mortgaged real properties, securing 1.27% of the initial mortgage pool balance, are self-storage facilities. Mortgage loans that are secured by liens on self-storage facilities are exposed to unique risks particular to those types of properties.

     Because of relatively low acquisition costs and break-even occupancy rates, self-storage properties are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics, this type of property requires substantial capital investments in order to adapt it to alternative uses. Thus, if the operation of this type of property becomes unprofitable due to decreased demand, competition, age of improvements or other factors, and the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of the property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the property were readily adaptable to other uses. In addition to competition, some of the factors that affect the success of this type of property include:

     o    the location, design and visibility of the facility;

     o    the facility's proximity to apartment complexes or commercial users;

     o the trends of apartment tenants in the area moving to single-family homes;

     o    the services provided, such as security;

     o    the age of improvements;

     o    the appearance of the improvements; and

     o    the quality of management.

     The environmental assessments discussed herein did not include an inspection of the contents of the self-storage units of the self-storage properties. Accordingly, there is no assurance that all of the units included in the self-storage properties are free from hazardous substances or will remain so in the future.

     Tenant privacy, anonymity and efficient access are also important to the success of these types of properties.

CONDOMINIUM PROJECTS ARE SUBJECT TO ADDITIONAL RISKS WHICH MAY REDUCE PAYMENTS ON YOUR OFFERED CERTIFICATES

     Four mortgaged real properties, securing 2.26% of the initial mortgage pool balance, are secured in whole or in part by the related borrower's ownership interest in all or a portion of the units/space in a residential or commercial condominium project and the related voting rights in the owners' association for the project. The consent of the related borrower would be necessary to effect substantial changes in the condominium regime that would be expected to materially affect the current use and operation of the related properties. Due to the nature of condominiums and each borrower's ownership interest therein, a default on any of these mortgage loans will not allow the holder of the mortgage loan the same flexibility in realizing upon the underlying mortgaged real property as is generally available with respect to properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral of these pooled mortgage loans could subject the trust fund to greater delay, expense and risk than a loan secured by a property that is not a condominium.

AGING, DETERIORATION AND POOR CONSTRUCTION QUALITY MAY ADVERSELY AFFECT THE VALUE AND CASH FLOW OF AN INCOME-PRODUCING PROPERTY

     The age, construction quality and design of a particular mortgaged real property securing a mortgage loan in the trust fund may affect the occupancy level and the occupancy fees that may be charged. Poorly constructed properties are likely to require more expenditures for maintenance, repairs and improvements. Even properties that were well constructed and have been well maintained will require improvements in order to maintain their value and retain tenants and other occupants.

     Licensed engineers inspected all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust, to assess--

     o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     o the general condition of the site, buildings and other improvements located at each property.

Those inspections were generally conducted in connection with the origination of the related pooled mortgage loans.

LIMITED ADAPTABILITY FOR OTHER USES MAY SUBSTANTIALLY LOWER THE LIQUIDATION VALUE OF A MORTGAGED REAL PROPERTY IN CERTAIN CIRCUMSTANCES

     Some of the mortgaged real properties that secure mortgage loans that will back the offered certificates would require substantial capital expenditures to convert to an alternative use. If the operation of any of these properties becomes unprofitable due to, among other factors, (1) competition, (2) age of the improvements, (3) decreased demand, and (4) zoning restrictions, and as a result the borrower becomes unable to meet its obligations, the liquidation value of any these properties may be substantially less than would be the case if these properties were more readily adaptable to other uses.

RENEWAL, TERMINATION, EXPIRATION OF LEASES AND RELETTING ENTAIL RISKS WHICH MAY ADVERSELY AFFECT YOUR INVESTMENT

     We cannot assure you that (1) leases that expire can be renewed, (2) the space covered by leases that expire or are terminated can be re-leased in a timely manner at comparable rents or on comparable terms or (3) the borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. Income from and the market value of the mortgaged real properties securing the pooled mortgage loans would be adversely affected if vacant space in the properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could occur. In addition, certain tenants at the mortgaged properties securing the pooled mortgage loans may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions, such as if an anchor tenant ceases operations at the property. In these cases, we cannot assure you that the operation of these provisions will not allow a termination or rent reduction. A tenant's lease may also be terminated or otherwise affected if a tenant becomes the subject of a bankruptcy proceeding.

     If a significant portion of a mortgaged real property is leased to a single tenant, the failure of the borrower to relet that portion of the property in the event this tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the property were leased to a greater number of tenants.

FACTORS AFFECTING THE COMPETITIVE POSITION OF THE MORTGAGED REAL PROPERTIES MAY ADVERSELY AFFECT THEIR VALUE AND CASH FLOW

     The mortgaged real properties securing the pooled mortgage loans will face competition from various sources, which could adversely affect the properties' net operating income and market values and, therefore, your investment. Factors affecting the competitive position of those properties include:

     o the existence of similar properties located in the same area, which attract similar types of occupants on the basis of more favorable rental rates, location, condition and features;

     o the existence of any oversupply of available space in a particular market, either as a result of new construction or a decrease in the number of occupants, which adversely affects the rental rates for the subject property; and

     o the possibility of other properties being converted to competitive uses as a result of trends in the use of property by occupants, such as the establishment of more home based offices and businesses or the conversion of warehouse space for multifamily use.

POOR QUALITY OF MANAGEMENT MAY ADVERSELY AFFECT THE OPERATION OF THE MORTGAGED REAL PROPERTIES

     The successful operation of the mortgaged properties securing the pooled mortgage loans will also be dependent on the performance of the respective property managers of those properties. Property managers may be responsible for:

     o responding to changes in local market factors such as competition and patterns of demand;

     o managing leasing activities such as planning and implementing the rental rate structure, including establishing levels of rent payments; and

     o ensuring that maintenance and capital improvements can be carried out in a timely fashion.

MORTGAGE LOANS ARE NOT GUARANTEED

     No mortgage loan that we intend to include in the trust fund is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer or by us, the mortgage loan seller, the master servicer, either special servicer, the trustee, the fiscal agent or any of their respective affiliates.

NON-RECOURSE LOANS LIMIT REMEDIES FOLLOWING BORROWER DEFAULT

     The mortgage loans that will back the offered certificates are generally non-recourse loans. Therefore, recourse generally may be had only against the specific mortgaged real property securing the loan and any other assets that may have been pledged to secure the loan. Consequently, the payment of each pooled mortgage loan will be primarily dependent upon the sufficiency of the net operating income from the related mortgaged real property and, at maturity, upon the market value of that property.

     When recourse against the borrower is permitted by the loan documents, the ability to collect from the borrower is dependent upon the creditworthiness, solvency and other factors specific to the borrower and generally is not within the control of us, the mortgage loan seller, the master servicer, the applicable special servicer or any of our or their respective affiliates. Even if the related loan documents provide for recourse against the borrower or another entity, we cannot assure you that significant amounts will be realized in respect of that recourse in the event of a default with respect to any pooled mortgage loan.

CONCENTRATION OF MORTGAGE LOANS AND BORROWERS DECREASES DIVERSIFICATION AND MAY INCREASE THE RISK OF YOUR INVESTMENT

     In general, a mortgage pool composed of loans having larger average balances and a smaller number of loans may be subject to losses that are more severe than other pools having smaller average balances, but with the same or a similar total principal balance. You should carefully consider all aspects of any mortgage loan representing a significant percentage of the initial mortgage pool balance to ensure that the loan is not subject to risks unacceptable to you. Additionally, a mortgage pool with a high concentration of mortgage loans to the same borrower or related borrowers is subject to the potential risk that a borrower undergoing financial difficulties might divert its resources or undertake remedial actions, such as a bankruptcy, in order to alleviate these difficulties, to the detriment of the related mortgaged real properties and therefore your investment. See "Description of the Mortgage Pool--Material Characteristics of the Mortgage Pool--Concentration of Mortgage Loans and Borrowers" in this prospectus supplement.

CHANGES IN THE COMPOSITION OF THE MORTGAGE POOL DUE TO PAYMENT PATTERNS MAY DECREASE DIVERSIFICATION AND INCREASE THE RISK OF YOUR INVESTMENT

     As principal payments or prepayments are made on various mortgage loans in the trust fund, you may be subject to more concentrated risk due to the reduction in both the diversity of types of mortgaged real properties and the number of borrowers. Because principal on the series 2001-C1 certificates is payable in sequential order, and no class receives principal until the total principal balance of the preceding sequential class or classes has been reduced to zero, the holders of classes that have a later sequential designation are more likely to be exposed to the risk of concentration than the holders of classes with an earlier sequential priority.

IF A BORROWER USES THE MORTGAGED REAL PROPERTY AS SECURITY FOR ANOTHER LOAN OR OTHERWISE INCURS ADDITIONAL DEBT, REPAYMENT OF THE MORTGAGE LOAN MAY BE ADVERSELY AFFECTED

     In general, other than as described in the succeeding paragraphs, the borrower under each mortgage loan that we intend to include in the trust fund is prohibited from taking another loan secured by the related mortgaged real property without the mortgagee's consent. A breach by the borrower of such a "due-on-encumbrance" clause may not become evident, however, until the related mortgage loan otherwise defaults. If one or more subordinate liens encumber a mortgaged real property securing one of the pooled mortgage loans or the related borrower incurs other indebtedness, the trust fund is subject to additional risks. Some of those risks are:

     o the borrower may defer necessary maintenance of the mortgaged property in order to pay the required debt service on the subordinate financing, and the value of the mortgaged real property may decline as a result;

     o the borrower may have an incentive to repay the subordinate or unsecured indebtedness before the mortgage loan in the trust fund;

     o it may be more difficult for the borrower to refinance the mortgage loan in the trust fund or to sell the mortgaged property for the purpose of making any balloon payment upon the maturity of the mortgage loan or for the purpose of making a prepayment in full on or about any anticipated repayment date;

     o additional debt increases the risk that the borrower could become insolvent or subject to bankruptcy or similar proceedings or might complicate bankruptcy proceedings delaying foreclosure on the mortgaged real property; and

     o if the holder of the additional debt becomes bankrupt or insolvent, the trustee's ability to foreclose on the mortgage loan in the trust fund could be delayed.

     The borrower under one mortgage loan that we intend to include in the trust fund, which represents 1.45% of the initial mortgage pool balance, has granted a subordinate lien on the mortgaged real property related to this loan to secure additional indebtedness.

     The mortgaged real properties identified on Annex A to this prospectus supplement as the RREEF Portfolio also secure a related loan that will not be included in the trust fund. The holder of that related loan generally has the right to direct the actions of the master servicer and the applicable special servicer, and to replace the applicable special servicer and any sub-servicer, with respect to the pooled mortgage loan and the related non-pooled mortgage loan secured by the mortgaged real properties identified on Annex A to this prospectus supplement as the RREEF Portfolio, as described under "The Pooling and Servicing Agreement--The RREEF Portfolio B-Note Holder" in this prospectus supplement.

     The pooling and servicing agreement will permit the master servicer and the applicable special servicer to give their consent to future secured subordinate indebtedness otherwise prohibited under a mortgage loan only if certain conditions exist. Except in the case of the mortgage loan secured by the mortgaged real properties identified on Annex A to this prospectus supplement as the RREEF Portfolio, those conditions will include the delivery of a confirmation from the applicable rating agencies indicating that forbearance from enforcing the prohibition will not result in a downgrade, withdrawal or qualification of the respective ratings of any outstanding class of series 2001-C1 certificates.

     In general, the underlying borrowers may incur trade payables in the ordinary course of business, and in certain circumstances, are permitted to incur specified amounts of additional unsecured indebtedness. As an example, the borrower under one mortgage loan that we intend to include in the trust fund, which represents 0.37% of the initial mortgage pool balance, is permitted to obtain unsecured subordinate financing in the future in connection with a potential expansion of an anchor tenant's premises.

     Some of the underlying borrowers may not be prohibited by their organizational documents or the related loan documents from incurring unsecured debt or, alternatively, may be prohibited only to a limited degree. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

     Except as disclosed under "Description of the Mortgage Pool--Material Characteristics of the Mortgage Pool--Additional and Other Financing", we have not been able to confirm whether the respective borrowers under the pooled mortgage loans will, as of the issue date, have any other debt outstanding.

     See "Material Legal Aspects of the Mortgage Loans--Secondary Financing; Due-on-Encumbrance Provisions" in the accompanying prospectus.

MEZZANINE FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO SUPPORT, A MORTGAGED REAL PROPERTY

     In the case of seven mortgage loans that we intend to include in the trust fund, representing 12.93% of the initial mortgage pool balance, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding mortgaged real property. While the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower.

     Except as disclosed under "Description of the Mortgage Pool--Material Characteristics of the Mortgage Pool--Additional and Other Financing", we have not been able to confirm whether the principals of the respective borrowers under the pooled mortgage loans will, as of the issue date, have any other mezzanine debt outstanding.

EQUITY COURTS MAY REFUSE TO ENFORCE DUE-ON-SALE, DUE-ON-ENCUMBRANCE AND DEBT-ACCELERATION CLAUSES, ADVERSELY AFFECTING THE EXERCISE OF REMEDIES UPON DEFAULTED MORTGAGE LOANS

     The mortgage loans that will back the offered certificates generally contain "due-on-sale" and "due-on-encumbrance" clauses that permit the mortgagee to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged property or its interest in the mortgaged property in violation of the mortgage. All of the mortgage loans also include a debt-acceleration clause. A debt-acceleration clause permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the borrower. The equity courts of any state, however, may refuse the foreclosure or other sale of a mortgaged property or refuse to permit the acceleration of the indebtedness if the default is immaterial, or if enforcement of the clause would be inequitable, unjust, or unconscionable.

THE BANKRUPTCY OF BORROWERS MAY ADVERSELY AFFECT PAYMENT OF MORTGAGE LOANS

     The underlying borrowers include both individuals and legal entities. These borrowers may be (1) operating entities with businesses distinct from the operation of the mortgaged real property, and thus with the associated liabilities and risks of operating an ongoing business, or (2) individuals who may have personal liabilities unrelated to the mortgaged real property. In addition, any borrower, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower, or a corporate or individual general partner or member of a borrower, will not initiate a bankruptcy or similar proceeding with respect to one of the underlying borrowers. One of the principals of the borrower under one mortgage loan, representing 1.63% of the initial mortgage pool balance, has been subject to prior bankruptcy proceedings within the seven-year period preceding May 1, 2001. This bankruptcy did not relate to the mortgaged real property that secures this loan. The issue was identified prior to the origination or purchase of the loan, and the mortgage loan seller believes that the prior bankruptcy is not necessarily indicative of future bankruptcy proceedings with respect to the related mortgaged real property.

See "Material Legal Aspects of the Mortgage Loans--Bankruptcy Laws" in the accompanying prospectus.

ENVIRONMENTAL CONDITIONS OF THE MORTGAGED REAL PROPERTIES MAY SUBJECT THE TRUST FUND TO LIABILITY UNDER FEDERAL AND STATE LAWS, REDUCING THE VALUE AND CASH FLOW OF THE MORTGAGED REAL PROPERTIES, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR OFFERED CERTIFICATES

     The trust fund could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the pooled mortgage loans. Any potential environmental liability could reduce or delay payments on the offered certificates.

     A third-party consultant conducted a Phase I environmental site assessment or an update of a previously conducted assessment with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. Except in the case of seven mortgaged real properties, securing 4.32% of the initial mortgage pool balance and as to which the environmental investigation was conducted during the 17-month period ending on May 1, 2001, all of the environmental investigations were conducted during the 11-month period ending on May 1, 2001. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust, then generally one or more of the following are true:

     o a party not related to the related borrower was identified as a responsible party,

     o the related borrower was required to provide additional security and/or to become subject to an operations and maintenance plan,

     o the related borrower provided a "no further action" letter or other evidence that the applicable federal, state or local governmental authorities had no current intention of taking any further action, and are not requiring any further action,

     o the conditions were investigated further and based upon the additional investigation, the related environmental consultant recommended no further investigation or remediation,

     o the expenditure of funds reasonably estimated to be necessary to effect any remediation is not greater than 10% of the outstanding principal balance of the related mortgage loan,

     o there exists an escrow of funds reasonably estimated to be sufficient for the purpose of effecting any remediation,

     o the related borrower or another responsible party is currently taking any actions required by the applicable governmental regulatory authority, or

     o a responsible party provided a guaranty or indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation.

     In many cases, the environmental investigation described above identified the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials and lead-based paint, an abatement or removal program. In a few cases, the particular asbestos-containing materials or lead-based paint was in poor condition. This could result in a claim for damages by any party injured by that condition.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust because a responsible party with respect to that condition had already been identified or the mortgaged real property is included in a state created and maintained remediation program, such as, in the case of the mortgaged real property identified on Annex A to this prospectus supplement as Palms Plaza, the Florida Drycleaning Solvent Cleanup Program. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing.

     There can be no assurance that--

     o the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     o the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take, or

     o any of the environmental escrows established with respect to any of the mortgage loans that we intend to include in the trust will be sufficient to cover the recommended remediation or other action.

     See "Description of the Mortgage Pool--Underwriting Matters--Environmental Testing" in this prospectus supplement and "Material Legal Aspects of the Mortgage Loans--Environmental Risks", "--CERCLA and Related Laws" and "--Other Environmental Risks" in the accompanying prospectus.

FEDERAL OR STATE ENVIRONMENTAL LAWS MAY AFFECT THE VALUE OF A MORTGAGED REAL PROPERTY OR THE ABILITY OF A BORROWER TO MAKE REQUIRED LOAN PAYMENTS AND MAY REDUCE PAYMENTS ON YOUR OFFERED CERTIFICATES

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to, or in the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of these materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to asbestos, lead-based paint or other hazardous substances.

     The owner's liability for any required remediation generally is not limited by law and could exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can materially adversely affect the value of the property and a borrower's ability to repay its loan.

     In addition, under certain circumstances, a lender, such as the trust fund, could be liable for the costs of responding to an environmental hazard. See "Material Legal Aspects of Mortgage Loans--Environmental Risks", "--CERCLA and Related Laws" and "--Other Environmental Risks" in the accompanying prospectus.

SOME MORTGAGED REAL PROPERTIES DO NOT HAVE SIGNIFICANT OPERATING HISTORIES WHICH MAKES IT DIFFICULT TO PREDICT FUTURE EVENTS WHICH MAY ADVERSELY AFFECT THE CASH FLOW OF THESE PROPERTIES AND WHICH MAY REDUCE PAYMENTS ON YOUR OFFERED CERTIFICATES

     Ten mortgaged real properties, securing 3.61% of the initial mortgage pool balance, were constructed during or after the end of calendar year 2000. Consequently, those properties do not have significant operating histories. There can be no assurance that the businesses operated at these properties will be successful. There can be no assurances that current occupancy levels of these properties will be maintained or that full occupancy will be achieved or maintained or that as yet undiscovered physical or design problems with those properties will not adversely affect their occupancy levels.

CONCENTRATION OF MORTGAGE LOANS SECURED BY MORTGAGED REAL PROPERTIES IN ONE OR MORE GEOGRAPHIC AREAS REDUCES DIVERSIFICATION AND MAY INCREASE THE RISK THAT YOUR OFFERED CERTIFICATES MAY NOT BE PAID IN FULL

     A concentration of mortgage loans secured by mortgaged real properties in a particular state, region or locale increases the exposure of the mortgage pool to adverse conditions in that state, region or locale, which may reduce any such property's income and foreclosure value. Possible adverse conditions may result from:

     o general economic or demographic conditions in the state, region or locale or adverse developments affecting an industry that is concentrated in the state or region;

     o    real estate market conditions in the state or region;

     o    state or local government regulations or fiscal policies;

     o natural disasters, such as earthquakes, floods, tornadoes and hurricanes, which may not be fully covered by insurance; and

     o    other factors that are beyond the control of the related borrower.

     Some states or geographic regions may be more severely affected by these factors, or factors affecting a particular industry, than other states or regions, and to the extent that there is a concentration of mortgage loans secured by mortgaged properties in that state or region, the impact on the trust fund may be more significant than would be the case if the properties were more geographically diversified. See "Description of the Mortgage Pool--General" in this prospectus supplement.

THE COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property. These costs, or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance, could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan. Not all of the mortgaged real properties securing the mortgage loans to be included in the trust comply with all the requirements of the Americans with Disability Act. Compliance with that Act may be expensive. See "Material Legal Aspects of the Mortgage Loans--Americans With Disabilities Act" in the accompanying prospectus.

LIMITATIONS ON THE ENFORCEABILITY OF CROSS-COLLATERALIZATION ARRANGEMENTS MAY HAVE AN ADVERSE EFFECT ON RECOURSE IN THE EVENT OF A DEFAULT ON A
CROSS-COLLATERALIZED MORTGAGE LOAN

     The trust fund will include eleven mortgage loans, representing 8.80% of the initial mortgage pool balance, that are each cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund.

     Arrangements whereby certain of the pooled mortgage loans are cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property, including the granting of a mortgage lien, by a person may be voided under certain circumstances if:

     o the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and

     o    the person--

          (1) was insolvent at the time of the incurrence of the obligation or transfer, or

          (2) was engaged in a business or a transaction or was about to engage in a business or a transaction, for which properties remaining with the person constitute an unreasonably small capital, or

          (3) intended to incur, or believed that it would incur, debts that would be beyond the person's ability to pay as those debts matured.

     Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

     o the borrower did not receive fair consideration or reasonably equivalent value when pledging the mortgaged property for the equal benefit of the other related borrowers; and

     o the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

     We cannot assure you that a lien granted by a borrower on a cross-collateralized mortgage loan to secure the mortgage loan of an affiliated borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. In addition, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans. Furthermore, five of the cross-collateralized mortgage loans and multi-property mortgage loans that we intend to include in the trust fund, representing 15.16% of the initial mortgage pool balance, provide for conditions under which the cross-collateralization can be broken and/or a particular mortgaged real property released from the lien of the related mortgage instrument. See "Description of the Mortgage Pool--Material Characteristics of the Mortgage Pool" in this prospectus supplement for more information regarding any cross-collateralized mortgage loans and multi-property mortgage loans in the trust fund.

THE CASH FLOW AND VALUE OF A SINGLE-TENANT PROPERTY COULD BE ADVERSELY AFFECTED BY A TENANT'S DEFAULT ON ITS LEASE

     Twenty mortgaged real properties, securing 20.27% of the initial mortgage pool balance, are occupied by a single tenant. Any default by one of these tenants could adversely affect the related borrower's ability to make payments on the related mortgage loan. We cannot assure you that any of these tenants will continue to perform its obligations under its lease or, in the case of an owner-occupied mortgaged property, under the related loan documents. See "Description of the Mortgage Pool--Material Characteristics of the Mortgage Pool--Tenant Matters" in, and Annex A to, this prospectus supplement.

LITIGATION AGAINST A BORROWER MAY ADVERSELY AFFECT THE BORROWER'S ABILITY TO MEET ITS MORTGAGE LOAN OBLIGATIONS

     From time to time, there may be legal proceedings pending or threatened against the underlying borrowers, the managers of the mortgaged real properties and their respective affiliates relating to their business. We cannot assure you that any of this litigation will not have a material adverse effect on any borrower's ability to meet its obligations under the related pooled mortgage loan and, thus, on the distributions to holders of the offered certificates.

BORROWERS' FAILURE TO MAKE BALLOON PAYMENTS MAY ADVERSELY AFFECT YOUR INVESTMENT

     One hundred two of the mortgage loans that we intend to include in the trust fund, representing 76.93% of the initial mortgage pool balance, provide for balloon payments at maturity. Balloon loans involve a greater risk of default than fully-amortizing loans. The ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the related mortgaged real property or to sell that property at a price sufficient to permit the borrower to make the balloon payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors at the time of attempted sale or refinancing, including:

     o    the level of available mortgage rates;

     o    the fair market value of the property;

     o    the borrower's equity in the property;

     o    the financial condition of the borrower;

     o    the operating history of the property;

     o    tax laws;

     o    prevailing economic conditions; and

     o    the availability of credit for multifamily or commercial properties.

     See "Yield and Maturity Considerations" in this prospectus supplement.

THE INEFFECTIVENESS OF RESTRICTIONS ON VOLUNTARY PREPAYMENTS MAY ADVERSELY AFFECT THE YIELD OF YOUR INVESTMENT

     Restrictions on voluntary prepayments contained in a promissory note, such as prepayment lockout periods, yield maintenance charges and other prepayment premiums, affect the rate and timing of principal payments made on the related mortgage loan. Twenty-three of the mortgage loans that we intend to include in the trust fund, representing 23.53% of the initial mortgage pool balance, provide that, for a specified amount of time during which a prepayment of the mortgage loan is permitted, it must be accompanied by a yield maintenance charge or other prepayment premium. The existence of yield maintenance charges or other prepayment premiums generally will result in the subject mortgage loans prepaying at a lower rate. However, the requirement that a prepayment be accompanied by a yield maintenance charge or other prepayment premium may not provide a sufficient economic disincentive to a borrower seeking to refinance at a more favorable interest rate. Furthermore, we cannot assure you that the obligation to pay a yield maintenance charge or other prepayment premium will be enforceable under applicable state or federal law, including federal bankruptcy law, or if enforceable, that the foreclosure proceeds received with respect to a defaulted mortgage loan will be sufficient to make this payment. If these provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Voluntary Prepayment Provisions" in this prospectus supplement.

     The yield and total return on your offered certificates may differ significantly from your expectations due to prepayments on the pooled mortgage loans being higher or lower than you anticipated. Even if the actual yield is equal to your anticipated yield, you may not realize your expected total return on investment or the expected weighted average life of your offered certificate. For a discussion of certain factors affecting prepayment of the pooled mortgage loans, see "Yield and Maturity Considerations" herein.

     The structure of the offered certificates causes the yield of certain classes to be sensitive to changes in the rates of prepayment of the mortgage loans and other factors. If you are purchasing any class of offered certificates other than the class A-1 or A-2 certificates, you will not receive any principal distributions until the total principal balance of each class that is senior to your class is reduced to zero.

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE MORTGAGED REAL PROPERTIES MAY REDUCE PAYMENTS ON YOUR OFFERED CERTIFICATES

     The mortgaged real properties securing the pooled mortgage loans may suffer casualty losses due to risks that insurance does not cover or for which insurance coverage is inadequate. There is no assurance borrowers will be able to maintain adequate insurance. Moreover, changes in laws may materially affect the borrower's ability to reconstruct the property or make major repairs or may materially increase the cost of the reconstruction or repairs.

     Certain of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund are located in California, Texas and along the southeastern coastal areas of the United States. These areas have historically been at greater risk regarding acts of nature

(such as hurricanes, floods and earthquakes) than other areas. The loans generally do not specifically require the borrowers to maintain earthquake or hurricane insurance.

     As a result of any of the foregoing, the amount available to make distributions on the offered certificates could be reduced.

LOANS SECURED BY MORTGAGES ON A LEASEHOLD INTEREST WILL SUBJECT YOUR INVESTMENT TO A RISK OF LOSS UPON A LEASE DEFAULT

     Eight mortgage loans, representing 8.80% of the initial mortgage pool balance, are secured, in whole or in material part, by a mortgage lien on the borrower's leasehold interest in the corresponding mortgaged real property.

     Leasehold loans are subject to risks not associated with loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the landlord terminates the borrower's leasehold interest upon a lease default, the leasehold mortgagee would lose its security. The ground lease loans may require the master servicer to give notices or to take actions in addition to those required for a fee loan in order for the trust fund to avail itself of its rights under the related loan and ground lease.

     Upon the bankruptcy of a landlord or tenant under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises for the term of the lease including renewals, at the same rent. If a debtor tenant/borrower rejects any or all of its leases, the leasehold lender could succeed to the tenant/borrower's position under the lease only if the landlord specifically grants the lender that right. As a result, the lender may lose its security. If both the landlord and the tenant/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt tenant/borrower's obligation to not terminate a ground lease rejected by a bankrupt landlord. In those circumstances, a ground lease could be terminated notwithstanding lender protection agreements.

     Ground leases on the mortgaged real properties securing the pooled mortgage loans may provide that the ground rent payable under the lease increases during the lease term. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

     The execution of a mortgage over its fee interest by an owner/landlord to secure the debt of a borrower/tenant may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the owner/landlord from the loan. If a court concluded that the granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage over the fee interest of the owner/landlord.

MOST DECISIONS RELATING TO THE TRUST FUND ARE MADE BY THE MASTER SERVICER, THE TRUSTEE OR THE SPECIAL SERVICERS. THEIR DECISIONS MAY NOT BE REPRESENTATIVE OF THOSE OF THE HOLDERS OF THE OFFERED CERTIFICATES AND MAY ADVERSELY AFFECT THE INTERESTS OF THOSE CERTIFICATEHOLDERS

     Generally, as a holder of any of the offered certificates, you have only very limited rights to participate in decisions with respect to the administration of the trust fund, and your offered certificates generally do not entitle you to vote, except with respect to specified actions set forth in the pooling and servicing agreement. Decisions relating to the administration of the trust fund are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or a special servicer, as applicable. Any decision made by one of those parties with respect to the trust fund, even if made in the best interests of the certificateholders, as determined by that party in its good faith and reasonable judgment, may be contrary to the decision that would have been made by the holders of any particular class or classes of offered certificates and may negatively affect the interests of those holders. Furthermore, the series 2001-C1 controlling class representative is entitled to replace and direct the actions of the special servicer for the mortgage loans other than the mortgage loan secured by the mortgaged real properties identified on Annex A to this prospectus supplement as the RREEF Portfolio, and the holder of a non-pooled mortgage loan secured by the mortgaged real properties identified on Annex A to this prospectus supplement as the RREEF Portfolio is entitled to direct certain actions of the master servicer and the applicable special servicer, and to replace the applicable special servicer and any subservicer, with respect to the pooled mortgage loan secured by those mortgaged real properties, in each case subject to the conditions set forth in the pooling and servicing agreement and an intercreditor agreement between the holders of the pooled mortgage loan and the non-pooled mortgage loan, respectively, secured by the RREEF Portfolio. As we describe below, one or more of the master servicer, the special servicer, the series 2001-C1 controlling class representative, the holders of the series 2001-C1 controlling class and the holder of the non-pooled mortgage loan encumbering the mortgaged real properties identified on Annex A to this prospectus supplement RREEF Portfolio may have interests that differ, perhaps materially, from yours.

BECAUSE THE OFFERED CERTIFICATES ARE IN BOOK-ENTRY FORM, YOUR RIGHTS CAN ONLY BE EXERCISED INDIRECTLY AND THERE MAY BE OTHER ADVERSE CONSEQUENCES

     Your offered certificates will be issued in book-entry form. As a result--

     o you will be able to exercise your rights as a series 2001-C1 certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o you may have only limited access to information regarding your offered certificates because the trustee will generally be required to deliver or make that information available only to the Depository Trust Company as the record holder of your offered certificates;

     o you may suffer delays in the receipt of payments on your offered certificates because the trustee will be required to make payments to the Depository Trust

          Company as the record holder of your certificates (and the eventual receipt of those payments by you will be governed by rules and agreements applicable to the participating organizations and, if applicable, other financial intermediaries through which you own your offered certificates); and

     o your ability to pledge or otherwise take action with respect to your offered certificates may be limited because you will be permitted to exercise the rights of a "certificateholder" only indirectly through the Depository Trust Company as the record holder of your offered certificates and its participating organizations and, if applicable, other financial intermediaries through which you own your offered certificates.

     For more detailed information regarding theses risks, you should refer to the section in this prospectus supplement titled "Description of the Offered Certificates--Delivery, Form and Denomination--Holding and Transferring Book-Entry Certificates."

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY ADVERSELY AFFECT YOUR INVESTMENT

     The rate and the timing of delinquencies and defaults on the mortgage loans may affect:

     (1)  the amount of distributions on your offered certificates;

     (2)  the yield to maturity of your offered certificates;

     (3)  the rate of principal payments on your offered certificates; and

     (4)  the weighted average lives of your offered certificates.

     If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced by the mortgage loans and those additional losses are allocable to your class of offered certificates or those losses result in a reduction of the principal balance of your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan will also affect the actual yield to maturity of your offered certificates if a portion of the loss is allocable to those certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss borne by you occurs, the greater the effect on your yield to maturity.

THE MASTER SERVICER OR EITHER SPECIAL SERVICER MAY HAVE INTERESTS DIFFERENT FROM THOSE OF THE TRUST FUND DUE TO THE MASTER SERVICER'S OR THAT SPECIAL SERVICER'S PURCHASE OF SERIES 2001-C1 CERTIFICATES AND SERVICING OF NON-TRUST FUND LOANS

     The master servicer, the special servicers and/or their respective affiliates may purchase and own series 2001-C1 certificates, including the non-offered series 2001-C1 certificates. Under those circumstances, it is possible that the interests of the master servicer or either special servicer, as a holder, or the affiliate of a holder, of series 2001-C1 certificates of any class, may differ from those of the holders of series 2001-C1 certificates of any other class. In addition, an affiliate of the initial master servicer and of the initial special servicer for the mortgage loan secured by the mortgaged real properties identified on Annex A to this prospectus supplement as the RREEF Portfolio will initially own and hold a $64,385,000 non-pooled mortgage loan that is secured by those mortgaged properties. It is possible that the interests of the master servicer or that special servicer, as the affiliate of the holder of that non-pooled mortgage loan, may differ from those of the holders of one or more classes of the series 2001-C1 certificates. Furthermore, the master servicer and the special servicers have advised us that they intend to continue to service existing mortgage loans and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund. These other mortgage loans and the related mortgaged real properties may be in the same markets as, or have owners, obligors or property managers in common with, certain of the mortgage loans in the trust fund and the related mortgaged properties. To the extent that overlap exists, the interests of the master servicer, the special servicers and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund. The master servicer and the special servicers are required, however, to service the mortgage loans in accordance with the servicing standard contained in the pooling and servicing agreement.

INCORRECT ASSUMPTIONS REGARDING PRINCIPAL PAYMENTS AND PREPAYMENTS MAY LEAD TO A LOWER THAN EXPECTED YIELD ON YOUR INVESTMENT

     In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The yield on the offered certificates of any class will depend on, among other things, the pass-through rate for those certificates and the extent to which principal payments are applied to reduce the related certificate's principal balance. The yield on any offered certificate that is purchased at a discount or premium will also be affected by the rate and timing of principal payments and principal losses on the underlying mortgage loans.

     If you purchase an offered certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans will result in an actual yield that is lower than you expect. If you purchase an offered certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans will result in an actual yield that is lower than you expect. Insofar as the principal of your offered certificate is repaid, you may not be able to reinvest the amounts that you receive in an alternative investment with a yield comparable to the yield on your offered certificates.

INTEREST ON ADVANCES, SPECIAL SERVICING FEES, OTHER SERVICING EXPENSES AND ADDITIONAL TRUST FUND EXPENSES MAY REDUCE THE AMOUNT OF DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES

     The master servicer, the special servicers, the trustee and the fiscal agent will each be entitled to receive interest on unreimbursed advances made by it out of its own funds at a prime rate. Reimbursements will be made no later than the distribution date following the date on which funds are available to reimburse that advance. Any such party's right to receive these payments of interest precedes your right to receive distributions on the offered certificates. Consequently, this circumstance may result in decreased distributions to you than would otherwise have resulted.

     In addition, certain circumstances, including delinquent payments of principal and interest, will result in a mortgage loan being specially serviced. The special servicers are entitled to additional compensation for special servicing activities, including special servicing fees, liquidation fees and workout fees, which may result in decreased distributions on the offered certificates than would otherwise have resulted. See "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" herein.

     Under the pooling and servicing agreement, certain unanticipated or extraordinary expenses are deemed to be expenses of the trust fund, and no reimbursement for these expenses from any other party is provided for under the pooling and servicing agreement. Shortfalls in available funds will result from these expenses of the trust fund and other similar items, and these shortfalls will generally be borne as described under "Description of the Offered Certificates" in this prospectus supplement.

SUBORDINATION OF SUBORDINATE CERTIFICATES WILL AFFECT THE TIMING OF PAYMENTS AND THE APPLICATION OF LOSSES ON YOUR OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your offered certificates are class A-1 or class A-2 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the loans will be subordinate to those of the holders of the principal balance certificates with an earlier alphabetical designation and the class X certificates.

VARIOUS CONFLICTS OF INTEREST MAY HAVE AN ADVERSE EFFECT ON YOUR OFFERED CERTIFICATES

     Conflicts Between Various Classes of Certificateholders and Lenders. The applicable special servicer is given considerable latitude in determining when and how to liquidate or modify defaulted loans. The series 2001-C1 controlling class representative is entitled to replace and direct the actions of the special servicer for the mortgage loans other than the mortgage loan secured by the mortgaged real properties identified on Annex A to this prospectus supplement as the RREEF Portfolio, and the holder of a related non-pooled mortgage loan secured by the mortgaged real properties identified on Annex A to this prospectus supplement as the RREEF Portfolio is entitled to direct certain actions of the master servicer and the applicable special servicer and to replace the applicable special servicer, and any subservicer, with respect to the pooled mortgage loan secured by those mortgaged real properties, in each case subject to the conditions set forth in the pooling and servicing agreement and an intercreditor agreement between the holders of the pooled mortgage loan and the non-pooled mortgage loan, respectively, secured by the RREEF Portfolio. These parties, and the holders of the series 2001-C1 controlling class, may have interests in conflict with those of the holders of the offered certificates. For instance, they might desire to mitigate the potential for loss to their investments from a troubled loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken.

     Conflicts Between the Trust Fund and the Mortgage Loan Seller and its Affiliates. Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan seller and its affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand.

     Those conflicts may arise because the mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their business. During the course of their business activities, the mortgage loan seller and its affiliates may acquire or sell properties, or finance loans secured by properties which may include the mortgaged real properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged real properties. In that case, the interests of the mortgage loan seller and those affiliates may differ from, and compete with, the interests of the trust fund. Decisions made with respect to those assets may adversely affect the amount and timing of distributions on the offered certificates.

     Conflicts Between Managers and the Borrowers. Substantially all of the property managers for the mortgaged real properties securing the pooled mortgage loans or their affiliates manage additional properties, including properties that may compete with those mortgaged real properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged real properties securing the pooled mortgage loans may accordingly experience conflicts of interest in the management of those mortgaged real properties.

THE ABSENCE OF A SECONDARY MARKET FOR YOUR OFFERED CERTIFICATES MAY ADVERSELY AFFECT THE LIQUIDITY OF YOUR INVESTMENT

     There is currently no secondary market for the offered certificates. The underwriters have told us that they currently intend to buy and sell--that is, "make a market" in--the offered certificates, but they are under no obligation to do so. Accordingly, we cannot assure you that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will allow you to resell your offered certificates or that it will continue for the life of the offered certificates. We do not intend to apply for listing of the offered certificates on any securities exchange.

TAX CONSIDERATIONS RELATED TO FORECLOSURE

     If the trust were to acquire an underlying real property through foreclosure or similar action, the applicable special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying rents from real property within the meaning of section 856(d) of the Internal Revenue Code of 1986, as well as any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will be subject to federal, and possibly state or local, tax as described under "Federal Income Tax Consequences--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hotels or hospitality properties.

Those taxes, and the cost of an independent contractor, would reduce net proceeds available for distribution with respect to the series 2001-C1 certificates.

OTHER RISKS

     See "Risk Factors" in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.


              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus supplement.


                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.


                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 119 mortgage loans identified on Annex A to this prospectus supplement in the trust fund. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $908,278,773. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     The initial mortgage pool balance will equal the total cut-off date principal balance of all the pooled mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust fund is equal to its unpaid principal balance as of May 1, 2001, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on Annex A to this prospectus supplement. Those cut-off date principal balances range from $839,904 to $91,000,000 and the average of those cut-off date principal balances is $7,632,595.

     Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by, among other things, a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     The table below shows the number of, and the percentage of the initial mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                                              PERCENT OF INITIAL
                                                 NUMBER OF         MORTGAGE
               PROPERTY TYPE                    PROPERTIES       POOL BALANCE
               -------------                    ----------    ------------------
Office......................................        32              31.99%
Multifamily.................................        35              20.49%
Industrial and Warehouse....................        24              17.07%
Retail-Anchored.............................        15              12.85%
Hotel and Motel.............................         6               7.20%
Retail-Shadow Anchored......................         9               2.52%
Manufactured Housing........................         2               4.39%
Retail-Unanchored...........................         5               1.31%
Self-Storage................................         4               1.27%
Retail-Single Tenant........................         4               0.90%
                                                   ---              -----
Total.......................................       136              100%
                                                   ===              ====

         The table below shows the number of, and the percentage of the initial mortgage pool balance secured by, mortgaged real properties located in each of the indicated jurisdictions.

                                                              PERCENT OF INITIAL
                                                 NUMBER OF         MORTGAGE
               JURISDICTION                     PROPERTIES       POOL BALANCE
               ------------                     ----------    ------------------
California..................................        27              17.61%
Florida.....................................        18               9.85%
New York....................................         2               8.69%
Texas.......................................        16               7.20%
Tennessee...................................         5               6.12%
Arizona.....................................         4               6.05%
Hawaii......................................         6               5.62%
Ohio........................................        10               5.59%
                                                    --              ------
Total.......................................        88              66.73%
                                                    ==              ======

The remaining mortgaged real properties securing the mortgaged real properties are located throughout 22 other states and the District of Columbia. No more than 4.40% of the initial mortgage pool balance is secured by mortgaged real properties located in any of those other jurisdictions.

         The table below shows the number of, and the percentage of initial mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated.

                                                              PERCENT OF INITIAL
           ENCUMBERED INTEREST IN THE            NUMBER OF         MORTGAGE
            MORTGAGED REAL PROPERTY             PROPERTIES       POOL BALANCE
           --------------------------           ----------    ------------------
Fee...........................................      128             93.10%
Leasehold.....................................        7              4.38%
Fee in Part/Leasehold in Part.................        1              2.52%
                                                    ---              -----
Total.........................................      136               100%
                                                    ===              =====

As to each leasehold interest referred to in the table above, the subject ground lease has a current term that expires no less than ten years beyond the maturity date or, in the case of an ARD Loan, beyond the anticipated repayment date, of the related mortgage loan in the trust fund. See "Material Legal Aspects of the Mortgage Loans--Leasehold Risks" in the accompanying prospectus.

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

     Due Dates. Subject, in some cases, to a next business day convention, all of the mortgage loans that we intend to include in the trust fund provide for monthly debt service payments to be due on the first day of each month, except that a few mortgage loans mature on a date other than the first day of a month. If a pooled mortgage loan either matures, or the final payment on the loan may be paid without resulting in a default, in either case on a date after the determination date in any month, the master servicer will be responsible to cover any shortfall in the collection of a full month's interest (net of master servicing fees and, if applicable, exclusive of Default Interest and Post-ARD Additional Interest) resulting from the related borrower's paying off the loan in accordance with its terms after the determination date in the month of its stated maturity.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However--

     o one mortgage loan, representing 1.37% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A to this prospectus supplement as Rittenhouse Apartments, will accrue interest at a rate that is 0.05% in excess of its current interest rate in the event that certain conditions are not satisfied by July 1, 2001 (any such additional interest to be generally treated under the pooling and servicing agreement as if it was Default Interest); and

     o as described under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust fund is shown on Annex A to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 6.635% per annum to 8.900% per annum, and the weighted average of those mortgage interest rates was 7.602% per annum.

     Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

     Each of the mortgage loans that we intend to include in the trust fund accrues interest on either an Actual/360 Basis or a 30/360 Basis.

     Balloon Loans. One hundred two of the mortgage loans that we intend to include in the trust fund, representing 76.93% of the initial mortgage pool balance, are characterized by--

     o an amortization schedule that is significantly longer than the actual term of the mortgage loan, and

     o a substantial payment being due with respect to the mortgage loan on its stated maturity date.

     ARD Loans. Thirteen of the mortgage loans that we intend to include in the trust fund, representing 9.28% of the initial mortgage pool balance, are characterized by the following features:

     o    A maturity date that is generally 30 years following origination.

     o The designation of an anticipated repayment date that is generally ten years following origination. The anticipated repayment date for each of the ARD Loans is listed on Annex A to this prospectus supplement.

     o The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally three to six months prior to the related anticipated repayment date.

     o Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     o From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is generally equal to the greater of--

          1. a specified margin, generally two percentage points, over the initial mortgage interest rate, and

          2. a specified margin, generally two percentage points, over the value of a particular U.S. Treasury or other benchmark floating rate at or about the related anticipated repayment date.

     o The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     o From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the post-anticipated repayment date additional interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has agreed to enter into a cash management agreement not later than the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     Fully Amortizing Loans. Three mortgage loans that we intend to include in the trust fund, representing 3.77% of the initial mortgage pool balance, are each characterized by:

     o a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date, but

     o none of the incentives to repayment on a date prior to maturity associated with an ARD Loan.

     Amortization of Principal. The table below shows, in months, the original and, as of May 1, 2001, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans. For purposes of the following table, ARD Loans are assumed to mature on their respective anticipated repayment dates.

                                                                                         FULLY
                                                                                       AMORTIZING          ALL
                                                   BALLOON LOANS        ARD LOANS        LOANS        MORTGAGE LOANS
                                                   -------------        ---------      ----------     --------------
Original Term to Maturity/ARD (mos.)
         Longest                                        180                120            240               240
         Shortest                                        84                 84            240                84
         Weighted Average                               120                116            240               124
--------------------------------------------------------------------------------------------------------------------
Remaining Term to Maturity/ARD (mos.)
         Longest                                        179                120            236               236
         Shortest                                        78                 80            227                78
         Weighted Average                               112                113            228               118
--------------------------------------------------------------------------------------------------------------------
Original Amortization Term (mos.)
         Longest                                        360                360            300               360
         Shortest                                       202                240            240               202
         Weighted Average                               333                343            292               332
--------------------------------------------------------------------------------------------------------------------
Remaining Amortization Term (mos.)
         Longest                                        360                360            287               360
         Shortest                                       167                237            234               167
         Weighted Average                               326                341            280               326
--------------------------------------------------------------------------------------------------------------------

     One mortgage loan, representing 10.02% of the initial mortgage pool balance, provides for no scheduled amortization prior to maturity.

     Eight mortgage loans, representing 14.19% of the initial mortgage pool balance, provide for an initial interest only period of between 18 and 24 months. In addition, five mortgage loans, representing 8.24% of the initial mortgage pool balance, provide for a change in the amortization schedule subsequent to the first due date, thereby resulting in a change to the monthly debt service payment.

     Some of the pooled mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     Voluntary Prepayment Provisions. As of origination:

     o ninety-six of the mortgage loans that we intend to include in the trust fund, representing 76.47% of the initial mortgage pool balance, provide for--

          1. a prepayment lock-out period and/or a defeasance period, during which voluntary principal prepayments are prohibited, although during which some portion of the mortgage loan may be defeased, followed by

          2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration, except in the case of one mortgage loan, representing 0.15% of the initial mortgage pool balance, which has no open prepayment period;

     o twenty-one of the mortgage loans that we intend to include in the trust fund, representing 12.69% of the initial mortgage pool balance, provide for--

          1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

          2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a yield maintenance charge or other prepayment premium, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration; and

     o two of the mortgage loans that we intend to include in the trust fund, representing 10.84% of the initial mortgage pool balance, provide for--

          1. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a yield maintenance charge or other prepayment premium, followed by

          2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration; and

     o two of the mortgage loans that we intend to include in the trust fund, representing 4.74% of the initial mortgage pool balance, provide for--

          1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

          2. a prepayment consideration period and defeasance period during which voluntary principal prepayments must be accompanied by a yield maintenance charge or other prepayment premium, or during which some portion of the mortgage loan may be defeased, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration.

     The open prepayment period for any pooled mortgage loan will generally begin three to six months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of some of the pooled mortgage loans may be required under the circumstances described under "--Other Prepayment Provisions" below.

     The prepayment terms of the mortgage loans that we intend to include in the trust fund are more particularly described in Annex A to this prospectus supplement.

     Prepayment Lock-Out Periods. One hundred seventeen of the mortgage loans that we intend to include in the trust fund, representing 89.16% of the initial mortgage pool balance, provide for prepayment lock-out periods as of May 1, 2001. With respect to those mortgage loans, and taking into account periods during which defeasance can occur so long as the mortgage loan cannot be voluntarily prepaid:

     o the maximum remaining prepayment lock-out/defeasance period as of May 2, 2001 is 175 months;

     o the minimum remaining prepayment lock-out/defeasance period as of May 2, 2001 is 11 months; and

     o the weighted average remaining prepayment lock-out/defeasance period as of May 2, 2001 is 99 months.

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of those 117 pooled mortgage loans may be required under the circumstances described under "--Other Prepayment Provisions" below.

     Prepayment Consideration Periods. Twenty-three of the mortgage loans that we intend to include in the trust fund, representing 23.53% of the initial mortgage pool balance, provide for a prepayment consideration period during some portion of their respective loan terms and, in some cases, following an initial prepayment lock-out and/or defeasance period. The relevant prepayment consideration will generally consist of the following:

     o In the case of 13 of those mortgage loans, representing 6.76% of the initial mortgage pool balance, an amount equal to the greater of (1) 1% of the principal amount being prepaid and (2) the present value of a series of payments each equal to the interest payment differential and payable on each due date over the remaining original term of this loan until the related maturity date or, in the case of an ARD Loan, the related anticipated repayment date and on the related maturity date or, in the case of an ARD Loan, the related anticipated repayment date, discounted at the reinvestment yield for the number of months remaining as of the date of that prepayment to each of those due dates and the related maturity date or, in the case of an ARD Loan, the related anticipated repayment date. For purposes of the foregoing, the interest payment differential will equal (1) the mortgage interest rate less the reinvestment yield, divided by (2) 12, and multiplied by
          (3) the principal sum outstanding under the mortgage loan after application of the constant monthly payment due on the date of the prepayment, except that the payment differential will in no event be less than zero. Also for purposes of the foregoing, the reinvestment yield will equal the lesser of (1) the yield on the U.S. Treasury issue, primary issue, with a maturity date closest to the related maturity date or, in the case of an ARD Loan, the related anticipated repayment date, or (2) the yield on the U.S. Treasury issue, primary issue, with a term equal to the remaining average life, to the related maturity date or, in the case of an ARD Loan, the related anticipated repayment date, of the mortgage loan, with each such yield being based on the bid price for that issue as published in The Wall Street Journal on the date that is 14 days prior to the date of the prepayment set forth in the notice of prepayment, or if that bid price is not published on that date, the next preceding date on which that bid price is so published, and converted to a monthly compounded nominal yield.

     o In the case of eight of those mortgage loans, representing 5.93% of the initial mortgage pool balance, an amount equal to the product of
          (1) the excess, if any, of (a) the then applicable interest rate payable under the mortgage loan over (b) the market yield rate on United States Treasury issues having the closest matching maturity date to the maturity date of the mortgage loan, as that yield rate is reported in The Wall Street Journal, or a similar publication acceptable to the lender, on the selected date of prepayment or, if more than one United States Treasury issue is quoted as maturing, then the United States Treasury issue having the yield rate which differs the least from the applicable interest rate payable under the mortgage loan, multiplied by (2) the number of days remaining from and including the scheduled prepayment date to and including the maturity date for the mortgage loan, divided by 360, and multiplied by (3) the then current principal amount of the mortgage loan.

     o In the case of one of those mortgage loans, representing 10.02% of the initial mortgage pool balance and secured by the mortgaged real properties identified on Annex A to this prospectus supplement as RREEF Portfolio, an amount equal to the greater of (1) 1% of the principal amount being prepaid, multiplied by the product of (a) the number of full months remaining until the maturity date from the date of prepayment, divided by (b) the number of full months comprising the term of the mortgage loan, or (2) the present value as of the prepayment date of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date, including any balloon payment, determined by discounting those payments at the relevant discount rate, less the amount of the outstanding principal balance and accrued interest, if any, of the mortgage loan on the prepayment date, after subtracting the scheduled principal payment on the prepayment date. For purposes of the foregoing, the relevant discount rate will be the rate that, when compounded monthly, is equivalent to the relevant U.S. Treasury rate, when compounded semi-annually. Also for purposes of the foregoing, the relevant U.S. Treasury rate will be the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining weighted average life of the mortgage loan, for the week prior to the prepayment date, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rate, as determined by the linear interpolation of the yields reported. If Release H.15 is no longer published, the lender shall select a comparable publication to determine the U.S. Treasury rate.

     o In the case of one of those mortgage loans, representing 0.82% of the initial mortgage pool balance, an amount equal to the product obtained by multiplying the principal amount being prepaid by a specified percentage, which percentage declines over time.

     Other Prepayment Provisions. With respect to some of the mortgage loans that we intend to include in the trust fund, the related borrower has established reserves or delivered a letter of credit that will be applied, in some cases without requiring any prepayment consideration, to a partial prepayment of the subject mortgage loan if one or more property performance conditions do not occur, notwithstanding any prepayment lock-out period that may otherwise be in effect. With respect to one of the mortgage loans, representing 7.67% of the initial mortgage pool balance, if the sole tenant exercises a pre-existing option to purchase the related mortgaged real property, then the related borrower has been granted the ability to prepay the mortgage loan with the payment of a specified premium during a period when the related mortgage loan would otherwise have been locked out or would have required defeasance.

     Many of the mortgage loans that we intend to include in the trust fund provide that if insurance or condemnation proceeds are applied to reduce the amount of the mortgage loan at any time during the term of the loan, that application is to be made without any required prepayment consideration.

     Defeasance Loans. Ninety-eight of the mortgage loans that we intend to include in the trust fund, representing 81.21% of the initial mortgage pool balance, permit the borrower to deliver U.S. government securities as substitute collateral. Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of direct, non-callable U.S. government securities and obtain a release of the related mortgaged real property or, in the case of a mortgage loan secured by multiple real properties, of one or more of the related mortgaged real properties. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that--

     o will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or the anticipated repayment date or the date corresponding to the end of the defeasance period, and

     o will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

     For purposes of determining the defeasance collateral for an ARD Loan, however, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

     If fewer than all of the real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for, or the principal balance of the specific cross-collateralized mortgage loans corresponding to, the properties to be released and the portion of the monthly debt service payments attributable to that allocated loan amount or those mortgage loans.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral.

     None of the mortgage loans that we intend to include in the trust fund may be defeased prior to the second anniversary of the date of initial issuance of the 2001-C1 certificates.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust fund contain a due-on-sale and a due-on-encumbrance provision. In general, except for the permitted transfers discussed in the next paragraph, these provisions either--

     o permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

     o prohibit the borrower from doing so without the consent of the holder of the mortgage.

     Many of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

     o transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions generally include--

          1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2001-C1 certificates, or

          2.   the reasonable acceptability of the transferee to the lender;

     o a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower;

     o involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

     o transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified entities or types of entities;

     o    issuance by the borrower of new partnership or membership interests;

     o    a transfer of ownership interests for estate planning purposes;

     o changes in ownership between existing partners and members of the related borrower;

     o a transfer of non-controlling ownership interests in the related borrower; or

     o    other transfers similar in nature to the foregoing.

     Default Provisions. The mortgage loans that we intend to include in the trust fund generally provide that an event of default will exist if, among other things:

     o the borrower fails to pay any regular installment of principal or interest--

          (1)  upon the date the same is due,

          (2) within a specified period, generally five days to ten days, after the date upon which the same was due, or

          (3) within a specified period, generally five days to ten days, following written notice from the mortgagee of the failure to make those payments;

     o the borrower violates prepayment, defeasance, due-on-encumbrance or due-on-sale provisions;

     o the borrower fails to pay taxes or other charges when due or prior to any such unpaid taxes incurring interest or penalty charges;

     o the borrower fails to keep all required insurance policies in full force and effect;

     o the borrower fails to cure any material violations of laws or ordinances affecting the mortgaged property or to operate the related mortgaged property according to specified standards;

     o a mechanic's, materialman's or other lien is imposed against the mortgaged property and is not released within a specified period; or

     o an involuntary bankruptcy, receivership or similar action is instituted against the borrower or the mortgaged property and not fully dismissed after the passage of a specified period, often 60 days, or the borrower files for bankruptcy or takes similar action.

     Upon an event of default under any pooled mortgage loan, the master servicer or the applicable special servicer may take any action as it deems advisable to protect and enforce the rights of the trustee on behalf of the series 2001-C1 certificateholders against the related borrower and against the related mortgaged real property, subject to the terms of the related mortgage loan. Actions may include acceleration of maturity of the mortgage loan or complete or partial foreclosure of the mortgage loan.

     Default Interest. All of the mortgage loans provide for imposition of Default Interest. You should note that the enforceability of Default Interest provisions has been challenged in several states. Also, the collectability of Default Interest is dependent on the creditworthiness of the borrower. For more detailed information, you should refer to the section in the accompanying prospectus titled "Material Legal Aspects of the Mortgage Loans--Enforceability of Material Provisions."

     Hazard, Liability and Other Insurance. The loan documents for each of the mortgage loans that we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage:

     o hazard insurance in an amount that is, subject to an approved deductible, at least equal to the lesser of--

          1.   the outstanding principal balance of the mortgage loan, and

          2. the full insurable replacement cost of the improvements located on the insured property;

     o if any portion of the property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance, in an amount that is equal to the lesser of--

          1. the minimum amount required under the terms of coverage, to compensate for any damage or loss on a replacement basis (or the unpaid balance of the mortgage loan if replacement cost coverage is not available for the type of building insured), or

          2. the maximum insurance available under the appropriate national flood insurance administration program;

     o comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence; and

     o business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue from the insured property for at least six months or, alternatively, in a specified dollar amount.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund, including those properties located in California, are not required to be insured against earthquake risks. In the case of those properties located in California, a third party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

     o    obtain earthquake insurance, or

     o establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant,

     o unless, in any case, the original loan-to-value ratio was relatively low.

The seismic studies referred to above indicated that one mortgaged real property, securing 0.67% of the initial mortgage pool balance, has a probable maximum loss in excess of 20% of the estimated cost of the improvements. The related borrower has obtained earthquake insurance.

     With respect to each of the mortgaged real properties for the pooled mortgage loans, the master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents. If the related borrower fails to do so, the master servicer must maintain that insurance coverage, to the extent--

     o    the trust fund has an insurable interest,

     o the insurance coverage is available at commercially reasonable rates, and

     o any related servicing advance is deemed by the master servicer to be recoverable from collections on the related mortgage loan.

     Where insurance coverage at the mortgaged real property for any pooled mortgage loan is left to the lender's discretion, the master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance comparable to that required under other pooled mortgage loans with express provisions governing such matters.

     Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing the pooled mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust fund. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust fund.

     The mortgage loans that we intend to include in the trust fund generally provide that upon a casualty to the related mortgaged real property, insurance proceeds in excess of a specified amount will be paid to the mortgagee rather than the borrower. The mortgagee may elect to apply the insurance proceeds it receives to the outstanding indebtedness rather then to restoration of the related mortgaged real property. However, the mortgagee may be required to apply those proceeds to restoration of the related mortgaged real property if conditions specified in the related mortgage loan are met. These conditions generally include one or more of the following:

     o    the insurance proceeds payable are less than a specified amount;

     o    less than a specified percentage of the property is destroyed;

     o the value of the property following the casualty remains greater than either a specified amount or a specified percentage of the value of the related mortgaged property before the casualty;

     o the casualty affects less than a specified percentage of the net rentable area of the property or interrupts less than a specified percentage of the rentals from the property;

     o restoration will cost less than a specified amount and the proceeds are sufficient to complete the restoration;

     o    restoration can be accomplished within a specified time period;

     o the restored property will adequately secure the related mortgage loan;

     o income, including rents and insurance proceeds, will be adequate to service the debt during the restoration period; and

     o    no event of default then exists.

     Some leases and condominium declarations applicable to the underlying mortgaged real properties require that the buildings located upon the related mortgaged real property be rebuilt if a casualty has occurred, and the mortgagee may be required to apply insurance proceeds to satisfy that requirement.

     If any mortgaged real property is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related mortgage loan, the applicable special servicer will be required to maintain for that property generally the same insurance coverage, to the extent available at commercially reasonable rates, as was previously required under the mortgage instrument that had covered the property.

     The master servicer and the special servicers may each satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master force placed policy insuring against hazard losses on all of the pooled mortgage loans and/or REO Properties for which it is responsible. If any blanket insurance policy or master force placed policy maintained by the master servicer or the special servicers contains a deductible clause, however, the master servicer or the applicable special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

     o    are not paid because of the deductible clause, and

     o exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

     The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust fund. Subject to such exceptions as may be specified in such policy, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series 2001-C1 certificateholders for claims made against the trustee regarding the priority and validity of the mortgage lien on the subject mortgaged real property.

     Condemnation. Generally the mortgage loans that we intend to include in the trust fund provide that all awards payable to the borrower in connection with any condemnation with respect to the related mortgaged real property will be paid directly to the mortgagee. The mortgagee may elect to apply those proceeds to the outstanding indebtedness rather than to the restoration of the related mortgaged real property. However, the mortgagee may be required to apply those awards to restoration of the related mortgaged real property if conditions specified in the related mortgage loan are met. These conditions generally include one or more of the following:

     o    the award is less than a specified amount;

     o the condemnation affects less than a specified percentage of the net rentable area of the property or interrupts less than a specified percentage of the rentals from the property;

     o restoration will cost less than a specified amount and sufficient funds are available to complete the restoration;

     o    restoration can be accomplished within a specified time period;

     o income, including the condemnation award, rentals and insurance proceeds, will be adequate to service the debt during the restoration period;

     o    no event of default then exists; and

     o restoration is feasible and the property will be commercially viable after the restoration.

     Some leases and condominium declarations applicable to the underlying mortgaged real properties require that the related mortgaged real property be restored in the event of a condemnation, and the mortgagee may be required to apply condemnation proceeds to satisfy that requirement.

     Lockboxes. Forty-three mortgage loans that we intend to include in the trust fund, representing 44.02% of the initial mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into a lockbox. Certain lockbox structures are described below.

     o Hard Lockbox. Revenue from the related mortgaged real property is generally paid directly by the tenants and other payees to an account controlled by the master servicer on behalf of the trust fund. The revenue will generally be disbursed first to service the related mortgage loan in the trust fund and any reserve requirements, then, either (a) to fund the operating expenses at the related mortgaged real property in accordance with an approved budget, and then, if no default under the related mortgage loan documents has occurred and no reserve is required, the excess is released to the related borrower or (b) the excess is released to the related borrower.

     o Hard (A/B) Lockbox. Revenue from the related mortgaged real property is generally paid directly by the tenants and other payees to an account controlled by the master servicer on behalf of the trust fund. Until the occurrence of certain specified "trigger" events, including a default under the related mortgage loan documents, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower, and the related borrower remains obligated to pay all debt service, reserves and other payments required under the related mortgage loan. Upon the occurrence of a trigger event, the revenue from the related mortgaged real property is no longer forwarded to the borrower-controlled account or made available to the borrower, but instead is applied by the master servicer on behalf of the trust fund to sums payable under the related mortgage loan and, in certain transactions, to pay expenses at the related mortgaged real property.

     o Springing Lockbox. Revenue from the related mortgaged real property is paid to a clearing bank account upon the occurrence of a trigger event. Upon such occurrence, revenue will be applied to amounts due and payable under the related mortgage loan at such time.

The 43 mortgage loans referred to above provide for lockbox accounts as follows:

                                % OF INITIAL                  NUMBER OF
   TYPE OF LOCKBOX         MORTGAGE POOL BALANCE           MORTGAGE LOANS
   ---------------         ---------------------           --------------
         Hard                        9.12%                        4
      Hard (A/B)                    18.03%                       11
      Springing                     16.87%                       28

     For any hard or hard (A/B) lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to hotel properties and certain multifamily properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

     Escrow and Reserve Accounts. Many of the mortgage loans that we intend to include in the trust fund provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

     o    taxes and insurance,

     o    capital improvements,

     o    furniture, fixtures and equipment, and/or

     o    various other purposes.

As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of the master servicer. In the case of most of the mortgage loans as to which there is this type of account, the account will be funded out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

     Tax and Insurance Escrows. In the case of 109 of the mortgage loans that we intend to include in the trust fund, representing 72.59% of the initial mortgage pool balance, escrows were established for taxes and/or insurance, either as separate accounts or, if applicable, as sub-accounts of another account. In those cases, the related borrower is generally required to deposit on a monthly basis an amount equal to--

     o    one-twelfth of the annual real estate taxes and assessments, and/or

     o one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain.

     If an escrow was established, the funds will be applied by the master servicer to pay for items such as taxes, assessments and insurance premiums at the mortgaged real property.

     Under some of the other mortgage loans, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

     In still other cases, no escrow was required because the originator did not require it for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments and/or insurance premiums directly.

     Recurring Replacement Reserves. The table titled "Contractual Recurring Replacement Reserve" on Annex A to this prospectus supplement shows for each applicable pooled mortgage loan the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for--

     o capital replacements, repairs and furniture, fixtures and equipment, or

     o    tenant improvements and leasing commissions.

     In the case of most of the mortgaged real properties that will secure a pooled mortgage loan, those reserve deposits are initial amounts and may vary over time. In these cases, the related mortgage and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases, the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the trust fund, the related borrowers are permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts.

     Engineering Reserves. The table titled "Engineering Reserve at Origination" on Annex A to this prospectus supplement shows the engineering reserves established at the origination of the corresponding mortgage loans. In some cases, no engineering reserve was required or the engineering reserve required for a mortgaged real property was less than the cost estimate in the related inspection report for various reasons, including--

     o the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve, and/or

     o various items identified in the related inspection report may have been corrected.

     No engineering reserve is required to be replenished. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work.

MATERIAL CHARACTERISTICS OF THE MORTGAGE POOL

     Concentration of Mortgage Loans and Borrowers. Several of the mortgage loans have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. The largest single mortgage loan has a cut-off date principal balance of $91,000,000, which represents 10.02% of the initial mortgage pool balance. The ten largest individual mortgage loans or cross-collateralized mortgage loan groups, have cut-off date principal balances that collectively represent 39.08% of the initial mortgage pool balance.

     Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers. The mortgage pool will include 17 mortgage loans that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more properties. However, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. In such instances, the mortgage amount is generally set at an amount equal to a specified percentage of the appraised value or allocated loan amount for the particular property or group of properties. This would limit the extent to which proceeds from that property or group of properties would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the trust fund.

     Five of the mortgage loans referred to in the prior paragraph entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more conditions.

     Furthermore, the RREEF Portfolio Loan Pair provides for property substitutions. See "--Significant Mortgage Loans" below.

     The table below identifies each group of mortgaged real properties that secure an individual multi-property mortgage loan or a group of cross-collateralized mortgage loans with a total cut-off date principal balance equal to at least 1% of the initial mortgage pool balance.

                                                                       NUMBER OF STATES               % OF
                                                                          WHERE THE             INITIAL MORTGAGE
PROPERTY/PORTFOLIO NAMES                                            PROPERTIES ARE LOCATED        POOL BALANCE
------------------------                                            ----------------------        ------------
1.  RREEF Portfolio                                                           6                      10.02%
2.  Towerpoint Resort/Good Life Mobile Home Park                              1                       4.39%
3.  Anchorage Distribution Center/Anchorage
      Business Park                                                           1                       2.49%
4.  Outrigger Portfolio                                                       1                       2.28%

     The table below shows each group of mortgaged real properties that--

     o    have the same or affiliated borrowers/owners, and

     o secure two or more non-cross-collateralized mortgage loans or separate groups of mortgage loans with a total cut-off date principal balance equal to at least 1.0% of the initial mortgage pool balance.

                                                                                 NUMBER OF             % OF
                                                                               STATES WHERE           INITIAL
                                                                              THE PROPERTIES         MORTGAGE
                         PROPERTY PORTFOLIO NAMES                               ARE LOCATED        POOL BALANCE
                         ------------------------                             --------------       ------------
1.   King's Mill Apartments/Brentwood Gables Apartments/Gables Stonebridge           2                 6.80%
     Apartments/Gables Hendersonville Apartments
2.   Ohana Waikiki Tower/Outrigger Portfolio                                         1                 4.81%
3.   River Park Business Center/Anchorage Business Park/Anchorage                    2                 3.16%
     Distribution Center
4.   Oak Lawn Center/Pulaski Road Shopping Center                                    1                 2.92%
5.   Holy Cross Medical Center/San Pedro and Peninsula Medical Center/St.            1                 2.67%
     Joseph's of Tustin/St. Joseph's Professional Building/435 North
     Roxbury Drive
6.   Candlewood Suites-Milpitas/Candlewood Suites-Bellevue                           2                 2.40%
7.   Simi Valley Business Park/Hillside Business Center/Lost Hills Office            1                 2.25%
     Building
8.   Sawgrass Promenade/Boca Village Square                                          1                 1.87%
9.   Patton Place/Denbury Park Office Building                                       1                 1.68%

     Delinquencies. None of the mortgage loans that we intend to include in the trust fund was as of May 1, 2001, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

     Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the pooled mortgage loans--

     o Sixty-five of the mortgaged real properties, securing 47.14% of the initial mortgage pool balance, are, in each case, a retail property, an office property, an industrial property or a warehouse property that is leased to one or more significant tenants that each occupy at least 25% or more of the net rentable area of the particular property.

     o Twenty of the mortgaged real properties referred to in the prior bullet, representing 20.27% of the initial mortgage pool balance, are either wholly owner-occupied or leased to a single tenant. Twenty-one of the mortgaged real properties referred to in the prior bullet, securing 12.84% of the initial mortgage pool balance, are more than 50%, but less than 100%, owner occupied or leased to a single tenant.

     o A number of companies are Major Tenants at more than one of the mortgaged real properties.

     o There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Major Tenant at any of those properties, it is significant to the success of the properties in the aggregate.

     o Two of the mortgaged real properties, securing 0.65% of the initial mortgage pool balance, are secured by multifamily rental properties that have material concentrations of student tenants.

     o Three of the mortgaged real properties, securing 0.65% of the initial mortgage pool balance, are secured by multifamily rental properties that have material concentrations of military personnel as tenants.

     Ground Leases. Eight of the mortgage loans that we intend to include in the trust fund, representing 8.79% of the initial mortgage pool balance, are secured, in whole or in material part, by a mortgage lien on the borrower's leasehold interest in the corresponding mortgaged real property. In each of those cases--

     o the related ground lease, after giving effect to all extension options, expires more than ten years after the stated maturity or, in the case of an ARD Loan, the anticipated repayment date, of the related mortgage loan,

     o the related ground lessor has agreed, in the related ground lease or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any curable default or breach by the lessee,

     o the related ground lease or a separate estoppel or other agreement signed by the ground lessor generally (1) prohibits any amendment of the ground lease without the leasehold mortgagee's consent and (2) permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and

     o in general, the related ground lease or a separate estoppel or other agreement otherwise contains provisions that are intended to protect the interests of the holder of the related mortgage loan.

     The ground lessors with respect to the ground leases for the mortgaged real properties identified on Annex A to this prospectus supplement as Staples, Jones Apparel Group Building, Hillside Business Center and Ohana Waikiki Tower, respectively, are in each case an affiliate of the related borrower.

     Two of the mortgage loans that we intend to include in the trust fund, representing 1.73% of the initial mortgage pool balance, are secured by the borrower's leasehold interest and also by the fee interest in the corresponding mortgaged real property. In circumstances where both the fee and leasehold interest in the mortgaged real property are encumbered, we have treated that simply as an encumbered fee interest. In those cases, the related ground lease may not include mortgagee protection provisions.

     Additional and Other Financing. One mortgaged real property, securing 1.45% of the initial mortgage pool balance, is encumbered by subordinate financing in the original principal amount of $3,650,000. In addition, the RREEF Portfolio Properties secure the RREEF Portfolio B-Note Loan, which is not part of the trust fund, as well as the RREEF Portfolio Mortgage Loan.

     Many of the underlying borrowers are likely to incur trade debt from time to time. In addition, many of the pooled mortgage loans will permit the related borrower to incur unsecured subordinated debt in the future, subject to conditions such as--

     o limiting the use of proceeds to refurbishing or renovating the mortgaged real property,

     o acquiring furniture, fixtures and equipment for the mortgaged real property; and/or

     o    not exceeding a specified dollar amount of unsecured debt.

     Borrowers that do not meet special purpose entity, bankruptcy-remote criteria, generally do not have any restriction on incurring unsecured debt.

     Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. Except as described above, we do not know whether the respective borrowers under the mortgage loans that will back the offered certificates have any other debt outstanding.

     In the case of seven mortgage loans that we intend to include in the trust fund, representing 12.93% of the initial mortgage pool balance, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding mortgaged real property. While the mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control of the related borrower. Except as described above, we do not know whether the principals of the respective borrowers under the mortgage loans that will back the offered certificates have any other mezzanine debt outstanding.

     Title Issues. In the case of a few of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the improvements on that property encroach over an easement or onto another property. In each of those cases, however, if such insurance was available in the applicable jurisdiction, the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment or such encroachment was deemed by the related originator not to materially interfere with the security intended to be provided by the related mortgaged real property, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the related mortgage loan.

     Performance Holdbacks. Three mortgage loans, representing 1.11% of the initial mortgage pool balance, provide for material performance holdbacks under which a portion of the original loan amount disbursed by the originating lender was placed into an escrow account at closing or is being held in the form of a letter of credit, to be released upon the satisfaction of certain conditions by the borrower.

     The achievement of the specified conditions necessary to release an escrowed holdback is typically contingent upon the performance of the related mortgaged real property and an increase in that property's net cash flow. If such specified conditions are not achieved, regardless of whether or not the escrowed holdback is used to pay down the principal balance of the loan, as described above, the borrower will still be required to service a monthly debt service amount that is based upon the entire original loan amount.

     Loans Containing Performance Holdback Provisions.

ANNEX A                             CUT-OFF
MORTGAGE                              DATE      AMOUNT OF
  LOAN                             PRINCIPAL    ESCROWED        OUTSIDE
 NUMBER         PROPERTY NAME       BALANCE     HOLDBACK      RELEASE DATE             RELEASE CONDITIONS
--------        -------------       -------     --------      ------------             ------------------
6104121         Algon Gardens     $4,987,902    $200,000    October 1, 2001    Property achieves and maintains a
                 Apartments                                                    DSCR of 1.25x by a specified date.
6104087         Yosemite Self     $1,493,440     $50,000                       Property achieves a DSCR of 1.30x
              Storage Facility                                                 for a period of six consecutive
                                                                               months.
6104008       Worthington Woods   $3,588,270     $60,000    October 31, 2001   Property maintains an effective
                 Apartments                                                    gross income of not less than
                                                                               $650,104.00 for a trailing 12-month
                                                                               period.

     Additional Loan and Property Information. A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust fund, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex A to this prospectus supplement. The statistics in the tables and schedules on Annex A to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us, the mortgage loan seller or the underwriters.

UNDERWRITING MATTERS

     General. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the trust fund, the mortgage loan seller or one of its affiliates evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

     Credit, Financial and Market Analysis. With respect to each mortgage loan that we intend to include in the trust fund, the related mortgage loan originator analyzed the financial condition of the related borrower and certain of its principals and generally obtained and reviewed credit reports that were intended to determine their credit history.

     In addition, the related mortgage loan originator conducted an analysis of the related mortgaged real property's stabilized cash flow. This generally involved reviewing, in each case to the extent available, the property's operating statements, rent roll, copies of material leases, copies of real estate tax bills, financial statements of the related borrower and/or its principals and copies of utility bills.

     Environmental Testing. A third-party environmental consultant conducted a Phase I environmental site assessment or an update of a previously conducted assessment with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. Except in the case of seven mortgaged real properties, securing 4.32% of the initial mortgage pool balance and as to which the environmental investigation was conducted during the 17-month period ending on May 1, 2001, all of the environmental investigations were conducted during the 11-month period ending on May 1, 2001. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property. The environmental consultants represented that the environmental testing materially complied with ASTM standards. The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

     If the environmental investigations described above identified material or potentially material conditions with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust, then, generally, one or more of the following are true:

     o a party not related to the related borrower was identified as a responsible party,

     o the related borrower was required to provide additional security and/or to obtain an operations and maintenance plan,

     o the related borrower provided a "no further action" letter or other evidence that the applicable federal, state or local governmental authorities had no current intention of taking any further action, and are not requiring any further action,

     o the conditions were investigated further and based upon the additional investigation, the related environmental consultant recommended no further investigation or remediation,

     o the expenditure of funds reasonably estimated to be necessary to effect any remediation is not greater than 10% of the outstanding principal balance of the related mortgage loan,

     o there exists an escrow of funds reasonably estimated to be sufficient for the purpose of effecting any remediation,

     o the related borrower or another responsible party is currently taking any actions required by the applicable governmental regulatory authority, or

     o a responsible party provided a guaranty or indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation.

     In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents generally required--

     o the establishment of an operation and maintenance plan to address the issue, or

     o in some cases involving asbestos-containing materials and lead-based paint, an abatement or removal program.

In a few cases, the particular asbestos-containing materials or lead-based paint was in poor condition. This could result in a claim for damages by any party injured by the condition.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust, because a responsible party with respect to that condition had already been identified or the mortgaged real property is included in a state created and maintained remediation program, such as, in the case of the mortgaged real property identified on Annex A to this prospectus supplement as Palms Plaza, the Florida Drycleaning Solvent Cleanup Program. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In cases where the environmental consultant recommended specific remediation of a material adverse environmental condition, the related originator of the mortgage loan generally required the related borrower either:

     1.   to carry out the specific remedial measures prior to closing;

     2. to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve in an amount equal to 100% to 125% of the estimated cost to complete the remedial measures; or

     3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     Some borrowers under the mortgage loans have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

     In several cases, the environmental investigation for a mortgaged real property identified potential and, in some cases, material environmental problems at nearby properties. The resulting environmental report generally indicated, however, that--

     o the mortgaged real property had not been affected or had been minimally affected,

     o the potential for the problem to affect the mortgaged real property was limited, or

     o    a person or entity responsible for remediation had been identified.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Underwriting Matters--Environmental Testing" subsection and has not been independently verified by--

     o    us,

     o    any of the other parties to the pooling and servicing agreement,

     o    the mortgage loan seller,

     o    the underwriters, or

     o    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

     The pooling and servicing agreement requires that the applicable special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related pooled mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged real property.

     Property Condition Assessments. Except in the case of seven mortgaged real properties, securing 4.32% of the initial mortgage pool balance, and as to which the property condition assessment was conducted during the 19-month period ending on May 1, 2001, third-party engineering firms inspected all of the mortgaged real properties securing the mortgage loans we intend to include in the trust fund, or updated previously conducted inspections, during the 11-month period ending on May 1, 2001, to assess exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When material repairs or replacements were recommended, the related borrower was generally required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserve at Origination" on Annex A to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     Appraisals. Except in the case of four mortgaged real properties, securing 4.32% of the initial mortgage pool balance, and as to which the appraisal was conducted during the 17-month period ending on May 1, 2001, an independent appraiser that was state-certified and/or a member of the Appraisal Institute conducted an appraisal of each of the mortgaged real properties securing the mortgage loans we intend to include in the trust fund during the 11-month period ending on May 1, 2001, in order to establish the approximate value of the mortgaged real property. Those appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Annex A to this prospectus supplement.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser generally, at or before the origination or acquisition of the related pooled mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. We, the underwriters and the mortgage loan seller have not confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Annex A to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

     o    buyer and seller are motivated;

     o both parties are well informed or well advised, and each is acting in what he considers his own best interests;

     o    a reasonable time is allowed to show the property in the open market;

     o payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

     o the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

     Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

     Either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Annex A to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, we, the underwriters and the mortgage loan seller have not independently verified the accuracy of this statement.

     In the case of those pooled mortgage loans that are acquisition financing, the related borrower may have acquired the mortgaged real property at a price less than the appraised value on which the mortgage loan was underwritten.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust fund, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to that property. Evidence of this compliance may have been in the form of legal opinions, certifications or letters from government officials, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure, the borrower was generally required to obtain law or ordinance insurance coverage.

SIGNIFICANT MORTGAGE LOANS

     Set forth below are summary discussions of the 10 largest mortgage loans or mortgage loan groups that we intend to include in the trust fund. Among other things, the following discussion includes various financial information. That information was primarily derived from financial statements supplied by the related borrowers. In most cases, those financial statements were unaudited and may not have been prepared in accordance with generally accepted accounting principles. The "effective gross income", "net cash flow" and "net operating income" specified below with respect to any mortgaged real property for any specified period does not necessarily represent the gross income, net cash flow and net operating income, respectively, reflected on the related borrower's financial statements. The differences generally represent the adjustments made by the mortgage loan seller to increase the level of consistency between the financial statements provided by a particular borrower. However, those adjustments were subjective in nature and were not necessarily made in a uniform manner or in accordance with generally accepted accounting principles. Neither we nor the underwriters have made any attempt to verify the accuracy of the financial statements supplied by the related borrowers or the accuracy or appropriateness of any adjustments made by the mortgage loan seller in order to arrive at the information presented below.

1.       The RREEF Portfolio Mortgage Loan.

         General Characteristics of the RREEF Portfolio Mortgage Loan.
         ------------------------------------------------------------

Cut-off Date Principal Balance:            $91,000,000                  Property Type:                 Various
% of Initial Mortgage Pool Balance:        10.02%                       Location:                      Various
Originator:                                PMCC                         Year Built/Renovated:          Various
Mortgage Interest Rate:                    6.635%                       Total Appraised Value:         $316,750,000
Maturity Date:                             May 1, 2011                  Appraisal Date:                Various
ARD Loan:                                  No                           Encumbered Interest:           Fee
Anticipated Repayment Date:                N/A                          Cut-off Date LTV Ratio:        28.73%
Amortization Term:                          (1)                         Maturity/ARD LTV Ratio:        28.73%
Interest Calculation:                      30/360                       Occupancy Rate:                98.20%
Call Protection(2):                        >YM or declining fee         Occupancy Date:                Various
                                           (118), O(2)
Cross-Collateralization/Default:           No                           Property Manager:              Various
Single Asset/Portfolio:                    Portfolio                    U/W DSCR:                      3.86x
Loan Purpose:                              Refinance                    Acquisition Price:             N/A

--------------------------
(1) The RREEF Portfolio Mortgage Loan is an interest-only loan with a term of ten years.
(2) From the commencement of the first full calendar month following origination.

     The RREEF Portfolio Borrower and Sponsor. RREEF America REIT II Portfolio, L.P. and RREEF America REIT II Corp. J. are the special purpose borrowers under the RREEF Portfolio Mortgage Loan. RREEF America REIT II Portfolio, L.P. is a single purpose limited partnership formed under the laws of the State of Maryland, and RREEF America REIT II Corp. J. is a single purpose corporation formed under the laws of the State of Maryland. The borrowers are indirectly owned and controlled by RREEF America REIT II, Inc.

     RREEF America REIT II, Inc. is a real estate investment trust which, as of December 31, 2000, had a net asset value of over $535 million and approximately $20 million in debt. RREEF America REIT II, Inc. operates as a co-managed investment fund whose investors include institutional clients which are advised by RREEF, an institutional pension fund advisor founded in 1975. As of December 31, 2000, RREEF had over $12 billion in real estate assets under management, including shopping centers, office buildings, apartments and business and industrial parks.

     The RREEF Portfolio B-Note Loan. The RREEF Portfolio Mortgage Loan and the RREEF Portfolio B-Note Loan are each secured by the same first priority mortgage on the RREEF Portfolio Properties. The RREEF Portfolio B-Note Loan is not included in the trust fund. The RREEF Portfolio B-Note Loan has, as of May 1, 2001, an unpaid principal balance of $64,385,000 and accrues interest at 7.033% per annum. The current RREEF B-Note Holder is The Prudential Insurance Company of America.

     The RREEF Portfolio Mortgage Loan and the RREEF Portfolio B-Note Loan are subject to an agreement among noteholders. For so long as no monetary event of default or other material event of default exists with respect to the RREEF Portfolio Loan Pair, and the RREEF Portfolio Loan Pair is not being specially serviced, payments of interest and principal will be made on the RREEF Portfolio Mortgage Loan and the RREEF Portfolio B-Note Loan on a pro rata basis. However, for as long as a monetary event of default or other material event of default exists with respect to the RREEF Portfolio Loan Pair or the RREEF Portfolio Loan Pair is being specially serviced, the agreement among noteholders requires that all amounts received in respect of the RREEF Portfolio Loan Pair will be applied: first, to cover, or to reimburse various parties for, servicing advances/expenses relating to the RREEF Portfolio Loan Pair; second, to pay principal and interest (other than Default Interest) due on the RREEF Portfolio Mortgage Loan; third, to pay principal and interest (other than Default Interest) on the RREEF Portfolio B-Note Loan; fourth, to pay any yield maintenance charge or other prepayment premium payable on the RREEF Portfolio Mortgage Loan; fifth, to pay any yield maintenance charge or other prepayment premium on the RREEF Portfolio B-Note Loan; sixth, to pay Default Interest on the RREEF Portfolio Mortgage Loan; seventh, to pay Default Interest on the RREEF Portfolio B-Note Loan; and eighth, to allocate any remaining amounts between the RREEF Portfolio Mortgage Loan and the RREEF Portfolio B-Note Loan on a pro rata basis. Amounts so allocated will be held in various accounts maintained under the pooling and servicing agreement and applied as described in this prospectus supplement. In the event that there exists a payment default under the RREEF Portfolio Mortgage Loan that continues for 90 days or more, or the RREEF Portfolio Mortgage Loan becomes specially serviced, the holder of the RREEF Portfolio B-Note will be entitled to purchase the RREEF Portfolio Mortgage Loan from the trust at a price generally equal to the Purchase Price. The holder of the RREEF Portfolio B-Note is not required to pay any prepayment premium in connection with such purchase.

     The RREEF Portfolio Properties. The RREEF Portfolio Loan Pair are secured by multiple properties located in six different states. The following table identifies those properties:

                                                                                                                 ALLOCATED
                                          PROPERTY               OCCUPANCY  YEAR BUILT/  APPRAISED       U/W        LOAN
  PROPERTY NAME       CITY      STATE       TYPE     SF/UNITS       RATE     RENOVATED     VALUE         NCF       AMOUNT
  -------------       ----      -----       ----     --------       ----     ---------     -----         ---       ------
Bernardo Heights   San Diego  California   Office    243,472      100%        1998     $45,900,000  $2,978,364  $12,137,433
Corporate Center
   Palo Verde       Phoenix    Arizona    Office/    575,430     94.38%       1976     $27,500,000  $1,918,416  $ 7,647,239
    Portfolio                            Industrial
    Delaware       New Castle Delaware   Industrial  868,709     98.35%       1985     $50,000,000  $4,201,955  $15,232,844
   Industrial
    Portfolio
  Stadium Plaza     Anaheim   California Industrial  807,911     98.19%       1971     $67,500,000  $4,253,389  $18,270,863
  Business Park
Coppell Business    Coppell     Texas    Industrial  530,621      100%        1998     $23,000,000  $1,933,996  $ 7,008,549
    Center II
Plano Tech Center    Plano      Texas    Industrial  282,246      100%        2000     $17,750,000  $1,577,885  $ 5,372,388
  Sunset Valley    Sunset       Texas      Retail    236,592      100%        1998     $37,100,000  $2,978,782  $11,068,636
     Village         Valley
Westwinds of Boca  Boca Raton  Florida     Retail    172,047     97.81%       1992     $27,500,000  $1,897,958  $ 7,903,439
 The Reserve at     Atlanta    Georgia   Multifamily     176     93.18%       1998     $20,500,000  $1,590,471  $ 6,358,609
   Lenox Park

     Set forth below is information regarding the lease expiration schedule at the RREEF Portfolio Properties:

                      NUMBER OF      SQ. FT. OF         % OF        CUMULATIVE
                       LEASES          LEASES           TOTAL          % OF
YEAR OF EXPIRATION    EXPIRING        EXPIRING         SQ. FT.     TOTAL SQ. FT.
------------------    --------        --------         -------     -------------
       2001              32           326,048           8.77%           8.77%
       2002              63           445,593          11.99%          20.76%
       2003              51           497,398          13.38%          34.14%
       2004              35           622,064          16.74%          50.88%
       2005              34           734,581          19.76%          70.64%
       2006               6            45,163           1.22%          71.85%
       2007               4           179,989           4.84%          76.70%
       2008               9           403,186          10.85%          87.54%
       2009               3            27,246           0.73%          88.28%
       2010               2           132,784           3.57%          91.85%
  later than 2010         9           237,772           6.40%          98.25%
      vacant              9            65,204           1.75%         100.00%

     The Bernardo Heights Corporate Center. The Bernardo Heights Corporate Center is a 15.5 acre property located in San Diego, California, approximately 15 miles north of downtown San Diego. It is improved by a single-tenant, three-story building and two multi-tenant buildings, with 243,472 square feet of Class A suburban office space. The property includes 529 surface parking spaces and a three-story parking garage containing 777 parking spaces.

     Based on the February 10, 2001 rent roll, the Bernardo Heights Corporate Center is 100% leased by a total of 14 tenants, with the largest tenant, Advanta Mortgage, accounting for 127,000 square feet or 52.2% of the property's rentable area.

     Set forth below is information regarding the three largest tenants at the Bernardo Heights Corporate Center:

                                                                                                    IN-PLACE
                                                                     % OF          IN-PLACE        ANNUALIZED
                                      LEASE                          TOTAL        ANNUALIZED       BASE RENT
        TENANT NAME                 EXPIRATION      TENANT SF      TENANT SF       BASE RENT      PER SQ. FT.
        -----------                 ----------      ---------      ---------       ---------      -----------
     Advanta Mortgage              October 2008      127,000         52.2%         $1,949,748        $15.35
        Avnet, Inc.               February 2005       19,688         8.09%          $ 407,519        $20.70
Federal Express Corporation         July 2006         13,906         5.71%          $ 283,599        $20.39

     Set forth below is information regarding the operating history of Bernardo Heights Corporate Center:

                                       ANNUAL
                            ----------------------------
                              1999(1)            2000           UNDERWRITTEN
                              -------            ----           ------------
Effective Gross Income      $3,484,223        $4,446,525         $4,274,692
Net Operating Income        $2,724,806        $3,620,424         $3,294,286
Net Cash Flow               $2,724,806        $3,620,424         $2,978,364

------------
(1) Property was acquired on August 24, 1999. Operating numbers are based on annualized August 24, 1999 - December 31, 1999 operating statement.

     Palo Verde Portfolio. The Palo Verde property portfolio consists of 11 buildings with 575,430 square feet of industrial, distribution, flex and office space, located in five separate industrial parks in Phoenix, Arizona. The Palo Verde property portfolio also includes 1,192 parking spaces.

     Based on the January 31, 2001 rent roll, the Palo Verde property portfolio is 94.38% leased by a total of 24 tenants, with the six largest tenants accounting for 296,079 square feet or 51.44% of the properties' rentable area.

     Set forth below is information regarding the three largest tenants at the Palo Verde property portfolio:

                                                                                                   IN-PLACE
                                                                      % OF          IN-PLACE      ANNUALIZED
                                      LEASE                           TOTAL        ANNUALIZED      BASE RENT
        TENANT NAME                 EXPIRATION       TENANT SF      TENANT SF      BASE RENT      PER SQ. FT.
        -----------                 ----------       ---------      ---------      ---------      -----------
    Iron Mountain, Inc.             July 2007          86,857         15.09%        $276,205         $3.18
IKON Office Solutions, Inc.        August 2005         53,866         9.36%         $219,773         $4.08
    Bauer Audio Visual            February 2004        43,636         7.58%         $151,853         $3.48

     Set forth below is information regarding the operating history of the Palo Verde property portfolio:

                                       ANNUAL
                            ----------------------------
                                1998             1999           UNDERWRITTEN
                              -------            ----           ------------
Effective Gross Income      $3,498,953        $3,037,290         $3,294,496
Net Operating Income        $2,525,768        $2,109,524         $2,190,920
Net Cash Flow               $2,409,065        $2,109,524         $1,918,416

     The Delaware Industrial Portfolio. The Delaware Industrial property portfolio consists of 11 buildings with 868,709 square feet of warehouse/distribution, flex and office space, located in five separate industrial parks in New Castle County, Delaware. The improvements were built between 1985 and 1988 and consist of five warehouse/distribution buildings, four flex buildings and two flex buildings built out with 100% office space.

     Based on the February 10, 2001 rent roll, the Delaware Industrial property portfolio is 98.35% leased by a total of 32 tenants, with the three largest tenants accounting for 420,818 square feet or 48.45% of the properties' rentable area.

     Set forth below is information regarding the three largest tenants at the Delaware Industrial property portfolio:

                                                                                                    IN-PLACE
                                                                      % OF          IN-PLACE        ANNUALIZED
                                      LEASE                           TOTAL        ANNUALIZED       BASE RENT
       TENANT NAME                 EXPIRATION        TENANT SF      TENANT SF       BASE RENT      PER SQ. FT.
       -----------                 ----------        ---------      ---------       ---------      -----------
Ryder Integrated Logistics         August 2001        170,425        19.62%         $703,668          $4.13
        Astropower               September 2010       130,800        15.06%         $608,220          $4.65
   Reliable Corporation           November 2008       119,653        13.77%         $625,365          $5.23

     Set forth below is information regarding the operating history of the Delaware Industrial property portfolio:

                                       ANNUAL
                            ----------------------------
                              1999(1)            2000           UNDERWRITTEN
                              -------            ----           ------------
Effective Gross Income      $5,767,295        $6,324,187         $6,132,201
Net Operating Income        $4,579,787        $4,901,045         $4,746,849
Net Cash Flow               $4,579,787        $4,901,045         $4,201,955

--------------------------
(1) Property was acquired on April 16, 1999. Operating numbers are based on annualized April 16, 1999 - December 31, 1999 operating statement.

     The Stadium Plaza Business Park. The Stadium Plaza Business Park is a 47.8 acre property located in Anaheim, California. It is improved by 39 industrial buildings. The improvements consist of 807,911 square feet of office and warehouse space.

     Based on the March 21, 2001 rent roll, the Stadium Plaza Business Park is 98.19% leased by a total of 96 tenants, with the six largest tenants accounting for 237,913 square feet or 29.45% of the property's rentable area.

     Set forth below is information regarding the three largest tenants at the Stadium Plaza Business Park:

                                                                                                    IN-PLACE
                                                                      % OF          IN-PLACE        ANNUALIZED
                                      LEASE                           TOTAL        ANNUALIZED       BASE RENT
       TENANT NAME                 EXPIRATION        TENANT SF      TENANT SF       BASE RENT      PER SQ. FT.
       -----------                 ----------        ---------      ---------       ---------      -----------
   SMT Dynamics Corporation         July 2005          87,618        10.85%         $590,904          $6.74
Classic International Ceramics   September 2004        42,383         5.25%         $259,380          $6.12
       EPC America of CA               (1)             41,195         5.10%         $236,376          $5.74

-----------
(1) Tenant occupies two spaces, expiring in January 2002 (24,375 SF) and February 2002 (16,820 SF).

     Set forth below is information regarding the operating history of the Stadium Plaza Business Park:

                                       ANNUAL
                            ----------------------------
                               1998              1999           UNDERWRITTEN
                               ----              ----           ------------
Effective Gross Income      $5,525,646        $6,333,515         $6,571,747
Net Operating Income        $4,312,204        $5,158,045         $4,960,188
Net Cash Flow               $4,312,204        $5,158,045         $4,253,389

     The Coppell Business Center II. The Coppell Business Center II is a 33.2 acre property located in Coppell, Texas, approximately 15 miles northwest of downtown Dallas. It is improved by four buildings which were completed in 1998. The improvements consist of 530,621 square feet of industrial and office space.

     Based on the February 10, 2001 rent roll, the Coppell Business Center II is 100% leased by a total of 13 tenants, with the five largest tenants accounting for 330,591 square feet or 62.30% of the properties' rentable area.

     Set forth below is information regarding the three largest tenants at the Coppell Business Center II:

                                                                                                    IN-PLACE
                                                                      % OF          IN-PLACE        ANNUALIZED
                                      LEASE                           TOTAL        ANNUALIZED       BASE RENT
       TENANT NAME                 EXPIRATION        TENANT SF      TENANT SF       BASE RENT      PER SQ. FT.
       -----------                 ----------        ---------      ---------       ---------      -----------
         Parago                       (1)              99,060         18.67%         $534,477          $5.39
    Airborne Freight               July 2004           64,153         12.09%         $234,022          $3.65
         Sanijet                September 2003         62,478         11.77%         $209,603          $3.35

------------
(1) Tenant occupies three spaces, expiring December 2003 (36,000 and 30,300 SF) and May 2007 (32,760 SF).

     Set forth below is information regarding the operating history of the Coppell Business Center II:

                                         ANNUAL
                                       ----------
                                          1999                  UNDERWRITTEN
                                          ----                  ------------
Effective Gross Income                 $1,904,108                $3,199,940
Net Operating Income                   $1,232,868                $2,190,645
Net Cash Flow                          $1,232,868                $1,933,996

     The Plano Tech Center. The Plano Tech Center is a 17.6 acre property located in Plano, Texas, approximately 15 miles north of the Dallas central business district. It is improved by three Class A buildings which were completed in June 2000. The improvements consist of 282,246 square feet of office, tech and warehouse space.

     Based on the February 10, 2001 rent roll, the Plano Tech Center is 100% leased by a total of four tenants, with the two largest tenant accounting for 208,208 square feet or 73.77% of the property's rentable area.

     Set forth below is information regarding the three largest tenants at the Plano Tech Center:

                                                                                                    IN-PLACE
                                                                      % OF          IN-PLACE        ANNUALIZED
                                      LEASE                           TOTAL        ANNUALIZED       BASE RENT
       TENANT NAME                 EXPIRATION        TENANT SF      TENANT SF       BASE RENT      PER SQ. FT.
       -----------                 ----------        ---------      ---------      ----------      -----------
Sanmina Corporation                 June 2005         104,104         36.88%        $754,754          $7.25
Alcatel USA Servicing, L.P.        August 2005        104,104         36.88%        $503,867          $4.84
Arch Communications Group          October 2007        48,526         17.19%        $463,423          $9.55

     Set forth below is information regarding the underwriting of the Plano Tech
Center:

                                    UNDERWRITTEN(1)
                                    ---------------
Effective Gross Income                 $2,374,505
Net Operating Income                   $1,730,109
Net Cash Flow                          $1,577,885

-----------
(1) Property was acquired on November 15, 2000. Historical operating statements are not available.

     The Sunset Valley Village. The Sunset Valley Village is a 39.7 acre property located in Sunset Valley, Texas. It is improved by a 236,592 square foot retail power center which was completed in 1998. The property includes 1,183 parking spaces and an undeveloped two acre pad which can accommodate approximately 6,500 square feet of additional retail space.

     Based on the February 10, 2001 rent roll, the Sunset Valley Village is 100% leased by a total of 26 tenants, with the six largest tenants accounting for 143,941 square feet or 60.84% of the property's rentable area.

     Set forth below is information regarding the three largest tenants at the Sunset Valley Village:

                                                                                                    IN-PLACE
                                                                      % OF          IN-PLACE        ANNUALIZED
                                      LEASE                           TOTAL        ANNUALIZED       BASE RENT
       TENANT NAME                 EXPIRATION        TENANT SF      TENANT SF       BASE RENT      PER SQ. FT.
       -----------                 ----------        ---------      ---------       ---------      -----------
     Linens N'Things              January 2014         34,040         14.39%        $355,718          $10.45
        Comp USA                 September 2013        28,900         12.22%        $372,810          $12.90
     Barnes & Noble                March 2014          26,972         11.40%        $384,351          $14.25

     Set forth below is information regarding the operating history of the Sunset Valley Village:

                                       ANNUAL
                            ----------------------------
                              1999(1)            2000           UNDERWRITTEN
                              -------            ----           ------------
Effective Gross Income      $4,699,928        $4,598,854         $4,627,972
Net Operating Income        $3,565,004        $3,466,925         $3,134,424
Net Cash Flow               $3,565,004        $3,466,925         $2,978,782

------------
(1) Property was acquired on September 29, 1999. Operating numbers are based on annualized September 29, 1999 - December 31, 1999 operating statement.

     The Westwinds of Boca. The Westwinds of Boca is a 22.5 acre property located in Boca Raton, Florida. It is improved by a 172,047 square foot, Class A, grocery anchored retail center. The property includes 1,493 parking spaces. A Home Depot is located on the property but is not part of the collateral.

     Based on the February 10, 2001 rent roll, the Westwinds of Boca is 97.81% leased by a total of 33 tenants, with the five largest tenants accounting for 121,637 square feet or 70.70% of the property's rentable area.

     Set forth below is information regarding the three largest tenants at the Westwinds of Boca:

                                                                                                    IN-PLACE
                                                                      % OF          IN-PLACE        ANNUALIZED
                                      LEASE                           TOTAL        ANNUALIZED       BASE RENT
       TENANT NAME                 EXPIRATION        TENANT SF      TENANT SF       BASE RENT      PER SQ. FT.
       -----------                 ----------        ---------      ---------       ---------      -----------
         Publix                  August 2012           65,537        38.09%          $517,742         $ 7.90
   DSW Shoe Warehouse            January 2005          25,000        14.53%          $325,000         $13.00
      Kids `R' Us                January 2018          18,600        10.81%          $157,147         $ 8.45

     Set forth below is information regarding the operating history of the Westwinds of Boca:

                                       ANNUAL
                            ----------------------------
                              1999(1)            2000           UNDERWRITTEN
                              -------            ----           ------------
Effective Gross Income      $3,185,022        $3,247,801         $3,134,071
Net Operating Income        $2,420,912        $2,406,164         $2,058,023
Net Cash Flow               $2,420,914        $2,406,164         $1,897,958

     The Reserve at Lenox Park. The Reserve at Lenox Park is a 6.5 acre property located in the Buckhead area of Atlanta, Georgia. It is improved by a 176 unit garden-style apartment complex. The improvements are comprised of 6 four-story buildings which were completed in 1998. The property has approximately 300 parking spaces. Amenities at the property include a swimming pool, media center and fitness center.

         Based on the March 23, 2001 rent roll, The Reserve at Lenox Park is 93.18% occupied.

         Set forth below is information regarding the unit mix at The Reserve at Lenox Park:

   UNIT TYPE               # UNITS         AVERAGE RENT           SQUARE FEET
   ---------               -------         ------------           -----------
    1BR/1BA                   19              $  840                   660
    1BR/1BA                   45              $  950                   810
    1BR/1BA                   22              $1,157                   940
    2BR/2BA                   19              $1,268                 1,091
    2BR/2BA                   54              $1,356                 1,180
    3BR/2BA                   14              $1,653                 1,446
    3BR/2BA                    3              $2,283                 1,550

     Set forth below is information regarding the operating history of The Reserve at Lenox Park:

                                           ANNUAL
                                         ----------
                                            1999                   UNDERWRITTEN
                                            ----                   ------------
Effective Gross Income                   $2,287,620                $2,525,931
Net Operating Income                     $1,520,303                $1,625,671
Net Cash Flow                            $1,520,303                $1,590,471

     Property Releases and Substitutions. The borrower under the RREEF Portfolio Mortgage Loan may obtain a release of any of the RREEF Portfolio Properties upon the satisfaction of various conditions set forth in the related loan documents, including--

     o payment of the release price, in an amount equal to 110% of the allocated loan amount applicable to the property to be released,

     o    payment of the applicable prepayment premium,

     o maintenance of certain debt service coverage and loan-to-value ratios with respect to the remaining properties, and

     o certain consent rights of the RREEF Portfolio B-Note Holder, unless any RREEF Portfolio Change of Control Event exists.

No more than two of the RREEF Portfolio Properties may be released during any one loan year, and no more than five of the RREEF Portfolio Properties may be released during the term of the RREEF Portfolio Mortgage Loan. The borrower must request any release at least six months prior to the maturity date of the RREEF Portfolio Mortgage Loan.

     The borrower under the RREEF Portfolio Mortgage Loan is also entitled to request the substitution of collateral in an amount equal to 50% of the total principal balance of the RREEF Portfolio Loan Pair. Any substitute collateral must satisfy certain criteria set forth in the loan documents.

     Notwithstanding any other terms in the related mortgage loan documents, the borrower under the RREEF Portfolio Mortgage Loan, is only permitted during any one year, to request--

     o    two partial releases, or

     o    two substitutions of collateral, or

     o    one partial release and one substitution.

2.   The Two Chase Manhattan Plaza Mortgage Loan.

     General Characteristics of the Two Chase Manhattan Plaza Mortgage Loan.
     -----------------------------------------------------------------------

Cut-off Date Principal Balance:          $69,709,807           Property Type:               Office
Loan Per Sq. Ft.:                        $116.77               Sq. Ft.:                     596,971
% of Initial Mortgage Pool Balance:      7.67%                 Location:                    New York, New York
Originator:                              PMCC                  Year Built/Renovated:        1929/1990
Mortgage Interest Rate:                  7.680%                Appraised Value:             $138,000,000
Maturity Date:                           November 1, 2010      Appraisal Date:              September 6, 2000
ARD Loan:                                No                    Encumbered Interest:         Fee
Anticipated Repayment Date:              N/A                   Cut-off Date LTV Ratio:      50.51%
Amortization Term:                       360                   Maturity/ARD LTV Ratio:      45.00%
Interest Calculation:                    Actual/360            Occupancy Rate:              100%
Call Protection(1):                      L(31), D(85), O(4)    Occupancy Date:              October 6, 2000
Cross-Collateralization/Default:         No                    Property Manager:            Jack Resnick & Sons, Inc.(2)
Single Asset/Portfolio:                  Single Asset          U/W DSCR:                    1.77x
Loan Purpose:                            Refinance             Acquisition Price:           N/A

-------------
     (1) From the commencement of the first full calendar month following origination.

     (2) An affiliate of the borrower under the Two Chase Manhattan Plaza Mortgage Loan.

     The Two Chase Manhattan Plaza Borrower and Sponsors. RB Pine Co. LLC is the borrower under the Two Chase Manhattan Plaza Mortgage Loan. It is--

     o a single purpose limited liability company formed under the laws of the State of Delaware,

     o owned by its sole member, 52 Habitat Co., a New York limited partnership, and

     o controlled through the general partners of 52 Habitat Co. by Jack Resnick & Sons, Inc. and the Lawrence Ruben Company, Inc.

     Jack Resnick & Sons, Inc. was founded in 1928. The company currently owns and manages more than 5 million sq. ft. of office space in Midtown and Downtown Manhattan. The Company also manages over 1,500 apartments in the New York metropolitan area.

     The Lawrence Ruben Company, Inc. has been active in the development and management of high-grade commercial real estate in America's major cities for over forty years. In New York, Washington, DC and Boston, the company has participated in the development, acquisition and management of over six million square feet of office space and 1,000 luxury apartment units. The Company's New York developments include One Dag Hammarskjold Plaza and 1700 Broadway.

     The Two Chase Manhattan Plaza Property. The Two Chase Manhattan Plaza Property is a 0.52 acre property located in the financial district of New York, New York. It is improved by a 38-story, Class B office building.

     The Two Chase Manhattan Plaza Property is currently 100% leased to J.P. Morgan Chase & Company. The lease, the initial term of which expires on December 31, 2006, has two 10-year renewal options. J.P. Morgan Chase & Company is responsible for all operating expenses, including all taxes and insurance, for the Two Chase Manhattan Plaza Property. Under the terms of its lease, J.P. Morgan Chase & Company has the option to purchase the Two Chase Manhattan Plaza Property between January 1, 2001 and December 31, 2003 at a purchase price equal to the greater of--

     o the total principal balance outstanding on the Two Chase Manhattan Plaza Mortgage Loan, and

     o the fair market value of the Two Chase Manhattan Plaza Property on the 15th anniversary of its lease, as agreed to by J.P. Morgan Chase & Company and the related borrower or as determined by arbitration.

     In an amendment to the lease dated as of October 12, 2000, J.P. Morgan Chase & Company agreed that in the event of its exercise of the purchase option, it would--

     o take title to the Two Chase Manhattan Plaza Property subject to the Two Chase Manhattan Plaza Mortgage Loan, or

     o prepay or defease the Two Chase Manhattan Plaza Mortgage Loan generally in accordance with the terms of the related mortgage loan documents.

     If the tenant elects or is required to prepay the Two Chase Manhattan Plaza Mortgage Loan, the related loan documents require payment of a prepayment premium equal to the greater of--

     o    one percent of the prepaid principal balance, or

     o a yield maintenance charge calculated as set forth in the related loan documents, plus an amount equal to 0.75% of the prepaid principal balance.

     Set forth below is information regarding the sole tenant at the Two Chase Manhattan Plaza Property:


                                                                                                         In-Place
                                                                           % of          In-Place       Annualized
                                        Lease                              Total        Annualized      Base Rent
         Tenant Name                  Expiration          Tenant SF      Tenant SF      Base Rent      Per Sq. Ft.
         -----------                  ----------          ---------      ---------      ---------      -----------
 J.P. Morgan Chase & Company       December 31, 2006       596,971         100%        $12,573,428        $21.06


     Set forth below is information regarding the escrows and reserves for the Two Chase Manhattan Plaza Property:

     o A leasing reserve will be established prior to the expiration of the lease held by J.P. Morgan Chase & Company in the event that J.P. Morgan Chase & Company fails to extend such Two Chase Manhattan Plaza Property lease. The borrower will be required to deposit an amount equal to all excess cash flow for the Two Chase Manhattan Plaza Property, until such time as the balance equals $14,500,000. The funding of the leasing reserve will commence at the earlier of (i) January 1, 2005 if J.P. Morgan Chase & Company fails to extend the lease, or (ii) an earlier date if it is determined that there will be insufficient cash flow to fully fund the reserve by the lease expiration date.

     o In the event that the lease held by J.P. Morgan Chase & Company expires or terminates and an approved replacement tenant is not occupying the entire Two Chase Manhattan Plaza Property pursuant to an approved replacement lease, the borrower will be required to make monthly payments of $7,500 into a replacement reserve.

     Set forth below is information regarding the underwriting of the Two Chase Manhattan Plaza Property:

                                    UNDERWRITTEN
                                    ------------
Effective Gross Income               $19,992,159
Net Operating Income                 $12,057,776
Net Cash Flow                        $10,568,583

     Cash Management/Lockbox. The borrower under the Two Chase Manhattan Plaza Mortgage Loan must cause all rents from the Two Chase Manhattan Plaza Property to be deposited directly into a lender controlled rent account. Rents will be transferred from the lender controlled account to a separate account controlled by the related borrower until the earliest to occur of:

     o January 1, 2005, if J.P. Morgan Chase & Company fails to exercise the extension option provided for under the terms of its lease,

     o the date the debt service coverage ratio from operations falls below 1.30x, and/or

     o an event of default under the loan documents for the Two Chase Manhattan Plaza Mortgage Loan.

     Mezzanine Debt. The borrower under the Two Chase Manhattan Plaza Mortgage Loan has a one time right to incur mezzanine debt in the event that J.P. Morgan Chase & Company fails to extend its lease and the leasing reserve is not sufficient to pay the retenanting costs for the Two Chase Manhattan Plaza Property and, on a limited basis, to pay for replacements and alterations to the Two Chase Manhattan Plaza Property, of which a maximum of up to $5 million of the mezzanine debt may be used for expenditures associated with replacements and alterations to the Two Chase Manhattan Plaza Property. The related borrower must also satisfy certain conditions contained in the related mortgage loan documents, including obtaining rating agency approval and providing evidence that the Two Chase Manhattan Plaza Loan shall have a minimum debt service coverage ratio of 1.60x and a minimum debt service coverage ratio for the combined first mortgage and mezzanine debt of 1.35x prior to incurring any mezzanine debt.

3.   The Towerpoint Resort/Good Life Mortgage Loans.

         General Characteristics of the Towerpoint Resort/Good Life Mortgage Loans.
         -------------------------------------------------------------------------
Cut-off Date Principal Balance:            $39,900,000          Property Type:                Manufactured Housing
% of Initial Mortgage Pool Balance:        4.39%                Location:                     Mesa, Arizona
Originator:                                PMCC                 Year Built/Renovated:         1976/1999
Mortgage Interest Rate:                    7.840%               Total Appraised Value:        $51,000,000
Maturity Date:                             June 1, 2011         Appraisal Date:               July 28, 2000
ARD Loan:                                  No                   Encumbered Interest:          Fee
Anticipated Repayment Date:                N/A                  Cut-off Date LTV Ratio:       78.24%
Amortization Term:                         360(1)               Maturity/ARD LTV Ratio:       69.81%
Interest Calculation:                      Actual/360           Occupancy Rate:               90.0%/91.2%
Call Protection(2):                        L(48), D(71), O(7)   Occupancy Date:               June 30, 2000
Cross-Collateralization/Default:           Yes(3)               Property Manager:             Continental Community Management
                                                                                              Services, LLC(4)
Single Asset/Portfolio:                    Portfolio            U/W DSCR:                     1.22x
Loan Purpose:                              Acquisition          Acquisition Price:            $50,800,000

--------------------

(1) 18-payment interest only period followed by amortization on a 30-year schedule for 42-payments and amortization on a 25-year schedule for the final 66-payments.

(2) From the commencement of the first full calendar month following origination.

(3) The Towerpoint Resort/Good Life Mortgage Loans are two cross-collateralized and cross-defaulted loans made to related borrowers.

(4) Affiliated with the borrowers under the Towerpoint Resort/Good Life Mortgage Loans.

     The Towerpoint Resort Mobile Home Park/Good Life Mobile Home Park Borrowers and Sponsor. Towerpoint MHC, LLC is the borrower under one of the Towerpoint Resort/Good Life Mortgage Loans, and Good Life MHC, LLC is the borrower under the other. Each such borrower is--

     o a single purpose limited liability company formed under the laws of the State of Delaware,

     o owned by its managing member--Towerpoint I, Inc. in the case of Towerpoint MHC, LLC and Good Life I, Inc. in the case of Good Life MHC, LLC--and by Continental Communities, LLC, and

     o controlled through Continental Communities, LLC by Continental Communities Holdings, LLC.

     Continental Communities, LLC currently controls 27 manufactured housing properties across the country totaling over 8,300 pad sites.

     The Towerpoint Resort/Good Life Properties. The Towerpoint/Good Life Mortgage Loans are secured by two manufactured home communities in Mesa, Arizona. The table below identifies those properties:


                                                                                                            ALLOCATED
                                                   OCCUPANCY   YEAR BUILT/     APPRAISED         U/W           LOAN
PROPERTY NAME           CITY     STATE    PADS       RATE       RENOVATED        VALUE           NCF          AMOUNT
-------------           ----     -----    ----       ----       ---------        -----           ---          ------
Towerpoint Resort
Mobile Home Park        Mesa      AZ      1113       91.20      1977/1999     $25,600,000    $2,148,071    $20,235,000
Good Life Mobile
Home Park               Mesa      AZ      1179       90.00      1976/1999     $25,400,000    $2,085,977    $19,665,000
                                          ----       -----                    -----------    ----------    -----------
Total                                     2292       90.58                    $51,100,000    $4,234,048    $39,900,000

     The Towerpoint Resort Mobile Home Park Property. The Towerpoint Resort Mobile Home Park Property is a 65.83 acre property located in Mesa, Arizona. It is improved by 1,113-pad manufactured home community. The improvements at the property include 37,206 square feet of common area recreational and craft rooms, including a library, billiard room, computer center, exercise room and a 900-seat ballroom/auditorium. Additional amenities include two swimming pools, 20 lighted shuffle board courts and three laundry facilities.

     Set forth below is information regarding the escrows and reserves for the Towerpoint Resort Mobile Home Park Property:

         RESERVE TYPE        INITIAL RESERVE DEPOSIT     MONTHLY RESERVE DEPOSIT
         ------------        -----------------------     -----------------------
Real Estate Tax Reserve          $     21,061                 $     5,265
Insurance Reserve                $      6,250                 $     2,083
Replacement Reserve              $          0                 $     1,660
Seasonal Reserve(1)              $    286,828                 $       (1)
Sinking Fund Reserve(2)          $        (2)                 $       (2)

-------------

(1) Payments are made from October through March in an amount sufficient to fund debt service and other reserve payments for the following April through September.

(2) The initial payment of $178,000 is due on or about February 1, 2008, with subsequent payments every six months thereafter, increasing to $225,031 due on February 1, 2011, whereby the reserve will total $1,405,263. The borrower may deposit either cash or letters of credit into the Sinking Fund Reserve.

     Set forth below is information regarding the operating history of the Towerpoint Resort Mobile Home Park Property:


                                                                     ANNUAL
                                   ------------------------------------------------------------------------------
                                                                                 12 MONTHS (ENDING
                                      1997             1998            1999       JUNE 30, 2000)     UNDERWRITTEN
                                      ----             ----            ----       --------------     ------------
Effective Gross Income             $3,059,700       $3,169,464      $3,278,002      $3,442,456        $3,453,410
Net Operating Income               $1,847,241       $1,936,057      $2,059,950      $2,223,459        $2,192,591
Net Cash Flow                      $1,647,241       $1,836,057      $2,059,950      $2,223,459        $2,148,071


     The Good Life Mobile Home Park Property. The Good Life Mobile Home Park Property is a 59.48 acre property located in Mesa, Arizona. It is improved by 1,179-pad manufactured home community. The improvements at the property include 48,611 square feet of common area recreational and craft rooms, including a library, billiard room, computer center, exercise room and a 800-seat ballroom/auditorium. Additional amenities include two swimming pools, two spas, 24 lighted shuffle board courts and three laundry facilities.

     Set forth below is information regarding the escrows and reserves for the Good Life Mobile Home Park Property:

     RESERVE TYPE         INITIAL RESERVE DEPOSIT      MONTHLY RESERVE DEPOSIT
     ------------         -----------------------      -----------------------
Real Estate Tax Reserve           $ 21,287                     $ 5,322
Insurance Reserve                 $  6,250                     $ 2,083
Replacement Reserve               $      0                     $ 1,180
Seasonal Reserve(1)               $276,305                     $     0
Sinking Fund Reserve(2)           $      0                     $     0

----------

(1) Payments are made from October through March in an amount sufficient to fund debt service and other reserve payments for the following April through September.

(2) The initial payment of $171,597 is due on or about February 1, 2008, with subsequent payments every six months thereafter, increasing to $219,461 due on February 1, 2011, whereby the reserve will total $1,370,478. The borrower may deposit either cash or letters of credit into the Sinking Fund Reserve.

     Set forth below is information regarding the operating history of the Good Life Mobile Home Park Property:


                                                                  ANNUAL
                                  --------------------------------------------------------------
                                                                                    12 MONTHS
                                                                                     (ENDING
                                     1997            1998             1999        JUNE 30, 2000)     UNDERWRITTEN
                                     ----            ----             ----        --------------     ------------
Effective Gross Income            $2,881,438      $2,921,545       $3,130,578       $3,282,405        $3,368,893
Net Operating Income              $1,794,180      $1,795,023       $2,001,859       $2,083,628        $2,133,137
Net Cash Flow                     $1,694,180      $1,775,023       $2,001,859       $2,083,628        $2,085,977


     Each of the borrowers under the Towerpoint Resort/Good Life Mortgage Loans has the right to prepay its loan during the final six months of the loan term and obtain a release of the related mortgaged real property, which prepayment and release would have the effect of breaking the cross-collateralization.

     Cash Management/Lockbox. The borrowers under the Towerpoint Resort/Good Life Mortgage Loans must cause the property manager to deposit all rents from the related mortgaged real properties into a lender controlled rent account.

4.   The IDT Building Mortgage Loan.


         General Characteristics of the IDT Building Mortgage Loan.
         ---------------------------------------------------------
Cut-off Date Principal Balance:         $29,965,904.07       Property Type:               Office
Loan Per Sq. Ft.:                       $67.46               Sq. Ft.:                     444,180
% of Initial Mortgage Pool Balance:     3.30%                Location:                    Newark, New Jersey
Originator:                             PMCC                 Year Built/Renovated:        1956/1990
Mortgage Interest Rate:                 8.900%               Appraised Value:             $43,600,000
Maturity Date:                          April 1, 2020        Appraisal Date:              January 1, 2000
ARD Loan:                               No                   Encumbered Interest:         Fee
Anticipated Repayment Date:             N/A                  Cut-off Date LTV Ratio:      68.73%
Amortization Term:                      240(1)               Maturity/ARD LTV Ratio:      0%
Interest Calculation:                   Actual/360           Occupancy Rate:              100%
Call Protection(2):                     L(49), D or > YM     Occupancy Date:              February 24, 2000
                                        or 1% (184), O(7)
Cross-Collateralization/Default:        No                   Property Manager:            Westminster Management, L.P.(3)
Single Asset/Portfolio:                 Single Asset         U/W DSCR:                    1.20x
Loan Purpose:                           Refinance            Acquisition Price:           N/A

---------------

(1) Monthly payments are based on a 300-month amortization schedule for 120-payments and on a 120-month amortization schedule for the remaining 120-payments.

(2) From the commencement of the first full calendar month following origination.

(3)  An affiliate of the borrower under the IDT Building Mortgage Loan.

     The IDT Building Borrower and Sponsor. 520 Broad Street Associates, LLC is the borrower under the IDT Building Mortgage Loan. It is--

     o a single purpose limited liability company formed under the laws of the State of New Jersey, and

     o controlled through its managing member, 520 Broad Street Realty Corp., by Charles Kushner.

     Charles Kushner has been President and CEO of the Kushner Company, a New Jersey based real estate and development company, since 1985. Kushner Company owns and operates more than 15,000 apartments and over three million square feet of commercial, industrial and retail space.

     The IDT Building Property. The IDT Building Property is a 4.33 acre property located in Newark, New Jersey. It is improved by a 18-story office building and multi-level parking garage. The improvements consist of 444,180 square feet of net rentable area.

     Set forth below is information regarding the sole tenant at the IDT Building Property:


                                                                                                       IN-PLACE
                                                                     % OF           IN-PLACE          ANNUALIZED
                                   LEASE                            TOTAL          ANNUALIZED         BASE RENT
       TENANT NAME              EXPIRATION         TENANT SF      TENANT SF        BASE RENT         PER SQ. FT.
       -----------              ----------         ---------      ---------        ---------         -----------
     IDT Corporation          March 31, 2020        444,180          100%          $4,344,360           $9.78

     Set forth below is information regarding the escrows and reserves for the IDT Building Property:

RESERVE TYPE                 INITIAL RESERVE DEPOSIT   MONTHLY RESERVE DEPOSIT
------------                 -----------------------   -----------------------
Real Estate Tax Reserve          $514,969                    $128,742
Insurance Reserve                $ 14,941                    $  5,968
Replacement Reserve              $      0                    $  8,070

         Set forth below is information regarding the operating history of the IDT Building Property:

                                     ANNUAL
                                   ----------
                                       2000                     UNDERWRITTEN
                                   ----------                   ------------
Effective Gross Income             $5,785,523                    $7,883,243
Net Operating Income               $4,267,946                    $3,909,924
Net Cash Flow                      $4,267,946                    $3,636,955


     Cash Management/Lockbox. The borrower under the IDT Building Mortgage Loan must cause all rents from the IDT Building Property to be deposited directly into a lender controlled rent account.

     Prepayment. During the defeasance period and in lieu of defeasance, the related borrower also has the right to prepay the IDT Building Loan in whole, but not in part, provided that the borrower pays a prepayment premium equal to the greater of--

     o    1% of the principal amount to be prepaid, or

     o the required yield maintenance set forth in the related mortgage loan documents.

5.   The Ohana Waikiki Tower Mortgage Loan.


         General Characteristics of the Ohana Waikiki Tower Mortgage Loan.
         ----------------------------------------------------------------
Cut-off Date Principal Balance:          $22,924,255.91        Property Type:              Hotel
Loan Per Room:                           $52,101               Rooms:                      440
% of Initial Mortgage Pool Balance:      2.52%                 Location:                   Honolulu, Hawaii
Originator:                              PMCC                  Year Built/Renovated:       1977/ 2000
Mortgage Interest Rate:                  7.60%                 Appraised Value:            $43,900,000
Maturity Date:                           April 1, 2011         Appraisal Date:             February 1, 2001
ARD Loan:                                No                    Encumbered Interest:        Fee/Leasehold
Anticipated Repayment Date:              N/A                   Cut-off Date LTV Ratio:     52.22%
Amortization Term:                       300                   Maturity/ARD LTV Ratio:     49.59%
Interest Calculation:                    Actual/360            Occupancy Rate:             69.80%
Call Protection(1):                      L(48), D(68), O(4)    Occupancy Date:             December 31, 2000
Cross-Collateralization/Default:         No                    Property Manager:           Outrigger Hotels Hawaii(2)
Single Asset/Portfolio:                  Single Asset          U/W DSCR:                   1.58x
Loan Purpose:                            Refinance             Acquisition Price:          N/A

------------

(1)  From the first full calendar month following origination.

(2)  An affiliate of the borrower under the Ohana Waikiki Tower Mortgage Loan.

     The Ohana Waikiki Tower Loan Borrower and Sponsor. OWT, LLC is the borrower under the Ohana Waikiki Tower Mortgage Loan. It is--

     o a single purpose limited liability company formed under the laws of the State of Hawaii,

     o    owned by OEW, Inc., and

     o    controlled by Outrigger Enterprises, Inc.

     Outrigger Enterprises, Inc. is a privately owned investment holding company based in Honolulu, Hawaii. Outrigger Enterprises, Inc. is the parent company of Outrigger Hotels & Resorts, the largest full-service lodging and hospitality company in Hawaii. Outrigger Hotels & Resorts has over 50 years of experience in the ownership and management of hotel properties and has approximately 35 hotels and resort condominiums and 10,400 hotel rooms and condominium units under its management.

     The Ohana Waikiki Tower Property. The Ohana Waikiki Tower Property is a
0.94 acre property located within the Waikiki Resort District of Honolulu, Hawaii. The Ohana Waikiki Tower Property is improved by a hotel, with 439 guestrooms in addition to a two-story penthouse (which is not currently offered to the market, nor underwritten), that was built in 1977 and was extensively renovated in 2000. Amenities at the Ohana Waikiki Tower Property include an outdoor pool and sundeck, full-service restaurant, room service, tour desks and retail stores.

     Set forth below is information regarding the average occupancy, the average daily rate and the revenue per available room for the Ohana Waikiki Tower
Property:

   AVERAGE               OCCUPANCY          AVERAGE DAILY       REVENUE PER
  OCCUPANCY             AS OF DATE               RATE          AVAILABLE ROOM
  ---------          -----------------      -------------      --------------
   81.70%            December 31, 1998          $70.75             $57.78
   77.10%            December 31, 1999          $72.36             $55.80
   69.80%            December 31, 2000          $79.83             $55.72

     Set forth below is information regarding the room mix at the Ohana Waikiki Tower Property:

          ROOM TYPE                      # ROOMS
          ---------                      -------
             Twin                           40
            Double                         217
            Queen                          102
             King                           80

     Set forth below is information regarding the escrows and reserves for the Ohana Waikiki Tower Property:


         RESERVE TYPE            INITIAL RESERVE DEPOSIT                    MONTHLY RESERVE DEPOSIT
         ------------            -----------------------                    -----------------------
         FF&E Reserve                      $0               an amount  equal to 1/12 of 4% of the  property's  gross
                                                            revenues for the prior calendar year

         Set forth below is information regarding the operating history for the Ohana Waikiki Tower Property:


                                                                    ANNUAL
                               ----------------------------------------------------------------------------------
                                   1997             1998              1999             2000          UNDERWRITTEN
                                   ----             ----              ----             ----          ------------
Effective Gross Income         $11,021,765      $10,466,265       $10,046,650       $10,045,393     $9,830,516
Net Operating Income           $ 3,439,542      $ 3,871,888       $ 3,551,168       $ 3,880,144     $3,731,433
Net Cash Flow                  $ 2,888,454      $ 3,348,575       $ 3,048,835       $ 3,377,874     $3,239,907


     Cash Management/Lockbox. The borrower under the Ohana Waikiki Tower Mortgage Loan must cause the property manager to deposit all hotel rents and profits from the Ohana Waikiki Tower Property into a specified account. Unless and until an event of default occurs under the Ohana Waikiki Mortgage Tower Mortgage Loan or the net operating income debt service coverage ratio is less than 1.30x, the related borrower will have access to those funds.

     Ground Lease. OWT, LLC owns 75% of the fee interest and 100% of the ground leasehold interest in Ohana Waikiki Tower under a ground lease which expires on November 30, 2050. A co-tenancy agreement with RRK Hotel Associates LLC, a 12.5% fee interest owner, and RRK Land Company LLC, a 12.5% fee interest owner, is in effect.

     Renovations. The borrower has the right to renovate and construct improvements to the property pursuant to plans submitted to and approved by the applicable rating agencies and the lender. In the event cash flow is decreased during the construction and renovation period, the borrower under the Ohana Waikiki Tower Mortgage Loan must provide the lender with acceptable collateral such that the projected cash flow from the Ohana Waikiki Tower Property and additional collateral will equal 125% of the debt service on the Ohana Waikiki Tower Mortgage Loan during that same period.

6.   The Anchorage Portfolio Mortgage Loans.


                  General Characteristics of the Anchorage Portfolio Mortgage Loans.
                  -----------------------------------------------------------------
Cut-off Date Principal Balance:          $22,652,565           Property Type:              Office/Industrial
Loan Per Sq. Ft.:                        $47.46                Total Sq. Ft.:              477,329
% of Initial Mortgage Pool Balance:      2.49%                 Location:                   Anchorage, Alaska
Originator:                              PMCC                  Year Built/Renovated:       Various
Mortgage Interest Rate:                  7.660%                Total Appraised Value:      $31,500,000
Maturity Date:                           January 1, 2011       Appraisal Date:             October 30, 2000
ARD Loan:                                No                    Encumbered Interest:        Fee / Leasehold
Anticipated Repayment Date:              N/A                   Cut-off Date LTV Ratio:     71.91%
Amortization Term:                       264                   Maturity/ARD LTV Ratio:     56.82%
Interest Calculation:                    Actual/ 360           Occupancy Rate:             93.22%/97.75%
Call Protection(1):                      L(48), D(68), O(4)    Occupancy Date:             April 19, 2001
Cross-Collateralization/Default:         Yes(2)                Property Manager:           Cameron Realty Management, Inc.(3)
Single Asset/Portfolio:                  Portfolio             U/W DSCR:                   1.46x
Loan Purpose:                            Acquisition           Acquisition Price:          $30,000,000

---------

(1) From the commencement of the first full calendar month following origination.

(2) The Anchorage Portfolio Mortgage Loans are two cross-collateralized and cross-defaulted loans made to related borrowers.

(3)  An affiliate of the borrowers under the Anchorage Portfolio Mortgage Loans.

     The Anchorage Portfolio Borrowers and Sponsor. Anchorage Business Center, LLC and Anchorage Distribution Center, LLC are the borrowers under the Anchorage Portfolio Mortgage Loans.

     Anchorage Business Center, LLC is--

     o a single purpose limited liability company formed under the laws of the State of Alaska,

     o owned by Ziegler Anchorage Holding, LLC (99%) and Anchorage Business Center Managing Member, Inc., its managing member (1%), and

     o    controlled through its managing member by John S. Ziegler.

     Anchorage Distribution Center, LLC is--

     o a single purpose limited liability company formed under the laws of the State of Alaska,

     o owned by Ziegler Anchorage Holding, LLC (99%) and Anchorage Distribution Center Managing Member, Inc., its managing member (1%), and

     o    controlled through its managing member by John S. Ziegler.

     John S. Ziegler has been involved in managing and building real estate investments for himself and for the Ziegler family's interests since 1984. Mr. Ziegler founded STG Group in 1985, and currently controls a portfolio of 13 retail, office and industrial properties totaling approximately one million square feet.

     The Anchorage Portfolio Properties. The Anchorage Portfolio Properties are comprised of:

     o a 15.38 acre property located in Anchorage, Alaska, which is improved by a 183,945 square foot office complex known as Anchorage Business Park; and

     o a 15.18 acre property located in Anchorage, Alaska, which is improved by a 293,384 square foot industrial/warehouse and office complex known as Anchorage Distribution Center.


                                                                            YEAR                               ALLOCATED
                                                   SQUARE    OCCUPANCY     BUILT/     APPRAISED      U/W         LOAN
       PROPERTY NAME            CITY     STATE      FEET        RATE     RENOVATED      VALUE        NCF        AMOUNT
       -------------            ----     -----     ------    ---------   ---------    ---------      ---       ---------
Anchorage Business Park       Anchorage Alaska    183,945      93.22%    1974/ N/A   $16,500,000  $1,571,815  $12,012,000
Anchorage Distribution
Center                        Anchorage Alaska    293,384      97.75%    1973/ N/A   $15,000,000  $1,477,898  $10,758,000


     The Anchorage Business Park. The improvements at the Anchorage Business Park were constructed in five phases between 1974 and 1978 and consist of 14 single-story buildings. The improvements are comprised of 183,945 rentable square feet of office space and 736 parking spaces. Based upon a April 19, 2001 rent roll, the improvements at the Anchorage Business Park are 93.22% occupied by a total of 34 tenants, with the five largest tenants accounting for 76,197 square feet or 41.42% of the property's rentable area.

     Set forth below is information regarding the three largest tenants at the Anchorage Business Park:


                                                                                                       IN-PLACE
                                                                           % OF        IN-PLACE       ANNUALIZED
                                          LEASE                           TOTAL       ANNUALIZED       BASE RENT
           TENANT NAME                 EXPIRATION         TENANT SF     TENANT SF      BASE RENT      PER SQ. FT.
           -----------                 ----------         ---------     ---------      ---------      -----------
      First Health Services           January 2003         33,870         18.41%        $620,508        $18.32
   Cellular Alaska Partnership        November 2005        13,879          7.55%        $273,139        $19.68
 ENSR Consulting and Engineering      December 2003        10,411          5.66%        $184,872        $17.76

     Set forth below is information regarding the lease expiration schedule for the Anchorage Business Park:


                                  NUMBER OF             SQ. FT. OF               % OF               CUMULATIVE
                                    LEASES                LEASES                TOTAL                  % OF
    YEAR OF EXPIRATION             EXPIRING              EXPIRING              SQ. FT.            TOTAL SQ. FT.
    ------------------             --------              --------              -------            -------------
           2001                        9                  30,129                16.4%                 16.4%
           2002                       12                  34,504                18.8%                 35.1%
           2003                       13                  62,210                33.8%                 69.0%
           2004                        3                  17,021                 9.3%                 78.2%
           2005                        5                  24,684                13.4%                 91.6%
       2006 to 2010                    1                   2,926                 1.6%                 93.2%

     Set forth below is information regarding the escrows and reserves for the Anchorage Business Center:

RESERVE TYPE               INITIAL RESERVE DEPOSIT     MONTHLY RESERVE DEPOSIT
------------               -----------------------     -----------------------
Real Estate Taxes Reserve           $121,426                      $20,238
Insurance Reserve                    $ 2,515                        $ 838
Replacement Reserve                    $   0                       $3,721
TI/LC Reserve                       $150,000                      $24,000

     Set forth below is information regarding the operating history of the Anchorage Business Center:


                                                                     ANNUAL
                              -----------------------------------------------------------------------------------
                                                                                  8 MONTHS
                                                                              ANNUALIZED (ENDING
                                   1997            1998            1999         AUGUST 31, 2000)     UNDERWRITTEN
                                   ----            ----            ----       -------------------    ------------
Effective Gross Income          $2,512,754      $2,742,435      $2,934,512        $3,158,474          $3,058,345
Net Operating  Income           $1,505,463      $1,683,953      $1,836,969        $2,110,179          $1,880,849
Net Cash Flow                   $  314,620      $1,219,607      $1,166,653        $1,401,072          $1,571,815

     The Anchorage Distribution Center. The improvements at the Anchorage Distribution Center were constructed between 1973 and 1975 and consist of three single-story buildings. The improvements are comprised of 293,384 rentable square feet of industrial/warehouse and office space and 142 parking spaces. Based upon the April 19, 2001 rent roll, the improvements at the Anchorage Distribution Center are 97.75% occupied by a total of ten tenants, with the five largest tenants accounting for 241,316 square feet or approximately 82.25% of the property's rentable area.

     Set forth below is information regarding the three largest tenants at the Anchorage Distribution Center:


                                                                                                       IN-PLACE
                                                                           % OF        IN-PLACE       ANNUALIZED
                                         LEASE                            TOTAL       ANNUALIZED       BASE RENT
          TENANT NAME                 EXPIRATION         TENANT SF      TENANT SF      BASE RENT      PER SQ. FT.
          -----------                 ----------         ---------      ---------      ---------      -----------
     American Fast Freight             July 2003           83,217         28.36%        $682,894         $8.21
         General Parts              September 2003         54,150         18.45%        $441,864         $8.16
      McKesson Corporation             July 2007           39,450         13.44%        $326,646         $8.28

     Set forth below is information regarding the lease expiration schedule for the Anchorage Distribution Center:


                               NUMBER OF             SQ. FT. OF                % OF                CUMULATIVE
                                LEASES                  LEASES                 TOTAL                  % OF
  YEAR OF EXPIRATION           EXPIRING                EXPIRING               SQ. FT.             TOTAL SQ. FT.
  ------------------           --------                --------               -------             -------------
         2001                      2                   24,468                   8.3%                   8.3%
         2002                      2                   52,499                  17.9%                  26.2%
         2003                      4                   137,367                 46.8%                  73.1%
         2004                      0                      0                       0%                  73.1%
         2005                      0                      0                       0%                  73.1%
         2006                      1                   33,000                  11.3%                  84.3%
         2007                      1                   39,450                  13.4%                  97.8%

     Set forth below is information regarding the escrows and reserves for the Anchorage Distribution Center.

RESERVE TYPE                   INITIAL RESERVE DEPOSIT   MONTHLY RESERVE DEPOSIT
------------                   -----------------------   -----------------------
Real Estate Taxes Reserve            $ 94,051                 $ 15,675
Insurance Reserve                    $  2,515                 $    838
Replacement Reserve                  $      0                 $  3,668
TI/LC Reserve                        $ 80,000                 $ 14,000

     Set forth below is information regarding the operating history of the Anchorage Distribution Center:


                                                                     ANNUAL
                              -----------------------------------------------------------------
                                                                                   8 MONTHS
                                                                                  ANNUALIZED
                                                                                   (ENDING
                                    1997            1998           1999         AUGUST 31, 2001)      UNDERWRITTEN
                                    ----            ----           ----         ---------------       ------------
Effective Gross Income           $2,133,986      $2,018,840     $2,385,471        $2,246,044          $2,371,186
Net Operating  Income            $1,664,893      $1,497,619     $1,851,784        $1,631,137          $1,673,918
Net Cash Flow                    $1,143,918      $1,004,869     $1,799,733        $1,512,030          $1,477,898

     Cash Management/Lockbox. Until the mezzanine financing described in the next paragraph is paid in full, and until either the renewal or retenanting of space currently leased by Program for Infants/Children, Burnham Services, Metropolitan Life, Baker Petrolite, Baker Oil Tools, Cellular Alaska Partnership and SKW Eskimo, in respect to the Anchorage Business Park Property, or ARCO Alaska, Inc., in respect to the Anchorage Distribution Center Property, the borrowers under the Anchorage Portfolio Mortgage Loans must cause all rental payments from the Anchorage Portfolio Properties to be remitted to a lender controlled account. Unless and until an event of default occurs under the Anchorage Portfolio Mortgage Loans, however, the borrower will have access to those rental payments.

     Mezzanine Financing. PMCC Inc. has provided mezzanine financing to Ziegler Anchorage Holdings, LLC in the amount of $850,000 to purchase the Anchorage Business Park and $925,000 to purchase the Anchorage Distribution Center. This financing is evidenced by a single note in the amount of $1,775,000. The current balance is $1,665,472. The interest rate is equal to 6.5 percentage points above the stated LIBOR rate, as reported on the next to last business day of the immediately preceding calendar month. The mezzanine loan will fully amortize over a five year period.

     Ground Lease. Anchorage Distribution Center, LLC holds its leasehold interest in the Anchorage Distribution Center under a ground lease with Robert
G. Sholton. The ground lease provides for fixed monthly ground lease payments that currently total $150,564 annually. The ground lease rent payment is scheduled to increase to $170,349 per year on July 1, 2002. The ground lease expires on June 30, 2028.

7.   The Gables Stonebridge Apartments Mortgage Loan.


         GENERAL CHARACTERISTICS OF THE GABLES STONEBRIDGE APARTMENTS MORTGAGE LOAN.
         --------------------------------------------------------------------------
Cut-off Date Principal Balance:         $22,000,000           Property Type:               Multifamily
Loan Per Unit:                          $44,000               Units:                       500
% of Initial Mortgage Pool Balance:     2.42%                 Location:                    Cordova, Tennessee
Originator:                             PMCC                  Year Built/Renovated:        1994/ NA
Mortgage Interest Rate:                 7.220%                Appraised Value:             $27,600,000
Maturity Date:                          January 1, 2011       Appraisal Date:              December 12, 2000
ARD Loan:                               No                    Encumbered Interest:         Fee
Anticipated Repayment Date:             N/A                   Cut-off Date LTV Ratio:      79.71%
Amortization Term:                      360(1)                Maturity/ARD LTV Ratio:      72.48%
Interest Calculation:                   Actual/ 360           Occupancy Rate:              93.80%
Call Protection(2):                     L(48), D(68), O(4)    Occupancy Date:              April 11, 2001
Cross-Collateralization/Default:        No                    Property Manager:            Gables Residential Services,
                                                                                           Inc.(3)
Single Asset/Portfolio:                 Single-Asset          U/W DSCR:                    1.28x
Loan Purpose:                           Acquisition           Acquisition Price:           $26,720,800

-----------

(1) 24-payment interest only period followed by amortization on a 30-year schedule.

(2)  From commencement of the first full calendar month following origination.

(3) An affiliate of the borrower under the Gables Stonebridge Apartments Mortgage Loan. Gables Residential Services, Inc. has over 18 years of multifamily management experience and over 40,000 apartment units currently under its management in the primary markets of Georgia, Florida, Tennessee and Texas.

     The Gables Stonebridge Apartments Borrower and Sponsor. CMS Stonebridge, LLC is the borrower under the Gables Stonebridge Apartments Loan. It is--

     o a single purpose, limited liability company formed under the laws of the State of Delaware,

     o owned by CMS Tennessee Multifamily Joint Venture, LP (99%) and CMS Stonebridge Manager, LLC (1%), its managing member, and

     o controlled through its managing member by CMS Stonebridge Manager Corporation.

     CMS Tennessee Multifamily Joint Venture, LP is a Delaware limited partnership and a 99% limited partner of the borrower. CMS Entrepreneurial II Partners is a Delaware general partnership which owns a 68% limited partnership interest in CMS Tennessee Multifamily Joint Venture, LP. CMS Entrepreneurial II Partners is an affiliate of Capital Management Systems. Capital Management Systems and its affiliates have been actively engaged in real estate and business investing for 19 years. Capital Management Systems invests in real estate transactions involving multifamily, retail, office and other properties.

     The Gables Stonebridge Apartments Property. The Gables Stonebridge Apartments Property is a 32.28 acre property located in Cordova, Tennessee, which is improved by a 500 unit garden-style apartment complex. The improvements at the Gables Stonebridge Apartments Property were constructed in three phases between 1994 and 1996 and consist of 36 two- and three-story buildings containing 439,880 square feet of space. Amenities at the Gables Stonebridge Apartments Property include a leasing office, two maintenance buildings, 922 parking spaces, two tennis courts, two swimming pools, two jacuzzis, a stocked lake, car wash, fitness center with sauna, picnic areas and a gated entrance. Based on the April 11, 2001 rent roll, the Gables Stonebridge Apartments Property is 93.8% occupied.

     Set forth below is information regarding the unit mix at the Gables Stonebridge Apartments Property:

 UNIT TYPE         # UNITS         AVERAGE SQ. FT.         AVERAGE RENT
 ---------         -------         ---------------         ------------
 1 BR/1 BA            87               640                   $605
 1 BR/1 BA           109               733                   $586
 2 BR/2 BA            53               880                   $700
 2 BR/2 BA           189               973                   $666
 3 BR/2 BA            16             1,123                   $820
 3 BR/2 BA            46             1,213                   $850

     Set forth below is information regarding the escrows and reserves for the Gables Stonebridge Apartments Property:

RESERVE TYPE               INITIAL RESERVE DEPOSIT    MONTHLY RESERVE DEPOSIT
------------               -----------------------    -----------------------
Real Estate Taxes Reserve         $   0                      $30,545
Insurance Reserve                 $   0                       $3,720
Replacement Reserve               $   0                       $9,542

     Set forth below is information regarding the operating history of the Gables Stonebridge Apartments Property:


                                                                         ANNUAL
                                      --------------------------------------------------------------------------
                                                                              12-MONTHS ENDED
                                         1998                  1999           AUGUST 31, 2000       UNDERWRITTEN
                                         ----                  ----           ---------------       ------------
Effective Gross Income                $3,721,949            $3,765,559          $3,936,932           $3,840,732
Net Operating  Income                 $2,632,213            $2,562,305          $2,669,861           $2,421,061
Net Cash Flow                         $2,632,213            $2,562,305          $2,669,861           $2,306,561

8.   The Outrigger Portfolio Mortgage Loan.


                         General Characteristics of the Outrigger Portfolio Mortgage Loan.
                         ----------------------------------------------------------------
Cut-off Date Principal Balance:          $20,726,724           Property Type:               Hotel
Loan Per Room:                           $41,620               Total Rooms:                 498
% of Initial Mortgage Pool Balance:      2.28%                 Location:                    Honolulu, Hawaii
Originator:                              PMCC                  Year Built/Renovated:        1967/1997
Mortgage Interest Rate:                  7.60%                 Total Appraised Value:       $49,350,000
Maturity Date:                           April 1, 2011         Appraisal Date:              February 1, 2001
ARD Loan:                                No                    Encumbered Interest:         Fee/Leasehold
Anticipated Repayment Date:              N/A                   Cut-off Date LTV Ratio:      42.00%
Amortization Term:                       300                   Maturity/ARD LTV Ratio:      34.25%
Interest Calculation:                    Actual/360            Occupancy Rate:              76.64%
Call Protection(1):                      L(48), D(68), O(4)    Occupancy Date:              December 31, 2000
Cross-Collateralization/Default:         No                    Property Manager:            Outrigger Hotels Hawaii(2)
Single Asset/Portfolio:                  Portfolio             U/W DSCR:                    1.49x
Loan Purpose:                            Refinance             Acquisition Price:           N/A

-------------

(1)  From commencement of first full calendar month following origination.

(2)  An affiliate of the borrower under the Outrigger Portfolio Mortgage Loan.

     The Outrigger Portfolio Loan Borrower and Sponsor. IRL, LLC is the borrower under the Outrigger Portfolio Mortgage Loan. It is--

     o a single purpose limited liability company formed under the laws of the State of Hawaii,

     o owned by LRI, Inc., Outrigger Hotels Hawaii and Outrigger Enterprises, Inc., and

     o    controlled by Outrigger Enterprises, Inc.

     Outrigger Enterprises, Inc. is a privately owned investment holding company based in Honolulu, Hawaii. Outrigger Enterprises, Inc. is the parent company of Outrigger Hotels & Resorts, the largest full-service lodging and hospitality company in Hawaii. Outrigger Hotels & Resorts has over 50 years of experience in the ownership and management of hotel properties and has approximately 35 hotels and resort condominiums and 10,400 hotel rooms and condominium units under its management.

     The Outrigger Portfolio Properties. The Outrigger Portfolio Properties are comprised of:


     o a 0.43 acre property located approximately one block from Waikiki Beach in Honolulu, Hawaii, which is improved by a 110-room, full-service hotel known as the Ohana Reef Lanai;

     o a 0.27 acre property located approximately one block from Waikiki Beach in Honolulu, Hawaii, which is improved by a 101-room, full-service hotel known as Ohana Royal Islander; and

     o a 0.65 acre property located approximately two blocks from Waikiki Beach in Honolulu, Hawaii, which is improved by a 287-room, full-service hotel known as the Outrigger Islander Waikiki.


                                                                                         REVENUE
                                              NO.                              AVERAGE     PER
                                              OF     YEAR BUILT/   AVERAGE      DAILY    AVAILABLE   APPRAISED       U/W
       PROPERTY NAME        CITY     STATE   ROOMS   RENOVATED   OCCUPANCY(1)   RATE(1)   ROOM1        VALUE         NCF
       -------------        ----     -----   -----   ----------- ------------  --------  ----------  ---------       ---
Ohana Reef Lanai           Honolulu Hawaii    110    1969/ 1990    71.05%     $93.32      $66.30    $ 8,500,000   $  324,368
Ohana Royal Islander       Honolulu Hawaii    101    1967/ 1996    70.48%     $64.48      $45.44    $ 8,800,000   $  508,887
Outrigger Islander
  Waikiki                  Honolulu Hawaii    287    1967/ 1997    79.81%     $75.05      $59.90    $32,050,000   $1,927,055

-------------

(1)  Based on 12 months ended December 31, 2000.

     The Ohana Reef Lanai. The Ohana Reef Lanai is a full-service hotel. It was built in 1969 and renovated in 1990. The Ohana Reef Lanai also has 110 mid-price guestrooms, heavily weighted with suites and kitchenettes. Most rooms have balconies, providing views of Fort De Russy Park, the ocean, mountains, and the city. The Ohana Reef Lanai has six retail tenants, including Buzz's Steak & Lobster, Data Wave Services and Diamond Parking. Amenities include an on-site restaurant and guest laundry facilities.

     Set forth below is information regarding the room mix at the Ohana Reef
Lanai:

ROOM TYPE                                             # ROOMS
---------                                             -------
Park View                                                10
Ocean View                                               15
Park View Kitchenette                                    20
Studio Kitchenette                                       11
One Bedroom Suite Kitchenette                            27
Ocean View Kitchenette                                   27

     Set forth below is information regarding the escrows and reserves for the Ohana Reef Lanai:


RESERVE TYPE         INITIAL RESERVE DEPOSIT                     MONTHLY RESERVE DEPOSIT
------------         -----------------------                     -----------------------
FF&E Reserve                $0                  an amount equal to 1/12 of 4% of the  property's  gross
                                                revenue for the prior calendar year

     Set forth below is information regarding the operating history of the Ohana Reef Lanai:


                                                                     ANNUAL
                                     --------------------------------------------------------------------------
                                        1998                  1999                2000             UNDERWRITTEN
                                        ----                  ----                ----             ------------
Effective Gross Income               $2,752,548            $2,940,511          $3,021,075            $2,772,320
Net Operating  Income                $  601,455            $  672,005          $  814,580            $  462,984
Net Cash Flow                        $  463,828            $  524,979          $  663,526            $  324,368

     The Ohana Royal Islander. The Ohana Royal Islander is a boutique-style hotel. It was built in 1967 and renovated in 1996. The Ohana Royal Islander has 101 economy-price guestrooms, most of which are equipped with a kitchenette and balconies. Amenities at the Ohana Royal Islander property include room service, complimentary morning coffee and guest laundry facilities. The Ohana Royal Islander property has seven retail tenants, including McDonald's and Alamo Rent a Car.

     Set forth below is information regarding the room mix at the Ohana Royal
Islander:

ROOM TYPE                                # ROOMS
---------                                -------
Standard                                    58
Ocean View                                  20
Park View                                   16
Suite                                        7

     Set forth below is information regarding escrows and reserves for the Ohana Royal Islander:


RESERVE TYPE                     INITIAL RESERVE DEPOSIT                    MONTHLY RESERVE DEPOSIT
------------                     -----------------------                    -----------------------
FF&E Reserve                               $0                an amount equal to 1/12 of 4% of the property's  gross
                                                             revenues for the prior calendar year

     Set forth below is information regarding the operating history of the Ohana Royal Islander:

                                                                     ANNUAL
                                     ----------------------------------------------------
                                        1998                 1999                 2000             UNDERWRITTEN
                                        ----                 ----                 ----             ------------
Effective Gross Income               $2,148,210           $2,226,893           $2,122,258           $2,048,326
Net Operating  Income                $ 703,538            $ 781,573            $  722,852           $  611,303
Net Cash Flow                        $ 596,127            $ 670,228            $  616,739           $  508,887

     The Outrigger Islander Waikiki. The Outrigger Islander Waikiki is a 287-room full-service hotel. It was built in 1967 and underwent extensive renovations in 1997. Amenities at the Outrigger Islander Waikiki property include various food and retail outlets, an activity desk and an outdoor pool. The Outrigger Islander Waikiki property has 11 retail tenants, including Kenneth Cole New York.

     Set forth below is information regarding the room mix at the Outrigger Islander Waikiki:

ROOM TYPE                                 # ROOMS
---------                                 -------
Standard                                    98
City View                                  129
Partial Ocean View                          35
City View Studio                            23

     Set forth below is information regarding escrows and reserves for the Outrigger Islander Waikiki:


RESERVE TYPE                    INITIAL RESERVE DEPOSIT                      MONTHLY RESERVE DEPOSIT
------------                    -----------------------                      -----------------------
FF&E Reserve                               $0                an amount equal to 1/12 of 4% of the property's gross
                                                             revenues for the prior calendar year

     Set forth below is information regarding the operating history of the Outrigger Islander Waikiki:


                                                                      ANNUAL
                                            -------------------------------------------------
                                               1998               1999                2000            UNDERWRITTEN
                                               ----               ----                ----            ------------
Effective Gross Income                      $5,923,871         $6,333,712          $7,474,750         $6,240,796
Net Operating Income                        $2,187,970         $2,449,115          $3,102,736         $2,239,095
Net Cash Flow                               $1,891,776         $2,132,429          $2,728,998         $1,927,055

     Cash Management/Lockbox. The borrower under the Outrigger Portfolio Mortgage Loan must cause the property manager to deposit all rents and profits from the Outrigger Portfolio Properties into a specified account. Unless and until--

     o    an event of default occurs under the Outrigger Portfolio Mortgage
          Loan, or

     o the net operating income debt service coverage ratio is less than 1.15x,

the related borrower will have access to those funds.

     Ground Lease. IRL, LLC holds a leasehold interest in the Ohana Reef Lanai under a ground lease with Jabron Mango Company which ground lease expires on November 15, 2094.

9.   The 500 South Front Street Mortgage Loan.

                      General Characteristics of the 500 South Front Street Mortgage Loan.
                      --------------------------------------------------------------------
Cut-off Date Principal Balance:           $19,078,070.18         Property Type:                Office
Loan Per Sq. Ft.:                         $130.86                Sq. Ft.:                      146,340
% of Initial Mortgage Pool Balance:       2.10%                  Location:                     Columbus, Ohio
Originator:                               PMCC                   Year Built/Renovated:         1990/N/A
Mortgage Interest Rate:                   8.130%                 Appraised Value:              $25,000,000
Maturity Date:                            November 1, 2010       Appraisal Date:               July 26, 2000
ARD Loan:                                 No                     Encumbered Interest:          Fee
Anticipated Repayment Date:               N/A                    Cut-off Date LTV Ratio:       76.31%
Amortization Term:                        360                    Maturity/ARD LTV Ratio:       68.69%
Interest Calculation:                     Actual/ 360            Occupancy Rate:               98.7%
Call Protection(1):                       L(48), D(68), O(4)     Occupancy Date:               March 13, 2001
Cross Collateralization/Default:          No                     Property Manager:             ROI Realty Services, Inc.(2)
Single Asset/Portfolio:                   Single Asset           U/W DSCR:                     1.24x
Loan Purpose:                             Refinance              Acquisition Price:            N/A

---------

(1) From the commencement of the first full calendar month following origination.

(2)  Affiliate of the borrower under the 500 South Front Street Mortgage Loan.

     The 500 South Front Street Borrower and Sponsor. 500 South Front Street Limited Partnership is the borrower under the 500 South Front Street Loan. It is--

     o a single purpose limited partnership formed under the laws of the State of Ohio,

     o owned by 500 Partners, LLC, as both a general partner (83.95%) and a limited partner (10.50%), and CB Equity Partners, as a limited partner (5.55%), and

     o    controlled by Peter Edwards.

     Including his current properties under construction and through his leasing company, ROI, Inc., Peter Edwards has been involved in over 600,000 square feet of office, retail and residential re-development in the Columbus, Ohio area.

     The 500 South Front Street Property. The 500 South Front Street Property is a 4.93 acre property located in Columbus, Ohio. It is improved by a 12-story 146,340 square foot office building. The improvements were constructed in 1990 and consist of 142,229 square feet of office space and 4,111 square feet of retail space. The third, fourth, fifth and half of the sixth floors of the building contain a parking garage with 597 parking spaces.

     Set forth below is information regarding the three largest tenants at the 500 South Front Street Property:


                                                                                                         IN-PLACE
                                                                              % OF        IN-PLACE      ANNUALIZED
                                                                              TOTAL      ANNUALIZED     BASE RENT
         TENANT NAME                  LEASE EXPIRATION         TENANT SF    TENANT SF    BASE RENT     PER SQ. FT.
         -----------                  ----------------         ---------    ---------    ---------     -----------
 Crabbe, Brown, Jones et al.            October 2011            29,847       20.40%       $473,970        $15.88
   Groner, Boyle & Quillan               June 2003              21,975       15.02%       $352,098        $16.02
             FBI                         July 2003              14,193        9.70%       $319,861        $22.54


     Set forth below is information regarding the lease expiration schedule for the 500 South Front Street Property:


                                                                                                    CUMULATIVE
                                NUMBER OF             SQ. FT. OF                % OF                   % OF
   YEAR OF EXPIRATION        LEASES EXPIRING        LEASES EXPIRING         TOTAL SQ. FT.          TOTAL SQ. FT.
   ------------------        ---------------        ---------------         -------------          -------------
          2000                      0                      0                     0.0%                   0.0%
          2001                      7                   23,864                  16.3%                  16.3%
          2002                      7                   25,426                  17.4%                  33.7%
          2003                      6                   41,780                  28.5%                  62.2%
          2004                      3                   11,641                   8.0%                  70.2%
          2005                      2                   10,007                   6.8%                  77.0%
      2006 to 2010                  2                    1,921                   1.3%                  78.3%

     Set forth below is information regarding the escrows and reserves for the 500 South Front Street Property:

RESERVE TYPE                  INITIAL RESERVE DEPOSIT  MONTHLY RESERVE DEPOSIT
------------                  -----------------------  -----------------------
Real Estate Taxes Reserve             $144,423                 $28,885
Insurance Reserve                     $13,166                  $1,463
Replacement Reserve                      $0                    $1,547
TI/LC Reserve                         $30,000                    (1)

----------

(1) The monthly reserve deposit is $15,147 for months one to 12, $25,000 for months 13 to 24, $21,667 for months 25 to 36, $16,250 for months 37 to 96 and $15,147 for months 97 to 120. An additional $14.50/SF is payable in connection with any contractual or negotiated early lease termination, which is to be paid monthly from the date of notification to the date of termination. The TI/LC reserve is capped at $500,000.

     Set forth below is information regarding the operating history of the 500 South Front Street Property:


                                                                      ANNUAL
                                     -----------------------------------------------------------------------------
                                                                                12 MONTHS
                                                                                (ENDING
                                        1998                  1999            JULY 31, 2000)          UNDERWRITTEN
                                        ----                  ----            --------------          ------------
Effective Gross Income               $3,226,067            $3,362,441            $3,484,168            $3,628,042
Net Operating  Income                $2,316,535            $2,399,650            $2,472,851            $2,305,322
Net Cash Flow                        $2,316,535            $2,399,650            $2,472,851            $2,110,843

10.  The Lexmark Distribution Center Mortgage Loan.


                       General Characteristics of the Lexmark Distribution Center Mortgage Loan.
                       ------------------------------------------------------------------------
Cut-off Date Principal Balance:          $16,979,316.26          Property Type:                 Industrial
Loan Per Sq. Ft.:                        $22.25                  Sq. Ft.:                       762,776
% of Initial Mortgage Pool Balance:      1.87%                   Location:                      Seymour, Indiana
Originator:                              PMCC                    Year Built/Renovated:          1979/ 2000
Mortgage Interest Rate:                  7.680%                  Appraised Value:               $25,400,000
Maturity Date:                           February 1, 2011        Appraisal Date:                January 1, 2001
ARD Loan:                                No                      Encumbered Interest:           Fee
Anticipated Repayment Date:              N/A                     Cut-off Date LTV Ratio:        66.85
Amortization Term:                       300                     Maturity/ARD LTV Ratio:        54.75%
Interest Calculation:                    Actual/360              Occupancy Rate:                100%
Call Protection(1):                      L(28), D(88), O(4)      Occupancy Date:                January 12, 2000
Cross-Collateralization/Default:         No                      Property Manager:              CB Richard Ellis, Inc.(2)
Single Asset/Portfolio:                  Single Asset            U/W DSCR:                      1.32x
Loan Purpose:                            Acquisition             Acquisition Price:             $22,750,000

-----------

(1) From the commencement of the first full calendar month following origination.

(2) The sole tenant, Lexmark International, Inc., also employs a full-time facilities manager, who works closely with ownership and management in addressing any physical or safety needs at the Lexmark Distribution Center Property.

     The Lexmark Distribution Center Borrower and Sponsor. ACRE Seymour, LLC is the borrower under the Lexmark Distribution Center Mortgage Loan. It is--

     o a single purpose limited liability company formed under the laws of the State of Delaware,

     o    owned by Trinet Corporate Realty Trust, Inc., and

     o    controlled by iStar Financial, Inc, a Maryland based publicly traded
          REIT.

     Trinet Corporate Realty Trust, Inc. is a wholly owned subsidiary of iStar. Prior to its merger with iStar, Trinet was a publicly traded company specializing in the net leasing of corporate office and industrial facilities.

     The Lexmark Distribution Center Property. The Lexmark Distribution Center Property is a 56.20 acre property located in Seymour, Jackson County, Indiana, approximately 60 miles south of Indianapolis. It is improved by a 762,776 square foot one-story industrial building, which was constructed in 1979, with subsequent additions made in 1984 and 2000. Approximately 24,000 square feet of the property is dedicated to office use while the remaining 738,776 square feet is warehouse/distribution space. The Lexmark Distribution Center Property is 100% leased to Lexmark International, Inc.

     Set forth below is information regarding the sole tenant at the Lexmark Distribution Center Property:


                                                                                                       IN-PLACE
                                                                        % OF          IN-PLACE        ANNUALIZED
                                        LEASE                          TOTAL         ANNUALIZED        BASE RENT
           TENANT NAME               EXPIRATION       TENANT SF      TENANT SF        BASE RENT       PER SQ. FT.
           -----------               ----------       ---------      ---------        ---------       -----------
   Lexmark International, Inc.        June 2010        762,776          100%         $2,917,480          $3.82

     Lexmark International, Inc. has the right to terminate its lease as of June 30, 2005, upon payment of a termination fee equal to the present value of all outstanding rents payable from the effective termination date through the lease expiration date, using a seven percent discount rate, which fee is payable directly to the lender and which shall be held by the lender as additional security for the Lexmark Distribution Center Mortgage Loan. So long as no event of default has occurred and is continuing under the Lexmark Distribution Center Mortgage Loan, the amounts held in the termination reserve shall be disbursed to the borrower upon the earlier to occur of--

     o the repayment in full or defeasance of the Lexmark Distribution Center Mortgage Loan, or

     o    the retenanting of the Lexmark Distribution Center Property.

     In the event that the condition in the second bullet above has not occurred within 18 months after payment by the borrower of the termination fee, the lender may apply the termination fee to either partially defease or prepay the loan.

     If the sole tenant, Lexmark International, Inc., fails to exercise its five year extension option on or before September 1, 2008, or if the credit rating of Lexmark International, Inc. falls below BB- as rated by S&P, then the borrower under the Lexmark Distribution Center Mortgage Loan is required to deposit $25,000 monthly into a leasing reserve. Payments into this reserve will cease when the account balance reaches $1,590,000. The borrower under the Lexmark Distribution Center Mortgage Loan has the option to deposit a letter of credit with the lender in the amount of $1,590,000 in lieu of making those monthly payments.

     Set forth below is information regarding the operating history of Lexmark Distribution Center Property:

                                         ANNUAL
                              ------------------------------
                                           12 MONTHS (ENDING
                                1999       OCTOBER 31, 2000)    UNDERWRITTEN
                              ----------   -----------------    ------------
Effective Gross Income        $2,469,049      $2,684,923         $2,692,919
Net Operating  Income         $2,167,972      $2,311,928         $2,237,520
Net Cash Flow                 $2,167,972      $2,311,928         $2,022,990

     CASH MANAGEMENT/LOCKBOX. Upon the occurrence of the earlier of--

     o September 1, 2008, if Lexmark International, Inc. has failed to exercise its option to renew its lease,

     o notice by Lexmark International, Inc. on or before May 31, 2005 that it intends to terminate its lease effective June 30, 2005, or

     o    an event of default,

the borrower under the Lexmark Distribution Center Mortgage Loan must cause all rents from the Lexmark Distribution Center Property to be deposited into a rent account. In addition, upon delivery of an early termination notice, Lexmark International, Inc. is required to deposit the early termination fee directly with lender.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The foregoing description of the mortgage pool and the corresponding mortgaged real properties is based upon scheduled principal payments due on the mortgage loans on or before the cut-off date. Before the date of initial issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we deem the removal necessary or appropriate or if those mortgage loans are prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the date of initial issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool, as described in this prospectus supplement. Accordingly, the characteristics of the mortgage loans constituting the mortgage pool at the time of initial issuance of the offered certificates may vary from those described in this prospectus supplement.

     A Current Report on Form 8-K will be filed, together with the pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. The Form 8-K will be available to the holders of the offered certificateholders promptly after its filing. If mortgage loans are removed from or added to the mortgage pool as set forth in the preceding paragraph, the removal or addition will be reflected in the Form 8-K.

THE MORTGAGE LOAN SELLER AND THE ORIGINATORS

     General. We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from Prudential Mortgage Capital Funding, LLC.

     PMCF acquired all of the mortgage loans that it intends to sell to us from Prudential Mortgage Capital Company, LLC or its wholly-owned subsidiary, Prudential Mortgage Capital Company, Inc. PMCC and PMCC, Inc. originated 106 of those mortgage loans and PMCC acquired the rest from Tokai Bank of California.

     Prudential Mortgage Capital Funding, LLC/Prudential Mortgage Capital Company, LLC. PMCF is a limited liability company organized under the laws of the State of Delaware. PMCF is a wholly owned, limited purpose, subsidiary of PMCC. PMCC is a real estate financial services company which originates commercial and multifamily real estate loans throughout the United States. PMCF was organized for the purpose of acquiring loans originated by PMCC and holding them pending securitization or other disposition. PMCC has primary offices in Atlanta, Chicago, San Francisco and Newark. The principal offices of PMCC are located at 4 Gateway Center, 8th Floor, 100 Mulberry Street, Newark, New Jersey 07102.

     The information set forth in this prospectus supplement regarding the mortgage loan seller and the originators has, in each case, been provided by the party. Neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of that information.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, the mortgage loan seller will transfer to us those mortgage loans that are to be included in the trust fund, and we will transfer to the trust fund all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

     In connection with the foregoing transfer, the mortgage loan seller will be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans that will be included in the trust fund:

     o the original promissory note, endorsed without recourse to the order of the trustee, or a copy of that note, together with a lost note affidavit;

     o the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording on the document;

     o the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording on the document;

     o an executed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument;

     o an executed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents;

     o originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been modified or the mortgage loan has been assumed;

     o an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued, a pro forma title policy or a commitment for title insurance marked-up at the closing of the mortgage loan; and

     o in those cases where applicable, the original or a copy of the related ground lease.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the pooled mortgage loans for the benefit of the series 2001-C1 certificateholders. Within 75 days following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, either special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the pooled mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If--

     o any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     o that omission or defect materially and adversely affects the interests of the series 2001-C1 certificateholders, or any of them, in the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2001-C1 certificates or on the value of those certificates, then the omission or defect will constitute a material document defect. The rights of the series 2001-C1 certificateholders, or of the trustee on their behalf, against the mortgage loan seller with respect to any material document defect are described under "--Cures, Repurchases and Substitutions" below.

     Within a specified period of time following the later of--

     o    the date on which the offered certificates are initially issued, and

     o the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in its favor described above. Because most of the mortgage loans that we intend to include in the trust fund are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, the mortgage loan seller will make with respect to each of the pooled mortgage loans specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies:

     o The information relating to the mortgage loan set forth in the loan schedule attached to the mortgage loan purchase agreement, will be true and correct in all material respects as of the related due date in May 2001. That information will include select items of information included on Annex A to this prospectus supplement, including--

          1. the street address, including city, state and zip code, of the related mortgaged real property,

          2. the original principal balance and cut-off date principal balance of the mortgage loan,

          3. the amount of the monthly debt service payment due on the related due date in May 2001,

          4. the mortgage interest rate as of the related due date in May 2001, and

          5. the original and remaining term to stated maturity and the maturity date for the mortgage loan.

     o Immediately prior to its transfer and assignment of the mortgage loan, the mortgage loan seller had good title to, and was the sole owner of, the mortgage loan.

     o Based on the related title insurance policy or if not yet issued, a pro forma title policy or a "marked-up" commitment, the related mortgage instrument is a valid and, subject to the exceptions in the next bullet, enforceable first priority lien upon the corresponding mortgaged real property and all buildings and fixtures on the property, free and clear of all liens and encumbrances other than Permitted Encumbrances.

     o The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing agreements is enforceable against the maker in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (2) general principles of equity, and except that certain provisions in those agreements may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), those limitations or that unenforceability will not render those loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby.

     o To the mortgage loan seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the mortgage loan.

     o There exists an American Land Title Association or equivalent form of lender's title insurance policy or, if the title policy has yet to be issued, a pro forma policy or marked up title insurance commitment on which the required premium has been paid, insuring the related originator, its successors and assigns, as to the first priority lien of the related mortgage instrument in the original principal amount of the mortgage loan after all advances of principal, subject only to--

          1. the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, and

          2.   the other exceptions set forth in the policy.

     o The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been made, but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of specific leasing criteria, repairs and other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the mortgage loan.

     o If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law, has been properly designated and currently serves.

     o Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, to the mortgage loan seller's knowledge, the related mortgaged real property is free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan, except in any such case where an escrow of funds or insurance coverage exists sufficient to effect the necessary repairs and maintenance.

     The representations and warranties made by the mortgage loan seller as listed and described above will be assigned by us to the trustee under the pooling and servicing agreement. If--

     o there exists a breach of any of the above-described representations and warranties made by the mortgage loan seller, and

     o that breach materially and adversely affects the interests of the series 2001-C1 certificateholders, or any of them, in the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2001-C1 certificates or on the value of those certificates, then that breach will be a material breach of the representation and warranty. The rights of the series 2001-C1 certificateholders, or of the trustee on their behalf, against the mortgage loan seller with respect to any material breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

     If there exists a material breach of any of the representations and warranties made by the mortgage loan seller with respect to any of the mortgage loans included in the trust fund, as discussed under "--Representations and Warranties" above, or a material document defect with respect to any of the mortgage loans included in the trust fund, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then the mortgage loan seller will be required to take one of the following courses of action:

     o cure the material breach or the material document defect in all material respects; or

     o repurchase the affected mortgage loan at a price generally equal to the sum of--

          1. the Stated Principal Balance of the mortgage loan at the time of purchase, plus

          2. all unpaid and unadvanced interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan through the due date in the collection period of purchase, plus

          3. all unreimbursed advances relating to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them, plus

          4. all unpaid special servicing fees and other unpaid Additional Trust Fund Expenses related to that mortgage loan, plus

          5.   any costs incurred in enforcing the repurchase obligation; or

     o prior to the second anniversary of the date of initial issuance of the offered certificates, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by Fitch or Moody's to the series 2001-C1 certificates, as confirmed in writing by each of those rating agencies, replace the affected mortgage loan with a substitute mortgage loan that--

          1. has comparable payment terms to those of the mortgage loan that is being replaced, and

          2. is acceptable to the series 2001-C1 controlling class representative.

     If the mortgage loan seller replaces one mortgage loan with another, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust the amount, if any, by which--

          o the price at which it would have had to purchase the removed mortgage loan, as described in the second bullet of the preceding paragraph, exceeds

          o the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the trust.

     The time period within which the mortgage loan seller must complete the remedy, repurchase or substitution described in the second preceding paragraph, will generally be limited to 90 days following the earlier of its discovery or receipt of notice of the material breach or material document defect, as the case may be. However, in most cases, if the mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution.

     PMCC will be jointly and severally liable with the mortgage loan seller for purposes of timely completing any cure, repurchase or substitution of a pooled mortgage loan as contemplated above by this "--Cures, Repurchases and Substitutions" section.

     The cure/repurchase/substitution obligations of each of the mortgage loan seller and PMCC described above, will constitute the sole remedy available to the series 2001-C1 certificateholders in connection with a material breach of any of the representations and warranties made by the mortgage loan seller or a material document defect, in any event with respect to a mortgage loan in the trust fund. No other person will be obligated to perform those obligations in the event of a default on the part of the mortgage loan seller and PMCC.

     Each of the mortgage loan seller and PMCC has only limited assets with which to fulfill any repurchase/substitution obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller's representations or warranties. There can be no assurance that the mortgage loan seller or PMCC has or will have sufficient assets with which to fulfill any repurchase/substitution obligations on its part that may arise. Expenses incurred by the master servicer and the trustee with respect to enforcing any repurchase/substitution obligation will be borne by the mortgage loan seller or PMCC, or if not, will be reimbursable out of the collection account to be maintained by the master servicer.

     If a material breach or a material document defect exists with respect to any pooled mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust fund, then the entire cross-collateralized group will be treated as a single mortgage loan for purposes of--

     o determining the materiality of the subject breach or document defect, and

     o    the repurchase and substitution remedies.


               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION

     We, Prudential Securities Secured Financing Corporation, were formerly known as P-B Secured Financing Corporation. We were incorporated in the State of Delaware on August 26, 1988 as a wholly-owned, limited purpose finance subsidiary of Prudential Securities Group Inc., which is a wholly-owned indirect subsidiary of The Prudential Insurance Company of America. Our principal executive offices are located at One New York Plaza, New York, New York 10292. Our telephone number is (212) 214-1000. We do not have, nor is it expected in the future that we will have, any significant assets.


                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2001-C1 certificates will be issued pursuant to the pooling and servicing agreement and will consist of multiple classes with the following alphabetic and/or numeric class designations--A-1, A-2, X, B, C, D, E, F, G, H, J, K, L, M, N, O, R and V. However, we may ultimately decide to cause the class X certificates to be issued as two or more classes that will collectively entitle holders to the same total rights and payments as described in this prospectus supplement with respect to the class X certificates. Only the class A-1, A-2, B and C certificates are offered by this prospectus supplement.

     The pooling and servicing agreement will be included as part of the Form 8-K to be filed with the SEC within 15 days after the issue date. For more detailed information regarding the terms of the pooling and servicing agreement and the offered certificates, you should refer to the section in this prospectus supplement titled "The Pooling and Servicing Agreement" and to the sections in the accompanying prospectus titled "Description of the Certificates" and "Servicing of the Mortgage Loans."

     The series 2001-C1 certificates collectively will represent the entire beneficial ownership interest in a trust fund consisting primarily of:

     o    the pooled mortgage loans;

     o any and all payments under and proceeds of the pooled mortgage loans received after May 1, 2001, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for the pooled mortgage loans;

     o    our rights under the mortgage loan purchase agreement;

     o any REO Properties acquired by the trust fund with respect to defaulted mortgage loans; and

     o those funds or assets as from time to time are deposited in the master servicer's collection account described under "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement, the applicable special servicer's REO account described under "The Pooling and Servicing Agreement--REO Properties", the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     The class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and O certificates are the only series 2001-C1 certificates that will have principal balances. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the series 2001-C1 certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to the series 2001-C1 certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     The class X certificates will not have principal balances, and the holders of the class X certificates will not be entitled to receive distributions of principal. However, each of those certificates will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The total notional amount of the class X certificates will be equal to the total principal balance of the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and O certificates outstanding from time to time.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the series 2001-C1 certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

DISTRIBUTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their distribution on the series 2001-C1 certificates and from which it will make those distributions. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account will remain uninvested.

     Deposits. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

     o All payments and other collections on the pooled mortgage loans and any REO Properties in the trust fund that are then on deposit in the master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2. payments and other collections received after the end of the related collection period;

          3. amounts that are payable or reimbursable from the master servicer's collection account to any person other than the series 2001-C1 certificateholders, including--

               (a) amounts payable to the master servicer or the special servicers as indemnification or as compensation, including master servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, modification fees, late payment charges and, to the extent not otherwise applied to cover interest on advances or Additional Trust Fund Expenses with respect to the related pooled mortgage loan, Default Interest,

               (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

               (c)  amounts payable with respect to other trust fund expenses;
                    and

          4. amounts deposited in the master servicer's collection account in error.

     o Any advances of delinquent monthly debt service payments made with respect to that distribution date.

     o Any payments the Master Servicer is obligated to pay to cover Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and "The Pooling and Servicing Agreement--Collection Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in March 2002, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     o to pay itself a monthly fee which is described under "The Pooling and Servicing Agreement--Matters Regarding the Trustee and the Fiscal Agent" in this prospectus supplement;

     o to pay any indemnities owed to itself, the fiscal agent and various related persons as described under "The Pooling and Servicing Agreement--Matters Regarding the Trustee and the Fiscal Agent" in this prospectus supplement;

     o to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement;

     o to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust fund as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "The Pooling and Servicing Agreement--REO Properties" in this prospectus supplement;

     o with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, commencing in 2002, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis; and

     o to pay to the person entitled thereto any amounts deposited in the distribution account in error.

     On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each distribution date, the trustee will apply the Total Available Funds to make distributions on the series 2001-C1 certificates.

     For any distribution date, the Total Available Funds will consist of three separate components:

     o the portion of those funds that represent yield maintenance charges and other prepayment premiums collected on the pooled mortgage loans as a result of prepayments that occurred during the related collection period, which generally will be paid to the holders of the class X, A-1, A-2, B, C, D, E, F and/or G certificates, as and to the extent described under "--Distributions--Distributions of Yield Maintenance Charges and Other Prepayment Premiums" below;

     o the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class V certificates, as and to the extent described under "--Distributions--Distributions of Post-ARD Additional Interest" below; and

     o the remaining portion of those funds, referred to in this prospectus supplement as the Available P&I Funds, which will be paid to the holders of all the series 2001-C1 certificates, other than the class V certificates, as and to the extent described under "--Distributions--Priority of Distributions" below.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's interest reserve account will remain uninvested.

     During January, except in a leap year, and February of each calendar year, beginning in 2002, the trustee will, on or before the distribution date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the pooled mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate, net of the related master servicing fee rate and the trustee fee rate, on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

     During March of each calendar year, beginning in 2002, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available P&I Funds for the distribution date during the month of transfer.

DISTRIBUTIONS

     General. On each distribution date, the trustee will, subject to the Total Available Funds and the exception described in the next sentence, make all distributions required to be made on the series 2001-C1 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

     Distributions made to a class of series 2001-C1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     In order for a series 2001-C1 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Delivery, Form and Denomination" below.

     If, in connection with any distribution date, the trustee has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the trustee will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but there can be no assurance that DTC will be able to do so. The trustee, the master servicer, the special servicers and the fiscal agent will not be liable or held responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to series 2001-C1 certificateholders. In addition, if the trustee incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the trustee will be entitled to reimbursement from the trust. Any such reimbursement will constitute "Additional Trust Fund Expenses".

     Interest Distributions. All of the classes of the series 2001-C1 certificates will bear interest, except for the R and V classes.

     With respect to each interest-bearing class of the series 2001-C1 certificates, that interest will accrue during each interest accrual period based upon:

     o the pass-through rate for that class and the related distribution date;

     o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

     o    the assumption that each year consists of twelve 30-day months.

     On each distribution date, subject to the Available P&I Funds for that date and the distribution priorities described under "--Distributions--Priority of Distributions" below, the holders of each interest-bearing class of the series 2001-C1 certificates will be entitled to receive--

     o the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

     o the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2001-C1 certificates.

     If the holders of any interest-bearing class of the series 2001-C1 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available P&I Funds for those future distribution dates and the distribution priorities described under "--Distributions--Priority of Distributions" below.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular interest-bearing class of the series 2001-C1 certificates will equal the product of--

     o the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

     o    a fraction--

          1. the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and

          2. the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2001-C1 certificates.

     Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of series 2001-C1 certificates for the initial interest accrual period is shown on page S-7.

     The pass-through rate applicable to each interest-bearing class of series 2001-C1 certificates (other than the class X, E, F and G certificates) for each subsequent interest accrual period will remain fixed at the pass-through rate applicable to that class for the initial interest accrual period.

     The pass-through rates applicable to the class E and F certificates for each subsequent interest accrual period will, in the case of each of those classes, equal--

     o the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that subsequent interest accrual period, minus

     o    a fixed class margin of--

          1.   27.94 basis points, in the case of the class E certificates, and

          2.   18.20 basis points, in the case of the class F certificates.

The pass-through rate applicable to the class G certificates for each subsequent interest accrual period will equal the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that subsequent interest accrual period.

     The pass-through rate applicable to the class X certificates for each subsequent interest accrual period will equal the excess, if any, of--

     o the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that subsequent interest accrual period, over

     o the weighted average of the pass-through rates for the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and O certificates for that subsequent interest accrual period, weighted on the basis of the respective total principal balances of those classes of series 2001-C1 certificates outstanding immediately prior to the distribution date for that subsequent interest accrual period.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the applicable special servicer.

     The class R and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Principal Distributions. Subject to the relevant Available P&I Funds and the priority of distributions described under "--Distributions--Priority of Distributions" below, the total amount of principal payable with respect to each class of the series 2001-C1 certificates, other than the class X, R and V certificates, on each distribution date, will equal that class's allocable share of the Total Principal Distribution Amount for that distribution date.

     In general, the portion of the Total Principal Distribution Amount that will be allocated to the class A-1 and A-2 certificates on each distribution date will equal:

     o    in the case of the class A-1 certificates, the lesser of--

          1. the entire Total Principal Distribution Amount for that distribution date, and

          2. the total principal balance of the class A-1 certificates immediately prior to that distribution date; and

     o    in the case of the class A-2 certificates, the lesser of--

          1. the entire Total Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-1 certificates as described in the preceding bullet, and

          2. the total principal balance of the class A-2 certificates immediately prior to that distribution date.

However, if both of those classes are outstanding as of any Senior Principal Distribution Cross-Over Date or, in any event, as of the final distribution date for the series 2001-C1 certificates, then the Total Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocable between the A-1 and A-2 classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance.

     While the class A-1 and/or A-2 certificates are outstanding, no portion of the Total Principal Distribution Amount for any distribution date will be allocated to any other class of series 2001-C1 certificates.

     Following the retirement of the class A-1 and A-2 certificates, the Total Principal Distribution Amount for each distribution date will be allocated to the respective classes of series 2001-C1 certificates identified in the table below in the order of priority set forth in that table, in each case up to the lesser of--

     o the portion of that Total Principal Distribution Amount that remains unallocated, and

     o the total principal balance of the subject class immediately prior to that distribution date.

                     ORDER OF ALLOCATION              CLASS
                     -------------------              -----
                             1st                        B
                             2nd                        C
                             3rd                        D
                             4th                        E
                             5th                        F
                             6th                        G
                             7th                        H
                             8th                        J
                             9th                        K
                            10th                        L
                            11th                        M
                            12th                        N
                            13th                        O

     In no event will the holders of any class of series 2001-C1 certificates listed in the foregoing table be entitled to receive any distributions of principal until the total principal balance of the class A-1 and A-2 certificates is reduced to zero. Furthermore, in no event will the holders of any class of series 2001-C1 certificates listed in the foregoing table be entitled to receive any distributions of principal until the total principal balance of all other classes of series 2001-C1 certificates, if any, listed above it in the foregoing table is reduced to zero.

     Loss Reimbursement Amounts. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2001-C1 certificates, other than the class X, R and V certificates, may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2001-C1 certificates, then, subject to the relevant Available P&I Funds and the priority of distributions described under "--Distributions--Priority of Distributions" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest.

     Priority of Distributions. On each distribution date, the trustee will apply the Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Available P&I Funds:


  ORDER OF           RECIPIENT
DISTRIBUTION     CLASS OR CLASSES               TYPE AND AMOUNT OF DISTRIBUTION
------------     ----------------               -------------------------------
     1st          A-1, A-2 and X    Interest up to the total interest distributable on those
                                    classes, pro rata based on the total interest distributable on each class

     2nd            A-1 and A-2     Principal up to the total principal distributable on those classes, allocable as between those classes as described
                                    immediately following this table

     3rd            A-1 and A-2     Reimbursement up to the loss reimbursement amounts for those classes, pro rata based on the loss reimbursement amount for each class
------------------------------------------------------------------------------------------------------


  ORDER OF           RECIPIENT
DISTRIBUTION     CLASS OR CLASSES               TYPE AND AMOUNT OF DISTRIBUTION
------------     ----------------               -------------------------------
     4th                 B          Interest up to the total interest distributable on that class

     5th                 B          Principal up to the total principal distributable on that class

     6th                 B          Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------

     7th                 C          Interest up to the total interest distributable on that class

     8th                 C          Principal up to the total principal distributable on that class

     9th                 C          Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------

    10th                 D          Interest up to the total interest distributable on that class

    11th                 D          Principal up to the total principal distributable on that class

    12th                 D          Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------

    13th                 E          Interest up to the total interest distributable on that class

    14th                 E          Principal up to the total principal distributable on that class

    15th                 E          Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------

    16th                 F          Interest up to the total interest distributable on that class

    17th                 F          Principal up to the total principal distributable on that class

    18th                 F          Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------

    19th                 G          Interest up to the total interest distributable on that class

    20th                 G          Principal up to the total principal distributable on that class

    21st                 G          Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------

    22nd                 H          Interest up to the total interest distributable on that class

    23rd                 H          Principal up to the total principal distributable on that class

    24th                 H          Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------

    25th                 J          Interest up to the total interest distributable on that class

    26th                 J          Principal up to the total principal distributable on that class

    27th                 J          Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------


  ORDER OF           RECIPIENT
DISTRIBUTION     CLASS OR CLASSES               TYPE AND AMOUNT OF DISTRIBUTION
------------     ----------------               -------------------------------
    28th                 K          Interest up to the total interest distributable on that class

    29th                 K          Principal up to the total principal distributable on that class

    30th                 K          Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------

    31st                 L          Interest up to the total interest distributable on that class

    32nd                 L          Principal up to the total principal distributable on that class

    33rd                 L          Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------

    34th                 M          Interest up to the total interest distributable on that class

    35th                 M          Principal up to the total principal distributable on that class

    36th                 M          Reimbursement up to the loss reimbursement amount for that class
------------------------------------------------------------------------------------------------------

    37th                 N          Interest up to the total interest distributable on that class

    38th                 N          Principal up to the total principal distributable on that class

    39th                 N          Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------

    40th                 O          Interest up to the total interest distributable on that class

    41st                 O          Principal up to the total principal distributable on that class

    42nd                 O          Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------

    43rd                 R          Any remaining portion of the Available P&I Funds

     In general, no distributions of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero. However, on and after the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date for the series 2001-C1 certificates, the trustee will make distributions of principal on the class A-1 and A-2 certificates on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

     References to "loss reimbursement amount" in the foregoing table mean, in the case of any class of series 2001-C1 certificates, other than the class X, R and V certificates, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     Distributions of Yield Maintenance Charges and Other Prepayment Premiums. If any yield maintenance charge, including any minimum amount calculated as a fixed percentage of the amount prepaid, is collected during any particular collection period in connection with the prepayment of any pooled mortgage loan, then the trustee will distribute that yield maintenance charge as additional interest, on the distribution date corresponding to that collection period, as follows:

     o the holders of any class A-1, A-2, B, C, D, E, F or G certificates that are then entitled to distributions of principal on that distribution date will be entitled to an amount equal to, in the case of each of those classes, the product of--

          1.   the amount of that yield maintenance charge, multiplied by

          2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2001-C1 certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

          3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2001-C1 certificates on that distribution date, and the denominator of which is equal to the Total Principal Distribution Amount for that distribution date; and

     o any portion of the yield maintenance charge or other prepayment premium that may remain after any distribution(s) contemplated by the prior bullet will be distributable to the holders of the non-offered series 2001-C1 certificates.

     For purposes of the foregoing, the relevant discount rate will, in general, be the same U.S. Treasury discount rate as was used to calculate the yield maintenance charge being distributed.

     If any prepayment premium that is calculated as a percentage of the amount prepaid, but excluding any minimum yield maintenance charge, is collected during any particular collection period in connection with the prepayment of any pooled mortgage loan, then that prepayment premium will be distributed in the same manner as a yield maintenance charge, except that the fraction referred to in clause 2. of the first bullet of the first paragraph of this "--Distributions of Yield Maintenance Charges and Other Prepayment Premiums" subsection will be replaced by "25%".

     After the distribution date on which the last of the offered certificates is retired, 100% of all yield maintenance charges and other prepayment premiums collected on the pooled mortgage loans will be distributed to the holders of the non-offered series 2001-C1 certificates.

     We, the mortgage loan seller and the underwriters, do not make any representation as to--

     o the enforceability of any provision of the pooled mortgage loans requiring the payment of any yield maintenance charge or other prepayment premium, or

     o the collectability of that yield maintenance charge or other prepayment premium.

     See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Voluntary Prepayment Provisions" in this prospectus supplement.

     Distributions of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund and applied as Post-ARD Additional Interest.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property may be acquired as part of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    distributions on the series 2001-C1 certificates,

     o allocations of Realized Losses and Additional Trust Fund Expenses to the series 2001-C1 certificates, and

     o the amount of all fees payable to the master servicer, the special servicers and the trustee under the pooling and servicing agreement.

     In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds from an REO Property will be applied--

     o first, to pay, or to reimburse the master servicer, the special servicers and/or the trustee for the payment of any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer, the trustee or the fiscal agent, as applicable, will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2001-C1 certificates. If this occurs following the distributions made to the 2001-C1 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2001-C1 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2001-C1 certificates equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date.

                ORDER OF ALLOCATION                   CLASS
                -------------------                   -----
                        1st                             O
                        2nd                             N
                        3rd                             M
                        4th                             L
                        5th                             K
                        6th                             J
                        7th                             H
                        8th                             G
                        9th                             F
                        10th                            E
                        11th                            D
                        12th                            C
                        13th                            B
                        14th                       A-1 and A-2
                                             pro rata based on total
                                               principal balances

     The above-described reductions in the total principal balances of the respective classes of the series 2001-C1 certificates identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes of series 2001-C1 certificates. In general, an Additional Trust Fund Expense will result in a shortfall in the payment of interest on one or more subordinate classes of the series 2001-C1 certificates. However, unless and until collections of principal on the pooled mortgage loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the pooled mortgage loans and the series 2001-C1 certificates.

     The Realized Loss, if any, in connection with the liquidation of a defaulted mortgage loan, or related REO property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

     o the outstanding principal balance of the mortgage loan as of the date of liquidation, together with--

          1. all accrued and unpaid interest on the mortgage loan to, but not including, the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

          2. all related unreimbursed servicing advances and unpaid liquidation expenses, over

     o the total amount of liquidation proceeds, if any, recovered in connection with the liquidation.

     If any portion of the debt due under a pooled mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or either special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

     The following items, to the extent they are not attributable to a particular pooled mortgage loan or are not covered out of Default Interest actually collected on the pooled mortgage loans, are some examples of Additional Trust Fund Expenses:

     o any special servicing fees, workout fees and liquidation fees paid to the special servicers;

     o any interest paid to the master servicer, either special servicer, the trustee or the fiscal agent with respect to unreimbursed advances;

     o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other assets of the trust fund;

     o any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

          1. any reimbursements and indemnifications to the trustee, the fiscal agent and certain related persons, as described under "The Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement,

          2. any reimbursements and indemnification to the master servicer, the applicable special servicer and us, as described under "Servicing of the Mortgage Loans--Material Matters with Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor" in the accompanying prospectus, and

          3. any federal, state and local taxes, and tax-related expenses payable out of assets of the trust fund, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

     o rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the pooling and servicing agreement; and

     o any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan in the trust fund, as described under "The Pooling and Servicing Agreement--Realization Upon and Sale of Defaulted Mortgage Loans" in this prospectus supplement.

     The RREEF Portfolio B-Note Holder, to the extent of amounts collected on the RREEF Portfolio B-Note, will be responsible for bearing Additional Trust Fund Expenses incurred in connection with the servicing and administration of the RREEF Portfolio Loan Pair and/or any related REO Property, and the trust fund will be responsible for the rest of those expenses.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments and Default Interest, and assumed monthly debt service payments, in each case net of master servicing fees, that--

     o were due or deemed due, as the case may be, with respect to the pooled mortgage loans during the related collection period, and

     o were not paid by or on behalf of the respective underlying borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust fund, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     o the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     o    a fraction--

          1. the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and

          2. the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

     With respect to any distribution date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, out of funds held in the master servicer's collection account that are not required to be paid on the series 2001-C1 certificates on that distribution date.

     If the master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee--or, if the trustee fails, the fiscal agent--will be obligated to make that advance.

     The master servicer, the trustee and the fiscal agent will each be entitled to recover any monthly debt service advance made by it out of its own funds from collections on the mortgage loan as to which the advance was made. None of the master servicer, the trustee or the fiscal agent will be obligated to make any monthly debt service advance that, in its reasonable and good faith judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer, the trustee or the fiscal agent makes any monthly debt service advance that it subsequently determines, in its reasonable and good faith judgment, will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties in the trust fund on deposit in the master servicer's collection account from time to time. See "Servicing of the Mortgage Loans--Advances" in the accompanying prospectus and "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement.

     The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any monthly debt service advance will be payable--

     o first, out of any Default Interest collected on the pooled mortgage loans subsequent to the accrual of that advance interest, and

     o then, but only after the advance has been reimbursed and if and to the extent that the Default Interest referred to in the prior bullet is insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account or, alternatively, solely if the advance relates to the RREEF Portfolio Mortgage Loan, to the maximum extent possible, out of collections on the RREEF Portfolio B-Note Loan.

     To the extent not offset by Default Interest accrued and actually collected on the pooled mortgage loans, interest accrued on outstanding monthly debt service advances will result in a reduction in amounts payable on the series 2001-C1 certificates. No amounts received on the RREEF Portfolio B-Note Loan will be available to reimburse monthly debt service advances with respect to the pooled mortgage loans or to pay interest on those advances. Amounts received on the RREEF Portfolio Loan Pair will not be allocable to Default Interest on the

RREEF Portfolio Mortgage Loan unless and until all unpaid interest at the related mortgage interest rate and principal is paid on the RREEF Portfolio B-Note Loan.

     A monthly debt service payment will be assumed to be due with respect to:

     o each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become a REO Property, will equal, for each due date that the REO Property remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments.

     No advances of monthly debt service payments will be made with respect to the RREEF Portfolio B-Note Loan.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided on a one-time basis by the mortgage loan seller, and in monthly reports prepared by the master servicer and the special servicers, and in any event delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon written request, provide by first class mail, on each distribution date to each registered holder of a series 2001-C1 certificate, a reporting statement substantially in the form of, and containing the information set forth in, Annex B to this prospectus supplement. The trustee's reporting statement will detail the distributions on the series 2001-C1 certificates on that distribution date and the performance, both in total and individually to the extent available, of the pooled mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

     Because the collection period for any distribution date extends one business day beyond the applicable determination date, any amounts collected on that business day may not be included in the information that is to be reported to the holders of the series 2001-C1 certificates on the subject distribution date.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder, provided that you deliver a written certification to the trustee in the form attached to the pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicers, the trustee, the fiscal agent and the certificate registrar are required to recognize as series 2001-C1 certificateholders only those persons in whose names the series 2001-C1 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. The trustee will, and the master servicer may, make the trustee's or the master servicer's, as the case may be, reports available to holders and beneficial owners of the series 2001-C1 certificates each month via the trustee's internet website. In addition, the trustee at its option may also make mortgage loan information, as presented in the standard Commercial Mortgage Securities Association investor reporting package formats, available to holders and beneficial owners of the series 2001-C1 certificates via the trustee's internet website. The foregoing reports will be accessible only with a password provided by the trustee or the master servicer, as the case may be, after its receipt from the person(s) seeking access of a certification in the form attached to the pooling and servicing agreement. The trustee's internet website will initially be located at "www.etrustee.net". For assistance with the trustee's internet website, holders and beneficial owners of the series 2001-C1 certificates may call (312) 904-7807.

     The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

     The trustee or the master servicer may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential, in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the pooling and servicing agreement.

     Other Information. The pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of a series 2001-C1 certificate or any person identified to the trustee as a prospective transferee of a series 2001-C1 certificate or any interest in that certificate, originals or copies, in paper or electronic form, of, among other things, the following items:

     o the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

     o all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2001-C1 certificateholders since the date of initial issuance of the series 2001-C1 certificates;

     o all officer's certificates delivered to the trustee by the master servicer and/or the special servicers since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     o all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicers since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     o the most recent inspection report with respect to each mortgaged real property for a pooled mortgage loan prepared by the master servicer or either special servicer and delivered to the trustee as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

     o the most recent appraisal, if any, with respect to each mortgaged real property for a pooled mortgage loan obtained by the master servicer or either special servicer and delivered to the trustee;

     o the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for a pooled mortgage loan and financial statements of the related borrower collected by the master servicer or either special servicer and delivered to the trustee as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

     o the mortgage files for the pooled mortgage loans, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee may require:

     o in the case of a registered holder or beneficial owner of a series 2001-C1 certificate, a written confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of a series 2001-C1 certificate and, to the extent required, or necessary for us, the trustee and the trust to avoid a violation, under certain Federal securities laws, will keep the information confidential; and

     o in the case of a prospective purchaser of a series 2001-C1 certificate or any interest in a series 2001-C1 certificate, confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of a series 2001-C1 certificate or an interest in a series 2001-C1 certificate, is requesting the information for use in evaluating a possible investment in that certificate and, to the extent required, or necessary for us, the trustee and the trust to avoid a violation, under certain Federal securities laws, will otherwise keep the information confidential.

VOTING RIGHTS

     The voting rights for the series 2001-C1 certificates will be allocated as follows:

     o 99.0% of the voting rights will be allocated to the holders of the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and O certificates, in proportion to the respective total principal balances of those classes;

     o 1.0% of the voting rights will be allocated to the holders of the class X certificates; and

     o 0% of the voting rights will be allocated to the holders of the class R and V certificates.

     Voting rights allocated to a class of series 2001-C1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

DELIVERY, FORM AND DENOMINATION

     General. The offered certificates will be issued in book-entry form in original denominations of $1,000 initial principal balance and any whole dollar denomination in excess of $1,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive a physical certificate representing your interest in an offered certificate, except under the limited circumstances described under "--Issuance of Definitive Certificates" below. For so long as any class of offered certificates is held in book-entry form--

     o all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     o all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC. You will hold your offered certificates through DTC.

     DTC is--

     o    a limited-purpose trust company organized under the New York Banking
          Law;

     o    a "banking corporation" within the meaning of the New York Banking
          Law;

     o    a member of the Federal Reserve System;

     o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     The information in this prospectus supplement concerning DTC and its book-entry system has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

     o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related distribution date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the pooling and servicing agreement need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that

DTC has informed us that it will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Beneficial owners of the offered certificates will not be able to obtain physical certificates that represent those offered certificates, unless--

     o we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

     Upon the occurrence of either of the two events described in the prior paragraph, DTC will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the series 2001-C1 certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

     Registration and Transfer. The holder of any physical certificate representing an offered certificate may transfer or exchange the same in whole or part, subject to the minimum authorized denomination, at the corporate trust office of the certificate registrar or at the office of any transfer agent. No fee or service charge will be imposed by the certificate registrar for any such registration of transfer or exchange. The certificate registrar may require payment by each transferor of a sum sufficient to pay any tax, expense or other governmental charge payable in connection with the transfer.


                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on--

     o    the price at which that certificate is purchased by an investor, and

     o    the rate, timing and amount of distributions on that certificate.

     The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things:

     o    the pass-through rate for that certificate,

     o the rate and timing of principal payments, including voluntary and involuntary prepayments, and the extent to which those amounts are to be applied in reduction of the principal balance of that certificate,

     o the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses are allocable in reduction of the principal balance of that certificate, and

     o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions of that certificate.

     Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust fund.

     Prepayments and other early liquidations of the underlying mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of those mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

     o    the amount of distributions on your offered certificates,

     o    the yield to maturity of your offered certificates,

     o    the rate of principal distributions on your offered certificates, and

     o    the weighted average life of your offered certificates.

     Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your offered certificates.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including--

          1. provisions that impose prepayment lock-out periods or require yield maintenance charges or other prepayment premiums, and

          2.   amortization terms that require balloon payments;

     o the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     o the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

     o    the quality of management of the mortgaged real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors", "Description of the Mortgage Pool" and "The Pooling and Servicing Agreement" in this prospectus supplement and "Servicing of the Mortgage Loans" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust fund is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o    the relative importance of those factors;

     o the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o the overall rate of prepayment or default on the underlying mortgage loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to certificateholders until, at the earliest, the tenth day of the month following the month in which interest accrued on the offered certificates, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

WEIGHTED AVERAGE LIFE

     For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of May 30, 2001 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

     o multiplying the amount of each principal distribution on the offered certificate by the number of years from the assumed settlement date to the related distribution date;

     o    summing the results; and

     o dividing the sum by the total amount of the reductions in the principal balance of the offered certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the pooled mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

     As described in this prospectus supplement, the Total Principal Distribution Amount for each distribution date will be payable first with respect to the class A-1 and/or A-2 certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, with principal balances, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1 and A-2 certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the principal distribution amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2001-C1 certificates with principal balances.

     The tables set forth in Annex C show, with respect to each class of offered certificates,

     o    the weighted average life of that class, and

     o the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     The actual characteristics and performance of the pooled mortgage loans will differ from the assumptions used in calculating the tables on Annex C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment and loss scenarios. Any difference between the assumptions used in calculating the tables on Annex C to this prospectus supplement and the actual characteristics and performance of the pooled mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

     We make no representation that--

     o the mortgage loans in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

     o all the mortgage loans in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

     o mortgage loans in the trust fund that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, will not prepay as a result of involuntary liquidations upon default or otherwise.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

     The series 2001-C1 certificates will be issued, the trust fund will be created and the pooled mortgage loans will be serviced and administered under a pooling and servicing agreement to be dated as of May 1, 2001, by and among us, as depositor, and the master servicer, the special servicers, the trustee, the fiscal agent and the RREEF B-Note Holder.

     Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the pooling and servicing agreement, in particular the sections titled "Description of the Certificates" and "Servicing of the Mortgage Loans". The trustee will provide a copy of the pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the trustee's discretion, payment of a reasonable fee for any expenses. The pooling and servicing agreement will also be made available by the trustee on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition we will arrange for the pooling and servicing agreement to be filed with the SEC by means of the EDGAR System, and it should be available on the SEC's website, the address of which is "www.sec.gov."

THE INITIAL MASTER SERVICER AND THE INITIAL RREEF PORTFOLIO SPECIAL SERVICER

     Prudential Asset Resources, Inc. will be the initial master servicer with respect to the entire mortgage pool and, if and when necessary, the initial special servicer with respect to the RREEF Portfolio Mortgage Loan. PAR, a Delaware corporation, is a wholly owned subsidiary of PMCC, which is a subsidiary of The Prudential Insurance Company of America. PAR serves as PMCC's mortgage loan servicing vehicle. PAR is responsible for overseeing the servicing of approximately 6,300 commercial and multifamily loans, with an approximate total principal balance of approximately $32 billion. PAR has been approved as a master servicer by S&P, Moody's and Fitch.

     The information set forth in this prospectus supplement concerning PAR has been provided by it. Neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of this information.

THE INITIAL GENERAL SPECIAL SERVICER

     Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation, will initially be appointed as special servicer with respect to any pooled mortgage loan other than the RREEF Portfolio Mortgage Loan. The principal executive offices of Lennar are located at 760 NW 107th Avenue, Miami, Florida, 33172, and its telephone number is (305) 485-2000. LNR Property Corporation, its subsidiaries and affiliates are involved in the real estate investment and management business and engage principally in (i) acquiring, developing, managing and repositioning commercial and multi-family residential real estate properties, (ii) acquiring (often in partnership with financial institutions or real estate funds) and managing portfolios of mortgage loans and other real estate related assets, (iii) investing in unrated and non-investment grade rated commercial mortgage-backed securities as to which the company has the right to be special servicer, and (iv) making high yielding real estate related loans and equity investments. Lennar has regional offices located across the country in Florida, Georgia, Oregon and California. As of March 2001, Lennar and its affiliates were managing a portfolio which included an original count of over 12,800 assets in most states with an original face value of over $59 billion, most of which are commercial real estate assets. Included in this managed portfolio are $55 billion of commercial real estate assets representing 73 securitization transactions, for which Lennar is servicer or special servicer. Lennar and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, the assets of the Lennar and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth.

     The information set forth in this prospectus supplement concerning Lennar has been provided by it. Neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of this information.

THE INITIAL TRUSTEE

     LaSalle Bank National Association, a national banking association, will act as initial trustee on behalf of the series 2001-C1 certificateholders. As of the date of initial issuance of the offered certificates, the office of LaSalle primarily responsible for administration of the trust assets, its corporate trust office, is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group--Prudential 2001-C1. LaSalle is an indirect subsidiary of ABN AMRO Bank, N.V., the initial fiscal agent. As of December 31, 2000, LaSalle had assets of approximately $49 billion.

     The information set forth in this prospectus supplement concerning LaSalle has been provided by it. Neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of this information.

THE INITIAL FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the initial trustee, will act as initial fiscal agent pursuant to the pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625, Chicago,

Illinois 60603, Attention: Asset-Backed Securities Trust Services
Group--Prudential 2001-C1. As of December 31, 2000, ABN AMRO had assets of approximately $500 billion.

     The information set forth in this prospectus supplement concerning ABN AMRO has been provided by it. Neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of this information.

ASSIGNMENT OF THE POOLED MORTGAGE LOANS

     On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the pooled mortgage loans, without recourse, to the trustee for the benefit of the holders of the series 2001-C1 certificates. We will also assign to the trustee our rights under the agreement whereby we acquired the pooled mortgage loans from the mortgage loan seller.

SERVICING OF THE POOLED MORTGAGE LOANS

     The master servicer and the special servicers must each service and administer the pooled mortgage loans and any REO Properties owned by the trust fund for which it is responsible, directly or through sub-servicers, in accordance with--

     o    any and all applicable laws,

     o    the express terms of the pooling and servicing agreement,

     o    the express terms of the respective pooled mortgage loans,

     o in the case of the RREEF Portfolio Mortgage Loan, the co-lender agreement between the trust fund and the RREEF Portfolio B-Note Holder, and

     o    to the extent consistent with the foregoing, the Servicing Standard.

     In general, subject to the more specific discussions in the other subsections of this section, "The Pooling and Servicing Agreement," the master servicer will be responsible for the servicing and administration of--

     o all mortgage loans in the trust fund as to which no Servicing Transfer Event has occurred, and

     o all worked-out mortgage loans in the trust fund as to which no new Servicing Transfer Event has occurred.

     The applicable special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan in the trust fund as to which a Servicing Transfer Event has occurred and is continuing. The applicable special servicer will also be responsible for the administration of each REO Property in the trust fund.

     Despite the foregoing, the pooling and servicing agreement will require the master servicer:

     o to continue to collect information and, subject to the master servicer's timely receipt of information from the special servicers, prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced assets; and

     o otherwise, to render other incidental services with respect to any specially serviced assets.

     Neither the master servicer nor either special servicer will have responsibility for the performance by the other such parties of their respective obligations and duties under the pooling and servicing agreement, unless the same party acts in all or any two such capacities.

     The master servicer will transfer servicing of a pooled mortgage loan to the applicable special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The applicable special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.

     In the case of a number of mortgage loans, it is expected that the master servicer may engage one or more sub-servicers whose rights to receive a specified subservicing fee cannot be terminated, including by a successor master servicer.

     For so long as the RREEF Portfolio Mortgage Loan or any related REO Property is part of the trust fund, the master servicer and, if and when necessary, the RREEF Portfolio special servicer will be responsible for servicing and administering the RREEF Portfolio B-Note Loan and/or will otherwise have duties to the RREEF Portfolio B-Note Holder under the pooling and servicing agreement. The servicing and administration of the RREEF Portfolio Loan Pair and any related REO Properties are to be serviced for the benefit of the series 2001-C1 certificateholders and the RREEF Portfolio B-Note Holder, as a collective whole. The RREEF Portfolio B-Note Loan will not be part of the trust fund.

     The section in the accompanying prospectus entitled "Servicing of the Mortgage Loans--Material Matters With Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor" discusses when the master servicer and special servicers may resign. In addition, the master servicer and the special servicers may each resign at any time if--

     1. a willing successor to the resigning party reasonably acceptable to, among others, the trustee has been found,

     2. the rating agencies confirm to the trustee in writing that the successor's appointment will not result in an adverse rating event with respect to any class of offered certificates,

     3. the resigning party pays all costs and expenses in connection with the transfer, and

     4. the successor accepts appointment prior to the effectiveness of the resigning party's resignation.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee:

     o will be earned with respect to each and every underlying mortgage loan, including--

          1.   each specially serviced mortgage loan, if any,

          2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

          3.   each mortgage loan as to which defeasance has occurred; and

     o    in the case of each mortgage loan, will--

          1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

          2. accrue at a master servicing fee rate that, on a loan-by-loan basis, ranges from 0.05% per annum to 0.13% per annum,

          3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

          4. be payable monthly from amounts received with respect to interest on that mortgage loan.

     As of the date of initial issuance of the series 2001-C1 certificates, the weighted average master servicing fee for the mortgage pool will be 0.0644% per annum.

     The master servicer will be entitled to a master servicing fee with respect to its master servicing activities relating to the RREEF Portfolio B-Note Loan, which fee will be payable solely from interest collections on the RREEF Portfolio B-Note Loan.

     Prepayment Interest Shortfalls. If any Prepayment Interest Shortfalls are incurred with respect to the mortgage pool during any collection period, the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount that, subject to the discussion below in this "--Prepayment Interest Shortfalls" subsection, will equal the lesser of:

     o    the excess, if any, of--

          1.   the total amount of those Prepayment Interest Shortfalls, over

          2. the total amount of Prepayment Interest Excesses collected with respect to the mortgage pool during that collection period; and

     o with respect to each and every mortgage loan for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated at an annual rate of 0.01% per annum.

     Except as otherwise discussed in the next paragraph, no other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

     In the case of nine mortgage loans, representing 6.75% of the initial mortgage pool balance and secured by the mortgaged real properties identified on Annex A to this prospectus supplement as Simi Valley Business Park, Hillside Business Center, Lost Hills Office Building, Ligand Pharmaceuticals Building, 435 North Roxbury Drive, ACPR1, Ten Ten Glendale Square, Olympus America Building and Litt Family Trust, the master servicer will cover any related Prepayment Interest Shortfall in its entirety without the limitation imposed by the portion of the master servicing fees normally available for that purpose.

     Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the sum of--

     o any Prepayment Interest Excesses collected with respect to the mortgage pool during that collection period, and

     o any payments made by the master servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls,

then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2001-C1 certificates, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Distributions--Interest Distributions" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicers with respect to their special servicing activities will be--

     o    the special servicing fee,

     o    the workout fee, and

     o    the liquidation fee.

     Special servicing fees, workout fees and liquidation fees earned with respect to the RREEF Portfolio Mortgage Loan or any related REO Property will be payable to the RREEF Portfolio special servicer, and any such fees earned with respect to any other mortgage loan or REO Property in the trust fund will be payable to the general special servicer.

     Special Servicing Fee. The special servicing fee:

     o    will be earned with respect to--

          1.   each specially serviced mortgage loan, if any, and

          2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property;

     o in the case of each mortgage loan described in the foregoing bullet, will--

          1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

          2.   accrue at a special servicing fee rate of 0.25% per annum, and

          3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

     o except as otherwise described in the next sentence, will be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust fund, that are on deposit in the master servicer's collection account from time to time.

     Notwithstanding the foregoing, unless the applicable special servicer reasonably determines that any special servicing fees earned with respect to the RREEF Portfolio Mortgage Loan will not ultimately be collectable out of collections on or with respect to the RREEF Portfolio B-Note Loan, any such special servicing fees so earned by that special servicer with respect to the RREEF Portfolio Mortgage Loan will be paid out of those collections on or with respect to the RREEF Portfolio B-Note Loan.

     Workout Fee. The applicable special servicer will, in general, be entitled to receive a workout fee with respect to each worked-out mortgage loan in the trust fund. Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each payment of interest, other than Default Interest and Post-ARD Additional Interest, and each payment of principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. Unless the applicable special servicer determines that any workout fee earned with respect to the RREEF Portfolio Mortgage Loan will not ultimately be collectable out of collections on or with respect to the RREEF Portfolio B-Note Loan, any such workout fees so earned by that special servicer with respect to the RREEF Portfolio Mortgage Loan will be paid out of those collections on or with respect to the RREEF Portfolio B-Note Loan. The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If a special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans in the trust fund that were worked-out by it and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor to that special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicers with an incentive to better perform their duties, the payment of any workout fee will reduce amounts payable to the series 2001-C1 certificateholders.

     Liquidation Fee. The applicable special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the trust fund for which a full, partial or discounted payoff is obtained for the benefit of the trust fund from the related borrower. The applicable special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust fund as to which any liquidation proceeds or condemnation proceeds are obtained for the benefit of the trust fund, except as described in the next paragraph. As to each specially serviced mortgage loan and REO Property in the trust fund, except as described in the next two paragraphs, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, late payment charges, Post-ARD Additional Interest and/or a yield maintenance charge or other prepayment premium.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

     o the repurchase or replacement of any mortgage loan in the trust fund for a material breach of representation or warranty or a material document defect, as described under "Description of the Mortgage Pool--Cures, Repurchases and Substitutions" in this prospectus supplement;

     o the purchase of any defaulted mortgage loan or REO Property in the trust fund by the master servicer, the general special servicer, any single certificateholder or group of certificateholders of the series 2001-C1 controlling class or the RREEF Portfolio B-Note Holder, as described under "--Realization Upon and Sale of Defaulted Mortgage Loans" below; or

     o the purchase of all of the mortgage loans and REO Properties in the trust fund by the master servicer, the applicable special servicer or any single certificateholder or group of certificateholders of the series 2001-C1 controlling class in connection with the termination of the trust fund, as described under "-Termination" below.

     Furthermore, unless the applicable special servicer for the RREEF Portfolio Mortgage Loan determines that any liquidation fee earned with respect to the RREEF Portfolio Mortgage Loan will not ultimately be collectable out of collections on or with respect to the RREEF Portfolio B-Note Loan, any such liquidation fees so earned by that special servicer with respect to the RREEF Portfolio Mortgage Loan will be paid out of those collections on or with respect to the RREEF Portfolio B-Note Loan.

     Although liquidation fees are intended to provide the special servicers with an incentive to better perform their duties, the payment of any liquidation fee will reduce amounts payable to the series 2001-C1 certificateholders.

     RREEF Portfolio B-Note Loan. The RREEF Portfolio special servicer may earn special servicing fees, workout fees and/or liquidation fees with respect to the RREEF Portfolio B-Note Loan or any related REO Property. However, those fees will be payable solely from collections on the RREEF Portfolio B-Note Loan and/or the RREEF Portfolio B-Note Holder's share of collections on any related REO Property.

     Additional Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive the excess, if any, of--

     o the amount of any Prepayment Interest Excesses collected with respect to the mortgage pool during any collection period, over

     o the amount of any Prepayment Interest Shortfalls incurred with respect the mortgage pool during that collection period.

     In addition, the following items collected on the pooled mortgage loans will be allocated among the master servicer and the special servicers as additional compensation in accordance with the pooling and servicing agreement:

     o any Default Interest collected during any collection period and not otherwise applied--

          1. to pay the master servicer, either special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances made by that party with respect to any pooled mortgage loan,

          2. to reimburse the trust fund for any interest on advances that were made with respect to any pooled mortgage loan, which interest was paid to the master servicer, either special servicer, the trustee or the fiscal agent, as applicable, at any time during the 12-month period preceding the date of receipt of the Default Interest from a source of funds other than Default Interest collected on the pooled mortgage loans,

          3. to pay, or to reimburse the trust fund for, any other expenses incurred with respect to any pooled mortgage loan during the 12-month period preceding the date of receipt of the Default Interest, which expense if paid from a source of funds other than Default Interest collected on the pooled mortgage loans, is or will be an Additional Trust Fund Expense; and

     o any late payment charges, modification fees, assumption fees, assumption application fees, earnout fees, consent/waiver fees and other comparable transaction fees and charges.

     The master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Account" below. The master servicer--

     o will generally be entitled to retain any interest or other income earned on those funds, and

     o will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for the master servicer's benefit.

     The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     Each special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Properties" below. That special servicer--

     o will be entitled to retain any interest or other income earned on those funds, and

     o    will be required to cover any losses of principal from its own funds.

     Neither special servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding that special servicer's REO account.

     Any additional compensation payable to the master servicer or the RREEF Portfolio special servicer with respect to the RREEF Portfolio B-Note Loan will be payable solely from collections on that loan and interest or other income earned on those collections.

     Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicers will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicers will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer or either special servicer in connection with the servicing of a pooled mortgage loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property in the trust fund, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, each special servicer may periodically require the master servicer to reimburse that special servicer for any servicing advances made by it. Upon reimbursing a special servicer for any servicing advance, the master servicer will be deemed to have made the advance.

     Each special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property, in lieu of that special servicer's making the advance itself. The applicable special servicer must make the request in writing, in a timely manner that does not adversely affect the interests of any series 2001-C1 certificateholders. The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request, accompanied by an adequate description of the subject advance and back-up information. If the request is timely and properly made, the applicable special servicer will be relieved of any obligations with respect to a servicing advance that it requests the master servicer to make, regardless of whether or not the master servicer actually makes that advance.

     If the master servicer or either special servicer is required under the pooling and servicing agreement to make a servicing advance, but neither does so within ten days after the servicing advance is required to be made, then the trustee will be required:

     o if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

     o if the failure continues for three more business days, to make the servicing advance.

The fiscal agent must make any servicing advances that the trustee is required, but fails, to make.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, either special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that, in its reasonable and good faith judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, either special servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines, in its reasonable and good faith judgment, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time. The trustee and the fiscal agent may each conclusively rely on the determination of the master servicer or the applicable special servicer regarding the nonrecoverability of any servicing advance.

     The master servicer will be permitted to pay, and the applicable special servicer may direct the payment of, some servicing expenses directly out of the master servicer's collection account without regard to the relationship between the expense and the funds from which it is being paid. The most significant of those servicing expenses relate to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties securing a pooled mortgage loan. In addition, the pooling and servicing agreement will require the master servicer, at the direction of the applicable special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's collection account any servicing expense that, if advanced by the master servicer or the applicable special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the applicable special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2001-C1 certificateholders, as a collective whole.

     The master servicer, the special servicers, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable--

     o first, out of any Default Interest collected on the pooled mortgage loans subsequent to the accrual of that advance interest, and

     o then, but only after the advance has been reimbursed and if and to the extent that the Default Interest referred to in the prior bullet is insufficient to cover the advance interest, out of any amounts on deposit in the master servicer's collection account or, alternatively, solely if the advance relates to the RREEF Portfolio Loan Pair, to the maximum extent possible, out of collections on the RREEF Portfolio B-Note Loan.

     Amounts received on the RREEF Portfolio Loan Pair will not be allocable to Default Interest on the RREEF Portfolio Mortgage Loan unless and until all unpaid interest at the related mortgage interest rate and principal is paid on the RREEF Portfolio B-Note Loan.

THE SERIES 2001-C1 CONTROLLING CLASS REPRESENTATIVE

     Controlling Class. As of any date of determination, the controlling class of series 2001-C1 certificateholders will be the holders of the most subordinate class of series 2001-C1 certificates then outstanding, exclusive of the class X, R and V certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2001-C1 certificates, exclusive of the class X, R and V certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2001-C1 certificateholders will be the holders of the most subordinate class of series 2001-C1 certificates then outstanding, exclusive of the class X, R and V certificates, that has a total principal balance greater than zero. For purposes of determining the series 2001-C1 controlling class, the class A-1 and A-2 certificates will represent a single class.

     Election of the Series 2001-C1 Controlling Class Representative. The holders of series 2001-C1 certificates representing more than 50% of the total principal balance of the series 2001-C1 controlling class, will be entitled to--

     o select a representative having the rights and powers described under "--The Series 2001-C1 Controlling Class Representative--Rights and Powers of the Series 2001-C1 Controlling Class Representative" below, or

     o    replace an existing series 2001-C1 controlling class representative.

     The trustee will be required to notify promptly all the certificateholders of the series 2001-C1 controlling class that they may select a series 2001-C1 controlling class representative upon:

     o the receipt by the trustee of written requests for the selection of a series 2001-C1 controlling class representative from the holders of certificates representing more than 50% of the total principal balance of the series 2001-C1 controlling class;

     o the resignation or removal of the person acting as series 2001-C1 controlling class representative; or

     o a determination by the trustee that the controlling class of series 2001-C1 certificateholders has changed.

     The notice will explain the process for selecting a series 2001-C1 controlling class representative. The appointment of any person as a series 2001-C1 controlling class representative will not be effective until:

     o the trustee has received confirmation, in any form acceptable to the trustee, that the appointment of that person as the series 2001-C1 controlling class representative is acceptable to the holders of certificates representing more than 50% of the total principal balance of the series 2001-C1 controlling class; and

     o    that person provides the trustee with--

          1.   written confirmation of its acceptance of its appointment,

          2. an address and telecopy number for the delivery of notices and other correspondence, and

          3. a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

     The pooling and servicing agreement will require the series 2001-C1 controlling class representative to keep confidential all information received by it with respect to the trust fund, to the extent required by certain Federal securities laws.

     First Chicago Capital Corporation is expected to be the initial series 2001-C1 controlling class representative.

     Resignation and Removal of the Series 2001-C1 Controlling Class Representative. The series 2001-C1 controlling class representative may at any time resign by giving written notice to the trustee, the special servicers, the master servicer and each series 2001-C1 certificateholder of the series 2001-C1 controlling class. The holders of series 2001-C1 certificates representing more than 50% of the total principal balance of the series 2001-C1 controlling class will be entitled to remove any existing series 2001-C1 controlling class representative by giving written notice to the trustee, the special servicers, the master servicer and the existing series 2001-C1 controlling class representative.

     Rights and Powers of the Series 2001-C1 Controlling Class Representative. No later than approximately 45 days after the occurrence of a Servicing Transfer Event with respect to any specially serviced mortgage loan, the applicable special servicer must deliver to the series 2001-C1 controlling class representative, among others, an asset status report with respect to that mortgage loan and the related mortgaged real property or properties. That asset status report is required to include the following information to the extent reasonably determinable:

     o    a summary of the status of the specially serviced mortgage loan;

     o a discussion of the general legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies in the jurisdiction of the mortgaged real property and to the enforcement of any related guaranties or other collateral for the specially serviced mortgage loan and whether outside legal counsel has been retained;

     o the most current rent roll and income or operating statement available for the related mortgaged real property or properties;

     o the appraised value of the related mortgaged real property or properties, together with the assumptions used in the calculation thereof;

     o a summary of the applicable special servicer's recommended action with respect to the specially serviced mortgage loan; and

     o such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

     If the series 2001-C1 controlling class representative affirmatively approves in writing an asset status report or if, within ten business days of receiving an asset status report, the series 2001-C1 controlling class representative does not affirmatively disapprove the report in writing, the applicable special servicer will implement the recommended action as outlined in that asset status report, provided that the applicable special servicer may not take any action that is contrary to applicable law or the terms of the applicable loan documents. If the series 2001-C1 controlling class representative disapproves of an asset status report within that ten-business day period, the applicable special servicer must revise the report and deliver to the series 2001-C1 controlling class representative, among others, a new asset status report as soon as practicable, but in no event later than 30 days after such disapproval. The applicable special servicer must continue to revise the asset status report until the earliest of:

     o the affirmative approval in writing of the report by the series 2001-C1 controlling class representative;

     o the failure of the series 2001-C1 controlling class representative to disapprove the report in writing within ten business days of its receipt thereof; and

     o the passage of 70 days from the date of preparation of the first version of the asset status report.

Following the earliest of these events, the applicable special servicer will implement the recommended action as outlined in the most recent version of the asset status report, provided that the applicable special servicer may not take any action that is contrary to applicable law or the terms of the applicable loan documents.

     The applicable special servicer may, from time to time, modify any asset status report it has previously delivered and implement the new action in the revised report so long as the revised report has been prepared, reviewed and either approved or not rejected as described above. In addition, the applicable special servicer may take any action set forth in an asset status report before the expiration of the ten-business day period during which the series 2001-C1 controlling class representative may reject the report if--

     o the applicable special servicer has reasonably determined that failure to take that action would materially and adversely affect the interests of the certificateholders, and

     o it has made a reasonable effort to contact the series 2001-C1 controlling class representative.

     The applicable special servicer may not take any action inconsistent with an asset status report that has been adopted as described above, unless that action would be required in order to act in accordance with the Servicing Standard.

     Notwithstanding the provisions described above, (a) any action recommended by the applicable special servicer in an asset status report, or any revision thereof, is required to be consistent with the Servicing Standard and the provisions of the pooling and servicing agreement described elsewhere in this prospectus supplement, and (b) the series 2001-C1 controlling class representative may not direct the applicable special servicer to act, and the applicable special servicer is to ignore any direction for it to act, in any manner that would--

     o require or cause the master servicer or either special servicer to violate applicable law, the terms of any pooled mortgage loan or any other provision of the pooling and servicing agreement, including that party's obligation to act in accordance with the Servicing Standard;

     o    result in an adverse tax consequence for the trust fund; or

     o materially expand the scope of the master servicer's or either special servicer's responsibilities under the pooling and servicing agreement.

     The pooling and servicing agreement will require the applicable special servicer to provide a copy of any asset status report to any holder or beneficial owner of a certificate, or any person identified by any such holder or beneficial owner as a prospective transferee of a certificate or any interest therein, upon request.

     Also notwithstanding the foregoing, the RREEF Portfolio special servicer will not have any obligation to obtain the approval of or accept direction from the series 2001-C1 controlling class representative regarding any asset status report or the actions contemplated by that report with respect to the RREEF Portfolio Loan Pair, or to even prepare any asset status report with respect to the RREEF Portfolio Loan Pair, unless a RREEF Portfolio Change of Control Event has occurred and is continuing. However, solely for informational purposes, the applicable special servicer will prepare a report containing information similar to that found in an asset status report for the series 2001-C1 controlling class representative with respect to the RREEF Portfolio Loan Pair if those loans become specially serviced.

     When reviewing the rest of this section, "The Pooling and Servicing Agreement", it is important that you consider the effects that the rights and powers of the series 2001-C1 controlling class representative discussed above could have on the actions of the special servicers.

     Liability to Borrowers. In general, any and all expenses of the series 2001-C1 controlling class representative are to be borne by the holders of the series 2001-C1 controlling class, in proportion to their respective percentage interests in that class, and not by the trust fund. However, if a claim is made against the series 2001-C1 controlling class representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan, the series 2001-C1 controlling class representative is to notify immediately the trustee, the master servicer and the special servicers. Subject to the discussion under "Servicing of the Mortgage Loans--Material Matters with Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor" in the accompanying prospectus, the applicable special servicer will assume the defense of the claim on behalf of and at the expense of the trust fund against the series 2001-C1 controlling class representative, but only if--

     o either special servicer, the master servicer, the trustee, the fiscal agent or the trust fund are also named parties to the same action, and

     o    in the judgment of the applicable special servicer,

          1. the series 2001-C1 controlling class representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

          2. there is no potential for either special servicer, the master servicer, the trustee, the fiscal agent or the trust fund to be an adverse party in the action as regards the series 2001-C1 controlling class representative.

     Liability to the Trust Fund and Certificateholders. The series 2001-C1 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the series 2001-C1 controlling class representative does not have any duties to the holders of any class of series 2001-C1 certificates other than the controlling class. It may act solely in the interests of the certificateholders of the series 2001-C1 controlling class and will have no liability to any other series 2001-C1 certificateholders for having done so. No series 2001-C1 certificateholder may take any action against the series 2001-C1 controlling class representative for its having acted solely in the interests of the certificateholders of the series 2001-C1 controlling class.

     Beneficial Owners of the Controlling Class. If the controlling class of series 2001-C1 certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled--

     o to receive all notices described above under this "--The Series 2001-C1 Controlling Class Representative" section, and

     o to exercise directly all rights described above under this "--The Series 2001-C1 Controlling Class Representative" section,

that it otherwise would if it were the registered holder of certificates of the series 2001-C1 controlling class.

THE RREEF PORTFOLIO B-NOTE HOLDER

     Except under the circumstances described below in this section, "The RREEF Portfolio B-Note Holder", the master servicer and the RREEF Portfolio special servicer will be required to obtain the prior written consent of the RREEF Portfolio B-Note Holder prior to taking any of the following actions:

     o any proposed modification, amendment or waiver of the RREEF Portfolio Mortgage Loan or the RREEF Portfolio B-Note Loan that would have a material adverse effect on the interests of the RREEF Portfolio B-Note Holder;

     o any proposed modification, amendment or waiver of the RREEF Portfolio B-Note Loan that would--

          1. result in an extension of the maturity of the RREEF Portfolio B-Note Loan,

          2. result in a reduction in the mortgage interest rate, the monthly debt service payment or any yield maintenance charge or other prepayment premium with respect to the RREEF Portfolio B-Note Loan, or

          3. result in a deferral or forgiveness of interest or principal or otherwise affect the amount or timing of any payment of interest or principal with respect to the RREEF Portfolio B-Note Loan;

     o the approval of a successor property manager with respect to, or any material alteration of, any of the mortgaged real properties securing the RREEF Portfolio Loan Pair;

     o any waiver of the requirements under the RREEF Portfolio Loan Pair with respect to property insurers or the manner in which payments or other collections on those loans are held and/or invested;

     o any waiver of a due-on-sale or due-on-encumbrance clause with respect to the RREEF Portfolio Loan Pair or approval of a transfer of interest in the related borrower or any related mortgaged real property;

     o any substitution or material release of collateral with respect to the RREEF Portfolio Loan Pair;

     o any other significant action with respect to the RREEF Portfolio B-Note Loan or the related mortgaged real properties that requires the consent of the lender under the related loan documents; and

     o the appointment or removal of a sub-servicer with respect to the RREEF Portfolio Loan Pair.

     In addition, if and for so long as the RREEF Portfolio Loan Pair is subject to special servicing, except under the circumstances described below in this section, "The RREEF Portfolio B-Note Holder", the RREEF Portfolio special servicer will be further required to:

     o consult with the RREEF Portfolio B-Note Holder upon the occurrence of any material event of default under the RREEF Portfolio Loan Pair and follow the directions of the RREEF Portfolio B-Note Holder with respect to the resolution of that event of default or the liquidation of the RREEF Portfolio Loan Pair; and

     o obtain the prior written consent of the RREEF Portfolio B-Note Holder prior to taking any of the following actions--

          1. foreclosure upon or acquisition of any mortgaged real property securing the RREEF Portfolio Loan Pair,

          2. any sale of any REO Property relating to the RREEF Portfolio Loan Pair,

          3. any action to bring any mortgaged real property securing the RREEF Portfolio Loan Pair into compliance with applicable environmental laws, and

          4. any release of the related borrower or any guarantor from liability under the RREEF Portfolio Loan Pair.

     In addition, any provision of the pooling and servicing agreement that otherwise requires, as a condition to any action involving a mortgage loan, the delivery of confirmations from the applicable rating agencies with respect to the series 2001-C1 certificates will not apply to any action involving the RREEF Portfolio Loan Pair.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the RREEF Portfolio B-Note Holder, as contemplated by the two preceding paragraphs, may:

     o require or cause the master servicer or the RREEF Portfolio special servicer to violate applicable law, the terms of the RREEF Portfolio Loan Pair or the related co-lender agreement or any other provision of the pooling and servicing agreement, including that party's obligation to act in accordance with the Servicing Standard;

     o    result in an adverse tax consequence for the trust fund; or

     o materially expand the scope of the master servicer's or either special servicer's responsibilities under the pooling and servicing agreement;

except that, for so long as no RREEF Portfolio Change of Control Event has occurred and is continuing, the RREEF Portfolio B-Note Holder may freely exercise any discretion granted the lender under the related loan documents as in effect on the closing date with respect to the release or substitution of any of the RREEF Portfolio Properties as collateral. Subject to that same exception, each of the master servicer and the RREEF Portfolio special servicer is to disregard any advice, direction or objection given or made by the RREEF Portfolio B-Note Holder that would have any of the effects described in the immediately preceding four bullets.

     Furthermore, if any RREEF Portfolio Change of Control Event occurs, then the RREEF Portfolio B-Note Holder will cease to have the rights and powers described above in this subsection, "--The RREEF Portfolio B-Note Holder", and neither the master servicer nor the RREEF Portfolio special servicer will be required to consult with or seek the consent of the RREEF Portfolio B-Note Holder with respect to any of the matters contemplated above.

     Unless and until a RREEF Portfolio Change of Control Event occurs:

     o neither the master servicer nor the RREEF Portfolio special servicer may enter into any sub-servicing agreement with respect to the RREEF Portfolio Loan Pair without the consent of the RREEF Portfolio B-Note Holder;

     o the RREEF Portfolio B-Note Holder may require the master servicer or the RREEF Portfolio special servicer to terminate any particular sub-servicing agreement with respect to the RREEF Portfolio Loan Pair; and

     o if PAR is no longer the master servicer, the RREEF Portfolio B-Note Holder may require the master servicer to--

          1. appoint a sub-servicer, acceptable to the RREEF Portfolio B-Note Holder in its sole discretion, with respect to the RREEF Portfolio Loan Pair, and

          2. delegate all of its responsibilities and duties, and assign all of its corresponding master servicing compensation (exclusive of a portion of the corresponding master servicing fee calculated at a specified number of basis points), with respect to the RREEF Portfolio Loan Pair to that sub-servicer.

     If and when a RREEF Portfolio Change of Control Event occurs, the foregoing rights of the RREEF Portfolio B-Note Holder with respect to the RREEF Portfolio Loan Pair will instead be exercisable by the series 2001-C1 controlling class representative. The rights referred to in the third bullet above may have a material adverse effect on the ability of the trust fund to obtain a successor to PAR as master servicer.

     In all cases, the RREEF Portfolio B-Note Holder will be entitled to cure any event of default under the RREEF Portfolio Mortgage Loan, in which case the RREEF Portfolio special servicer will refrain from taking any action against the related borrower, any related guarantor or any of the related mortgaged real properties. The RREEF Portfolio B-Note Holder will have an additional five days beyond any grace period for the related borrower to complete any such cure.

     The initial RREEF Portfolio B-Note Holder will be an affiliate of Prudential Asset Resources, Inc., the initial master servicer for the trust and the initial special servicer for the RREEF Portfolio Loan Pair.

     The RREEF Portfolio B-Note Holder may have relationships and interests that conflict with those of the series 2001-C1 certificateholders. It has no obligations to the series 2001-C1 certificateholders and may act solely in its own interests. No series 2001-C1 certificateholder may take any action against the RREEF Portfolio B-Note Holder for acting solely in its own interests.

     When reviewing the rest of this section, "The Pooling and Servicing Agreement", it is important that you consider the effects that the rights and powers of the RREEF Portfolio B-Note Holder discussed above could have on the actions of the master servicer or the RREEF Portfolio special servicer.

REPLACEMENT OF THE SPECIAL SERVICERS

     The RREEF Portfolio B-Note Holder may, upon not less than ten days' prior written notice to the respective parties to the pooling and servicing agreement, remove the existing RREEF Portfolio special servicer, with or without cause, and appoint a successor to that special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities for that special servicer will be the responsibility of the RREEF Portfolio B-Note Holder, and further except that, if any RREEF Portfolio Change of Control Event occurs, then the series 2001-C1 controlling class representative, and not the RREEF Portfolio B-Note Holder, will be entitled to exercise those rights. In addition, the series 2001-C1 controlling class representative may, in all cases, upon not less than ten days' prior written notice to the respective parties to the pooling and servicing agreement, remove the existing general special servicer, with or without cause, and appoint a successor to that special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities for that special servicer will be the responsibility of the series 2001-C1 controlling class certificateholders. However, in either case, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of:

     1. written confirmation from each of Fitch and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2001-C1 certificates; provided, that the RREEF Portfolio B-Note Holder can remove the RREEF Portfolio special servicer with respect to the RREEF Portfolio Loan Pair only, without obtaining written confirmation from each of Fitch and Moody's, in order to replace that special servicer with a person controlled by PMCC or The Prudential Insurance Company of America;

     2. the written agreement of the proposed successor to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed successor; and

     3.   the possible written approval of certain specified parties.

     In connection with any termination as described in the preceding paragraph, the terminated special servicer will be entitled to:

     o payment out of the master servicer's collection account for all accrued and unpaid special servicing fees and additional special servicing compensation;

     o reimbursement by its successor for any outstanding servicing advances made by the terminated special servicer, together with interest; and

     o continued rights to indemnification as described under "Servicing of the Mortgage Loans--Material Matters with Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor" in the accompanying prospectus.

Upon reimbursement as described in the second bullet of the prior sentence, any advance will be treated as if it were made by that successor to the terminated special servicer.

ENFORCEMENT OF DUE-ON-ENCUMBRANCE AND DUE-ON-SALE PROVISIONS

     The applicable special servicer, with respect to the specially serviced mortgage loans in the trust fund, and the master servicer, with respect to the other pooled mortgage loans, each will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender may have under either a due-on-encumbrance or due-on-sale clause to accelerate payment of that mortgage loan or, subject to the discussions under "--The Series 2001-C1 Controlling Class Representative" and "--The RREEF Portfolio B-Note Holder", to waive that right. However, subject to the related loan documents, neither the master servicer nor that special servicer may waive its rights or grant its consent under any due-on-encumbrance clause or, in circumstances involving a mortgage loan, other than the RREEF Portfolio Mortgage Loan, that has -- or is part of a group of cross-collateralized mortgage loans that has -- a cut-off date principal balance in excess of $20,000,000, under any due-on-sale clause, unless it has received written confirmation from each of Fitch and Moody's that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the series 2001-C1 certificates.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The applicable special servicer, with respect to the specially serviced mortgage loans in the trust fund, and the master servicer, with respect to the other pooled mortgage loans, each may, consistent with the Servicing Standard, agree to:

     o    modify, waive or amend any term of any mortgage loan;

     o    extend the maturity of any mortgage loan;

     o defer or forgive the payment of interest on and principal of any mortgage loan;

     o defer or forgive the payment of late payment charges on any mortgage loan;

     o permit the release, addition or substitution of collateral securing any mortgage loan; or

     o permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

     The ability of either special servicer or the master servicer to agree to any of the foregoing, however, is subject to the discussions under "--The Series 2001-C1 Controlling Class Representative", "--The RREEF Portfolio B-Note Holder" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above, and further, to each of the following limitations, conditions and restrictions:

     o With limited exception generally involving the waiver of Default Interest, late payment charges or minor covenant defaults, releases of non-material parcels of a mortgaged real property, grants of easements that do not materially affect the use or value of the mortgaged property and, as described below in this "--Modifications, Waivers, Amendments and Consents" subsection, the waiver of Post-ARD Additional Interest with respect to non-specially serviced mortgage loans, the master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, that would affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan or materially affect the security for that mortgage loan, unless the master servicer has obtained the consent of the applicable special servicer.

     o With limited exception generally involving the waiver of Default Interest and late payment charges, the applicable special servicer may not agree to, or consent to the master servicer's agreeing to, modify, waive or amend any term of, and may not take, or consent to the master servicer's taking, any of the other above-referenced actions with respect to any mortgage loan in the trust fund, if doing so would--

          1. affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or

          2. in the judgment of the master servicer or the applicable special servicer, as the case may be, materially impair the security for the mortgage loan,

          unless a material default on the mortgage loan has occurred or, in the judgment of the applicable special servicer, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the series 2001-C1 certificateholders and, in the case of the RREEF Portfolio Loan Pair, the RREEF Portfolio B-Note Holder, as a collective whole, on a present value basis than would liquidation. Notwithstanding the foregoing--

          1. any modification, extension, waiver or amendment of the payment terms of the RREEF Portfolio Loan Pair shall be structured so as to be consistent with the allocation and payment priorities set forth in the related loan documents, such that neither the trust fund as holder of the RREEF Portfolio Mortgage Loan nor the RREEF Portfolio B-Note Holder shall gain a priority over the other with respect to any payment, which priority is not reflected in the related loan documents; and

          2. to the extent consistent with the Servicing Standard, taking into account the extent to which the RREEF Portfolio B-Note Loan is junior to the RREEF Portfolio Mortgage Loan,

               (a) no waiver, reduction or deferral of any amounts due on the RREEF Portfolio Mortgage Loan shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the RREEF Portfolio B-Note Loan, and

               (b) no reduction of the mortgage rate of the RREEF Portfolio Mortgage Loan shall be effected prior to the reduction of the mortgage rate of the RREEF Portfolio B-Note Loan.

     o The applicable special servicer may not extend or consent to the master servicer's extending the date on which any balloon payment is scheduled to be due on any mortgage loan in the trust fund to a date beyond the earliest of--

          1.   two years prior to the rated final distribution date, and

          2. if the mortgage loan is secured by a lien solely or primarily on the related borrower's leasehold interest in the corresponding mortgaged real property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the then current term of the related ground lease, plus any unilateral options to extend.

     o Neither the master servicer nor the applicable special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, if doing so would--

          1. cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code of 1986,

          2. result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Internal Revenue Code, or

          3. adversely affect the status of any portion of the trust fund that is intended to be a grantor trust under the Internal Revenue Code.

     o The applicable special servicer may not permit or consent to the master servicer's permitting any borrower to add or substitute any real estate collateral for any mortgage loan in the trust fund, unless the applicable special servicer has first--

          1. determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that--

               (a) the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

               (b) that there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

          2. received, at the expense of the related borrower, confirmation from each of Fitch and Moody's that the addition or substitution of real estate collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by the rating agency to a class of series 2001-C1 certificates (except that those confirmations will not be a condition to the addition or substitution of collateral for the RREEF Portfolio Loan Pair).

     o With limited exception generally involving the delivery of substitute collateral, the paydown of the subject mortgage loan or the release of non-material parcels, the applicable special servicer may not release or consent to the master servicer's releasing any material collateral securing an outstanding mortgage loan in the trust fund other than in accordance with the terms of, or upon satisfaction of, the mortgage loan.

     The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury Regulation Section 1.1001-3(c)(2)(iii), in any event, under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or, in the case of a replacement mortgage loan, on the date it is added to the trust fund. Also, neither the master servicer nor the applicable special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar, despite the discussion above.

     Notwithstanding the foregoing, the master servicer will be permitted, with the consent of the series 2001-C1 controlling class representative, in the case of an ARD Loan that is not a specially serviced mortgage loan, after the related anticipated repayment date, to waive any or all of the Post-ARD Additional Interest accrued on that mortgage loan, if:

     o the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance; and

     o the master servicer determines that waiving the trust's right to receive that Post-ARD Additional Interest is in accordance with the Servicing Standard.

The master servicer will not have any liability to the trust fund, the series 2001-C1 certificateholders or any other person for any such determination that is made in accordance with the Servicing Standard. The pooling and servicing agreement will also limit the master servicer's and the applicable special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

     All modifications, amendments and material waivers entered into with respect to the pooled mortgage loans are to be in writing. Each of the master servicer and the special servicers must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

     Neither the master servicer nor the applicable special servicer may exercise, on behalf of the trust, any discretion permitted to the lender by the related loan documents, as in effect on the issue date, in connection with the release or substitution of any RREEF Portfolio Properties, if doing so would have adverse tax consequences for the trust fund.

REQUIRED APPRAISALS

     Promptly following the occurrence of any Appraisal Trigger Event with respect to any of the pooled mortgage loans, the applicable special servicer must obtain, and deliver to the trustee and master servicer a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless--

     o an appraisal had previously been obtained within the prior twelve months, and

     o there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the applicable special servicer, materially affect the value set forth in that earlier appraisal.

     Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the applicable special servicer may, at its option, perform an internal valuation of the related mortgaged real property.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust fund, then the applicable special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the applicable special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

     o the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--Servicing of the Pooled Mortgage Loans" above, and

     o no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the direction of the applicable special servicer, and will be reimbursable to the master servicer as a servicing advance.

     Notwithstanding the foregoing, the series 2001-C1 controlling class representative or, in the case of the RREEF Portfolio Loan Pair, the RREEF Portfolio B-Note Holder, will have the right at any time within six months of the date of any appraisal to require that the applicable special servicer obtain a new appraisal with respect to the subject mortgage loan, at the expense of the series 2001-C1 controlling class certificateholders or, in the case of the RREEF Portfolio Loan Pair, the RREEF Portfolio B-Note Holder. Upon receipt of the new appraisal, the applicable special servicer will redetermine any Appraisal Reduction Amount.

COLLECTION ACCOUNT

     General. The master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the pooled mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation.

     Deposits. The master servicer must deposit or cause to be deposited in its collection account, within one business day following receipt by it, in the case of payments from borrowers and other collections on the pooled mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the pooled mortgage loans subsequent to the date of initial issuance of the offered certificates:

     o    all principal payments collected, including principal prepayments;

     o all interest payments collected, including Default Interest and Post-ARD Additional Interest;

     o    any yield maintenance charges and other prepayment premiums collected;

     o any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not required to be applied to the restoration of the related mortgaged real property or released to the related borrower; provided that, in the case of the RREEF Portfolio Mortgage Loan, the deposit is to include any portion of those proceeds that represents amounts allocable to reimburse servicing advances or to pay liquidation and other servicing expenses with respect to the entire RREEF Portfolio Loan Pair;

     o any amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure, deed-in-lieu of foreclosure or as otherwise contemplated under "--Realization Upon and Sale of Defaulted Mortgage Loans" below, in each case to the extent not required to be returned to the related borrower; provided that, in the case of the RREEF Portfolio Mortgage Loan, the deposit is to include any portion of those proceeds that represents amounts allocable to reimburse servicing advances or to pay liquidation and other servicing expenses with respect to the entire RREEF Portfolio Loan Pair;

     o any amounts paid by the mortgage loan seller in connection with the repurchase or replacement of a mortgage loan by that party as described under "Description of the Mortgage Pool--Cures, Repurchases and Substitutions" in this prospectus supplement;

     o any amounts paid to purchase all the mortgage loans and any REO Properties in connection with the termination of the trust fund as contemplated under "--Termination" below;

     o any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

     o all payments required to be paid by the master servicer or received from either special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Hazard, Liability and Other Insurance" in this prospectus supplement;

     o payments by a borrower to cover delinquent items for which servicing advances have previously been made;

     o any amount transferred by either special servicer from its REO account; and

     o    any amounts transferred from any debt service reserve accounts.

     Upon receipt of any of the amounts described in the first five bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, the applicable special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's collection account.

     Collections allocable to the RREEF Portfolio B-Note Loan, other than amounts specifically allocable to reimburse servicing advances and pay liquidation and other servicing expenses for the entire RREEF Portfolio Loan Pair, are to be held in an account separate from the master servicer's collection account.

     Withdrawals. The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

     1. to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

          (b) payments and other collections received by or on behalf of the trust fund after the end of the related collection period, and

          (c) amounts that are payable or reimbursable from the collection account to any person other than the series 2001-C1 certificateholders in accordance with any of clauses 2. through
               18. below;

     2. to reimburse itself, either special servicer, the trustee or the fiscal agent, as applicable, for any unreimbursed advances made by that party, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the mortgage loan or REO Property as to which the advance was made; provided that reimbursement with respect to any servicing advance relating to the RREEF Portfolio Loan Pair or any related REO Property will be limited to amounts on deposit in the collection account specifically allocable to that reimbursement, unless the party entitled to reimbursement has reasonably determined that any remaining unreimbursed portion of that servicing advance will not ultimately be collectable out of collections on or with respect to the RREEF B-Note Loan;

     3. to pay itself earned and unpaid master servicing fees with respect to each mortgage loan in the trust fund, with that payment to be made out of collections on that mortgage loan that are allocable as interest;

     4. to pay the applicable special servicer, out of general collections on the mortgage loans and any REO Properties in the trust fund, earned and unpaid special servicing fees with respect to each mortgage loan in the trust fund, that is either--

          (a)  a specially serviced mortgage loan, or

          (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

          provided that, in the case of the RREEF Portfolio Mortgage Loan, the applicable special servicer will be entitled to those unpaid special servicing fees only to the extent the applicable special servicer has reasonably determined that the unpaid special servicing fees will not ultimately be collectable out of collections on or with respect to the RREEF Portfolio B-Note Loan;

     5. to pay each special servicer or, if and to the extent applicable, a predecessor to that special servicer, earned and unpaid workout fees and liquidation fees to which it is entitled, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above; provided that, in the case of the RREEF Portfolio Mortgage Loan, the applicable special servicer will be entitled to those unpaid workout fees and liquidation fees only to the extent that it has determined that those fees will not ultimately be collectable out of collections on or with respect to the RREEF Portfolio B-Note Loan;

     6. to reimburse itself, either special servicer, the trustee or the fiscal agent, as applicable, out of general collections on the mortgage loans and any REO Properties in the trust fund, for any unreimbursed advance made by that party, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of

          Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above or, in the case of any servicing advance relating to the RREEF Portfolio Loan Pair or any related REO Property, out of collections on or with respect to the RREEF Portfolio B-Note Loan;

     7. to pay itself, either special servicer, the trustee or the fiscal agent, as applicable, unpaid interest accrued on any servicing advance or monthly debt service advance made by that party under the pooling and servicing agreement, with that payment to be made out of Default Interest received with respect to the mortgage pool;

     8. to pay expenses, other than interest on advances covered by clause 7. above, that were incurred with respect to any pooled mortgage loan or related REO Property and that, if paid from a source other than Default Interest collected on the mortgage pool, would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest, to the extent such amounts have not been otherwise applied according to clause 7. above, received with respect to the mortgage pool;

     9. in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay itself, either special servicer, the trustee or the fiscal agent, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust fund, any interest accrued and payable on that advance and not otherwise payable under clause 7. above, provided that payment with respect to interest on any servicing advance or monthly debt service advance relating to the RREEF Loan Pair or any related REO Property will be limited to that portion of such interest as the party entitled to payment has reasonably determined will not ultimately be recoverable out of collections on or with respect to the RREEF Portfolio B-Note Loan;

     10. to pay itself or one of the applicable special servicers, as the case may be, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

     11. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the trust fund, provided that payment with respect to the RREEF Portfolio Loan Pair or any related REO Property will be limited to amounts on deposit in the collection account specifically allocable to such payment, except to the extent that the master servicer or the applicable special servicer has reasonably determined that such liquidation expense will not ultimately be recoverable out of collections on or with respect to the RREEF Portfolio B-Note Loan;

     12. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, any servicing expenses that would, if advanced, be

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          nonrecoverable under clause 2. above, provided that payment with respect to the RREEF Portfolio Loan Pair or any related REO Property will be limited to amounts on deposit in the collection account specifically allocable to such payment, except to the extent that the master servicer or the applicable special servicer has reasonably determined that such servicing expense will not ultimately be recoverable out of collections on or with respect to the RREEF Portfolio B-Note Loan;

     13. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, for costs and expenses incurred by the trust fund in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust fund, provided that payment with respect to the RREEF Portfolio Loan Pair or any related REO Property will be limited to amounts on deposit in the collection account specifically allocable to such payment, except to the extent that the master servicer or the applicable special servicer has reasonably determined that such cost or expense will not ultimately be recoverable out of collections on or with respect to the RREEF Portfolio B-Note Loan;

     14. to pay itself, either special servicer, the trustee, the fiscal agent, us or any of their or our respective directors, members, managers, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust fund, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Servicing of the Mortgage Loans--Material Matters with Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor" in the accompanying prospectus and "--Matters Regarding the Trustee and the Fiscal Agent" below, provided that payment with respect to the RREEF Portfolio Loan Pair or any related REO Property will be limited to amounts on deposit in the collection account specifically allocable to such payment, except to the extent that the master servicer or the applicable special servicer has reasonably determined that such amount will not ultimately be recoverable out of collections on or with respect to the RREEF Portfolio B-Note Loan;

     15. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, for the costs of opinions of counsel, the cost of recording the pooling and servicing agreement and expenses properly incurred by the trustee in connection with providing tax-related advice to either special servicer;

     16. to pay any other items described in this prospectus supplement as being payable from the collection account;

     17. to pay to the mortgage loan seller any amounts that represent monthly debt service payments due on the pooled mortgage loans on or before May 1, 2001 or,

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          in the case of a replacement mortgage loan, on or before the date on which that loan was added to the trust fund;

     18. to withdraw amounts deposited in the collection account in error, including amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust fund; and

     19. to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

REALIZATION UPON AND SALE OF DEFAULTED MORTGAGE LOANS

     The pooling and servicing agreement grants to the master servicer, the applicable special servicer and any single certificateholder or group of certificateholders of the series 2001-C1 controlling class, a right to purchase a defaulted mortgage loan from the trust fund in the priority described in the next paragraph. This right does not extend, however, to the RREEF Portfolio Mortgage Loan.

     If the applicable special servicer has determined that any defaulted mortgage loan --other than, if applicable, the RREEF Portfolio Mortgage Loan-- has or will become subject to foreclosure or similar proceedings and that the sale of that mortgage loan by the trust fund under the circumstances described below in this paragraph is in accordance with the Servicing Standard, then that special servicer must give prompt written notice of its determination to the trustee and the master servicer. The trustee will then be required, within five days after receipt of that notice, to provide a similar notice to all certificateholders of the series 2001-C1 controlling class. Any single certificateholder or group of certificateholders of the series 2001-C1 controlling class may, at its or their option, within 15 days after receiving the notice from the trustee, purchase that defaulted mortgage loan from the trust fund, for cash, at the Purchase Price.

     If two or more separate certificateholders or groups of certificateholders of the series 2001-C1 controlling class want to purchase the defaulted mortgage loan, preference will be given to the certificateholder or group of certificateholders with the largest interest in the series 2001-C1 controlling class. If certificateholders of the series 2001-C1 controlling class have not purchased that defaulted mortgage loan within 15 days of their having received the relevant notice, then for a limited period, either the master servicer or the applicable special servicer, in that order of priority, may at its option purchase the defaulted mortgage loan from the trust fund, for cash, at the Purchase Price. Each of the master servicer and the applicable special servicer may designate an affiliate to complete the purchase.

     If the RREEF Portfolio Mortgage Loan ever becomes specially serviced or any payment becomes 90 days or more delinquent, RREEF Portfolio B-Note Holder will be entitled to purchase that mortgage loan from the trust fund, for cash, at the Purchase Price, for approximately 180 days after it first became specially serviced or 90 days delinquent, as applicable.

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     The applicable special servicer may offer to sell on behalf of the trust fund, any defaulted mortgage loan not otherwise purchased as described above, if and when, following the requisite purchase option period, or if determined by the applicable special servicer that delaying such sale until the end of the purchase option period for the RREEF B-Note Mortgage Loan would be inconsistent with the Servicing Standard, at such earlier time, the applicable special servicer determines, consistent with the Servicing Standard, that a sale would be in the best economic interests of the series 2001-C1 certificateholders, as a collective whole. Any offer must be made in a commercially reasonable manner for a period of not less than ten days. In the case of the RREEF Portfolio Mortgage Loan, that offer generally may not commence until the expiration of the 180-day period referred to in the prior paragraph. Subject to the discussion in the next paragraph and under "--The Series 2001-C1 Controlling Class Representative" above, the applicable special servicer will be required to accept the highest cash bid received from any person that is a fair price, determined in accordance with the pooling and servicing agreement, for the mortgage loan, except that, in the case of the RREEF Portfolio Mortgage Loan, such bid must be at least equal to the Purchase Price.

     The applicable special servicer will not be obligated to accept the highest cash bid if that special servicer determines, consistent with the Servicing Standard, that rejection of the highest cash bid would be in the best interests of the series 2001-C1 certificateholders, as a collective whole. Furthermore, subject to the discussion under "--The Series 2001-C1 Controlling Class Representative" above, the applicable special servicer may accept a lower cash bid from any person or entity, other than itself or an affiliate, if it determines, in accordance with the Servicing Standard, that acceptance of the lower bid would be in the best interests of the series 2001-C1 certificateholders, as a collective whole. For example, the prospective buyer making the lower bid may be more likely to perform its obligations. However, the applicable special servicer may not accept any bid for the RREEF Portfolio Mortgage Loan that is less than the Purchase Price.

     Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase any defaulted mortgage loan or any REO Property.

     In connection with the sale of any defaulted mortgage loan on behalf of the trust fund, the applicable special servicer may charge prospective bidders, and retain, fees that approximate that special servicer's actual costs in the preparation and delivery of information pertaining to the sales or evaluating bids without obligation to deposit the amounts into its collection account.

     If a default on a pooled mortgage loan has occurred or, in the applicable special servicer's judgment, a payment default is imminent, then, subject to the discussion under "--The Series 2001-C1 Controlling Class Representative" and "--The RREEF Portfolio B-Note Holder" above, that applicable special servicer may, on behalf of the trust fund, among other actions, choose to take any of the following actions:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related mortgage;

     o    obtain a deed-in-lieu of foreclosure; or

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     o    otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     A special servicer may not, however, acquire title to any mortgaged real property, have a receiver of rents appointed with respect to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the series 2001-C1 certificateholders, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the mortgaged real property, within the meaning of federal environmental laws, unless--

     o that special servicer has previously received, at the expense of the trust fund, a report prepared by a person who regularly conducts environmental audits, and

     o    either:

          1.   the report indicates that--

               (a) the mortgaged real property is in compliance with applicable environmental laws and regulations, and

               (b) there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          2. that special servicer determines in accordance with the Servicing Standard, taking account of any applicable environmental insurance policy, that taking the actions necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, is reasonably likely to produce a greater recovery for the series 2001-C1 certificateholders and, in the case of the RREEF Portfolio Loan Pair, the RREEF Portfolio B-Note Holder, on a present value basis, than not taking those actions.

     If neither of the conditions in clauses 1. and 2. of the prior paragraph are satisfied, the applicable special servicer may take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In addition, when the applicable special servicer determines it to be appropriate, it may, on behalf of the trust fund, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

     If the trust fund acquires title to any mortgaged real property, the applicable special servicer, on behalf of the trust fund, has to sell the particular real property not later than the end of the third calendar year (or, in the case of a "qualified healthcare property" within the meaning of Section 856(c)(6) of the Internal Revenue Code, the end of the second calendar year) following the year of acquisition of the property, subject to limited exceptions as described under "--REO Properties" below.

     If liquidation proceeds collected with respect to a defaulted mortgage loan in the trust fund are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on, and reimbursable expenses incurred by the applicable special servicer and/or the master servicer in connection with, the defaulted mortgage loan, then the trust fund will realize a loss in the amount of the shortfall. Prior to the payment of any liquidation proceeds to series 2001-C1 certificateholders, the fiscal agent, the trustee, the applicable special servicer and/or the master servicer will be entitled to reimbursement out of those proceeds, for--

     o    any unpaid servicing compensation with respect to the mortgage loan,

     o unreimbursed servicing expenses incurred with respect to the mortgage loan,

     o any unreimbursed advances of delinquent payments made with respect to the mortgage loan, and

     o any interest payable on the unreimbursed servicing expenses and advances.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the applicable special servicer on behalf of the trust fund, then the applicable special servicer will be required to sell that property not later than the end of the third calendar year (or, in the case of a "qualified healthcare property" within the meaning of Section 856(e)(6) of the Internal Revenue Code of 1986, the end of the second calendar year) following the year of acquisition, unless--

     o    the IRS grants an extension of time to sell the property, or

     o that applicable special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year (or, in the case of a "qualified healthcare property", the end of the second calendar year) following the year in which the acquisition occurred will not result in the imposition of a tax on the assets of the trust fund or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code of 1986.

     The applicable special servicer will generally be required to use commercially reasonable efforts to solicit cash offers for any REO Property held in the trust fund in a manner that will be reasonably likely to realize a fair price for the property. The applicable special servicer may, at the expense of the trust fund, retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve a special servicer of its obligations with respect to the REO Property. Regardless of whether the applicable special servicer applies for or is granted an extension of time to sell the property, that special servicer will be required to act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the applicable special servicer must sell the REO Property within the period specified in the extension or opinion.

     In general, the applicable special servicer or an independent contractor employed by that special servicer at the expense of the trust fund will be obligated to operate and manage any REO Property held by the trust fund--

     1.   in accordance with the Servicing Standard, and

     2. in a manner that maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code.

     The applicable special servicer must review the operation of each REO Property held by the trust fund and, in connection with that review, may consult with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property. The applicable special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of--

     o    a tax on net income from foreclosure property, within the meaning of
          Section 857(b)(4)(B) of the Internal Revenue Code, or

     o a tax on prohibited transactions under Section 860F of the Internal Revenue Code.

     This determination is most likely to occur in the case of an REO Property that is a hospitality property or a health care facility. To the extent that income the trust fund receives from an REO Property is subject to--

     o a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, and

     o a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust fund would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hotels or hospitality properties. Generally, income from an REO property that is directly operated by the applicable special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% prohibited transactions rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% prohibited transactions rate. Any tax imposed on the trust fund's income from an REO Property would reduce the amount available for payment to the series 2001-C1 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

     Each special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust fund for which it is responsible, separate and apart from their own funds and general assets. If an REO Property is acquired by the trust fund, the applicable special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Each special servicer will be required to deposit, or cause to be deposited, in its REO account, within two business days following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust fund for which it is responsible. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a special servicer's REO account will be payable to that special servicer, subject to the limitations described in the pooling and servicing agreement.

     Each special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund for which it is responsible, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the applicable special servicer will be required to withdraw from its REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of--

     o any withdrawals made out of those amounts, as described in the preceding sentence, and

     o any portion of those amounts that may be retained as reserves, as described in the next sentence.

Each special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections on any REO Property held by the trust fund for which it is responsible, as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     Each special servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The applicable special servicer will be required, at the expense of the trust fund, to inspect or cause an inspection of the related corresponding mortgaged real property, as soon as

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practicable after any mortgage loan becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan. Beginning in 2002, the master servicer will be required, at its own expense, to inspect or cause an inspection of each mortgaged real property, at least once per calendar year or, in the case of each pooled mortgage loan with an unpaid principal balance of under $2,000,000, once every two years, if the applicable special servicer has not already done so in that period as contemplated by the preceding sentence. The master servicer and the special servicers will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

     o any sale, transfer or abandonment of the property of which the master servicer or the applicable special servicer, as the case may be, is aware, or

     o any change in the property's condition or occupancy that the master servicer or the applicable special servicer, as the case may be, in accordance with the Servicing Standard, is aware of and considers to be material.

     At the request of the trustee, the master servicer and the special servicers will each be required to deliver to the trustee a copy of the inspection reports prepared or caused to be prepared by it, in each case within 30 days following the request or, if later, within 30 days following the later of completion of the related inspection if the inspection is performed by the master servicer or a special servicer, as the case may be, or receipt of the related inspection report if the inspection is prepared by a third party.

     Commencing with respect to the calendar quarter ended June 2001, the applicable special servicer, in the case of any specially serviced mortgage loan in the trust fund, and the master servicer, in the case of each other mortgage loan in the trust fund, will each be required to use reasonable efforts to collect from the related borrower and review the following items, to the extent that those items are required to be delivered under the related loan documents:

     o the quarterly and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property; and

     o    the quarterly and annual financial statements of the borrower.

Each special servicer will be required to forward to the master servicer copies, in hard copy or electronic format, of any items of information described in the two bullets of the immediately preceding sentence that it collects or obtains from the related borrower, within 30 days of its receipt of such information. The master servicer will be required to forward to the trustee, upon request, copies, in hard copy or electronic format, of any items of information described in the two bullets of the second preceding sentence that it collects from the related borrower or receives from a special servicer.

     Each special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO Property in the trust fund for which it is responsible. However, there can be no assurance that any operating statements

                                     S-199

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required to be delivered by a borrower will in fact be delivered, and neither the master servicer nor a special servicer is likely to have any practical means of compelling delivery.

     Within 45 days of its receipt from the applicable special servicer, in the case of each specially serviced mortgage loan in the trust fund, and within 60 days of its receipt from the related borrowers or otherwise, in the case of each other mortgage loan in the trust fund, of any annual or quarterly operating statements or rent rolls as contemplated above, the master servicer will be required, based upon those operating statements or rent rolls, to prepare or, if previously prepared, to update a written report setting forth an analysis of the operations of the subject property.

     The master servicer will maintain an operating statement analysis report with respect to each mortgaged real property and REO Property relating to a mortgage loan in the trust fund. The master servicer will, promptly following initial preparation and each update of any of those reports, forward to the trustee and the applicable special servicer an electronic copy of the subject report, and upon request, the trustee will forward the subject report to--

     o    the series 2001-C1 controlling class representative,

     o    any series 2001-C1 certificateholder, or

     o any beneficial owner of an offered certificate, if the trustee has confirmed to its satisfaction the ownership interest of that beneficial owner in an offered certificate.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

     o the master servicer or either special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's collection account or either special servicer's REO account, as applicable, any amount required to be so deposited, and that failure continues unremedied for three business days following the date on which the deposit or remittance was required to be made;

     o the master servicer fails to remit to the trustee for deposit in the trustee's distribution account any amount required to be so remitted, and that failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

     o the master servicer or either special servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice has been given to the master servicer or that special servicer, as the case may be, by the trustee;

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

     o the master servicer or either special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 60 days after written notice of it has been given to the master servicer or that special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the series 2001-C1 voting rights or, if affected by the failure, by the RREEF Portfolio B-Note Holder;

     o it is determined that there is a breach by the master servicer or either special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of series 2001-C1 certificateholders or the RREEF Portfolio B-Note Holder, and that breach continues unremedied for 60 days after written notice of it has been given to the master servicer or that special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the series 2001-C1 voting rights or, if affected by the breach, by the RREEF Portfolio B-Note Holder;

     o a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the master servicer or either special servicer and the decree or order remains in force for a period of 60 days;

     o the master servicer or either special servicer consents to the appointment of a receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property;

     o the master servicer or either special servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

     o the trustee receives notice from Fitch and Moody's to the effect that the continuation of the master servicer or either special servicer in that capacity would result:

          1. in a qualification, downgrade or withdrawal of any rating then assigned by that rating agency to any class of the series 2001-C1 certificates, or

          2. in any rating assigned by that rating agency to any class of the series 2001-C1 certificates becoming the subject of a "negative" credit watch,

          and that notice is not rescinded within 30 days following the delivery of that notice, or within such longer period as would not, as confirmed by that rating agency, result in a qualification, downgrade or withdrawal of any rating then assigned by that rating agency to any class of series 2001-C1 certificates;

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     o    the trustee receives notice from Fitch or Moody's to the effect that the master servicer's or either special servicer's acting in that capacity has resulted in a qualification, downgrade or withdrawal of any rating then assigned by that rating agency to any class of the series 2001-C1 certificates; and

     o the master servicer fails to be rated "CMS3" by Fitch (or, in the case of the initial master servicer, to be rated "CPS3" by Fitch) or either special servicer fails to be rated "CSS3" by Fitch, or alternatively, the master servicer or either special servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" above occurs with respect to the master servicer or either of the special servicers and remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% of the series 2001-C1 voting rights (or, if the RREEF Portfolio special servicer is the defaulting party, only at the direction of the RREEF Portfolio B-Note Holder), the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the pooling and servicing agreement and in and to the assets of the trust fund, other than any rights the defaulting party may have as a series 2001-C1 certificateholder. Upon any termination, subject to the discussion in the next three paragraphs and under "--Replacement of the Special Servicers" above, the trustee must either:

     o succeed to all of the responsibilities, duties and liabilities of the terminated master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

     o appoint an established mortgage loan servicing institution reasonably acceptable to the series 2001-C1 controlling class representative to act as successor to the terminated master servicer or special servicer, as the case may be.

     Certificateholders entitled to a majority of the series 2001-C1 voting rights may require the trustee to appoint an established mortgage loan servicing institution to act as successor to the terminated master servicer or special servicer, as the case may be, rather than have the trustee act as that successor. In the case of a number of mortgage loans, it is expected that the master servicer will perform some of its servicing duties through sub-servicers whose rights to receive certain payments cannot be terminated, including by a successor master servicer, except for cause.

     In general, certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2001-C1 certificates affected by any event of default may waive the event of default. However, the events of default described in the first two and last three bullets under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2001-C1 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

     If the master servicer is terminated for any of the events of default described in the last three bullets under "Events of Default" above, it will have 45 days from the date of termination (during which 45-day period the trustee will act as successor) to sell the master servicing rights to a mortgage loan servicing institution reasonably acceptable to the series 2001-C1 controlling class representative.

     Subject to certain conditions set forth in the pooling and servicing agreement, if PAR is no longer the master servicer, the RREEF Portfolio B-Note Holder may require the master servicer to appoint a sub-servicer that will be responsible for servicing the RREEF Portfolio Loan Pair. This right will generally apply notwithstanding any termination of the master servicer and appointment of a successor thereto as described above and even if an event of default on the part of the master servicer is waived by the series 2001-C1 certificateholders. Accordingly, under certain circumstances PAR may service and administer the RREEF Portfolio Loan Pair, notwithstanding that it ceases to be or is not then the master servicer for the trust.

     No series 2001-C1 certificateholder will have the right under the pooling and servicing agreement to institute any proceeding with respect to that agreement unless:

     o that holder previously has given to the trustee written notice of default;

     o except in the case of a default by the trustee, series 2001-C1 certificateholders entitled to not less than 25% of the series 2001-C1 voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

     o the trustee for 60 days has neglected or refused to institute any such proceeding.

     The trustee, however, will be under no obligations to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under or in relation to that agreement at the request, order or direction of any of the series 2001-C1 certificateholders, unless in the trustee's opinion, those series 2001-C1 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

MATTERS REGARDING THE TRUSTEE AND THE FISCAL AGENT

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee must at all times--

     o    be authorized under those laws to exercise trust powers,

     o    have a combined capital and surplus of at least $50,000,000, and

     o be subject to supervision or examination by federal or state authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, each special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2001-C1 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every mortgage loan in the mortgage pool. In each case, that fee will accrue at 0.0023% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrue basis, which is either an Actual/365 Basis or a 30/360 Basis, as the subject mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund. The trustee will be responsible, without the right of reimbursement, for the fees of the fiscal agent.

     The trustee may resign at any time by giving written notice to us, the master servicer, each special servicer and the applicable rating agencies. Upon notice of the trustee's resignation, we or the master servicer will appoint a successor trustee. If no successor trustee is appointed within 30 days after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

     We or the master servicer may remove the trustee if, among other things, any of the following events occur:

     1. the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement;

     2.   the trustee at any time becomes incapable of acting;

     3.   the trustee is adjudged bankrupt or insolvent;

     4.   a receiver of the trustee or its property is appointed; or

     5. any public officer takes charge or control of the trustee or its property.

     The holders of certificates representing a majority of the total voting rights may remove the trustee upon written notice to the master servicer, each special servicer, us and the trustee.

     No resignation or removal of the trustee or appointment of a successor trustee will become effective until the acceptance of the appointment by the successor trustee.

     ABN AMRO will be deemed to resign or be replaced at the same time that LaSalle ever resigns or is replaced. If required by the pooling and servicing agreement, the successor trustee will be responsible for appointing a successor fiscal agent.

     The trust fund will indemnify the trustee, the fiscal agent and their respective directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including reasonable attorneys' fees, arising with respect to the pooling and servicing agreement or the series 2001-C1 certificates, but only to the extent that they are expressly reimbursable under the pooling and servicing agreement or are "unanticipated expenses incurred by the REMIC" under Treasury Regulations Section 1.860G-1(b)(3)(ii), other than those resulting from the negligence, fraud, bad faith or willful misconduct of the trustee or the fiscal agent, as applicable.

     The trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the pooling and servicing agreement or in the exercise of any of its rights or powers if, in the trustee's opinion, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     Neither the trustee nor the fiscal agent will make any representation as to the validity or sufficiency of the pooling and servicing agreement, the series 2001-C1 certificates or this prospectus supplement or the validity, enforceability or sufficiency of the pooled mortgage loans or related documents. The trustee will not be accountable for the use or application by us of any series 2001-C1 certificates or of the proceeds of those certificates, or for the use or application of any funds paid to us, the master servicer or either special servicer with respect to the mortgage loans, or any funds deposited in or withdrawn from the master servicer's collection account or the trustee's distribution account by us, the master servicer or either special servicer, other than with respect to any funds held by the trustee.

     If no event of default has occurred with respect to the master servicer or either special servicer of which the trustee has actual knowledge or, after the curing of all such events of default that may have occurred, the trustee is required to perform only those duties specifically required under the pooling and servicing agreement. Upon receipt of the various certificates, reports and other instruments required to be furnished to it, the trustee is required to examine those documents and to determine only whether they conform on their face to the requirements of the pooling and servicing agreement.

AMENDMENT

     The circumstances under which the pooling and servicing agreement may be amended are described in the accompanying prospectus under "Description of the Certificates--Amendment of the Pooling and Servicing Agreement". However, no such amendment may affect the interests of the RREEF Portfolio B-Note Holder without its consent.

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earlier of--

     1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund, and

     2. the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by any single certificateholder or group of certificateholders of the series 2001-C1 controlling class, the master servicer or the general special servicer, in that order of preference.

     Written notice of termination of the pooling and servicing agreement will be given to each series 2001-C1 certificateholder. The final distribution with respect to each series 2001-C1 certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate registrar or at any other location specified in the notice of termination.

     Any purchase by any single holder or group of holders of the series 2001-C1 controlling class, the master servicer or the general special servicer of all the mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:

     o    the sum of--

          1. the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

               o all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans through the due date in the related collection period, and

               o all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

          2. the appraised value of all REO properties then included in the trust fund, as determined by an appraiser mutually agreed upon by the master servicer, the general special servicer and the trustee; minus

               o solely in the case of a purchase by the master servicer or the general special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

     The purchase will result in early retirement of the then outstanding series 2001-C1 certificates. However, the right of the master servicer, the general special servicer or any single holder or group of holders of the series 2001-C1 controlling class to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2001-C1 certificateholders, will constitute part of the Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans in California, which state includes properties securing 17.61% of the initial mortgage pool balance. The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

     Mortgage loans in California generally are secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action" rule requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment, if otherwise permitted, against the borrower following a judicial sale to the excess of the outstanding debt over the greater of (a) the fair market value of the property at the time of the public sale and (b) the amount of the winning bid in the foreclosure. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon initial issuance of the offered certificates, Sidley Austin Brown & Wood will deliver its opinion, generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement and subject to any other assumptions set forth in the opinion, REMIC I, REMIC II and REMIC III, respectively, will each qualify as a REMIC under the Internal Revenue Code of 1986 and the arrangement under which the right to the Post-ARD Additional Interest is held will be classified as a grantor trust for federal income tax purposes.

     The assets of REMIC I will generally include--

     o    the pooled mortgage loans,

     o any REO Properties acquired on behalf of the series 2001-C1 certificateholders,

     o    the master servicer's collection account,

     o    each special servicer's REO account, and

     o    the trustee's distribution account and interest reserve account,

but will exclude any collections of Post-ARD Additional Interest on the ARD
Loans.

     For federal income tax purposes,

     o the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     o the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     o the class A-1, A-2, X, B, C, D, E, F, G, H, J, K, L, M, N and O certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III,

     o the class R certificates will evidence the sole class of residual interests in each of REMIC I, REMIC II and REMIC III, and

     o the class V certificates will evidence interests in a grantor trust and will generally be treated as representing beneficial ownership of Post-ARD Additional Interest, if any, accrued and received with respect to the ARD Loans.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, none of the offered certificates will be issued with any original issue discount.

     See "Federal Income Tax Consequences--REMICs--Taxation of Certificate Owners of REMIC Regular Certificates--Original Issue Discount" in the accompanying prospectus.

     When determining the rate of original issue discount, accrual of market discount and premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

     o the ARD Loans in the trust fund will be paid in full on their respective anticipated repayment dates,

     o no mortgage loan in the trust fund will otherwise be prepaid prior to maturity, and

     o there will be no extension of maturity for any mortgage loan in the trust fund.

However, no representation is made as to the actual rate at which the pooled mortgage loans will prepay, if at all.

     The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and Section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to that period would be zero. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her certificates.

     Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the offered certificates at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust fund would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in Section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code.

     The offered certificates will be treated as--

     o "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code, and

     o "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

     o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Internal Revenue Code;

     o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

     o a portion of the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     1. the borrower pledges substitute collateral that consist solely of certain government securities;

     2.   the mortgage loan documents allow that substitution;

     3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

     4.   the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Internal Revenue Code, respectively.

     See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

     New Withholding Regulations. The Treasury Department issued new regulations which make certain modifications to the withholding, backup withholding and information reporting rules described in the accompanying prospectus. These new regulations attempt to unify certification requirements and modify reliance standards. These new regulations generally became effective on January 1, 2001, subject to certain transition rules. It is suggested that prospective investors consult their own tax advisors regarding these new regulations.

     Due to the complexity of these rules and the current uncertainty as to the manner of their application to the trust fund and holders of the offered certificates, it is particularly important that potential investors consult their own tax advisors regarding the tax treatment of their acquisition, ownership and disposition of the offered certificates.

     For further information regarding the federal income tax consequences of investing in the offered certificates, you should refer to the section in the accompanying prospectus titled "Federal Income Tax Consequences."


                              ERISA CONSIDERATIONS

REQUIREMENTS UNDER ERISA

     If you are--

          1.   a fiduciary of a Plan, or

          2.   any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or Section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires an offered certificate, the underlying assets of the related trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Rules" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception is tested immediately after each acquisition of an offered certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the offered certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the offered certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the related trust fund's underlying assets. However, if the related trust fund is a Party in Interest with respect to the Plan, the acquisition or holding of the offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption or some other exemption is available.

THE UNDERWRITER EXEMPTIONS

     The U.S. Department of Labor has issued an Underwriter Exemption to each of the underwriters. If certain conditions are satisfied, the Underwriter Exemption generally would exempt from the prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code the purchase, sale and holding of the offered certificates, as well as certain transactions relating to the operation of the trust fund, in the event that the trust fund's underlying assets were considered plan assets.

     The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

     o first, the acquisition of the offered certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o second, at the time of its acquisition by the Plan, the offered certificate must be rated in one of the four highest generic rating categories by S&P, Fitch or Moody's;

     o third, the trustee cannot be an affiliate of any other member of the Restricted Group;

     o    fourth, the following must be true--

          1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of offered certificates,

          2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust fund must represent not more than the fair market value of the obligations, and

          3. the sum of all payments made to and retained by the master servicer, either special servicer or any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     o fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of Fitch and Moody's. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, that certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust fund meet the following requirements:

     o the assets of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     o certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Fitch or Moody's for at least one year prior to the ERISA Plan's acquisition of an offered certificate; and

     o certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of that Code, in connection with--

     o the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, either special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

     o the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     o    the continued holding of offered certificates by a Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is--

     o on behalf of a Plan sponsored by any member of the Restricted Group, and

     o by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Internal Revenue Code in connection with--

     o the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is--

          1. a borrower with respect to 5.0% or less of the fair market value of the underlying mortgage loans, or

          2.   an affiliate of that borrower,

     o the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     o    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of that Code, for transactions in connection with the servicing, management and operation of the assets of the trust fund.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through
(D) of that Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" or "disqualified person" with respect to an investing plan by virtue of--

     o    providing services to the ERISA Plan, or

     o    having a specified relationship to this person,

solely as a result of the ERISA Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of an ERISA Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in that exemption, would be satisfied at the time of the purchase.

EXEMPT PLAN

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Internal Revenue Code, but may be subject to a similar law. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or the underwriters that--

     o the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     o the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     Upon issuance, the class A-1, A-2 and B certificates will constitute mortgage related securities for purposes of SMMEA. However in order to remain mortgage related securities, the class A-1, A-2 and B certificates must, among other things, continue to be rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

     The remaining offered certificates will not be mortgage related securities for purposes of SMMEA. As a result, appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

     Neither we nor the underwriters make any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     o    are legal investments for them, or

     o    are subject to investment, capital or other restrictions.

     In addition, investors should consider the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including--

     o    prudent investor provisions,

     o    percentage-of-assets limits, and

     o provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

     There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

     See "Legal Investment" in the accompanying prospectus.


                                 USE OF PROCEEDS

     We will use the net proceeds from the sale of offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

                              PLAN OF DISTRIBUTION

     Under the terms and subject to the conditions set forth in an underwriting agreement dated March 31, 2001, each underwriter has agreed to purchase from us and we have agreed to sell to each underwriter its allocable share, specified in the following table as a percentage, of each class of the offered certificates. The underwriting agreement provides that the underwriters are obligated to purchase all the offered certificates, if any are purchased.


UNDERWRITER                                    CLASS A-1        CLASS A-2          CLASS B          CLASS C
-----------                                    ---------        ---------          -------          -------
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated                                    50%              50%               50%              50%
Salomon Smith Barney Inc.                         50%              50%               50%              50%
                                                  ---              ---               ---              ---

                                                100.00%          100.00%           100.00%          100.00%
                                                =======          =======           =======          =======

     With respect to this offering--

     o Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as co-lead manager and sole bookrunner, and

     o    Salomon Smith Barney Inc. will act as co-lead manager.

     Our proceeds from the sale of the offered certificates will be approximately 100.44% of the total initial principal balance of the offered certificates, plus accrued interest from May 1, 2001, before deducting expenses payable by us. We estimate that our out-of-pocket expenses for this offering will be approximately $2,000,000.

     The underwriters have informed us that they will offer the offered certificates for sale from time to time in one or more transactions, which may include block transactions, in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may do so by selling the offered certificates to or through dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions.

     The offered certificates are a new issue of securities with no established trading market. The underwriters have advised us that they currently intend to make a market in the offered certificates. Nevertheless, the underwriters do not have any obligation to make a market, any market making may be discontinued at any time and there can be no assurance that an active public market for the offered certificates will develop.

     We have agreed to indemnify each of the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments that each of the underwriters may be required to make in respect thereof. The mortgage loan seller has agreed to indemnify us and each of the underwriters with respect to liabilities under the Securities Act of 1933, as amended, or contribute to payments that we or each of the underwriters may be required to make in respect thereof, relating to the mortgage loans.

     We expect that delivery of the offered certificates will be made against payment therefor on or about May 30, 2001, which is the seventh business day following the date of pricing of the offered certificates. This settlement cycle being referred to as "T+7". Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade any class of offered certificates on the date of pricing or the next six succeeding business days will be required, by virtue of the fact that the offered certificates initially will settle in T+7, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of any class of offered certificates who wish to trade those certificates on the date of pricing or the next six succeeding business days should consult their own advisor.


                                  LEGAL MATTERS

     Certain legal matters will be passed upon for us by Sidley Austin Brown & Wood, New York, New York, and for the underwriters by Cadwalader, Wickersham & Taft, New York, New York.


                                     RATING

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                CLASS                    FITCH                   MOODY'S
                -----                    -----                   -------
              Class A-1                   AAA                      Aaa
              Class A-2                   AAA                      Aaa
               Class B                     AA                      Aa2
               Class C                     A                        A2

     The ratings on the offered certificates address the likelihood of--

     o the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

     o the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the distribution date in May 2034, which is the rated final distribution date.

     The ratings on the offered certificates take into consideration--

     o    the credit quality of the mortgage pool,

     o structural and legal aspects associated with the offered certificates, and

     o the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust fund,

     o whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     o the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     o the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

     o whether and to what extent Default Interest or Post-ARD Additional Interest will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Fitch or Moody's.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

     "500 South Front Street Mortgage Loan" means the pooled mortgage loan secured by the 500 South Front Street Property.

     "500 South Front Street Property" means the mortgaged real property identified on Annex A to this prospectus supplement as 500 South Front Street.

     "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "ABN AMRO" means ABN AMRO Bank N.V., a Netherlands banking corporation.

     "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "Additional Trust Fund Expense" means an expense of the trust fund that--

     o arises out of a default on a mortgage loan or an otherwise unanticipated event,

     o    is not included in the calculation of a Realized Loss,

     o is not covered by a servicing advance or a corresponding collection from the related borrower, and

     o to the extent that it is allocable to a particular pooled mortgage loan, is not covered by late payment charges or Default Interest collected on that pooled mortgage loan.

     We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "Anchorage Portfolio Mortgage Loans" means the pooled mortgage loans secured by the Anchorage Portfolio Properties.

     "Anchorage Portfolio Properties" means the mortgaged real properties identified on Annex A to this prospectus supplement as Anchorage Business Park and Anchorage Distribution Center, respectively.

     "Annual Effective Gross Income" means the revenue derived from the use and operation of any mortgaged real property securing a pooled mortgage loan during any specified 12-month period, primarily consisting of rental income, together with other income such as parking fees, percentage rents and expense reimbursements, among other items, less vacancies and/or collection losses and rent concessions.

     "Annual Expenses" means, with respect to any mortgaged real property that secures a mortgage loan in the trust fund, the expenses incurred, or annualized or estimated in some cases, in respect of the property for a specified 12-month period, based upon generally unaudited operating statements and other financial information furnished by the related borrower.

     Expenses generally consist of all expenses incurred for the property, including--

     o    salaries and wages,

     o    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   marketing,

          4.   insurance,

          5.   management,

          6.   landscaping,

          7.   security, if provided at the property, and

     o    the amount of--

          1.   real estate taxes,

          2.   general and administrative expenses,

          3.   ground lease payments, and

          4.   other costs.

     For purposes of the foregoing, expenses do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, and operating expenses as general administrative expenses, marketing expenses and franchise fees.

     In determining the Annual Expenses with respect to any property for any specified 12-month period, the mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Expenses for that property.

     "Annual Net Cash Flow" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund for any specified 12-month period, the Annual Net Operating Income with respect to that property for that period, reduced by any and all of the following items that were excluded from the annual operating expenses for the property for purposes of calculating that Annual Net Operating Income:

     o    actual recurring replacement reserve amounts;

     o    capital improvements, including recurring capital improvements;

     o in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     o in the case of mortgaged real properties used primarily for office, retail and industrial purposes, expenses incurred with respect to leasing commissions and tenant improvements.

     "Annual Net Operating Income" means, with respect to each of the mortgaged real properties that secures a mortgage loan in the trust fund, for any specified 12-month period, the total cash flow derived from the property during that 12-month period that would have been available for annual debt service on the related mortgage loan, calculated as the Annual Revenues less Annual Expenses for that property for that 12-month period.

     "Annual Revenues" means, with respect to any mortgaged real property that secures a mortgage loan in the trust fund, the revenues received, or annualized or estimated in some cases, in respect of the property for a specified 12-month period, based upon generally unaudited operating statements and other financial information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including--

     o for a multifamily rental property or a manufactured housing community, rental and other revenues;

     o for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

     o for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

     In determining the Annual Revenues with respect to any property for any specified 12-month period, the mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Revenues for that property.

     "Appraisal Reduction Amount" means, for any mortgage loan in the trust fund as to which an Appraisal Trigger Event has occurred, an amount that:

     o    will be determined shortly following the later of--

          1. the date on which the relevant appraisal or other valuation is obtained or performed, as described under "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement;

          2.   the date on which the relevant Appraisal Trigger Event occurred;
               and

     o    will generally equal the excess, if any, of "x" over "y" where--

          1.   "x" is equal to the sum of:

               (a)  the Stated Principal Balance of the mortgage loan;

               (b) to the extent not previously advanced by or on behalf of the master servicer, the trustee or the fiscal agent, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

               (c) all accrued but unpaid special servicing fees with respect to the mortgage loan;

               (d) all related unreimbursed advances made by or on behalf of the master servicer, the applicable special servicer, the trustee or the fiscal agent with respect to the required appraisal loan and reimbursable out of the trust fund, together with interest on those advances; and

               (e) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property, for which neither the master servicer nor the applicable special servicer holds any escrow funds or reserve funds; and

          2.   "y" is equal to the sum of:

               (a) the excess, if any, of 90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property, over the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan; and

               (b) various escrow payments, other reserves and letters of credit held by the master servicer or the applicable special servicer with respect to the mortgage loan, other than any such items that are to be applied to real estate taxes, assessments, insurance premiums and/or ground rents or that were taken into account in determining the appraised or estimated value referred to in the prior bullet.

     If, however--

     o the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed within 60 days of the Appraisal Trigger Event referred to in the first bullet of this definition, and

     o    either--

          1. no comparable appraisal or other valuation had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

          2. there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to the earlier appraisal or other valuation that, in the applicable special servicer's judgment, materially affects the property's value, then until the required appraisal or other valuation is obtained or performed, the appraisal reduction amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the applicable special servicer will determine the appraisal reduction amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

     For purposes of calculating an Appraisal Reduction Amount in respect of a group of pooled mortgage loans that are cross-collateralized and cross-defaulted with each other, all of those mortgage loans will be treated as a single mortgage loan and any resulting Appraisal Reduction Amount will be proportionately allocated among them.

     "Appraisal Trigger Event" means, with respect to any mortgage loan in the trust fund, any of the following events:

     o the occurrence of a Servicing Transfer Event and the modification of the mortgage loan by the applicable special servicer in a manner that--

          1. materially affects the amount or timing of any payment of principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan;

          2. except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, or

          3. in the judgment of the applicable special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due thereon;

     o the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues uncured for 60 days or any such shorter period within which that failure would constitute a Servicing Transfer Event;

     o the passage of 60 days after the applicable special servicer receives notice that a receiver or similar official is appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan;

     o the passage of 60 days after the applicable special servicer receives notice that the related borrower becomes the subject of bankruptcy, insolvency or similar proceedings, which remain undischarged and undismissed; and

     the mortgaged real property securing the mortgage loan becomes an REO Property.

     "ARD" means the anticipated repayment date.

     "ARD Loan" means any mortgage loan in the trust fund having the characteristics described in the first paragraph under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--ARD Loans" in this prospectus supplement.

     "ASTM" means the American Society for Testing and Materials.

     "Available P&I Funds" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

     o    yield maintenance charges,

     o    other prepayment premiums, or

     o    Post-ARD Additional Interest.

     The trustee will apply the Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2001-C1 certificates on that date.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended.

     "Cost Approach" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means:

     o with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1.   the cut-off date principal balance of the mortgage loan, to

          2. the Most Recent Appraised Value of the related mortgaged real property; and

     o with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of--

          1. the total cut-off date principal balance of the mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

          2. the total Most Recent Appraised Value for all of the related mortgaged real properties.

     "Default Interest" means any interest that--

     o accrues on a defaulted mortgage loan solely by reason of the subject default, and

     o is in excess of all interest at the related mortgage interest rate, including any Post-ARD Additional Interest, accrued on the mortgage loan.

     "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

     "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code.

     "Estimated Annual Operating Expenses" means, for each of the mortgaged real properties securing a mortgage loan in the trust fund, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect any expense modifications made as discussed below.

     For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing a mortgage loan in the trust fund:

     o the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

          1. from operating statements relating to a complete fiscal year of the borrower ended in 1997, 1998, 1999 or 2000 or a trailing 12-month period ended in 1999, 2000 or 2001,

          2. by annualizing the amount of expenses for partial 1998, 1999, 2000 or 2001 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

          3. by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

          4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

     o the "expense modifications" made to the historical annual operating expenses for that property include--

          1. assuming, in most cases, that a management fee, equal to 3% to 5% of total revenues, was payable to the property manager,

          2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

          3.   including the underwritten recurring replacement reserve amounts,

          4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

          5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

          6. in the case of hospitality properties and some multifamily rental properties, retail properties and industrial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

          7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

     By way of example, Estimated Annual Operating Expenses generally include--

     o    salaries and wages,

     o    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   replacement reserves,

          4.   marketing,

          5.   insurance,

          6.   management,

          7.   landscaping,

          8.   security, if provided at the property, and

     o the amount of taxes, general and administrative expenses, ground lease payments and other costs.

     Estimated Annual Operating Expenses do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with longer than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties, Estimated Annual Operating Expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

     "Estimated Annual Revenues" means, for each of the mortgaged real properties securing a mortgage loan in the trust fund, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

     For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing a mortgage loan in the trust fund:

     o the "base estimated annual revenues" for that property were generally assumed to equal--

          1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

          2. in the case of a hospitality property, the estimated average room sales, and

          3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

     o the "revenue modifications" made to the base estimated annual revenues for that property include--

          1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

          2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

          3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical

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               pass throughs, pet charges, janitorial services, furniture rental and parking fees,

          4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

          5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

     By way of example, Estimated Annual Revenues generally include:

     o for multifamily rental properties and manufactured housing communities, rental and other revenues;

     o for hospitality properties, room, food and beverage, telephone and other revenues; and

     o for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

     In the case of an owner-occupied property for which no leases exist, the estimated annual revenues were--

     o determined on the assumption that the property was net leased to a single tenant at market rents, and

     o derived from rental rate and vacancy information for the surrounding real estate market.

     "Exemption-Favored Party" means any of the following--

     o    Merrill Lynch, Pierce, Fenner & Smith Incorporated,

     o    Salomon Smith Barney Inc.,

     o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc., and

     o any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to any particular class of the offered certificates.

     "FF&E" means furniture, fixtures and equipment.

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     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Fitch" means Fitch, Inc.

     "GAAP" means generally accepted accounting principles.

     "Gables Stonebridge Apartments Mortgage Loan" means the pooled mortgage loan secured by the Gables Stonebridge Apartments Property.

     "Gables Stonebridge Apartments Property" means the mortgaged real property identified on Annex A to this prospectus supplement as the Gables Stonebridge Apartments.

     "Good Life Mobile Home Park Property" means the mortgaged real property identified on Annex A to this prospectus supplement as Good Life Mobile Home Park.

     "IDT Building Mortgage Loan" means the pooled mortgage loan secured by the IDT Building Property.

     "IDT Building Property" means the mortgaged real property identified on Annex A to this prospectus supplement as IDT Building.

     "Income Approach" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or by the direct capitalization method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Cash Flow for that property, resulting in variances in the related net operating income values.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "L" or "LO" means the prepayment lock-out period and/or defeasance period during which voluntary principal prepayments are prohibited, although the mortgage may be defeased.

     "LaSalle" means LaSalle Bank National Association, a national banking association.

                                     S-230

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     "Leasable Square Footage", "S.F." or "Sq. Ft." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "Lexmark Distribution Center Mortgage Loan" means the pooled mortgage loan secured by the Lexmark Distribution Center Property.

     "Lexmark Distribution Center Property" means the mortgaged real property identified on Annex A to this prospectus supplement as the Lexmark Distribution Center.

     "Major Tenant" means any one of the top three tenants, based on the net rentable area of its space, of a commercial property that leases at least 10% or more of the net rentable area of the property.

     "Maturity/ARD Balance" means, for any underlying mortgage loan, the unpaid principal balance of the mortgage loan on its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the mortgage loan and otherwise assuming no prepayments, defaults or extensions.

     "Maturity/ARD Loan-to-Value Ratio" or "Maturity/ARD LTV Ratio" means:

     o with respect to any underlying balloon mortgage loan or ARD Loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1.   the Maturity/ARD Balance of the mortgage loan, to

          2. the Most Recent Appraised Value of the related mortgaged real property;

     o with respect to any underlying balloon mortgage loan or ARD Loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1. the total Maturity/ARD Balance of the mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

          2. the total Most Recent Appraised Value of all of the related mortgaged real properties.

     "Modeling Assumptions" means, collectively, the following assumptions regarding the series 2001-C1 certificates and the mortgage loans in the trust fund:

     o the mortgage loans have the characteristics set forth on Annex A to this prospectus supplement and the initial mortgage pool balance is approximately $908,278,773;

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     o    the total initial principal balance or notional amount, as the case may be, of each class of series 2001-C1 certificates is as described in this prospectus supplement;

     o the pass-through rate for each interest-bearing class of series 2001-C1 certificates is as described in this prospectus supplement;

     o there are no delinquencies or losses with respect to the mortgage loans;

     o there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

     o there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     o there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o each of the mortgage loans provides monthly debt service payments to be due on the first day of each month, regardless of whether the subject date is a business day or not;

     o monthly debt service payments on the mortgage loans are timely received on the first day in each month, regardless of whether the subject date is a business day or not;

     o no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period;

     o all of the pooled mortgage loans, except the RREEF Portfolio Mortgage Loan, assume the same yield maintenance calculation methodology;

     o    each ARD Loan is paid in full on its anticipated repayment date;

     o except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o    all prepayments on the mortgage loans are assumed to be--

          (1)  accompanied by a full month's interest, and

          (2)  received on the applicable due date of the relevant month;

     o no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "The Pooling and Servicing Agreement--Termination";

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     o    no mortgage loan is required to be repurchased by the mortgage loan seller, as described under "Description of the Mortgage Pool--Cures, Repurchases and Substitutions" in this prospectus supplement;

     o the only trust fund expenses are the trustee fee and the master serving fee;

     o    there are no Additional Trust Fund Expenses;

     o payments on the offered certificates are made on the tenth day of each month, commencing in June 2001; and

     o    the offered certificates are settled on May 30, 2001.

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage Pass-Through Rate" means, with respect to any mortgage loan in the trust fund for any distribution date, an annual rate generally equal to:

     o in the case of a mortgage loan that accrues interest on a 30/360 Basis, a rate per annum equal to the mortgage interest rate in effect for that mortgage loan as of its due date in May 2001, minus the sum of the master servicing fee rate for that mortgage loan and 0.0023%; and

     o in the case of a mortgage loan that accrues interest on an Actual/360 Basis, twelve times a fraction, expressed as a percentage--

          1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage interest rate in effect for that mortgage loan as of its due date in May 2001, minus the sum of the master servicing fee rate for that mortgage loan and 0.0023%, and

          2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest referred to in the numerator of the fraction described in clause 1. of the second bullet of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest referred to in the numerator of the fraction described in clause 1. of the second bullet of the second preceding sentence will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

     "Most Recent Annual Net Cash Flow" means, with respect to each of the mortgaged real properties that secures a mortgage loan in the trust fund, the Annual Net Cash Flow with respect to the property for the 12-month period ended as of the Most Recent Operating Statement Date.

     "Most Recent Appraised Value" means, for any mortgaged real property securing a mortgage loan in the trust fund, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

     o    the "as is" value set forth in the related appraisal, plus

     o the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

     In general, the amount of costs assumed by the appraiser for these purposes is based on--

     o    an estimate by the individual appraiser,

     o    an estimate by the related borrower,

     o the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

     o    a combination of these estimates.

     "Most Recent Debt Service Coverage Ratio" means:

     o with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1. the Most Recent Annual Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for that mortgage loan due on its due date in May 2001 or, in the case of any mortgage loan that is currently in an interest-only period, on the first due date after amortization begins (except in the case of the RREEF Portfolio Mortgage Loan); and

     o with respect to any underlying mortgage loan that is secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1. the total Most Recent Annual Net Cash Flow for those properties, to

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

          2. twelve times the monthly debt service payment(s) for that underlying mortgage loan, and any and all other mortgage loans with which it is cross-collateralized, due on the related due date in May 2001 or, in the case of any underlying mortgage loan that is currently in an interest-only period, on the first due date after amortization begins.

     "Most Recent Operating Statement Date" means, with respect to each of the pooled mortgage loans, the date that is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

     "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

     o the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period; over

     o    the sum of--

          1. the total payments made by the master servicer to cover those Prepayment Interest Shortfalls, and

          2. the total Prepayment Interest Excesses collected with respect to the mortgage pool during the related collection period.

     "O" means the open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration.

     "Occupancy Rate" means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than hospitality properties, or units, in the case of mortgaged real properties that are multifamily rental properties, or gross potential rent in the case of manufactured housing communities, of the subject property that were occupied or leased or collected, as applicable, as of the approximate date of the original underwriting of the related mortgage loan in the trust fund or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based. With respect to manufactured housing communities, gross potential rent was determined by multiplying the number of mobile home pads located at the subject property by the then current market rate for such pads. Information shown in this prospectus supplement with respect to any weighted average of Occupancy Rates excludes hospitality properties from the relevant calculations.

     "Ohana Waikiki Tower Mortgage Loan" means the pooled mortgage loan secured by the Ohana Waikiki Tower Property.

     "Ohana Waikiki Tower Property" means the mortgaged real property identified on Annex A to this prospectus supplement as the Ohana Waikiki Tower.

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     "Outrigger Portfolio Mortgage Loan" means the pooled mortgage loan secured by the Outrigger Portfolio Properties.

     "Outrigger Portfolio Properties" means the mortgaged real properties identified on Annex A to this prospectus supplement as Ohana Reef Lanai, Ohana Royal Islander and Outrigger Islander Waikiki, respectively.

     "PAR" means Prudential Asset Resources, Inc.

     "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code of 1986.

     "Permitted Encumbrances" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following--

     o the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

     o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

     o exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

     o other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

     o the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property which the related mortgage loan seller did not require to be subordinated to the lien of the related mortgage instrument and which do not materially interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the related mortgage loan,

     o if the related mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan, and

     o if the related mortgaged real property is a unit in a condominium, the related condominium declaration.

     "Permitted Investments" means the United States government securities and other investment grade obligations specified in the pooling and servicing agreement.

     "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account that is subject to Section 4975 of the Internal Revenue Code, including any individual retirement account or Keogh Plan.

     "Plan Asset Regulations" means regulations issued by the United States Department of Labor concerning whether an ERISA Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity, such as the trust fund, for purposes of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code, if the Plan acquires an "equity interest", such as a series 2001-C1 certificate, in an entity.

     "PMCC" means Prudential Mortgage Capital Company, LLC.

     "PMCC Inc." means Prudential Mortgage Capital Company, Inc.

     "PMCF" means Prudential Mortgage Capital Funding, LLC.

     "Post-ARD Additional Interest" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "Prepayment Interest Excess" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period following that due date, less the amount of master servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "Prepayment Interest Shortfall" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment through that due date, less the amount of master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Post-ARD Additional Interest.

     "PTE" means prohibited transaction exemption.

     "Purchase Price" means, with respect to any particular mortgage loan being purchased from the trust fund, a price approximately equal to the sum of the following:

     o    the Stated Principal Balance of the mortgage loan;

     o all unpaid and unadvanced interest on the mortgage loan through the due date in the collection period of purchase, other than Default Interest and Post-ARD Interest;

     o all unreimbursed advances with respect to the mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them; and

     o in the case of a repurchase or substitution of a defective mortgage loan by the mortgage loan seller, a purchase of the RREEF Portfolio Mortgage Loan by the RREEF Portfolio B-Note Holder and the sale of the RREEF Portfolio Mortgage Loan, (1) all related special servicing fees and to the extent not otherwise included, other related Additional Trust Fund Expenses, whether paid or then owing, and (2) to the extent not otherwise included, any costs and expenses incurred by the master servicer, a special servicer or the trustee, on behalf of the trust, in enforcing any obligation of such person to repurchase or replace such mortgage loan.

     "Realized Losses" means losses on or with respect to the pooled mortgage loans arising from the inability of the master servicer and/or the applicable special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "REMIC" means a real estate mortgage investment conduit within the meaning of, and formed in accordance with, Sections 860A through 860G of the Internal Revenue Code of 1986.

     "REO Property" means any mortgaged real property that is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan.

     "Restricted Group" means, collectively, the following persons and entities--

     o    the trustee,

     o    the Exemption-Favored Parties,

     o    us,

     o    the master servicer,

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

     o    the special servicers,

     o    any sub-servicers,

     o    the mortgage loan seller,

     o    PMCC,

     o each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     o    any and all affiliates of any of the aforementioned persons.

     "Rooms" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "RREEF Portfolio B-Note Holder" means the holder of the promissory note evidencing the RREEF Portfolio B-Note Loan.

     "RREEF Portfolio B-Note Loan" means the $64,385,000 loan secured by the same mortgage instrument encumbering the RREEF Portfolio Properties as the RREEF Portfolio Mortgage Loan.

     "RREEF Portfolio Change of Control Event" means that any Appraisal Reduction Amount calculated with respect to the RREEF Portfolio Loan Pair, as if it was a single pooled mortgage loan, together with any related Realized Losses of interest and related Additional Trust Fund Expenses, is collectively more than 75% of the unpaid principal balance of the RREEF Portfolio B-Note Loan.

     "RREEF Portfolio Loan Pair" means the RREEF Portfolio Mortgage Loan and the RREEF Portfolio B-Note Loan, together.

     "RREEF Portfolio Mortgage Loan" means the pooled mortgage loan secured by the RREEF Portfolio Properties.

     "RREEF Portfolio Properties" means the mortgaged real properties identified on Annex A to this prospectus supplement as Bernardo Heights Corporate Center, Palo Verde Portfolio, Delaware Industrial Portfolio, Stadium Plaza Business Park, Coppell Business Center II, Plano Tech Center, Sunset Valley Village, Westwinds of Boca and The Reserve at Lenox Park.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies.

     "Sales Comparison Approach" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold

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recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

     "SEC" means the Securities and Exchange Commission.

     "Senior Principal Distribution Cross-Over Date" means the first distribution date, if any, on which the total principal balance of the class A-1 and A-2 certificates, before any distributions are made, equals or exceeds the sum of:

     o the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date; plus

     o    the lesser of--

          1. the Total Principal Distribution Amount for that distribution date, and

          2. the portion of the Available P&I Funds for that distribution date that will remain after all required distributions of interest on the class A-1, A-2 and X certificates have been made on that distribution date.

     "Servicing Standard" means, with respect to the master servicer or either special servicer, subject to applicable law and the relevant loan documents, to service and administer those mortgage loans and any REO Properties for which that party is responsible under the pooling and servicing agreement:

     o with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and real properties that are comparable to those mortgage loans and any REO Properties for which it is responsible under the pooling and servicing agreement;

     o    with a view to--

          1. the timely collection of all scheduled payments of principal and interest under those mortgage loans,

          2. the full collection of all yield maintenance charges and other prepayment premiums that may become payable under those mortgage loans, and

          3. in the case of the special servicers, if a mortgage loan comes into and continues in default and, in the good faith and reasonable judgment of the applicable special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, including payments of yield maintenance charges and other prepayment premiums, the maximization

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               of the recovery on that defaulted mortgage loan to the series
               2001-C1 certificateholders, as a collective whole (or, in the case of the RREEF Portfolio Loan Pair, to the series 2001-C1 certificateholders and the RREEF Portfolio B-Note Holder, as a collective whole), on a present value basis; and

     o    without regard to--

          1. any known relationship that the master servicer or either special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers or any other party to the pooling and servicing agreement,

          2. the ownership of any series 2001-C1 certificate or any interest in the RREEF Portfolio B-Note Loan by the master servicer or either special servicer, as the case may be, or by any of its affiliates,

          3.   the obligation of the master servicer to make advances,

          4. the obligation of the special servicers to make, or to direct the master servicer to make, servicing advances,

          5. the right of the master servicer or either special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the pooling and servicing agreement or with respect to any particular transaction, and

          6. the ownership, servicing and/or management by the master servicer or either special servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property.

     "Servicing Transfer Event" means, with respect to any mortgage loan in the trust fund or with respect to the RREEF Portfolio B-Note Loan, any of the following events:

     1. the related borrower fails to make when due any scheduled monthly payment of principal and/or interest, or any other payment required under the related loan documents (other than, in each case, a balloon payment), and either the failure actually continues, or the master servicer believes it will continue, unremedied for 60 days;

     2. the related borrower fails to make when due a balloon payment and that failure continues for one business day or, in certain circumstances where a refinancing commitment was procured prior to maturity, for 60 days;

     3. the master servicer determines that a default in the making of any scheduled monthly payment of principal and/or interest, including a balloon payment, or any other payment required to be made under the related loan documents, is likely to occur within 30 days and the default is likely to remain unremedied for at least the period contemplated by clause 1. or 2., as applicable, of this definition;

     4. the master servicer determines that a non-payment default has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

     5. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

     6. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property; or

     7. solely in the case of the mortgage loan secured by the mortgaged real property identified on Annex A to this prospectus supplement as Staples, the master servicer or the applicable special servicer shall have received notice of a default under, or the termination of, the related ground lease.

     A Servicing Transfer Event will cease to exist, if and when:

     o with respect to the circumstances described in clauses 1. and 2. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the applicable special servicer;

     o with respect to the circumstances described in clauses 3., 5. and 7. of this definition, those circumstances cease to exist in the good faith, reasonable judgment of the applicable special servicer;

     o with respect to the circumstances described in clause 4. of this definition, the default is cured in the judgment of the applicable special servicer; and

     o with respect to the circumstances described in clause 6. of this definition, the proceedings are terminated.

     If a Servicing Transfer Event exists with respect to the RREEF Portfolio B-Note Loan, then it will also be deemed to exist with respect to the RREEF Portfolio Mortgage Loan. Those two loans are intended to always be serviced or special serviced, as the case may be, together.

     "Shadow Anchor" means a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "Stated Principal Balance" means, for each mortgage loan in the trust fund, a principal amount that:

     o will initially equal its unpaid principal balance as of its due date in May 2001 or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

     o will be permanently reduced on each subsequent distribution date, to not less than zero, by--

          1. that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan, and

          2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

     However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that mortgage loan or any related REO Property have been received.

     "TI/LC" means tenant improvements and leasing commissions.

     "Total Available Funds" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2001-C1 certificates on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

     "Total Principal Distribution Amount" means:

     o for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

          1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust fund with respect to the pooled mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related pooled mortgage loan in May 2001 or on a due date for the related pooled mortgage loan subsequent to the end of the related collection period,

          2. all monthly payments of principal received by or on behalf of the trust fund with respect to the pooled mortgage loans prior to, but that are due during, the related collection period,

          3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject pooled mortgage loan or, in the case of an REO Property, of the related pooled mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related pooled mortgage loan in May 2001, and

          4. all advances of principal made with respect to the pooled mortgage loans for that distribution date; and

     o for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

     The RREEF Portfolio B-Note Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

     "Towerpoint Resort/Good Life Mortgage Loans" means the cross-collateralized and cross-defaulted mortgage loans in the trust fund secured by the Towerpoint Resort/Good Life Properties.

     "Towerpoint Resort/Good Life Properties" means the mortgaged real properties identified on Annex A to this prospectus supplement as Towerpoint Resort Mobile Home Park and Good Life Mobile Home Park.

     "Towerpoint Resort Mobile Home Park Property" means the mortgaged real property identified on Annex A to this prospectus supplement as Towerpoint Resort Mobile Home Park.

     "Two Chase Manhattan Plaza Mortgage Loan" means the pooled mortgaged loan secured by the Two Chase Manhattan Plaza Property.

     "Two Chase Manhattan Plaza Property" means the mortgaged property identified on Annex A to this prospectus supplement as Two Chase Manhattan Plaza.

     "UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.

     "Underwriter Exemptions" means PTE 90-29 issued to Merrill Lynch, Pierce, Fenner and Smith Incorporated and PTE 89-89 and PTE 91-23 issued to predecessors in interest to Salomon Smith Barney Inc., in each case as subsequently amended by PTE 97-34 and PTE 2000-58.

     "Underwritten Debt Service Coverage Ratio" or "U/W DSCR" means:

     o with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1. the Underwritten Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for that mortgage loan due on the related due date in May 2001 or, in the case of any mortgage loan that is currently in an interest-only period, on the first due date after amortization begins (except in the case of the RREEF Portfolio Mortgage Loan); and

     o with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple mortgaged real properties, the ratio of--

          1.   the total Underwritten Net Cash Flow for those properties, to

          2. twelve times the monthly debt service payment(s) for that mortgage loan, and all other mortgage loans with which it is cross-collateralized, due on the related due date in May 2001 or, in the case of any mortgage loan that is currently in an interest-only period, on the first due date after amortization begins.

     "Underwritten Effective Gross Income" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, the Estimated Annual Revenues for that property.

     "Underwritten Net Cash Flow" or "U/W NCF" means, with respect to each of the mortgaged real properties securing a mortgage loan in the trust fund, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

     o was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

     o    is equal to the excess of--

          1.   the Estimated Annual Revenues for the property, over

          2.   the Estimated Annual Operating Expenses for the property.

     The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for any of the mortgaged real properties shown on Annex A to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

     Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Annex A to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Annex A to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     "Underwritten Net Operating Income" means, with respect to each of the mortgaged real properties securing a mortgage loan in the trust fund, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the Estimated Annual Operating Expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

     o    underwritten recurring replacement reserve amounts;

     o    capital improvements, including recurring capital improvements;

     o in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     o in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten tenant improvements and leasing commissions.

     "Units" means--

     o in the case of any mortgaged real property that is a multifamily rental property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

     o in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up,

in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

     "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

     "Weighted Average Pool Pass-Through Rate" means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the pooled mortgage loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

     The RREEF Portfolio B-Note Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

                           [INTENTIONALLY LEFT BLANK]

                                     ANNEX A

            CERTAIN CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS
                    AND THE RELATED MORTGAGED REAL PROPERTIES

                           [INTENTIONALLY LEFT BLANK]


ROCK COMMERCIAL MORTGAGE TRUST 2001-C1


                               CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-1


---------------------------------------------------------------------------------------------------------------------------------
CONTROL #    LOAN ID               PROPERTY NAME                                      STREET ADDRESS
---------------------------------------------------------------------------------------------------------------------------------
    1        6104258      RREEF Portfolio
   1.a                    Bernardo Heights Corporate Center              10790, 10805 & 10815 Rancho Bernardo Road
   1.b                    Palo Verde Portfolio                           Various Addresses
   1.c                    Delaware Industrial Portfolio                  Various Addresses
   1.d                    Stadium Plaza Business Park                    Various Addresses
   1.e                    Coppell Business Center II                     1405, 1421, 1441 & 1461 South Beltline Road
   1.f                    Plano Tech Center                              800, 900 & 1000 Klein Road
   1.g                    Sunset Valley Village                          5601 Brodie Lane
   1.h                    Westwinds of Boca                              9774-9960 Glades Road
   1.I                    The Reserve at Lenox Park                      1200 Park Vista Drive
    2        6104039      Two Chase Manhattan Plaza                      20 Pine Street
    3        6104053      Towerpoint Resort Mobile Home Park (1)         4860 East Main Street
    4        6104085      Good Life Mobile Home Park (2)                 3403 East Main Street
    5        6103804      IDT Building (3)                               520 Broad Street
    6        6104237      Ohana Waikiki Tower                            200 Lewers Street
    7        6104076      Anchorage Business Park                        400 W. Tudor Road and 4400-4730 Business Park Boulevard
    8        6104183      Anchorage Distribution Center                  5311 and 5491 Minnesota Dr, 1300 W 56 Ave
    9        6104152      Gables Stonebridge Apartments                  9135 Morning Ridge Road
   10        6104238      Outrigger Portfolio
  10.a                    Ohana Reef Lanai Hotel                         225 Saratoga Road
  10.b                    Ohana Royal Islander Hotel                     2164 Kalia Road
  10.c                    Outrigger Islander Waikiki Hotel               270 Lewers Street
   11        6104030      500 South Front Street                         500 South Front Street
   12        6104145      Lexmark Distribution Center                    1510 E. 4th Street Road
   13        6104151      Brentwood Gables Apartments                    570 Church Street East
   14        6104235      Oak Lawn Center                                4101 West 95th Street
   15        6104153      Gables Hendersonville Apartments               1070 West Main Street
   16        6103942      Caribbean Isle Apartments (4)                  2848 Caribbean Isle Boulevard
   17        6104125      Scharrington Square                            2401-2545 W. Schaumburg Road
   18        6103980      Candlewood Suites - Milpitas                   40 Ranch Drive
   19        6104170      Ligand Pharmaceuticals Building                10275 Science Center Drive
   20        6104128      Denbury Park Office Building                   5100 Tennyson Parkway
   21        6103889      Rittenhouse Apartments                         6101 16th Street NW
   22        6104131      Emerald Cove Apartments                        9201 Glenwater Drive
   23        6104126      Azalea Building                                6324 Fairview Road
   24        6104010      Daniel Burnham Court                           One Daniel Burnham Court
   25        6104234      Pulaski Road Shopping Center                   4433 South Pulaski Road
   26        6104120      Jones Apparel Group Building                   250 Rittenhouse Circle
   27        6104033      Palms Plaza                                    22191 Powerline Road
   28        6104022      King's Mill Apartments                         8917 North Davis Drive
   29        6104134      The Sterling Building                          1255 Euclid Avenue
   30        6104058      Lockwood Avenue Medical Office                 110, 135, 140, 140A & 150 Lockwood Avenue
   31        6104075      Parkway Plaza                                  235 & 295 Cumberland Parkway
   32        6104105      Amweld Industrial Portfolio
  32.a                    Amweld Property - Garrettsville                1500 Amweld Drive
  32.b                    Foremost Duct, Inc.                            33106 West Eight Mile Road
  32.c                    Amweld Property - Niles                        100 Plant Street
   33        6104169      Lost Hills Office Building                     27001 Agoura Road
   34        6104241      Sawgrass Promenade                             1337 South Military Trail
   35        6104242      Boca Village Square                            21230 St. Andrews Boulevard
   36        6104130      Candlewood Suites - Bellevue                   15805 Southeast 37th Street
   37        6104147      Dakota Bank Building Phase I & II              51A-51B North Broadway Street
   38        6104166      Holy Cross Medical Plaza                       11550 Indian Hills Road
   39        6104099      18-20 Cherry Hill Drive                        18-20 Cherry Hill Drive
   40        6104172      435 North Roxbury Drive                        435 North Roxbury Drive
   41        6104225      Canyon Creek Apartments                        160 North Pantano Road
   42        6104032      Goffstown Plaza                                553 Mast Road
   43        6104177      Olympus America Building                       2400 Ringwood Avenue
   44        6104092      Shoppes at Atlantis                            5825 South Congress Avenue
   45        6104132      Jewelry Exchange Center                        7118-7184 North University Drive
   46        6104176      Ten Ten Glendale Square                        1010 Glendale Avenue
   47        6104148      Crown Point Apartments                         700 Crown Point Circle
   48        6104167      Simi Valley Business Park                      4505-4705 East Industrial Street
   49        6104182      River Park Business Center                     444 North 3rd Street
   50        6104000      Graham Packaging Building                      3280 Farmtrail Road
   51        6104168      Hillside Business Center                       940-990 Enchanted Way
   52        6104107      6399 San Ignacio Avenue                        6399 San Ignacio Avenue
   53        6103999      South Post Oak Shopping Center                 10800 - 10806 South Post Oak Road
   54        6104180      JACO Medical Office Building - Lowell          122 - 130 Marshall Road
   55        6104269      JACO Medical Office Building - Savannah        325 West Montgomery Cross Road
   56        6104052      The Market at Murrell's Inlet                  736 - 766 Mink Avenue
   57        6104121      Algon Gardens Apartments                       7314-7514 Algon Avenue
   58        6104201      Stone Creek Apartments                         5285 Cobblegate Drive
   59        6104175      ACPR1
  59.a                    Aragon Circle                                  6900-6902 Aragon Circle
  59.b                    Gridley Place                                  16912-16920 Gridley Place
  59.c                    Arctic Circle                                  13000-13006 Arctic Circle
  59.d                    Marquardt                                      15005 Marquardt Ave. and 13744 Excelsior Ave.
   60        6104171      San Pedro and Peninsula Medical Center         1360 W. 6th Street
   61        6104088      EZ Storage - Parkville                         7304 McClean Boulevard
   62        6104110      The Offices at Sweetwater                      4645-4665 Sweetwater Boulevard
   63        6104055      Windward Town and Country Plaza - Phase II     201 Hamakua Drive
   64        6104074      Sunroad Valley Center                          4025 Camino Del Rio South
   65        6104198      Royal Sheridan Apartments                      4200 Sheridan Street
   66        6104146      Acropolis at Fairfield Commons                 2689 Commons Boulevard, Building H
   67        6104073      FedEx Building (5)                             4 Meadow Street
   68        6103613      Brokaw Self Storage                            445 East Brokaw Road
   69        6104112      St. Louis Apartments                           3350 and 3355 East St. Louis Avenue
   70        6104216      Wood Ridge Apartments                          1900 Burton Drive
   71        6104008      Worthington Woods Apartments                   635 Worthington Forest Place
   72        6103880      Weston Professional Centre                     2115-2149 North Commerce Parkway
   73        6104179      55 Concord Street Building                     55 Concord Street
   74        6104197      Heritage Greens Apartments                     8445 Springtree Drive
   75        6104136      Greenwood West Shopping Center                 2302 US Highway 82 West
   76        6103964      Sherman Place Shopping Center                  14415-14445 Sherman Way/7218-7222 Van Nuys Boulevard
   77        6104220      Water's Edge Apartments                        4415 Dylan Loop
   78        6104155      Huntington Hills                               4473 Cox Drive
   79        6104174      St. Joseph's Professional Building             2031 West Alameda Avenue
   80        6104028      Luhia Center I & II                            74-5605 & 74-5599 Luhia Street
   81        6104144      West Carmel Drive Office Building              865 West Carmel Drive
   82        6104019      Villa Del Lago Apartments                      3500 Milam Street
   83        6104038      Twin Marck and Northdale Portfolio
  83.a                    Twin Marck Apartments                          355-361 Babbitt Road
  83.b                    Northdale Club Apartments                      193 Northfield Road
   84        6104139      Georgian Apartments                            8005 Georgian Drive
   85        6104084      North Hill Apartments                          9828-9838 S.W. 88 Street
   86        6104150      Staples                                        868-870 West Main Road
   87        6104070      Pine Forest Shopping Center                    9 Uvalde Road
   88        6104178      Litt Family Trust                              14918 Ventura Boulevard
   89        6104040      Country Square II Apartments                   8401 Aiken Court
   90        6104109      Patton Place                                   1421 Patton Place
   91        6104200      Davidson Plaza                                 288 Talbert Boulevard
   92        6104240      219-223 Park Drive                             219-223 Park Drive
   93        6104054      Bank of America Portfolio
  93.a                    Bank of America Building                       1333 S. University Drive
  93.b                    2209 - 2211 Northeast 54th Street              2209 - 2211 Northeast 54th Street
   94        6104214      The Ridge Apartments                           9211 Dale Lane Court
   95        6104104      Shops at Pinecroft                             1440 Lake Woodlands Drive
   96        6104205      Eastgate Office Building                       711 East Gate Loop Road
   97        6104210      Stratford Lane Apartments                      5780 Milgen Road
   98        6104211      Holly Park Apartments                          5500 St. Mary's Road
   99        6104209      Gentian Oaks Apartments                        4503 Reese Road
  100        6104067      Mayfair Manor Apartments                       845 Pleasure Road
  101        6104289      CVS Drugstore                                  620 West Pike Street
  102        6104086      El Paso Self Storage                           2935 Union Road
  103        6104184      Walgreens Pharmacy - Newport News              9976 Jefferson Avenue
  104        6104096      Edgewood Villa Apartments                      1601 Neshota Lane
  105        6104124      Paoli West Shopping Center                     16-34 Lancaster Avenue
  106        6104043      Country Crossing Apartments                    6260 Greenwood Road
  107        6103911      Derek Plaza Shopping Center                    2645-2669 Derek Drive
  108        6103962      Old Fort Crossing                              155-179 Mall Circle Road
  109        6104087      Yosemite Self Storage Facility                 117 Creekwood Drive
  110        6104196      East Colonial Plaza                            11222 East Colonial Drive
  111        6104003      Gateway Center                                 54 Meadow Street
  112        6104122      La Fontana Apartments                          5641 - 5661 NE 18th Avenue
  113        6104173      St. Joseph's of Tustin                         1095 Irvine Boulevard
  114        6103907      River Lake Shopping Center                     1301 Farm Road 2218
  115        6103955      90 Lamberton Road Building (6)                 90 Lamberton Road
  116        6103910      Bryan Freedom Shopping Center                  3203 Freedom Boulevard
  117        6103909      Highland Lakes Center                          2400 Highway 281 North
  118        6104097      The Birches Apartments                         4003 South Broad Street
  119        6103908      Port Arthur Shopping Center                    4515 Twin City Highway



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                     CROSS-COLLATERALIZED
CONTROL #          CITY           STATE     ZIP CODE        CROSS-COLLATERALIZED          PROPERTIES              PROPERTY TYPE
-----------------------------------------------------------------------------------------------------------------------------------
    1                                                                No
   1.a           San Diego         CA         92127                                                                   Office
   1.b        Phoenix & Tempe      AZ        Various                                                                Industrial
   1.c            Various          DE        Various                                                                Industrial
   1.d            Anaheim          CA        Various                                                                Industrial
   1.e            Coppell          TX         75019                                                                 Industrial
   1.f             Plano           TX         75074                                                                 Industrial
   1.g         Sunset Valley       TX         78745                                                                   Retail
   1.h          Boca Raton         FL         33434                                                                   Retail
   1.I            Atlanta          GA         30319                                                                Multifamily
    2            New York          NY         10005                  No                                               Office
    3              Mesa            AZ         85205                 Yes                    6104085             Manufactured Housing
    4              Mesa            AZ         85213                 Yes                    6104053             Manufactured Housing
    5             Newark           NJ         07102                  No                                               Office
    6            Honolulu          HI         96815                  No                                               Hotel
    7            Anchorage         AK         99518                 Yes                    6104183                    Office
    8            Anchorage         AK         99518                 Yes                    6104076                  Industrial
    9             Cordova          TN         38018                  No                                            Multifamily
   10                                                                No
  10.a           Honolulu          HI         96815                                                                   Hotel
  10.b           Honolulu          HI         96815                                                                   Hotel
  10.c           Honolulu          HI         96815                                                                   Hotel
   11            Columbus          OH         43212                  No                                               Office
   12             Seymour          IN         47247                  No                                             Industrial
   13            Brentwood         TN         37027                  No                                            Multifamily
   14            Oak Lawn          IL         60453                  No                                               Retail
   15         Hendersonville       TN         37075                  No                                            Multifamily
   16            Melbourne         FL         32935                  No                                            Multifamily
   17           Schaumburg         IL         60194                  No                                               Retail
   18            Milpitas          CA         95035                  No                                               Hotel
   19            San Diego         CA         92121                  No                                             Industrial
   20              Plano           TX         75024                  No                                               Office
   21        Washington, D.C.      DC         20011                  No                                            Multifamily
   22            Charlotte         NC         28262                  No                                            Multifamily
   23            Charlotte         NC         28210                  No                                               Office
   24          San Francisco       CA         94109                  No                                               Office
   25             Chicago          IL         60632                  No                                               Retail
   26             Bristol          PA         19007                  No                                             Industrial
   27           Boca Raton         FL         33433                  No                                               Retail
   28            Pensacola         FL         32514                  No                                            Multifamily
   29            Cleveland         OH         44115                  No                                               Office
   30          New Rochelle        NY         10801                  No                                               Office
   31          Mechanicsburg       PA         17055                  No                                               Retail
   32                                                                No
  32.a         Garrettsville       OH         44231                                                                 Industrial
  32.b          Farmington         MI         48336                                                                 Industrial
  32.c             Niles           OH         44446                                                                 Industrial
   33            Calabasas         CA         91302                  No                                               Office
   34         Deerfield Beach      FL         33442                  No                                               Retail
   35           Boca Raton         FL         33432                  No                                               Retail
   36            Bellevue          WA         98006                  No                                               Hotel
   37              Fargo           ND         58102                  No                                               Office
   38          Mission Hills       CA         91345                  No                                               Office
   39             Danvers          MA         01923                  No                                             Industrial
   40          Beverly Hills       CA         90210                  No                                               Office
   41             Tucson           AZ         85710                  No                                            Multifamily
   42            Goffstown         NH         03045                  No                                               Retail
   43            San Jose          CA         95131                  No                                             Industrial
   44            Atlantis          FL         33462                 Yes                    6104132                    Retail
   45             Tamarac          FL         33321                 Yes                    6104092                    Retail
   46            Glendale          CA         91206                  No                                               Retail
   47             Concord          NC         28027                  No                                            Multifamily
   48           Simi Valley        CA         93063                  No                                             Industrial
   49           Sacramento         CA         95818                  No                                               Office
   50       Manchester Township    PA         17402                  No                                             Industrial
   51           Simi Valley        CA         93065                  No                                               Office
   52            San Jose          CA         95119                  No                                               Office
   53             Houston          TX         77035                  No                                               Retail
   54             Lowell           MA         01852                 Yes                    6104269                    Office
   55            Savannah          GA         31406                 Yes                    6104180                    Office
   56         Murrell's Inlet      SC         29576                  No                                               Retail
   57          Philadelphia        PA         19111                  No                                            Multifamily
   58             Moraine          OH         45459                  No                                            Multifamily
   59                                                                No
  59.a          Buena Park         CA         90620                                                                 Industrial
  59.b           Cerritos          CA         90703                                                                 Industrial
  59.c       Santa Fe Springs      CA         90670                                                                 Industrial
  59.d       Santa Fe Springs      CA         90670                                                                 Industrial
   60            San Pedro         CA         90732                  No                                               Office
   61            Parkville         MD         21234                  No                                            Self Storage
   62            Sugarland         TX         77479                  No                                               Office
   63             Kailua           HI         96734                  No                                               Office
   64            San Diego         CA         92108                  No                                               Office
   65            Hollywood         FL         33021                  No                                            Multifamily
   66           Beavercreek        OH         45431                  No                                               Office
   67             Norwalk          CT         06854                  No                                             Industrial
   68            San Jose          CA         95112                  No                                            Self Storage
   69            Las Vegas         NV         89104                  No                                            Multifamily
   70             Austin           TX         78741                  No                                            Multifamily
   71            Columbus          OH         43229                  No                                            Multifamily
   72             Weston           FL         33326                  No                                               Office
   73          North Reading       MA         01864                  No                                             Industrial
   74             Sunrise          FL         33351                  No                                            Multifamily
   75            Greenwood         MS         38930                  No                                               Retail
   76            Van Nuys          CA         91405                  No                                               Retail
   77          Land O'Lakes        FL         34639                  No                                            Multifamily
   78              Stow            OH         44224                  No                                            Multifamily
   79             Burbank          CA         91506                  No                                               Office
   80           Kailua-Kona        HI         96740                  No                                               Retail
   81             Carmel           IN         46032                  No                                               Office
   82           Shreveport         LA         71109                  No                                            Multifamily
   83                                                                No
  83.a            Euclid           OH         44123                                                                Multifamily
  83.b            Bedford          OH         44146                                                                Multifamily
   84             Austin           TX         78753                  No                                            Multifamily
   85              Miami           FL         33176                  No                                            Multifamily
   86           Middletown         RI         02842                  No                                               Retail
   87             Houston          TX         77015                  No                                               Retail
   88          Sherman Oaks        CA         91403                  No                                               Retail
   89              Tampa           FL         33615                  No                                            Multifamily
   90           Carrollton         TX         75007                  No                                             Industrial
   91            Lexington         NC         27292                  No                                               Retail
   92             Boston           MA         02115                  No                                            Multifamily
   93                                                                No
  93.a          Plantation         FL         33324                                                                   Office
  93.b        Ft. Lauderdale       FL         33355                                                                   Office
   94        White Settlement      TX         76107                  No                                            Multifamily
   95            Woodlands         TX         77380                  No                                               Retail
   96           Chatanooga         TN         37411                  No                                               Office
   97            Columbus          GA         31907                 Yes              6104209 and 6104211           Multifamily
   98            Columbus          GA         31907                 Yes              6104209 and 6104210           Multifamily
   99            Columbus          GA         31907                 Yes              6104210 and 6104211           Multifamily
   100       Manheim Township      PA         17601                  No                                            Multifamily
   101         Lawrenceville       GA         30042                  No                                               Retail
   102          Paso Robles        CA         93446                  No                                            Self Storage
   103         Newport News        VA         23605                  No                                               Retail
   104            Mobile           AL         36605                  No                                            Multifamily
   105             Paoli           PA         19301                  No                                               Retail
   106          Shreveport         LA         71119                  No                                            Multifamily
   107         Lake Charles        LA         70605                  No                                               Retail
   108         Murfreesboro        TN         37129                  No                                               Retail
   109            Modesto          CA         95353                  No                                            Self Storage
   110            Orlando          FL         32825                  No                                               Retail
   111           New Haven         CT         06519                  No                                               Office
   112        Fort Lauderdale      FL         33334                  No                                            Multifamily
   113            Tustin           CA         92780                  No                                               Office
   114           Richmond          TX         77469                  No                                               Retail
   115            Windsor          CT         06095                  No                                             Industrial
   116             Bryan           TX         77802                  No                                               Retail
   117         Marble Falls        TX         78654                  No                                               Retail
   118          Scottsboro         AL         35769                  No                                            Multifamily
   119          Port Arthur        TX         77642                  No                                               Retail



------------------------------------------------------------------------------------------------------------------------------------
                                                                                              CUMULATIVE % OF
                  PROPERTY             ORIGINAL LOAN   CUT-OFF BALANCE  % OF AGGREGATE CUT-  AGGREGATE CUT-OFF     MOST RECENT
CONTROL #         SUB-TYPE              BALANCE ($)       ($) (7)        OFF DATE BALANCE      DATE BALANCE      APPRAISED VALUE ($)
------------------------------------------------------------------------------------------------------------------------------------
    1                                   91,000,000       91,000,000          10.02%                10.02%           316,750,000
   1.a            Surburban                                                                                          45,900,000
   1.b            Warehouse                                                                                          27,500,000
   1.c            Warehouse                                                                                          50,000,000
   1.d            Warehouse                                                                                          67,500,000
   1.e            Warehouse                                                                                          23,000,000
   1.f            Warehouse                                                                                          17,750,000
   1.g            Anchored                                                                                           37,100,000
   1.h            Anchored                                                                                           27,500,000
   1.I           Multifamily                                                                                         20,500,000
    2                CBD                70,000,000       69,709,807          7.67%                 17.69%           138,000,000
    3                                   20,235,000       20,235,000          2.23%                 19.92%            25,600,000
    4                                   19,665,000       19,665,000          2.17%                 22.09%            25,400,000
    5                CBD                30,300,000       29,965,904          3.30%                 25.39%            43,600,000
    6           Full Service            22,950,000       22,924,256          2.52%                 27.91%            43,900,000
    7                CBD                12,012,000       11,958,106          1.32%                 29.23%            16,500,000
    8         Warehouse/Office          10,758,000       10,694,460          1.18%                 30.40%            15,000,000
    9            Multifamily            22,000,000       22,000,000          2.42%                 32.83%            27,600,000
   10                                   20,750,000       20,726,724          2.28%                 35.11%            49,350,000
  10.a          Full Service                                                                                          8,500,000
  10.b          Full Service                                                                                          8,800,000
  10.c          Full Service                                                                                         32,050,000
   11           Office/Retail           19,150,000       19,078,070          2.10%                 37.21%            25,000,000
   12         Warehouse/Office          17,040,000       16,979,316          1.87%                 39.08%            25,400,000
   13            Multifamily            15,200,000       15,200,000          1.67%                 40.75%            19,000,000
   14             Anchored              14,975,000       14,975,000          1.65%                 42.40%            19,200,000
   15            Multifamily            14,900,000       14,900,000          1.64%                 44.04%            19,500,000
   16            Multifamily            15,200,000       14,823,000          1.63%                 45.67%            19,000,000
   17             Anchored              13,475,000       13,436,969          1.48%                 47.15%            17,900,000
   18          Limited Service          13,400,000       13,305,184          1.46%                 48.62%            19,000,000
   19             Warehouse             13,720,000       13,126,771          1.45%                 50.06%            24,500,000
   20             Surburban             13,000,000       12,961,812          1.43%                 51.49%            18,400,000
   21        Multifamily/Retail         12,400,000       12,400,000          1.37%                 52.85%            17,500,000
   22            Multifamily            12,400,000       12,369,688          1.36%                 54.22%            15,600,000
   23             Surburban             12,000,000       11,971,838          1.32%                 55.53%            20,750,000
   24           Office/Retail           12,000,000       11,950,679          1.32%                 56.85%            24,900,000
   25             Anchored              11,590,000       11,590,000          1.28%                 58.13%            14,720,000
   26         Warehouse/Office          10,000,000        9,969,432          1.10%                 59.22%            12,500,000
   27          Shadow Anchored           9,750,000        9,718,584          1.07%                 60.29%            12,500,000
   28            Multifamily             9,700,000        9,700,000          1.07%                 61.36%            12,200,000
   29           Office/Retail            9,250,000        9,223,894          1.02%                 62.38%            13,000,000
   30          Office/Medical            9,250,000        9,213,768          1.01%                 63.39%            12,600,000
   31             Anchored               9,200,000        9,147,828          1.01%                 64.40%            13,450,000
   32                                    8,850,000        8,803,145          0.97%                 65.37%            12,440,000
  32.a            Warehouse                                                                                           4,800,000
  32.b            Warehouse                                                                                           6,300,000
  32.c            Warehouse                                                                                           1,340,000
   33             Surburban              9,100,000        8,651,442          0.95%                 66.32%            17,300,000
   34             Anchored               8,500,000        8,500,000          0.94%                 67.26%            11,850,000
   35             Anchored               8,500,000        8,500,000          0.94%                 68.19%            12,250,000
   36          Limited Service           8,500,000        8,465,879          0.93%                 69.12%            12,300,000
   37                CBD                 8,000,000        7,994,216          0.88%                 70.00%            11,250,000
   38          Office/Medical            8,100,000        7,709,766          0.85%                 70.85%            11,500,000
   39             Warehouse              7,700,000        7,700,000          0.85%                 71.70%            11,000,000
   40          Office/Medical            7,830,000        7,452,774          0.82%                 72.52%            11,900,000
   41            Multifamily             7,400,000        7,389,616          0.81%                 73.34%             9,275,000
   42             Anchored               7,500,000        7,207,137          0.79%                 74.13%            11,000,000
   43             Warehouse              7,162,427        6,859,690          0.76%                 74.88%            16,500,000
   44            Unanchored              3,300,000        3,289,073          0.36%                 75.25%             5,400,000
   45          Shadow Anchored           3,200,000        3,191,398          0.35%                 75.60%             4,900,000
   46             Anchored               6,601,000        6,316,424          0.70%                 76.29%            10,100,000
   47            Multifamily             6,200,000        6,195,399          0.68%                 76.97%             7,880,000
   48             Warehouse              6,425,000        6,095,822          0.67%                 77.65%            11,000,000
   49                CBD                 6,060,000        6,032,417          0.66%                 78.31%             8,210,000
   50         Warehouse/Office           5,857,500        5,836,647          0.64%                 78.95%             7,810,000
   51           Office/Other             6,035,000        5,725,803          0.63%                 79.58%             9,500,000
   52           Office/Other             5,600,000        5,560,585          0.61%                 80.20%            10,900,000
   53             Anchored               5,100,000        5,086,340          0.56%                 80.76%             6,450,000
   54          Office/Medical            3,050,000        3,050,000          0.34%                 81.09%             4,200,000
   55          Office/Medical            1,950,000        1,950,000          0.21%                 81.31%             3,100,000
   56             Anchored               5,010,000        4,995,860          0.55%                 81.86%             6,125,000
   57            Multifamily             5,000,000        4,987,902          0.55%                 82.41%             6,250,000
   58            Multifamily             4,785,000        4,785,000          0.53%                 82.93%             6,000,000
   59                                    5,216,250        4,707,886          0.52%                 83.45%             9,900,000
  59.a        Warehouse/Office                                                                                        2,700,000
  59.b        Warehouse/Office                                                                                        1,900,000
  59.c        Warehouse/Office                                                                                        1,800,000
  59.d        Warehouse/Office                                                                                        3,500,000
   60          Office/Medical            4,950,000        4,702,653          0.52%                 83.97%             7,800,000
   61                                    4,600,000        4,580,236          0.50%                 84.47%             6,700,000
   62             Surburban              4,540,000        4,527,135          0.50%                 84.97%             6,400,000
   63           Office/Retail            4,500,000        4,495,307          0.49%                 85.47%             6,000,000
   64                CBD                 4,312,500        4,298,417          0.47%                 85.94%             5,750,000
   65            Multifamily             4,250,000        4,243,248          0.47%                 86.41%             5,950,000
   66             Surburban              4,000,000        3,997,008          0.44%                 86.85%             5,350,000
   67         Warehouse/Office           3,800,000        3,790,066          0.42%                 87.26%             4,900,000
   68                                    3,800,000        3,787,125          0.42%                 87.68%             5,800,000
   69            Multifamily             3,750,000        3,737,754          0.41%                 88.09%             5,325,000
   70            Multifamily             3,700,000        3,695,386          0.41%                 88.50%             4,800,000
   71            Multifamily             3,600,000        3,588,270          0.40%                 88.89%             4,600,000
   72           Office/Other             3,500,000        3,479,452          0.38%                 89.28%             5,000,000
   73         Warehouse/Office           3,450,000        3,450,000          0.38%                 89.66%             5,200,000
   74            Multifamily             3,400,000        3,394,599          0.37%                 90.03%             4,735,000
   75             Anchored               3,357,500        3,347,637          0.37%                 90.40%             4,700,000
   76            Unanchored              3,300,000        3,287,051          0.36%                 90.76%             5,600,000
   77            Multifamily             3,200,000        3,197,454          0.35%                 91.11%             4,520,000
   78            Multifamily             3,160,000        3,153,247          0.35%                 91.46%             3,950,000
   79          Office/Medical            3,267,000        3,109,605          0.34%                 91.80%             4,700,000
   80          Warehouse/Other           2,950,000        2,920,726          0.32%                 92.12%             3,950,000
   81             Surburban              2,900,000        2,894,814          0.32%                 92.44%             4,135,000
   82            Multifamily             2,800,000        2,773,302          0.31%                 92.75%             3,500,000
   83                                    2,568,000        2,557,808          0.28%                 93.03%             3,210,000
  83.a           Multifamily                                                                                          1,560,000
  83.b           Multifamily                                                                                          1,650,000
   84            Multifamily             2,535,000        2,528,621          0.28%                 93.31%             3,800,000
   85            Multifamily             2,400,000        2,397,038          0.26%                 93.57%             3,000,000
   86            Unanchored              2,400,000        2,395,797          0.26%                 93.84%             3,220,000
   87             Anchored               2,400,000        2,393,428          0.26%                 94.10%             3,400,000
   88            Unanchored              2,492,926        2,378,850          0.26%                 94.36%             3,550,000
   89            Multifamily             2,350,000        2,342,646          0.26%                 94.62%             3,000,000
   90         Warehouse/Office           2,340,000        2,338,263          0.26%                 94.88%             3,100,000
   91             Anchored               2,300,000        2,287,475          0.25%                 95.13%             3,250,000
   92            Multifamily             2,200,000        2,197,003          0.24%                 95.37%             4,830,000
   93                                    2,100,000        2,098,115          0.23%                 95.60%             2,825,000
  93.a            Surburban                                                                                           2,325,000
  93.b            Surburban                                                                                             500,000
   94            Multifamily             2,100,000        2,097,348          0.23%                 95.83%             2,900,000
   95          Shadow Anchored           2,100,000        2,088,356          0.23%                 96.06%             3,100,000
   96             Surburban              2,000,000        2,000,000          0.22%                 96.28%             2,700,000
   97            Multifamily             2,075,000        2,073,413          0.23%                 96.51%             2,600,000
   98            Multifamily             1,950,000        1,948,509          0.21%                 96.73%             2,450,000
   99            Multifamily             1,875,000        1,873,566          0.21%                 96.93%             2,400,000
   100           Multifamily             1,775,000        1,769,138          0.19%                 97.13%             2,540,000
   101           Unanchored              1,750,000        1,750,000          0.19%                 97.32%             2,440,000
   102                                   1,690,000        1,682,609          0.19%                 97.50%             2,600,000
   103           Unanchored              1,630,000        1,626,678          0.18%                 97.68%             3,500,000
   104           Multifamily             1,600,000        1,595,224          0.18%                 97.86%             2,720,000
   105           Unanchored              1,575,000        1,569,517          0.17%                 98.03%             2,450,000
   106           Multifamily             1,550,000        1,539,767          0.17%                 98.20%             2,000,000
   107         Shadow Anchored           1,505,000        1,497,368          0.16%                 98.37%             1,900,000
   108         Shadow Anchored           1,500,000        1,495,851          0.16%                 98.53%             2,120,000
   109                                   1,500,000        1,493,440          0.16%                 98.70%             2,400,000
   110         Shadow Anchored           1,450,000        1,450,000          0.16%                 98.85%             1,980,000
   111            Warehouse              1,400,000        1,396,450          0.15%                 99.01%             2,450,000
   112           Multifamily             1,275,000        1,271,241          0.14%                 99.15%             1,740,000
   113         Office/Medical            1,333,125        1,268,899          0.14%                 99.29%             1,600,000
   114         Shadow Anchored           1,220,000        1,213,814          0.13%                 99.42%             1,650,000
   115        Warehouse/Office           1,200,000        1,195,728          0.13%                 99.55%             1,620,000
   116         Shadow Anchored           1,130,000        1,123,729          0.12%                 99.68%             1,475,000
   117         Shadow Anchored           1,100,000        1,094,422          0.12%                 99.80%             1,475,000
   118           Multifamily             1,000,000          996,955          0.11%                 99.91%             1,950,000
   119           Unanchored                845,000          839,904          0.09%                100.00%             1,100,000



----------------------------------------------------------------------------------------------------------------------------
            APPRAISAL                       UNDERWRITTEN    CUT-OFF DATE      MATURITY/ARD                          FIRST
CONTROL #      DATE       U/W NCF ($)      DSCR (X) (8)   LTV RATIO (7) (8)   LTV RATIO (8)      CLOSING DATE   PAYMENT DATE
----------------------------------------------------------------------------------------------------------------------------
    1                     23,331,216          3.86            28.73%            28.73%             4/26/01        6/1/01
   1.a        5/1/01       2,978,364
   1.b        5/1/01       1,918,416
   1.c        5/1/01       4,201,955
   1.d        5/1/01       4,253,389
   1.e        5/1/01       1,933,996
   1.f        5/1/01       1,577,885
   1.g        5/1/01       2,978,782
   1.h        5/1/01       1,897,958
   1.I        5/1/01       1,590,471
    2         9/6/00      10,568,583          1.77            50.51%            45.00%            10/12/00        12/1/00
    3        7/28/00       2,148,071          1.22            78.24%            69.81%             11/9/00        1/1/01
    4        7/28/00       2,085,977          1.22            78.24%            69.81%             11/9/00        1/1/01
    5         1/1/00       3,636,955          1.20            68.73%             0.00%             3/3/00         5/1/00
    6         2/1/01       3,239,907          1.58            52.22%            42.59%             3/29/01        5/1/01
    7        10/30/00      1,571,815          1.46            71.92%            56.82%            12/28/00        2/1/01
    8        10/30/00      1,477,898          1.46            71.92%            56.82%            12/28/00        2/1/01
    9        12/12/00      2,306,561          1.28            79.71%            72.48%            12/28/00        2/1/01
   10                      2,760,310          1.49            42.00%            34.25%             3/29/01        5/1/01
  10.a        2/1/01         324,368
  10.b        2/1/01         508,887
  10.c        2/1/01       1,927,055
   11        7/26/00       2,110,843          1.24            76.31%            68.69%            10/27/00        12/1/00
   12         1/1/01       2,022,990          1.32            66.85%            54.75%             1/12/01        3/1/01
   13        12/13/00      1,642,843          1.32            80.00%            72.74%            12/28/00        2/1/01
   14        2/23/01       1,794,139          1.45            77.99%            68.67%             4/13/01        6/1/01
   15        12/13/00      1,612,575          1.33            76.41%            69.48%            12/28/00        2/1/01
   16         2/5/01       1,599,972          1.18            78.02%            71.36%             7/26/00        9/1/00
   17        11/3/00       1,438,121          1.24            75.07%            66.97%            12/21/00        2/1/01
   18         8/1/00       1,920,926          1.45            70.03%            59.40%             8/29/00        10/1/00
   19        10/25/00      2,064,033          1.73            53.58%            44.35%             7/9/98         9/1/98
   20        11/27/00      1,427,646          1.30            70.44%            62.55%            12/28/00        2/1/01
   21        11/28/00      1,323,544          1.21            70.86%            63.93%             1/25/01        3/1/01
   22        12/4/00       1,313,631          1.26            79.29%            70.22%             1/31/01        3/1/01
   23        11/15/00      1,598,765          1.55            57.70%            51.39%             1/2/01         3/1/01
   24        8/11/00       1,647,259          1.56            47.99%            44.56%            10/18/00        12/1/00
   25        2/28/01       1,331,961          1.39            78.74%            69.32%             4/13/01        6/1/01
   26        12/7/00       1,095,892          1.32            79.76%            74.10%            12/28/00        2/1/01
   27         9/6/00       1,132,865          1.33            77.75%            69.62%            11/22/00        1/1/01
   28        8/17/00       1,111,447          1.28            79.51%            71.96%             10/6/00        12/1/00
   29        11/15/00      1,095,302          1.37            70.95%            63.30%            12/22/00        2/1/01
   30        9/15/00       1,116,109          1.38            73.13%            65.53%             11/1/00        12/1/00
   31        10/3/00       1,328,286          1.49            68.01%            47.35%             1/10/01        3/1/01
   32                      1,116,691          1.25            70.76%            50.30%             1/2/01         3/1/01
  32.a       10/19/00        469,357
  32.b       10/18/00        512,217
  32.c       10/19/00        135,117
   33        10/25/00      1,475,483          1.91            50.01%            41.23%             5/4/98         6/1/98
   34        3/20/01         989,771          1.43            71.73%            62.89%             4/23/01        6/1/01
   35        3/20/01       1,017,954          1.47            69.39%            60.84%             4/23/01        6/1/01
   36        11/15/00      1,221,066          1.51            68.83%            57.50%            12/27/00        2/1/01
   37        12/14/00        967,582          1.42            71.06%            63.03%             3/29/01        5/1/01
   38        10/19/00      1,167,706          1.68            67.04%            55.63%             4/15/98        6/1/98
   39        10/31/00        931,601          1.36            70.00%            56.90%             4/12/01        6/1/01
   40        10/20/00        937,225          1.39            62.63%            51.96%             4/15/98        6/1/98
   41         1/4/01         795,489          1.33            79.67%            69.83%             2/28/01        4/1/01
   42        8/16/00         844,437          1.32            65.52%            58.79%            10/18/00        12/1/00
   43        11/1/00         878,914          1.34            41.57%            34.93%             6/1/98         7/1/98
   44        10/17/00        400,246          1.37            62.99%            54.76%            12/18/00        2/1/01
   45        9/28/00         400,339          1.37            62.99%            54.76%             1/12/01        3/1/01
   46        10/26/00        771,847          1.35            62.54%            51.79%             7/15/98        9/1/98
   47        12/11/00        665,232          1.28            78.62%            69.51%             3/15/01        5/1/01
   48        10/26/00        897,476          1.62            55.42%            45.23%             5/4/98         6/1/98
   49        10/11/00        708,313          1.31            73.48%            60.05%            12/27/00        2/1/01
   50        8/23/00         690,275          1.29            74.73%            67.63%            10/31/00        12/1/00
   51        10/26/00        701,593          1.34            60.27%            49.19%             5/4/98         6/1/98
   52        11/1/00         834,679          1.51            51.01%            35.95%            12/28/00        2/1/01
   53        8/10/00         554,852          1.23            78.86%            70.78%             12/7/00        2/1/01
   54        1/10/01         354,222          1.36            68.83%            61.33%             4/11/01        6/1/01
   55        1/12/01         234,167          1.36            68.83%            61.33%             4/11/01        6/1/01
   56        9/27/00         541,076          1.25            81.57%            72.77%             12/4/00        2/1/01
   57        11/7/00         524,230          1.24            79.81%            70.78%             1/19/01        3/1/01
   58        1/16/01         505,160          1.28            79.75%            70.10%             4/5/01         6/1/01
   59                        658,218          1.23            47.55%            29.54%             5/13/98        7/1/98
  59.a       10/26/00
  59.b       10/31/00
  59.c       10/31/00
  59.d       10/31/00
   60        10/20/00        576,098          1.36            60.29%            50.08%             4/1/98         5/1/98
   61        10/11/00        578,115          1.37            68.36%            56.45%            12/26/00        2/1/01
   62        9/27/00         514,307          1.31            70.74%            63.08%             12/5/00        2/1/01
   63        10/18/00        550,517          1.32            74.92%            67.01%             3/7/01         5/1/01
   64        9/21/00         473,399          1.26            74.76%            66.85%            11/22/00        1/1/01
   65         1/9/01         482,447          1.34            71.32%            61.20%             2/28/01        4/1/01
   66        12/22/00        438,410          1.31            74.71%            65.98%             3/19/01        5/1/01
   67        10/13/00        454,135          1.33            77.35%            67.43%            12/22/00        2/1/01
   68        11/27/00        498,553          1.41            65.30%            54.01%             1/5/01         3/1/01
   69        10/16/00        407,267          1.25            70.19%            60.37%            11/22/00        1/1/01
   70        12/1/00         397,019          1.27            76.99%            68.28%             2/28/01        4/1/01
   71         8/8/00         382,399          1.22            78.01%            69.77%             11/3/00        1/1/01
   72        3/23/00         372,794          1.15            69.59%            63.37%             5/2/00         7/1/00
   73        12/19/00        527,231          1.69            66.35%            54.27%             4/17/01        6/1/01
   74         1/9/01         362,983          1.26            71.69%            61.52%             2/28/01        4/1/01
   75        11/27/00        406,357          1.43            71.23%            63.24%            12/28/00        2/1/01
   76        7/17/00         488,966          1.65            58.70%            51.92%             10/6/00        12/1/00
   77         2/9/01         397,888          1.53            70.74%            61.99%             3/15/01        5/1/01
   78        12/19/00        353,787          1.28            79.83%            64.70%             2/9/01         4/1/01
   79        10/19/00        364,244          1.30            66.16%            54.90%             4/15/98        6/1/98
   80         9/1/00         413,589          1.30            73.94%            47.97%            11/13/00        1/1/01
   81        1/15/01         339,384          1.20            70.01%            48.74%             3/14/01        5/1/01
   82        8/14/00         363,346          1.25            79.24%             3.87%            10/27/00        12/1/00
   83                        286,051          1.28            79.68%            71.31%            10/31/00        12/1/00
  83.a       8/31/00         132,558
  83.b        9/5/00         153,493
   84        11/29/00        280,539          1.34            66.54%            58.68%             1/31/01        3/1/01
   85        11/6/00         269,743          1.32            79.93%            70.93%             2/21/01        4/1/01
   86        12/29/00        301,129          1.27            74.40%            32.32%             3/29/01        5/1/01
   87        10/11/00        262,888          1.25            70.39%            63.03%             12/7/00        2/1/01
   88        10/26/00        303,685          1.37            67.01%            56.00%             4/15/98        6/1/98
   89        8/31/00         254,701          1.22            78.09%            70.14%            11/14/00        1/1/01
   90        11/8/00         256,025          1.30            75.43%            66.68%             3/7/01         5/1/01
   91        10/2/00         285,753          1.25            70.38%            49.61%             1/17/01        3/1/01
   92        1/30/01         366,356          2.03            45.49%            39.99%             3/1/01         4/1/01
   93                        242,110          1.33            74.27%            63.55%             3/16/01        5/1/01
  93.a       10/2/00         211,460
  93.b       9/22/00          30,650
   94        12/1/00         220,742          1.25            72.32%            64.06%             2/28/01        4/1/01
   95        10/27/00        267,242          1.30            67.37%            47.22%             1/18/01        3/1/01
   96        2/12/01         233,307          1.32            74.07%            60.12%             4/20/01        6/1/01
   97        12/18/00        230,435          1.34            79.14%            69.70%             3/6/01         5/1/01
   98        12/18/00        216,506          1.34            79.14%            69.70%             3/6/01         5/1/01
   99        12/18/00        207,788          1.34            79.14%            69.70%             3/6/01         5/1/01
   100       10/14/00        205,553          1.34            69.65%            62.21%            11/21/00        1/1/01
   101       3/23/01         204,936          1.42            71.72%            63.10%             4/10/01        6/1/01
   102       10/18/00        246,861          1.60            64.72%            53.27%            12/19/00        2/1/01
   103       11/21/00        302,494          2.07            46.48%            37.95%             2/9/01         4/1/01
   104       10/13/00        187,762          1.40            58.65%            51.97%             12/7/00        2/1/01
   105       11/1/00         198,025          1.38            64.06%            52.71%             1/19/01        3/1/01
   106       9/29/00         202,090          1.27            76.99%             3.58%             12/8/00        2/1/01
   107       4/14/00         170,233          1.29            78.81%            70.76%             8/10/00        10/1/00
   108       7/18/00         186,901          1.43            70.56%            63.10%            12/12/00        2/1/01
   109       10/16/00        202,085          1.48            62.23%            51.22%            12/20/00        2/1/01
   110       1/18/01         168,372          1.36            73.23%            65.03%             4/3/01         6/1/01
   111       8/11/00         170,224          1.34            57.00%            51.48%            12/15/00        2/1/01
   112       12/1/00         144,390          1.31            73.06%            62.52%             1/31/01        3/1/01
   113       10/31/00        173,517          1.51            79.31%            65.80%             4/15/98        6/1/98
   114       4/18/00         146,032          1.36            73.56%            66.06%             8/10/00        10/1/00
   115        9/1/00         145,442          1.33            73.81%            64.72%            10/31/00        12/1/00
   116       4/20/00         129,708          1.31            76.19%            68.45%             7/31/00        9/1/00
   117       4/20/00         130,908          1.36            74.20%            66.62%             8/10/00        10/1/00
   118       10/18/00        136,671          1.64            51.13%            45.20%             12/7/00        2/1/01
   119       4/19/00          98,420          1.33            76.35%            68.65%             6/28/00        8/1/00



---------------------------------------------------------------------------------------------------------------------------------
                                           LOAN        INTEREST CALCULATION                                            ORIGINAL
           MATURITY/ARD    MORTGAGE   ADMINISTRATIVE      (ACTUAL/360 OR       ORIGINAL  REMAINING   REMAINING I.O.  AMORTIZATION
CONTROL #      DATE          RATE      COST RATE (%)       30/360) (12)          TERM     TERM (7)    PERIODS (7)        TERM
---------------------------------------------------------------------------------------------------------------------------------
    1         5/1/11        6.635%        0.0523%             30/360             120         120          120             0
   1.a                                    0.0000%
   1.b                                    0.0000%
   1.c                                    0.0000%
   1.d                                    0.0000%
   1.e                                    0.0000%
   1.f                                    0.0000%
   1.g                                    0.0000%
   1.h                                    0.0000%
   1.I                                    0.0000%
    2        11/1/10        7.680%        0.0523%           Actual/360           120         114                         360
    3         6/1/11        7.840%        0.0523%           Actual/360           126         121           13            360
    4         6/1/11        7.840%        0.0523%           Actual/360           126         121           13            360
    5         4/1/20        8.900%        0.0523%           Actual/360           240         227                         300
    6         4/1/11        7.600%        0.0523%           Actual/360           120         119                         300
    7         1/1/11        7.660%        0.0523%           Actual/360           120         116                         300
    8         1/1/11        7.660%        0.0523%           Actual/360           120         116                         264
    9         1/1/11        7.220%        0.0823%           Actual/360           120         116           20            360
   10         4/1/11        7.600%        0.0523%           Actual/360           120         119                         300
  10.a                                    0.0000%
  10.b                                    0.0000%
  10.c                                    0.0000%
   11        11/1/10        8.130%        0.0523%           Actual/360           120         114                         360
   12         2/1/11        7.680%        0.0523%           Actual/360           120         117                         300
   13         1/1/11        7.220%        0.0823%           Actual/360           120         116           20            360
   14         5/1/11        7.360%        0.0523%           Actual/360           120         120                         360
   15         1/1/11        7.220%        0.0823%           Actual/360           120         116           20            360
   16         8/1/10        8.270%        0.0523%           Actual/360           120         111           15            342
   17         1/1/11        7.800%        0.1023%           Actual/360           120         116                         360
   18         9/1/10        8.790%        0.1023%           Actual/360           120         112                         300
   19        7/13/08        7.150%        0.0523%           Actual/360           120         87                          293
   20         1/1/11        7.600%        0.0523%           Actual/360           120         116                         360
   21         2/1/11        7.840%        0.1023%           Actual/360           120         117           21            336
   22         2/1/11        7.520%        0.0923%           Actual/360           120         117                         360
   23         2/1/11        7.760%        0.0823%           Actual/360           120         117                         360
   24        11/1/07        7.980%        0.0523%             30/360              84         78                          360
   25         5/1/11        7.360%        0.0523%           Actual/360           120         120                         360
   26         1/1/08        7.400%        0.1023%           Actual/360            84         80                          360
   27        12/1/10        7.930%        0.0823%           Actual/360           120         115                         360
   28        11/1/10        7.990%        0.1023%           Actual/360           120         114           18            336
   29         1/1/11        7.800%        0.1023%           Actual/360           120         116                         360
   30        11/1/10        7.940%        0.0823%           Actual/360           120         114                         360
   31         2/1/11        7.490%        0.1023%           Actual/360           120         117                         240
   32         2/1/11        8.100%        0.1023%           Actual/360           120         117                         240
  32.a                                    0.0000%
  32.b                                    0.0000%
  32.c                                    0.0000%
   33        5/11/08        7.000%        0.0523%             30/360             121         85                          300
   34         5/1/11        7.200%        0.0823%           Actual/360           120         120                         360
   35         5/1/11        7.200%        0.0823%           Actual/360           120         120                         360
   36         1/1/11        8.350%        0.1023%           Actual/360           120         116                         300
   37         4/1/11        7.630%        0.0523%           Actual/360           120         119                         360
   38        4/22/08        7.050%        0.0523%           Actual/360           120         84                          293
   39         5/1/11        7.520%        0.1023%           Actual/360           120         120                         300
   40        4/22/08        7.050%        0.0523%           Actual/360           120         84                          293
   41         3/1/11        7.130%        0.0523%           Actual/360           120         118                         360
   42        11/1/10        8.010%        0.0523%           Actual/360           120         114                         360
   43         6/1/08        7.740%        0.0523%           Actual/360           120         85                          292
   44         1/1/11        8.120%        0.1023%           Actual/360           120         116                         330
   45         2/1/11        7.900%        0.1023%           Actual/360           120         117                         336
   46        7/17/08        7.170%        0.0523%           Actual/360           120         87                          293
   47         4/1/11        7.500%        0.0823%           Actual/360           120         119                         360
   48        5/11/08        7.110%        0.0523%             30/360             121         85                          293
   49         1/1/11        7.570%        0.0523%           Actual/360           120         116                         300
   50        11/1/10        8.370%        0.0823%           Actual/360           120         114                         360
   51        5/11/08        7.110%        0.0523%             30/360             121         85                          293
   52         1/1/11        7.790%        0.0523%           Actual/360           120         116                         240
   53         1/1/11        8.060%        0.1023%           Actual/360           120         116                         360
   54         5/1/11        7.840%        0.0523%           Actual/360           120         120                         360
   55         5/1/11        7.840%        0.0523%           Actual/360           120         120                         360
   56         1/1/11        7.800%        0.0523%           Actual/360           120         116                         360
   57         2/1/11        7.580%        0.1023%           Actual/360           120         117                         360
   58         5/1/11        7.300%        0.0523%           Actual/360           120         120                         360
   59        5/15/08        7.110%        0.0523%           Actual/360           120         85                          202
  59.a                                    0.0000%
  59.b                                    0.0000%
  59.c                                    0.0000%
  59.d                                    0.0000%
   60         4/1/08        7.020%        0.0523%           Actual/360           120         83                          293
   61         1/1/11        7.930%        0.0523%           Actual/360           120         116                         300
   62         1/1/11        7.780%        0.1023%           Actual/360           120         116                         360
   63         4/1/08        8.050%        0.1023%           Actual/360            84         83                          300
   64        12/1/10        7.870%        0.0523%           Actual/360           120         115                         360
   65         3/1/11        7.400%        0.0523%           Actual/360           120         118                         336
   66         4/1/11        7.460%        0.0523%           Actual/360           120         119                         360
   67         1/1/11        8.180%        0.1023%           Actual/360           120         116                         360
   68         2/1/11        8.030%        0.1023%           Actual/360           120         117                         300
   69        12/1/12        7.870%        0.0723%           Actual/360           144         139                         360
   70         3/1/11        7.600%        0.1023%           Actual/360           120         118                         360
   71        12/1/10        7.880%        0.0523%           Actual/360           120         115                         360
   72         6/1/10        8.530%        0.1023%           Actual/360           120         109                         360
   73         5/1/11        7.730%        0.0523%           Actual/360           120         120                         300
   74         3/1/11        7.400%        0.0523%           Actual/360           120         118                         336
   75         1/1/11        7.600%        0.0823%           Actual/360           120         116                         360
   76        11/1/10        8.210%        0.0523%             30/360             120         114                         360
   77         4/1/11        7.150%        0.0523%           Actual/360           120         119                         360
   78         3/1/11        7.350%        0.1023%           Actual/360           120         118                         300
   79        4/22/08        7.050%        0.0523%           Actual/360           120         84                          293
   80        12/1/10        8.350%        0.0523%           Actual/360           120         115                         216
   81         4/1/11        7.580%        0.0923%           Actual/360           120         119                         240
   82        11/1/20        8.470%        0.0523%           Actual/360           240         234                         240
   83        11/1/10        7.880%        0.1023%           Actual/360           120         114                         360
  83.a                                    0.0000%
  83.b                                    0.0000%
   84         2/1/11        7.350%        0.0523%           Actual/360           120         117                         360
   85         3/1/11        7.640%        0.0523%           Actual/360           120         118                         360
   86         4/1/16        7.750%        0.1023%           Actual/360           180         179                         240
   87         1/1/11        7.950%        0.1023%           Actual/360           120         116                         360
   88        4/22/08        7.400%        0.0523%           Actual/360           120         84                          292
   89        12/1/10        8.060%        0.0523%           Actual/360           120         115                         360
   90         4/1/11        7.500%        0.0523%           Actual/360           120         119                         360
   91         2/1/11        7.850%        0.1323%           Actual/360           120         117                         240
   92         3/1/11        7.250%        0.1023%           Actual/360           120         118                         360
   93         4/1/11        7.620%        0.1023%           Actual/360           120         119                         330
  93.a                                    0.0000%
  93.b                                    0.0000%
   94         3/1/11        7.550%        0.1023%           Actual/360           120         118                         360
   95         2/1/11        7.690%        0.1023%           Actual/360           120         117                         240
   96         5/1/11        7.470%        0.0523%           Actual/360           120         120                         300
   97         4/1/11        7.350%        0.0523%           Actual/360           120         119                         360
   98         4/1/11        7.350%        0.0523%           Actual/360           120         119                         360
   99         4/1/11        7.350%        0.0523%           Actual/360           120         119                         360
   100       12/1/10        7.820%        0.1023%           Actual/360           120         115                         360
   101        5/1/11        7.330%        0.0523%           Actual/360           120         120                         360
   102        1/1/11        7.820%        0.0523%           Actual/360           120         116                         300
   103        3/1/11        7.600%        0.0523%           Actual/360           120         118                         300
   104        1/1/11        7.520%        0.0523%           Actual/360           120         116                         360
   105        2/1/11        7.840%        0.0823%           Actual/360           120         117                         300
   106        1/1/21        8.310%        0.0523%           Actual/360           240         236                         240
   107        9/1/10        7.970%        0.1023%           Actual/360           120         112                         360
   108        1/1/11        7.900%        0.0823%           Actual/360           120         116                         360
   109        1/1/11        7.820%        0.0523%           Actual/360           120         116                         300
   110        5/1/11        7.700%        0.1023%           Actual/360           120         120                         360
   111        1/1/11        8.330%        0.1023%           Actual/360           120         116                         360
   112        2/1/11        7.570%        0.0523%           Actual/360           120         117                         330
   113       4/22/08        7.050%        0.0523%           Actual/360           120         84                          293
   114        9/1/10        7.970%        0.1023%           Actual/360           120         112                         360
   115       11/1/10        8.370%        0.0923%           Actual/360           120         114                         360
   116        8/1/10        7.970%        0.1023%           Actual/360           120         111                         360
   117        9/1/10        7.970%        0.1023%           Actual/360           120         112                         360
   118        1/1/11        7.420%        0.0523%           Actual/360           120         116                         360
   119        7/1/10        7.970%        0.1023%           Actual/360           120         110                         360



------------------------------------------------------------------------------------------------------------------------------------
             REMAINING
            AMORTIZATION    ANNUAL PAYMENTS     MATURITY/ARD
CONTROL #       (7)          ($) (9) (12)        BALANCE ($)        ADDITIONAL INTEREST (ARD LOANS)
------------------------------------------------------------------------------------------------------------------------------------
   1              0           6,037,850          91,000,000
   2            354           5,977,281          62,095,639
   3            360           1,754,724          18,053,140
   4            360           1,705,296          17,544,632
   5            287           3,026,458                --
   6            299           2,053,129          18,696,474
   7            296           1,080,258           9,798,674
   8            260           1,012,864           8,092,557
   9            360           1,795,577          20,004,090
  10            299           1,856,315          16,904,220
  11            354           1,707,063          17,172,063
  12            297           1,535,111          13,905,583
  13            360           1,240,580          13,821,008
  14            360           1,239,307          13,184,125       Greater of Initial Term Interest Rate + 2% or Treasury Rate + 2%
  15            360           1,216,095          13,548,225
  16            342           1,355,259          13,558,343
  17            356           1,164,031          11,987,960
  18            292           1,326,380          11,286,197
  19            260           1,190,536          10,865,815
  20            356           1,101,477          11,508,808
  21            336           1,094,940          11,187,793
  22            357           1,042,470          10,953,939
  23            357           1,032,629          10,663,430
  24            354           1,054,614          11,094,301
  25            360             959,170          10,203,940       Greater of Initial Term Interest Rate + 2% or Treasury Rate + 2%
  26            356             830,856           9,262,483       Greater of Initial Term Interest Rate + 2% or Treasury Rate + 2%
  27            355             852,802           8,702,872
  28            336             868,435           8,778,831
  29            356             799,056           8,229,212
  30            354             809,841           8,257,380
  31            237             888,700           6,368,422
  32            237             894,920           6,257,451       Greater of Initial Term Interest Rate + 2% or Treasury Rate + 2%
  33            264             771,803           7,133,063
  34            360             692,364           7,452,686
  35            360             692,364           7,452,686
  36            296             811,047           7,072,395
  37            359             679,812           7,090,400       Greater of Initial Term Interest Rate + 2% or Treasury Rate + 2%
  38            257             696,617           6,397,043
  39            300             684,030           6,258,870
  40            257             673,396           6,183,809
  41            358             598,562           6,476,601
  42            354             637,810           6,467,344       Greater of Initial Term Interest Rate + 2% or Treasury Rate + 2%
  43            257             655,063           5,763,428
  44            326             300,409           2,857,591
  45            333             284,134           2,776,276
  46            260             573,830           5,230,690
  47            359             520,216           5,477,249
  48            257             555,581           4,975,090
  49            296             540,710           4,930,240
  50            354             534,007           5,281,747       Greater of Initial Term Interest Rate + 2% or Treasury Rate + 2%
  51            257             521,857           4,673,100
  52            236             553,337           3,918,461
  53            356             451,626           4,565,498
  54            360             264,487           2,717,557
  55            360             169,099           1,737,444
  56            356             432,786           4,457,119
  57            357             422,820           4,423,505
  58            360             393,655           4,206,283       Greater of Initial Term Interest Rate + 2% or Treasury Rate + 2%
  59            167             533,354           2,924,660
  60            256             424,514           3,906,005
  61            296             423,486           3,782,073
  62            356             391,431           4,037,024
  63            299             418,571           4,020,537
  64            355             375,044           3,843,796
  65            334             360,144           3,641,434
  66            359             334,309           3,530,148
  67            356             340,336           3,303,842       Greater of Initial Term Interest Rate + 2% or Treasury Rate + 2%
  68            297             352,855           3,132,619
  69            355             326,125           3,214,767
  70            358             313,497           3,277,422
  71            355             313,380           3,209,510
  72            349             323,837           3,168,446       Greater of Initial Term Interest Rate + 2% or 20-Year Tr
  73            300             312,163           2,821,852
  74            334             288,115           2,913,148
  75            356             284,478           2,972,369
  76            354             296,389           2,907,289
  77            359             259,356           2,801,735
  78            298             276,536           2,555,542
  79            257             280,969           2,580,140
  80            211             317,275           1,894,824
  81            239             282,051           2,015,477       Greater of Initial Term Interest Rate + 2% or Treasury Rate + 2%
  82            234             290,951             135,603
  83            354             223,544           2,289,130
  84            357             209,585           2,229,809
  85            358             204,142           2,128,013
  86            239             236,433           1,040,838
  87            356             210,321           2,142,867
  88            256             221,265           1,987,905
  89            355             208,102           2,104,118
  90            359             196,339           2,067,220
  91            237             228,288           1,612,295
  92            358             180,095           1,931,498
  93            329             182,635           1,795,330
  94            358             177,066           1,857,836
  95            237             205,947           1,463,919
  96            300             176,890           1,623,242
  97            359             171,554           1,826,162
  98            359             161,220           1,716,146
  99            359             155,019           1,650,140
 100            355             153,627           1,580,172
 101            360             144,398           1,539,533       Greater of Initial Term Interest Rate + 2% or Treasury Rate + 2%
 102            296             154,114           1,385,077
 103            298             145,821           1,328,155
 104            356             134,512           1,413,652
 105            297             143,876           1,291,306
 106            236             159,185              71,531
 107            352             132,140           1,344,522
 108            356             130,825           1,337,691
 109            296             136,788           1,229,358
 110            360             124,055           1,287,535
 111            356             127,159           1,261,170
 112            327             110,373           1,087,891
 113            257             114,652           1,052,845
 114            352             107,117           1,089,911
 115            354             109,400           1,048,534       Greater of Initial Term Interest Rate + 2% or Treasury Rate + 2%
 116            351              99,215           1,009,699
 117            352              96,581             982,707
 118            356              83,249             881,314
 119            350              74,192             755,182




---------------------------------------------------------------------------------------------------------------------------------
                                                                     YIELD
CONTROL #                CALL PROTECTION (11)                 MAINTENANCE SPREAD    YEAR BUILT   YEAR RENOVATED      UNITS/ROOMS
---------------------------------------------------------------------------------------------------------------------------------
    1           L(0), > YM or Decl. Fee(118), O(2)                  T-Flat
   1.a                                                                                 1998
   1.b                                                                                 1976
   1.c                                                                                 1985
   1.d                                                                                 1971
   1.e                                                                                 1998
   1.f                                                                                 2000
   1.g                                                                                 1998
   1.h                                                                                 1992
   1.I                                                                                 1998                              176
    2           L(31), D(85), O(4)                                                     1929           1990
    3           L(48), D(71), O(7)                                                     1977           1999             1,113
    4           L(48), D(71), O(7)                                                     1976           1999             1,179
    5           L(49), D or > YM or 1% (184), O(7)                  T-Flat             1956           1990
    6           L(48), D(68), O(4)                                                     1977           2000               440
    7           L(48), D(68), O(4)                                                     1974
    8           L(48), D(68), O(4)                                                     1973
    9           L(48), D(68), O(4)                                                     1994                              500
   10           L(48), D(68), O(4)                                                                                       498
  10.a                                                                                 1969           1990               110
  10.b                                                                                 1967           1996               101
  10.c                                                                                 1967           1997               287
   11           L(48), D(68), O(4)                                                     1990
   12           L(28), D(88), O(4)                                                     1979           2000
   13           L(48), D(68), O(4)                                                     1995                              254
   14           L(25), D(91), O(4)                                                     1975           1998
   15           L(48), D(68), O(4)                                                     1990                              364
   16           L(36), D(80), O(4)                                                     1990                              376
   17           L(48), D(68), O(4)                                                     1988
   18           L(48), D(65), O(7)                                                     1998                              126
   19           L(47), YM(10), D or YM(59), O(4)                    T-Flat             1997
   20           L(48), D(68), O(4)                                                     1999
   21           L(27), D(89), O(4)                                                     1957           2000               206
   22           L(48), D(68), O(4)                                                     1990                              276
   23           L(48), D(68), O(4)                                                     1990
   24           L(48), D(32), O(4)                                                     1987
   25           L(25), D(91), O(4)                                                     1982           1998
   26           L(29), D(51), O(4)                                                     1983
   27           L(48), D(68), O(4)                                                     1988
   28           L(48), D(68), O(4)                                                     1999                              200
   29           L(48), D(65), O(7)                                                     1910           2000
   30           L(48), D(68), O(4)                                                     1954           1988
   31           L(27), D(89), O(4)                                                     1998
   32           L(48), D(68), O(4)
  32.a                                                                                 1986           1990
  32.b                                                                                 1964           1996
  32.c                                                                                 1906           1974
   33           L(48), YM(69), O(4)                                 T-Flat             1988
   34           L(48), D(68), O(4)                                                     1983           1998
   35           L(48), D(68), O(4)                                                     1978           1998
   36           L(48), D(65), O(7)                                                     1998                              126
   37           L(26), D(90), O(4)                                                     1981           1986
   38           L(61), D(54), O(5)                                                     1984           1994
   39           L(48), D(68), O(4)                                                     1980           1999
   40           L(35), YM of 2% (36), YM of 1% (36), O(13)          T-Flat             1955           1988
   41           L(48), D(68), O(4)                                                     1985                              242
   42           L(36), D(80), O(4)                                                     1973           1988
   43           L(47), YM(69), O(4)                                 T-Flat             1996
   44           L(48), D(68), O(4)                                                     1987
   45           L(48), D(68), O(4)                                                     1983
   46           L(47), YM(69), O(4)                                 T-Flat             1994
   47           L(48), D(68), O(4)                                                     2000                              152
   48           L(48), YM(69), O(4)                                 T-Flat             1978
   49           L(48), D(68), O(4)                                                     1984
   50           L(48), D(68), O(4)                                                     1998           2000
   51           L(48), YM(69), O(4)                                 T-Flat             1994
   52           L(60), D(56), O(4)                                                     2000
   53           L(48), D(68), O(4)                                                     1965           1999
   54           L(48), D(68), O(4)                                                     1993
   55           L(48), D(68), O(4)                                                     1991
   56           L(48), D(68), O(4)                                                     1999
   57           L(36), D(80), O(4)                                                     1962           1999               172
   58           L(60), > YM or 1% (56), O(4)                        T-Flat             1996                              132
   59           L(47), YM(69), O(4)                                 T-Flat
  59.a                                                                                 1974           1996
  59.b                                                                                 1967           1991
  59.c                                                                                 1970           1990
  59.d                                                                                 1965           1996
   60           L(62), D(53), O(5)                                                     1963           1979
   61           L(60), > YM or 1% (56), O(4)                        T-Flat             1999                              910
   62           L(48), D(68), O(4)                                                     1984
   63           L(49), > YM or 1% (28), O(7)                        T-Flat             1989
   64           L(48), D(68), O(4)                                                     1986
   65           L(48), D(68), O(4)                                                     1974                              100
   66           L(48), D(68), O(4)                                                     2000
   67           L(48), D(68), O(4)                                                     1990
   68           L(49), > YM or 1% (64), O(7)                        T-Flat             1997                              684
   69           L(61), > YM or 1% (78), O(5)                        T-Flat             1999                              130
   70           L(48), D(68), O(4)                                                     1972           2000               134
   71           L(48), D(68), O(4)                                                     1999                               96
   72           L(47), D(66), O(7)                                                     1999
   73           L(48), D(68), O(4)                                                     1966           2000
   74           L(48), D(68), O(4)                                                     1974           1998                72
   75           L(48), D(68), O(4)                                                     1989
   76           L(35), D(81), O(4)                                                     1966           1999
   77           L(48), D(68), O(4)                                                     1988           1998               120
   78           L(48), D(68), O(4)                                                     1979                               85
   79           L(61), D(54), O(5)                                                     1987
   80           L(48), D(68), O(4)                                                     1988
   81           L(26), D(90), O(4)                                                     2000
   82           L(49), > YM or 1% (184), O(7)                       T-Flat             1967           1973               216
   83           L(48), D(68), O(4)                                                                                       112
  83.a                                                                                 1963                               56
  83.b                                                                                 1963                               56
   84           L(48), D(68), O(4)                                                     1983           1999                88
   85           L(48), D(68), O(4)                                                     1969           1996                56
   86           L(26), D(150), O(4)                                                    2000
   87           L(48), D(68), O(4)                                                     1979           1999
   88           L(47), YM(69), O(4)                                 T-Flat             1992
   89           L(48), D(68), O(4)                                                     1983                               73
   90           L(48), D(68), O(4)                                                     1986
   91           L(48), D(68), O(4)                                                     1980           2000
   92           L(48), D(68), O(4)                                                     1927           1988                41
   93           L(48), D(68), O(4)
  93.a                                                                                 1975
  93.b                                                                                 1970           1982
   94           L(48), D(68), O(4)                                                     1984           1999               150
   95           L(27), D(89), O(4)                                                     2000
   96           L(48), D(68), O(4)                                                     1965           1998
   97           L(48), D(68), O(4)                                                     1984                               67
   98           L(48), D(68), O(4)                                                     1984                               66
   99           L(48), D(68), O(4)                                                     1984           1993                62
   100          L(48), D(68), O(4)                                                     1961           2000                60
   101          L(48), D(68), O(4)                                                     1998
   102          L(48), D(68), O(4)                                                     1999                              407
   103          L(48), D(68), O(4)                                                     2000
   104          L(48), D(68), O(4)                                                     1948           2000               103
   105          L(48), D(68), O(4)                                                     1975           1979
   106          L(49), > YM or 1% (184), O(7)                       T-Flat             1983                               88
   107          L(49), > YM or 1% (64), O(7)                        T-Flat             1999
   108          L(47), D(69), O(4)                                                     1998
   109          L(48), D(68), O(4)                                                     1999                              404
   110          L(48), D(68), O(4)                                                     2000
   111          L(47),  D(72), O(1)                                                    1946           1990
   112          L(48), D(68), O(4)                                                     1970           1999                40
   113          L(61), D(54), O(5)                                                     1970           1995
   114          L(49), > YM or 1% (64), O(7)                        T-Flat             2000
   115          L(48), D(68), O(4)                                                     1969           2000
   116          L(49), > YM or 1% (64), O(7)                        T-Flat             1999
   117          L(49), > YM or 1% (64), O(7)                        T-Flat             1999
   118          L(48), D(68), O(4)                                                     1976           1999                88
   119          L(49), > YM or 1% (64), O(7)                        T-Flat             1999


------------------------------------------------------------------------------------------------------------------------------------
                                                                           CONTRACTUAL RECURRING                   CONTRACTUAL TI/LC
                            OCCUPANCY   OCCUPANCY   ENGINEERING RESERVE     REPLACEMENT RESERVE     TI/LC INITIAL   ($) (AMOUNT PER
CONTROL #  SQUARE FOOTAGE      RATE    AS OF DATE    AT ORIGINATION ($)    ($) (AMOUNT PER YEAR)     RESERVE ($)       YEAR) (10)
------------------------------------------------------------------------------------------------------------------------------------
    1        3,896,041        98.20%
   1.a         243,472       100.00%    2/10/01
   1.b         575,430        94.40%    1/31/01
   1.c         868,709        98.30%    2/10/01
   1.d         807,911        98.20%    3/21/01
   1.e         530,621       100.00%    2/10/01
   1.f         282,246       100.00%    2/10/01
   1.g         236,592       100.00%    2/10/01
   1.h         172,047        97.80%    2/10/01
   1.I         179,013        93.20%    3/23/01
    2          596,971       100.00%    10/6/00
    3                         91.20%    6/30/00           20,000                   19,920
    4                         90.00%    6/30/00                                    14,160
    5          444,180       100.00%    2/24/00                                    96,840
    6          156,850        69.80%   12/31/00                                   393,221
    7          183,945        93.20%    4/19/01           34,788                   44,655              150,000          288,000
    8          293,384        97.80%    4/19/01           10,798                   44,019               80,000          168,000
    9          439,880        93.80%    4/11/01                                   114,500
   10          297,176        76.64%                                              442,458
  10.a          85,040        71.05%   12/31/00
  10.b          46,500        70.48%   12/31/00
  10.c         165,636        79.81%   12/31/00
   11          146,340        98.70%    3/13/01                                    18,564               30,000
   12          762,776       100.00%    1/12/00                                    53,536
   13          286,922        96.80%    4/11/01                                    50,796
   14          165,337       100.00%    3/9/01            31,250                   33,840
   15          341,752        90.70%    4/11/01                                   110,652
   16          306,768        91.20%    3/29/01           37,500                  106,788
   17          183,012        99.30%   12/13/00           23,800                   38,244
   18           70,524        86.20%   12/31/00                                   175,092
   19           82,500       100.00%    7/1/00
   20          100,080        97.50%   11/30/00                                    20,016                               102,396
   21          211,150        96.60%   12/21/00           37,888                   51,500
   22          230,580        95.70%    4/11/01              500                   50,508
   23          154,698        90.00%    4/10/01                                    19,332
   24           97,485        99.10%    9/7/00                                     24,204                                97,572
   25          123,001        97.40%    3/9/01            25,000                   34,872
   26          255,019       100.00%   12/28/00
   27           68,729        95.80%   11/21/00           12,688                   13,059              140,000
   28          217,080        97.50%    9/13/00                                    40,000
   29          188,547        96.20%    12/7/00                                    18,840              150,000          120,000
   30           91,252       100.00%    11/1/00            5,926                   14,000
   31           90,415       100.00%   10/31/00                                    13,884
   32          436,573       100.00%                      11,560                   65,580
  32.a         158,622       100.00%   11/17/00
  32.b         116,707       100.00%   11/17/00
  32.c         161,244       100.00%   11/17/00
   33          106,049       100.00%    3/19/01
   34          107,092        98.00%    2/28/01                                    32,128                                85,800
   35           93,428        99.30%    2/19/01                                    25,226
   36           84,427        71.50%    9/30/00                                   132,384
   37          119,615        89.20%    3/21/01                                    12,000                               120,000
   38           71,827        94.00%    3/1/01
   39          164,500       100.00%    12/4/00                                    28,800                                12,000
   40           42,455        93.20%    3/1/01
   41          170,244        94.20%    1/30/01           17,125                   61,952
   42          158,110        85.80%    9/12/00           45,875                   31,622
   43           80,000       100.00%    7/1/00
   44           70,155        84.30%   10/24/00            6,125                   20,345               15,000           57,564
   45           67,551        86.40%    8/23/00            1,375                   13,896                                30,900
   46           46,326        97.40%    3/23/01
   47          166,560        98.00%    4/9/01                                     30,408
   48          182,207        98.90%    3/19/01
   49           81,833        96.20%    4/19/01                                    20,172               57,920           96,000
   50          210,370       100.00%    2/19/01                                    31,560                                50,004
   51           97,294        98.70%    3/19/01
   52           41,716       100.00%    9/30/00            1,875                    4,176                                68,688
   53           39,071       100.00%    9/11/00            1,250                    6,000                                21,600
   54           35,163       100.00%    2/1/01                                      5,280              150,000           15,000
   55           34,760       100.00%    4/1/01            17,438                   11,561              150,000           15,000
   56           59,580       100.00%    12/4/00                                     4,464
   57          118,400        93.00%    12/1/00            1,250                   31,284
   58          113,300        97.00%    1/31/01            1,250                   25,680
   59          199,230       100.00%
  59.a          50,795       100.00%    3/13/01
  59.b          36,716       100.00%    3/1/00
  59.c          38,471       100.00%    3/1/00
  59.d          73,248       100.00%    3/1/00
   60           59,933        86.90%    3/1/01
   61           73,675        85.80%    4/1/01                                      7,368
   62           71,923        92.40%    12/5/00            3,360                   14,400              100,000           75,528
   63           33,639       100.00%    1/9/01            27,500                    9,432               18,000           26,400
   64           45,704       100.00%    8/28/00                                     7,320                                47,988
   65           82,460       100.00%    2/28/01           41,125                   25,800
   66           36,134       100.00%    2/26/01                                     5,472                                22,224
   67           50,000       100.00%    9/14/00           21,919                   15,000
   68           60,793        92.00%   12/14/00
   69           87,742        96.90%    3/31/01                                    26,004
   70           98,546       100.00%    2/28/01                                    20,100
   71           79,200        94.80%    3/23/01
   72           34,009        83.10%    3/1/01                                      5,100              145,222           15,000
   73           60,000       100.00%   12/21/00                                    12,160                                66,000
   74           91,032        98.60%    1/11/01           61,625                   20,244
   75          108,940        97.40%   12/20/00            5,563                   21,780
   76           45,765        95.50%    10/5/00                                    10,171                                22,884
   77          117,600        99.20%    2/12/01            7,500                   46,680
   78           84,200        98.80%    1/26/01                                    23,292
   79           25,769       100.00%    3/1/01
   80           60,071        92.60%    12/1/00                                     6,000               30,000           30,000
   81           30,950       100.00%    3/5/01                                      3,120
   82          191,097        95.80%    3/31/01           89,928                   64,800
   83           63,008        97.30%                      18,350                   31,872
  83.a          30,968        98.20%    10/5/00
  83.b          32,040        96.40%    10/5/00
   84           44,480        98.00%    2/28/01           63,750                   22,884
   85           56,770       100.00%   10/11/00            1,500                    8,232
   86           23,942       100.00%    12/1/00                                     3,600
   87           46,780        98.50%    8/31/00                                     8,400               35,000           38,760
   88           15,786       100.00%    3/13/98
   89           43,200        97.30%   10/13/00                                    16,416
   90           74,147       100.00%    3/1/01                                     11,160                                10,476
   91          126,392       100.00%    1/3/01            41,375                   30,720                                13,200
   92           20,986       100.00%    4/1/01                                     12,300
   93           31,330        95.10%                       3,688                   12,036                                12,000
  93.a          25,355        93.90%    11/1/00
  93.b           5,975       100.00%   10/31/00
   94          103,650        97.70%    3/1/01            68,750                   36,456
   95           14,052       100.00%   10/24/00                                     2,112               50,000
   96           60,879       100.00%    1/29/01              625                   12,180
   97           40,896        97.00%    3/1/01            10,750                   16,800
   98           33,408        98.50%    3/1/01             7,063                   14,196
   99           37,440        98.40%    3/1/01            21,750                   13,836
   100          68,400        98.30%   11/21/00            8,506                   18,060
   101          10,125       100.00%    3/20/01                                     1,524
   102          49,550        96.30%    3/30/01                                     8,244
   103          13,905       100.00%    1/11/01                                     2,100
   104          83,080        90.30%   10/17/00                                    26,772
   105          24,705       100.00%    12/1/00                                     6,996               20,000           27,000
   106          67,968       100.00%    3/31/01           14,250                   21,975
   107          14,000       100.00%    2/23/01                                     1,404
   108          17,570       100.00%    4/2/00             1,375                    2,625                                22,800
   109          46,425        96.80%    3/31/01                                     8,251
   110          10,250       100.00%    3/31/01                                     1,640                                 7,500
   111          57,656        91.10%   12/13/00           69,400                   37,081
   112          28,800       100.00%    1/1/01            10,000                   12,240
   113          10,125       100.00%    3/1/01
   114          12,040       100.00%    2/23/01                                     1,200
   115          33,984       100.00%   10/31/00
   116          10,150       100.00%    2/23/01                                     1,020
   117          10,081       100.00%    2/23/01                                     1,020
   118          73,776       100.00%   10/12/00                                    22,000
   119           7,468       100.00%    2/23/01                                     1,044



------------------------------------------------------------------------------------------------------------------------------------
                       MAJOR TENANT 1 (COMMERCIAL                                                       MAJOR TENANT 2 (COMMERCIAL
                      PROPERTIES - AT LEAST 10% OF            MAJOR TENANT 1      MAJOR TENANT 1      PROPERTIES - AT LEAST 10% OF
CONTROL #                       TOTAL SF)                      SQUARE FEET       LEASE EXPIRATION               TOTAL SF)
------------------------------------------------------------------------------------------------------------------------------------
    1
   1.a                      Advanta Mortgage                    127,000             10/31/08
   1.b             Pierce Leahy (Iron Mountain, Inc.)            86,857              7/31/07
   1.c                 Ryder Integrated Logistics               170,425              8/1/01                 Astropower, Inc.
   1.d                  SMT Dynamics Corporation                 87,618              7/31/05
   1.e                           Parago                          99,060             12/31/03                Airborne Freight
   1.f                     Sanmina Corporation                  104,104              6/30/05            Alcatel USA Sourcing LP
   1.g                      Linen's 'N Things                    34,040              1/31/14                    CompUSA
   1.h                 Publix Super Markets, Inc.                65,537              8/26/12            Designer Shoe Warehouse
   1.I
    2                        Chase Manhattan                    596,971             12/31/06
    3
    4
    5                        IDT Corporation                    444,180              3/31/20
    6
    7                  First Health Services Corp.               33,870               37652
    8                     American Fast Freight                  83,217               37833                General Parts Inc.
    9
   10
  10.a
  10.b
  10.c
   11                  Crabbe, Brown, Jones et.al.               29,847             10/25/11            Groner, Boyle & Quillin
   12                  Lexmark International, Inc.              762,776              6/3/10
   13
   14                             Kmart                         140,580              1/31/24
   15
   16
   17                          Jewel/Osco                        64,925              1/31/09                  Hobby Lobby
   18
   19                    Ligand Pharmaceuticals                  82,500              1/1/15
   20                    Denbury Resources, Inc.                 60,000              7/31/09            Legacy Executive Suites
   21
   22
   23               E.I. Dupont DeNemours and Company            69,620              8/31/03         Fairpoint Communications, Inc.
   24
   25                             Kmart                         119,795              1/31/24
   26                      Jones Apparel Group                  255,019              3/25/13
   27                       Party Supermarket                    10,000              4/17/02                  Olive Garden
   28
   29                        Cuyahoga County                     65,529              8/31/03              GTE Global Networks
   30
   31                             Giant                          66,935              12/1/18                    Rite-Aid
   32
  32.a               Amweld Building Products, Inc.             158,622             12/31/13
  32.b                     Foremost Duct, Inc.                  116,707             12/31/15
  32.c               Amweld Building Products, Inc.             161,244              6/30/09
   33                           THQ, Inc.                        45,058              6/30/02                    Alcatel
   34                            Publix                          36,464             11/30/04                   Walgreens
   35                            Publix                          36,000              3/31/07             Eckerd Drug Co. #2809
   36
   37                          First Bank                        93,659             12/31/12
   38                   Holy Cross Surgery Center                10,884             10/31/06               NMC-Mission Hills
   39                  Danvers Industrial Packing                85,300              1/31/13                    Abiomed
   40                    Kivowitz/Rubens/Wilson                   6,183             11/30/04             Arnold W. Klein, M.D.
   41
   42                      Shaw's Supermarkets                   43,710              6/30/13                    BIG LOTS
   43                     Olympus America, Inc.                  80,000             12/23/06
   44                     Planet Fitness (Gym)                   15,843              7/31/07
   45               Italian American Club of Tamarac             13,288              4/30/04             Lord's Gym of Tamarac
   46                        Ralph's Grocery                     28,000              7/31/13
   47
   48                      Aerovironment, Inc.                   19,720              9/30/02
   49                   California Highway Patrol                26,745              5/31/07         Department of Consumer Affairs
   50                       Graham Packaging                    210,370              8/30/10
   51                         EDD/PSSA/WDD                       15,971              8/31/01               County of Ventura
   52                       Allegro Networks                     20,916              5/31/07               Alteon Web Systems
   53                           Walgreens                        13,905              9/30/57                  Home Choice
   54                    Veterans Administration                 35,163              3/18/08
   55                    Veterans Administration                 34,760              4/30/06
   56                           Food Lion                        33,000              8/31/19
   57
   58
   59
  59.a                 Performance Water Products                26,130              9/30/05
  59.b                       DEC Fabricators                     17,130              4/30/04
  59.c                   Motorcycle Stuff, Inc.                  23,330              3/31/02
  59.d                      Maxwell Products                     38,121             10/14/02                   Duro Dyne
   60                  Cor Healthcare Med. Assoc.                 6,470              3/31/04
   61
   62                     Sugarland Properties                    9,294             12/31/03
   63                            Kaiser                          15,984             10/15/09                   Firestone
   64                          LJMG, Inc.                        15,077             11/30/05            Pleasant Travel Services
   65
   66                    Qualia Computing, Inc.                  23,301             12/31/10          Advanced Technology Systems
   67                        Federal Express                     50,000              9/30/10
   68
   69
   70
   71
   72                 Associated Air Products, Inc.              14,890              7/31/12         ParkStone Medical Information
   73         MediaOne of Massachusetts dba AT&T Broadband       60,000              1/1/11
   74
   75                           Wal-Mart                         74,380              1/30/10
   76
   77
   78
   79                    Total Renal Care, Inc.                   7,712             10/31/10               Drs. Kroop & Marsh
   80                       C.S. Wo and Sons                     10,572              4/14/08         Suncable Vision (Time Warner)
   81                         Trinity Homes                      21,348             10/31/12           Hamilton Title Securities
   82
   83
  83.a
  83.b
   84
   85
   86                         Staples, Inc.                      23,942              9/30/15
   87                            Eckerd                           8,640              6/18/03                 Dollar General
   88                  Mitchell Litt Antique Store               15,786              3/31/08
   89
   90                     Redstone Foods, Inc.                   51,147              5/31/15                The Trade Group
   91                           Big Kmart                        83,552              8/31/10                   Gold's Gym
   92
   93
  93.a                       Bank of America                     12,787              7/31/09        Moody Jones Montefusco & Krause
  93.b                 Lakdas Yohalem Engineering                 2,150             12/31/05              South East Architect
   94
   95                           SprintCom                         2,659              6/30/05                 Pearle Vision
   96                        US Post Office                      36,553              1/27/17              CIGNA Mail Facility
   97
   98
   99
   100
   101                        CVS/pharmacy                       10,125              1/31/19
   102
   103                        Walgreen Co.                       13,905              1/31/60
   104
   105                        Kwon's Karate                       6,500              8/1/02                  Artful Framer
   106
   107                       Hallmark Cards                       4,800             11/30/04                Honey Baked Hams
   108                     Milano's Restaurant                    3,120             11/30/03              Play It Again Sports
   109
   110                   Hollywood Entertainment                  5,000              7/31/10          Little Caesar's Enterprises
   111           City of New Haven Department of Health          17,380             12/31/03            Williams Communications
   112
   113                     St. Joseph Hospital                   10,125              7/31/10
   114                         Dollar Tree                        4,550              3/31/05                 $1.50 Cleaners
   115               The Travelers Indemnity Company             33,984              6/30/15
   116                         RadioShack                         2,100              6/30/09              Cigarettes Cheaper!
   117                         Blockbuster                        3,500             10/31/09              Friedman's Jewelers
   118
   119                         Blockbuster                        4,999              7/31/09                     Suncom




----------------------------------------------------------------------------------------------------------------------------
                                                          MAJOR TENANT 3
           MAJOR TENANT 2     MAJOR TENANT 2         (COMMERCIAL PROPERTIES - AT     MAJOR TENANT 3        MAJOR TENANT 3
CONTROL #   SQUARE FEET      LEASE EXPIRATION          LEAST 10% OF TOTAL SF)         SQUARE FEET         LEASE EXPIRATION
----------------------------------------------------------------------------------------------------------------------------
   1
   1.a
   1.b
   1.c        130,800             9/30/10             The Reliable Corporation          119,653                 11/30/08
   1.d
   1.e         64,153             7/31/04                      Sanijet                   62,478                 9/30/03
   1.f        104,104             8/31/05             Arch Communications Group          48,526                 10/31/07
   1.g         28,900             9/30/13                  Barnes & Noble                26,972                 3/31/14
   1.h         25,000             1/31/05                     Kids R Us                  18,600                 1/31/18
   1.I
    2
    3
    4
    5
    6
    7
    8          54,150             9/30/03               McKesson Corporation             39,450                 07/31/07
    9
   10
  10.a
  10.b
  10.c
   11          21,975             6/30/03
   12
   13
   14
   15
   16
   17          55,104            10/31/08                Bally Total Fitness             25,056                 6/30/14
   18
   19
   20          12,500             4/30/13                 Dynamicsoft, Inc.              12,500                 11/30/05
   21
   22
   23          31,895            12/31/04          General Services Administration       20,330                 1/31/05
   24
   25
   26
   27           8,300             5/22/03
   28
   29          40,263             1/31/09                Cable and Wireless              19,334                 2/29/12
   30
   31          11,180            11/22/18
   32
  32.a
  32.b
  32.c
   33          27,204             3/31/06
   34          13,000             9/30/22
   35          10,000            10/31/08
   36
   37
   38          10,639             3/1/06
   39          79,200             2/28/10
   40           5,291             9/30/01               Mickey Fine Pharmacy              5,031                 12/31/03
   41
   42          26,200             1/31/06
   43
   44
   45           9,626            12/31/07             American Jewelry Exchange           7,627                 10/31/09
   46
   47
   48
   49          10,252             6/30/10
   50
   51          11,238             5/31/03
   52          20,800             5/31/01
   53           4,000             1/1/04                     Spin Cycle                   4,000                  8/6/08
   54
   55
   56
   57
   58
   59
  59.a
  59.b
  59.c
  59.d         35,127             2/28/04
   60
   61
   62
   63           5,120             2/28/10                        CPB                      3,648                 12/31/01
   64          14,378             5/31/04             Digital Medical Register            8,529                 5/31/03
   65
   66           7,404             6/30/05
   67
   68
   69
   70
   71
   72           4,000             4/30/04
   73
   74
   75
   76
   77
   78
   79           3,707            10/31/03
   80           9,492            12/31/03
   81           9,602             2/28/12
   82
   83
  83.a
  83.b
   84
   85
   86
   87           8,000             6/30/04                    Blockbuster                  6,000                 11/30/03
   88
   89
   90          23,000             8/31/03
   91          21,000            10/21/10
   92
   93
  93.a          6,945             4/30/07
  93.b          1,100            12/31/03                 Joseph & Company                  850                 12/31/03
   94
   95           2,479             6/30/10                Southwestern Camera              1,592                 1/31/06
   96          24,326            11/30/03
   97
   98
   99
   100
   101
   102
   103
   104
   105          3,560             8/1/02                      China Wok                   3,160                  2/1/05
   106
   107          2,880             7/31/07                    RadioShack                   2,400                 1/31/10
   108          2,800            11/30/03                Mattress Warehouse               2,400                 1/31/02
   109
   110          1,400             6/30/05             Big Mail Box & Copy Shop            1,400                 5/31/05
   111         13,294             5/31/10                 Adelphia Business               8,171                 8/31/10
   112
   113
   114          2,450             4/30/10                   Quizno's Subs                 1,400                 7/31/05
   115
   116          1,610             7/31/05                   Quizno's Subs                 1,540                 5/31/04
   117          1,680            12/31/05                   Cellular One                  1,547                 8/31/05
   118
   119          1,314             5/31/05               Park Avenue Cleaners              1,155                 8/31/09




----------------------------------------------------------------------------
                               DESCRIPTION OF
                                  LOCK BOX

CONTROL #                      (HARD OR SOFT)                      CONTROL #
----------------------------------------------------------------------------
    1                                                                  1
   1.a                                                                1.a
   1.b                                                                1.b
   1.c                                                                1.c
   1.d                                                                1.d
   1.e                                                                1.e
   1.f                                                                1.f
   1.g                                                                1.g
   1.h                                                                1.h
   1.I                                                                1.I
    2                       Hard, In-Place (A/B)                       2
    3                          Hard, In-Place                          3
    4                          Hard, In-Place                          4
    5                          Hard, In-Place                          5
    6                       Hard, In-Place (A/B)                       6
    7                       Hard, In-Place (A/B)                       7
    8                       Hard, In-Place (A/B)                       8
    9                                                                  9
   10                       Hard, In-Place (A/B)                      10
  10.a                                                               10.a
  10.b                                                               10.b
  10.c                                                               10.c
   11                                                                 11
   12                          Hard, Springing                        12
   13                                                                 13
   14                          Hard, Springing                        14
   15                                                                 15
   16                                                                 16
   17                          Hard, Springing                        17
   18                                                                 18
   19                                                                 19
   20                          Hard, In-Place                         20
   21                                                                 21
   22                                                                 22
   23                                                                 23
   24                          Hard, Springing                        24
   25                          Hard, Springing                        25
   26                          Hard, Springing                        26
   27                                                                 27
   28                                                                 28
   29                                                                 29
   30                                                                 30
   31                                                                 31
   32                       Hard, In-Place (A/B)                      32
  32.a                                                               32.a
  32.b                                                               32.b
  32.c                                                               32.c
   33                                                                 33
   34                                                                 34
   35                                                                 35
   36                                                                 36
   37                          Hard, Springing                        37
   38                                                                 38
   39                          Hard, Springing                        39
   40                                                                 40
   41                                                                 41
   42                          Hard, Springing                        42
   43                                                                 43
   44                                                                 44
   45                                                                 45
   46                                                                 46
   47                                                                 47
   48                                                                 48
   49                       Hard, In-Place (A/B)                      49
   50                          Hard, Springing                        50
   51                                                                 51
   52                          Hard, Springing                        52
   53                                                                 53
   54                                                                 54
   55                                                                 55
   56                                                                 56
   57                                                                 57
   58                          Hard, Springing                        58
   59                                                                 59
  59.a                                                               59.a
  59.b                                                               59.b
  59.c                                                               59.c
  59.d                                                               59.d
   60                                                                 60
   61                                                                 61
   62                                                                 62
   63                          Hard, Springing                        63
   64                       Hard, In-Place (A/B)                      64
   65                                                                 65
   66                                                                 66
   67                          Hard, Springing                        67
   68                          Hard, Springing                        68
   69                                                                 69
   70                                                                 70
   71                                                                 71
   72                          Hard, Springing                        72
   73                          Hard, Springing                        73
   74                                                                 74
   75                       Hard, In-Place (A/B)                      75
   76                                                                 76
   77                                                                 77
   78                                                                 78
   79                                                                 79
   80                                                                 80
   81                       Hard, In-Place (A/B)                      81
   82                                                                 82
   83                                                                 83
  83.a                                                               83.a
  83.b                                                               83.b
   84                                                                 84
   85                                                                 85
   86                          Hard, Springing                        86
   87                       Hard, In-Place (A/B)                      87
   88                                                                 88
   89                                                                 89
   90                                                                 90
   91                          Hard, Springing                        91
   92                                                                 92
   93                                                                 93
  93.a                                                               93.a
  93.b                                                               93.b
   94                                                                 94
   95                                                                 95
   96                                                                 96
   97                                                                 97
   98                                                                 98
   99                                                                 99
   100                                                                100
   101                         Hard, Springing                        101
   102                                                                102
   103                                                                103
   104                                                                104
   105                                                                105
   106                                                                106
   107                         Hard, Springing                        107
   108                                                                108
   109                                                                109
   110                         Hard, Springing                        110
   111                         Hard, Springing                        111
   112                                                                112
   113                                                                113
   114                         Hard, Springing                        114
   115                         Hard, Springing                        115
   116                         Hard, Springing                        116
   117                         Hard, Springing                        117
   118                                                                118
   119                         Hard, Springing                        119



(1) The Underlying Mortgage Loan secured by Towerpoint Resort Mobile Home Park follows the following amortization schedule: Payments 1-18 are interest only. Payments 19-60 are in the amount of $146,227 based on a 360 month amortization. Payments 61-126 are in the amount of $149,652 based on a 300 month amortization.

(2) The Underlying Mortgage Loan secured by Good Life Mobile Home Park follows the following amortization schedule: Payments 1-18 are interest only. Payments 19-60 are in the amount of $142,108 based on a 360 month amortization. Payments 61-126 are in the amount of $145,436 based on a 300 month amortization.

(3) The Underlying Mortgage Loan secured by IDT Building follows the following amortization schedule: Payments 1-120 are in the amount of $252,204.82 based on a 300 month amortization. Payments 121-240 are in the amount of $325,559.24 based on a 120 month amortization.

(4) The Underlying Mortgage Loan secured by Caribbean Isle Apartments follows the following amortization schedule: Payments from June 1, 2001 through August 1, 2002 are interest only in a fixed amount of $103,585.27. Payments from September 1, 2002 through the maturity date are in the amount of $112,938.23 based on a 342 month amortization.

(5) The Underlying Mortgage Loan secured by FedEx Building follows the following amortization schedule: Payments 1-59 are in the amount of $28,361.35 based on a 360 month amortization. Payments 60-120 are in the amount of $29,783.57 based on a 300 month amortization.

(6) The Underlying Mortgage Loan secured by 90 Lamberton Road Building follows the following amortization schedule: Payments 1-59 are in the amount of $9,116.63 based on a 360 month amortization. Payments 60-120 are in the amount of $9,557.83 based on a 300 month amortization.

(7)  Assumes a Cut-off Date of May 1, 2001.

(8) In the case of cross-collateralized and/or cross-defaulted Underlying Mortgage Loans, the combined LTV and DSCR is presented for each and every related Underlying Mortgage Loan.

(9) In the case of Mortgage Loans with Interest Only Periods and Fixed-Step loan terms, the annual payment presented herein reflects the amount due during the Original Amortization Term.

(10) The 500 South Front Street loan requires deposits of $15,417 for months 1-12; $25,000 months 13-24; $21,667 months 25-36; $16,250 months 37-96;
     $15,417 months 97-120. The 500 South Front Street loan requires an additional monthly deposit of $8,750 for months 1-8.

(11) Under the terms of the lease for the sole tenant occupying the Two Chase Manhattan Plaza Property, the tenant is permitted an option to purchase said property. In connection with the aforementioned purchase option, the related borrower has been granted the ability to prepay the Mortgage Loan with the payment of a specified premium during a period when the loan would otherwise have been locked out or would have required defeasance.

(12) The fixed interest only payment amount for the Underlying Mortgage Loan secured by Carribbean Isle Apartments, as described above in footnote 4, was calculated for the full interest only term on an Actual/360 basis and divided by the actual number of months of the interest only term. Therefore, the monthly interest only payments are effectively collected and applied based on an interest rate of 8.39% when calculated on a 30/360 basis.

       MORTGAGED REAL PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS
       -----------------------------------------------------------------


                                                                                  % OF INITIAL             MAXIMUM CUT-
                                       NUMBER OF                CUT-OFF DATE         MORTGAGE                OFF DATE
                                      PROPERTIES/                PRINCIPAL             POOL                 PRINCIPAL
SPECIFIC PROPERTY TYPE                   LOANS                    BALANCE             BALANCE                BALANCE
------------------------------------------------------------------------------------------------------------------------------------
Multifamily                               34                    $173,680,750           19.12               $22,000,000
Office-CBD                                 6                    $129,958,866           14.31               $69,709,807
Retail-Anchored                           15                    $116,756,174           12.85               $14,975,000
Warehouse                                 13                     $97,513,761           10.74               $18,270,863
Office-Surburban                          10                     $61,239,598            6.74               $12,961,812
Warehouse/Office                          12                     $58,961,799            6.49               $16,979,316
Office/Retail                              4                     $44,747,950            4.93               $19,078,070
Hotel-Full Service                         4                     $43,650,980            4.81               $22,924,256
Manufactured Housing                       2                     $39,900,000            4.39               $20,235,000
Office/Medical                             8                     $38,457,464            4.23               $9,213,768
Retail-Shadow Anchor                       9                     $22,873,522            2.52               $9,718,584
Hotel-Limited Service                      2                     $21,771,063            2.40               $13,305,184
Retail-Unanchored                          8                     $17,136,869            1.89               $3,289,073
Office/Other                               3                     $14,765,841            1.63               $5,725,803
Multifamily/Retail                         1                     $12,400,000            1.37               $12,400,000
Self Storage                               4                     $11,543,411            1.27               $4,580,236
Warehouse/Other                            1                      $2,920,726            0.32               $2,920,726
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average                   136                    $908,278,773          100.00              $69,709,807



      MINIMUM           AVERAGE CUT-        WTD. AVG.
   CUT-OFF DATE          OFF DATE         CUT-OFF DATE           WTD. AVG. CUT-
     PRINCIPAL           PRINCIPAL          DSC RATIO             OFF DATE LTV
      BALANCE             BALANCE              (X)                 RATIO (%)
--------------------------------------------------------------------------------
     $996,955            $5,108,257           1.39                  75.25
   $4,298,417           $21,659,811           1.55                  59.87
   $2,287,475            $7,783,745           1.77                  65.95
     $948,249            $7,501,059           2.79                  42.10
     $371,348            $6,123,960           1.94                  57.33
     $855,979            $4,913,483           1.36                  70.20
   $4,495,307           $11,186,987           1.36                  67.51
   $3,569,952           $10,912,745           1.53                  47.37
  $19,665,000           $19,950,000           1.22                  78.24
   $1,268,899            $4,807,183           1.43                  67.38
   $1,094,422            $2,541,502           1.34                  73.88
   $8,465,879           $10,885,532           1.47                  69.56
     $839,904            $2,142,109           1.47                  64.00
   $3,479,452            $4,921,947           1.36                  58.98
  $12,400,000           $12,400,000           1.21                  70.86
   $1,493,440            $2,885,853           1.43                  66.03
   $2,920,726            $2,920,726           1.30                  73.94
--------------------------------------------------------------------------------
     $371,348            $6,678,520           1.65                  64.01



   WTD. AVG.                              WTD. AVG.            WTD. AVG.
 MATURITY/ARD         WTD. AVG.           MORTGAGE          ORIGINAL TERM TO
 LTV RATIO (%)        OCCUPANCY         INTEREST RATE        MATURITY (MOS)
   (1) (3)           RATE (%)(2)             (%)                  (1)
--------------------------------------------------------------------------------
    67.26               95.47               7.496                123
    50.01               98.53               7.958                148
    57.49               98.19               7.387                120
    36.80               98.76               7.038                120
    50.22               96.78               7.355                120
    58.60               99.60               7.694                114
    60.96               98.42               8.014                107
    38.63                 NA                7.600                120
    69.81                 NA                7.840                126
    57.63               95.88               7.362                120
    64.74               96.32               7.896                120
    58.66                 NA                8.619                120
    50.64               96.12               7.823                128
    47.55               95.51               7.701                120
    63.93               96.60               7.840                120
    54.51               90.79               7.933                120
    47.97               92.60               8.350                120
--------------------------------------------------------------------------------
    55.53               97.33               7.602                124



     (1)  Calculated with respect to the Anticipated Repayment Date for ARD
          Loans.

     (2) Occupancy Rates were calculated based upon rent rolls made available to the mortgage loan originator by the related borrowers as of the rent roll dates set forth on Annex A-1 to this Prospectus Supplement without reference to hotel properties or manufactured housing properties.

     (3)  Calculated by excluding fully amortizing loans.

MORTGAGED REAL PROPERTIES BY STATE FOR ALL MORTGAGE LOANS
---------------------------------------------------------


                                                                                        % OF INITIAL            MAXIMUM CUT-
                                    NUMBER OF LOANS                CUT-OFF DATE           MORTGAGE                OFF DATE
                                      PROPERTIES/                   PRINCIPAL               POOL                 PRINCIPAL
             STATE                       LOANS                       BALANCE               BALANCE                BALANCE
------------------------------------------------------------------------------------------------------------------------------------
          California                      27                       $159,912,188             17.61               $18,270,863
            Florida                       18                        $89,499,288              9.85               $14,823,000
           New York                        2                        $78,923,575              8.69               $69,709,807
             Texas                        16                        $65,438,130              7.20               $12,961,812
           Tennessee                       5                        $55,595,851              6.12               $22,000,000
            Arizona                        4                        $54,936,854              6.05               $20,235,000
            Hawaii                         6                        $51,067,013              5.62               $22,924,256
             Ohio                         10                        $50,728,257              5.59               $19,078,070
           Illinois                        3                        $40,001,969              4.40               $14,975,000
         Pennsylvania                      6                        $33,280,465              3.66                $9,969,432
        North Carolina                     4                        $32,824,400              3.61               $12,369,688
          New Jersey                       1                        $29,965,904              3.30               $29,965,904
            Alaska                         2                        $22,652,565              2.49               $11,958,106
            Indiana                        2                        $19,874,130              2.19               $16,979,316
         Massachusetts                     4                        $16,397,003              1.81                $7,700,000
            Georgia                        6                        $15,954,097              1.76                $6,358,609
           Delaware                        1                        $15,232,844              1.68               $15,232,844
     District Of Columbia                  1                        $12,400,000              1.37               $12,400,000
          Washington                       1                         $8,465,879              0.93                $8,465,879
         North Dakota                      1                         $7,994,216              0.88                $7,994,216
         New Hampshire                     1                         $7,207,137              0.79                $7,207,137
          Connecticut                      3                         $6,382,244              0.70                $3,790,066
           Louisiana                       3                         $5,810,437              0.64                $2,773,302
        South Carolina                     1                         $4,995,860              0.55                $4,995,860
           Maryland                        1                         $4,580,236              0.50                $4,580,236
           Michigan                        1                         $4,458,184              0.49                $4,458,184
            Nevada                         1                         $3,737,754              0.41                $3,737,754
          Mississippi                      1                         $3,347,637              0.37                $3,347,637
            Alabama                        2                         $2,592,180              0.29                $1,595,224
         Rhode Island                      1                         $2,395,797              0.26                $2,395,797
           Virginia                        1                         $1,626,678              0.18                $1,626,678
------------------------------------------------------------------------------------------------------------------------------------
Total/ Weighted Average                  136                       $908,278,773            100.00               $69,709,807





        MINIMUM             AVERAGE CUT-                                                 WTD. AVG.                 WTD. AVG.
     CUT-OFF DATE             OFF DATE              WTD. AVG. CUT-                        CUT-OFF                MATURITY/ARD
       PRINCIPAL             PRINCIPAL               OFF DATE DSC                        DATE LTV                 LTV RATIO(%)
        BALANCE               BALANCE                  RATIO (X)                          RATIO (%)                (1) (2)
------------------------------------------------------------------------------------------------------------------------------------
        $855,979            $5,922,674                  1.95                               53.31                    45.20
        $371,348            $4,972,183                  1.54                               69.96                    62.51
      $9,213,768           $39,461,787                  1.72                               53.15                    47.39
        $839,904            $4,089,883                  2.21                               56.82                    51.32
      $1,495,851           $11,119,170                  1.31                               78.46                    71.05
      $7,389,616           $13,734,214                  1.61                               71.54                    64.09
      $2,920,726            $8,511,169                  1.50                               51.31                    41.66
        $948,249            $5,072,826                  1.28                               75.57                    66.02
     $11,590,000           $13,333,990                  1.36                               77.23                    68.29
      $1,569,517            $5,546,744                  1.35                               74.38                    63.47
      $2,287,475            $8,206,100                  1.37                               70.67                    61.78
     $29,965,904           $29,965,904                  1.20                               68.73                      NA
     $10,694,460           $11,326,283                  1.46                               71.92                    56.82
      $2,894,814            $9,937,065                  1.30                               67.31                    53.87
      $2,197,003            $4,099,251                  1.52                               66.43                    55.53
      $1,750,000            $2,659,016                  2.36                               56.25                    50.98
     $15,232,844           $15,232,844                  3.86                               28.73                    28.73
     $12,400,000           $12,400,000                  1.21                               70.86                    63.93
      $8,465,879            $8,465,879                  1.51                               68.83                    57.50
      $7,994,216            $7,994,216                  1.42                               71.06                    63.03
      $7,207,137            $7,207,137                  1.32                               65.52                    58.79
      $1,195,728            $2,127,415                  1.33                               72.23                    63.43
      $1,497,368            $1,936,812                  1.26                               78.53                    70.76
      $4,995,860            $4,995,860                  1.25                               81.57                    72.77
      $4,580,236            $4,580,236                  1.37                               68.36                    56.45
      $4,458,184            $4,458,184                  1.25                               70.76                    50.30
      $3,737,754            $3,737,754                  1.25                               70.19                    60.37
      $3,347,637            $3,347,637                  1.43                               71.23                    63.24
        $996,955            $1,296,090                  1.49                               55.75                    49.37
      $2,395,797            $2,395,797                  1.27                               74.40                    32.32
      $1,626,678            $1,626,678                  2.07                               46.48                    37.95
------------------------------------------------------------------------------------------------------------------------------------
        $371,348            $6,678,520                  1.65                               64.01                    55.53



                            WTD. AVG                WTD. AVG
        WTD. AVG.           MORTGAGE             ORIGINAL TERM
     OCCUPANCY RATE         INTEREST              TO MATURITY
         (%) (3)             RATE (%)              (MOS) (1)
-----------------------------------------------------------------
          97.87              7.365                    117
          95.38              7.675                    120
         100.00              7.710                    120
          98.77              7.327                    120
          94.18              7.247                    120
          94.30              7.577                    124
          97.09              7.683                    117
          97.96              7.858                    120
          99.01              7.508                    120
          98.86              7.665                    109
          94.35              7.627                    120
         100.00              8.900                    240
          95.37              7.660                    120
         100.00              7.665                    120
         100.00              7.588                    120
          96.53              7.123                    120
          98.30              6.635                    120
          96.60              7.840                    120
           NA                8.350                    120
          89.20              7.630                    120
          85.80              8.010                    120
          98.05              8.248                    120
          98.00              8.299                    209
         100.00              7.800                    120
          85.80              7.930                    120
         100.00              8.100                    120
          96.90              7.870                    144
          97.40              7.600                    120
          94.03              7.482                    120
         100.00              7.750                    180
         100.00              7.600                    120
-----------------------------------------------------------------
          97.33              7.602                    124



     (1)  Calculated with respect to the Anticipated Repayment Date for ARD
          Loans.

     (2)  Calculated by excluding fully amortizing loans.

     (3) Occupancy Rates were calculated based upon rent rolls made available to the mortgage loan originator by the related borrowers as of the rent roll dates set forth on Annex A-1 to this Prospectus Supplement without reference to hotel properties or manufactured housing properties.

RANGE OF CUT-OFF DATE BALANCES FOR ALL MORTGAGE LOANS
-----------------------------------------------------

                                                                                                                        MINIMUM
                                                                         % OF INITIAL        MAXIMUM CUT-               CUT-OFF
                                                    CUT-OFF DATE           MORTGAGE           OFF DATE                   DATE
   RANGE OF CUT-OFF DATE          NUMBER OF          PRINCIPAL               POOL             PRINCIPAL                PRINCIPAL
        BALANCES ($)                 LOANS            BALANCE               BALANCE            BALANCE                  BALANCE
------------------------------------------------------------------------------------------------------------------------------------
   839,904   -    999,999              2              $1,836,859              0.20             $996,955                 $839,904

 1,000,000   -  2,499,999             34             $60,893,683              6.70           $2,397,038               $1,094,422

 2,500,000   -  4,999,999             32            $118,544,039             13.05           $4,995,860               $2,528,621

 5,000,000   -  7,499,999             12             $75,758,652              8.34           $7,452,774               $5,086,340

 7,500,000   -  9,999,999             14            $123,297,954             13.57           $9,969,432               $7,700,000

10,000,000  -  12,499,999              7             $82,934,771              9.13          $12,400,000              $10,694,460

12,500,000  -  14,999,999              7             $97,528,737             10.74          $14,975,000              $12,961,812

15,000,000  -  17,499,999              2             $32,179,316              3.54          $16,979,316              $15,200,000

17,500,000  -  19,999,999              2             $38,743,070              4.27          $19,665,000              $19,078,070

20,000,000  -  22,499,999              3             $62,961,724              6.93          $22,000,000              $20,235,000

22,500,000  -  24,999,999              1             $22,924,256              2.52          $22,924,256              $22,924,256

27,500,000  -  29,999,999              1             $29,965,904              3.30          $29,965,904              $29,965,904

67,500,000  -  69,999,999              1             $69,709,807              7.67          $69,709,807              $69,709,807

90,000,000  -  91,000,000              1             $91,000,000             10.02          $91,000,000              $91,000,000
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average               119            $908,278,773            100.00          $91,000,000                 $839,904



                                                  WTD. AVG.
 AVERAGE CUT-                       WTD. AVG.     MATURITY/          WTD. AVG        WTD. AVG.          WTD. AVG.
  OFF DATE        WTD. AVG. CUT-    CUT-OFF        ARD LTV        ORIGINAL TERM      ORIGINAL           MORTGAGE       WTD. AVG.
  PRINCIPAL       OFF DATE DSC      DATE LTV      RATIO(%)(1)      TO MATURITY      AMORTIZATION     INTEREST RATE     OCCUPANCY(%)
   BALANCE          RATIO (X)       RATIO (%)        (2)             (MOS)(1)       TERM (MOS)(4)          (%)            (3)
------------------------------------------------------------------------------------------------------------------------------------
    $918,429          1.50            62.66         55.92               120             360               7.671         100.00

  $1,790,991          1.38            70.44         59.15               125             330               7.697          98.70

  $3,704,501          1.32            71.06         60.53               122             327               7.714          95.74

  $6,313,221          1.36            65.24         55.42               120             318               7.533          96.54

  $8,806,997          1.44            70.84         60.37               117             324               7.625          97.77

 $11,847,824          1.41            68.31         59.08               115             335               7.685          95.65

 $13,932,677          1.38            71.98         63.62               120             340               7.736          96.31

 $16,089,658          1.32            73.06         63.25               120             328               7.463          98.49

 $19,371,535          1.23            76.88         68.88               123             360               7.983          98.70

 $20,987,241          1.33            67.08         59.27               122             340               7.544          85.31

 $22,924,256          1.58            52.22         42.59               120             300               7.600            NA

 $29,965,904          1.20            68.73           NA                240             300               8.900         100.00

 $69,709,807          1.77            50.51         45.00               120             360               7.680         100.00

 $91,000,000          3.86            28.73         28.73               120              NA               6.635          98.20
------------------------------------------------------------------------------------------------------------------------------------
  $7,632,595          1.65            64.01         55.53               124             332               7.602          96.80




The average Cut-Off Date balance for all Mortgage Loans is $7,632,595.

     (1)  Calculated with respect to the Anticipated Repayment Date for ARD
          Loans.

     (2)  Calculated by excluding fully amortizing loans.

     (3) Occupancy Rates were calculated based upon rent rolls made available to the mortgage loan originator by the related borrowers as of the rent roll dates set forth on Annex A-1 to this Prospectus Supplement without reference to hotel properties or manufactured housing properties.

     (4) Weighted average original amortization term was calculated without reference to interest-only mortgage loans.

RANGE OF DSC RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE
-----------------------------------------------------------------


                                                                                                                   MINIMUM
                                                                  % OF INITIAL            MAXIMUM CUT-             CUT-OFF
                                               CUT-OFF DATE         MORTGAGE                OFF DATE                 DATE
   RANGE OF CUT-OFF DATE     NUMBER OF          PRINCIPAL             POOL                 PRINCIPAL              PRINCIPAL
       DSC RATIOS (X)          LOANS             BALANCE             BALANCE                BALANCE                BALANCE
------------------------------------------------------------------------------------------------------------------------------------
       1.15 - 1.19              2             $18,302,452              2.02                $14,823,000            $3,479,452
       1.20 - 1.24             17            $158,193,777             17.42                $29,965,904            $2,097,348
       1.25 - 1.29             19            $108,862,231             11.99                $22,000,000            $1,497,368
       1.30 - 1.34             33            $161,464,698             17.78                $16,979,316              $839,904
       1.35 - 1.39             14             $65,715,151              7.24                $11,590,000            $1,094,422
       1.40 - 1.44              9             $58,346,411              6.42                $14,975,000            $1,495,851
       1.45 - 1.49              6             $62,520,558              6.88                $20,726,724            $1,493,440
       1.50 - 1.54              5             $30,464,655              3.35                $11,971,838            $1,268,899
       1.55 - 1.59              2             $34,874,935              3.84                $22,924,256           $11,950,679
       1.60 - 1.64              4             $12,062,437              1.33                 $6,095,822              $996,955
       1.65 - 1.69              2             $11,159,766              1.23                 $7,709,766            $3,450,000
       1.70 - 1.74              1             $13,126,771              1.45                $13,126,771           $13,126,771
       1.75 - 1.79              1             $69,709,807              7.67                $69,709,807           $69,709,807
       1.90 - 1.94              1              $8,651,442              0.95                 $8,651,442            $8,651,442
       2.00 - 2.49              2              $3,823,681              0.42                 $2,197,003            $1,626,678
       2.50 - 3.86              1             $91,000,000             10.02                $91,000,000           $91,000,000
----------------------------------------------------------------------------------------------------------------------------
Total Weighted Average        119            $908,278,773            100.00                $91,000,000              $839,904


                                                  WTD. AVG.
 AVERAGE CUT-                      WTD. AVG.     MATURITY/          WTD. AVG        WTD. AVG.         WTD. AVG.
  OFF DATE      WTD. AVG. CUT-      CUT-OFF        ARD LTV        ORIGINAL TERM      ORIGINAL         MORTGAGE         WTD. AVG.
  PRINCIPAL     OFF DATE DSC       DATE LTV      RATIO(%)(1)      TO MATURITY      AMORTIZATION     INTEREST RATE     OCCUPANCY(%)
   BALANCE        RATIO (X)        RATIO (%)        (2)             (MOS)(1)       TERM (MOS)(4)        (%)              (3)
------------------------------------------------------------------------------------------------------------------------------------
$9,151,226         1.17              76.41         69.84              120             345               8.319           89.66
$9,305,516         1.22              73.57         64.96              147             331               8.073           98.58
$5,729,591         1.28              76.78         67.06              123             344               7.594           97.35
$4,892,870         1.33              71.84         62.71              117             337               7.567           96.47
$4,693,939         1.38              69.94         60.35              120             333               7.562           96.07
$6,482,935         1.44              72.02         62.71              120             341               7.800           95.88
$10,420,093        1.47              60.85         48.37              120             293               7.557           90.29
$6,092,931         1.53              61.84         51.98              120             319               7.836           94.44
$17,437,468        1.57              50.77         43.26              108             321               7.730           99.10
$3,015,609         1.63              57.25         48.17              121             318               7.534           97.70
$5,579,883         1.68              66.83         55.21              120             295               7.260           95.85
$13,126,771        1.73              53.58         44.35              120             293               7.150           100.00
$69,709,807        1.77              50.51         45.00              120             360               7.680           100.00
$8,651,442         1.91              50.01         41.23              121             300               7.000           100.00
$1,911,840         2.05              45.91         39.12              120             334               7.399           100.00
$91,000,000        3.86              28.73         28.73              120              NA               6.635           98.20
------------------------------------------------------------------------------------------------------------------------------------
$7,632,595         1.65              64.01         55.53              124             332               7.602           96.80



The weighted average Cut-Off Date DSC Ratio for all Mortgage Loans is 1.65x.

     (1)  Calculated with respect to the Anticipated Repayment Date for ARD
          Loans.

     (2)  Calculated by excluding fully amortizing loans.

     (3) Occupancy Rates were calculated based upon rent rolls made available to the mortgage loan originator by the related borrowers as of the rent roll dates set forth on Annex A-1 to this Prospectus Supplement without reference to hotel properties or manufactured housing properties.

     (4) Weighted average original amortization term was calculated without reference to interest-only mortgage loans.

RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE
-----------------------------------------------------------------

                                                                                                                   MINIMUM
                                                                  % OF INITIAL            MAXIMUM CUT-             CUT-OFF
                                               CUT-OFF DATE         MORTGAGE                OFF DATE                 DATE
   RANGE OF CUT-OFF DATE     NUMBER OF          PRINCIPAL             POOL                 PRINCIPAL              PRINCIPAL
       LTV RATIOS (X)          LOANS             BALANCE             BALANCE                BALANCE                BALANCE
------------------------------------------------------------------------------------------------------------------------------------
      28.73  -  29.99            1             $91,000,000            10.02                $91,000,000           $91,000,000

      40.00  -  44.99            2             $27,586,414             3.04                $20,726,724            $6,859,690

      45.00  -  49.99            4             $20,482,246             2.26                $11,950,679            $1,626,678

      50.00  -  54.99            6            $120,969,817            13.32                $69,709,807              $996,955

      55.00  -  59.99            5             $24,346,385             2.68                $11,971,838            $1,396,450

      60.00  -  64.99            9             $34,182,293             3.76                 $7,452,774            $1,493,440

      65.00  -  69.99           17            $118,338,612            13.03                $29,965,904            $1,769,138

      70.00  -  74.99           38            $191,470,963            21.08                $13,305,184            $1,094,422

      75.00  -  79.99           35            $259,706,182            28.59                $22,000,000              $839,904

      80.00  -  81.57            2             $20,195,860             2.22                $15,200,000            $4,995,860
------------------------------------------------------------------------------------------------------------------------------------
Total/ Weighted Average        119            $908,278,773           100.00                $91,000,000              $839,904


                                                  WTD. AVG.
 AVERAGE CUT-                      WTD. AVG.     MATURITY/          WTD. AVG        WTD. AVG.        WTD. AVG.
  OFF DATE      WTD. AVG. CUT-      CUT-OFF        ARD LTV        ORIGINAL TERM      ORIGINAL         MORTGAGE         WTD. AVG.
  PRINCIPAL     OFF DATE DSC       DATE LTV      RATIO(%)(1)      TO MATURITY      AMORTIZATION     INTEREST RATE     OCCUPANCY(%)
   BALANCE        RATIO (X)        RATIO (%)        (2)             (MOS)(1)       TERM (MOS)(4)        (%)              (3)
------------------------------------------------------------------------------------------------------------------------------------
$91,000,000         3.86             28.73         28.73              120               NA               6.635            98.20

$13,793,207         1.45             41.89         34.42              120              298               7.635            82.19

 $5,120,562         1.58             47.50         40.09               99              319               7.672            99.47

$20,161,636         1.73             51.16         43.79              120              332               7.562           100.00

 $4,869,277         1.56             57.28         49.96              120              343               7.675            93.05

 $3,798,033         1.38             61.90         51.60              120              301               7.334            94.18

 $6,961,095         1.36             67.73         55.81              150              306               7.993            96.72

 $5,038,710         1.35             71.77         60.61              120              325               7.797            97.51

 $7,420,177         1.28             78.21         69.94              122              355               7.674            96.58

$10,097,930         1.31             80.39         72.75              120              360               7.363            97.59
------------------------------------------------------------------------------------------------------------------------------------
 $7,632,595         1.65             64.01         55.53              124              332               7.602            96.80


The weighted average Cut-Off Date LTV Ratio for all Mortgage Loans is 64.01%.

     (1)  Calculated with respect to the Anticipated Repayment Date for ARD
          Loans.

     (2)  Calculated by excluding fully amortizing loans.

     (3) Occupancy Rates were calculated based upon rent rolls made available to the mortgage loan originator by the related borrowers as of the rent roll dates set forth on Annex A-1 to this Prospectus Supplement without reference to hotel properties or manufactured housing properties.

     (4) Weighted average original amortization term was calculated without reference to interest-only mortgage loans.

RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE MATURITY DATE
------------------------------------------------------------------


                                                                                                                     MINIMUM
                                                                % OF INITIAL              MAXIMUM CUT-               CUT-OFF
                                             CUT-OFF DATE         MORTGAGE                  OFF DATE                   DATE
 RANGE OF MATURITY DATE     NUMBER OF          PRINCIPAL             POOL                  PRINCIPAL                PRINCIPAL
    LTV RATIOS (%)           LOANS             BALANCE             BALANCE                  BALANCE                  BALANCE
------------------------------------------------------------------------------------------------------------------------------------
  Fully Amortizing             3               $34,278,973            3.77                 $29,965,904              $1,539,767

   25.00  -  29.99             2               $95,707,886           10.54                 $91,000,000              $4,707,886

   30.00  -  34.99             3               $29,982,211            3.30                 $20,726,724              $2,395,797

   35.00  -  39.99             3                $9,384,266            1.03                  $5,560,585              $1,626,678

   40.00  -  44.99             5              $126,362,956           13.91                 $69,709,807              $8,651,442

   45.00  -  49.99             8               $32,157,780            3.54                  $9,147,828                $996,955

   50.00  -  54.99            17               $91,580,706           10.08                 $16,979,316              $1,396,450

   55.00  -  59.99            11               $70,975,175            7.81                 $13,305,184              $1,950,000

   60.00  -  64.99            25              $113,813,713           12.53                 $12,961,812              $1,195,728

   65.00  -  69.99            25              $167,066,102           18.39                 $19,665,000                $839,904

   70.00  -  74.10            17              $136,969,004           15.08                 $22,000,000              $1,497,368
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average       119              $908,278,773          100.00                 $91,000,000                $839,904


                                                  WTD. AVG.
 AVERAGE CUT-                      WTD. AVG.      MATURITY/        WTD. AVG         WTD. AVG.        WTD. AVG.
  OFF DATE      WTD. AVG. CUT-      CUT-OFF       ARD LTV       ORIGINAL TERM       ORIGINAL         MORTGAGE          WTD. AVG.
  PRINCIPAL     OFF DATE DSC       DATE LTV       RATIO(%)       TO MATURITY      AMORTIZATION     INTEREST RATE      OCCUPANCY(%)
   BALANCE        RATIO (X)        RATIO (%)       (1)(2)          (MOS)(1)       TERM (MOS)(4)        (%)               (3)
------------------------------------------------------------------------------------------------------------------------------------
$11,426,324        1.21              69.95           NA               240              292              8.839             99.66

$47,853,943        3.73              29.66         28.77              120              202              6.658             98.29

 $9,994,070        1.44              44.49         34.25              125              293              7.644             83.62

 $3,128,089        1.73              48.93         37.24              120              278              7.631            100.00

$25,272,591        1.72              50.87         44.19              117              338              7.592             99.90

 $4,019,722        1.42              64.57         47.54              120              261              7.473             98.89

 $5,387,100        1.41              64.50         52.69              120              301              7.653             95.55

 $6,452,289        1.44              68.76         57.88              120              310              7.922             93.02

 $4,552,549        1.34              71.39         62.62              121              349              7.617             96.59

 $6,682,644        1.31              76.69         68.35              120              358              7.710             97.82

 $8,057,000        1.27              79.42         71.60              118              356              7.634             96.02
------------------------------------------------------------------------------------------------------------------------------------
 $7,632,595        1.65              64.01         55.53              124              332              7.602             96.80


The weighted average LTV Ratio at maturity for all Mortgage Loans is 55.53%.

     (1)  Calculated with respect to the Anticipated Repayment Date for ARD
          Loans.

     (2)  Calculated by excluding fully amortizing loans.

     (3) Occupancy Rates were calculated based upon rent rolls made available to the mortgage loan originator by the related borrowers as of the rent roll dates set forth on Annex A-1 to this Prospectus Supplement without reference to hotel properties or manufactured housing properties.

     (4) Weighted average original amortization term was calculated without reference to interest-only mortgage loans.

RANGE OF MORTGAGE RATES FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE
---------------------------------------------------------------------


                                                                                                                    MINIMUM
                                                                % OF INITIAL               MAXIMUM CUT-             CUT-OFF
                                             CUT-OFF DATE         MORTGAGE                   OFF DATE                 DATE
 RANGE OF MORTAGE          NUMBER OF          PRINCIPAL             POOL                   PRINCIPAL               PRINCIPAL
      RATES (%)              LOANS             BALANCE             BALANCE                   BALANCE                BALANCE
------------------------------------------------------------------------------------------------------------------------------------
    6.635  -  6.749             1             $91,000,000           10.02                  $91,000,000            $91,000,000

    7.000  -  7.249            18            $148,554,914           16.36                  $22,000,000             $1,268,899

    7.250  -  7.499            18             $83,002,279            9.14                  $14,975,000               $996,955

    7.500  -  7.749            27            $248,443,892           27.35                  $69,709,807             $1,271,241

    7.750  -  7.999            34            $190,409,688           20.96                  $20,235,000               $839,904

    8.000  -  8.249            10             $61,165,961            6.73                  $19,078,070             $2,342,646

    8.250  -  8.499             8             $38,951,499            4.29                  $14,823,000             $1,195,728

    8.500  -  8.749             1              $3,479,452            0.38                   $3,479,452             $3,479,452

    8.750  -  8.900             2             $43,271,088            4.76                  $29,965,904            $13,305,184
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average        119            $908,278,773          100.00                  $91,000,000               $839,904


                                                  WTD. AVG.
 AVERAGE CUT-                      WTD. AVG.     MATURITY/          WTD. AVG        WTD. AVG.        WTD. AVG.
  OFF DATE      WTD. AVG. CUT-      CUT-OFF        ARD LTV        ORIGINAL TERM      ORIGINAL         MORTGAGE         WTD. AVG.
  PRINCIPAL     OFF DATE DSC       DATE LTV      RATIO(%)(1)      TO MATURITY      AMORTIZATION     INTEREST RATE     OCCUPANCY(%)
   BALANCE        RATIO (X)        RATIO (%)        (2)             (MOS)(1)       TERM (MOS)(4)        (%)              (3)
------------------------------------------------------------------------------------------------------------------------------------
$91,000,000        3.86             28.73          28.73              120               NA             6.635              98.20

 $8,253,051        1.44             68.22          59.03              120              326             7.150              96.09

 $4,611,238        1.39             74.63          64.23              116              339             7.384              99.15

 $9,201,626        1.50             60.80          51.72              120              329             7.630              96.11

 $5,600,285        1.32             71.16          62.59              120              347             7.862              96.81

 $6,116,596        1.30             72.03          62.25              117              333             8.098              96.24

 $4,868,937        1.30             74.39          64.34              133              316             8.329              94.22

 $3,479,452        1.15             69.59          63.37              120              360             8.530              83.10

$21,635,544        1.28             69.13          59.40              203              300             8.866             100.00
------------------------------------------------------------------------------------------------------------------------------------
 $7,632,595        1.65             64.01          55.53              124              332             7.602              96.80



The weighted average Mortgage Rate for all Mortgage Loans is 7.602%.

     (1)  Calculated with respect to the Anticipated Repayment Date for ARD
          Loans.

     (2)  Calculated by excluding fully amortizing loans.

     (3) Occupancy Rates were calculated based upon rent rolls made available to the mortgage loan originator by the related borrowers as of the rent roll dates set forth on Annex A-1 to this Prospectus Supplement without reference to hotel properties or manufactured housing properties.

     (4) Weighted average original amortization term was calculated without reference to interest-only mortgage loans.


                    RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR ALL MORTGAGE LOANS
                    ----------------------------------------------------------------------------------------

                                                                         MAXIMUM CUT-    MINIMUM CUT-   AVERAGE CUT-     WTD. AVG.
RANGE OF ORIGINAL TERMS TO               CUT-OFF DATE    % OF INITIAL      OFF DATE       OFF DATE       OFF DATE      CUT-OFF DATE
 MATURITY OR ANTICIPATED    NUMBER OF      PRINCIPAL     MORTGAGE POOL    PRINCIPAL       PRINCIPAL      PRINCIPAL       DSC RATIO
  REPAYMENT DATE (MOS)        LOANS         BALANCE         BALANCE         BALANCE        BALANCE        BALANCE           (X)
------------------------------------------------------------------------------------------------------------------------------------
        84 -  87                3        $ 26,415,418          2.91       $11,950,679    $4,495,307     $ 8,805,139         1.43
       110 -  120             106        $781,077,764         86.00       $91,000,000    $  839,904     $ 7,368,658         1.70
       121 -  131               5        $ 60,373,067          6.65       $20,235,000    $5,725,803     $12,074,613         1.37
       143 -  153               1        $  3,737,754          0.41       $ 3,737,754    $3,737,754     $ 3,737,754         1.25
       176 -  186               1        $  2,395,797          0.26       $ 2,395,797    $2,395,797     $ 2,395,797         1.27
       231 -  240               3        $ 34,278,973          3.77       $29,965,904    $1,539,767     $11,426,324         1.21
------------------------------------------------------------------------------------------------------------------------------------
Total/ Weighted Average       119        $908,278,773        100.00       $91,000,000    $  839,904     $ 7,632,595         1.65

                                                                                      WTD. AVG.
                                   WTD. AVG        WTD. AVG.        WTD. AVG.         ORIGINAL       WTD. AVG.
RANGE OF ORIGINAL TERMS TO       CUT-OFF DATE     MATURITY/ARD    ORIGINAL TERM     AMORTIZATION      MORTGAGE       WTD. AVG.
 MATURITY OR ANTICIPATED          LTV RATIO       LTV RATIO (%)    TO MATURITY          TERM        INTEREST RATE    OCCUPANCY
  REPAYMENT DATE (MOS)              (%)             (1) (2)         (MOS) (1)        (MOS) (4)          (%)           (%) (3)
-------------------------------------------------------------------------------------------------------------------------------
        84 -  87                  64.56             59.53              84               350           7.773             99.59
       110 -  120                 63.19             54.99             120               333           7.542             96.48
       121 -  131                 70.19             61.28             124               338           7.577             99.31
       143 -  153                 70.19             60.37             144               360           7.870             96.90
       176 -  186                 74.40             32.32             180               240           7.750            100.00
       231 -  240                 69.95              NA               240               292           8.839             99.66
-------------------------------------------------------------------------------------------------------------------------------
Total/ Weighted Average           64.01             55.53             124               332           7.602             96.80

The weighted average original term to maturity for all Mortgage Loans is 124 months.

     (1)  Calculated with respect to the Anticipated Repayment Date for ARD
          Loans.

     (2)  Calculated by excluding fully amortizing loans.

     (3) Occupancy Rates were calculated based upon rent rolls made available to the mortgage loan originator by the related borrowers as of the rent roll dates set forth on Annex A-1 to this Prospectus Supplement without reference to hotel properties or manufactured housing properties.

     (4) Weighted average original amortization term was calculated without reference to interest-only mortgage loans.


          RANGE OF REMAINING TERM TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE
          ---------------------------------------------------------------------------------------------------------------
                                                                          MAXIMUM CUT-    MINIMUM CUT-   AVERAGE CUT-     WTD. AVG.
RANGE OF REMAINING TERMS                  CUT-OFF DATE    % OF INITIAL      OFF DATE       OFF DATE       OFF DATE      CUT-OFF DATE
TO MATURITY OR ANTICIPATED   NUMBER OF      PRINCIPAL     MORTGAGE POOL    PRINCIPAL       PRINCIPAL      PRINCIPAL       DSC RATIO
REPAYMENT DATE (MOS)           LOANS         BALANCE         BALANCE         BALANCE        BALANCE        BALANCE           (X)
------------------------------------------------------------------------------------------------------------------------------------
        78  - 87                16        $104,521,802         11.51       $13,126,771    $ 1,268,899    $ 6,532,613         1.50
        99  - 109                1        $  3,479,452          0.38       $ 3,479,452    $ 3,479,452    $ 3,479,452         1.15
       110  - 120               95        $719,964,994         79.27       $91,000,000    $   839,904    $ 7,578,579         1.72
       121  - 131                2        $ 39,900,000          4.39       $20,235,000    $19,665,000    $19,950,000         1.22
       132  - 142                1        $  3,737,754          0.41       $ 3,737,754    $ 3,737,754    $ 3,737,754         1.25
       176  - 186                1        $  2,395,797          0.26       $ 2,395,797    $ 2,395,797    $ 2,395,797         1.27
       220  - 230                1        $ 29,965,904          3.30       $29,965,904    $29,965,904    $29,965,904         1.20
       231  - 236                2        $  4,313,069          0.47       $ 2,773,302    $ 1,539,767    $ 2,156,534         1.26
------------------------------------------------------------------------------------------------------------------------------------
Total/ Weighted Average        119        $908,278,773        100.00       $91,000,000    $   839,904    $ 7,632,595         1.65

                                                                                    WTD. AVG.
                                 WTD. AVG        WTD. AVG.        WTD. AVG.         ORIGINAL       WTD. AVG.
RANGE OF REMAINING TERMS       CUT-OFF DATE     MATURITY/ARD    ORIGINAL TERM     AMORTIZATION      MORTGAGE       WTD. AVG.
TO MATURITY OR ANTICIPATED      LTV RATIO       LTV RATIO (%)    TO MATURITY          TERM        INTEREST RATE    OCCUPANCY
REPAYMENT DATE (MOS)              (%)             (1) (2)         (MOS) (1)        (MOS) (4)          (%)           (%) (3)
------------------------------------------------------------------------------------------------------------------------------
        78  - 87                 58.95             49.88             111               304           7.310             98.09
        99  - 109                69.59             63.37             120               360           8.530             83.10
       110  - 120                63.57             55.57             120               337           7.566             96.51
       121  - 131                78.24             69.81             126               360           7.840              NA
       132  - 142                70.19             60.37             144               360           7.870             96.90
       176  - 186                74.40             32.32             180               240           7.750            100.00
       220  - 230                68.73              NA               240               300           8.900            100.00
       231  - 236                78.43              NA               240               240           8.413             97.30
------------------------------------------------------------------------------------------------------------------------------
Total/ Weighted Average          64.01             55.53             124               332           7.602             96.80

The weighted average stated remaining term for all Mortgage Loans is 118 months.

     (1)  Calculated with respect to the Anticipated Repayment Date for ARD
          Loans.

     (2)  Calculated by excluding fully amortizing loans.

     (3) Occupancy Rates were calculated based upon rent rolls made available to the mortgage loan originator by the related borrowers as of the rent roll dates set forth on Annex A-1 to this Prospectus Supplement without reference to hotel properties or manufactured housing properties.

     (4) Weighted average original amortization term was calculated without reference to interest-only mortgage loans.

                        RANGE OF REMAINING AMORTIZATION TERMS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE
                        -----------------------------------------------------------------------------------


                                                                         MAXIMUM CUT-    MINIMUM CUT-   AVERAGE CUT-     WTD. AVG.
                                         CUT-OFF DATE    % OF INITIAL      OFF DATE       OFF DATE       OFF DATE      CUT-OFF DATE
  RANGE OF REMAINING        NUMBER OF      PRINCIPAL     MORTGAGE POOL    PRINCIPAL       PRINCIPAL      PRINCIPAL       DSC RATIO
AMORTIZATION TERMS (MOS)      LOANS         BALANCE         BALANCE         BALANCE        BALANCE        BALANCE           (X)
------------------------------------------------------------------------------------------------------------------------------------
      0   - 99                  1        $ 91,000,000        10.02        $91,000,000    $91,000,000    $91,000,000         3.86
      166 - 176                 1        $  4,707,886         0.52        $ 4,707,886    $ 4,707,886    $ 4,707,886         1.23
      210 - 220                 1        $  2,920,726         0.32        $ 2,920,726    $ 2,920,726    $ 2,920,726         1.30
      232 - 242                 9        $ 37,491,070         4.13        $ 9,147,828    $ 1,539,767    $ 4,165,674         1.35
      254 - 264                13        $ 84,092,958         9.26        $13,126,771    $ 1,268,899    $ 6,468,689         1.53
      287 - 297                11        $ 99,819,734        10.99        $29,965,904    $ 1,493,440    $ 9,074,521         1.35
      298 - 308                 8        $ 66,076,211         7.27        $22,924,256    $ 1,626,678    $ 8,259,526         1.50
      320 - 330                 4        $ 16,358,429         1.80        $ 9,700,000    $ 1,271,241    $ 4,089,607         1.30
      331 - 341                 5        $ 38,052,245         4.19        $14,823,000    $ 3,191,398    $ 7,610,449         1.23
      342 - 352                 6        $  9,248,689         1.02        $ 3,479,452    $   839,904    $ 1,541,448         1.26
      353 - 360                60        $458,510,824        50.48        $69,709,807    $   996,955    $ 7,641,847         1.40
-----------------------------------------------------------------------------------------------------------------------------------
Total/ Weighted Average       119        $908,278,773       100.00        $91,000,000    $   839,904    $ 7,632,595         1.65


                                                                                    WTD. AVG.
                                 WTD. AVG        WTD. AVG.        WTD. AVG.         ORIGINAL       WTD. AVG.
                               CUT-OFF DATE     MATURITY/ARD    ORIGINAL TERM     AMORTIZATION      MORTGAGE       WTD. AVG.
  RANGE OF REMAINING            LTV RATIO       LTV RATIO (%)    TO MATURITY          TERM        INTEREST RATE    OCCUPANCY
AMORTIZATION TERMS (MOS)          (%)             (1) (2)         (MOS) (1)        (MOS) (4)          (%)           (%) (3)
-------------------------------------------------------------------------------------------------------------------------------
      0   - 99                   28.73             28.73             120               NA            6.635            98.20
      166 - 176                  47.55             29.54             120               202           7.110           100.00
      210 - 220                  73.94             47.97             120               216           8.350            92.60
      232 - 242                  68.01             45.41             138               240           7.841            99.69
      254 - 264                  59.39             48.51             120               290           7.220            97.47
      287 - 297                  68.94             57.13             156               300           8.274            97.30
      298 - 308                  55.21             45.38             118               300           7.612            88.53
      320 - 330                  74.60             66.32             120               334           7.936            94.73
      331 - 341                  73.29             65.70             120               338           7.924            94.20
      342 - 352                  73.56             66.40             120               360           8.181            93.64
      353 - 360                  70.48             62.95             119               360           7.646            97.24
-----------------------------------------------------------------------------------------------------------------------------
Total/ Weighted Average          64.01             55.53             124               332           7.602            96.80

The weighted average remaining amortization term for all Mortgage Loans (excluding Mortgage Loans that are interest-only for their entire term) is 332 months.

     (1)  Calculated with respect to the Anticipated Repayment Date for ARD
          Loans.

     (2)  Calculated by excluding fully amortizing loans.

     (3) Occupancy Rates were calculated based upon rent rolls made available to the mortgage loan originator by the related borrowers as of the rent roll dates set forth on Annex A-1 to this Prospectus Supplement without reference to hotel properties or manufactured housing properties.

     (4) Weighted average original amortization term was calculated without reference to interest-only mortgage loans.


                                             AMORTIZATION TYPES FOR ALL MORTGAGE LOANS
                                             -----------------------------------------

                                                                         MAXIMUM CUT-    MINIMUM CUT-   AVERAGE CUT-     WTD. AVG.
                                         CUT-OFF DATE    % OF INITIAL      OFF DATE       OFF DATE       OFF DATE      CUT-OFF DATE
                            NUMBER OF      PRINCIPAL     MORTGAGE POOL    PRINCIPAL       PRINCIPAL      PRINCIPAL       DSC RATIO
AMORTIZATION TYPES            LOANS         BALANCE         BALANCE         BALANCE        BALANCE        BALANCE           (X)
-----------------------------------------------------------------------------------------------------------------------------------
Balloon                       102        $698,729,162         76.93       $69,709,807    $   839,904    $ 6,850,286         1.42
Interest Only                   1        $ 91,000,000         10.02       $91,000,000    $91,000,000    $91,000,000         3.86
Hyper                          13        $ 84,270,637          9.28       $14,975,000    $ 1,195,728    $ 6,482,357         1.34
Fully Amortizing                3        $ 34,278,973          3.77       $29,965,904    $ 1,539,767    $11,426,324         1.21
-----------------------------------------------------------------------------------------------------------------------------------
Total/ Weighted Average       119        $908,278,773        100.00       $91,000,000    $   839,904    $ 7,632,595         1.65


                                                                                 WTD. AVG.
                              WTD. AVG        WTD. AVG.        WTD. AVG.         ORIGINAL       WTD. AVG.
                            CUT-OFF DATE     MATURITY/ARD    ORIGINAL TERM     AMORTIZATION      MORTGAGE       WTD. AVG.
                             LTV RATIO       LTV RATIO (%)    TO MATURITY          TERM        INTEREST RATE    OCCUPANCY
AMORTIZATION TYPES             (%)             (1) (2)         (MOS) (1)        (MOS) (4)          (%)           (%) (3)
---------------------------------------------------------------------------------------------------------------------------
Balloon                       67.00             57.87             120               333           7.655            96.47
Interest Only                 28.73             28.73             120               NA            6.635            98.20
Hyper                         74.86             64.98             116               343           7.696            96.54
Fully Amortizing              69.95              NA               240               292           8.839            99.66
---------------------------------------------------------------------------------------------------------------------------
Total/ Weighted Average       64.01             55.53             124               332           7.602            96.80

     (1)  Calculated with respect to the Anticipated Repayment Date for ARD
          Loans.

     (2)  Calculated by excluding fully amortizing loans.

     (3) Occupancy Rates were calculated based upon rent rolls made available to the mortgage loan originator by the related borrowers as of the rent roll dates set forth on Annex A-1 to this Prospectus Supplement without reference to hotel properties or manufactured housing properties.

     (4) Weighted average original amortization term was calculated without reference to interest-only mortgage loans.

                           [INTENTIONALLY LEFT BLANK]

                                    ANNEX B

                             FORM OF TRUSTEE REPORT

                           [INTENTIONALLY LEFT BLANK]


ABN AMRO                                           ROCK COMMERCIAL MORTGAGE TRUST 2001-C1                            Statement Date:
LaSalle Bank N.A.                            PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION                     Payment Date:
135 S. LaSalle Street Suite 1625            PRUDENTIAL ASSET RESOURCES, INC., AS MASTER SERVICER                     Prior Payment:
Chicago, IL 60603                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        Next Payment:
                                                               SERIES 2001-C1                                        Record Date:
                                                       ABN AMRO ACCT: XX-XXXX-XX-X

Administrator:                                                                                                       Analyst:
                                                   REPORTING PACKAGE TABLE OF CONTENTS
====================================================================================================================================

=======================                ========================================================          ===========================
                                                                                        Page(s)
                                                                                        -------
Issue Id:                              REMIC Certificate Report                                          Closing Date:
ASAP #:                                Bond Interest Reconciliation                                      First Payment Date:
Monthly Data File Name:                Cash Reconciliation Summary                                       Assumed Final Payment Date:
                                       15 Month Historical Loan Status Summary
=======================                15 Month Historical Payoff/Loss Summary                           ===========================
                                       Historical Collateral Level Prepayment Report
                                       Delinquent Loan Detail
                                       Mortgage Loan Characteristics
                                       Loan Level  Detail
                                       Specially Serviced Report
                                       Modified Loan Detail
                                       Realized Loss Detail
                                       Appraisal Reduction Detail
                                       ========================================================

================================================================================
                               CONTACT INFORMATION
--------------------------------------------------------------------------------
                                     ISSUER:
                                   DEPOSITOR:
                                  UNDERWRITER:
                                MASTER SERVICER:
                                SPECIAL SERVICER:
                                 RATING AGENCY:

================================================================================

       ==================================================================
       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
       ------------------------------------------------------------------
              LaSalle Web Site                       www.lnbabs.com

              LaSalle Bulletin Board                 (714) 282-3990
              LaSalle "ASAP" Fax Back System         (714) 282-5518
              LaSalle Factor Line                    (800) 246-5761
              =====================================================

================================================================================

05/08/2001 - 14:25 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                            ROCK COMMERCIAL MORTGAGE TRUST 2001-C1                                           Statement Date:
LaSalle Bank N.A.            PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION                                     Payment Date:
                             PRUDENTIAL ASSET RESOURCES, INC., AS MASTER SERVICER                                    Prior Payment:
                                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                                        Next Payment:
                                              SERIES 2001-C1                                                         Record Date:
                                        ABN AMRO ACCT: XX-XXXX-XX-X
====================================================================================================================================
             ORIGINAL       OPENING     PRINCIPAL    PRINCIPAL      NEGATIVE      CLOSING     INTEREST    INTEREST     PASS-THROUGH
CLASS     FACE VALUE (1)    BALANCE      PAYMENT   ADJ. OR LOSS   AMORTIZATION    BALANCE      PAYMENT   ADJUSTMENT      RATE (2)
CUSIP       Per 1,000      Per 1,000    Per 1,000    Per 1,000     Per 1,000     Per 1,000    Per 1,000   Per 1,000    Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                 0.00          0.00          0.00       0.00           0.00           0.00        0.00        0.00
====================================================================================================================================
                                                                                       Total P&I Payment      0.00
                                                                                       ===========================

Notes: (1) N denotes notional balance not included in total
       (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
       (3) Estimated

05/08/2001 - 14:25 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                   ROCK COMMERCIAL MORTGAGE TRUST 2001-C1                                    Statement Date:
LaSalle Bank N.A.                    PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION                             Payment Date:
                                     PRUDENTIAL ASSET RESOURCES, INC., AS MASTER SERVICER                            Prior Payment:
                                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                                Next Payment:
                                                      SERIES 2001-C1                                                 Record Date:
                                               ABN AMRO ACCT: XX-XXXX-XX-X

                                               BOND INTEREST RECONCILIATION
======================================================================================================
                                                                      Deductions
                                                 -----------------------------------------------------
                      Accrual       Accrued                       Add.        Deferred &
                  -------------   Certificate    Allocable        Trust       Accretion       Interest
     Class        Method   Days    Interest        PPIS         Expense(1)     Interest        Losses
------------------------------------------------------------------------------------------------------
                                     0.00          0.00           0.00          0.00            0.00
======================================================================================================



=================================================================================================================
              Additions
--------------------------------------                                       Remaining
   Prior        Prepay-        Other       Distributable      Interest      Outstanding        Credit Support
Int. Short-      ment         Interest      Certificate        Payment        Interest    -----------------------
 falls Due     Penalties    Proceeds(2)       Interest         Amount        Shortfalls   Original     Current(3)
----------------------------------------------------------------------------------------- -----------------------
   0.00          0.00          0.00             0.00            0.00           0.00
========================================================================================= =======================

(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.

(2) Other Interest Proceeds include default interest, PPIE and Recoveries of Interest.

(3) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

05/08/2001 - 14:25 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                     ROCK COMMERCIAL MORTGAGE TRUST 2001-C1                                  Statement Date:
LaSalle Bank N.A.                       PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION                          Payment Date:
                                        PRUDENTIAL ASSET RESOURCES, INC., AS MASTER SERVICER                         Prior Payment:
                                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                              Next Payment:
                                                        SERIES 2001-C1                                               Record Date:
                                                  ABN AMRO ACCT: XX-XXXX-XX-X

                                                  CASH RECONCILIATION SUMMARY

---------------------------------
            INTEREST SUMMARY
---------------------------------
Current Scheduled Interest
Less Deferred Interest
Plus Advance Interest
Plus Unscheduled Interest
PPIS Reducing Scheduled Interest
Less Total Fees Paid  To Servicer
Plus Fees Advanced for PPIS
Less Fee Strips Paid by Servicer
Less Misc. Fees & Expenses
Less Non Recoverable Advances
---------------------------------
Interest Due Trust
---------------------------------
Less Trustee Fee
Less Fee Strips Paid by Trust
Less Misc. Fees Paid by Trust
---------------------------------
Remittance Interest
---------------------------------

--------------------------------
    SERVICING FEE SUMMARY
--------------------------------

Current Servicing Fees

Plus Fees Advanced for PPIS
Less Reduction for PPIS
Plus Unscheduled Servicing Fees
--------------------------------
Total Servicing Fees Paid
--------------------------------

--------------------------------
      PPIS SUMMARY
--------------------------------

Gross PPIS
Reduced by PPIE
Reduced by Shortfalls in Fees
Reduced by Other Amounts
--------------------------------
PPIS Reducing Scheduled Interest
--------------------------------
PPIS Reducing Servicing Fee
--------------------------------
PPIS Due Certificate
--------------------------------

------------------------------------------------------------------------------
                              POOL BALANCE SUMMARY
------------------------------------------------------------------------------
                                                    Balance          Count
------------------------------------------------------------------------------
Beginning Pool
Scheduled Principal Distribution
Unscheduled Principal Distribution
Deferred Interest
Liquidations
Repurchases
Ending Pool
------------------------------------------------------------------------------

----------------------------------
            PRINCIPAL SUMMARY
----------------------------------

SCHEDULED PRINCIPAL:
--------------------
Current Scheduled Principal
Advanced Scheduled Principal
----------------------------------
Scheduled Principal Distribution
----------------------------------
UNSCHEDULED PRINCIPAL:
----------------------
Curtailments
Prepayments in Full
Liquidation Proceeds
Repurchase Proceeds
Other Principal Proceeds
----------------------------------
Unscheduled Principal Distribution
----------------------------------
Remittance Principal
----------------------------------

----------------------------------
Servicer Wire Amount
----------------------------------

                                                     ADVANCES
--------------------------------------------------------------------------------------------------------------------------
     PRIOR OUTSTANDING              CURRENT PERIOD                   RECOVERED                      ENDING OUTSTANDING
Principal          Interest    Principal      Interest     Principal            Interest        Principal         Interest
--------------------------------------------------------------------------------------------------------------------------

05/08/2001 - 14:25 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                           ROCK COMMERCIAL MORTGAGE TRUST 2001-C1                            Statement Date:
LaSalle Bank N.A.                            PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION                     Payment Date:
                                             PRUDENTIAL ASSET RESOURCES, INC., AS MASTER SERVICER                    Prior Payment:
                                                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        Next Payment:
                                                              SERIES 2001-C1                                         Record Date:
                                                        ABN AMRO ACCT: XX-XXXX-XX-X

                                          ASSET BACKED FACTS ~15 MONTH HISTORICAL LOAN STATUS SUMMARY
                                                   Delinquency Aging Categories
                 -------------------------------------------------------------------------------------------
                  Delinq 1 Month     Delinq 2 Months   Delinq 3+ Months       Foreclosure           REO
Distribution     ----------------   ----------------   ----------------    -----------------    ------------
    Date         #        Balance   #         Balance  #        Balance    #         Balance    #    Balance
=============    ================   =================  ================    =================    ============

============================================================================================================

                  Special Event Categories (1)
-------------------------------------------------------------------
 Modifications          Specially Serviced            Bankruptcy
----------------        ------------------         ----------------
#        Balance         #         Balance         #        Balance
================        ==================         ================

===================================================================


(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

05/08/2001 - 14:25 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                         ROCK COMMERCIAL MORTGAGE TRUST 2001-C1                              Statement Date:
LaSalle Bank N.A.                         PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION                        Payment Date:
                                          PRUDENTIAL ASSET RESOURCES, INC., AS MASTER SERVICER                       Prior Payment:
                                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                           Next Payment:
                                                           SERIES 2001-C1                                            Record Date:
                                                   ABN AMRO ACCT: XX-XXXX-XX-X

                                ASSET BACKED FACTS ~15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY
                 Ending Pool (1)   Payoffs (2)    Penalties     Appraisal Reduct. (2)       Liquidations (2)    Realized Losses (2)
Distribution     ---------------   -----------   -----------    ---------------------       ----------------    -------------------
  Date           #      Balance    #   Balance   #    Amount     #            Balance       #       Balance      #         Amount
============     ===============   ===========   ===========    =====================       ================    ===================

===================================================================================================================================


 Remaining Term        Curr Weighted Avg.
-----------------      ------------------
Life       Amort.      Coupon       Remit
=================      ==================

=========================================


(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

05/08/2001 - 14:25 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                       ROCK COMMERCIAL MORTGAGE TRUST 2001-C1                                Statement Date:
LaSalle Bank N.A.                         PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION                        Payment Date:
                                         PRUDENTIAL ASSET RESOURCES, INC., AS MASTER SERVICER                        Prior Payment:
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                             Next Payment:
                                                      SERIES 2001-C1                                                 Record Date:
                                                ABN AMRO ACCT: XX-XXXX-XX-X

                                           HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT
=============================        ================================================         =======================
Disclosure       Distribution        Initial                 Payoff           Penalty         Prepayment     Maturity
Control #          Date              Balance      Code       Amount           Amount             Date          Date
-----------------------------        ================================================         =======================



=============================        ================================================         =======================
                                        CUMULATIVE              0               0
                                                             ========================


===========================         ============================================
                                                  Remaining Term
Property                                        ------------------          Note
  Type               State          DSCR        Life        Amort.          Rate
===========================         ============================================

================================================================================



05/08/2001 - 14:25 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                             ROCK COMMERCIAL MORTGAGE TRUST 2001-C1                          Statement Date:
LaSalle Bank N.A.                             PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION                    Payment Date:
                                              PRUDENTIAL ASSET RESOURCES, INC., AS MASTER SERVICER                   Prior Payment:
                                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       Next Payment:
                                                               SERIES 2001-C1                                        Record Date:
                                                         ABN AMRO ACCT: XX-XXXX-XX-X

                                                           DELINQUENT LOAN DETAIL
====================================================================================================================================
                 Paid               Outstanding    Out. Property                       Special
Disclosure Doc   Thru  Current P&I      P&I          Protection        Advance         Servicer     Foreclosure   Bankruptcy    REO
   Control #     Date    Advance     Advances**       Advances     Description (1)  Transfer Date       Date         Date       Date
====================================================================================================================================

====================================================================================================================================




A.  P&I Advance - Loan in Grace Period
B.  P&I Advance - Late Payment but < one month delinq

1.  P&I Advance - Loan delinquent 1 month
2.  P&I Advance - Loan delinquent 2 months
3.  P&I Advance - Loan delinquent 3 months or More
4.  Matured Balloon/Assumed Scheduled Payment

**  Outstanding P&I Advances include the current period P&I Advance

05/08/2001 - 14:25 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.



ABN AMRO                                              ROCK COMMERCIAL MORTGAGE TRUST 2001-C1                         Statement Date:
LaSalle Bank N.A.                              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION                   Payment Date:
                                               PRUDENTIAL ASSET RESOURCES, INC., AS MASTER SERVICER                  Prior Payment:
                                                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      Next Payment:
                                                                SERIES 2001-C1                                       Record Date:
                                                         ABN AMRO ACCT: XX-XXXX-XX-X

                                                       MORTGAGE LOAN CHARACTERISTICS
                                DISTRIBUTION OF PRINCIPAL BALANCES
=================================================================================================
                                                                             Weighted Average
Current Scheduled               # of      Scheduled        % of        --------------------------
     Balances                  Loans       Balance        Balance      Term      Coupon      DSCR
=================================================================================================

=================================================================================================
                                 0            0            0.00%
=================================================================================================

Average Scheduled Balance
Maximum  Scheduled Balance
Minimum  Scheduled Balance


                         DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
===============================================================================================
                                                                           Weighted Average
Fully Amortizing              # of       Scheduled        % of        -------------------------
 Mortgage Loans               Loans       Balance        Balance      Term      Coupon      DSCR
===============================================================================================

=================================================================================================
                               0             0           0.00%
=================================================================================================

Minimum Remaining Term
Maximum Remaining Term


                            DISTRIBUTION OF MORTGAGE INTEREST RATES
===============================================================================================
                                                                          Weighted Average
Current Mortgage             # of       Scheduled       % of       ----------------------------
  Interest Rate              Loans       Balance       Balance     Term      Coupon        DSCR
===============================================================================================

=================================================================================================
                               0             0          0.00%
=================================================================================================

Minimum Mortgage Interest Rate      10.0000%
Maximum Mortgage Interest Rate      10.0000%


                          DISTRIBUTION OF REMAINING TERM (BALLOON)
==============================================================================================
                                                                      Weighted Average
    Balloon                 # of       Scheduled       % of       ----------------------------
Mortgage Loans              Loans       Balance       Balance     Term      Coupon        DSCR
==============================================================================================
  0 to  60
 61 to 120
121 to 180
181 to 240
241 to 360

==============================================================================================
                             0            0           0.00%
==============================================================================================

Minimum Remaining Term     0
Maximum Remaining Term     0

05/08/2001 - 14:25 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                              ROCK COMMERCIAL MORTGAGE TRUST 2001-C1                         Statement Date:
LaSalle Bank N.A.                              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION                   Payment Date:
                                               PRUDENTIAL ASSET RESOURCES, INC., AS MASTER SERVICER                  Prior Payment:
                                                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      Next Payment:
                                                               SERIES 2001-C1                                        Record Date:
                                                         ABN AMRO ACCT: XX-XXXX-XX-X

                                                       MORTGAGE LOAN CHARACTERISTICS
                                   DISTRIBUTION OF DSCR (CURRENT)
===============================================================================================
 Debt Service                # of       Scheduled        % of
Coverage Ratio               Loans       Balance        Balance      WAMM       WAC        DSCR
===============================================================================================


===============================================================================================
                              0             0            0.00%
===============================================================================================

Maximum  DSCR
Minimum  DSCR


                              DISTRIBUTION OF DSCR (CUTOFF)
===============================================================================================
 Debt Service                # of       Scheduled        % of
Coverage Ratio               Loans       Balance        Balance      WAMM       WAC        DSCR
===============================================================================================


                              0             0            0.00%
===============================================================================================

Maximum  DSCR                            0.00
Minimum  DSCR                            0.00


                             GEOGRAPHIC DISTRIBUTION
================================================================================
              # of       Scheduled       % of
State          Loans       Balance       Balance     WAMM       WAC        DSCR
================================================================================


                0                        0.00%
================================================================================

05/08/2001 - 14:25 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                      ROCK COMMERCIAL MORTGAGE TRUST 2001-C1                         Statement Date:
LaSalle Bank N.A.                      PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION                   Payment Date:
                                       PRUDENTIAL ASSET RESOURCES, INC., AS MASTER SERVICER                  Prior Payment:
                                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      Next Payment:
                                                      SERIES 2001-C1                                         Record Date:
                                                ABN AMRO ACCT: XX-XXXX-XX-X

                                               MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES
================================================================================
                  # of       Scheduled        % of
Property Types    Loans       Balance        Balance      WAMM       WAC    DSCR
================================================================================


================================================================================
                   0              0            0.00%
================================================================================


                        DISTRIBUTION OF AMORTIZATION TYPE
================================================================================
Current Scheduled    # of       Scheduled     % of
     Balances        Loans       Balance     Balance    WAMM     WAC        DSCR
================================================================================


================================================================================

================================================================================



                         DISTRIBUTION OF LOAN SEASONING
================================================================================
                    # of      Scheduled       % of
Number of Years    Loans       Balance       Balance     WAMM       WAC     DSCR
================================================================================


================================================================================
                     0           0            0.00%
================================================================================



                       DISTRIBUTION OF YEAR LOANS MATURING
================================================================================
                    # of       Scheduled       % of
      Year          Loans       Balance       Balance     WAMM       WAC    DSCR
================================================================================
     1998
     1999
     2000
     2001
     2002
     2003
     2004
     2005
     2006
     2007
     2008
 2009 & Longer
================================================================================
                       0           0           0.00%
================================================================================

05/08/2001 - 14:25 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.



ABN AMRO                                          ROCK COMMERCIAL MORTGAGE TRUST 2001-C1                            Statement Date:
LaSalle Bank N.A.                           PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION                     Payment Date:
                                           PRUDENTIAL ASSET RESOURCES, INC., AS MASTER SERVICER                     Prior Payment:
                                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        Next Payment:
                                                           SERIES 2001-C1                                           Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X
                                                        LOAN LEVEL DETAIL
==================================================================================================================================
                                                    Operating                  Ending                               Spec.
Disclosure         Property                         Statement    Maturity    Principal   Note  Scheduled   Mod.     Serv     ASER
Control #    Grp     Type     State  DSCR    NOI       Date        Date       Balance    Rate     P&I      Flag     Flag     Flag
==================================================================================================================================
==================================================================================================================================


                              W/Avg  0.00     0                                   0                0
==================================================================================================================================


=======================================================
 Loan
Status                       Prepayment
Code(1)       Amount          Penalty             Date
=======================================================

=======================================================
                 0               0
=======================================================

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1)   Legend:  A.  P&I Adv -  in Grace Period
               B.  P&I Adv -  < one month delinq

               1.  P&I Adv -  delinquent 1 month
               2.  P&I Adv -  delinquent 2 months
               3.  P&I Adv -  delinquent 3+ months
               4.  Mat. Balloon/Assumed  P&I
               5.  Prepaid in Full
               6.  Specially  Serviced
               7.  Foreclosure
               8.  Bankruptcy
               9.  REO
              10.  DPO
              11.  Modification

05/08/2001 - 14:25 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                     ROCK COMMERCIAL MORTGAGE TRUST 2001-C1                                  Statement Date:
LaSalle Bank N.A.                         PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION                        Payment Date:
                                          PRUDENTIAL ASSET RESOURCES, INC., AS MASTER SERVICER                       Prior Payment:
                                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                           Next Payment:
                                                        SERIES 2001-C1                                               Record Date:
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                            SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

====================================================
                                      Balance
   Disclosure    Transfer    -----------------------
   Control #       Date      Scheduled        Actual
====================================================

====================================================


========================================================================================
                    Remaining Term
Note     Maturity   --------------   Property                                       NOI
Rate       Date      Life    Amort.    Type              State   NOI      DSCR      Date
========================================================================================

========================================================================================


========================================================================================


















05/08/2001 - 14:25 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                           ROCK COMMERCIAL MORTGAGE TRUST 2001-C1                            Statement Date:
LaSalle Bank N.A.                            PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION                     Payment Date:
                                             PRUDENTIAL ASSET RESOURCES, INC., AS MASTER SERVICER                    Prior Payment:
                                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                           Next Payment:
                                                             SERIES 2001-C1                                          Record Date:
                                                      ABN AMRO ACCT: XX-XXXX-XX-X

                                      SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

===========================================================
   Disclosure             Resolution
   Control #               Strategy                Comments
===========================================================


===========================================================








05/08/2001 - 14:25 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                                 ROCK COMMERCIAL MORTGAGE TRUST 2001-C1                      Statement Date:
LaSalle Bank N.A.                                  PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION               Payment Date:
                                                   PRUDENTIAL ASSET RESOURCES, INC., AS MASTER SERVICER              Prior Payment:
                                                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Next Payment:
                                                                     SERIES 2001-C1                                  Record Date:
                                                             ABN AMRO ACCT: XX-XXXX-XX-X

                                                                 MODIFIED LOAN DETAIL

================================================================================
Disclosure   Modification      Modification                      Modification
 Control #      Date               Code                           Description
================================================================================



05/08/2001 - 14:25 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.



ABN AMRO                                     ROCK COMMERCIAL MORTGAGE TRUST 2001-C1                                  Statement Date:
LaSalle Bank N.A.                     PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION                            Payment Date:
                                      PRUDENTIAL ASSET RESOURCES, INC., AS MASTER SERVICER                           Prior Payment:
                                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                              Next Payment:
                                                         SERIES 2001-C1                                              Record Date:
                                                  ABN AMRO ACCT: XX-XXXX-XX-X
                                                     REALIZED LOSS DETAIL
==================================================================================================================================
                                                             Beginning                   Gross Proceeds     Aggregate      Net
Distribution     Disclosure     Appraisal     Appraisal      Scheduled        Gross        as a % of      Liquidation  Liquidation
   Period        Control #        Date          Value         Balance        Proceeds    Sched Principal   Expenses *    Proceeds
==================================================================================================================================

----------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                                                  0.00           0.00                           0.00          0.00
CUMULATIVE                                                     0.00           0.00                           0.00          0.00
==================================================================================================================================



===========================
 Net Proceeds
  as a % of       Realized
Sched. Balance      Loss
===========================

---------------------------
                    0.00
                    0.00
===========================

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.



05/08/2001 - 14:25 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.


ABN AMRO                                                 ROCK COMMERCIAL MORTGAGE TRUST 2001-C1                      Statement Date:
LaSalle Bank N.A.                                  PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION               Payment Date:
                                                   PRUDENTIAL ASSET RESOURCES, INC., AS MASTER SERVICER              Prior Payment:
                                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Next Payment:
                                                                   SERIES 2001-C1                                    Record Date:
                                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                                            APPRAISAL REDUCTION DETAIL

==================================================
Disclosure    Appraisal   Scheduled      Reduction
 Control #    Red. Date    Balance        Amount
==================================================


==================================================



============================================================================================
                    Remaining Term                                             Appraisal
Note     Maturity   --------------   Property                             ------------------
Rate       Date     Life     Amort.    Type              State  DSCR      Value         Date
============================================================================================

============================================================================================




05/08/2001 - 14:25 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

                           [INTENTIONALLY LEFT BLANK]


                                                               ANNEX C

                                            DECREMENT TABLES FOR THE OFFERED CERTIFICATES

                                   PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                                                       CLASS A-1 CERTIFICATES

FOLLOWING--                           0.0% CPR     3.0% CPR     6.0% CPR     9.0% CPR      12.0% CPR     25.0% CPR    100.0% CPR
                                      --------     --------     --------     --------      ---------     ---------    ----------
Issue Date..........................    100%         100%         100%         100%          100%          100%          100%
May 10, 2002........................     96%          94%          92%          91%           89%           82%           41%
May 10, 2003........................     91%          87%          83%          79%           75%           61%            9%
May 10, 2004........................     85%          79%          73%          67%           62%           43%            5%
May 10, 2005........................     79%          70%          62%          54%           47%           23%            0%
May 10, 2006........................     72%          61%          50%          41%           32%            5%            0%
May 10, 2007........................     65%          51%          38%          27%           17%            0%            0%
May 10, 2008........................     32%          16%           3%           0%            0%            0%            0%
May 10, 2009........................      3%           0%           0%           0%            0%            0%            0%
May 10, 2010 and thereafter.........      0%           0%           0%           0%            0%            0%            0%
Weighted average life (in years)....    5.70         5.06         4.55         4.10          3.71          2.59          0.67


                                                       CLASS A-2 CERTIFICATES

FOLLOWING--                           0.0% CPR     3.0% CPR     6.0% CPR     9.0% CPR      12.0% CPR     25.0% CPR    100.0% CPR
                                      --------     --------     --------     --------      ---------     ---------    ----------
Issue Date..........................    100%         100%         100%         100%          100%          100%          100%
May 10, 2002........................    100%         100%         100%         100%          100%          100%          100%
May 10, 2003........................    100%         100%         100%         100%          100%          100%          100%
May 10, 2004........................    100%         100%         100%         100%          100%          100%          100%
May 10, 2005........................    100%         100%         100%         100%          100%          100%           92%
May 10, 2006........................    100%         100%         100%         100%          100%          100%           88%
May 10, 2007........................    100%         100%         100%         100%          100%           96%           85%
May 10, 2008........................    100%         100%         100%          97%           94%           84%           77%
May 10, 2009........................    100%          96%          92%          89%           86%           79%           75%
May 10, 2010........................     99%          93%          89%          85%           82%           75%           67%
May 10, 2011 and thereafter.........      0%           0%           0%           0%            0%            0%            0%
Weighted average life (in years)....    9.60         9.47         9.36         9.26          9.17          8.88          8.20


                                                        CLASS B CERTIFICATES


FOLLOWING--                           0.0% CPR     3.0% CPR     6.0% CPR     9.0% CPR      12.0% CPR     25.0% CPR    100.0% CPR
                                      --------     --------     --------     --------      ---------     ---------    ----------
Issue Date..........................    100%         100%         100%         100%          100%          100%          100%
May 10, 2002........................    100%         100%         100%         100%          100%          100%          100%
May 10, 2003........................    100%         100%         100%         100%          100%          100%          100%
May 10, 2004........................    100%         100%         100%         100%          100%          100%          100%
May 10, 2005........................    100%         100%         100%         100%          100%          100%          100%
May 10, 2006........................    100%         100%         100%         100%          100%          100%          100%
May 10, 2007........................    100%         100%         100%         100%          100%          100%          100%
May 10, 2008........................    100%         100%         100%         100%          100%          100%          100%
May 10, 2009........................    100%         100%         100%         100%          100%          100%          100%
May 10, 2010........................    100%         100%         100%         100%          100%          100%          100%
May 10, 2011 and thereafter.........      0%           0%           0%           0%            0%            0%            0%
Weighted average life (in years)....    9.94         9.94         9.87         9.86          9.86          9.78          9.53



                                                        CLASS C CERTIFICATES


FOLLOWING--                           0.0% CPR     3.0% CPR     6.0% CPR     9.0% CPR      12.0% CPR     25.0% CPR    100.0% CPR
                                      --------     --------     --------     --------      ---------     ---------    ----------
Issue Date..........................    100%         100%         100%         100%          100%          100%          100%
May 10, 2002........................    100%         100%         100%         100%          100%          100%          100%
May 10, 2003........................    100%         100%         100%         100%          100%          100%          100%
May 10, 2004........................    100%         100%         100%         100%          100%          100%          100%
May 10, 2005........................    100%         100%         100%         100%          100%          100%          100%
May 10, 2006........................    100%         100%         100%         100%          100%          100%          100%
May 10, 2007........................    100%         100%         100%         100%          100%          100%          100%
May 10, 2008........................    100%         100%         100%         100%          100%          100%          100%
May 10, 2009........................    100%         100%         100%         100%          100%          100%          100%
May 10, 2010........................    100%         100%         100%         100%          100%          100%          100%
May 10, 2011 and thereafter.........      0%           0%           0%           0%            0%            0%            0%
Weighted average life (in years)....    9.94         9.94         9.94         9.91          9.88          9.86          9.53


                                     ANNEX D

                                   TERM SHEET

                           [INTENTIONALLY LEFT BLANK]

                             UNDERWRITERS' STATEMENT
                      STRUCTURAL AND COLLATERAL TERM SHEET

                                  ROCK 2001-C1
          SERIES 2001-C1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            CLASSES A-1, A-2, B AND C

     The attached Structural and Collateral Term Sheet (the "Term Sheet") is privileged and confidential and is intended for use by the addressee only. This Term Sheet is furnished to you solely by Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Underwriters") and not by the issuer of the certificates identified on the attached Term Sheet (the "Offered Certificates") or any other party. The issuer of the Offered Certificates has not prepared or taken part in the preparation of these materials. The Term Sheet is based upon information made available to the Underwriters. None of the Underwriters, the issuer of the Offered Certificates, or any other party makes any representation as to the accuracy of payment or performance on the underlying assets of the Offered Certificates, or completeness of the information herein. The information herein will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information herein may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating such information.

     No assurance can be given as to the accuracy, appropriateness or completeness of the Term Sheet in any particular context; or as to whether the Term Sheet or any subsequent version hereof, reflects future performance of the Offered Certificates. This Term Sheet should not be construed as either a prediction or as legal, tax, financial or accounting advice.

     Any yields or weighted average lives shown in the Term Sheet are based on prepayment and other assumptions and actual experience may dramatically affect such yields or weighted average lives. The principal amount and designation of any security described in the Term Sheet are subject to change prior to issuance.

     Although a registration statement (including the prospectus) relating to the Offered Certificates has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the Offered Certificates has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Offered Certificates in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the Offered Certificates for definitive terms of the Offered Certificates and the underlying collateral.

     Please be advised that mortgage-backed and/or asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risks. Investors should fully consider the risk of an investment in these Offered Certificates.

     If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities laws, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Capitalized terms used but not defined herein have the respective meanings set forth in the related preliminary prospectus supplement. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain cases assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document. Neither the underwriters nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final Offering Document.

                           [INTENTIONALLY LEFT BLANK]

                              [MERRILL LYNCH LOGO]

                                 New CMBS Issue
                                   Term Sheet

                                 ---------------

                                  $ 785,661,000
                       OFFERED CERTIFICATES (Approximate)

                                  ROCK 2001-C1
                 SERIES 2001-C1 COMMERCIAL MORTGAGE PASS-THROUGH
                                  CERTIFICATES
                            CLASSES A-1, A-2, B AND C

        Prudential Securities Secured Financing Corporation, as Depositor
               Prudential Asset Resources, Inc. as Master Servicer

                                 ---------------

         Prudential Mortgage Capital Funding, LLC, Mortgage Loan Seller



MERRILL LYNCH & CO                                     SALOMON SMITH BARNEY INC.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities laws, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Capitalized terms used but not defined herein have the respective meanings set forth in the related preliminary prospectus supplement. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain cases assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document. Neither the underwriters nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final
Offering Document.                                                             1

                              [MERRILL LYNCH LOGO]

                      Structural and Collateral Term Sheet

                                  ROCK 2001-C1
                 SERIES 2001-C1 COMMERCIAL MORTGAGE PASS-THROUGH
                                  CERTIFICATES

                                  $ 785,661,000
                       Offered Certificates (Approximate)

          PERCENTAGE OF MORTGAGE POOL BY CUT-OFF DATE PRINCIPAL BALANCE






                                  [MAP OMITTED]



MERRILL LYNCH & CO                                     SALOMON SMITH BARNEY INC.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities laws, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Capitalized terms used but not defined herein have the respective meanings set forth in the related preliminary prospectus supplement. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain cases assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document. Neither the underwriters nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final
Offering Document.                                                             2


                                                        [MERRILL LYNCH LOGO]

                                                            ROCK 2001-C1
                                    SERIES 2001-C1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

------------------------------------------------------------------------------------------------------------------------------------
                    Initial
    Class         Certificate             Initial              Rating            Average          Principal        Pass-Through Rate
                   Balance(1)       Subordination Level    (Moody's/Fitch)    Life(yrs.)(2)       Window(2)          Description(3)
------------------------------------------------------------------------------------------------------------------------------------
     A-1          $183,723,000            20.750%              Aaa/AAA             5.70          Jun01-Nov09           Fixed Rate
     A-2          $536,087,000            20.750%              Aaa/AAA             9.60          Nov09-May11           Fixed Rate
      B            $27,249,000            17.750%              Aa2/AA              9.94          May11-May11           Fixed Rate
      C            $38,602,000            13.500%               A2/A               9.94          May11-May11           Fixed Rate
     D(4)           $9,082,000            12.500%               A3/A-              9.94          May11-May11           Fixed Rate
     E(4)          $11,354,000            11.250%             Baa1/BBB+            9.94          May11-May11           Fixed Rate
     F(4)          $15,895,000            9.500%              Baa2/BBB             9.94          May11-May11           Fixed Rate
     G(4)          $13,624,000            8.000%              Baa3/BBB-            9.94          May11-May11           Fixed Rate
     H(4)          $13,624,000            6.500%               Ba1/BB+            10.00          May11-Jun11           Fixed Rate
     J(4)          $22,707,000            4.000%               Ba2/BB             10.03          Jun11-Jun11           Fixed Rate
     K(4)           $6,812,000            3.250%               Ba3/BB-            10.19          Jun11-Jun12           Fixed Rate
     L(4)           $4,542,000            2.750%                B1/B+             11.46          Jun12-Jan13           Fixed Rate
     M(4)           $9,082,000            1.750%                B2/B              13.32          Jan13-Apr16           Fixed Rate
     N(4)           $4,542,000            1.250%                B3/B-             15.32          Apr16-Jun17           Fixed Rate
     O(4)          $11,353,772              ---                 NR/NR             17.57          Jun17-Jan21           Fixed Rate
   X(4,5,6)       $908,278,772              N/A                Aaa/AAA             9.05          Jun01-Jan21             WAC-IO
------------------------------------------------------------------------------------------------------------------------------------


(1) In the case of each such Class, subject to a permitted variance of plus or minus 5%.

(2) Based on no prepayments and the "Modeling Assumptions" described in the glossary to the Prospectus Supplement (as defined below).

(3) Each class of Offered Certificates will accrue interest at a fixed rate of interest as described in the Prospectus Supplement. The final pass-through rates will be determined at pricing.

(4) The Class D, E, F, G, H, J, K, L, M, N, O, and X Certificates are not offered herein; those classes will be offered to investors in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, under Rule 144A thereof. Any information provided herein regarding the terms of these Certificates is provided only to enhance your understanding of the Offered Certificates.

(5) The Class X Certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the Class X Certificates as described in the prospectus supplement. The interest rate applicable to each component of the Class X Certificates for each distribution date will equal the excess, if any, of the weighted average net mortgage rate of the mortgage loans for such distribution date over the pass-through rate then applicable to the corresponding class of principal balance certificates.

(6) The Underwriters and Issuer have split the Class X Certificates into two classes of interest only certificates.



MERRILL LYNCH & CO                                     SALOMON SMITH BARNEY INC.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities laws, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Capitalized terms used but not defined herein have the respective meanings set forth in the related preliminary prospectus supplement. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain cases assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document. Neither the underwiters, nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final
Offering Document.                                                             3

                              [MERRILL LYNCH LOGO]

ISSUE CHARACTERISTICS:

ISSUE TYPE:             The Series 2001-C1 certificates (the "Certificates")
                        will consist of multiple classes (each a "Class"). The
                        Class A-1, A-2, B, and C Certificates (the "Offered
                        Certificates") will be offered pursuant to the Prospectus Supplement, subject to completion, dated May
                        25, 2001 (the "Prospectus Supplement") and accompanying
                        Prospectus dated May 25, 2001 (the "Base Prospectus" and, together with the Prospectus Supplement, the "Prospectus"), and the Class D, E, F, G, H, J, K, L, M,
                        N, O, and X Certificates are not offered thereby. The
                        Class D, E, F, G, H, J, K, L, M, N, O, and X
                        Certificates will be offered separately in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Rule
                        144A thereof.

OFFERED CERTIFICATES:   $785,661,000 monthly pay, multi-class commercial
                        mortgage REMIC Pass-Through Certificates, comprising fixed-rate principal and interest Classes. The Class
                        A-1, A-2, B and C Certificates will accrue interest at fixed pass-through rates. The final pass-through rates will be determined at pricing. The Offered Certificates have not been previously offered to the public.

COLLATERAL:             The collateral consists of a $908,278,773 pool (the
                        "Mortgage Pool") of 119 fixed-rate commercial and multifamily mortgage loans (the "Mortgage Loans"). There are no credit tenant lease loans.

LOAN SELLER:            Prudential Mortgage Capital Funding, LLC

CO-LEAD MANAGERS:       Merrill Lynch, Pierce, Fenner & Smith Incorporated and
                        Salomon Smith Barney Inc.

BOOK-RUNNING MANAGER:   Merrill Lynch, Pierce, Fenner & Smith Incorporated

MASTER SERVICER:        Prudential Asset Resources, Inc.

SPECIAL SERVICER:       Lennar Partners, Inc. for all of the mortgage loans,
                        except the RREEF Portfolio, which in the event necessary will be specially serviced by Prudential Asset
                        Resources, Inc.

TRUSTEE:                LaSalle Bank National Association

FISCAL AGENT:           ABN AMRO Bank N.V.

EXPECTED SETTLE DATE:   On or about May 30, 2001.

DISTRIBUTION DATES:     The 10th of each month. The first Distribution Date on
                        which investors will be entitled to distributions will be in June 2001.

MINIMUM DENOMINATIONS:  $1,000 for all Offered Certificates.

ERISA CONSIDERATIONS:   Under current law, Class A-1, A-2, B and Class C
                        Certificates are expected to be ERISA eligible.

SMMEA ELIGIBILITY:      Class A-1 and A-2 Certificates are expected to be
                        "mortgage related securities" for purposes of SMMEA.

RISK FACTORS:           THE CERTIFICATES INVOLVE A DEGREE OF RISK AND MAY NOT BE
                        SUITABLE FOR ALL INVESTORS. SEE THE "RISK FACTORS"
                        SECTION OF THE PROSPECTUS SUPPLEMENT AND THE "RISK
                        FACTORS" SECTION OF THE PROSPECTUS.

RATING AGENCIES FOR
OFFERED CERTIFICATES:   Moody's Investors Service ("Moody's") and Fitch, Inc.
                        ("Fitch").



MERRILL LYNCH & CO                                     SALOMON SMITH BARNEY INC.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities laws, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Capitalized terms used but not defined herein have the respective meanings set forth in the related preliminary prospectus supplement. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain cases assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document. Neither the underwiters, nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final
Offering Document.                                                             4

                              [MERRILL LYNCH LOGO]

STRUCTURAL CHARACTERISTICS:

The Class A-1, A-2, B and C Certificates are fixed rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.

INTEREST                Each class of Offered Certificates will be entitled on
DISTRIBUTIONS:          each Distribution Date to interest accrued at its
                        pass-through rate on the outstanding principal balance
                        (the "Certificate Balance") of such Class for the prior calendar month. The Certificates with Certificate
                        Balances are herein referred to as the "Principal
                        Balance Certificates").

PRINCIPAL               Principal will be distributed on each Distribution Date
DISTRIBUTIONS:          to the Class of Principal Balance Certificates
                        outstanding, with the earliest alphabetical/numerical
                        Class designation, until its Certificate Balance is reduced to zero. If, due to losses, the Certificate
                        Balances of the Class B through Class O Certificates are reduced to zero, payments of principal to the Class A-1 and A-2 Certificates will be made on a pro rata basis.

PREPAYMENT              All prepayment premiums that are calculated as a
PREMIUM                 percentage of the amount prepaid (each, exclusive of any
ALLOCATION:             minimum yield maintenance charge, a "Prepayment
                        Premium") will be distributed to Certificateholders on the Distribution Date following the collection period in which the prepayment occurred. On each Distribution
                        Date, a portion of all Prepayment Premiums will be allocated to each Class of Offered Certificates then entitled to principal distributions, which portion will be equal to 25% of the product of (a) the amount of such Prepayment Premiums, multiplied by (b) a fraction, the numerator of which is equal to the amount of principal distributable to such class of Offered Certificates on such Distribution Date and the denominator of which is the Total Principal Distribution Amount (as defined in the Prospectus Supplement) for such Distribution Date.
                        The remaining portion of all Prepayment Premiums will be allocated to the Class X Certificates.

YIELD MAINTENANCE       All yield maintenance charges, including any minimum
ALLOCATION:             yield maintenance charges calculated as a Charges
                        percent are distributed to Certificateholders on the Distribution Date following the collection period in which the prepayment occurred. On each Distribution
                        Date, the holders of each Class of Offered Certificates then entitled to principal distributions will be entitled to that portion of each such yield maintenance charge equal to the product of (a) the amount of such yield maintenance charges, multiplied by (b) a fraction, the numerator of which is equal to the excess, if any, of the pass-through rate of such Class of Offered
                        Certificates over the relevant discount rate, as specified in the Note which is prepaying, and the denominator of which is equal to the excess, if any, of the mortgage rate of the prepaid Mortgage Loan over the relevant Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such class of Offered
                        Certificates on such Distribution Date, and the denominator of which is the Total Principal Distribution
                        Amount for such Distribution Date. Any remaining amounts after making the above distributions will be allocated to the Class X Certificates.



MERRILL LYNCH & CO                                     SALOMON SMITH BARNEY INC.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities laws, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Capitalized terms used but not defined herein have the respective meanings set forth in the related preliminary prospectus supplement. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain cases assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document. Neither the underwiters, nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final
Offering Document.                                                             5

                              [MERRILL LYNCH LOGO]

YIELD MAINTENANCE       A Yield Maintenance Charge will generally be equal to
CHARGE ALLOCATION       the present value of the reduction in interest payments
EXAMPLE:                as a result of the prepayment through the maturity of
                        the Mortgage Loan, discounted at the yield of a Treasury security of similar maturity in most cases (converted from semi-annual to monthly pay). The following hypothetical example reflects that method:

                        General Yield Maintenance Charge Allocation Example:
                        ----------------------------------------------------

                        Assuming the structure presented in this Term Sheet and the Prospectus Supplement and the following assumptions:

                        Assume prepayment occurs on June 1, 2001.

                        Assume only Class A-1 will be receiving principal at the time of this prepayment.

                        Mortgage Loan characteristics of hypothetical loan being prepaid:
                             Balance: $10,000,000
                             Mortgage Rate-Coupon: 8.00%
                             Scheduled Maturity: 8 years (June 1, 2009)
                             Yield Maintenance Charge Payable:  $500,000

                        Discount Rate/Treasury Yield (monthly): 5.00%

                        Certificate Characteristics: Class A-1 Pass-Through
                        Rate: 6.00%


                        Discount Rate Fraction Calculation:
                        --------------------------------------------------------------------------------------------
                                                                   Class A-1                       Class X
                        --------------------------------------------------------------------------------------------
                         (Class A-1 Pass-Through Rate       6.00% - 5.00%
                          - Discount Rate) / (Gross         ------------- = 33.33%
                        Mortgage Rate - Discount Rate)      8.00% - 5.00%
                        --------------------------------------------------------------------------------------------
                         Portion of Yield Maintenance
                        Premium allocated to Class A-1               33.33%               100.00% - 33.33% = 66.67%
                        --------------------------------------------------------------------------------------------
                             YM Charges Allocated                   $166,667                      $333,333
                        --------------------------------------------------------------------------------------------

CREDIT ENHANCEMENT:     Each Class of Certificates, other than Classes A-1, A-2,
                        and X (the "Senior Certificates"), will be subordinate to: (i) the Senior Certificates and (ii) each other
                        Class with an earlier alphabetical Class designation.

ADVANCING:              The Master Servicer and, if it fails to do so, the
                        Trustee or Fiscal Agent will be obligated to make principal and interest (P&I) advances and servicing advances, including delinquent property taxes and insurance, but only to the extent that such advances are deemed recoverable and in the case of P&I advances subject to Appraisal Reductions Amounts (as defined in the Prospectus Supplement") that may occur.

REALIZED LOSSES AND     Realized Losses on the Mortgage Loans and Additional
EXPENSE LOSSES:         Trust Fund Expenses, (each as defined in the Prospectus
                        Supplement), if any, will be allocated to the Class O, Class N, Class M, Class L, Class K, Class J, Class H,
                        Class G, Class F, Class E, Class D, Class C, and Class B
                        Certificates, in that order, and then, pro rata, to Classes A-1 and A-2.



MERRILL LYNCH & CO                                     SALOMON SMITH BARNEY INC.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities laws, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Capitalized terms used but not defined herein have the respective meanings set forth in the related preliminary prospectus supplement. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain cases assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document. Neither the underwiters, nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final
Offering Document.                                                             6

                              [MERRILL LYNCH LOGO]

PREPAYMENT INTEREST     For any Distribution Date, any Net Aggregate Prepayment
SHORTFALLS:             Interest Shortfall (as defined in the Prospectus
                        Supplement) for such Distribution Date will generally be allocated on a pro rata basis to each Class of Certificates in proportion to its entitlement to interest. Up to a master servicing fee rate of 0.01%;
                        the master servicing fee on the underlying mortgage loans in the applicable collection period shall be offset against any Prepayment Interest Shortfall (as defined in the Prospectus Supplement).

APPRAISAL               An appraisal reduction generally will be created in the
REDUCTIONS:             amount, if any, by which the principal balance of a
                        mortgage loan as to which an Appraisal Trigger Event (as defined in the Prospectus Supplement) has occurred (plus other amounts overdue or advanced in connection with such loan); exceeds 90% of the appraised value of the related mortgaged property plus all escrows and reserves held with respect to the mortgage loan. As a result of calculating an Appraisal Reduction Amount for a given mortgage loan, the P&I advance for such loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the subordinate Certificates in reverse alphabetical order of the class designations. An Appraisal Reduction Amount will be reduced to zero as of the date the related
                        Mortgage Loan has been brought current for at least three consecutive months, paid in full, liquidated, repurchased, or otherwise disposed.

CONTROLLING CLASS:      The "Controlling Class" will generally be the most
                        subordinate class of Principal Balance Certificates outstanding at any time or, if the Certificate Balance of such class is less than 25% of the initial
                        Certificate Balance of such class, the next most subordinate class of Principal Balance Certificates.

SPECIAL SERVICER:       The Pooling and Servicing Agreement permits the
                        applicable Special Servicer to modify, waive or amend any term of any Mortgage Loan if it determines, in accordance with the servicing standard, that it is appropriate to do so subject to certain limitations.

OPTIONAL                The Master Servicer, a Special Servicer, and certain
TERMINATION:            Certificateholders will have the option to purchase, in
                        whole but not in part, the remaining assets of the Trust on or after the Distribution Date on which the Stated
                        Principal Balance (as defined in the Prospectus
                        Supplement) of the mortgage loans then outstanding is less than or equal to 1% of the Initial Mortgage Pool
                        Balance. Such purchase price will generally be at a price equal to the unpaid aggregate principal balance of the mortgage loans plus accrued and unpaid interest and certain other Additional Trust Fund Expenses (or fair market value in the case of REO properties).

REPORTS TO              The Trustee will prepare and deliver monthly
CERTIFICATEHOLDERS:     Certificateholder Reports. The Special Servicer will
                        prepare and deliver to the Trustee a monthly Special
                        Servicer Report summarizing the status of each specially serviced mortgage loan. The Master Servicer and the Special Servicer will prepare and deliver to the Trustee an annual report setting forth, among other things, the debt service coverage ratios for each mortgage loan, as available. Each of the reports will be available to the Certificateholders. A report containing information regarding the mortgage loans will be available electronically.



MERRILL LYNCH & CO                                     SALOMON SMITH BARNEY INC.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities laws, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Capitalized terms used but not defined herein have the respective meanings set forth in the related preliminary prospectus supplement. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain cases assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document. Neither the underwiters, nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final
Offering Document.                                                             7

                              [MERRILL LYNCH LOGO]

ADDITIONAL              Certificateholders may request from the Trustee certain
INFORMATION TO          additional information. The Trustee will also make
CERTIFICATEHOLDERS:     mortgage loan information as presented in the standard
                        Commercial Mortgage Securities Association investor reporting package formats available to holders and beneficial owners of the Certificates via the trustee's internet website. The foregoing reports will be accessible only with a password provided by the trustee after its receipt from the person(s) seeking access of a certification in the form attached to the pooling and servicing agreement. The trustee's internet website will initially be located at "www.etrustee.net". For assistance with the trustee's internet website, holders and beneficial owners of the Certificates may call (312)
                        904-7807.

MODELING                The underwriters may make available, but are under no
INFORMATION:            obligation to do so, certain statistical information
                        about the Offered Certificates and the underlying collateral on the Bloomberg and Trepp Analytics systems.
                        Please contact the trading desk at (212) 449-3860 or
                        (212) 723-6156 for further information.



MERRILL LYNCH & CO                                     SALOMON SMITH BARNEY INC.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities laws, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Capitalized terms used but not defined herein have the respective meanings set forth in the related preliminary prospectus supplement. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain cases assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document. Neither the underwiters, nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final
Offering Document.                                                             8

                              [MERRILL LYNCH LOGO]

COLLATERAL CHARACTERISTICS:

POOL SUMMARY:           As of May 1, 2001 (the "Cut-Off Date"), the Mortgage
                        Pool consists of a $ 908,278,773 pool of 119 fixed-rate, first lien mortgage loans secured by liens on commercial and multifamily properties located throughout 30 states and the District of Columbia, with a weighted average
                        Mortgage Rate of 7.602% and a weighted average remaining term to maturity or anticipated repayment date, as applicable, of 118 months. See the Prospectus Supplement for more detailed collateral information.

                        Initial Mortgage Pool Balance:       $ 908,278,773
                        Number of Loans:                     119              Number of Properties        136
                        Gross WAC:                           7.602%
                        Original WAM:                        124 months       Remaining WAM:              118 months
                        Average Loan Balance:                $7,632,595
                        WA DSCR:                             1.65x            WA Cut-off Date LTV Ratio:  64.01%
                                                    POOL SUMMARY BY PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------
                                                             Percent
                                                             by                                                           Cut-Off
                                                             Cut-off                                                        Date
                                   Cut-off Date   Wtd. Avg.  Date         Wtd.    Wtd.    Wtd.      Wtd.                 Principal
                      Number of      Principal    Mortgage   Principal    Avg.    Avg.    Avg.      Avg.     Wtd. Avg.    Balance
  Property Type(2)    Properties      Balance       Rate     Balance      LTV     BLTV    RTM       DSCR    Occupancy(1)  per Unit
------------------------------------------------------------------------------------------------------------------------------------
Office                        32   $290,566,168     7.749%     31.99%    61.44%   52.93%   121      1.58x      97.61%         $86
------------------------------------------------------------------------------------------------------------------------------------
Multifamily                   35    186,080,750     7.519      20.49     74.96    67.04    120      1.38       95.55       36,508
------------------------------------------------------------------------------------------------------------------------------------
            Anchored          15    116,756,174     7.387      12.85     65.95    57.49    117      1.77       98.19           66
          Unanchored           8     17,136,869     7.823       1.89     64.00    50.64    120      1.47       96.12           81
     Shadow Anchored           9     22,873,522     7.896       2.52     73.88    64.74    115      1.34       96.32          102
        Other Retail           1      2,920,726     8.350        .32     73.94    47.97    115      1.30       92.60           49
        ------------          --    -----------     -----      -----     -----    -----    ---      ----       -----           --
Retail -Total                 33    159,687,292     7.525      17.58     67.02    57.62    117      1.67       97.60           71
------------------------------------------------------------------------------------------------------------------------------------
Industrial                    24    155,079,110     7.276      17.07     52.65    44.95    109      2.26       99.15           26
------------------------------------------------------------------------------------------------------------------------------------
        Full Service           4     43,650,980     7.600       4.81     47.37    38.63    119      1.53       73.05       46,536
     Limited Service           2     21,771,063     8.619       2.40     69.56    58.66    114      1.47       80.48       86,393
     ---------------           -     ----------     -----       ----     -----    -----    ---      ----       -----       ------
Hospitality--Total             6     65,422,043     7.939       7.20     54.75    45.30    117      1.51       75.52       54,977
------------------------------------------------------------------------------------------------------------------------------------
Manufactured                   2     39,900,000     7.840       4.39     78.24    69.81    121      1.22       90.61       17,408
Housing(3)
------------------------------------------------------------------------------------------------------------------------------------
Self Storage                   4     11,543,411     7.933       1.27     66.03    54.51    116      1.43       90.79        4,800
------------------------------------------------------------------------------------------------------------------------------------
  Totals/Weighted            136   $908,278,773     7.602%    100.00%    64.01%   55.53%   118      1.65x      97.33%
      Average
------------------------------------------------------------------------------------------------------------------------------------


(1) Overall weighted average occupancy rate was calculated without the hospitality or the two manufactured housing properties.

(2) All Properties in the Manufactured Housing Category are cross collateralized and cross defaulted. There are other groups of loans shown on Annex A-1 that are cross collateralized and defaulted across property types.

(3) Both Manufactured Housing properties carry a seasonal reserve to offset the seasonality of their occupancies and ensuing rental income.



MERRILL LYNCH & CO                                     SALOMON SMITH BARNEY INC.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities laws, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Capitalized terms used but not defined herein have the respective meanings set forth in the related preliminary prospectus supplement. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain cases assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document. Neither the underwiters, nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final
Offering Document.                                                             9

                              [MERRILL LYNCH LOGO]

CALL PROTECTION:        100% of the mortgage loans contain call protection
                        provisions. The mortgage loans are generally prepayable without penalty within a weighted average of 4.3 months from mortgage loan maturity. 98 of the mortgage loans, or approximately 81.2% of the Initial Pool Balance, allow defeasance.


                                              PERCENT OF REMAINING BALANCE ANALYSIS (1)
------------------------------------------------------------------------------------------------------------------------------------
                         Nov-01     Nov-02    Nov-03     Nov-04      Nov-05     Nov-06     Nov-07     Nov-08    Nov-09     Nov-10
------------------------------------------------------------------------------------------------------------------------------------
  Lock-out/Defeasance    89.12      83.22     83.20      79.26       77.89      76.42      74.96      80.78     80.61      33.54
------------------------------------------------------------------------------------------------------------------------------------
           YM            10.88      16.78     16.80      20.74       22.11      23.58      22.66      19.22     19.39      22.48
------------------------------------------------------------------------------------------------------------------------------------
       Sub Total        100.00     100.00    100.00     100.00      100.00     100.00      97.62     100.00    100.00      56.03
------------------------------------------------------------------------------------------------------------------------------------


  Prepayment Premium:
------------------------------------------------------------------------------------------------------------------------------------
          3.0%           0.00       0.00      0.00       0.00        0.00       0.00       0.00       0.00      0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
          2.0%           0.00       0.00      0.00       0.00        0.00       0.00       0.00       0.00      0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
          1.0%           0.00       0.00      0.00       0.00        0.00       0.00       0.00       0.00      0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
          Open           0.00       0.00      0.00       0.00        0.00       0.00       2.38       0.00      0.00       43.97
------------------------------------------------------------------------------------------------------------------------------------
         Total         100.00     100.00    100.00     100.00      100.00     100.00     100.00     100.00    100.00     100.00
------------------------------------------------------------------------------------------------------------------------------------

     (1) Numbers represent percentage of outstanding balance as of the date indicated


COLLATERAL STRATIFICATION TABLES:

-----------------------------------------------------------------------------------------------------------------------
                                                                                                        PERCENT OF
                                                                                                       INITIAL POOL
      CUT-OFF DATE PRINCIPAL BALANCES ($)      NUMBER OF LOANS       CUT-OFF DATE PRINCIPAL BALANCE       BALANCE
-----------------------------------------------------------------------------------------------------------------------
              <= 2,500,000                           36                       $62,730,542                   6.9%
-----------------------------------------------------------------------------------------------------------------------
          2,500,000 -  5,000,000                     32                       118,544,039                  13.1
-----------------------------------------------------------------------------------------------------------------------
          5,000,000 -  7,500,000                     12                        75,758,652                   8.3
-----------------------------------------------------------------------------------------------------------------------
          7,500,000 - 10,000,000                     14                       123,297,954                  13.6
-----------------------------------------------------------------------------------------------------------------------
         10,000,000 - 12,500,000                      7                        82,934,771                   9.1
-----------------------------------------------------------------------------------------------------------------------
         12,500,000 - 15,000,000                      7                        97,528,737                  10.7
-----------------------------------------------------------------------------------------------------------------------
         15,000,000 - 20,000,000                      4                        70,922,386                   7.8
-----------------------------------------------------------------------------------------------------------------------
         20,000,000 - 25,000,000                      4                        85,885,980                   9.5
-----------------------------------------------------------------------------------------------------------------------
         25,000,000 - 91,000,000                      3                       190,675,711                  21.0
-----------------------------------------------------------------------------------------------------------------------
                 TOTAL:                              119                     $908,278,773                   100%
-----------------------------------------------------------------------------------------------------------------------
              MIN: $839,904                  AVERAGE: $7,632,595            MAX: $91,000,000
-----------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------     --------------------------------------------------------------
                                                  PERCENT OF                                                         PERCENT OF
                 NUMBER OF      CUT-OFF DATE     INITIAL POOL                          NUUMBER OF   CUT-OFF DATA    INITIAL POOL
    STATES       PROPERTIES   PRINCIPAL BALANCE     BALANCE          MORTGAGE RATES      LOANS    PRINCIPAL BALANCE    BALANCE
---------------------------------------------------------------     --------------------------------------------------------------
California           27        $159,912,188          17.6%               < 7.250           19       $239,554,914        26.4%
---------------------------------------------------------------     --------------------------------------------------------------
Florida              18          89,499,287           9.9             7.250 - 7.750        45        331,446,171        36.5
---------------------------------------------------------------     --------------------------------------------------------------
New York              2          78,923,575           8.7             7.750 - 8.000        34        190,409,688        21.0
---------------------------------------------------------------     --------------------------------------------------------------
Texas                16          65,438,130           7.2                > 8.000           21        146,868,000        16.2
---------------------------------------------------------------     --------------------------------------------------------------
Tennessee             5          55,595,851           6.1                 Total:          119       $908,278,773        100%
---------------------------------------------------------------     --------------------------------------------------------------
OTHER                68         458,909,741          50.5           MIN:  6.635%           WTD. AVERAGE: 7.602%     MAX:  8.90%
---------------------------------------------------------------     --------------------------------------------------------------
    TOTAL:          136        $908,278,773          100%
---------------------------------------------------------------




MERRILL LYNCH & CO                                     SALOMON SMITH BARNEY INC.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities laws, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Capitalized terms used but not defined herein have the respective meanings set forth in the related preliminary prospectus supplement. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain cases assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document. Neither the underwiters, nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final
Offering Document.                                                            10

                              [MERRILL LYNCH LOGO]

DSCRs (x)
---------------------------------------------------------------
                                                   PERCENT OF
                     NUMBER OF    CUT-OFF DATE      INITIAL
                       LOANS    PRINCIPAL BALANCE POOL BALANCE
---------------------------------------------------------------
    1.15 - 1.25          19       $176,496,230        19.4%
---------------------------------------------------------------
    1.25 - 1.35          52        270,326,929        29.8
---------------------------------------------------------------
    1.35 - 1.45          23        124,061,562        13.7
---------------------------------------------------------------
    1.45 - 1.55          11         92,985,213        10.2
---------------------------------------------------------------
    1.55 - 1.65           6         46,937,372         5.2
---------------------------------------------------------------
    1.65 - 1.75           3         24,286,537         2.7
---------------------------------------------------------------
       > 1.75             5        173,184,930        19.1
---------------------------------------------------------------
       TOTAL:           119       $908,278,773         100%
---------------------------------------------------------------
MIN:  1.15X              WTD. AVERAGE: 1.65X       MAX:  3.86X
---------------------------------------------------------------


ORIGINAL TERMS TO STATED MATURITY OR ARD (MOS)                     REMAINING TERMS TO STATED MATURITY OR ARD (MONTHS)
--------------------------------------------------------------     ---------------------------------------------------------------
                                                  PERCENT OF                                       CUT-OFF DATE     PERCENT OF
                                                    INITIAL                             NUMBER      PRINCIPAL      INITIAL POOL
                      NUMBER      CUT-OFF DATE       POOL                              OF LOANS      BALANCE          BALANCE
                     OF LOANS  PRINCIPAL BALANCE    BALANCE              <= 110           17       $108,001,255        11.9%
--------------------------------------------------------------     ---------------------------------------------------------------
       <= 110             3        $26,415,418        2.9%               110 - 120         95       719,964,994         79.3%
--------------------------------------------------------------     ---------------------------------------------------------------
      110 - 120         106        781,077,764       86.0                 > 120             7        80,312,524          8.8
--------------------------------------------------------------     ---------------------------------------------------------------
        > 120            10        100,785,591       11.1                TOTAL:           119      $908,278,773          100%
--------------------------------------------------------------     ---------------------------------------------------------------
       TOTAL:           119       $908,278,773        100%          MIN:  78                WTD. AVERAGE: 118            MAX:  236
--------------------------------------------------------------     ---------------------------------------------------------------
MIN:  84                   WTD. AVERAGE: 124        MAX:  240
--------------------------------------------------------------


ORIGINAL AMORTIZATION TYPES                                        REMAINING AMORTIZATION TERMS (MONTHS)
---------------------------------------------------------------    --------------------------------------------------------------
                                                   PERCENT OF                                      CUT-OFF DATE     PERCENT OF
                     NUMBER OF    CUT-OFF DATE      INITIAL                            NUMBER       PRINCIPAL      INITIAL POOL
                       LOANS    PRINCIPAL BALANCE POOL BALANCE                        OF LOANS       BALANCE         BALANCE
---------------------------------------------------------------    --------------------------------------------------------------
BALLOON                 102       $698,729,162       76.93%           INTEREST-ONLY        1       $91,000,000         10.0%
---------------------------------------------------------------    --------------------------------------------------------------
INTEREST ONLY             1         91,000,000       10.02              166 - 242         11        45,119,683          5.0
---------------------------------------------------------------    --------------------------------------------------------------
HYPER                    13         84,270,637        9.28              254 - 298         24       183,912,692         20.2
---------------------------------------------------------------    --------------------------------------------------------------
FULLY AMORTIZING          3         34,278,973        3.77              298 - 360         83       588,246,398         64.8
---------------------------------------------------------------    --------------------------------------------------------------
       TOTAL:           119       $908,278,773         100%              TOTAL:          119      $908,278,773          100%
---------------------------------------------------------------    --------------------------------------------------------------
                                                                   MIN:  167               WTD. AVERAGE: 326           MAX:  360
                                                                   --------------------------------------------------------------


CUT-OFF DATE LTVS                                                  MATURITY DATE LTVS
----------------------------------------------------------------   --------------------------------------------------------------
                     NUMBER OF    CUT-OFF DATE     PERCENT OF                                      CUT-OFF DATE     PERCENT OF
                     NUMBER OF    CUT-OFF DATE    INITIAL POOL                          NUMBER      PRINCIPAL      INITIAL POOL
                       LOANS    PRINCIPAL BALANCE    BALANCE                           OF LOANS      BALANCE         BALANCE
----------------------------------------------------------------   --------------------------------------------------------------
      < 50.00             7       $139,068,660            15.3%          < 50.00           24      $327,874,072         36.1%
----------------------------------------------------------------   --------------------------------------------------------------
   50.00 - 55.00          6        120,969,817            13.3         50.00 - 55.00       17        91,580,706         10.1
----------------------------------------------------------------   --------------------------------------------------------------
   55.00 - 60.00          5         24,346,385             2.7         55.00 - 60.00       11        70,975,175         7.8
----------------------------------------------------------------   --------------------------------------------------------------
   60.00 - 65.00          9         34,182,293             3.8         60.00 - 65.00       25       113,813,713         12.5
----------------------------------------------------------------   --------------------------------------------------------------
   65.00 - 70.00         17        118,338,612            13.0         65.00 - 70.00       25       167,066,102         18.4
----------------------------------------------------------------   --------------------------------------------------------------
   70.00 - 75.00         38        191,470,963            21.1         70.00 - 75.00       17       136,969,004         15.1
----------------------------------------------------------------   --------------------------------------------------------------
   75.00 - 80.00         35        259,706,182            28.6      Total:                119     $ 908,278,773          100%
----------------------------------------------------------------    Min:  0.00%            Wtd. Average: 55.53%    Max: 74.10%
   80.00 - 82.00          2         20,195,860             2.2     --------------------------------------------------------------
----------------------------------------------------------------    MIN W/O FULLY AMORTIZING LOANS:  28.73%
TOTAL:                  119       $908,278,773             100%    --------------------------------------------------------------
----------------------------------------------------------------
MIN:  28.73%             WTD. AVERAGE: 64.01%     MAX: 81.57%
----------------------------------------------------------------




MERRILL LYNCH & CO                                     SALOMON SMITH BARNEY INC.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities laws, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Capitalized terms used but not defined herein have the respective meanings set forth in the related preliminary prospectus supplement. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain cases assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document. Neither the underwiters, nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final
Offering Document.                                                            11

                              [MERRILL LYNCH LOGO]




COLLATERAL CHARACTERISTICS (CONTINUED):
---------------------------------------

TEN LARGEST MORTGAGE LOANS

          TEN LARGEST MORTGAGE LOANS BY CUT-OFF BALANCE (INCLUDES CROSS
                        COLLATERALIZED GROUPS IN SHADING)

-------------------------------------------------------------------------------------------------------------------------------
                                               PERCENT BY
                                                 CUT-OFF                                  LTV      CUT-
                               CUT-OFF DATE       DATE                                    AT       OFF
                      NO. OF     PRINCIPAL     PRINCIPAL                    CUT-OFF     MATURITY   DATE    MORTGAGE
      LOAN NAME        PROP.      BALANCE       BALANCE     PROPERTY TYPE   DATE LTV     OR ARD    DSCR      RATE      CITY
-------------------------------------------------------------------------------------------------------------------------------
      RREEF PORTFOLIO    9     $ 91,000,000      10.02%        Various       28.73%      28.73%    3.86x    6.635%    Various
               A NOTE                                          Property
                                                                Types
-------------------------------------------------------------------------------------------------------------------------------
  TWO CHASE MANHATTAN    1       69,709,807       7.67%         Office       50.51%      45.00%     1.77    7.680%    New York
                PLAZA
-------------------------------------------------------------------------------------------------------------------------------
    TOWERPOINT RESORT    1       20,235,000       2.23%      Manufactured    78.24%      69.81%     1.22    7.840%      Mesa
     MOBILE HOME PARK                                           Housing
-------------------------------------------------------------------------------------------------------------------------------
     GOOD LIFE MOBILE    1       19,665,000       2.17%      Manufactured    78.24%      69.81%     1.22    7.840%      Mesa
            HOME PARK                                           Housing
-------------------------------------------------------------------------------------------------------------------------------
         IDT BUILDING    1       29,965,904       3.30%         Office       68.73%       0.00%     1.20    8.900%     Newark
-------------------------------------------------------------------------------------------------------------------------------
  OHANA WAIKIKI TOWER    1       22,924,256       2.52%          Hotel       52.22%      42.59%     1.58    7.600%    Honolulu
-------------------------------------------------------------------------------------------------------------------------------
   ANCHORAGE BUSINESS    1       11,958,106       1.32%         Office       71.92%      56.82%     1.46    7.660%   Anchorage
                 PARK
-------------------------------------------------------------------------------------------------------------------------------
            ANCHORAGE    1       10,694,460       1.18%       Industrial     71.92%      56.82%     1.46    7.660%   Anchorage
  DISTRIBUTION CENTER
-------------------------------------------------------------------------------------------------------------------------------
   GABLES STONEBRIDGE    1       22,000,000       2.42%       Multifamily    79.71%      72.48%     1.28    7.220%    Cordova
           APARTMENTS
-------------------------------------------------------------------------------------------------------------------------------
  OUTRIGGER PORTFOLIO    3       20,726,724       2.28%          Hotel       42.00%      34.25%     1.49    7.600%    Honolulu
-------------------------------------------------------------------------------------------------------------------------------
      500 SOUTH FRONT    1       19,078,070       2.10%         Office       76.31%      68.69%     1.24    8.130%    Columbus
               STREET
-------------------------------------------------------------------------------------------------------------------------------
 LEXMARK DISTRIBUTION    1       16,979,316       1.87%       Industrial     66.85%      54.75%     1.32    7.680%    Seymour
               CENTER
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED          22     $354,936,643      39.08%           ---        54.54%      47.22%    2.07x    7.518%       --
AVERAGE
-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------
                                                                CUT OFF
                                                  OCCUPANCY   DATE $ PER
      LOAN NAME          STATE    PERCENT (1)   PROPERTY SIZE    UNIT
-------------------------------------------------------------------------
      RREEF PORTFOLIO    AZ CA      98.20%       3,896,041 sf     23
               A NOTE    DE FL
                         GA TX
-------------------------------------------------------------------------
  TWO CHASE MANHATTAN      NY      100.00%         596,971 sf     117
                PLAZA
-------------------------------------------------------------------------
    TOWERPOINT RESORT      AZ       91.20%         1,113 pads   18,181
     MOBILE HOME PARK
-------------------------------------------------------------------------
     GOOD LIFE MOBILE      AZ       90.00%         1,179 pads   16,679
            HOME PARK
-------------------------------------------------------------------------
         IDT BUILDING      NJ      100.00%         444,180 sf     67
-------------------------------------------------------------------------
  OHANA WAIKIKI TOWER      HI       69.80%          440 rooms   52,101
-------------------------------------------------------------------------
   ANCHORAGE BUSINESS      AK       93.20%         183,945 sf     65
                 PARK
-------------------------------------------------------------------------
            ANCHORAGE      AK       97.80%         293,384 sf     36
  DISTRIBUTION CENTER
-------------------------------------------------------------------------
   GABLES STONEBRIDGE      TN       93.80%          500 units   44,000
           APARTMENTS
-------------------------------------------------------------------------
  OUTRIGGER PORTFOLIO      HI       76.64%          498 rooms   41,620
-------------------------------------------------------------------------
      500 SOUTH FRONT      OH       98.70%         146,340 sf     130
               STREET
-------------------------------------------------------------------------
 LEXMARK DISTRIBUTION      IN      100.00%         762,776 sf     22
               CENTER
-------------------------------------------------------------------------
TOTAL/WEIGHTED             --       96.85%             --         --
AVERAGE
-------------------------------------------------------------------------

(1) Overall weighted average occupancy rate was calculated without the hospitality or the two manufactured housing properties

     Indicates Cross Collateralized Cross Defaulted Loans viewed as one loan for purposes of determining top ten loans.



MERRILL LYNCH & CO                                     SALOMON SMITH BARNEY INC.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities laws, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Capitalized terms used but not defined herein have the respective meanings set forth in the related preliminary prospectus supplement. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain cases assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document. Neither the underwiters, nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final
Offering Document.                                                            12

                              [MERRILL LYNCH LOGO]


1. THE RREEF PORTFOLIO LOAN. General Characteristics of the RREEF Portfolio Mortgage Loan.


---------------------------------------------------------------------------------------------------------------
Cut-off Date Principal Balance:       $91,000,000                        Property Type:            Various
---------------------------------------------------------------------------------------------------------------
% of Initial Mortgage Pool Balance:   10.02%                             Location:                 Various
---------------------------------------------------------------------------------------------------------------
Originator:                           PMCC                               Year Built/Renovated:     Various
---------------------------------------------------------------------------------------------------------------
Mortgage Interest Rate:               6.635%                             Total Appraised Value:    $316,750,000
---------------------------------------------------------------------------------------------------------------
Maturity Date:                        May 1, 2011                        Appraisal Date:           Various
---------------------------------------------------------------------------------------------------------------
ARD Loan:                             No                                 Encumbered Interest:      Fee
---------------------------------------------------------------------------------------------------------------
Anticipated Repayment Date:           N/A                                Cut-off Date LTV Ratio:   28.73%
---------------------------------------------------------------------------------------------------------------
Amortization Term:                    N/A                                Maturity/ARD LTV Ratio:   28.73%
---------------------------------------------------------------------------------------------------------------
Interest Calculation:                 (1)                                Occupancy Rate:           98.20%
---------------------------------------------------------------------------------------------------------------
Call Protection:                      >YM or Declining Fee (118), O(2)   Occupancy Date:           Various
---------------------------------------------------------------------------------------------------------------
Cross-Collateralization/Default:      No                                 Property Manager:         Various
---------------------------------------------------------------------------------------------------------------
Loan Purpose:                         Refinance                          Acquisition Price:        N/A
---------------------------------------------------------------------------------------------------------------
Single Asset/Portfolio:               Portfolio                          U/W DSCR:                 3.86x
---------------------------------------------------------------------------------------------------------------


(1) The RREEF Portfolio Mortgage Loan is an interest-only loan with a term of ten years.

     THE RREEF PORTFOLIO BORROWER AND SPONSOR. RREEF America REIT II Portfolio, L.P. and RREEF America REIT II Corp. J. are the special purpose borrowers under the RREEF Portfolio Mortgage Loan. RREEF America REIT II Portfolio, L.P. is a single purpose limited partnership formed under the laws of the State of Maryland, and RREEF America REIT II Corp. J. is a single purpose corporation formed under the laws of the State of Maryland. The borrowers are indirectly owned and controlled by RREEF America REIT II, Inc.

     RREEF America REIT II, Inc. is a real estate investment trust which, as of December 31, 2000, had a net asset value of over $535 million and approximately $20 million in debt. RREEF America REIT II, Inc. operates as a co-managed investment fund whose investors include institutional clients which are advised by RREEF, an institutional pension fund advisor founded in 1975. As of December 31, 2000, RREEF had over $12 billion in real estate assets under management, including shopping centers, office buildings, apartments and business and industrial parks.

     THE RREEF PORTFOLIO B-NOTE LOAN. The RREEF Portfolio Mortgage Loan and the RREEF Portfolio B-Note Loan are each secured by the same first priority mortgage on the RREEF Portfolio Properties. The RREEF Portfolio B-Note Loan is not included in the trust fund. The RREEF Portfolio B-Note Loan has, as of May 1, 2001, an unpaid principal balance of $64,385,000 and accrues interest at 7.033% per annum. The RREEF B-Note Holder is The Prudential Insurance Company of America.

     THE RREEF PORTFOLIO MORTGAGE LOAN CASHFLOWS. The RREEF Portfolio Mortgage Loan and the RREEF Portfolio B-Note Loan are subject to an agreement among noteholders. For so long as no monetary or other material event of default exists with respect to the RREEF Portfolio Loan Pair, and the RREEF Portfolio Loan Pair is not being specially serviced, payments of interest and principal will be made on the RREEF Portfolio Mortgage Loan and the RREEF Portfolio B-Note Loan on a pro rata basis. However, for as long as a monetary event of default or other material event of default exists with respect to the RREEF Portfolio Loan Pair or the RREEF Portfolio Loan Pair is being specially serviced, the agreement among noteholders requires that all amounts received in respect of the RREEF Portfolio Loan Pair will be applied: first, to cover, or to reimburse various parties for, servicing advances/expenses relating to the RREEF Portfolio Loan Pair; second, to pay principal and interest (other than Default Interest) due on the RREEF Portfolio Mortgage Loan; third, to pay principal and interest (other than Default Interest) on the RREEF Portfolio B-Note Loan; fourth, to pay any yield maintenance charge or other prepayment premium payable on the RREEF Portfolio Mortgage Loan; fifth, to pay any yield maintenance charge or other prepayment premium on the RREEF Portfolio B-Note Loan; sixth, to pay Default Interest on the RREEF Portfolio Mortgage Loan; seventh, to pay Default Interest on the RREEF Portfolio B-Note Loan; and eighth, to allocate any remaining amounts between the RREEF Portfolio Mortgage Loan and the RREEF Portfolio B-Note Loan on a pro rata basis. Amounts so allocated will be held in various accounts maintained under the pooling and servicing agreement and applied as described in this prospectus supplement. In the event that there exists a payment default under the RREEF Portfolio Mortgage Loan that continues for 90 days or more, or the RREEF Portfolio Mortgage Loan becomes specially serviced, the holder of the RREEF Portfolio B-Note will be entitled to purchase the RREEF Portfolio Mortgage Loan from the trust at a price generally equal to the Purchase Price. The holder of the RREEF Portfolio B-Note is not required to pay any prepayment premium in connection with such purchase.



MERRILL LYNCH & CO                                     SALOMON SMITH BARNEY INC.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities laws, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Capitalized terms used but not defined herein have the respective meanings set forth in the related preliminary prospectus supplement. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain cases assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document. Neither the underwiters, nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final
Offering Document.                                                            13

                              [MERRILL LYNCH LOGO]

     RREEF PORTFOLIO PROPERTY DESCRIPTIONS: The RREEF Portfolio Loan Pair are secured by multiple properties located in six different states. The following table identifies those properties:


-----------------------------------------------------------------------------------------------------------------------------
                                                                                                                MOST RECENT
         PROPERTY                                           PROPERTY                  OCCUPANCY   YEAR BUILT/    APPRAISED
           NAME                   CITY         STATE          TYPE      SF OR UNITS      RATE      RENOVATED       VALUE
-----------------------------------------------------------------------------------------------------------------------------
     Bernardo Heights          San Diego     California     Office        243,472          100%       1998       $45,900,000
     Corporate Center
-----------------------------------------------------------------------------------------------------------------------------
  Palo Verde Industrial         Phoenix        Arizona      Office/       575,430         94.4%       1976       $27,500,000
        Portfolio                                         Industrial
-----------------------------------------------------------------------------------------------------------------------------
   Delaware Industrial          Various       Delaware    Industrial      868,709        98.35%       1985       $50,000,000
        Portfolio
-----------------------------------------------------------------------------------------------------------------------------
  Stadium Plaza Business        Anaheim      California   Industrial      807,911         98.2%       1971       $67,500,000
           Park
-----------------------------------------------------------------------------------------------------------------------------
Coppell Business Center II      Coppell         Texas     Industrial      530,621          100%       1998       $23,000,000
-----------------------------------------------------------------------------------------------------------------------------
    Plano Tech Center            Plano          Texas     Industrial      282,246          100%       2000       $17,750,000
-----------------------------------------------------------------------------------------------------------------------------
  Sunset Valley Village      Sunset Valley      Texas       Retail        236,592          100%       1998       $37,100,000
-----------------------------------------------------------------------------------------------------------------------------
    Westwinds of Boca         Boca Raton       Florida      Retail        172,047        97.81%       1992       $27,500,000
-----------------------------------------------------------------------------------------------------------------------------
The Reserve at Lenox Park       Atlanta        Georgia    Multifamily         176        93.18%       1998       $20,500,000
-----------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------
                                            ALLOCATED
         PROPERTY                U/W           LOAN
           NAME                  NCF          AMOUNT
-------------------------------------------------------
     Bernardo Heights         $2,978,364    $12,137,433
     Corporate Center
-------------------------------------------------------
  Palo Verde Industrial       $1,918,416     $7,647,239
        Portfolio
-------------------------------------------------------
   Delaware Industrial        $4,201,955    $15,232,844
        Portfolio
-------------------------------------------------------
  Stadium Plaza Business      $4,253,389    $18,270,863
           Park
-------------------------------------------------------
Coppell Business Center II    $1,933,996     $7,008,549
-------------------------------------------------------
    Plano Tech Center         $1,577,885     $5,372,388
-------------------------------------------------------
  Sunset Valley Village       $2,978,782    $11,068,636
-------------------------------------------------------
    Westwinds of Boca         $1,897,958     $7,903,439
-------------------------------------------------------
The Reserve at Lenox Park     $1,590,471     $6,358,609
-------------------------------------------------------

     The table below summarizes the total lease rollover for the non multifamily assets in the RREEF Portfolio:

------------------------------------------------------------------
                RREEF Commercial Rollover Schedule
------------------------------------------------------------------
     Year        # of leases     SF Expiring        %      Cum. %
------------------------------------------------------------------
     2001                 32         326,048     8.77%      8.77%
------------------------------------------------------------------
     2002                 63         445,593    11.99%     20.76%
------------------------------------------------------------------
     2003                 51         497,398    13.38%     34.14%
------------------------------------------------------------------
     2004                 35         622,064    16.74%     50.88%
------------------------------------------------------------------
     2005                 34         734,581    19.76%     70.64%
------------------------------------------------------------------
     2006                  6          45,163     1.22%     71.85%
------------------------------------------------------------------
     2007                  4         179,989     4.84%     76.70%
------------------------------------------------------------------
     2008                  9         403,186    10.85%     87.54%
------------------------------------------------------------------
     2009                  3          27,246     0.73%     88.28%
------------------------------------------------------------------
     2010                  2         132,784     3.57%     91.85%
------------------------------------------------------------------
> than 2010                9         237,772     6.40%     98.25%
------------------------------------------------------------------
   Vacant                  9          65,204     1.75%    100.00%
------------------------------------------------------------------

     RREEF 1 - The Bernardo Heights Corporate Center. The Bernardo Heights Corporate Center is a 15.5 acre property located in San Diego, California, approximately 15 miles north of downtown San Diego. It is improved by a single-tenant, three-story building and two-multi tenant buildings, with 243,472 square feet of Class A suburban office space. The property includes 529 surface parking spaces and a three-story parking garage containing 777 parking spaces. Set forth below is information regarding the three largest tenants at the Bernardo Heights Corporate Center:







------------------------------------------------------------------------------------------------------
                                                                                         In-Place
                                                               % of       In-Place      Annualized
                                      Lease                    Total     Annualized      Base Rent
         Tenant Name               Expiration    Tenant SF   Tenant SF    Base Rent     Per Sq. Ft.
------------------------------------------------------------------------------------------------------
      Advanta Mortgage            October 2008    127,000      52.2%     $  1,949,748     $15.35
------------------------------------------------------------------------------------------------------
         Avnet, Inc.             February 2005     19,688      8.09%     $    407,519     $20.70
------------------------------------------------------------------------------------------------------
 Federal Express Corporation       July 2006       13,906      5.71%     $    283,599     $20.39
------------------------------------------------------------------------------------------------------




MERRILL LYNCH & CO                                     SALOMON SMITH BARNEY INC.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities laws, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Capitalized terms used but not defined herein have the respective meanings set forth in the related preliminary prospectus supplement. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain cases assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document. Neither the underwiters, nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final
Offering Document.                                                            14

                              [MERRILL LYNCH LOGO]

     RREEF 2 - Palo Verde Portfolio. The Palo Verde Industrial property portfolio consists of 11 buildings with 575,430 square feet of industrial, distribution, flex and office space, located in five separate industrial parks in Phoenix, Arizona. The Palo Verde Industrial property portfolio also includes 1192 parking spaces. Set forth below is information regarding the three largest tenants at the Palo Verde Portfolio:


------------------------------------------------------------------------------------------------------
                                                                                         In-Place
                                                               % of       In-Place      Annualized
                                      Lease                    Total     Annualized      Base Rent
         Tenant Name               Expiration    Tenant SF   Tenant SF    Base Rent     Per Sq. Ft.
------------------------------------------------------------------------------------------------------
      Iron Mountain, Inc.          July 2007      86,857      15.09%     $276,205         $3.18
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
  IKON Office Solutions, Inc.     August 2005     53,866       9.36%     $219,773         $4.08
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
      Bauer Audio Visual         February 2004    43,636       7.58%     $151,853         $3.48
------------------------------------------------------------------------------------------------------

     RREEF 3 - The Delaware Industrial Portfolio. The Delaware Industrial property portfolio consists of 11 buildings with 868,709 square feet of warehouse/distribution, flex and office space, located in five separate industrial parks in New Castle County, Delaware. The improvements were built between 1985 and 1988 and consist of five warehouse/distribution buildings, four flex buildings and two flex buildings built out with 100% office space. Set forth below is information regarding the three largest tenants at the Delaware
Industrial Portfolio:


------------------------------------------------------------------------------------------------------
                                                                                         In-Place
                                                               % of       In-Place      Annualized
                                      Lease                    Total     Annualized      Base Rent
         Tenant Name               Expiration    Tenant SF   Tenant SF    Base Rent     Per Sq. Ft.
------------------------------------------------------------------------------------------------------
 Ryder Integrated Logistics      August 2001      170,425      19.62%    $703,668         $4.13
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
         Astropower             September 2010    130,800      15.06%    $608,220         $4.65
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
    Reliable Corporation        November 2008     119,653      13.77%    $625,365         $5.23
------------------------------------------------------------------------------------------------------

     RREEF 4 - The Stadium Plaza Business Park. The Stadium Plaza Business Park is a 47.8 acre property located in Anaheim, California. It is improved by 39 industrial buildings. The improvements consist of 807,911 square feet of office and warehouse space. Set forth below is information regarding the three largest tenants at the Stadium Plaza Business Park:


------------------------------------------------------------------------------------------------------
                                                                                         In-Place
                                                               % of       In-Place      Annualized
                                      Lease                    Total     Annualized      Base Rent
         Tenant Name               Expiration    Tenant SF   Tenant SF    Base Rent     Per Sq. Ft.
------------------------------------------------------------------------------------------------------
   SMT Dynamics Corporation        July 2005      87,618       10.85%    $590,904         $6.74
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Classic International Ceramics   September 2004   42,383        5.25%    $259,380         $6.12
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
       EPC America of CA              (1)         41,195        5.10%    $236,376         $5.74
------------------------------------------------------------------------------------------------------

(1) Tenant occupies two spaces, expiring in January 2002 (24,375 SF) and February 2002 (16,820 SF).

     RREEF 5 - The Coppell Business Center II. The Coppell Business Center II is a 33.2 acre property located in Coppell, Texas, approximately 15 miles northwest of downtown Dallas. It is improved by four buildings which were completed in 1998. The improvements consist of 530,621 square feet of industrial and office space. Set forth below is information regarding the three largest tenants at the Coppell Business Center II:


------------------------------------------------------------------------------------------------------
                                                                                         In-Place
                                                               % of       In-Place      Annualized
                                      Lease                    Total     Annualized      Base Rent
         Tenant Name               Expiration    Tenant SF   Tenant SF    Base Rent     Per Sq. Ft.
------------------------------------------------------------------------------------------------------
      Parago                          (1)         99,060       18.67%    $534,477         $5.39
------------------------------------------------------------------------------------------------------
 Airborne Freight                  July 2004      64,153       12.09%    $234,022         $3.65
------------------------------------------------------------------------------------------------------
     Sanijet                     September 2003   62,478       11.77%    $209,603         $3.35
------------------------------------------------------------------------------------------------------

(1) Tenant occupies three spaces, expiring December 2003 (36,000 and 30,300 SF) and May 2007 (32,760 SF). 1.





MERRILL LYNCH & CO                                     SALOMON SMITH BARNEY INC.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities laws, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Capitalized terms used but not defined herein have the respective meanings set forth in the related preliminary prospectus supplement. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain cases assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document. Neither the underwiters, nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final
Offering Document.                                                            15

                              [MERRILL LYNCH LOGO]

     RREEF 6 - The Plano Tech Center. The Plano Tech Center is a 17.6 acre property located in Plano, Texas, approximately 15 miles north of the Dallas central business district. It is improved by three Class A buildings which were completed in June 2000. The improvements consist of 282,246 square feet of office, tech and warehouse space. Set forth below is information regarding the three largest tenants at the Plano Tech Center:


------------------------------------------------------------------------------------------------------
                                                                                         In-Place
                                                               % of       In-Place      Annualized
                                      Lease                    Total     Annualized      Base Rent
         Tenant Name               Expiration    Tenant SF   Tenant SF    Base Rent     Per Sq. Ft.
------------------------------------------------------------------------------------------------------
     Sanmina Corporation           June 2005      104,104      36.88%    $754,754         $7.25
------------------------------------------------------------------------------------------------------
 Alcatel USA Servicing, L.P.      August 2005     104,104      36.88%    $503,867         $4.84
------------------------------------------------------------------------------------------------------
  Arch Communications Group      October 2007      48,526      17.19%    $463,423         $9.55
------------------------------------------------------------------------------------------------------

     RREEF 7 - The Sunset Valley Village. The Sunset Valley Village is a 39.7
acre property located in Sunset Valley, Texas. It is improved by a 236,592 square foot retail power center which was completed in 1998. The property includes 1183 parking spaces and an undeveloped two acre pad which can accommodate approximately 6,500 square feet of additional retail space. Set forth below is information regarding the three largest tenants at the Sunset
Valley Village:


------------------------------------------------------------------------------------------------------
                                                                                         In-Place
                                                               % of       In-Place      Annualized
                                      Lease                    Total     Annualized      Base Rent
         Tenant Name               Expiration    Tenant SF   Tenant SF    Base Rent     Per Sq. Ft.
------------------------------------------------------------------------------------------------------
 Linens N'Things                  January 2014    34,040       14.39%    $355,718         $10.45
------------------------------------------------------------------------------------------------------
    Comp USA                     September 2013   28,900       12.22%    $372,810         $12.90
------------------------------------------------------------------------------------------------------
 Barnes & Noble                    March 2014     26,972       11.40%    $384,351         $14.25
------------------------------------------------------------------------------------------------------

     RREEF 8 - The Westwinds of Boca. The Westwinds of Boca is a 22.5 acre property located in Boca Raton, Florida. It is improved by a 172,047 square foot, Class A, grocery anchored retail center. The property includes 1493 parking spaces. A Home Depot is located on the property but is not part of the collateral. Set forth below is information regarding the three largest tenants at the Westwinds of Boca:


------------------------------------------------------------------------------------------------------
                                                                                         In-Place
                                                               % of       In-Place      Annualized
                                      Lease                    Total     Annualized      Base Rent
         Tenant Name               Expiration    Tenant SF   Tenant SF    Base Rent     Per Sq. Ft.
------------------------------------------------------------------------------------------------------
       Publix                    August 2012      65,537       38.09%    $517,742         $ 7.90
------------------------------------------------------------------------------------------------------
 DSW Shoe Warehouse             January 2005      25,000       14.53%    $325,000         $13.00
------------------------------------------------------------------------------------------------------
     Kids `R' Us                January 2018      18,600       10.81%    $157,147         $ 8.45
------------------------------------------------------------------------------------------------------


     RREEF 9 - The Reserve at Lenox Park. The Reserve at Lenox Park is a 6.5 acre property located in the Buckhead area of Atlanta, Georgia. It is improved by a 176 unit garden-style apartment complex. The improvements are comprised of 6 four-story buildings which were completed in 1998. The property has approximately 300 parking spaces. Amenities at the property include a swimming pool, media center and fitness center. Based on the March 23, 2001 rent roll, The Reserve at Lenox Park is 93.18% occupied. Set forth below is information regarding the unit mix at The Reserve at Lenox Park:

-----------------------------------------------------------------
         Unit Type          # Units   Average Rent    Square Feet
-----------------------------------------------------------------
    1 Bedroom / 1 Bath         19        $  840            660
-----------------------------------------------------------------
    1 Bedroom / 1 Bath         45        $  950            810
-----------------------------------------------------------------
    1 Bedroom / 1 Bath         22        $1,157            940
-----------------------------------------------------------------
   2 Bedrooms / 2 Baths        19        $1,268          1,091
-----------------------------------------------------------------
   2 Bedrooms / 2 Baths        54        $1,356          1,180
-----------------------------------------------------------------
   3 Bedrooms / 2 Baths        14        $1,653          1,446
-----------------------------------------------------------------
  3 Bedrooms / 2 Bath TH        3        $2,283          1,550
-----------------------------------------------------------------



MERRILL LYNCH & CO                                     SALOMON SMITH BARNEY INC.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities laws, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Capitalized terms used but not defined herein have the respective meanings set forth in the related preliminary prospectus supplement. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain cases assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document. Neither the underwiters, nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final
Offering Document.                                                            16

                              [MERRILL LYNCH LOGO]

     PROPERTY RELEASES AND SUBSTITUTIONS. The borrower under the RREEF Portfolio Mortgage Loan may obtain a release of any of the RREEF Portfolio Properties upon the satisfaction of various conditions set forth in the related loan documents, including payment of the release price, in an amount equal to 110% of the allocated loan amount applicable to the property to be released, payment of the applicable prepayment premium and maintenance of certain debt service coverage and loan to value ratios with respect to the remaining properties.

     No more than two of the RREEF Portfolio Properties may be released during any one loan year, and no more than five of the RREEF Portfolio Properties may be released during the term of the RREEF Portfolio Mortgage Loan. The borrower must request any release at least six months prior to the maturity date of the RREEF Portfolio Mortgage Loan.

     The borrower under the RREEF Portfolio Mortgage Loan is also entitled to request the substitution of collateral in an amount equal to 50% of the total principal balance of the RREEF Portfolio Loan Pair. Any substitute collateral must satisfy certain criteria set forth in the loan documents.

     Notwithstanding any other terms in the related mortgage loan documents, the borrower under the RREEF Portfolio Mortgage Loan, is only permitted during any one year, to request two partial releases, or two substitutions of collateral, or one partial release and one substitution.



MERRILL LYNCH & CO                                     SALOMON SMITH BARNEY INC.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities laws, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Capitalized terms used but not defined herein have the respective meanings set forth in the related preliminary prospectus supplement. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain cases assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document. Neither the underwiters, nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final
Offering Document.                                                            17

                              [MERRILL LYNCH LOGO]


2. THE TWO CHASE MANHATTAN PLAZA MORTGAGE LOAN. General Characteristics of the Two Chase Manhattan Mortgage Plaza Loan.


-------------------------------------------------------------------------------------------------------------------------
Cut-off Date Principal Balance:           $69,709,807           Property Type:              Office
-------------------------------------------------------------------------------------------------------------------------
Loan Per Sq. Ft.:                         $116.77               Sq. Ft.:                    596,971
-------------------------------------------------------------------------------------------------------------------------
% of Initial Mortgage Pool Balance:       7.67%                 Location:                   New York, New York
-------------------------------------------------------------------------------------------------------------------------
Originator:                               PMCC                  Year Built/Renovated:       1929/1990
-------------------------------------------------------------------------------------------------------------------------
Mortgage Interest Rate:                   7.680%                Appraised Value:            $138,000,000
-------------------------------------------------------------------------------------------------------------------------
Maturity Date:                            November 1, 2010      Appraisal Date:             September 6, 2000
-------------------------------------------------------------------------------------------------------------------------
ARD Loan:                                 No                    Encumbered Interest:        Fee
-------------------------------------------------------------------------------------------------------------------------
Anticipated Repayment Date:               N/A                   Cut-off Date LTV Ratio:     50.51%
-------------------------------------------------------------------------------------------------------------------------
Amortization Term:                        360                   Maturity/ARD LTV Ratio:     45.00%
-------------------------------------------------------------------------------------------------------------------------
Interest Calculation:                     Actual/360            Occupancy Rate:             100%
-------------------------------------------------------------------------------------------------------------------------
Call Protection:                          L(31), D(85), O(4)    Occupancy Date:             October 6, 2000
-------------------------------------------------------------------------------------------------------------------------
Cross-Collateralization/Default:          No                    Property Manager:           Jack Resnick & Sons, Inc.
-------------------------------------------------------------------------------------------------------------------------
Loan Purpose:                             Refinance             Acquisition Price:          N/A
-------------------------------------------------------------------------------------------------------------------------
Single Asset/Portfolio:                   Single Asset          U/W DSCR:                   1.77x
-------------------------------------------------------------------------------------------------------------------------


     THE TWO CHASE MANHATTAN PLAZA BORROWER AND SPONSORS. RB Pine Co. LLC is the borrower under the Two Chase Manhattan Plaza Mortgage Loan. It is a single purpose, bankruptcy remote limited liability company formed under the laws of the State of Delaware, owned by its sole member, 52 Habitat Co., a New York limited partnership, and controlled through the general partners of 52 Habitat Co. by Jack Resnick & Sons, Inc. and the Lawrence Ruben Company, Inc.

     THE TWO CHASE MANHATTAN PLAZA PROPERTY. The Two Chase Manhattan Plaza Property is a 0.52 acre property located in the financial district of New York, New York. It is improved by a 38-story, Class B office building which is currently 100% leased to J.P. Morgan Chase & Company. The lease, the initial term of which expires on December 31, 2006, has two 10-year renewal options. J.P. Morgan Chase & Company is responsible for all operating expenses, including all taxes and insurance. Under the terms of its lease, J.P. Morgan Chase & Company has the option to purchase the property between 1/1/01 and 12/31/03 at a purchase price equal to the greater of the total principal balance outstanding on the Two Chase Manhattan Plaza Mortgage Loan, and the fair market value of the Two Chase Manhattan Plaza Property on the 15th anniversary of its lease, as agreed to by the Chase Manhattan Bank and the related borrower or as determined by arbitration. Set forth below is information regarding the sole tenant at the Two Chase Manhattan Plaza Property:


-----------------------------------------------------------------------------------------------------------------------
                                                                                                         In-Place
                                                                          % of          In-Place        Annualized
                                        Lease                            Total         Annualized        Base Rent
          Tenant Name                 Expiration        Tenant SF      Tenant SF       Base Rent        Per Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------
  J.P. Morgan Chase & Company    December 31, 2006       596,971          100%        $12,573,428         $21.06
-----------------------------------------------------------------------------------------------------------------------


     TENANT IMPROVEMENTS & LEASING COMMISSIONS RESERVE: A leasing reserve will be established prior to the expiration of the lease held by J.P. Morgan Chase & Company in the event that J.P. Morgan Chase & Company fails to extend the Two Chase Manhattan Plaza Property lease. The total amount of the reserve will be $14.5 million. The funding of the leasing reserve will commence at the earlier of (I) 1/1/05 if J.P. Morgan Chase & Company has failed to extend the lease, or
(ii) an earlier date if it is determined that there will be insufficient cash flow to fully fund the reserve by the lease expiration date. The borrower will deposit an amount equal to all excess cashflow from the property, until such time as the balance equals approximately $14.5 million.



MERRILL LYNCH & CO                                     SALOMON SMITH BARNEY INC.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities laws, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Capitalized terms used but not defined herein have the respective meanings set forth in the related preliminary prospectus supplement. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain cases assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document. Neither the underwiters, nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final
Offering Document.                                                            18

                              [MERRILL LYNCH LOGO]

     REPLACEMENT RESERVE: In the event that the lease held by J.P. Morgan Chase & Company expires or terminates and an approved replacement tenant is not occupying the entire property under an approved replacement lease, borrower will be required to make monthly payments of $7,500 for replacement reserves.

     CASH MANAGEMENT/LOCKBOX. The borrower under the Two Chase Manhattan Plaza Mortgage Loan must cause all rents from the Two Chase Manhattan Plaza Property to be deposited directly into a lender controlled rent account. Rents will be transferred from the lender controlled account to a separate account controlled by the related borrower.

     PROVISION FOR FUTURE MEZZANINE DEBT. The borrower under the Two Chase Manhattan Plaza Mortgage Loan has a one time right to incur mezzanine debt in the event that J.P. Morgan Chase & Company fails to extend its lease and the leasing reserve is not sufficient to pay the retenanting costs for the Two Chase Manhattan Plaza Property, of which up to $5 million of the mezzanine debt may be used for expenditures associated with replacements and alterations to the Two Chase Manhattan Plaza Property. The related borrower must also satisfy certain conditions contained in the related mortgage loan documents, including obtaining rating agency approval, prior to incurring any mezzanine debt. Any such mezzanine debt shall subject to an inter-creditor agreement acceptable to lender and the rating agencies. In addition, the Two Chase Manhattan Plaza Loan shall have a minimum DSCR of 1.60x and combined minimum DSCR with the mezzanine debt of 1.35x.



MERRILL LYNCH & CO                                     SALOMON SMITH BARNEY INC.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities laws, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Capitalized terms used but not defined herein have the respective meanings set forth in the related preliminary prospectus supplement. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain cases assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document. Neither the underwiters, nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final
Offering Document.                                                            19

                              [MERRILL LYNCH LOGO]


3. THE TOWERPOINT RESORT/GOOD LIFE MORTGAGE LOANS. General Characteristics of the Towerpoint Resort/Good Life Mortgage Loans.


------------------------------------------------------------------------------------------------------------------------------------
Cut-off Date Principal Balance:        $39,900,000          Property Type:               Manufactured Housing
------------------------------------------------------------------------------------------------------------------------------------
% of Initial Mortgage Pool Balance:    4.39%                Location:                    Mesa, Arizona
------------------------------------------------------------------------------------------------------------------------------------
Originator:                            PMCC                 Year Built/Renovated:        1976/1999
------------------------------------------------------------------------------------------------------------------------------------
Mortgage Interest Rate:                7.840%               Total Appraised Value:       $51,000,000
------------------------------------------------------------------------------------------------------------------------------------
Maturity Date:                         June 1, 2011         Appraisal Date:              July 28, 2000
------------------------------------------------------------------------------------------------------------------------------------
ARD Loan:                              No                   Encumbered Interest:         Fee
------------------------------------------------------------------------------------------------------------------------------------
Anticipated Repayment Date:            N/A                  Cut-off Date LTV Ratio:      78.24%
------------------------------------------------------------------------------------------------------------------------------------
Amortization Term:                     360(1)               Maturity/ARD LTV Ratio:      69.81%
------------------------------------------------------------------------------------------------------------------------------------
Interest Calculation:                  Actual/360           Occupancy Rate:              90.0% / 91.2%
------------------------------------------------------------------------------------------------------------------------------------
Call Protection:                       L(48), D(71), O(7)   Occupancy Date:              June 30, 2000
------------------------------------------------------------------------------------------------------------------------------------
Cross-Collateralization/Default:       Yes(2)               Property Manager:            Continental Community Management Services,
                                                                                         LLC(3)
------------------------------------------------------------------------------------------------------------------------------------
Loan Purpose:                          Acquisition          Acquisition Price:           $50,800,000
------------------------------------------------------------------------------------------------------------------------------------
Single Asset/Portfolio:                Portfolio            U/W DSCR:                    1.22x
------------------------------------------------------------------------------------------------------------------------------------


(1) 18-payment interest only period followed by amortization on a 30-year schedule for 42-payments and amortization on a 25-year schedule for the final 66-payments.

(2) The Towerpoint Resort/Good Life Mortgage Loans are two cross-collateralized and cross-defaulted loans made to related borrowers.

(3) Affiliated with the borrowers under the Towerpoint Resort/Good Life Mortgage Loans.

     THE TOWERPOINT RESORT/GOOD LIFE BORROWERS AND SPONSOR. Towerpoint MHC, LLC is the borrower under one of the Towerpoint Resort/Good Life Mortgage Loans, and Good Life MHC, LLC is the borrower under the other. Each such borrower is a single purpose, bankruptcy remote limited liability company owned by its managing member--Towerpoint I, Inc. in the case of Towerpoint MHC, LLC and Good Life I, Inc. in the case of Good Life MHC, LLC--and by Continental Communities, LLC, and controlled through Continental Communities, LLC by Continental Communities Holdings, LLC.

     THE TOWERPOINT RESORT/GOOD LIFE PROPERTIES. The Towerpoint/Good Life Mortgage Loans are secured by two manufactured home communities in Mesa, Arizona. The table below identifies those properties:


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           Allocated
                                                                Occupancy     Year Built/     Appraised        U/W           Loan
            Property Name             City    State    Pads    Rate at U/W     Renovated        Value          NCF          Amount
------------------------------------------------------------------------------------------------------------------------------------
Towerpoint Resort Mobile Home Park    Mesa      AZ    1,113      91.20%        1977/1999     $25,600,000    $2,148,071   $20,235,000
------------------------------------------------------------------------------------------------------------------------------------
Good Life Mobile Home Park            Mesa      AZ    1,179      90.00%        1976/1999     $25,400,000    $2,085,977    19,665,000
------------------------------------------------------------------------------------------------------------------------------------
Total                                                 2,292      90.58%                      $51,000,000    $4,234,048   $39,900,000
------------------------------------------------------------------------------------------------------------------------------------


     THE TOWERPOINT RESORT MOBILE HOME PARK PROPERTY. The Towerpoint Resort Mobile Home Park Property is a 65.83 acre property located in Mesa, Arizona. It is improved by a 1,113-pad manufactured home community. The improvements at the property include 37,206 square feet of common area recreational and craft rooms, including a library, billiard room, computer center, exercise room and a 900 seat ballroom/auditorium. Additional amenities include two swimming pools, 20 lighted shuffle board courts and three laundry facilities.

     SPECIAL RESERVES - There are two special reserves set up for the Towerpoint Resort Mobile Home Park Property, a Seasonal Reserve and a Sinking fund Reserve. Payments to the Seasonal Reserve are made from October through March in an amount sufficient to fund debt service and other reserve payments for the following April through September. The Sinking Fund Reserve initial payment of $178,000 is due on or about February 1, 2008, with subsequent payments every six months thereafter, increasing to $225,031 due on February 1, 2011, whereby the reserve will total $1,405,263. The borrower may deposit either cash or letters of credit into the Sinking Fund Reserve.



MERRILL LYNCH & CO                                     SALOMON SMITH BARNEY INC.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities laws, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Capitalized terms used but not defined herein have the respective meanings set forth in the related preliminary prospectus supplement. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain cases assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document. Neither the underwiters, nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final
Offering Document.                                                            20

                              [MERRILL LYNCH LOGO]

     THE GOOD LIFE MOBILE HOME PARK PROPERTY. The Good Life Mobile Home Park Property is a 59.48 acre property located in Mesa, Arizona. It is improved by a 1,179 pad manufactured home community. The improvements at the property include 48,611 square feet of common area recreational and craft rooms, including a library, billiard room, computer center, exercise room and a 800-seat ballroom/auditorium. Additional amenities include two swimming pools, two spas, 24 lighted shuffle board courts and three laundry facilities.

     SPECIAL RESERVES - There are two special reserves set up for the Good Life Mobile Home Park Property, a Seasonal Reserve and a Sinking fund Reserve. Payments to the Seasonal Reserve are made from October through March in an amount sufficient to fund debt service and other reserve payments for the following April through September. The Sinking Fund Reserve initial payment of $171,597 is due on or about February 1, 2008, with subsequent payments every six months thereafter, increasing to $219,461 due on February 1, 2011, whereby the reserve will total $1,370,478. The borrower may deposit either cash or letters of credit into the Sinking Fund Reserve.

     CASH MANAGEMENT/LOCKBOX. The borrowers under the Towerpoint Resort/Good Life Mortgage Loans must cause the property manager to deposit all rents from the related mortgaged real properties into a lender controlled rent account



MERRILL LYNCH & CO                                     SALOMON SMITH BARNEY INC.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities laws, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Capitalized terms used but not defined herein have the respective meanings set forth in the related preliminary prospectus supplement. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain cases assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document. Neither the underwiters, nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final
Offering Document.                                                            21

                              [MERRILL LYNCH LOGO]


4. THE IDT BUILDING MORTGAGE LOAN. General Characteristics of the IDT Building Mortgage Loan.


------------------------------------------------------------------------------------------------------------------------------------
Cut-off Date Principal Balance:         $29,965,904.07                   Property Type:             Office
------------------------------------------------------------------------------------------------------------------------------------
Loan Per Sq. Ft.:                       $67.46                           Sq. Ft.:                   444,180
------------------------------------------------------------------------------------------------------------------------------------
% of Initial Mortgage Pool Balance:     3.30%                            Location:                  Newark, New Jersey
------------------------------------------------------------------------------------------------------------------------------------
Originator:                             PMCC                             Year Built/Renovated:      1956/1990
------------------------------------------------------------------------------------------------------------------------------------
Mortgage Interest Rate:                 8.900%                           Appraised Value:           $43,600,000
------------------------------------------------------------------------------------------------------------------------------------
Maturity Date:                          April 1, 2020                    Appraisal Date:            January 1, 2000
------------------------------------------------------------------------------------------------------------------------------------
ARD Loan:                               No                               Encumbered Interest:       Fee
------------------------------------------------------------------------------------------------------------------------------------
Anticipated Repayment Date:             N/A                              Cut-off Date LTV Ratio:    68.73%
------------------------------------------------------------------------------------------------------------------------------------
Amortization Term:                      240(1)                           Maturity/ARD LTV Ratio:    0%
------------------------------------------------------------------------------------------------------------------------------------
Interest Calculation:                   Actual/360                       Occupancy Rate:            100%
------------------------------------------------------------------------------------------------------------------------------------
Call Protection:                        L(49), D or > YM or 1% (184),    Occupancy Date:            February 24, 2000
                                        O(7)
------------------------------------------------------------------------------------------------------------------------------------
Cross-Collateralization/Default:        No                               Property Manager:          Westminster Management, L.P.(2)
------------------------------------------------------------------------------------------------------------------------------------
Loan Purpose:                           Refinance                        Acquisition Price:         N/A
------------------------------------------------------------------------------------------------------------------------------------
Single Asset/Portfolio:                 Single Asset                     U/W DSCR:                  1.20x
--------------------------------------- -------------------------------- -------------------------- --------------------------------


(1) Monthly payments are based on a 300-month amortization schedule for 120-payments and on a 120-month amortization schedule for the remaining 120-payments.

(2)  An affiliate of the borrower under the IDT Building Mortgage Loan.

     THE IDT BUILDING BORROWER AND SPONSOR. 520 Broad Street Associates, LLC is the borrower under the IDT Building Mortgage Loan. It is a single purpose, bankruptcy remote, limited liability company and controlled by Charles Kushner through its managing member, 520 Broad Street Realty Corp.

     THE IDT BUILDING PROPERTY. The IDT Building Property is a 4.33 acre property located in Newark, New Jersey. It is improved by an 18-story office building and multi-level parking garage. The improvements consist of 444,180 square feet of net rentable area. The property is 100% leased to IDT Corporation for a term of 20 years and three months ending March 31, 2020, with three 10-year renewal options. The rent as of March 2000 was $362,030 per month. The lease is a full net lease with the tenant being responsible for payment of real estate taxes, insurance and utilities and for all repair and maintenance obligations including any structural work.

     Set forth below is information regarding the escrows and reserves for the IDT Building Property:

--------------------------------------------------------------------------------
      Reserve Type          Initial Reserve Deposit    Monthly Reserve Deposit
--------------------------------------------------------------------------------
Real Estate Tax Reserve            $514,969.40                $128,742.35
--------------------------------------------------------------------------------
Insurance Reserve                  $ 14,941.30                $  5,968.21
--------------------------------------------------------------------------------
Replacement Reserve                $         0                $  8,070.00
--------------------------------------------------------------------------------

     CASH MANAGEMENT/LOCKBOX. The borrower under the IDT Building Mortgage Loan must cause all rents from the IDT Building Property to be deposited directly into a lender controlled rent account.



MERRILL LYNCH & CO                                     SALOMON SMITH BARNEY INC.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities laws, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Capitalized terms used but not defined herein have the respective meanings set forth in the related preliminary prospectus supplement. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain cases assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document. Neither the underwiters, nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final
Offering Document.                                                            22

                              [MERRILL LYNCH LOGO]


5. THE OHANA WAIKIKI TOWER MORTGAGE LOAN. General Characteristics of the Ohana Waikiki Tower Mortgage Loan.


----------------------------------------------------------------------------------------------------------------------
Cut-off Date Principal Balance:           $22,924,256         Property Type:               Hotel
----------------------------------------------------------------------------------------------------------------------
Loan Per Room:                            $52,101             Rooms:                       440
----------------------------------------------------------------------------------------------------------------------
% of Initial Mortgage Pool Balance:       2.52%               Location:                    Honolulu, Hawaii
----------------------------------------------------------------------------------------------------------------------
Originator:                               PMCC                Year Built/Renovated:        1977/ 2000
----------------------------------------------------------------------------------------------------------------------
Mortgage Interest Rate:                   7.60%               Appraised Value:             $43,900,000
----------------------------------------------------------------------------------------------------------------------
Maturity Date:                            April 1, 2011       Appraisal Date:              February 1, 2001
----------------------------------------------------------------------------------------------------------------------
ARD Loan:                                 No                  Encumbered Interest:         Fee/Leasehold
----------------------------------------------------------------------------------------------------------------------
Anticipated Repayment Date:               N/A                 Cut-off Date LTV Ratio:      52.22%
----------------------------------------------------------------------------------------------------------------------
Amortization Term:                        300                 Maturity/ARD LTV Ratio:      49.59%
----------------------------------------------------------------------------------------------------------------------
Interest Calculation:                     Actual/360          Occupancy Rate:              69.80%
----------------------------------------------------------------------------------------------------------------------
Call Protection:                          L(48),  D(68),      Occupancy Date:              December 31, 2000
                                          O(4)
----------------------------------------------------------------------------------------------------------------------
Cross-Collateralization/Default:          No                  Property Manager:            Outrigger Hotels Hawaii (1)
----------------------------------------------------------------------------------------------------------------------
Loan Purpose:                             Refinance           Acquisition Price:           N/A
----------------------------------------------------------------------------------------------------------------------
Single Asset/Portfolio:                   Single Asset        U/W DSCR:                    1.58x
----------------------------------------------------------------------------------------------------------------------


(1)  An affiliate of the Borrower under the Ohana Waikiki Tower Mortgage Loan.

     THE OHANA WAIKIKI TOWER LOAN BORROWER AND SPONSOR. OWT, LLC is the borrower under the Ohana Waikiki Tower Mortgage Loan. It is a single purpose limited liability company owned by OEW, Inc., and controlled by Outrigger Enterprises, Inc.

     Outrigger Enterprises, Inc. is a privately owned investment holding company based in Honolulu, Hawaii. Outrigger Enterprises, Inc. is the parent company of Outrigger Hotels & Resorts, the largest full-service lodging and hospitality company in Hawaii. Outrigger Hotels & Resorts has over 50 years of experience in the ownership and management of hotel properties and has approximately 35 hotels and resort condominiums and 10,400 hotel rooms and condominium units under its management.

     THE OHANA WAIKIKI TOWER PROPERTY. The Ohana Waikiki Tower Property is a
0.94 acre property located within the Waikiki Resort District of Honolulu, Hawaii. The Ohana Waikiki Tower Property is improved by a hotel, with 440 guestrooms including a two-story penthouse (which is not currently offered to the market, nor underwritten), that was built in 1977 and was extensively renovated in 2000. Amenities at the Ohana Waikiki Tower Property include an outdoor pool and sundeck, full-service restaurant, room service, tour desks and retail stores. Set forth below is information regarding the average occupancy, the average daily rate and the revenue per available room for the Ohana Waikiki Tower Property


-----------------------------------------------------------------------------------
 Average    Average Daily   Revenue Per Available      Net       Based on 12 months
Occupancy        Rate                Room            Cash Flow          Ended
-----------------------------------------------------------------------------------
 81.70%         $70.75              $57.78          $3,348,574    December 31, 1998
-----------------------------------------------------------------------------------
 77.10%         $72.36              $55.80          $3,048,836    December 31, 1999
-----------------------------------------------------------------------------------
 69.80%         $79.83              $55.72          $3,377,875    December 31, 2000
-----------------------------------------------------------------------------------
 70.26%         $78.14              $54.90          $3,239,907      Underwritten
-----------------------------------------------------------------------------------

     Set forth below is information regarding the escrows and reserves for the Ohana Waikiki Tower Property Escrows and Reserves:


-----------------------------------------------------------------------------------------------------------------------------
              Reserve Type                Initial Reserve Deposit                       Monthly Reserve Deposit
-----------------------------------------------------------------------------------------------------------------------------
Furniture, Fixtures & Equipment Reserve               $0            1/12th of 4% of the property's prior calendar year gross
                                                                    revenues.
-----------------------------------------------------------------------------------------------------------------------------
Real Estate Tax Reserve                           $150,000 (1)                                     $0
-----------------------------------------------------------------------------------------------------------------------------
Insurance Reserve                                 $ 19,000 (1)                                     $0
-----------------------------------------------------------------------------------------------------------------------------


(1) A Letter of Credit has been posted in lieu of cash, see the Prospectus Supplement for a more complete description.



MERRILL LYNCH & CO                                     SALOMON SMITH BARNEY INC.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities laws, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Capitalized terms used but not defined herein have the respective meanings set forth in the related preliminary prospectus supplement. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain cases assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document. Neither the underwiters, nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final
Offering Document.                                                            23

                              [MERRILL LYNCH LOGO]

     CASH MANAGEMENT/LOCKBOX. The borrower under the Ohana Waikiki Tower Mortgage Loan must cause the property manager to deposit all hotel receipts from the Ohana Waikiki Tower Property into a specified account. Unless and until an event of default occurs under the Ohana Waikiki Mortgage Tower Mortgage Loan or the net operating income debt service coverage ratio is less than 1.30x, the related borrower will have access to those funds

     GROUND LEASE. The Ohana Waikiki Tower Property is subject to a ground lease which expires on November 30, 2050. 75% of the fee interest in the property is owned by OWT, LLC and the remaining 25% is owned by RRK Hotel Associates, LLC and RRK Land Company, LLC both of whom are affiliated with the borrower and lease their interest to OWT, LLC.



MERRILL LYNCH & CO                                     SALOMON SMITH BARNEY INC.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities laws, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Capitalized terms used but not defined herein have the respective meanings set forth in the related preliminary prospectus supplement. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain cases assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document. Neither the underwiters, nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final
Offering Document.                                                            24

                              [MERRILL LYNCH LOGO]


6. THE ANCHORAGE PORTFOLIO MORTGAGE LOANS. General Characteristics of the Anchorage Portfolio Mortgage Loans.


-------------------------------------------------------------------------------------------------------------------------------
Cut-off Date Principal Balance:           $22,652,565        Property Type:             Office/Industrial
-------------------------------------------------------------------------------------------------------------------------------
Loan Per Sq. Ft.:                         $47.46             Total Sq. Ft.:             477,329
-------------------------------------------------------------------------------------------------------------------------------
% of Initial Mortgage Pool Balance:       2.49%              Location:                  Anchorage, Alaska
-------------------------------------------------------------------------------------------------------------------------------
Originator:                               PMCC               Year Built/Renovated:      Various
-------------------------------------------------------------------------------------------------------------------------------
Mortgage Interest Rate:                   7.660%             Total Appraised Value:     $31,500,000
-------------------------------------------------------------------------------------------------------------------------------
Maturity Date:                            January 1, 2011    Appraisal Date:            October 30, 2000
-------------------------------------------------------------------------------------------------------------------------------
ARD Loan:                                 No                 Encumbered Interest:       Fee / Leasehold
-------------------------------------------------------------------------------------------------------------------------------
Anticipated Repayment Date:               N/A                Cut-off Date LTV Ratio:    71.91%
-------------------------------------------------------------------------------------------------------------------------------
Amortization Term:                        264                Maturity/ARD LTV Ratio:    56.82%
-------------------------------------------------------------------------------------------------------------------------------
Interest Calculation:                     Actual/360         Occupancy Rate:            93.22%/97.75%
-------------------------------------------------------------------------------------------------------------------------------
Call Protection:                          L(48), D(68),      Occupancy Date:            April 19, 2001
                                          O(4)
-------------------------------------------------------------------------------------------------------------------------------
Cross-Collateralization/Default:          Yes(1)             Property Manager:          Cameron Realty Management, Inc.(2)
-------------------------------------------------------------------------------------------------------------------------------
Loan Purpose:                             Acquisition        Acquisition Price:         $30,000,000
-------------------------------------------------------------------------------------------------------------------------------
Single Asset/Portfolio:                   Portfolio          U/W DSCR:                  1.46x
-------------------------------------------------------------------------------------------------------------------------------


(1) The Anchorage Portfolio Mortgage Loans are two cross-collateralized and cross-defaulted loans made to related borrowers.

(2)  An affiliate of the borrowers under the Anchorage Portfolio Mortgage Loans.

     THE ANCHORAGE PORTFOLIO BORROWERS AND SPONSOR. Anchorage Business Center, LLC and Anchorage Distribution Center, LLC are the borrowers under the Anchorage Portfolio Mortgage Loans.

     Anchorage Business Center, LLC is a single purpose, bankruptcy remote limited liability company owned by Ziegler Anchorage Holding, LLC (99%) and Anchorage Business Center Managing Member, Inc., its managing member (1%), and controlled through its managing member by John S. Ziegler.

     Anchorage Distribution Center, LLC is a single purpose, bankruptcy remote limited liability company owned by Ziegler Anchorage Holding, LLC (99%) and Anchorage Distribution Center Managing Member, Inc., its managing member (1%), and controlled through its managing member by John S. Ziegler.

     THE ANCHORAGE PORTFOLIO PROPERTIES: Set forth below are certain characteristics of the properties


----------------------------------------------------------------------------------------------------------------------------------
                                                                Occupancy      Year                                     Allocated
                                                      Square       Rate       Built/      Appraised         U/W           Loan
        Property Name            City       State      Feet       at U/W    Renovated       Value           NCF          Amount
----------------------------------------------------------------------------------------------------------------------------------
Anchorage Business Park        Anchorage   Alaska    183,945      93.22%    1974/ N/A    $16,500,000    $1,571,815    $12,012,000
----------------------------------------------------------------------------------------------------------------------------------
Anchorage Distribution         Anchorage   Alaska    293,384      97.75%    1973/ N/A    $15,000,000    $1,477,898    $10,758,000
   Center
----------------------------------------------------------------------------------------------------------------------------------

     THE ANCHORAGE BUSINESS PARK. The improvements at the Anchorage Business
Park were constructed in five phases between 1975 and 1978 and consist of 14 single-story buildings. The improvements are comprised of 183,945 rentable square feet of office space and 736 parking spaces. Based upon a April 19, 2001 rent roll, the improvements at the Anchorage Business Park are 93.22% occupied by a total of 34 tenants, with the five largest tenants accounting for 76,197 square feet or 41.42% of the property's rentable area. Set forth below is information regarding the three largest tenants at the Anchorage Business Park:


-----------------------------------------------------------------------------------------------------
                                                                                        In-Place
                                                               % of       In-Place     Annualized
                                       Lease                   Total     Annualized    Base Rent
          Tenant Name               Expiration   Tenant SF   Tenant SF    Base Rent   Per Sq. Ft.
-----------------------------------------------------------------------------------------------------
     First Health Services       January 2003      33,870     18.41%       $620,508      $18.32
-----------------------------------------------------------------------------------------------------
  Cellular Alaska Partnership    November 2005     13,879      7.55%       $273,139      $19.68
-----------------------------------------------------------------------------------------------------
ENSR Consulting and Engineering  December 2003     10,411      5.66%       $184,872      $17.76
-----------------------------------------------------------------------------------------------------




MERRILL LYNCH & CO                                     SALOMON SMITH BARNEY INC.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities laws, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Capitalized terms used but not defined herein have the respective meanings set forth in the related preliminary prospectus supplement. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain cases assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document. Neither the underwiters, nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final
Offering Document.                                                            25

                              [MERRILL LYNCH LOGO]

     Set forth below is information regarding the escrows and reserves for the Anchorage Business Center:

--------------------------------------------------------------------------------
Reserve Type                 Initial Reserve Deposit     Monthly Reserve Deposit
--------------------------------------------------------------------------------
Real Estate Taxes Reserve           $121,426                     $20,238
--------------------------------------------------------------------------------
Insurance Reserve                   $  2,515                     $   838
--------------------------------------------------------------------------------
Replacement Reserve                 $      0                     $ 3,721
--------------------------------------------------------------------------------
TI/LC Reserve                       $150,000                     $24,000
--------------------------------------------------------------------------------

     THE ANCHORAGE DISTRIBUTION CENTER. The improvements at the Anchorage Distribution Center were constructed between 1973 and 1975 and consist of three single-story buildings. The improvements are comprised of 293,384 rentable square feet of industrial/warehouse and office space and 142 parking spaces. Based upon the April 19, 2001 rent roll, the improvements at the Anchorage Distribution Center are 97.75% occupied by a total of ten tenants, with the five largest tenants accounting for 241,316 square feet or approximately 82.25% of the property's rentable area. Set forth below is information regarding the three largest tenants at the Anchorage Distribution Center:


-----------------------------------------------------------------------------------------------------
                                                                                        In-Place
                                                               % of       In-Place     Annualized
                                       Lease                   Total     Annualized    Base Rent
          Tenant Name               Expiration   Tenant SF   Tenant SF    Base Rent   Per Sq. Ft.
-----------------------------------------------------------------------------------------------------
American Fast Freight            July 2003          83,217    28.36%       $682,894      $8.21
-----------------------------------------------------------------------------------------------------
    General Parts             September 2003        54,150    18.45%       $441,864      $8.16
-----------------------------------------------------------------------------------------------------
 McKesson Corporation            July 2007          39,450    13.44%       $326,646      $8.28
-----------------------------------------------------------------------------------------------------


     Set forth below is information regarding the escrows and reserves for the Anchorage Distribution Center.

--------------------------------------------------------------------------------
Reserve Type                Initial Reserve Deposit      Monthly Reserve Deposit
--------------------------------------------------------------------------------
Real Estate Taxes Reserve          $    94,051                $    15,675
--------------------------------------------------------------------------------
Insurance Reserve                  $     2,515                $       838
--------------------------------------------------------------------------------
Replacement Reserve                $         0                $     3,668
--------------------------------------------------------------------------------
TI/LC Reserve                      $    80,000                $    14,000
--------------------------------------------------------------------------------

     CASH MANAGEMENT/LOCKBOX. Until the mezzanine financing described in the next paragraph is paid in full, and until either the renewal or retenanting of space currently leased by Program for Infants/Children, Burnham Services, Metropolitan Life, Baker Petrolite, Baker Oil Tools, Cellular Alaska Partnership and SKW Eskimo, in respect to the Anchorage Business Park Property, or ARCO Alaska, Inc., in respect to the Anchorage Distribution Center Property, the borrowers under the Anchorage Portfolio Mortgage Loans must cause all rental payments from the Anchorage Portfolio Properties to be remitted to a lender controlled account. Unless and until an event of default occurs under the Anchorage Portfolio Mortgage Loans, however, the borrower will have access to those rental payments.

     MEZZANINE FINANCING. PMCC Inc. has provided mezzanine financing to Ziegler Anchorage Holdings, LLC in the amount of $850,000 to purchase the Anchorage Business Park and $925,000 to purchase the Anchorage Distribution Center. This financing is evidenced by a single note in the amount of $1,775,000. The current balance is $1,665,472. The interest rate is equal to 6.5 percentage points above LIBOR, as reported on the next to last business day of the immediately preceding calendar month. The mezzanine loan will fully amortize over a five year period.

     GROUND LEASE. Anchorage Distribution Center, LLC holds its leasehold interest in the Anchorage Distribution Center under a ground lease with Robert
G. Sholton. The ground lease provides for fixed monthly ground lease payments that currently total $150,564 annually. The ground lease expires on June 30, 2028.



MERRILL LYNCH & CO                                     SALOMON SMITH BARNEY INC.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities laws, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Capitalized terms used but not defined herein have the respective meanings set forth in the related preliminary prospectus supplement. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain cases assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document. Neither the underwiters, nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final
Offering Document.                                                            26

                              [MERRILL LYNCH LOGO]


7. THE GABLES STONEBRIDGE APARTMENTS MORTGAGE LOAN. General Characteristics of the Gables Stonebridge Apartments Mortgage Loan.


-------------------------------------------------------------------------------------------------------------------------------
Cut-off Date Principal Balance:          $22,000,000           Property Type:             Multifamily
-------------------------------------------------------------------------------------------------------------------------------
Loan Per Unit:                           $44,000               Units:                     500
-------------------------------------------------------------------------------------------------------------------------------
% of Initial Mortgage Pool Balance:      2.42%                 Location:                  Cordova, Tennessee
-------------------------------------------------------------------------------------------------------------------------------
Originator:                              PMCC                  Year Built/Renovated:      1994/ NA
-------------------------------------------------------------------------------------------------------------------------------
Mortgage Interest Rate:                  7.220%                Appraised Value:           $27,600,000
-------------------------------------------------------------------------------------------------------------------------------
Maturity Date:                           January 1, 2011       Appraisal Date:            December 12, 2000
-------------------------------------------------------------------------------------------------------------------------------
ARD Loan:                                No                    Encumbered Interest:       Fee
-------------------------------------------------------------------------------------------------------------------------------
Anticipated Repayment Date:              N/A                   Cut-off Date LTV Ratio:    79.71%
-------------------------------------------------------------------------------------------------------------------------------
Amortization Term:                       360(1)                Maturity/ARD LTV Ratio:    72.48%
-------------------------------------------------------------------------------------------------------------------------------
Interest Calculation:                    Actual/360            Occupancy Rate at U/W:     93.80%
-------------------------------------------------------------------------------------------------------------------------------
Call Protection:                         L(48), D(68), O(4)    Occupancy Date:            April 11, 2001
-------------------------------------------------------------------------------------------------------------------------------
Cross-Collateralization/Default:         No                    Property Manager:          Gables Residential Services, Inc.(2)
-------------------------------------------------------------------------------------------------------------------------------
Loan Purpose:                            Acquisition           Acquisition Price:         $ 26,720,800
-------------------------------------------------------------------------------------------------------------------------------
Single Asset/Portfolio:                  Single-Asset          U/W DSCR:                  1.28x
-------------------------------------------------------------------------------------------------------------------------------


(1) 24-payment interest only period followed by amortization on a 30-year schedule.

(2) An affiliate of the borrower under the Gables Stonebridge Apartments Mortgage Loan. Gables Residential Services, Inc. has over 18 years of multifamily management experience and over 40,000 apartment units currently under its management in the primary markets of Georgia, Florida, Tennessee and Texas.

     THE GABLES STONEBRIDGE APARTMENTS BORROWER AND SPONSOR. CMS Stonebridge, LLC is the borrower under the Gables Stonebridge Apartments Loan. It is a single purpose, bankruptcy remote limited liability company owned by CMS Tennessee Multifamily Joint Venture, LP (99%) and CMS Stonebridge Manager, LLC (1%), its managing member, and controlled through its managing member by CMS Stonebridge Manager Corporation.

     CMS Tennessee Multifamily Joint Venture, LP is a Delaware limited partnership and a 99% limited partner of the borrower. CMS Entrepreneurial II Partners is a Delaware general partnership which owns a 68% limited partnership interest in CMS Tennessee Multifamily Joint Venture, LP. CMS Entrepreneurial II Partners is an affiliate of Capital Management Systems. Capital Management Systems and its affiliates have been actively engaged in real estate and business investing for 19 years. Capital Management Systems invests in real estate transactions involving multifamily, retail, office and other properties.

     THE GABLES STONEBRIDGE APARTMENTS PROPERTY. The Gables Stonebridge Apartments Property is a 32.28 acre property located in Cordova, Tennessee, which is improved by a 500 unit garden-style apartment complex. The improvements at the Gables Stonebridge Apartments Property were constructed in three phases between 1994 and 1996 and consist of 36 two- and three-story buildings containing 439,880 square feet of space. Amenities at the Gables Stonebridge Apartments Property include a leasing office, two maintenance buildings, 922 parking spaces, two tennis courts, two swimming pools, two jacuzzis, a stocked lake, car wash, fitness center with sauna, picnic areas and a gated entrance. Based on the April 11, 2001 rent roll, the Gables Stonebridge Apartments Property is 93.8% occupied.

     Set forth below is information regarding the unit mix at the Gables Stonebridge Apartments Property:

-----------------------------------------------------------------------
        Unit Type          # Units     Average Sq. Ft.     Average Rent
-----------------------------------------------------------------------
    1 Bedroom / 1 Bath        87              640              $605
-----------------------------------------------------------------------
    1 Bedroom / 1 Bath       109              733              $586
-----------------------------------------------------------------------
    2 Bedroom / 2 Bath        53              880              $700
-----------------------------------------------------------------------
   2 Bedrooms / 2 Bath       189              973              $666
-----------------------------------------------------------------------
   3 Bedrooms / 2 Bath        16            1,123              $820
-----------------------------------------------------------------------
   3 Bedrooms / 2 Bath        46            1,213              $850
-----------------------------------------------------------------------

     Set forth below is information regarding the escrows and reserves for the Gables Stonebridge Apartments Property:

------------------------------------------------------------------------------
Reserve Type                  Initial Reserve Deposit  Monthly Reserve Deposit
------------------------------------------------------------------------------
Real Estate Taxes Reserve               $   0                    $30,545
------------------------------------------------------------------------------
Insurance Reserve                       $   0                    $ 3,720
------------------------------------------------------------------------------
Replacement Reserve                     $   0                    $ 9,542
------------------------------------------------------------------------------



MERRILL LYNCH & CO                                     SALOMON SMITH BARNEY INC.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities laws, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Capitalized terms used but not defined herein have the respective meanings set forth in the related preliminary prospectus supplement. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain cases assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document. Neither the underwiters, nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final
Offering Document.                                                            27

                              [MERRILL LYNCH LOGO]


8. THE OUTRIGGER PORTFOLIO MORTGAGE LOAN. General Characteristics of the Outrigger Portfolio Mortgage Loan.


---------------------------------------------------------------------------------------------------------------------
Cut-off Date Principal Balance:          $20,726,724           Property Type:             Hotel
---------------------------------------------------------------------------------------------------------------------
Loan Per Room:                           $41,620               Total Rooms:               498
---------------------------------------------------------------------------------------------------------------------
% of Initial Mortgage Pool Balance:      2.28%                 Location:                  Honolulu, Hawaii
---------------------------------------------------------------------------------------------------------------------
Originator:                              PMCC                  Year Built/Renovated:      1967/1997
---------------------------------------------------------------------------------------------------------------------
Mortgage Interest Rate:                  7.60%                 Total Appraised Value:     $49,350,000
---------------------------------------------------------------------------------------------------------------------
Maturity Date:                           April 1, 2011         Appraisal Date:            February 1, 2001
---------------------------------------------------------------------------------------------------------------------
ARD Loan:                                No                    Encumbered Interest:       Fee/Leasehold
---------------------------------------------------------------------------------------------------------------------
Anticipated Repayment Date:              N/A                   Cut-off Date LTV Ratio:    42.00%
---------------------------------------------------------------------------------------------------------------------
Amortization Term:                       300                   Maturity/ARD LTV Ratio:    34.25%
---------------------------------------------------------------------------------------------------------------------
Interest Calculation:                    Actual/360            Occupancy Rate:            76.64%
---------------------------------------------------------------------------------------------------------------------
Call Protection:                         L(48), D(68), O(4)    Occupancy Date:            December 31, 2000
---------------------------------------------------------------------------------------------------------------------
Cross-Collateralization/Default:         No                    Property Manager:          Outrigger Hotels Hawaii
---------------------------------------------------------------------------------------------------------------------
Loan Purpose:                            Refinance             Acquisition Price:         N/A
---------------------------------------------------------------------------------------------------------------------
Single Asset/Portfolio:                  Portfolio             U/W DSCR:                  1.49x
---------------------------------------------------------------------------------------------------------------------


     THE OUTRIGGER PORTFOLIO LOAN BORROWER AND SPONSOR. IRL, LLC is the borrower under the Outrigger Portfolio Mortgage Loan. It is a single purpose limited liability company owned by LRI, Inc., Outrigger Hotels Hawaii and Outrigger Enterprises, Inc., and controlled by Outrigger Enterprises, Inc.

     Outrigger Enterprises, Inc. is a privately owned investment holding company based in Honolulu, Hawaii. Outrigger Enterprises, Inc. is the parent company of Outrigger Hotels & Resorts, the largest full-service lodging and hospitality company in Hawaii. Outrigger Hotels & Resorts has over 50 years of experience in the ownership and management of hotel properties and has approximately 35 hotels and resort condominiums and 10,400 hotel rooms and condominium units under its management. The loan summary indicates that the three hotels are "affiliated" with Outrigger Hotels and Resorts.

     THE OUTRIGGER PORTFOLIO PROPERTIES. The Outrigger Portfolio Properties are comprised of:


------------------------------------------------------------------------------------------------------------------------------------
                                                                                   Revenue
                                       No.      Year                   Average       Per                                   Aloocated
                                        of      Built/      Average     Daily     Available     Appraised        U/W         Loan
  Property Name       City     State  Rooms   Renovated   Occupancy1    Rate1       Room1         Value          NCF        Amount
------------------------------------------------------------------------------------------------------------------------------------
Ohana Reef Lanai    Honolulu  Hawaii   110   1969/1990      71.05%     $93.32       $66.30    $  8,500,000  $  324,368  $ 3,569,952
-----------------------------------------------------------------------------------------------------------------------------------
Ohana Royal         Honolulu  Hawaii   101   1967/1996      70.48%     $64.48       $45.44    $  8,800,000  $  508,887  $ 3,695,961
Islander
-----------------------------------------------------------------------------------------------------------------------------------
Outrigger           Honolulu  Hawaii   287   1967/1997      79.81%     $75.05       $59.90    $ 32,050,000  $1,927,055  $13,460,821
Islander Waikiki
------------------------------------------------------------------------------------------------------------------------------------

(1)  Based on 12 months ended December 31, 2000

     Set forth below is information regarding the escrows and reserves for the Outrigger Portfolio Properties:


----------------------------------------------------------------------------------------------------------------------------------
              Reserve Type                Initial Reserve Deposit                       Monthly Reserve Deposit
----------------------------------------------------------------------------------------------------------------------------------
Furniture, Fixtures & Equipment Reserve                 $0          1/12th of 4% of the property's prior calendar year gross
                                                                    revenues.
----------------------------------------------------------------------------------------------------------------------------------
Real Estate Tax Reserve                           $200,000 (1)                                     $0
----------------------------------------------------------------------------------------------------------------------------------
Insurance Reserve                                  $20,000 (1)                                     $0
----------------------------------------------------------------------------------------------------------------------------------


(1) A Letter of Credit has been posted in lieu of cash, see the Prospectus Supplement for a more complete description.

     THE OHANA REEF LANAI PROPERTY The Ohana Reef Lanai is a full-service hotel. It was built in 1969 and renovated in 1990. The Ohana Reef Lanai has 110 mid-price guestrooms, heavily weighted with suites and kitchenettes. Most rooms have balconies, providing views of Fort De Russy Park, the ocean, mountains, and the city. The Ohana Reef Lanai has six retail tenants, including Buzz's Steak & Lobster, Data Wave Services and Diamond Parking. Amenities include an on-site restaurant and guest laundry facilities.



MERRILL LYNCH & CO                                     SALOMON SMITH BARNEY INC.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities laws, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Capitalized terms used but not defined herein have the respective meanings set forth in the related preliminary prospectus supplement. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain cases assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document. Neither the underwiters, nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final
Offering Document.                                                            28

                              [MERRILL LYNCH LOGO]

     THE OHANA ROYAL ISLANDER PROPERTY. The Ohana Royal Islander is a full-service hotel. It was built in 1967 and renovated in 1996. The Ohana Royal Islander has 101 economy-price guestrooms, most of which are equipped with a kitchenette and balconies. Amenities at the Ohana Royal Islander property include room service, complimentary morning coffee, and guest laundry facilities. The Ohana Royal Islander property has seven retail tenants, including McDonald's and Alamo Rent a Car.

     THE OUTRIGGER ISLANDER WAIKIKI PROPERTY. The Outrigger Islander Waikiki is a 287 room full-service hotel. It was built in 1967 and underwent extensive renovations 1997. Amenities at the Outrigger Islander Waikiki property include various food and retail outlets, an activity desk and an outdoor pool. The Outrigger Islander Waikiki property has 11 retail tenants, including Kenneth Cole New York.

     CASH MANAGEMENT/LOCKBOX. The borrower under the Outrigger Portfolio Mortgage Loan must cause the property manager to deposit all rents and profits from the Outrigger Portfolio Properties into a specified account. Unless and until the earlier to occur of an Event of Default under the Outrigger Portfolio Mortgage Loan, or the debt service coverage ratio is less than 1.15x,the related borrower will have access to those funds.

     GROUND LEASE. The Ohana Reef Lanai is subject to an unsubordinated ground lease through 2094. Annual payments under the ground lease are $342,516.



MERRILL LYNCH & CO                                     SALOMON SMITH BARNEY INC.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities laws, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Capitalized terms used but not defined herein have the respective meanings set forth in the related preliminary prospectus supplement. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain cases assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document. Neither the underwiters, nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final
Offering Document.                                                            29

                              [MERRILL LYNCH LOGO]


9. THE 500 SOUTH FRONT STREET MORTGAGE LOAN. General Characteristics of the 500 South Front Street Mortgage Loan.


----------------------------------------------------------------------------------------------------------------------------
Cut-off Date Principal Balance:           $19,078,070            Property Type:                Office
----------------------------------------------------------------------------------------------------------------------------
Loan Per Sq. Ft.:                         $130.86                Sq. Ft.:                      146,340
----------------------------------------------------------------------------------------------------------------------------
% of Initial Mortgage Pool Balance:       2.10%                  Location:                     Columbus, Ohio
----------------------------------------------------------------------------------------------------------------------------
Originator:                               PMCC                   Year Built/Renovated:         1990/ N/A
----------------------------------------------------------------------------------------------------------------------------
Mortgage Interest Rate:                   8.130%                 Appraised Value:              $25,000,000
----------------------------------------------------------------------------------------------------------------------------
Maturity Date:                            November 1, 2010       Appraisal Date:               July 26, 2000
----------------------------------------------------------------------------------------------------------------------------
ARD Loan:                                 No                     Encumbered Interest:          Fee
----------------------------------------------------------------------------------------------------------------------------
Anticipated Repayment Date:               N/A                    Cut-off Date LTV Ratio:       76.31%
----------------------------------------------------------------------------------------------------------------------------
Amortization Term:                        360                    Maturity/ARD LTV Ratio:       68.69%
----------------------------------------------------------------------------------------------------------------------------
Interest Calculation:                     Actual/360             Occupancy Rate at U/W:        98.7%
----------------------------------------------------------------------------------------------------------------------------
Call Protection:                          L(48), D(68), O(4)     Occupancy Date:               March 13, 2001
----------------------------------------------------------------------------------------------------------------------------
Cross Collateralization/Default:          No                     Property Manager:             ROI Realty Services, Inc.(1)
----------------------------------------------------------------------------------------------------------------------------
Loan Purpose:                             Refinance              Acquisition Price:            N/A
----------------------------------------------------------------------------------------------------------------------------
Single Asset/Portfolio:                   Single Asset           U/W DSCR:                     1.24x
----------------------------------------------------------------------------------------------------------------------------


(1)  Affiliate of the borrower under the 500 South Front Street Mortgage Loan.

     THE 500 SOUTH FRONT STREET BORROWER AND SPONSOR. 500 South Front Street Limited Partnership is the borrower under the 500 South Front Street Loan. It is a single purpose, bankruptcy remote limited partnership owned by 500 Partners, LLC, as both a general partner (83.95%) and a limited partner (10.50%), and CB Equity Partners, as a limited partner (5.55%), and controlled by Peter Edwards.

     THE 500 SOUTH FRONT STREET PROPERTY. The 500 South Front Street Property is a 4.93 acre property located in Columbus, Ohio. It is improved by a 12-story 146,340 square foot office building. The improvements were constructed in 1990 and consist of 142,229 square feet of office space and 4,111 square feet of retail space. The third, fourth, fifth and half of the sixth floors of the building contain a parking garage with 597 parking spaces. Set forth below is information regarding the three largest tenants at the 500 South Front Street
Property:


--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   In-Place
                                                                                      % of        In-Place        Annualized
                                                                                     Total       Annualized       Base Rent
           Tenant Name                   Lease Expiration           Tenant SF      Tenant SF      Base Rent      Per Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
   Crabbe, Brown, Jones et al.             October 2011              29,847          20.40%       $473,970          $15.88
--------------------------------------------------------------------------------------------------------------------------------
     Groner, Boyle & Quillan                June 2003                21,975          15.02%       $352,098          $16.02
--------------------------------------------------------------------------------------------------------------------------------
               FBI                          July 2003                14,193           9.70%       $319,861          $22.54
--------------------------------------------------------------------------------------------------------------------------------


     Set forth below is information regarding the escrows and reserves for the 500 South Front Street Property:

-------------------------------------------------------------------------------
Reserve Type                 Initial Reserve Deposit    Monthly Reserve Deposit
-------------------------------------------------------------------------------
Real Estate Taxes Reserve           $144,423                  $28,884.67
-------------------------------------------------------------------------------
Insurance Reserve                   $ 13,166                  $ 1,462.92
-------------------------------------------------------------------------------
Replacement Reserve                 $      0                  $ 1,547.00
-------------------------------------------------------------------------------
TI/LC Reserve                       $ 30,000                      (1)
-------------------------------------------------------------------------------

(1) The monthly reserve deposit is $15,147 for months 1 to 12, $25,000 for months 13 to 24, $21,667 for months 25 to 36, $16,250 for months 37 to 96 and $15,147 for months 97 to 120. An additional $14.50/SF is payable in connection with any contractual or negotiated early lease termination, which is to be paid monthly from the date of notification to the date of termination. The TI/LC reserve is capped at $500,000.



MERRILL LYNCH & CO                                     SALOMON SMITH BARNEY INC.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities laws, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Capitalized terms used but not defined herein have the respective meanings set forth in the related preliminary prospectus supplement. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain cases assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document. Neither the underwiters, nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final
Offering Document.                                                            30

                              [MERRILL LYNCH LOGO]


10. THE LEXMARK DISTRIBUTION CENTER MORTGAGE LOAN. General Characteristics of the Lexmark Distribution Center Mortgage Loan.


--------------------------------------------------------------------------------------------------------------------------
Cut-off Date Principal Balance:          $16,979,316             Property Type:                 Industrial
--------------------------------------------------------------------------------------------------------------------------
Loan Per Sq. Ft.:                        $22.25                  Sq. Ft.:                       762,776
--------------------------------------------------------------------------------------------------------------------------
% of Initial Mortgage Pool Balance:      1.87%                   Location:                      Seymour, Indiana
--------------------------------------------------------------------------------------------------------------------------
Originator:                              PMCC                    Year Built/Renovated:          1979/ 2000
--------------------------------------------------------------------------------------------------------------------------
Mortgage Interest Rate:                  7.680%                  Appraised Value:               $25,400,000
--------------------------------------------------------------------------------------------------------------------------
Maturity Date:                           February 1, 2011        Appraisal Date:                January 1, 2001
--------------------------------------------------------------------------------------------------------------------------
ARD Loan:                                No                      Encumbered Interest:           Fee
--------------------------------------------------------------------------------------------------------------------------
Anticipated Repayment Date:              N/A                     Cut-off Date LTV Ratio:        66.85%
--------------------------------------------------------------------------------------------------------------------------
Amortization Term:                       300                     Maturity/ARD LTV Ratio:        54.75%
--------------------------------------------------------------------------------------------------------------------------
Interest Calculation:                    Actual/360              Occupancy Rate:                100%
--------------------------------------------------------------------------------------------------------------------------
Call Protection:                         L(28), D(88), O(4)      Occupancy Date:                January 12, 2000
--------------------------------------------------------------------------------------------------------------------------
Cross-Collateralization/Default:         No                      Property Manager:              CB Richard Ellis, Inc.(1)
--------------------------------------------------------------------------------------------------------------------------
Loan Purpose:                            Acquisition             Purchase Price:                $ 22,750,000
--------------------------------------------------------------------------------------------------------------------------
Single Asset/Portfolio:                  Single Asset            U/W DSCR:                      1.32x
--------------------------------------------------------------------------------------------------------------------------


(1) The sole tenant, Lexmark International, Inc., also employs a full-time facilities manager, who works closely with ownership and management in addressing any physical or safety needs at the Lexmark Distribution Center Property.

     THE LEXMARK DISTRIBUTION CENTER BORROWER AND SPONSOR. ACRE Seymour, LLC is the borrower under the Lexmark Distribution Center Mortgage Loan. It is a single purpose, bankruptcy remote limited liability company owned by Trinet Corporate Realty Trust, Inc., and controlled by iStar Financial, Inc, a Maryland based publicly traded REIT.

     THE LEXMARK DISTRIBUTION CENTER PROPERTY. The Lexmark Distribution Center Property is a 56.20 acre property located in Seymour, Jackson County, Indiana, approximately 60 miles south of Indianapolis. It is improved by a 762,776 square foot one-story industrial building, which was constructed in 1979, with subsequent additions made in 1984 and 2000. Approximately 24,000 square feet of the property is dedicated to office use while the remaining 738,776 square feet is warehouse/distribution space. The Lexmark Distribution Center Property is 100% leased to Lexmark International, Inc. Set forth below is information regarding the sole tenant at the Lexmark Distribution Center Property:


--------------------------------------------------------------------------------------------------------------------------
                                                                                                           In-Place
                                                                       % of            In-Place           Annualized
                                      Lease                            Total          Annualized           Base Rent
          Tenant Name              Expiration       Tenant SF        Tenant SF         Base Rent          Per Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------
Lexmark International, Inc. (1)     June 2010        762,776           100%           $2,917,480             $3.82
--------------------------------------------------------------------------------------------------------------------------


(1) Lexmark International, Inc. has the right to terminate its lease as of June 30, 2005, upon payment of a termination fee equal to the present value of all future rents payable from the effective termination date through June 30, 2010 ("Early Termination Fee") using a 7% discount rate, which fee is payable directly to the lender, to be disbursed in accordance with the terms of the related cash management agreement.

     LEASING RESERVE. If the sole tenant, Lexmark International, Inc., fails to exercise its five year extension option on or before September 1, 2008, or if the credit rating of Lexmark International, Inc. falls below BB- as rated by S&P, then the borrower under the Lexmark Distribution Center Mortgage Loan is required to deposit $25,000 monthly into a leasing reserve. Payments into this reserve will cease when the account balance reaches $1,590,000. The borrower under the Lexmark Distribution Center Mortgage Loan has the option to deposit a letter of credit with the lender in the amount of $1,590,000 in lieu of making those monthly payments.

     CASH MANAGEMENT/LOCKBOX. Upon the occurrence of the earlier of September 1, 2008, if Lexmark International, Inc. has failed to exercise its option to renew its lease, notice by Lexmark International, Inc. on or before May 31, 2005 that it intends to terminate its lease effective June 30, 2005, or an event of default, the borrower under the Lexmark Distribution Center Mortgage Loan must cause all rents from the Lexmark Distribution Center Property to be deposited into a rent account within one business day of receipt.



MERRILL LYNCH & CO                                     SALOMON SMITH BARNEY INC.

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Offers to sell and solicitations of offers to buy securities are made only by, and this information must be read in conjunction with, the final prospectus supplement and the related prospectus or, if not registered under the securities laws, the final offering memorandum (the "Offering Document"), and any such decision to invest in such securities should be made solely in reliance upon such Offering Document. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. Capitalized terms used but not defined herein have the respective meanings set forth in the related preliminary prospectus supplement. Information regarding the underlying assets has been provided by the issuer of the securities or an affiliate thereof and has not been independently verified by the underwriters or their respective affiliates. This information was prepared on the basis of certain assumptions (including in certain cases assumptions specified by the recipient hereof) regarding payments, interest rates, weighted average lives and weighted average loan age, loss and other matters including but not limited to, the assumptions described in the Offering Document. Neither the underwiters, nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supercedes any prior versions hereof, will be deemed to be superseded by any subsequent versions (including with respect to any description of the securities or the underlying assets, the information contained in the Offering Document), and will deemed superseded, amended and supplemented in their entirety by such final
Offering Document.                                                            31

                           [INTENTIONALLY LEFT BLANK]

                                   PROSPECTUS
               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                    DEPOSITOR
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                              --------------------

THE TRUST FUNDS--

     (1) A new trust fund will be established to issue each series of certificates.

     (2) Each trust fund will consist primarily of a pool of mortgage loans secured by liens on commercial or multifamily residential properties.

THE CERTIFICATES--

     (1) will represent interests in the related trust fund and will be paid only from the related trust fund assets; and

     (2) will be issued as part of a designated series that may include one or more classes.

     BEFORE YOU PURCHASE ANY OF THESE SECURITIES, BE SURE YOU UNDERSTAND THE STRUCTURE OF THE TRANSACTION AND THE RISKS. SEE ESPECIALLY THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The securities to be issued are asset backed certificates issued by a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Prudential Securities Secured Financing Corporation or any of its affiliates. Unless otherwise specified in the applicable prospectus supplement, neither the certificates nor the underlying assets are insured or guaranteed by any governmental agency or other person. This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

                                  May 10, 2001

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Important Notice about Information Presented in this Prospectus and
  the Applicable Prospectus Supplement......................................   3
Where You Can Find More Information.........................................   4
Reports.....................................................................   4
Summary.....................................................................   6
Risk Factors................................................................   8
Capitalized Terms...........................................................  25
The Depositor...............................................................  25
Use of Proceeds.............................................................  26
Description of the Certificates.............................................  26
The Mortgage Pools..........................................................  32
Servicing of the Mortgage Loans.............................................  36
Credit Enhancement..........................................................  50
Material Legal Aspects of the Mortgage Loans................................  55
Federal Income Tax Consequences.............................................  77
State and Other Tax Consequences............................................ 120
ERISA Considerations........................................................ 120
Legal Investment............................................................ 125
Plan of Distribution........................................................ 127
Legal Matters............................................................... 128
Financial Information....................................................... 128
Rating...................................................................... 128
Glossary.................................................................... 129

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                    AND THE APPLICABLE PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates in two separate documents: this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and the applicable prospectus supplement, which will describe the specific terms of the offered certificates.

     IF WE DESCRIBE THE TERMS OF A SERIES OF OFFERED CERTIFICATES DIFFERENTLY IN THIS PROSPECTUS THAN WE DO IN THE APPLICABLE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THAT PROSPECTUS SUPPLEMENT.

     You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The Table of Contents of this prospectus and the Table of Contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the Table of Contents on the preceding page.

     We have started with several introductory sections describing the trust funds and the certificates in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

     o Summary of Prospectus--gives a brief introduction to the certificates to be offered; and

     o Risk Factors--describes briefly some of the risks to investors of a purchase of the certificates.

     You can find the definitions of capitalized terms that are used in this prospectus under the caption "Glossary" beginning on page 129 in this prospectus.

     Whenever we use words like "intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement (including this prospectus and the prospectus supplement). This prospectus and the applicable prospectus supplement do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement.

     The registration statement and the exhibits can be inspected and copied at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and the SEC's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1500, Chicago, Illinois 60661. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington D.C. 20549. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be viewed. The Internet address of the World Wide Web site is http://www.sec.gov.

     The SEC allows us to "incorporate by reference" information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement. Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. We incorporate by reference any future annual, monthly and special reports and proxy materials filed with respect to any trust fund until we terminate offering the certificates. We have determined that our financial statements are not material to the offering of any of the certificates. See "Financial Information." As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents, unless those exhibits are specifically incorporated by reference, at no cost, by writing or calling: Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, attention: Clay Lebhar, (212) 214-1000.

                                     REPORTS

     You will receive statements containing information regarding principal and interest payments and the related trust fund, as described in this prospectus and the applicable prospectus supplement for each series of certificates, in connection with each payment of principal or interest and annually. Any financial information in those reports will most likely not have been examined or reported upon by an independent public accountant. For more information, you should refer to the section in this prospectus titled "Description of the Certificates--Reports to Certificateholders." The master servicer for each series of certificates will deliver periodic statements containing information relating to the mortgage loans to the related trustee, and, in addition, will deliver to the trustee on a yearly basis a statement from a firm of independent public accountants regarding the examination of documents and records relating to the servicing of the mortgage loans in the related trust fund. For more information, you should refer to the section in this prospectus titled "Servicing of the Mortgage Loans--Evidence of Compliance." Copies of the monthly and annual statements provided by the master servicer to the trustee will be delivered to certificateholders of each series of certificates upon request addressed to our principal executive offices located at Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, attention: Clay Lebhar, (212) 214-1000.

                                     SUMMARY

     This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

TITLE OF CERTIFICATES..........Commercial Mortgage Pass-Through Certificates,
                               issuable in series.

DEPOSITOR......................Prudential Securities Secured Financing
                               Corporation. Our principal executive offices are located at One New York Plaza, New York, New York 10292. Our telephone number is (212) 214-1000.

ISSUER.........................A separate trust fund to be established by the depositor with respect to each series of certificates.

DESCRIPTION OF CERTIFICATES;
RATING.........................The certificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes. The certificates of each series will represent an interest in the property of the related trust fund, consisting primarily of commercial mortgage loans and collections and proceeds on those loans. Each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies at the date of issuance.

                               The applicable prospectus supplement includes important information on the trust funds, certificates, and risks, including information on the following:

                               (1) the name of the master servicer and special servicer, the circumstances when a special servicer will be appointed and their respective obligations, if any, to make advances to cover delinquent payments on the mortgage loans, taxes, assessments or insurance premiums;

                               (2) the assets in the trust fund, including a description of the pool of commercial mortgage loans which are secured by commercial and multifamily residential property;

                               (3) the identity and attributes of each class within a series of certificates, including whether any credit enhancement benefits any class of a series of certificates;

                               (4)  the tax treatment of the certificates; and

                               (5) whether the certificates will be eligible to be purchased by investors subject to the Employee Retirement Income Security Act of 1974, as amended, or will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                                  RISK FACTORS

     You should carefully consider the following risks and those in the applicable prospectus supplement in the section titled "Risk Factors" before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

LACK OF OR NATURE OF SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT TO RESELL YOUR CERTIFICATES AT ALL OR AT THE PRICE YOU WANT

     The absence of a secondary market for the certificates could limit your ability to resell them. There have been times in the past where there have been very few buyers of asset backed certificates--that is, there has been a lack of liquidity--and there may be those times in the future. This means that if in the future you want to sell any of the certificates, before they mature, you may not be able to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a secondary market existed for the certificates.

ANY SERIES OF CERTIFICATES MAY RELY ONLY ON THE ASSETS IN ITS RELATED TRUST FUND FOR PAYMENTS OF PRINCIPAL AND INTEREST AND INSUFFICIENT AMOUNT OF ASSETS IN THE TRUST FUND MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

     The certificates will not be guaranteed by us or any of our affiliates. The only sources of funds for payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. A portion of the amounts remaining in some funds or accounts may be withdrawn under conditions described in the applicable prospectus supplement. A series of certificates will have a claim against or security interest in the trust funds for another series only if specified in the applicable prospectus supplement. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates.

SUBORDINATED CERTIFICATES MAY NOT RECEIVE FULL PAYMENT IF LOSSES OCCUR ON THE RELATED MORTGAGE LOANS

     If provided in the applicable prospectus supplement, distributions of interest and principal on one or more classes of a series of certificates may be subordinated in priority of payment to distributions of interest and principal due on one or more other classes of that series of certificates. Subordination has the effect of increasing the likelihood of payment on the senior classes of that series of certificates and decreasing the likelihood of payment on the subordinated classes of certificates. If there are losses in the collection of principal of or interest on mortgage loans or shortfalls upon foreclosure on the security for the mortgage loans, the amount of those losses or shortfalls will be borne first by one or more classes of the subordinated certificates. The remaining amount of those losses or shortfalls, if any, will be borne by the remaining classes of certificates in the priority and subject to the limitations specified in the applicable prospectus supplement. In addition, any credit enhancement may be used by the certificates of a higher priority class before the principal of the lower priority classes of certificates of that series has been repaid. Therefore, the impact of significant losses in the collection of the mortgage loans and shortfalls upon foreclosure on the security for the mortgage loans may fall primarily upon those classes of certificates with a lower payment priority.

CREDIT ENHANCEMENT WILL NOT BE PROVIDED FOR ALL CERTIFICATES; CREDIT ENHANCEMENT WILL NOT COVER ALL LOSSES SO YOU MAY NOT RECEIVE FULL PAYMENT EVEN WHERE THERE IS CREDIT ENHANCEMENT

     The prospectus supplement for a series of certificates will describe any credit enhancement in the related trust fund, such as letters of credit, insurance policies, surety bonds, limited guarantees, reserve funds or other types of credit support. Credit enhancement will be subject to the conditions and limitations described in this prospectus and in the applicable prospectus supplement and is not expected to cover all potential losses or risks or guarantee repayment of principal of and interest on the certificates. Credit enhancement cannot guarantee that losses will not be incurred on the certificates, particularly for classes of a series of certificates that may have a lower priority of payments, be subordinated to other classes, or share a limited amount of one form of credit enhancement with other series of certificates.

SINCE MORTGAGE LOANS ARE NOT GUARANTEED, IF THERE ARE ANY SHORTFALLS IN THE PAYMENTS UNDER THE MORTGAGE LOANS, YOU MAY NOT RECEIVE FULL PAYMENT ON YOUR CERTIFICATES

     No mortgage loan is insured or guaranteed by the United States of America, any governmental agency or instrumentality or any private mortgage insurer. No mortgage loan is insured or guaranteed by us, the transferor, the mortgage loan sellers, the master servicer, the special servicer, the trustee or any of their respective affiliates. As a result, if one or more borrowers default on their payment obligations on the mortgage loans, there may not be sufficient funds to make payments on the certificates and you may suffer losses on your investment.

THE ACTUAL PREPAYMENT RATE AND ANY REPURCHASES OF MORTGAGE LOANS MAY REDUCE THE YIELD ON YOUR INVESTMENT

     In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

     The rate of return of principal is uncertain. The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or another party purchases the underlying mortgage loans.

     Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

     In addition, the master servicer or the special servicer, under the circumstances described in the prospectus supplement, may have the option to extend the maturity of the mortgage loans following a default, which would have the effect of extending the life of the certificates.

     We will be required to repurchase a mortgage loan from the trust if we breach our representations and warranties with respect to that mortgage loan. In addition, the master servicer or special servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

     You bear reinvestment risk. You will bear the risk that the timing and amount of distributions on your certificates will prevent you from attaining your desired yield. If you receive a payment of principal of the certificates prior to when you expect, you may not be able to reinvest that amount at a rate of interest equal to the interest rate on the certificates. If prevailing interest rates fall significantly below the applicable rates borne by the mortgage loans included in a trust fund, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by those mortgage loans. The certificates are thus likely to produce more returns of principal to investors when market interest rates fall below the interest rates on the mortgage loans and produce fewer returns of principal when market interest rates are above the interest rates on the mortgage loans. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the certificates.

     For more information on principal prepayments and their effect on the average life of related certificates, you should refer to the section in the applicable prospectus supplement titled "Yield and Maturity Considerations."

RESTRICTIONS ON VOLUNTARY PREPAYMENTS MAY PROVE INEFFECTIVE AND MAY REDUCE THE YIELD ON YOUR INVESTMENT

     The restrictions on voluntary prepayments contained in a promissory note, including lockout periods, yield maintenance charges and prepayment premiums, affect the rate and timing of principal payments made on the related mortgage loan. Some of the mortgage loans provide that, with limited exceptions, a voluntary prepayment of principal must be accompanied by a yield maintenance charge or other prepayment premium. The existence of yield maintenance charges or other prepayment premiums generally will result in the mortgage loans prepaying at a lower rate. However, the requirement that a prepayment of principal be accompanied by a yield maintenance charge or other prepayment premium may not provide a sufficient economic disincentive to a borrower seeking to refinance at a more favorable interest rate--if, for example, interest rates fall. An obligation to pay a yield maintenance charge or other prepayment premium may potentially be unenforceable under applicable state or federal law, including federal bankruptcy law. Even if a yield maintenance charge or other prepayment premium is enforceable, the foreclosure proceeds received with respect to a defaulted mortgage loan may be insufficient to provide the yield you expect. If either event were to occur, the yield on your investment may be reduced.

     For more information about restrictions on voluntary prepayments, you should refer to the section in the applicable prospectus supplement titled "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Voluntary Prepayment Provisions."

RATINGS ON THE CERTIFICATES DO NOT GUARANTEE THE TIMING OR PAYMENT IN FULL OF THE CERTIFICATES

     The rating assigned by a rating agency to a class of certificates reflects the rating agency's assessment of the likelihood that holders of certificates of that class will, with limited exception to be discussed in the applicable prospectus supplement, receive all payments to which the holders of those certificates are entitled under the certificates. The ratings will be based on the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage loans and the credit quality of any credit enhancer. The rating does not constitute an assessment of the likelihood of principal prepayments by borrowers of the loans underlying the certificates. A rating will not address the possibility of prepayment at higher rates than anticipated by an investor which may cause the investor to experience a lower than anticipated yield. In extreme cases, holders of stripped interest certificates may fail to recoup their initial investments.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS ARE SUBJECT TO SPECIAL RISKS WHICH MAY CAUSE REDUCTION IN PAYMENTS ON YOUR CERTIFICATES

     Your investment decision should take into account that commercial and multifamily mortgage lending generally involves risks that are different than those faced in connection with other types of lending. The following factors, among others, contribute to these risks:

     (1) larger loans provide lenders with less diversification of risk and the potential for greater losses from the delinquency and/or default of individual loans;

     (2) many of the mortgage loans are non-recourse obligations, the repayment of which is often solely dependent upon the successful operation of the related mortgaged properties;

     (3) commercial and multifamily property values and net operating income can be volatile;

     (4) many of the mortgage loans are balloon loans, which principal amounts do not fully amortize but instead provide for a substantial principal payment at their stated maturity, so your investment may be exposed to additional risks associated with both the value of the related mortgaged property and the borrower's ability to obtain new financing when the balloon payment is due;

     (5) an increase in vacancy rates, a decline in rental rates, or an increase in operating expenses or necessary capital expenditures may impair a borrower's ability to repay its loan;

     (6) changes in the general economic climate, an excess of comparable space in the area, a reduction in demand for real estate in the area, the attractiveness of the property to tenants and guests and perceptions of the property's safety, convenience and services may adversely affect the income from and market value of a mortgaged property; and

     (7) government regulations and changes in real estate, zoning or tax laws, changes in interest rate levels or potential liability under environmental and other laws may affect real estate values and income.

AGING, DETERIORATION AND POOR CONSTRUCTION QUALITY OF MORTGAGED PROPERTIES MAY SUBJECT BORROWERS TO ADDITIONAL EXPENSES WHICH MAY ADVERSELY AFFECT THEIR ABILITY TO PAY THEIR LOANS AND WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

     Old or poorly constructed mortgaged properties are likely to require more expenditures for maintenance, repairs and improvements. Even mortgaged properties that were well constructed and have been well maintained will require improvements in order for them to maintain their value and retain tenants and other occupants. Therefore, borrowers may from time to time be required to incur significant expenses to improve their mortgaged properties, which may adversely affect their ability to meet their obligations on the related mortgage loans. If borrowers default on their payment obligations, you may suffer losses on your certificates.

LIMITED ADAPTABILITY FOR OTHER USES MAY SUBSTANTIALLY LOWER THE VALUE OF SOME MORTGAGED PROPERTIES WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

     Some of the mortgaged properties would require substantial capital expenditures to convert to an alternative use. If the operation of a mortgaged property with this characteristic becomes unprofitable due to, among other factors,

     (1)  competition;
     (2)  age of the improvements;
     (3)  decreased demand; or
     (4)  zoning restrictions,

and as a result the borrower becomes unable to meet its obligations, the liquidation value of that mortgaged property may be substantially less than would be the case if that property were more readily adaptable to other uses.

IF A LEASE EXPIRES OR IS OTHERWISE TERMINATED, IT MAY NOT BE RENEWED IN A TIMELY MANNER OR AT ALL OR IT MAY BE RENEWED FOR LOWER LEASE PAYMENTS, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

     We cannot assure you that:

     (1)  leases that expire can be renewed;

     (2) the space covered by leases that expire or are terminated can be leased in a timely manner at comparable rents or on comparable terms; or

     (3) the borrower will have the cash or be able to obtain the financing to fund any required tenant improvements.

     If vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected, income from and the market value of the mortgaged properties would be adversely affected. If a tenant defaults, delays and costs in enforcing the lessor's rights could occur. In addition, tenants at the mortgaged properties may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions. For example, some leases provide that tenants may terminate or reduce their rents if an important tenant known as an "anchor tenant" ceases operations at the related mortgaged property. A tenant's lease may also be terminated or otherwise affected if the tenant becomes the subject of a bankruptcy proceeding.

THE MORTGAGED PROPERTIES FACE COMPETITION FROM VARIOUS SOURCES, WHICH COULD ADVERSELY AFFECT THE NET OPERATING INCOME AND MARKET VALUES OF THE PROPERTIES, RESULTING IN REDUCED PAYMENTS ON YOUR CERTIFICATES

     Factors affecting the competitive position of the mortgaged properties include:

     (1) the existence of similar properties located in the same area, which attract similar types of occupants on the basis of more favorable rental rates, location, condition and features;

     (2) the existence of any oversupply of available space in a particular market either as a result of new construction or a decrease in the number of occupants, which adversely affects the rental rates for the mortgaged properties; and

     (3) the possibility of other properties being converted to competitive uses as a result of trends in the use of property by occupants, such as the establishment of more home-based offices and businesses or the conversion of warehouse space for multifamily use.

POOR MANAGEMENT OF THE MORTGAGED PROPERTIES MAY ADVERSELY AFFECT THE OPERATION OF THOSE PROPERTIES, WHICH COULD LOWER THE CASH FLOW AND MARKET VALUE OF THOSE PROPERTIES, RESULTING IN REDUCED PAYMENTS ON YOUR CERTIFICATES

     The successful operation of the mortgaged properties also depends on the performance of the respective property managers of the mortgaged properties. The property managers may be responsible for:

     (1) responding to changes in local market factors such as competition and patterns of demand;

     (2) managing leasing activities such as planning and implementing the rental rate structure, including establishing levels of rent payments; and

     (3) ensuring that maintenance and capital improvements can be carried out in a timely fashion.

     To the extent the property managers do not properly perform these duties, the cash flow and market value for the related mortgaged properties could suffer, which could have an adverse affect on the certificates.

IF TENANT LEASES DO NOT CONTAIN ATTORNMENT PROVISIONS OR IF LEASES ARE SUBORDINATED TO MORTGAGE LOANS, THE FORECLOSURE VALUE OF THE MORTGAGED PROPERTY CAN BE ADVERSELY AFFECTED AND MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

     Some of the tenant leases, including some of the anchor tenant leases, may not contain provisions that require the tenant to attorn to, or recognize as landlord under the lease, a successor owner of the property following foreclosure. In some states, if tenant leases do not contain attornment provisions, those leases may be terminated under certain circumstances upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.

     In addition, some of the tenant leases, including some of the anchor tenant leases, may be either subordinate to the liens created by the mortgage loans or contain a provision that requires the tenant to subordinate the lease if the lender agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans, those leases may be terminated under certain circumstances upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.

     If a foreclosure of a mortgaged property occurs in a state where leases may terminate as described above, the property could experience a further decline in value if those leases are terminated--for example, if those tenants were paying above-market rents. The decline in the foreclosure value of those properties may result in insufficient funds to make payments on your certificates.

     If any lease not subordinate to the lien and subject to the provisions of the mortgage contains provisions inconsistent with the mortgage, such as provisions relating to application of insurance proceeds or condemnation awards, the provisions of the lease will take precedence over the provisions of the mortgage.

IF TENANT LEASES ARE NOT SUBORDINATE TO MORTGAGE LIENS, THE FORECLOSURE VALUE OF THE MORTGAGED PROPERTY COULD BE ADVERSELY AFFECTED AND MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

     If a mortgage loan is subordinate to a lease, the lender of that loan will not, unless it has otherwise agreed with the tenant, possess the right to dispossess the tenant upon foreclosure of the property, which may reduce the value of the property. The decline in the foreclosure value of those properties may result in insufficient funds to make payments on your certificates.

REGIONAL FACTORS MAY ADVERSELY AFFECT THE VALUE AND CASH FLOW OF MORTGAGED PROPERTIES, WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

     Repayments by borrowers and the market values of the mortgaged properties could be affected by:

     (1) economic conditions generally or in the regions where the borrowers and the mortgaged properties are located;

     (2) conditions in the real estate markets where the mortgaged properties are located;

     (3)  changes in governmental rules and fiscal policies;

     (4)  natural disasters; and

     (5)  other factors that are beyond the control of the borrowers.

The economy of any state or region in which a mortgaged property is located may be adversely affected to a greater degree than that of other areas of the country by developments affecting industries concentrated in that state or region.

IF A BORROWER USES THE MORTGAGED PROPERTY AS SECURITY FOR ANOTHER LOAN, THE VALUE OF THE MORTGAGED PROPERTY MAY BE REDUCED, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

     In general, the borrowers are prohibited from using the mortgaged property to secure other loans without the lender's approval. A violation of these prohibitions may not become evident, however, until the related mortgage loan otherwise defaults. If one or more subordinate liens are imposed on a mortgaged property or the borrower incurs other indebtedness, the trust fund is subject to additional risks. Some of those risks are:

     (1) the borrower may defer necessary maintenance of the mortgaged property in order to pay the required debt service on the subordinate or unsecured loan, and the value of the mortgaged property may decline as a result;

     (2) the borrower may have an incentive--for example, because the interest rate is higher--to repay the subordinate or unsecured loan before the mortgage loan, which would reduce payments to the trust fund;

     (3) it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for the purpose of making any balloon payment upon the maturity of the mortgage loan or for the purpose of making a prepayment in full on or about the anticipated repayment date in the case of any mortgage loan structured so that, after the anticipated repayment date, the loan bears interest at a markedly higher interest rate; and

     (4) additional debt increases the risks that the borrower could become insolvent or subject to bankruptcy or similar proceedings or might complicate bankruptcy proceedings, delaying foreclosure on the mortgaged property.

The pooling and servicing agreement will permit the master servicer and the special servicer to approve another loan if specified conditions are met, including approval by each rating agency rating the certificates.

APPRAISALS AND ENGINEERING REPORTS ARE OF LIMITED VALUE SINCE THE ACTUAL VALUE OF THE PROPERTIES MAY BE DIFFERENT FROM THEIR APPRAISED VALUE

     In making your investment decision, you should not rely on appraisals and engineering reports on mortgaged properties as your only indicator of the actual value or physical characteristics of the mortgaged properties. In general, an appraisal represents the analysis and opinion of the particular appraiser and is not a guarantee of present or future value. Moreover, an appraisal seeks to establish the amount a willing buyer would pay a willing seller. That amount could be significantly higher than the amount received upon the sale of a mortgaged property under a distressed or liquidation sale.

     The architectural and engineering reports represent the analysis of the individual engineers or site inspectors at or before the origination of the respective mortgage loans. The reports may not have been updated since they were originally conducted and may not have revealed all necessary or desirable repairs, maintenance or capital improvement items.

CHANGES IN ZONING LAWS MAY REDUCE THE VALUE AND INCOME OF THE RELATED MORTGAGED PROPERTIES AND COULD LOWER THE CASH FLOW OF THOSE PROPERTIES, WHICH MAY REDUCE THE PAYMENTS ON THE CERTIFICATES

     The mortgaged properties are typically subject to applicable building and zoning ordinances and codes affecting the construction and use of real property. Because the zoning laws applicable to a mortgaged property, including density, use, parking and set back requirements, are generally subject to change at any time, some improvements upon the mortgaged properties may not comply fully with all applicable current and future zoning laws. Changes in zoning laws may limit the ability of the related borrower to renovate the premises and, in the event of a substantial casualty loss, rebuild or utilize the premises "as is." These changes may reduce the value and income of the mortgaged property.

A BORROWER'S COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS MAY REDUCE ITS ABILITY TO REPAY THE MORTGAGE LOAN, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property. These costs, or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance, could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

     For more detailed information about regulatory compliance costs, you should refer to the section of this prospectus titled "Material Legal Aspects of the Mortgage Loans--Americans With Disabilities Act."

A TENANT'S DEFAULT ON ITS LEASE OF A SINGLE TENANT PROPERTY COULD ADVERSELY AFFECT THE BORROWER'S ABILITY TO PAY ITS LOANS WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

     Some of the mortgaged properties are leased wholly or in large part to a single tenant or are wholly or in large part owner-occupied. If a single tenant failed to perform its obligations under its lease or, in the case of an owner-occupied mortgaged property, under the related mortgage loan documents, that failure could reduce the mortgaged property's value and the cash flow and adversely affect the related borrower's ability to make payments on its mortgage loan.

     If a significant portion of a mortgaged property is leased to a single tenant who vacates or fails to perform its lease obligations, the failure of the borrower to re-lease that portion of the mortgaged property will have a greater adverse effect on your investment than if the mortgaged property were leased to a larger number of tenants.

     For more information on risks associated with default of single tenant properties, you should refer to the section in the applicable prospectus supplement titled "Description of the Mortgage Pool--Material Characteristics of the Mortgage Pool--Tenant Matters" and in the schedules and annexes to the applicable prospectus supplement.

MANY OF THE MORTGAGE LOANS ARE BALLOON LOANS THAT ARE SUBJECT TO A GREATER RISK OF DEFAULT, AND THE FAILURE OF ANY BORROWER TO MAKE THE BALLOON PAYMENT COULD RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

     Many of the mortgage loans are balloon loans. Balloon loans involve a greater risk of default than self-amortizing loans. A borrower's ability to make a balloon payment typically will depend upon its ability either to refinance the related mortgaged property or to sell the mortgaged property at a price sufficient to allow it to make the balloon payment. A number of factors will affect the borrower's ability to sell or refinance the mortgaged property, including:

     (1)  available mortgage rate levels;
     (2)  the related mortgaged property's fair market value;
     (3)  the borrower's equity in the related mortgaged property;
     (4)  the borrower's financial condition;
     (5)  the related mortgaged property's operating history;
     (6)  tax laws;
     (7)  prevailing economic conditions; and
     (8)  the availability of credit for multifamily or commercial properties.

     For more information about risks of default of balloon payments, you should refer to the section in the applicable prospectus supplement titled "Yield and Maturity Considerations."

DELINQUENT MORTGAGE LOANS, BY CAUSING DEFAULTS AND PREPAYMENTS, MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

     If so provided in the applicable prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due and would be serviced by a special servicer. The inclusion of delinquent mortgage loans in a trust fund may increase the risk of defaults and prepayments on mortgage loans and consequently adversely affect the yield on that series of certificates. Certificates may benefit from credit enhancement if provided in the applicable prospectus supplement. However, any credit enhancement may not cover all losses related to delinquent mortgage loans.

EXTENSIONS AND MODIFICATIONS OF DEFAULTED MORTGAGE LOANS WILL NOT ASSURE INCREASE IN THE AMOUNT OF RECEIPTS FROM THE DEFAULTED MORTGAGE LOANS AND MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

     To maximize recoveries on defaulted mortgage loans, a master servicer or special servicer may extend and modify mortgage loans that are in default or are likely to be in default, particularly with respect to balloon payments, within the parameters specified in the applicable prospectus supplement. A master servicer or a special servicer may receive workout fees, management fees, liquidation fees or other similar fees based on receipts from or proceeds of those mortgage loans. Although a master servicer or special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery amount than liquidation, there can be no assurance that any extensions or modifications will increase the amount of receipts from mortgage loans that are in default or are likely to be in default.

LOANS MADE TO NONINDIVIDUALS MAY POSE GREATER RISKS OF REDUCED CASH FLOW WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES BECAUSE THOSE BORROWERS MAY HAVE LIMITED ASSETS, MAY SEEK PROTECTION UNDER THE BANKRUPTCY LAWS AND MAY ENGAGE IN PROTRACTED LITIGATION DUE TO THEIR SOPHISTICATION

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. For example, an entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors, such as the trust fund, under the bankruptcy laws. Many of these entities do not have personal assets and creditworthiness at stake, unlike individuals involved in bankruptcies. The borrower's sophistication may increase the likelihood of protracted litigation or bankruptcy in default situations because a sophisticated borrower will be aware of its rights against the lender and may have more resources to make effective use of all of its defenses to payment, including filing for bankruptcy.

BANKRUPTCY OF BORROWERS MAY ADVERSELY AFFECT PAYMENTS ON MORTGAGE LOANS WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

     Some of the borrowers may have businesses and liabilities unrelated to the mortgaged property which may make the borrower more likely to become insolvent or the subject of a bankruptcy proceeding. In addition, a borrower, as an owner of real estate, will be subject to potential liabilities and risks which may or may not be related to ownership of the mortgaged property. We cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower, or a corporate or individual general partner or member of a borrower, will not initiate a bankruptcy or similar proceeding with respect to that borrower. If this happens, the cash flow associated with the mortgage loan could be delayed, reduced or eliminated.

     For more information about risks of bankruptcy, you should refer to the section in this prospectus titled "Material Legal Aspects of the Mortgage Loans--Bankruptcy Laws."

LITIGATION AGAINST A BORROWER MAY REDUCE ITS ABILITY TO MEET ITS MORTGAGE OBLIGATIONS WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

     From time to time, legal proceedings may be threatened or instituted against a borrower and its affiliates relating to their business. Litigation may reduce a borrower's ability to meet its obligations under the related mortgage loan and therefore reduce the trust fund's cash flow.

CONCENTRATION OF MORTGAGE LOANS AND BORROWERS DECREASES DIVERSIFICATION AND MAY INCREASE THE RISK THAT YOU WILL NOT RECEIVE FULL PAYMENT ON YOUR CERTIFICATES

     In general, a mortgage pool composed of loans having larger average balances and a smaller number of loans may be subject to losses that are more severe than if the aggregate balance of the mortgage loans in the pool was more evenly distributed. In all cases, you should carefully consider all aspects of any mortgage loan representing a significant percentage of the initial pool balance to ensure it is subject to risks acceptable to you. Additionally, a mortgage pool with a high concentration of mortgage loans to the same borrower or related borrowers is subject to the potential risk that a borrower undergoing financial difficulties might divert its resources or undertake remedial actions, such as a bankruptcy, in order to alleviate those difficulties. If this occurs, it could adversely affect payments on the mortgage loans or the value of the mortgage properties and therefore your investment.

     For more information concerning the mortgage pool and the exposure to concentration risks, you should refer to the section in the applicable prospectus supplement titled "Description of the Mortgage Pool--Material Characteristics of the Mortgage Pool--Concentration of Mortgage Loans and Borrowers."

LIMITATIONS ON THE ENFORCEABILITY OF CROSS-COLLATERALIZATION ARRANGEMENTS MAY HAVE AN ADVERSE EFFECT ON RECOURSE AFTER A DEFAULT ON A CROSS-COLLATERALIZED MORTGAGE LOAN, RESULTING IN REDUCED PAYMENTS ON YOUR CERTIFICATES

     Arrangements by which some of the mortgage loans are cross-collateralized and cross-defaulted with one or more related mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the granting of a mortgage lien by a person may be voided if a court were to determine that:

     (1) the borrower did not receive fair consideration or reasonably equivalent value when pledging mortgaged property for the equal benefit of the other related borrowers, and

     (2) the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

     A lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of an affiliated borrower, or any payment on a loan of an affiliated borrower, could potentially be avoided as a fraudulent conveyance. If this were to occur, the trust fund's security in the mortgage loan and resulting cash flows may be reduced.

NATURE OF NON-RECOURSE LOANS MAY RESULT IN INSUFFICIENT AMOUNTS TO PAY OFF THE RELATED MORTGAGE LOAN UPON DEFAULT WHICH COULD REDUCE THE PAYMENTS ON YOUR CERTIFICATES

     The majority of the mortgage loans are non-recourse loans. Under these non-recourse loans, if a borrower defaults, the trust fund may recover amounts due generally only against the specific mortgaged property securing the mortgage loan and any other assets pledged to secure the mortgage loan. As a result, the payment of each non-recourse mortgage loan depends primarily upon the sufficiency of the net operating income from the related mortgaged property and, at maturity, upon the market value of that mortgaged property.

     For a more detailed description of the mortgage pool, you should refer to the applicable prospectus supplement, including the section titled "Description of the Mortgage Pool--General."

     In those cases where recourse against the borrower is permitted by the loan documents, the ability to collect from the borrower is dependent upon the creditworthiness, solvency and other factors specific to the borrower and generally are not within our control or the control of any of the mortgage loan sellers, the transferor, the master servicer, the special servicer, the trustee or any of their affiliates. Therefore, even if there is recourse, we cannot assure you that significant amounts will be realized in respect of that recourse in the event of a default or any mortgage loan.

FORECLOSURE OF ANY MORTGAGED PROPERTY MAY SUBJECT THE TRUST FUND TO TAXES, WHICH COULD LOWER THE CASH FLOW FROM THAT PROPERTY, RESULTING IN REDUCED PAYMENTS ON YOUR CERTIFICATES

     If the trust fund acquires a mortgaged property in a foreclosure or deed-in-lieu of foreclosure, the trust fund may become subject to federal--and possibly state or local--tax, at the highest marginal corporate rate, on a portion of its net income from the operation and management of that mortgaged property. As a consequence, the net proceeds available for distribution to certificateholders would be reduced.

COURTS MAY REFUSE TO ENFORCE DUE-ON-SALE, DUE-ON-ENCUMBRANCE AND
DEBT-ACCELERATION CLAUSES, ADVERSELY AFFECTING EXERCISE OF REMEDIES UPON DEFAULTED MORTGAGE LOANS, WHICH MAY LOWER THE CASH FLOW FROM THE MORTGAGED PROPERTIES, RESULTING IN REDUCED PAYMENTS ON YOUR CERTIFICATES

     The mortgage loans will generally contain "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the lender to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged property in violation of the mortgage. The mortgage loans will also generally include a debt-acceleration clause. A debt-acceleration clause permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the borrower.

     The courts of a state, however, may refuse to permit the foreclosure or other sale of a mortgaged property or refuse to permit the acceleration of the indebtedness if the breach or default is immaterial or does not materially adversely affect the lender's security, or if enforcement of the clause would be inequitable, unjust, or unconscionable. In that case, the lender will not be able to exercise its remedies under the mortgage loan and there may be insufficient funds to make payments on your certificates.

TRUST FUNDS MAY NOT HAVE A PERFECTED SECURITY INTEREST IN ALL ASSIGNMENTS OF LEASES AND RENTS, WHICH MAY LOWER THE CASH FLOW FROM THE MORTGAGED LOANS, RESULTING IN REDUCED PAYMENTS ON YOUR CERTIFICATES

     The applicable prospectus supplement will describe whether and to what extent the mortgage loans will be secured by an assignment of leases and rents. Under an assignment of leases and rents, the borrower typically assigns its rights as landlord under the leases on the related mortgaged property and the related income to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests until the lender takes possession of the related mortgaged property or a receiver is appointed. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     For a more detailed description of these issues, you should refer to the section of this prospectus titled "Material Legal Aspects of the Mortgage Loans--Leases and Rents."

THE ENVIRONMENTAL CONDITION OF MORTGAGED PROPERTIES MAY SUBJECT THE TRUST FUND TO LIABILITY UNDER FEDERAL AND STATE LAWS WHICH MAY REDUCE THE VALUE AND CASH FLOW OF THE MORTGAGED PROPERTY, POSSIBLY RESULTING IN REDUCED PAYMENTS ON YOUR CERTIFICATES

     Tenants and occupants may affect the environmental condition of a mortgaged property. Current and future environmental laws, ordinances or regulations may impose additional compliance obligations on business operations that can be met only by significant capital expenditures.

     Adverse environmental conditions subject to the trust fund to the following risks:

     (1) a diminution in the value of a mortgaged property or the inability to foreclose against that mortgaged property;

     (2)  inability to lease the mortgaged property to potential tenants;

     (3) the potential that the related borrower may default on a mortgage loan due to the borrower's inability to pay high investigation and/or remediation costs or difficulty in bringing its operations into compliance with environmental laws; and

     (4) liability for clean-up costs or other remedial actions which could exceed the value of the mortgaged property.

     Under federal and state laws, a statutory lien over the subject property may secure the reimbursement of remedial costs incurred by regulatory agencies to address environmental violations. That statutory lien over a mortgage property would adversely affect its value and could make foreclosure upon it following default by the related borrower impractical. Under various federal, state and local laws, ordinances and regulations, the trust fund may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to or in that property. Liability for the cost of any required remediation generally is not limited under applicable laws, and could exceed the value of the property.

     For more information on the trust fund's potential environmental risks, you should refer to the section in this prospectus titled "Material Legal Aspects of the Mortgage Loans--Environmental Risks" and the section in the applicable prospectus supplement titled "Description of the Mortgage Pool--Material Characteristics of the Mortgage Pool."

     Under federal and state laws, it is possible that the trust fund may be held liable for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property.

     For more information on the trust fund's potential liability for releases of hazardous substances, you should refer to the section in this prospectus titled "Material Legal Aspects of the Mortgage Loans--Environmental Risks."

JUNIOR MORTGAGE LOANS WILL BE PAID ONLY AFTER THE SENIOR CLAIMS ARE PAID IN FULL, SO THERE MAY NOT BE ADEQUATE FUNDS LEFT TO PAY THE JUNIOR CLAIMS IN FULL, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

     Some of the mortgage loans may be junior mortgage loans. The primary risk to holders of mortgage loans secured by junior liens is the possibility that a foreclosure of a related senior lien would extinguish the junior lien and that adequate funds will not be received in connection with the foreclosure to pay the debt held by the holder of the junior mortgage loan after satisfaction of all related senior liens.

     For more detailed information on the risks to holder of mortgage loans secured by junior liens, you should refer to the sections in this prospectus titled "Material Legal Aspects of The Mortgage Loans--Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries" and "--Foreclosure."

BANKRUPTCY OF THE DEPOSITOR COULD RESULT IN REDUCED PAYMENTS ON YOUR
CERTIFICATES

     If we become subject to bankruptcy proceedings, you could experience losses or delays in the payments on your securities. We will sell the mortgage loans to the trust. However, if we become subject to a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that we effectively still own the mortgage loans by concluding that the sale to any trust fund was not a "true sale" for bankruptcy purposes. If a court were to reach this conclusion, you could experience losses or delays in payments on the certificates as a result of, among other things:

     (1) the "automatic stay" which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the United States bankruptcy code that permit substitution for collateral in certain circumstances;

     (2) certain tax or government liens on the our property that arose prior to the transfer of mortgage loans to the trust funds having a prior claim on collections before the collections are used to make payments on your certificates; and

     (3) the trust funds not having a perfected security interest in (a) one or more of the properties securing the related mortgage loans or (b) any cash collections held by the master servicer at the time the master servicer becomes the subject of a bankruptcy proceeding.

     See "Material Legal Aspects of the Mortgage Loans--Bankruptcy Considerations relating to the Depositor" in this prospectus.

THE INTERESTS OF THE MASTER SERVICER OR THE SPECIAL SERVICER MAY CONFLICT WITH THOSE OF THE TRUST FUND REGARDING THE MASTER SERVICER OR SPECIAL SERVICER'S PURCHASE OF CERTIFICATES AND SERVICING OF NON-TRUST FUND LOANS, WHICH MAY ADVERSELY AFFECT THEIR PERFORMANCE IN RESPECT OF THE TRUST FUND AND WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

     The master servicer and/or special servicer may purchase and own certificates, including subordinate certificates. Under those circumstances, it is possible that the interests of the master servicer or special servicer, as a holder of the certificates of any class, may differ from those of the holders of certificates of any other class. The master servicer and special servicer may continue to service existing mortgage loans and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans owned by the trust fund. These mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, borrowers and/or property managers in common with, some of the mortgage loans owned by the trust fund and the related mortgaged properties. To the extent that overlap exists, the interests of the master servicer, the special servicer and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund. The master servicer and the special servicer are required, however, to service the mortgage loans owned by the trust fund in accordance with the servicing standard contained in the related pooling and servicing agreement.

THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; NONCOMPLIANCE MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

     Generally, Title I of the Employee Retirement Income Security Act, as amended, and various sections of the Internal Revenue Code of 1986 apply to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, prospective benefit plan investors that are subject to the Employee Retirement Income Security Act, as amended, or the Internal Revenue Code of 1986 are urged to consult their own counsel regarding consequences of acquisition, ownership and disposition of the certificates of any series.

     For more detailed information, you should refer to the section in this prospectus titled "ERISA Considerations."

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any residual interest certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, certain offered certificates that are residual interests may have a negative value.

     You have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero.

     Some Taxable Income of a Residual Interest Cannot be Offset under the Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual interest certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, excess inclusions--

     o    generally will not be reduced by losses from other activities,

     o for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o for a foreign holder, will not qualify for any exemption from withholding tax.

     Certain Entities Should Not Invest in REMIC Residual Interest Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

     o    individuals,

     o    estates,

     o    trusts beneficially owned by any individual or estate, and

     o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     Transfer Limitations. In addition, the REMIC residual interest certificates are subject to numerous transfer restrictions. These restrictions reduce your ability to liquidate a residual interest. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a residual interest certificate to a foreign person under the Internal Revenue Code of 1986 or to a U.S. person if classified as partnership under the Internal Revenue Code of 1986, unless all of its beneficial owners are United States persons.

                                CAPITALIZED TERMS

     You can find the definitions of capitalized terms that are used in the remainder of this prospectus under the caption "Glossary" beginning on page 129 in this prospectus.

                                  THE DEPOSITOR

     The Depositor will deposit the Mortgage Loans into the Trust Fund. The Depositor was incorporated in the State of Delaware on August 26, 1988 as a wholly owned, limited purpose finance subsidiary of Prudential Securities Group Inc. The principal executive offices of the Depositor are located at One New York Plaza, New York, New York 10292, attention: Clay Lebhar, and its telephone number is (212) 214-1000.

     The Depositor will have no servicing obligations or responsibilities with respect to any series of Certificates, Mortgage Pool or Trust Fund. The Depositor does not have, and does not expect to have, any significant assets. The Depositor was organized for the purposes of establishing trusts, selling interests in the trusts and acquiring and selling mortgage assets to those trusts. Neither the Depositor, its parent nor any of its affiliates will insure or guarantee collections on the Mortgage Loans or distributions on the Certificates. Unless otherwise specified in the applicable prospectus supplement, the assets of a Trust Fund will be acquired by the Depositor directly or through one or more affiliates.

                                 USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each series of Offered Certificates to:

     (1)  purchase the Mortgage Loans relating to that series;

     (2)  repay debt that was incurred to acquire Mortgage Loans;

     (3)  obtain credit enhancement, if any, for the series; and

     (4)  pay costs of structuring, issuing and underwriting the Certificates.

     Certificates may be exchanged by the Depositor for Mortgage Loans if so specified in the applicable prospectus supplement.

                         DESCRIPTION OF THE CERTIFICATES

     The Certificates of each series will be issued pursuant to a separate Pooling and Servicing Agreement to be entered into among the Depositor, the Master Servicer, the Special Servicer, if any, and the Trustee for that series of Certificates and any other parties described in the applicable prospectus supplement, substantially in the form filed as an exhibit to the Registration Statement of which this prospectus is a part or in another form as may be described in the applicable prospectus supplement. The following summaries describe general provisions of the Certificates and the Pooling and Servicing Agreement. However, the prospectus supplement for each series of Certificates will more fully describe the Certificates and the provisions of the related Pooling and Servicing Agreement, which may be different from the following summaries.

     At the time of issuance, the Offered Certificates of each series will be rated in one of the four highest generic rating categories by a nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

GENERAL

     Each series of Certificates will be issued in registered or book-entry form and will represent beneficial ownership interests in the Trust Fund for that series. The Trust Fund for each series will primarily include, to the extent provided in the Pooling and Servicing Agreement:

     (1) the Mortgage Loans conveyed to the Trustee pursuant to the Pooling and Servicing Agreement;

     (2) all payments on or collections from the Mortgage Loans due after the Cut-off Date;

     (3)  all REO property, as defined in the applicable prospectus supplement;

     (4)  all revenue received in respect of any REO Property;

     (5)  all insurance policies with respect to the Mortgage Loans;

     (6)  all assignments of leases, rents and profits and security agreements;

     (7) all indemnities or guaranties given as additional security for the Mortgage Loans;

     (8)  the Trustee's interest in all Reserve Accounts;

     (9)  the Collection Account;

     (10) the Distribution Account and the REO Account;

     (11) all environmental indemnities relating to the Mortgaged Properties;

     (12) all rights and remedies under the Mortgage Loan Purchase and Sale Agreement; and

     (13) all proceeds of any of the foregoing (excluding interest earned on deposits in any Reserve Account, to the extent that interest belongs to the related borrower).

     In addition, the Trust Fund for a series may include mortgage pass-through certificates not issued by the Depositor, including certificates issued or guaranteed by the FHLMC, Fannie Mae and GNMA, as well as various forms of Credit Enhancement. See "Credit Enhancement."

     If so specified in the applicable prospectus supplement, Certificates of a given series may be issued in several classes. The classes may:

     (1)  pay interest at different rates;

     (2) represent different allocations of the right to receive principal and interest payments, such as subordination;

     (3) be structured to receive principal payments in sequence by class (each class in a group of sequential pay classes would be entitled to be paid in full before the next class in the group is entitled to receive any principal payments); or

     (4) provide for payments of principal only or interest only or for disproportionate payments of principal and interest.

     Subordinate Certificates of a given series of Certificates may be offered in the same prospectus supplement as the senior Certificates of that series or may be offered in a separate offering document.

     Each class of Offered Certificates will be issued in the minimum denominations specified in the applicable prospectus supplement.

     The prospectus supplement for each series will contain a description of their characteristics and specific risk factors, including, as applicable, the following:

     (1) the effects of mortgage principal prepayment on the weighted average lives of classes;

     (2) the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and

     (3) the degree to which an investor's yield is sensitive to principal prepayments.

     The Offered Certificates of each series will be freely transferable and exchangeable at the office specified in the related Pooling and Servicing Agreement and prospectus supplement. Some classes of Offered Certificates, however, may be subject to transfer restrictions described in the applicable prospectus supplement.

DISTRIBUTIONS ON CERTIFICATES

     The Trustee, or a paying agent that may be identified in the applicable prospectus supplement, will distribute to the Certificateholders amounts described in the applicable prospectus supplement on the related Distribution Date. These distributions will begin on the date specified in the applicable prospectus supplement following the establishment of the related Trust Fund. In general, the distributions will include previously undistributed payments of principal, including any principal prepayments, and interest on the Mortgage Loans received by the Master Servicer or the Special Servicer after the related Cut-off Date and prior to the date specified in the applicable prospectus supplement for each Distribution Date. The Trustee shall mail checks for the distributions to the address of the person entitled to the payment as it appears on the certificate register maintained by the Trustee (or wire transfer those funds if so specified in the applicable prospectus supplement). The final distribution in retirement of the Certificates of each series will be made only upon presentation and surrender of the Certificates at the office or agency specified in the notice to the Certificateholders of the final distribution.

ACCOUNTS

     The Master Servicer will establish and maintain a Collection Account in the name of the Trustee for the benefit of the Certificateholders for each series of Certificates. The Master Servicer generally will be required to deposit into the Collection Account all amounts received on or in respect of the Mortgage Loans. The Master Servicer will be entitled to withdraw amounts from the Collection Account to, among other things:

     (1) transfer designated amounts for the related Distribution Date into the Distribution Account;

     (2) pay Property Protection Expenses, taxes, assessments and insurance premiums and designated third-party expenses;

     (3) pay accrued and unpaid servicing fees and other servicing compensation to the Master Servicer and the Special Servicer, if any; and

     (4) reimburse the Master Servicer, the Special Servicer, the Trustee and the Depositor for designated expenses and indemnify the Depositor, the Master Servicer and the Special Servicer.

     The applicable prospectus supplement may provide for additional circumstances in which the Master Servicer will be entitled to make withdrawals from the Collection Account.

     The Trustee will establish a Distribution Account in the name of the Trustee for the benefit of the Certificateholders for each series of Certificates. The Master Servicer generally will be required to transfer to the Distribution Account amounts held in the Collection Account to make distributions to Certificateholders for a given Distribution Date. On each Distribution Date, the Trustee will use amounts on deposit in the Distribution Account to distribute interest and principal to the Certificateholders in the manner described in the applicable prospectus supplement.

     The amount in the Collection Account or the Distribution Account at any time may be invested in Permitted Investments that are payable on demand or mature, or are subject to withdrawal or redemption, on or before the business day before the next Master Servicer Remittance Date, in the case of the Collection Account, or the business day before the next Distribution Date, in the case of the Distribution Account. The Master Servicer will be required to remit to the Distribution Account on or before the Master Servicer Remittance Date amounts on deposit in the Collection Account that are required for distribution to Certificateholders. The income from the investment of funds in the Collection Account and, if so specified in the applicable prospectus supplement, the Distribution Account, in Permitted Investments will be paid to the Master Servicer as additional servicing compensation, and the Master Servicer will bear the risk of loss of funds in the Collection Account and, if so specified in the applicable prospectus supplement, the Distribution Account resulting from these investments. The Master Servicer will be required to deposit the amount of any loss in the Collection Account or, if so specified in the applicable prospectus supplement, the Distribution Account, promptly as realized.

     The Master Servicer or the Special Servicer generally will establish and maintain a REO Account to be used in connection with REO Properties and other Mortgaged Properties specified in the applicable prospectus supplement, if any. To the extent set forth in the Pooling and Servicing Agreement, withdrawals from the REO Account will be made to, among other things:

     (1)  make remittances to the Collection Account;

     (2) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and those Mortgaged Properties and designated third-party expenses; and

     (3) provide for the reimbursement of specific expenses in respect of the REO Properties and those Mortgaged Properties.

     The amount in the REO Account at any time may be invested in Permitted Investments that are payable on demand or mature, or are subject to withdrawal or redemption, on or before the business day before the day on which those amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments will be paid to the Master Servicer, or the Special Servicer, if applicable, as additional servicing compensation, and the Master Servicer or the Special Servicer, as applicable, will bear the risk of loss of funds in the REO Account resulting from those investments. The Master Servicer or the Special Servicer, as applicable, will be required to deposit the amount of any loss in the REO Account promptly as realized.

AMENDMENT OF POOLING AND SERVICING AGREEMENT

     Generally, the Pooling and Servicing Agreement for each series may be amended from time to time by the parties thereto without the consent of any of the Certificateholders to:

     (1)  cure any ambiguity;

     (2) correct or supplement any provisions that may be inconsistent with any other provisions;

     (3) amend any provision to the extent necessary or desirable to maintain the rating or ratings assigned to each of the classes of Certificates by each Rating Agency; or

     (4) address other matters or questions arising under the Pooling and Servicing Agreement that will not (a) be inconsistent with the provisions of the Pooling and Servicing Agreement, (b) result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any outstanding class of Certificates and (c) adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel.

     Each Pooling and Servicing Agreement may be amended from time to time by the parties thereto with the consent of the holders of each of the classes of Certificates representing at least a percentage specified in the related Pooling and Servicing Agreement of each class of Certificates affected by the amendment. However, no amendment shall:

     (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed on any Certificate, without the consent of each affected Certificateholder;

     (2) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in
          (1) above;

     (3) change the percentage of Certificates required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the holders of all outstanding Certificates; or

     (4) alter the obligations of the Master Servicer or the Trustee to make an advance, without the consent of the holders of all Certificates representing all of the Voting Rights of the class or classes affected by that amendment.

     Further, the Pooling and Servicing Agreement for each series may provide that the parties, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to the extent necessary or helpful to maintain the qualification of any REMIC related to the series or to prevent the imposition of any additional material state or local taxes, while any of the Certificates are outstanding. However, those actions, as evidenced by an opinion of counsel, must not adversely affect in any material respect the interest of any Certificateholder.

     The applicable prospectus supplement will specify the method for allocating Voting Rights among holders of Certificates of a class. Any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, any borrower, the Trustee or any of their respective affiliates will be deemed not to be outstanding. However, Certificates beneficially owned by the Master Servicer, the Special Servicer, or any of their affiliates will be deemed to be outstanding in connection with any required consent to an amendment of the Pooling and

Servicing Agreement that relates to an action that would materially adversely affect in any material respect the interests of the Certificateholders of any class while the Master Servicer, the Special Servicer, or any of their affiliates owns at least a percentage of that class specified in the related Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement relating to each series may provide that no amendment to the Pooling and Servicing Agreement will be made unless there has been delivered in accordance with the Pooling and Servicing Agreement an opinion of counsel to the effect that that amendment will not cause that series to fail to qualify as a REMIC at any time that any of the Certificates are outstanding.

     The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Pooling and Servicing Agreement required by the Rating Agencies rating Certificates of that series.

TERMINATION OF POOLING AND SERVICING AGREEMENT

     The obligations of the parties to the Pooling and Servicing Agreement for each series will terminate upon:

     (1) the purchase of all of the assets of the related Trust Fund, as described in the applicable prospectus supplement;

     (2) the later of (a) the distribution to Certificateholders of that series of the final payment on the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Pooling and Servicing Agreement;

     (3) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Pooling and Servicing Agreement; or

     (4)  the mutual consent of the parties and all Certificateholders.

     For each series, the Trustee will give or cause to be given written notice of termination of the Pooling and Servicing Agreement to each Certificateholder and the final distribution under the Pooling and Servicing Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.

REPORTS TO CERTIFICATEHOLDERS

     Concurrently with each distribution for each series, the Trustee (or a paying agent identified in the applicable prospectus supplement) will forward to each Certificateholder a statement setting forth information relating to the distribution as specified in the Pooling and Servicing Agreement and described in the applicable prospectus supplement.

THE TRUSTEE

     The Depositor will select a bank or trust company to act as Trustee under the Pooling and Servicing Agreement for each series and the Trustee will be identified, and its obligations under that Pooling and Servicing Agreement will be described, in the applicable prospectus supplement. The Rating Agencies rating Certificates of a series may require the appointment of a fiscal agent to guarantee one or more obligations of the Trustee who would be a party to the Pooling and Servicing Agreement. In that event, the fiscal agent will be identified, and its obligations under the Pooling and Servicing Agreement will be described, in the applicable prospectus supplement. See "Material Matters with Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor" in this prospectus.

                               THE MORTGAGE POOLS

GENERAL

     Each Mortgage Pool will consist of mortgage loans secured by first or junior Mortgages on, or Installment Contracts for the sale of, fee simple or leasehold interests in Mortgaged Properties consisting of properties improved by office buildings, health-care related properties, congregate care facilities, hotels and motels, industrial properties, warehouse, mini-warehouse, and self-storage facilities, mobile home parks, multifamily properties, cooperative apartment buildings, nursing homes, office/retail properties, anchored retail properties, single-tenant retail properties, unanchored retail properties and other commercial real estate properties, multifamily residential properties and/or mixed residential commercial properties.

     All mortgage loans will be of one or more of the following types:

     (1)  mortgage loans with fixed interest rates;

     (2)  mortgage loans with adjustable interest rates;

     (3) mortgage loans whose principal balances fully amortize over their remaining terms to maturity;

     (4) mortgage loans whose principal balances do not fully amortize, but instead provide for a substantial principal payment at the stated maturity of the loan--commonly known as balloon loans;

     (5) mortgage loans that provide for recourse against only the Mortgaged Properties; and

     (6) mortgage loans that provide for recourse against the other assets of the related borrowers.

     Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related Note assigns its right, title and interest as landlord under each lease and the income derived from that lease to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the obligor defaults, the license terminates and the related mortgagee is entitled to collect the rents from tenants to be applied to the monetary obligations of the obligor. State law may limit or restrict the enforcement of the assignment of leases and rents by a mortgagee until the mortgagee takes possession of the related mortgaged property and/or a receiver is appointed. For more detailed information, you should refer to the section in this prospectus titled "Material Legal Aspects of the Mortgage Loans--Leases and Rents."

     If specified in the applicable prospectus supplement, a Trust Fund may include a number of Mortgage Loans with a single obligor or related obligors, however, the principal balance of mortgage loans to a single obligor or group of related obligors will not exceed 45% of the initial principal amount of the Certificates for a series. If the Mortgage Pool backing Certificates for any series includes a Mortgage Loan or mortgage-backed security or a group of Mortgage Loans or mortgage-backed securities of a single obligor or group of related obligors representing 10% or more, but less than 45%, of the principal amount of those Certificates, the prospectus supplement will contain information, including financial information, regarding the credit quality of the obligors. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates.

     Unless otherwise specified in the prospectus supplement, the Mortgage Loans will not be insured or guaranteed by the United States, any governmental agency, any private mortgage insurer or any other person or entity.

     The applicable prospectus supplement relating to each series will specify
(1) the Mortgage Loan Seller or Mortgage Loan Sellers relating to the Mortgage Loans, which may include REITs, commercial banks, savings and loan associations, other financial institutions, mortgage banks, credit companies, insurance companies, real estate developers or other HUD approved lenders, and (2) the underwriting criteria to the extent available in connection with originating the Mortgage Loans. The criteria applied by the Depositor in selecting the Mortgage Loans to be included in a Mortgage Pool will vary from series to series. The prospectus supplement relating to each series also will provide specific information regarding the characteristics of the Mortgage Loans as of the Cut-off Date, including:

     (1)  the aggregate principal balance of the Mortgage Loans;

     (2) the types of properties securing the Mortgage Loans and the aggregate principal balance of the Mortgage Loans secured by each type of property;

     (3)  the interest rate or range of interest rates of the Mortgage Loans;

     (4) the origination dates and the original and, for seasoned Mortgage Loans, remaining terms to stated maturity of the Mortgage Loans;

     (5) the loan-to-value ratios at origination and, for seasoned Mortgage Loans, current loan balance-to-original value ratios of the Mortgage Loans;

     (6) the geographic distribution of the Mortgaged Properties underlying the Mortgage Loans;

     (7) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate Mortgage Loans;

     (8)  the debt service coverage ratios relating to the Mortgage Loans; and

     (9)  payment delinquencies, if any, relating to the Mortgage Loans.

     On the Closing Date, not more than 5% of the aggregate principal balances of the Mortgage Loans will be Mortgage Loans not described in the related prospectus supplement.

     The applicable prospectus supplement will also specify any materially inadequate documentation relating to the Mortgage Loans and other characteristics of the Mortgage Loans relating to each series. If specified in the applicable prospectus supplement, the Depositor may segregate the Mortgage Loans in a Mortgage Pool into separate "Mortgage Loan Groups" as part of the structure of the payments of principal and interest on the Certificates of a series. In that case, the Depositor will disclose the above-specified information by Mortgage Loan Group.

     The Depositor will file a current report on Form 8-K with the SEC within 15 days after the Closing Date of each series of Certificates, as specified in the applicable prospectus supplement, which will set forth information with respect to the Mortgage Loans included in the Trust Fund for a series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related series promptly after its filing.

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of the Certificates of each series, the Depositor will assign to the Trustee the Mortgage Loans, together with all scheduled payments of interest and principal due after the Cut-off Date, regardless whether received prior to the Cut-off Date, and all payments of interest and principal received by the Depositor or the Master Servicer on or with respect to the Mortgage Loans after the Cut-off Date. The Trustee will execute and deliver Certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in the Mortgage Loan Schedule appearing as an exhibit to the Pooling and Servicing Agreement for the related series. The Mortgage Loan Schedule will contain information on each Mortgage Loan, including the outstanding principal balance as of the close of business on the Cut-off Date, the interest rate, the scheduled monthly, or other periodic, payment of principal and interest as of the Cut-off Date, the maturity date of each Note and the address of the property securing the Note.

     In addition, the Depositor will, as to each Mortgage Loan, deliver to the
Trustee:

     (1)  the Note, endorsed to the order of the Trustee without recourse;

     (2) the Mortgage and an executed assignment of the Mortgage in favor of the Trustee or otherwise as required by the Pooling and Servicing Agreement;

     (3) any assumption, modification or substitution agreements relating to the Mortgage Loan;

     (4) a mortgagee's title insurance policy (or owner's policy in the case of an Installment Contract), together with endorsements, or an attorney's opinion of title issued as of the date of origination of the Mortgage Loan; and

     (5) other relevant documents described in the applicable prospectus supplement.

REPRESENTATIONS AND WARRANTIES

     The Mortgage Loan Seller will make representations and warranties regarding the Mortgage Loans sold by the Mortgage Loan Seller to the Depositor. The Mortgage Loan Seller may be an affiliate of the Depositor. The representations and warranties will generally include:

     (1) that title insurance (or in the case of Mortgaged Properties located in areas where title insurance is generally not available, an attorney's opinion of title) and any required hazard insurance on the related Mortgaged Property was effective at the origination of each Mortgage Loan, and that each policy (or opinion of title) remained in effect on the date of purchase of the Mortgage Loan from the Mortgage Loan Seller;

     (2) that the Mortgage Loan Seller had good and marketable (or indefeasible, in the case of real property located in Texas) title to each Mortgage Loan;

     (3) that each mortgage constituted a valid first lien on the Mortgaged Property (subject only to permissible title insurance exceptions);

     (4) that there were no delinquent tax or assessment liens against the Mortgaged Property; and

     (5)  that all required payments were current for each Mortgage Loan.

     Each prospectus supplement will specify the representations and warranties being made by the Mortgage Loan Seller.

     All of the representations and warranties of a Mortgage Loan Seller about a Mortgage Loan generally will be made as of the date the Mortgage Loan Seller sold the Mortgage Loan to the Depositor. The applicable prospectus supplement will indicate if a different date is applicable. A substantial period of time may have elapsed between that date and the date of the initial issuance of the series of Certificates evidencing an interest in that Mortgage Loan. Since the representations and warranties of the Mortgage Loan Seller do not address events that may occur following the sale of a Mortgage Loan by the Mortgage Loan Seller, the repurchase obligation of the Mortgage Loan Seller described below will not arise if, on or after the date of the sale of a Mortgage Loan by the Mortgage Loan Seller to the Depositor, the relevant event occurs that would have given rise to that obligation. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the its attention that would cause it to believe that the representations and warranties of the Mortgage Loan Seller about the Mortgage Loan will not be accurate and complete in all material respects as of the related Cut-off Date. If specified in the applicable prospectus supplement, the Depositor will make representations and warranties about a Mortgage Loan for the benefit of Certificateholders of a series as of the date of sale of that Mortgage Loan to the Depositor.

     Upon the discovery of the breach of any representation or warranty made by the Mortgage Loan Seller about a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related series, the Mortgage Loan Seller generally will be obligated to repurchase that Mortgage Loan if it cannot be remedied within a specified period. The purchase price for that Mortgage Loan will generally equal the unpaid principal balance of that Mortgage Loan at the date of repurchase, together with accrued interest at the interest rate for that Mortgage Loan to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the Master Servicer in respect of the Mortgage Loan, together with interest on that advanced amount at the reimbursement rate. The Master Servicer or other party to the related Pooling and Servicing Agreement must enforce the repurchase obligation of the Mortgage Loan Seller for the benefit of the Trustee and the Certificateholders following the practices it would employ in its good faith business judgment were it the owner of the Mortgage Loan. This repurchase obligation will generally constitute the sole remedy available to the Certificateholders of a series for a breach of a representation or warranty by a Mortgage Loan Seller, and the Depositor and the Master Servicer will have no liability to the Trust Fund for any breach of that sort. The applicable prospectus supplement will indicate whether any additional remedies will be available to the Certificateholders. No assurance can be given that a Mortgage Loan Seller will carry out its repurchase obligation with respect to the Mortgage Loans.

     If specified in the applicable prospectus supplement, the Mortgage Loan Seller may be permitted to substitute alternate Mortgage Loans upon the occurrence of the following:

     (1) Mortgage Loans initially included in a Trust Fund do not conform to their description in the applicable prospectus supplement; or

     (2) a breach of a representation or warranty by the Mortgage Loan Seller that materially and adversely affects the interests of the Certificateholders is discovered or a document in the related Mortgage Loan File is materially defective.

     The Mortgage Loan Seller may substitute alternate Mortgage Loans by delivering replacement Mortgage Loans to the Trustee within a specified period of time after the issuance of that series of Certificates. The applicable prospectus supplement will describe any required characteristics of substituted Mortgage Loans.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer will be specified in the applicable prospectus supplement and may be an affiliate of the Depositor. Each prospectus supplement will provide information about the Master Servicer. The Master Servicer will be responsible for servicing the Mortgage Loans pursuant to the Pooling and Servicing Agreement for the related series. To the extent described in the applicable prospectus supplement, one or more Special Servicers may be a party to the Pooling and Servicing Agreement or may be appointed by holders of designated classes of Regular Certificates or by another specified party. Information about the Special Servicer will be set forth in the applicable prospectus supplement.

     A Special Servicer for any series of Certificates may be an affiliate of the Depositor or the Master Servicer and may hold, or be affiliated with the holder of, Subordinate Certificates of that series. A Special Servicer may be entitled to any of the rights and subject to any of the obligations of a Master Servicer. In general, a Special Servicer's duties will relate to defaulted Mortgage Loans or Specially Serviced Mortgage Loans, including instituting foreclosures, negotiating work-outs and asset management activities with respect to any REO Property. The applicable prospectus supplement will describe the rights, obligations and compensation of any Special Servicer for a particular series of Certificates. The Master Servicer or Special Servicer generally may subcontract the servicing of all or a portion of the Mortgage Loans to one or more sub-servicers provided that specified conditions are met. A sub-servicer may be an affiliate of the Depositor and may have other business relationships with Depositor and its affiliates.

COLLECTIONS AND OTHER SERVICING PROCEDURES

     The Master Servicer and the Special Servicer will each use reasonable efforts to collect all payments under the Mortgage Loans and will follow collection procedures as it deems necessary or desirable. Unless otherwise specified in the applicable prospectus supplement, the Master Servicer or the Special Servicer may, in its discretion, waive any late payment charge or penalty fees in connection with a late payment of a Mortgage Loan and, if specified in the applicable prospectus supplement, may extend the due dates for payments due on a Mortgage Loan.

     The Master Servicer will establish and maintain an Escrow Account in which the Master Servicer must deposit amounts received from each borrower, if required by the terms of the related Mortgage Loan documents, to provide for the Escrow Payments. The Special Servicer must remit amounts received for that purpose on Mortgage Loans serviced by it to the Master Servicer for deposit into the Escrow Account, and will be entitled to direct the Master Servicer to make withdrawals from the Escrow Account if required for servicing of those Mortgage Loans. Withdrawals from the Escrow Account generally may be made to:

     (1) effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and other comparable items;

     (2) transfer funds to the Collection Account to reimburse the Master Servicer or the Trustee, as applicable, for any advance, with interest, relating to Escrow Payments;

     (3)  restore or repair the Mortgaged Properties;

     (4)  clear and terminate that account;

     (5) pay interest and other amounts to borrowers on balances in the Escrow Account, if required by the terms of the related Mortgage Loan documents or by applicable law; and

     (6)  remove amounts not required to be deposited in the Escrow Account.

     The applicable prospectus supplement may provide for other permitted withdrawals from the Escrow Account. The Master Servicer will be entitled to all income on the funds in the Escrow Account invested in Permitted Investments not required to be paid to borrowers by the terms of the related Mortgage Loan documents or by applicable law. The Master Servicer will be responsible for the administration of the Escrow Account.

INSURANCE

     The Master Servicer will use its reasonable efforts to require each borrower to maintain insurance in accordance with the related Mortgage Loan documents, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage Loan, the coverage of each standard hazard insurance policy will be in an amount that is at least equal to the lesser of:

     (1) the full insurable replacement cost of the improvements and equipment securing the Mortgage Loan; or

     (2) the outstanding principal balance owing on the Mortgage Loan or the amount necessary to prevent any reduction in the policy by reason of the application of co-insurance and to prevent the Trustee under the Mortgage Loan from being deemed to be a co-insurer, in each case with a replacement cost rider.

     The Master Servicer will also use reasonable efforts to require each borrower to maintain the following insurance:

     (1)  insurance providing coverage against 12 months of rent interruptions;
          and

     (2)  any other insurance required by the related Mortgage Loan documents.

     Subject to the requirements for modification, waiver or amendment of a Mortgage Loan (See "Modifications, Waivers and Amendments"), the Master Servicer may in its reasonable discretion consistent with the servicing standard set forth in the related Pooling and Servicing Agreement waive the requirement of a Mortgage Loan that the related borrower maintain earthquake insurance on the related Mortgaged Property.

     If a Mortgaged Property is located at the time of origination of the related Mortgage Loan in a federally designated special flood hazard area, the Master Servicer will use reasonable efforts to require the related borrower to maintain flood insurance in an amount equal to the lesser of the unpaid principal balance of the related Mortgage Loan and the maximum amount obtainable for the Mortgage Loan. The related Pooling and Servicing Agreement will provide that the Master Servicer will be required to maintain the foregoing insurance if the related borrower fails to maintain this insurance, to the extent available at commercially reasonable rates and to the extent the Trustee, as mortgagee, has an insurable interest. The cost of insurance maintained by the Master Servicer will be advanced by the Master Servicer.

     The Master Servicer or the Special Servicer will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount that is at least equal to the full insurable replacement cost of the improvements and equipment on that REO Property. The cost of insurance with respect to an REO Property will be payable out of amounts on deposit in the related REO Account or will be advanced by the Master Servicer or the Special Servicer.

The Master Servicer or the Special Servicer will maintain flood insurance providing substantially the same coverage as described above on any REO Property that was located in a federally designated special flood hazard area at the time the related Mortgage Loan was originated. The Master Servicer or the Special Servicer will maintain for each REO Property:

     (1)  public liability insurance;

     (2)  loss of rent endorsements; and

     (3)  any other insurance required in the related Mortgage Loan documents.

     Any insurance that is required to be maintained on any REO Property will only be required to the extent available at commercially reasonable rates.

     The related Pooling and Servicing Agreement will provide that the Master Servicer or Special Servicer may satisfy its obligation to cause hazard insurance policies to be maintained by maintaining a master force placed insurance policy insuring against losses on the Mortgage Loans or REO Properties, as the case may be. The incremental cost of hazard insurance allocable to any particular Mortgage Loan or REO Property, if not borne by the related borrower, will be an expense of the Trust Fund. Alternatively, the Master Servicer or Special Servicer, if any, may satisfy its obligation by maintaining, at its expense, a blanket policy (that is, not a master force placed policy) insuring against losses on the Mortgage Loans or REO Properties, as the case may be. If a blanket or master force placed policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, will be obligated to deposit in the Collection Account all sums that would have been deposited but for that clause to the extent any deductible exceeds:

     (1)  the deductible limitation that pertained to the related Mortgage Loan;
          or

     (2) in the absence of any deductible limitation, the deductible limitation that is consistent with the servicing standard under the related Pooling and Servicing Agreement.

     In general, the standard form of fire and hazard extended coverage insurance policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, they will not contain identical terms and conditions. Their most significant terms, however, generally will be determined by state law and conditions. Most standard hazard insurance policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list merely indicates some types of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

     The standard hazard insurance policies covering Mortgaged Properties typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the Mortgaged Property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the "co-insurance" clause will provide that the insurer's liability upon a partial loss will not exceed the greater of:

     (1) the actual cash value (the replacement cost less physical depreciation) of the improvements damaged or destroyed; and

     (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

     The prospectus supplement may describe other provisions concerning the insurance policies required to be maintained under the related Pooling and Servicing Agreement.

     Unless otherwise specified in the applicable prospectus supplement, no pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance will be maintained with respect to the Mortgage Loans nor will any Mortgage Loan be subject to FHA insurance. The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the applicable prospectus supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Master Servicer will be required to take those steps as are reasonably necessary to keep the FHA insurance in full force and effect.

FIDELITY BONDS AND ERRORS AND OMISSIONS

     The Master Servicer and the Special Servicer are generally required to obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) insuring against loss by fraud, theft or other intentional misconduct of the officers and employees of the Master Servicer and the Special Servicer. The Master Servicer and the Special Servicer may self-insure against loss occasioned by the errors and omissions of the officers and employees of the Master Servicer and the Special Servicer so long as the criteria set forth in the related Pooling and Servicing Agreement are met.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer's principal compensation for its activities under the Pooling and Servicing Agreement for each series will be a "Servicing Fee" (as defined in the applicable prospectus supplement) with respect to each Mortgage Loan. The exact amount and calculation of the Servicing Fee will be established in the prospectus supplement and Pooling and Servicing Agreement for the related series. Because the aggregate unpaid principal balance of the Mortgage Loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the Mortgage Loans amortize. In addition, the Master Servicer may be entitled to receive, as additional compensation, (1) Prepayment Premiums, late fees and other fees collected from borrowers and (2) all income earned on funds deposited in the Collection

Account and Distribution Account (as described above under "Description of the Certificates--Accounts") and, except to the extent the income on those funds is required to be paid to the related borrowers, the Escrow Account. The Master Servicer will generally pay the fees and expenses of the Trustee. The amount and calculation of the Special Servicing Fee will be described in the prospectus supplement and Pooling and Servicing Agreement for the related series. In addition to the compensation described above, the Master Servicer and the Special Servicer (or any other party specified in the applicable prospectus supplement) may retain, or be entitled to the reimbursement of, other amounts and expenses as described in the applicable prospectus supplement.

ADVANCES

     The applicable prospectus supplement will describe any obligations of the Master Servicer and the Special Servicer to make any advances for delinquent payments on Mortgage Loans, payments of taxes, assessments, insurance premiums and Property Protection Expenses or otherwise. Any advances will be made in the form and manner described in the prospectus supplement and Pooling and Servicing Agreement for the related series.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Master Servicer or the Special Servicer will have the discretion to modify, waive or amend a some of the terms of any Mortgage Loan without the consent of the Trustee or any Certificateholder subject to conditions that are listed in the Pooling and Servicing Agreement, including the condition that any modification, waiver or amendment will not--

     o result in the Mortgage Loan ceasing to be a "qualified mortgage" under the REMIC Regulations, or

     o cause a "prohibited transaction" within the meaning of Section 860F(d) of the Internal Revenue Code.

REALIZATION UPON DEFAULTED WHOLE LOANS

     A mortgagor's failure to make required payments may reflect inadequate operating income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the Master Servicer is required to monitor any Whole Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the servicing standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

     The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses--or takes a deed to a Mortgaged Property in lieu of foreclosure--on behalf of the Certificateholders, may vary considerably depending on the particular Whole Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Master Servicer in some cases may not be permitted to accelerate a Whole Loan or to foreclose on a Mortgaged Property for a considerable period of time.

     Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of some classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price.

     Unless otherwise specified in the related prospectus supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person, including itself, an affiliate of the Master Servicer or any Certificateholder, that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price will in all cases be deemed fair.

     The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the servicing standard described in the applicable prospectus supplement and a default on the related Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent. Unless otherwise specified in the related prospectus supplement, the Master Servicer may not, however, acquire title to any Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the Trust Fund, that either:

     (1) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

     (2) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances, the cost of which actions will be an expense of the Trust Fund.

     Unless otherwise provided in the related prospectus supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the end of the third taxable year following the taxable year in which the Trust Fund acquires such Mortgaged Property, unless--

     o the Internal Revenue Service grants an extension of time to sell such property, or

     o the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund thereafter will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Internal Revenue Code at any time that any Certificate is outstanding.

     Subject to the foregoing, the Master Servicer will be required to--

     o solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property, and

     o accept the first and, if multiple bids are contemporaneously received, the highest, cash bid received from any person that constitutes a fair price.

     Unless otherwise provided in the related prospectus supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer will also be required to assure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Internal Revenue Code at all times.

     If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property.

     In general, the Master Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner consistent with the applicable servicing standard. After the Master Servicer reviews the operation of such property and consults with the Trustee to determine the Trustee's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Master Servicer could determine, particularly in the case of REO Properties that are hotels, that it would not be consistent with the applicable servicing standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code or a tax on "prohibited transactions" under Section 860F of the Internal Revenue Code (either such tax an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on:

     o "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%; or

     o "prohibited transactions", such income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.

     Generally, income from an REO Property that is directly operated by the Master Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions", and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. See "Federal Income Tax Consequences" below.

     The limitations imposed by the related Agreement and, if applicable, the REMIC provisions of the Internal Revenue Code on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered.

     If recovery on a defaulted Whole Loan under any related instrument of Credit Enhancement is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the liquidation proceeds recovered on any defaulted Whole Loan, prior to the distribution of such liquidation proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     Unless otherwise provided in the related Agreement and described in the related prospectus supplement, if any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Enhancement, if any, the Master Servicer is not required to expend its own funds to restore the damaged property.

     As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Enhancement, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a Master Servicer or its designee recovers payments under any instrument of Credit Enhancement with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to their distribution to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Insurance" above and "Credit Enhancement" below.

EVIDENCE OF COMPLIANCE

     A firm of independent certified public accountants will provide the related Trustee with a report, on or before a specified date of each year beginning a specified time after the Cut-off Date, stating that:

     (1) it has obtained a letter of representation from an officer of the Master Servicer or Special Servicer, which includes an assertion that the Master Servicer or Special Servicer has complied with the minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Master Servicer's or, if applicable, the Special Servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year; and

     (2) on the basis of an examination conducted by that firm in accordance with standards established by the American Institute of Certified Public Accountants, the representation is fairly stated in all material respects, subject only to exceptions and other qualifications that, in its opinion, those standards require it to report.

     In rendering its report the accounting firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examination of those sub-servicers conducted in accordance with the same standards (rendered within one year of its report). The prospectus supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

     In addition, the Master Servicer and the Special Servicer generally will each deliver to the Trustee, the Depositor and each Rating Agency, annually on or before a date specified in the Pooling and Servicing Agreement, a statement signed by an officer of the Master Servicer or the Special Servicer, as applicable, to the effect that, based on a review of its activities during the preceding calendar year, to the best of that officer's knowledge, the Master Servicer or the Special Servicer, as applicable, has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout that year or, if there has been a default in the fulfillment of any its obligation, specifying each default known to that officer.

MATERIAL MATTERS WITH RESPECT TO THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE AND THE DEPOSITOR

     The Pooling and Servicing Agreement for each series will also provide that none of the Depositor, the Master Servicer, the Special Servicer, or any general or limited partner, director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer, will be under any liability to the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, neither the Depositor, the Master Servicer, the Special Servicer nor any partner, director, officer, employee or agent of any of them will be protected against:

     (1) any liability for a breach of any representations or warranties under the Pooling and Servicing Agreement; and

     (2) any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of negligent disregard of its respective obligations and duties under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will further provide that the Depositor, the Master Servicer, the Special Servicer, and any limited or general partner, director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, will be indemnified by the Trust Fund for any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its respective willful misfeasance, bad faith, fraud or negligence (or, in the case of the Master Servicer or the Special Servicer, a breach of the servicing standard set forth in the Pooling and Servicing Agreement) in the performance of duties under the Pooling and Servicing Agreement or by reason of negligent disregard of its respective obligations and duties under the Pooling and Servicing Agreement. Any loss resulting from indemnification by the Trust Fund will reduce amounts distributable to Certificateholders. The prospectus supplement will specify any variations to the foregoing required by the Rating Agencies rating a series of Certificates.

     In addition, the Pooling and Servicing Agreement will generally provide that none of the Depositor, the Special Servicer or the Master Servicer, or any limited or general partner, director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer, will be under any obligation to appear in, prosecute or defend any legal action that is not related to its duties under the Pooling and Servicing Agreement and which, in its opinion, may cause it to incur any expense or liability. The Master Servicer or the Special Servicer may, in its discretion, undertake any action that is related to its obligations under the Pooling and Servicing Agreement and that it deems necessary or desirable. In that event, the legal expenses of that action and any resulting liability (except any liability related to the Master Servicer's or the Special Servicer's obligations to service the Mortgage Loans in accordance with the servicing standard under the Pooling and Servicing Agreement) will be expenses of the Trust Fund, and the Master Servicer or Special Servicer will be entitled to be reimbursed therefor.

     Under the Pooling and Servicing Agreement, there may be a successor to the Master Servicer or the Special Servicer, subject to the following restrictions:

     (1) each of the Rating Agencies must confirm in writing that any merger or consolidation and succession of the Master Servicer or the Special Servicer will not result in a downgrading, withdrawal or qualification of the rating then assigned by that Rating Agency to any class of the Certificates; and

     (2) any additional restrictions on merger or consolidation of the Master Servicer or the Special Servicer described in the applicable prospectus supplement must be satisfied.

     A successor of the Master Servicer or the Special Servicer may be:

     (1) any person into which the Master Servicer or the Special Servicer may be merged or consolidated;

     (2) any person resulting from any merger or consolidation to which the Master Servicer or the Special Servicer is a party; or

     (3) any person succeeding to the business of the Master Servicer or the Special Servicer.

     The successor will be deemed to have assumed all of the liabilities and obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.

     Generally, the Master Servicer or the Special Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio provided that specified conditions are met, including the written consent of the Trustee and written confirmation by each of the Rating Agencies that the assignment and delegation by the Master Servicer or the Special Servicer will not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by that Rating Agency to any class of Certificates. The applicable prospectus supplement will describe any additional restrictions on assignments of Master Servicer or the Special Servicer's obligations.

     The Pooling and Servicing Agreement will provide that the Master Servicer or the Special Servicer may not resign from its obligations and duties as Master Servicer or Special Servicer under the Pooling and Servicing Agreement, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that the determination is evidenced by an opinion of counsel delivered to the Trustee. No resignation or removal will become effective until the Trustee or a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.

     The Trustee for each Pooling and Servicing Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer and/or any of their respective affiliates.

     The Trustee can resign from its obligations under the Pooling and Servicing Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement or becomes insolvent, at which time the Depositor will appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing the percentage of Voting Rights specified in the applicable prospectus supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of the appointment by the successor Trustee.

     The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, Special Servicer, if any, or the Trustee under the Pooling and Servicing Agreement.

EVENTS OF DEFAULT

     Unless otherwise specified in the applicable prospectus supplement, Events of Default with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement for each series will consist of:

     (1) any failure by the Master Servicer or the Special Servicer to remit to the Collection Account or any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account any amount required to be remitted pursuant to the Pooling and Servicing Agreement;

     (2) any failure by the Master Servicer or Special Servicer to observe or perform in any material respect any of its other covenants or agreements or the breach of its representations or warranties (which breach materially and adversely affects the interests of the Certificateholders, the Trustee, the Master Servicer or the Special Servicer with respect to any Mortgage Loan) which in each case continues unremedied for 30 days after the giving of written notice of that failure to the Master Servicer or the Special Servicer, as applicable, by the Depositor or the Trustee, or to the Master Servicer or Special Servicer, if any, by the Depositor and the Trustee by the holders of Certificates evidencing Voting Rights of at least 25% of any affected Class;

     (3) confirmation in writing by any of the Rating Agencies that the then current rating assigned to any class of Certificates would be withdrawn, downgraded or qualified unless the Master Servicer or Special Servicer, as applicable, is removed;

     (4) events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by, on behalf of or against the Master Servicer or Special Servicer indicating its insolvency or inability to pay its obligations; or

     (5)  any failure by the Master Servicer to make a required advance.

     The applicable prospectus supplement may provide for other Events of Default to the extent required by the Rating Agencies rating a series of Certificates.

RIGHTS UPON EVENT OF DEFAULT

     As long as an Event of Default remains unremedied, the Trustee may, and at the written direction of the holders of Certificates representing 25% of the aggregate Voting Rights of all Certificates will, terminate all the rights and obligations of the Master Servicer or Special Servicer, as the case may be. Upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, will receive all accrued and unpaid servicing compensation through the date of termination plus, in the case of the Master Servicer, all advances (plus interest on advances) as provided in the Pooling and Servicing Agreement.

     The holders of Certificates representing at least 66 2/3% of the aggregate Voting Rights of the Certificates may, on behalf of all holders of Certificates, waive any default by the Master Servicer or Special Servicer, if any, in the performance of its obligations under the Pooling and Servicing Agreement and its consequences, except a default in making any required deposits to (including advances) or payments from the Collection Account or the Distribution Account or in remitting payments as received, in each case in accordance with the Pooling and Servicing Agreement. Upon any waiver of a past default, that default will cease to exist, and any Event of Default arising from that default will be deemed to have been remedied for every purpose of the Pooling and Servicing Agreement. No waiver will impair Certificateholder's rights with respect to subsequent defaults.

     On and after the date of termination, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled. The Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $10,000,000 and that is either Fannie Mae or FHLMC approved (the appointment of which will not result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any class of Certificates as evidenced in writing by each Rating Agency) to act as successor to the Master Servicer or the Special Servicer, as applicable, if:

     (1)  the Trustee is unwilling or unable to act in that capacity;

     (2) the holders of Certificates representing a majority of the aggregate Voting Rights request;

     (3) the Trustee is not rated in one of its two highest long-term debt rating categories by each of the Rating Agencies; or

     (4)  the Trustee is not approved as a servicer by the Rating Agencies.

     The Trustee will be obligated to act as Master Servicer or Special Servicer as applicable until a successor is appointed. The Trustee and any successor may agree upon the servicing compensation to be paid, which cannot be greater than the compensation payable to the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     No Certificateholder will have the right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless:

     (1) the holder has given the Trustee a written notice of a default under the Pooling and Servicing Agreement and of the continuance of the default;

     (2) the holders of Certificates representing a majority of the aggregate Voting Rights allocated to each affected class have made written request of the Trustee to institute the proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee reasonable indemnity as it may require against the related costs, expenses and liabilities; and

     (3) the Trustee, for 30 days after its receipt of the notice, request and offer of indemnity described above, has neglected or refused to institute the requested proceeding.

     The Trustee will have no obligation to institute, conduct or defend any litigation under or related to the Pooling and Servicing Agreement at the request, order or direction of any of the holders of Certificates, unless the holders of Certificates have offered to the Trustee reasonable security or indemnity against the related costs, expenses and liabilities which may be incurred by the Trustee by taking those actions.

                               CREDIT ENHANCEMENT

GENERAL

     The amounts, types and provider of Credit Enhancement for one or more classes of a series of Certificates or the related Mortgage Loans, if any, will be specified in the applicable prospectus supplement. Credit Enhancement may be in the form of a letter of credit, the subordination of one or more classes of the Certificates of a series, the establishment of one or more reserve funds, surety bonds, certificate guarantee insurance, the use of cross-support features, limited guarantees or another method of Credit Enhancement described in the applicable prospectus supplement, or any combination of the foregoing.

     It is unlikely that Credit Enhancement will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the Certificates and interest on the Certificates. If losses occur that exceed the amount covered by Credit Enhancement or that are not covered by Credit Enhancement, Certificateholders will bear their allocable share of losses. See "Risk Factors--Credit Enhancement Will Not Be Provided for All Certificates; Credit Enhancement Will Not Cover All Losses so You May Not Receive Full Payment Even Where There Is Credit Enhancement" above.

ENHANCEMENT LIMITATION

     If Credit Enhancement is provided with respect to a series or the related Mortgage Loans, we will provide the following information prior to the date of the applicable prospectus supplement:

     (1)  the amount payable under the Credit Enhancement;

     (2) any conditions to payment of Credit Enhancement not described in this prospectus;

     (3) the conditions, if any, under which the amount payable under the Credit Enhancement may be reduced and under which the Credit Enhancement may be terminated or replaced; and

the material provisions of any agreement relating to the Credit Enhancement.

     Additionally, prior to the date of the applicable prospectus supplement, we will provide the information set forth below with respect to the issuer of any third-party Credit Enhancement, including:

     (1)  a brief description of its principal business activities;

     (2) its principal place of business, the jurisdiction of organization and the jurisdictions under which it is chartered or licensed to do business;

     (3) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

     (4) its total assets and stockholders' or policyholders' surplus, if applicable, as of the date specified in that prospectus supplement.

     If the holders of any Certificates of any series will be materially dependent upon the issuer of any third party Credit Enhancement for timely payment of interest and/or principal on their Certificates, the Depositor will file a current report on Form 8-K on or prior to the date of the applicable prospectus supplement, which will include any material information regarding the issuer of any third party Credit Enhancement for those Certificates, including audited financial statements to the extent required.

SUBORDINATE CERTIFICATES

     If so specified in the applicable prospectus supplement, one or more classes of a series may be Subordinate Certificates. The rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates to receive distributions of principal and interest to the extent specified in the applicable prospectus supplement. In addition, subordination may be affected by the allocation of losses first to Subordinate Certificates in reduction of the principal balance of those Certificates until the principal balance of those Certificates is reduced to zero before any losses are allocated to Senior Certificates. The Pooling and Servicing Agreement may require a separate trustee other than the Trustee to be appointed to act on behalf of holders of Subordinate Certificates.

     A series may include one or more classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to all other classes designated as being senior thereto. A series may also include one or more classes of Subordinate Certificates that will be allocated losses prior to any losses being allocated to other classes of Certificates designated as being senior thereto. If so specified in the applicable prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, losses not covered by insurance policies or other Credit Enhancement, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

     The applicable prospectus supplement will describe any subordination in greater detail and provide, to the extent applicable, information concerning:

     (1) the amount of subordination of a class or classes of Subordinate Certificates in a series;

     (2)  the circumstances in which subordination will be applicable;

     (3) the manner, if any, in which the amount of subordination will decrease over time;

     (4)  the manner of funding any related reserve fund;

     (5) the conditions under which amounts in any applicable reserve fund will be used to make distributions to holders of Senior Certificates and/or to holders of Subordinate Certificates or be released from the applicable Trust Fund; and

     (6) if one or more classes of Subordinate Certificates of a series are Offered Certificates, the sensitivity of distributions on those Certificates based on default assumptions described in the prospectus supplement (see "Risk Factors--Subordinated Certificates May Not Receive Full Payment if Losses Occur on the Related Mortgage Loans" in this prospectus).

RESERVE FUNDS

     If so specified in the applicable prospectus supplement, one or more Reserve Funds may be established with respect to one or more classes of the Certificates of a series, in which cash, a letter of credit, Permitted Investments or a combination of any of the foregoing, in the amounts specified in the applicable prospectus supplement will be deposited. The Reserve Funds may also be funded over time by the deposit of a specified amount of the distributions received on the applicable Mortgage Loans if specified in the applicable prospectus supplement. The Depositor may pledge the Reserve Funds to a separate collateral agent specified in the applicable prospectus supplement.

     Amounts on deposit in any Reserve Fund for one or more classes of Certificates of a series will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the applicable prospectus supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Certificates, if required as a condition to the rating of a series by any Rating Agency. Reserve Funds may be established to provide limited protection, in an amount satisfactory to a Rating Agency, against losses not covered by insurance policies or other Credit Enhancement. Reserve Funds may also be established for other purposes and in amounts as will be specified in the applicable prospectus supplement. Following each Distribution Date amounts in any Reserve Fund in excess of any amount required to be maintained in that account may be released from the Reserve Fund under the conditions and to the extent specified in the applicable prospectus supplement and will not be available for further application by the Trustee.

     Moneys deposited in any Reserve Fund generally will be invested in Permitted Investments. Generally, any reinvestment income or other gain from investments will be credited to the related Reserve Fund for a series, and any loss resulting from investments will be charged to the Reserve Fund. If specified in the applicable prospectus supplement, income or other gain from investments made with the moneys in the Reserve Fund may be payable to the Master Servicer or Special Servicer, as applicable, as additional servicing compensation, and any loss resulting from those investments will be borne by the Master Servicer or Special Servicer, as applicable. The Reserve Fund for a series will be a part of the Trust Fund only if the applicable prospectus supplement so specifies. If the Reserve Fund is not a part of the Trust Fund, the right of the Trustee to make draws on the Reserve Fund will be an asset of the Trust Fund.

     Additional information concerning any Reserve Fund will be set forth in the applicable prospectus supplement, including the initial balance of the Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the Reserve Fund, the purpose for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings, if any, from the Reserve Fund.

CROSS-SUPPORT FEATURES

     If the Mortgage Pool for a series is divided into separate Mortgage Loan Groups, each securing a separate class or classes of a series, Credit Enhancement may be provided by a cross-support feature that requires that distributions be made on Senior Certificates secured by one

Mortgage Loan Group prior to distributions on Subordinate Certificates secured by another Mortgage Loan Group within the Trust Fund. The applicable prospectus supplement for a series that includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

CERTIFICATE GUARANTEE INSURANCE

     If so specified in the applicable prospectus supplement, certificate guarantee insurance with respect to a series of Certificates may be provided by one or more insurance companies. Certificate guarantee insurance will guarantee, with respect to one or more classes of Certificates of the applicable series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the applicable prospectus supplement. Certificate guarantee insurance may also guarantee against any payment made to a Certificateholder that is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a series, if any, will be filed with the SEC as an exhibit to the Form 8-K to be filed with the SEC within 15 days of issuance of the Certificates of the applicable series.

LIMITED GUARANTEE

     If so specified in the prospectus supplement with respect to a series of Certificates, Credit Enhancement may be provided in the form of a limited guarantee issued by a guarantor named in the Credit Enhancement.

LETTER OF CREDIT

     If so specified in the prospectus supplement with respect to a series of a Certificate, Credit Enhancement may be provided by a letter of credit issued by a bank or financial institution named in the Credit Enhancement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to one or more classes of Certificates of a series will be set forth in the applicable prospectus supplement.

POOL INSURANCE POLICIES; SPECIAL HAZARD INSURANCE POLICIES

     If so specified in the prospectus supplement relating to a series of Certificates, the Depositor will obtain a pool insurance policy for the Mortgage Loans in the related Trust Fund. The pool insurance policy will cover any loss, subject to the limitations described in a applicable prospectus supplement, by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and terms of any coverage will be set forth in the prospectus supplement.

     If so specified in the applicable prospectus supplement, the Depositor will also obtain a special hazard insurance policy for the related Trust Fund in the amount and with terms set forth in that prospectus supplement for each series of Certificates as to which a pool insurance policy is provided. The special hazard insurance policy will, subject to the limitations described in the applicable prospectus supplement, protect against loss by reason of damage to Mortgaged

Properties caused by those types of hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located.

SURETY BONDS

     If so specified in the prospectus supplement relating to a series of Certificates, Credit Enhancement with respect to one or more classes of Certificates of a series may be provided by the issuance of a surety bond issued by a financial guarantee insurance company named in the Credit Enhancement. The coverage, amount and frequency or any reduction in coverage provided by a surety bond will be set forth in the prospectus supplement relating to that series.

FRAUD COVERAGE

     If so specified in the applicable prospectus supplement, losses resulting from fraud, dishonesty or misrepresentation in connection with the origination or sale of the Mortgage Loans may be covered to a limited extent by:

     (1) representations and warranties to the effect that no fraud, dishonesty or misrepresentation in connection with the origination or sale of the Mortgage Loans had occurred;

     (2)  a Reserve Fund;

     (3)  a letter of credit; or

     (4)  some other method.

     The amount and terms of any fraud coverage will be set forth in the applicable prospectus supplement.

BORROWER BANKRUPTCY BOND

     If so specified in the applicable prospectus supplement, losses resulting from a bankruptcy proceeding relating to a borrower or obligor affecting the Mortgage Loans in a Trust Fund with respect to a series of Certificates may be covered under a borrower bankruptcy bond or any other instrument that will not result in a withdrawal, downgrading or qualification of the rating of the Certificates of a series by any of the Rating Agencies that rated any Certificates of that series. Any borrower bankruptcy bond or other instrument will provide for coverage in an amount and with terms meeting the criteria of the Rating Agencies rating any Certificates of the related series as described in the applicable prospectus supplement.

                  MATERIAL LEGAL ASPECTS OF THE MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States. The following discussion contains general summaries of the material legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because many of the legal aspects of mortgage loans are governed by applicable state laws, which may vary substantially, the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all the laws applicable to any particular Mortgage Loan or to encompass the laws of all states in which the properties securing the Mortgage Loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

GENERAL

     All of the Mortgage Loans are loans evidenced by--or, in the case of mortgage pass-through certificates, supported by--a note or bond that is secured by a lien and security interest in property created under related security instruments, which may be mortgages, deeds of trust or deeds to secure debt, depending upon the prevailing practice and law in the state in which the subject Mortgaged Property is located. As used in this prospectus, unless the context otherwise requires, the term "mortgage" includes mortgages, deeds of trust and deeds to secure debt. Any of the foregoing mortgages will create a lien upon, or grant a title interest in, the mortgaged property. The priority of the lien or title interest created by each mortgage will depend on:

     (1)  the terms of the mortgage;

     (2) the existence of any separate contractual arrangements with others holding interests in the mortgaged property;

     (3) the order of recordation of the mortgage in the appropriate public recording office; and

     (4) the actual or constructive knowledge of the mortgagee as to any unrecorded liens, leases or other interests affecting the mortgaged property.

         Mortgages typically do not possess priority over governmental claims for real estate taxes, assessments and, in some states, reimbursement of remediation costs of environmental conditions identified by those states. See "--Environmental Risks" below. In addition, the Internal Revenue Code provides priority to some tax liens over the lien of the mortgage. The borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of an interest in real property between two parties: a mortgagor (the owner of the subject property and usually the obligor under the subject mortgage loan) and a mortgagee (the lender).

     A deed of trust is a three-party instrument, wherein a trustor (the equivalent of a mortgagor), grants the property to a trustee, in trust with a power of sale, for the benefit of a beneficiary (the mortgagor) as security for the payment of the secured indebtedness.

     A deed to secure debt is a two party instrument in which the grantor (the equivalent of a mortgagor) conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee (the mortgagor) until the time the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related note.

     As used in this prospectus, unless the context otherwise requires, the term "borrower" includes a mortgagor under a mortgage, a trustor under a deed of trust and a grantor under a deed


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


to secure debt, and the term, "mortgagee" includes a mortgagee under a mortgage, a beneficiary under a deed of trust and a grantee under a deed to secure debt. The mortgagee's authority under a mortgage, the beneficiary's and trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, federal laws and, in some cases, with respect to a trustee in deed of trust transactions, the directions of the beneficiary. The Mortgage Loans (other than Installment Contracts) will consist of (or, in the case of mortgage pass-through certificates, be supported by) loans secured by mortgages.

     The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land, leasehold improvements or both, and the leasehold estate created by that lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating that interest, in the mortgage or in a separate agreement with the landlord or other party to that instrument, to protect the mortgagee against termination of that interest before the mortgage is paid.

PERSONALTY

     Some types of mortgaged properties, such as nursing homes, hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property that does not constitute "fixtures" under applicable state real property law, and therefore, would not be subject to the lien of a mortgage. Those types of properties are generally pledged or assigned as security to the mortgagee under the UCC. To perfect its security interest in those types of properties, the mortgagee generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

INSTALLMENT CONTRACTS

     The Mortgage Loans may also consist of Installment Contracts (also sometimes called contracts for deed). Under an Installment Contract, the seller (the mortgagee) retains legal title to the property and enters into an agreement with the purchaser (the borrower) for the payment of the purchase price plus interest, over the term of that Installment Contract. Only after full performance by the borrower of the Installment Contract is the mortgagee obligated to convey title to the property to the borrower. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the mortgagee under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing or able to enforce the Installment Contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the borrower's equitable interest in the property is forfeited. The mortgagee in that situation does not have to foreclose to obtain title to the property, although in some cases both a quiet title action to clear title to the property (if the borrower has recorded notice of the Installment Contract) and an ejectment action to recover possession may be necessary.

     In a few states, particularly in cases of a default during the early years of an Installment Contract, ejectment of the borrower and a forfeiture of his or her interest in the property will be permitted. However, in most states, laws (analogous to mortgage laws) have been enacted to protect borrowers under Installment Contracts from the harsh consequences of forfeiture. These laws may require the mortgagee to pursue a judicial or nonjudicial foreclosure with respect to the property, give the borrower a notice of default and some grace period during which the Installment Contract may be reinstated upon full payment of the default amount. Additionally, the borrower may have a post-foreclosure statutory redemption right, and, in some states, a borrower with a significant equity investment in the property may be permitted to share in the proceeds of any sale of the property after the indebtedness is repaid or may otherwise be entitled to a prohibition of the enforcement of the forfeiture clause.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

     Some of the Mortgage Loans may be secured by junior mortgages that are subordinate to senior mortgages held by other lenders or institutional investors. In those cases, the rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage, will be subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to:

     (1)  receive rents, hazard insurance proceeds and condemnation proceeds;
          and

     (2) cause the property securing the Mortgage Loan to be sold upon the occurrence of a default under the senior mortgage, which would extinguish the lien of the junior mortgage, unless the Master Servicer or Special Servicer, if applicable, either asserts the Trust Fund's subordinate interest in the related property in the foreclosure of the senior mortgage (to the extent permitted by state law) or satisfies the defaulted senior loan.

     As discussed more fully below, in many states a junior mortgagee may satisfy a defaulted senior loan in full, or may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage or the existence of a recorded request for notice in compliance with applicable state law (if any), no notice of default is typically required to be given to the junior mortgagee.

     The form of the mortgage used by many institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage in the order the mortgagee may determine. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property (or any part of the property) is taken by condemnation, the mortgagee under the senior mortgage will have the prior right to collect any applicable insurance proceeds and condemnation awards and to apply the same to the indebtedness secured by the senior mortgage. However, the laws of some states may provide that unless the security of the mortgagee has been


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


materially impaired, the borrower must be allowed to use any applicable insurance proceeds or partial condemnation awards to restore the property.

     The form of mortgage used by many institutional lenders typically contains a "future advance" clause that provides that additional amounts advanced to or on behalf of the borrower by the mortgagee are to be secured by the mortgage. The "future advance" clause is valid under the laws of most states. In some states, however, the priority of any advance made under the clause depends upon whether the advance was an "obligatory" or "optional" advance. If the mortgagee is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage, notwithstanding that other junior mortgages or other liens may have encumbered the property between the date of recording of the senior mortgage and the date of the future advance and that the mortgagee had actual knowledge of those intervening junior mortgages or other liens at the time of the advance. If the mortgagee is not obligated to advance the additional amounts and has actual knowledge of any intervening junior mortgages or other liens, the advance may be subordinate to the intervening junior mortgages or other liens. In many other states, all advances under a "future advance" clause are given the same priority as amounts initially made under the mortgage so long as advances do not exceed a specified "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage used by many institutional lenders obligates the borrower:

     (1) to pay all taxes and assessments affecting the property before delinquency;

     (2) to pay, when due, all other encumbrances, charges and liens affecting the property that may be prior to the lien of the mortgage;

     (3)  to provide and maintain hazard insurance on the property;

     (4) to maintain and repair the property and not to commit or permit any waste of the property; and

     (5) to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage.

     Upon a failure of the borrower to perform any of these obligations, the mortgage typically provides the mortgagee the option to perform the obligation itself, with the borrower agreeing to reimburse the mortgagee for any sums expended by the mortgagee in connection therewith, which typically become part of the indebtedness secured by the mortgage.

     The form of mortgage used by many institutional lenders may also require the borrower to obtain the consent of the mortgagee as to various actions affecting the mortgaged property, including, among others:

     (1) all leasing activities, including new leases and termination or modification of existing leases;

     (2) any alterations, modifications or improvements to the buildings and other improvements forming a part of the mortgaged property; and


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


     (3) all property management activities affecting the mortgaged property, including new management or leasing agreements or any termination or modification of existing management or leasing agreements.

     Tenants will often refuse to execute a lease unless the mortgagee executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee may refuse to consent to matters approved by a junior mortgagee with the result that the value of the security for the junior mortgage is diminished. For example, a senior mortgagee may decide not to approve a lease or refuse to grant to a tenant a non-disturbance agreement and as a result the value of the mortgaged property may be diminished.

FORECLOSURE

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage and, by reason of any material default, the indebtedness has been accelerated, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness. Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Although there are other foreclosure procedures available in some states that are either infrequently used or available only in limited circumstances, the two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage. In either case, the actual foreclosure of the mortgage will be accomplished pursuant to a public sale of the mortgaged property by a designated official or by the trustee under a deed of trust. The purchaser at any foreclosure sale acquires only the estate or interest in the mortgaged property encumbered by the mortgage. For example, if the mortgage only encumbered a tenant's leasehold interest in the property, the purchaser will only acquire that leasehold interest, subject to the tenant's obligations under the lease to pay rent and perform other covenants contained in the lease.

JUDICIAL FORECLOSURE

     A judicial foreclosure of a mortgage is a judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties to the action. Since a judicial foreclosure is a lawsuit, it is subject to all of the procedures, delays and expenses attendant to litigation, sometimes requiring up to several years to complete if contested. At the completion of a judicial foreclosure, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct a public sale of the property. These sales are made in accordance with procedures that vary from state to state.

NON-JUDICIAL FORECLOSURE

     In the majority of cases, foreclosure of a deed of trust--and in some instances, other types of mortgage instruments--is accomplished by a non-judicial trustee's sale pursuant to a provision


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


in the deed of trust that authorizes the trustee, generally following a request from the beneficiary, to sell the mortgaged property at public sale upon any default by the borrower under the terms of the note or deed of trust. In addition to the specific contractual requirements set forth in the deed of trust, a non-judicial trustee's sale is also typically subject to any applicable judicial or statutory requirements imposed in the state where the mortgaged property is located. The specific requirements that must be satisfied by a trustee prior to the trustee's sale vary from state to state. Examples of the varied requirements imposed by some states are:

     (1) that notices of both the borrower's default and the mortgagee's acceleration of the debt be provided to the borrower;

     (2) that the trustee record a notice of default and send a copy of the notice to the borrower, any other person having an interest in the real property, including any junior lienholders, any person who has recorded a request for a copy of a notice of default and notice of sale, any successor in interest to the borrower and to other persons identified by those states;

     (3) that the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus, in some states, allowed costs and expenses incurred by the mortgagee in connection with the default; and

     (4) the method (publication, posting, recording, etc.), timing, content, location and other particulars as to any required public notices of the trustee's sale.

     Foreclosure of a deed to secure debt is generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the mortgagee or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

LIMITATIONS ON MORTGAGEE'S RIGHTS

     Courts may apply general equitable principles in connection with foreclosure proceedings to limit a mortgagee's remedies. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents to the extent the legal effect is determined to be harsh or unfair. Examples of judicial remedies that have been fashioned include requiring mortgagees to undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan, requiring the mortgagees to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability, and limiting the rights of mortgagees to accelerate the loan and/or foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain the property adequately or executing a second mortgage affecting the property.

     In cases where a foreclosure sale occurs, a third party may be unwilling to purchase the property at the foreclosure sale for a variety of reasons, including practical difficulties in arranging purchase financing in the context of a foreclosure sale, the difficulty of determining


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


the exact status of title to the mortgaged property, the potential existence of redemption rights (see "--Rights of Redemption" below) and the possibility that the physical condition and financial performance of the mortgaged property may have deteriorated during the foreclosure proceedings. Some states require the mortgagee to disclose all known facts materially affecting the value of the mortgaged property to potential bidders at a trustee's sale, which may have an adverse affect on the trustee's ability to sell the mortgaged property or the sale price of the mortgaged property.

     For the reasons discussed in the prior paragraph, among others, it is common for the mortgagee to purchase the property from the trustee, referee or other designated official for an amount equal to or less than the outstanding principal amount of the secured indebtedness, together with accrued and unpaid interest and the expenses of foreclosure to extinguish the secured debt. A mortgagee commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. In addition, a mortgagee may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. The mortgagee also assumes the burdens of ownership and management of the property (frequently through the employment of a third party management company), including third party liability, paying operating expenses and real estate taxes and making repairs, until a sale of the property to a third party can be arranged. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of mortgaged properties that are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance required to run these operations and the effect that foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of those operations. The mortgagee will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the mortgagee's investment in the property. As a result, a mortgagee could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

     Under the REMIC Regulations and the related Pooling and Servicing Agreement, the Master Servicer or Special Servicer, if any, may be permitted (and in some cases may be required) to hire an independent contractor to operate any REO Property which could result in significantly greater costs than direct operation by the Master Servicer or Special Servicer, if any. See "Servicing of the Mortgage Loans--Collections and Other Servicing Procedures."

RIGHTS OF REDEMPTION

     The purposes of a foreclosure are to enable the mortgagee to realize upon its security and to bar the borrower, and all persons who have an interest in the property that is subordinate to the mortgage being foreclosed, from any exercise of their "equity of redemption." The doctrine of equity of redemption provides that until the property covered by a mortgage has been sold in


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


accordance with a properly conducted foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay a specified portion of costs of that action. Persons having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated. Equity of redemption is generally a common-law (non-statutory) right that only exists prior to completion of the foreclosure sale and is not waivable by the borrower.

     In contrast to the common law doctrine of equity of redemption, in some states, the borrower and foreclosed junior lienors are given a statutory period
(1) prior to the foreclosure sale, in which to reinstate the mortgage in good standing by paying past due amounts and a portion of costs of the mortgage determined by those states and (2) after the completion of the foreclosure sale, in which to redeem the property from the foreclosure sale by payment of a redemption price. The required redemption price varies from state to state. Some states require the payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure, others require the payment of the foreclosure sale price, while other states require the payment of only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the mortgagee to sell the foreclosed property (or to depress the price received by the mortgagee at the foreclosure sale). The exercise of a statutory right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the mortgagee after a foreclosure sale.

     Consequently, the practical effect of the redemption right is often to force the mortgagee to retain the property and pay the expenses of ownership until the redemption period has run. Some states permit a mortgagee to invalidate an attempted exercise of a statutory redemption right if the mortgagee waives its right to any deficiency judgment. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

     Under the REMIC Regulations currently in effect, property acquired by foreclosure generally must not be held for more than three years (or two years, in the case of "qualified health care properties" within the meaning of Section 856(e)(6) of the Internal Revenue Code). With respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part of the Trust Fund as a REMIC, the Pooling and Servicing Agreement will permit foreclosed property to be held for more than three years if the Trustee receives
(a) an extension from the IRS or (b) an opinion of counsel to the effect that holding the property for that period is permissible under the REMIC Regulations.

     Borrowers under Installment Contracts generally do not have the benefits of redemption periods such as those that exist in the same jurisdiction for mortgage loans. If redemption statutes do exist under state laws for Installment Contracts, the redemption period may be shorter than for mortgages.

ANTI-DEFICIENCY LEGISLATION

     Some of the Mortgage Loans will be nonrecourse loans where recourse may be had only against the specific property pledged to secure the related Mortgage Loan and not against the


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borrower's other assets in the event of default by a borrower. Even if a mortgage by its terms provides for recourse against the borrower, some states have imposed prohibitions against or limitations upon exercising that recourse. For example, some state statutes limit the right of the mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the mortgagee. Other statutes require the mortgagee to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some states, the mortgagee has the option of bringing a personal action against the borrower on the debt without first exhausting its security, however, in some of these states, a mortgagee choosing to pursue that kind of action may be deemed to have elected its remedy and may be precluded from exercising any remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that mortgagees will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids, or the absence of bids, at the judicial sale.

LEASEHOLD RISKS

     Some of the Mortgage Loans may be secured by a mortgage encumbering the borrower's leasehold interest under a ground lease. Leasehold mortgages are subject to risks not associated with mortgages encumbering a fee ownership interest in the mortgaged property. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, depriving the leasehold mortgagee of its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor.

     Examples of protective provisions that may be included in the related ground lease, or a separate agreement between the ground lessee, the ground lessor and the mortgagee, to minimize that risk are:

     (1) the right of the mortgagee to receive notices from the ground lessor of any defaults by the borrower;

     (2)  the right to cure any defaults, with adequate cure periods;

     (3) if a default is not susceptible to cure by the mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise prior to any termination of the ground lease;

     (4) the ability of the ground lease to be assigned to and by the mortgagee or a purchaser at a foreclosure sale and for a release of the assigning ground lessee's liabilities under the ground lease;


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


     (5) the right of the mortgagee to enter into a ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination of the old ground lease; and

     (6) provisions for disposition of any insurance proceeds or condemnation awards payable upon a casualty to, or condemnation of, the mortgaged property.

     In addition to the foregoing protections, the leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor, and may assign to the mortgagee the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of this type of assignment has not been established. An additional manner in which to obtain protection against the termination of the ground lease is to have the ground lessor enter into a mortgage encumbering the fee estate in addition to the mortgage encumbering the leasehold interest under the ground lease, so if the ground lease is terminated, the mortgagee may nonetheless possess rights contained in the fee mortgage. Without the protections described in this paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. No assurance can be given that any or all of these protective provisions have been or will be obtained in connection with any particular Mortgage Loan.

BANKRUPTCY LAWS

     Borrowers often file bankruptcy to delay or prevent exercise of remedies under loan documents. Numerous statutory and common law provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a mortgagee to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition and often no interest or principal payments are made during the course of the bankruptcy proceeding (although "adequate protection" payments for anticipated diminution, if any, in the value of the mortgaged property may be made). The delay and consequences caused by an automatic stay can be significant. A particular borrower may become subject to the Bankruptcy Code either by voluntary or involuntary petition or by virtue of the doctrine of "substantive consolidation" by an affiliate of the borrower becoming a debtor under the Bankruptcy Code. Additionally, the filing of a petition in bankruptcy by or on behalf of a junior lienor or junior mortgagee may stay the senior mortgagee from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided substantive and procedural safeguards for the mortgagee are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under some circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the mortgagee's security interest), thus leaving the mortgagee a general unsecured creditor for the difference between the then current value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan) and/or an extension (or acceleration) of the final maturity date. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case before them, that affected the curing of a mortgage loan default by paying arrearages over a number of years. A bankruptcy court may also permit a debtor to de-accelerate a secured loan and to reinstate the loan even though the mortgagee had accelerated the loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) before the filing of the debtor's petition, even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

     Federal bankruptcy law may interfere with or affect the ability of a mortgagee to enforce an assignment of rents and leases or a security interest in hotel revenues related to the mortgaged property. In connection with a bankruptcy proceeding involving a borrower, Section 362 of the Bankruptcy Code automatically stays any attempts by the mortgagee to enforce any assignment of rents and leases or security interest. The legal proceedings necessary to resolve a situation like that can be time-consuming and may result in significant delays in the receipt of the rents or hotel revenues. Rents or hotel revenues may also be lost:

     (1) if the assignment or security interest is not fully documented or perfected under state law before commencement of the bankruptcy proceeding;

     (2) to the extent rents or hotel revenues are used by the borrower to maintain the mortgaged property or for other court authorized expenses;

     (3) to the extent other collateral may be substituted for the rents or hotel revenues; and

     (4) if the bankruptcy court determines that it is necessary or appropriate "based on the equities of the case."

     To the extent a borrower's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, the borrower's ability may be impaired by the commencement of a bankruptcy proceeding relating to the lessee under the lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in an automatic stay barring the commencement or continuation of any state court proceeding for past due rent, accelerated rent, damages or a summary eviction order with respect to a default under the lease that occurred before the filing of the lessee's petition.

     In addition, the Bankruptcy Code generally provides that a bankruptcy trustee or debtor in possession may, subject to approval of the bankruptcy court, either (1) assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the bankruptcy trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Those remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. There may be a significant period of time between the date that a lessee files a bankruptcy petition and the date that the lease is assumed or rejected. Although the lessee is obligated to make all lease


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


payments currently with respect to the post-petition period, there is a risk that payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease, and the lessor must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery, as a preferential transfer, of some payments made by the borrower under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. If a Mortgage Loan includes any guaranty, and the guaranty waives any rights of subrogation or contribution, then some payments by the guarantor to the Trust Fund also may be avoided and recovered as fraudulent conveyances.

     A trustee in bankruptcy or a debtor in possession or various creditors who extend credit after a case is filed may be entitled to collect costs and expenses in preserving or selling the mortgaged property ahead of payment to the mortgagee. In some circumstances, a trustee in bankruptcy or debtor in possession may have the power to grant liens senior to or of equal priority with the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and enforce a restructuring of a mortgage loan on terms a mortgagee would not otherwise accept.

     A trustee in bankruptcy or a debtor in possession also may be entitled to subordinate the lien created by the mortgage loan to other liens or the claims of general unsecured creditors. Generally, this requires proof of "unequitable conduct" by the mortgagee. However, various courts have expanded the grounds for equitable subordination to apply to various non-pecuniary claims for items such as penalties and fines. A court may find that any prepayment charge, various late payment charges and other claims by mortgagees may be subject to equitable subordination on these grounds.

     A trustee in bankruptcy or a debtor in possession also may be entitled to avoid all or part of any claim or lien by the mortgagee if and to the extent a judgment creditor or a bona fide purchaser of real estate could have done so outside of bankruptcy. Generally, in circumstances involving some defect in the language, execution or recording of the mortgage loan documents.

BANKRUPTCY CONSIDERATIONS RELATING TO THE DEPOSITOR

     The Depositor will warrant in the Pooling and Servicing Agreement that the sale of the Mortgage Loans by it to the Trust Fund is a valid sale. Notwithstanding the foregoing, if the Depositor were to become a debtor in a bankruptcy case a court could take the position that the sale of the Mortgage Loans to the Trust Fund should instead be treated as a pledge of the Mortgage Loans to secure a borrowing of such debtor. If a court were to reach those conclusions, or a filing were made under the Bankruptcy Code or similar applicable state laws by or against the Depositor, or if an attempt were made to litigate any of the foregoing issues, delays in payments on the Certificates (and possible reductions in the amount of such payments) could


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occur. In addition, if the transfer of the Mortgage Loans to the Trust Fund is treated as a pledge instead of a sale, a tax or government lien on the property of the Depositor arising before the transfer of any Mortgage Loan to the Trust Fund may have priority over the Trust Fund's interest in that Mortgage Loan.

     In addition, cash collections on the Mortgage Loans may be commingled with the funds of the Master Servicer and, in the event of the bankruptcy of the Master Servicer, the Trust Fund may not have a perfected interest in those cash collections.

ENVIRONMENTAL RISKS

     Real property pledged as security to a mortgagee may be subject to environmental risks arising from the presence of hazardous materials on, under, adjacent to, or in that property. The environmental condition of mortgaged properties may be affected by the actions and operations of tenants and occupants of the properties. Mortgaged properties that are, or have been, the site of manufacturing, industrial or disposal activity or have been built with or contain asbestos-containing material or other indoor pollutants pose particular concerns. In addition, current and future environmental laws, ordinances or regulations, including new requirements developed by federal agencies pursuant to the mandates of the Clean Air Act Amendments of 1990, may impose additional compliance obligations on business operations that can be met only by significant capital expenditures.

     A mortgagee may be exposed to risks related to environmental conditions including:

     (1)  a diminution in the value of a mortgaged property;

     (2) potential default on a mortgage loan due to the borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

     (3) in some circumstances as more fully described below, liability for clean-up costs or other remedial actions which could exceed the value of the mortgaged property or the unpaid balance of the related mortgage loan; or

     (4) the inability to sell the related Mortgage Loan in the secondary market. In some circumstances, a mortgagee may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

     A mortgagee may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure), which may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and would as a result decrease the ability of the mortgagee to recoup its investment in a loan upon foreclosure.

     In some states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a mortgagee that becomes the owner of a


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property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Under federal law and the laws of some states, the owner's failure to perform remedial actions required under environmental laws may in some circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by federal and state regulatory agencies. In several states this lien has priority over the lien of an existing mortgage against the property. Since the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

CERCLA AND RELATED LAWS

     Under some circumstances, it is possible that environmental cleanup costs, or the obligation to take remedial actions, can be imposed on a mortgagee such as the Trust Fund with respect to each series. Under the laws of some states and under CERCLA, strict liability may be imposed on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Liability under many of these federal and state laws may exist even if the mortgagee did not cause or contribute to the contamination and regardless of whether the mortgagee has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability described above is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     CERCLA's definition of "owner" or "operator" excludes persons "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is known as the "secured creditor exemption." The Lender Liability Act clarifies CERCLA's secured creditor exemption. Under the Lender Liability Act, a secured lender who is "participating in management" by exercising control over operational aspects of the facility will be liable, but a number of environmentally related activities before the loan is made and during its pendency as well as "workout" steps to protect a security interest are not construed as participating in management and will not trigger liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-closure activities will not trigger CERCLA liability. The Lender Liability Act also amends the Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination from underground storage tanks. However, the Lender Liability Act has no effect on state environmental laws similar to CERCLA that may not provide a secured creditor exemption.

     CERCLA's "innocent landowner" defense to strict liability may be available to a mortgagee that has taken title to a mortgaged property and has performed an appropriate environmental site assessment that does not disclose existing contamination and meets other requirements of the defense. However, it is unclear whether the environmental site assessment must be conducted upon loan origination, before foreclosure or both, and uncertainty exists as to what kind of environmental site assessment must be performed to qualify for the defense.

     Beyond statute-based environmental liability, hazardous environmental conditions on a property may also be subject to common law causes of action (for example, causes of actions arising from death, personal injury or damage to property). Although it may be more difficult to


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hold a mortgagee liable in those cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations. At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

     The related Pooling and Servicing Agreement contains provisions restricting the ability of the Master Servicer or the Special Servicer, if any, to acquire title to any Mortgaged Property or take over its operation unless a satisfactory phase I or other specified environmental assessment has been obtained. Enforcement of the security for the related Note is restricted until a satisfactory environmental assessment is obtained and/or any required remedial action is taken. This requirement will reduce the likelihood that a given Trust Fund will become liable for any environmental conditions affecting a Mortgaged Property, but will make it more difficult to realize on the security for the Mortgage Loan. There can be no assurance that any environmental assessment obtained by the Master Servicer or the Special Servicer, if any, will detect all possible environmental conditions or that the other requirements of the Pooling and Servicing Agreement, even if fully observed by the Master Servicer or the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for environmental conditions.

     If a mortgagee is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but those persons or entities may be without substantial assets, bankrupt or otherwise judgment proof. Furthermore, an action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the mortgagee to exhaust its security before bringing a personal action against the borrower (see "--Anti-Deficiency Legislation" above) may curtail the mortgagee's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the mortgagee. Accordingly, it is possible that these costs could become a liability of the Trust Fund and become a loss to the Certificateholders. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Pooling and Servicing Agreement for the related series.

OTHER ENVIRONMENTAL RISKS

     Other environmental laws may affect the value of a mortgaged property, or impose cleanup costs or liabilities, including those related to asbestos, radon, lead paint and underground storage tanks.

     Some federal, state and local laws, regulations and ordinances govern the handling of ACMs in the event of the remodeling, renovation or demolition of a building. These laws, as well as common law standards, may impose liability for releases of ACMs and may allow third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases. In addition, federal law requires that building owners inspect their facilities for ACMs and presumed ACMs (consisting of thermal system insulation, surfacing materials and asphalt and vinyl flooring in buildings constructed before 1981) and transfer all information regarding ACMs and presumed ACMs in their facilities to successive owners.


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     The EPA has concluded that radon gas, a naturally occurring substance, is linked to increased risks of lung cancer. Although there are no current federal or state requirements mandating radon gas testing, the EPA and the United States Surgeon General recommend testing residences for the presence of radon and that abatement measures be undertaken if radon concentrations in indoor air meet or exceed specified limits.

     The Lead Paint Act requires federal agencies to promulgate regulations that will require owners of residential housing constructed before 1978 to disclose to potential residents or purchasers any known lead-paint hazards. The Lead Paint Act creates a private right of action with treble damages available for any failure to so notify. Federal agencies have issued regulations delineating the scope of this disclosure obligation which became effective in September of 1996 for owners of more than four residential dwellings and in December of 1996 for owners of one to four residential dwellings. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where those circumstances exist may be held liable for those injuries. Finally, federal law mandates that detailed worker safety standards must be complied with where construction, alteration, repair or renovation of structures that contain lead, or materials that contain lead, is contemplated.

     Underground storage tanks are, and in the past have been, frequently located at properties used for industrial, retail and other business purposes. Federal law, as well as the laws of most states, currently require underground storage tanks used for the storage of fuel or hazardous substances and waste to meet standards designed to prevent releases from the underground storage tanks into the environment. Underground storage tanks installed before the implementation of these standards, or that otherwise do not meet these standards, are potential sources of contamination to the soil and groundwater. Land owners may be liable for the costs of investigating and remediating soil and groundwater contamination that may emanate from leaking underground storage tanks.

ENFORCEABILITY OF MATERIAL PROVISIONS

     Some of the Mortgage Loans may contain provisions requiring the borrower to pay late charges or additional interest if required payments are not made on time. In some states there may be limitations upon the enforceability of these provisions, and no assurance can be given that any of these provisions in any Mortgage Loan will be enforceable. Some of the Mortgage Loans may also contain provisions prohibiting any prepayment of the loan prior to maturity or requiring the payment of a prepayment fee in connection with any prepayment. Even if enforceable, a requirement for prepayment fees may not deter borrowers from prepaying their Mortgage Loans. Although some states will allow the enforcement of these provisions upon a voluntary prepayment of a mortgage loan, other states may not allow these provisions after a mortgage loan has been outstanding for a specified number of years or if enforcement would be unconscionable, or the allowed amount of any prepayment fee may be limited (that is, to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan or to a fixed number of months' interest on the prepaid amount). In some states there may be limitations upon the enforceability of prepayment fee provisions applicable in connection with a default by the borrower or an involuntary acceleration of the secured indebtedness, and no assurance can be


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


given that any of these provisions related to a mortgage loan will be enforceable under those circumstances. The applicable laws of some states may also treat some prepayment fees as usurious if in excess of statutory limits. See "--Applicability of Usury Laws" below.

     State courts are also known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a mortgagee's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the Installment Contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the Installment Contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

DUE-ON-SALE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St. Germain Act generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limitations prescribed in that Act and the regulations promulgated thereunder.

     The Federal Home Loan Mortgage Corporation has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition of due-on-sale clauses with respect to one or more categories of loans that were originated or assumed during the "window period" applicable to that state. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

     The Pooling and Servicing Agreement for each series generally will provide that if any Mortgage Loan contains a provision in the nature of a "Due-on-Sale" clause, then for so long as the Mortgage Loan is included in the Trust Fund, the Master Servicer or the Special Servicer, if any, on behalf of the Trustee, will take the actions it deems to be in the best interest of the Trust Fund in accordance with the servicing standard set forth in the Pooling and Servicing Agreement, and may waive or enforce any due-on-sale clause contained in the related Note or Mortgage.

     In addition, under the Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under some circumstances, be eliminated in any modified mortgage resulting from that bankruptcy proceeding.


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



SOLDIERS' AND SAILORS' RELIEF ACT

     Under the terms of the Relief Act, unless a mortgagee obtains a court order to the contrary, a borrower who enters military service after the origination of the borrower's mortgage loan may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the borrower's active duty status. For purposes of the Relief Act, persons entered into military service include members of the Army, Navy, Air Force, Marines, Coast Guard, members of the National Guard or any Reserves who are called to active duty status after the origination of their mortgage loan, and officers of the U.S. Public Health Service assigned to duty with the military. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable Credit Enhancement, could result in losses to the certificateholders. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or the Special Servicer, if any, to foreclose on an affected Mortgage Loan during the borrower's period of active duty status and, under some circumstances, during an additional three months thereafter. Thus, if the affected Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to foreclose the Mortgaged Property in a timely fashion. Because the Relief Act applies to borrowers who enter military service (including reservists who are later called to active duty) after origination of their mortgage loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. The Relief Act may also be applicable if the borrower is an entity owned or controlled by a person in a military service.

APPLICABILITY OF USURY LAWS

     State and federal usury laws limit the interest that mortgagees are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" in the determination of the "interest" charged in connection with a loan. If the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial.

     Statutes differ in their provision as to the consequences of a usurious loan. One type of statute requires the mortgagee to forfeit the interest above the applicable limit or imposes a specified penalty. For example, the borrower may have the recorded mortgage or deed of trust canceled upon paying its debt with lawful interest, or the mortgagee may foreclose, but only for the debt plus lawful interest, in either case, subject to any applicable credit for excessive interest collected from the borrower and any penalty owed by the mortgagee. A second, more severe type of statute results in the invalidation of the transaction. Under this second type of statute, the borrower may have the recorded mortgage or deed of trust canceled without any payment and the mortgagee is prohibited from foreclosing.

     Under Title V of the federal Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, some types of residential (including multifamily, but not other commercial) first mortgage loans may be exempted from state usury limitations. However, until April 1, 1983, states were allowed to adopt laws or constitutional provisions expressly rejecting Title V and even where Title V is not so rejected, any state is authorized to adopt a provision




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limiting discount points or other charges on mortgage loans covered by Title V.
Some states have rejected Title V and/or taken action to limit discount points or other charges.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans, originated by nonfederally chartered lenders have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially with respect to residential (including multifamily, but not other commercial) mortgage loans as a result of the enactment of Title VIII of the Garn-St. Germain Act.

     Title VIII provides that, notwithstanding any state law to the contrary:

     (1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

     (2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the NCUA with respect to origination of alternative mortgage instruments by federal credit unions; and

     (3) all other nonfederally chartered housing creditors, including state-chartered savings and loan associations, state chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office, of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations.

     Title VIII authorized any state to reject applicability of the provisions of Title VIII by adopting, before October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions. Some states have taken that action. A mortgagee's failure to comply with the applicable federal regulations in connection with the origination of an alternative mortgage instrument could subject that mortgage loan to state restrictions that would not otherwise be applicable.

LEASES AND RENTS

     Some of the Mortgage Loans may be secured by an assignment of leases and rents, either through assignment provisions incorporated in the mortgage, through a separate assignment document or both. Under an assignment of leases and rents, the borrower typically assigns to the mortgagee the borrower's right, title and interest as landlord under each lease and the income derived from that lease, while retaining a right to collect the rents for so long as there is no default under the mortgage loan documentation. Upon a default, the mortgagee may be entitled to collect rents. However, a mortgagee's failure to take necessary steps to "perfect" its interest in rents may result in the mortgagee's inability to collect all or a portion of the rents. In order to



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


"perfect" an interest in rents, some state laws require not only proper recording of the assignment of leases and rents, but also require the mortgagee to take possession of the property and/or obtain judicial appointment of a receiver before the mortgagee is entitled to collect rents. Mortgagees taking possession of property may incur potentially substantial risks attendant to that possession, including liability for environmental clean-up costs and other risks inherent to property ownership and operation. In addition, if a bankruptcy or similar proceeding is commenced by or in respect of the borrower, the mortgagee's ability to collect the rents may also be adversely affected.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

     If a borrower encumbers a mortgaged property with one or more junior liens, the senior mortgagee is subjected to additional risk, such as the following:

     (1) the borrower may have difficulty servicing and repaying multiple loans and if the junior loan permits recourse to the borrower and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those due on the senior loan;

     (2) acts of the senior mortgagee that prejudice the junior mortgagee or impair the junior mortgagee's security may create a superior equity in favor of the junior mortgagee (for example, if the borrower and the senior mortgagee agree to an increase in the principal amount of, or the interest rate payable on, the senior loan, the senior mortgagee may lose its priority to the extent an existing junior mortgagee is prejudiced or the borrower is additionally burdened);

     (3) if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior mortgagees can impair the security available to the senior mortgagee and can interfere with, delay and in some circumstances even prevent the taking of action by the senior mortgagee; and

     (4) the bankruptcy of a junior mortgagee may operate to stay foreclosure or similar proceedings by the senior mortgagee.

     Some of the Mortgage Loans may not restrict secondary financing, permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Some of the Mortgage Loans may contain a "Due-on-Encumbrance" clause which: (1) provides that the Mortgage Loan will (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or (2) requires the consent of the related mortgagee to the creation of any the lien or other encumbrance on the related Mortgaged Property. However, the "Due-on-Encumbrance" clauses may be unenforceable in some jurisdictions under some circumstances.

     The Pooling and Servicing Agreement for each series will generally provide that if any Mortgage Loan contains a "Due-on-Encumbrance" clause, then for so long as the Mortgage Loan is included in a given Trust Fund, the Master Servicer, or the Special Servicer (if the Mortgage




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


Loan is a Specially Serviced Mortgage Loan), will, in a manner consistent with the servicing standard set forth in the Pooling and Servicing Agreement, exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to the Mortgage Loan to (1) accelerate the payments on the Mortgage Loan, or (2) withhold its consent to the creation of any lien or other encumbrance.

TYPE OF MORTGAGED PROPERTY

     A mortgagee may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties that are hospitals, nursing homes or convalescent homes may present special risks to mortgagees in large part due to significant governmental regulation of the ownership, operation, maintenance, control and financing of health care institutions. Mortgages encumbering mortgaged properties that are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties that are hotels or motels may present additional risk to the mortgagee because (1) hotels and motels are typically operated pursuant to franchise, management and operating agreements that may be terminable by the operator, and (2) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties that are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

CRIMINAL FORFEITURES

     Various federal and state laws provide for the civil or criminal forfeiture of property (including real estate) used or intended to be used to commit or aid in the commission of illegal acts or property purchased with the proceeds of those illegal acts. Even though these laws were originally intended as tools to fight organized crime and drug related crimes, there is a current trend toward expanding the scope of these laws. Some laws (such as the Racketeer Influenced and Corrupt Organizations law and the Comprehensive Crime Control Act of 1984) provide for notice, opportunity to be heard and for defenses for "innocent lienholders." However, given the uncertain scope of these laws and their relationship to existing constitutional protections afforded property owners, no assurance can be made that enforcement of any law of this type with respect to any Mortgaged Property would not deprive the Trust Fund of its security for the related Mortgage Loan.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans With Disabilities Act of 1990 and rules promulgated under those laws, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove structural, architectural and communication barriers from existing places of public accommodation so that those modified accommodations are accessible and usable by disabled individuals. Modifications must be undertaken to the extent "readily achievable." The "readily achievable" standard takes into account the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or



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


landlord, those laws may also impose these requirements on a foreclosing mortgagee who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing mortgagee who is financially more capable than the borrower of complying with the requirements of those laws may be subject to more stringent requirements than those to which the borrower is subject.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the Offered Certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Latham & Watkins or Sidley Austin Brown & Wood (as provided in the related prospectus supplement).

     This discussion is directed to Certificateholders that hold the Offered Certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of Offered Certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including--

     o    banks,

     o    insurance companies, and

     o    foreign investors.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o given with respect to events that have occurred at the time the advice is rendered, and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the Offered Certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".



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


     The following discussion addresses securities of two general types--

     o    REMIC Certificates, and

     o    Grantor Trust Certificates.

     We will indicate in the prospectus supplement for each series whether the related Trustee, another party to the related Pooling and Servicing Agreement or an agent appointed by that Trustee or other party--in any event, a tax administrator--will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to Certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only Mortgage Loans. If a trust holds assets other than Mortgage Loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related Offered Certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement.

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Offered Certificates.

REMICS

     General. With respect to each series of Offered Certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related governing document, and subject to certain assumptions set forth in the opinion--

     o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     o those Offered Certificates of that series will be considered REMIC Regular Certificates or REMIC Residual Certificates.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related Certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent




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


termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The governing document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the Offered Certificates that are REMIC Certificates will be treated as--

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

     o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute Mortgage Loans on property not used for residential or certain other prescribed purposes, the related Offered Certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C) of the Internal Revenue Code. If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related Offered Certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless provided otherwise in the related prospectus supplement, Offered Certificates that are REMIC Regular Certificates will be--

     o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC; and

     o "permitted assets" under Section 860L(c)(1)(G) of the Internal Revenue Code for a financial asset securitization investment trust or "FASIT".

     Finally, interest, including original issue discount, on Offered Certificates that are REMIC Regular Certificates, and income allocated to Offered Certificates that are REMIC Residual Certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.



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


     The assets of the REMIC will include, in addition to Mortgage Loans, collections on Mortgage Loans held pending payment on the related Offered Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the Mortgage Loans, or whether these assets otherwise would receive the same treatment as the Mortgage Loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the Mortgage Loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those Mortgage Loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on Mortgage Loans held pending payment is considered part of the Mortgage Loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC Certificate represents ownership of an interest in a Mortgage Loan that is secured in part by the related borrower's interest in a bank account, that Mortgage Loan is not secured solely by real estate, and therefore--

     o a portion of that Certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Internal Revenue Code;

     o a portion of that Certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

     o the interest on that Certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For certain series of REMIC Certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC Certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

     o whether the related REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code;

     o whether the related REMIC Certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code; and

     o whether the interest/income on the related REMIC Certificates is "interest on obligations secured by mortgages on real property or on interests in real property" described in Section 856(c)(3)(B) of the Internal Revenue Code.



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


     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC Regular Certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC Regular Certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC Regular Certificates under the accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Section 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC Regular Certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your Certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC Regular Certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the Mortgage Loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC Regular Certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the Mortgage Loans underlying any series of REMIC Regular Certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of those Certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the related date of initial issuance of those



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


Certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on that Certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     o    a single fixed rate,

     o    a qualified floating rate,

     o    an objective rate,

     o a combination of a single fixed rate and one or more qualified floating rates,

     o a combination of a single fixed rate and one qualified inverse floating rate, or

     o a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those Certificates. If the original issue discount rules apply to those Certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

     Certain classes of REMIC Regular Certificates may provide that the first interest payment with respect to those Certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each Distribution Date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC Regular Certificate will reflect that accrued interest. In those cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC Regular Certificate. Therefore, the portion of the interest paid on the first Distribution Date in excess of interest accrued from the date of initial issuance to the first Distribution Date is included in the stated redemption price of the REMIC Regular Certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be



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made under these regulations and whether this election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the Certificate, by multiplying--

     o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

     o    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2. the denominator of which is the stated redemption price at maturity of the Certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o    the total amount of the de minimis original issue discount, and

     o    a fraction--

          1. the numerator of which is the amount of the principal payment, and

          2. the denominator of which is the outstanding stated principal amount of the subject REMIC Regular Certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the Certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as described below.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that



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


corresponds to a Distribution Date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following Distribution Date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

     o    the sum of--

          1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC Regular Certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2. the payments made on that Certificate during the accrual period of amounts included in the stated redemption price; over

     o the adjusted issue price of the subject REMIC Regular Certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC Regular Certificate is--

     o    the issue price of the Certificate; increased by

     o the aggregate amount of original issue discount previously accrued on the Certificate; reduced by

     o the amount of all prior payments of amounts included in its stated redemption price.

     The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

     o assuming that payments on the REMIC Regular Certificate will be received in future periods based on the related Mortgage Loans being prepaid at a rate equal to the prepayment assumption;

     o using a discount rate equal to the original yield to maturity of the Certificate, based on its issue price and the assumption that the related Mortgage Loans will be prepaid at a rate equal to the prepayment assumption; and

     o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases the Certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the Certificate. However, the



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


daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the Certificate. The adjusted issue price of a REMIC Regular Certificate, as of any date of determination, equals the sum of:

     o the adjusted issue price or, in the case of the first accrual period, the issue price, of the Certificate at the beginning of the accrual period which includes that date of determination; and

     o the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC Regular Certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the Certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the Certificate exceeds the maximum amount of payments that you could ever receive with respect to the Certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the Mortgage Loans held by the related REMIC prepay more quickly than anticipated.

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC Regular Certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     MARKET DISCOUNT. You will be considered to have purchased a REMIC Regular Certificate at a market discount if--

     o in the case of a Certificate issued without original issue discount, you purchased the Certificate at a price less than its remaining stated principal amount; or

     o in the case of a Certificate issued with original issue discount, you purchased the Certificate at a price less than its adjusted issue price.

     If you purchase a REMIC Regular Certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income



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


currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC Regular Certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a Certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC Regular Certificate held by you, at your option--

     o    on the basis of a constant yield method;

     o in the case of a Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Certificate as of the beginning of the accrual period; or

     o in the case of a Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the Certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     PREMIUM. A REMIC Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue Code to amortize the premium under the constant yield method over the life of the Certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC Regular Certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether those Certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

     Whether you will be treated as holding a REMIC Regular Certificate with amortizable bond premium will depend on--

     o    the purchase price paid for your Certificate; and

     o the payments remaining to be made on your Certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC Regular Certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     REALIZED LOSSES. Under Section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC Regular Certificate and or a noncorporate holder of a REMIC Regular Certificate that acquires the Certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your Certificate becomes wholly or partially worthless as the result of one or more realized losses on the related Mortgage Loans. However, if you are a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business, it appears that--

     o you will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until your Certificate becomes wholly worthless, which is when its principal balance has been reduced to zero; and

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC Regular Certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related Mortgage Loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related Mortgage Loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     GENERAL. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC Residual Certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC Residual Certificates much differently than it would if they were direct ownership interests in the related Mortgage Loans or as debt instruments issued by the related REMIC.

     Holders of REMIC Residual Certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those Certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC Residual Certificates in proportion to their respective ownership interests on that day. Any amount included in the Certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC Residual Certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC Residual Certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses".

     A holder of a REMIC Residual Certificate that purchased the Certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC Residual Certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC Residual Certificate. These modifications would occur when a holder purchases the REMIC Residual Certificate from a prior holder at a price other than the adjusted basis that the REMIC Residual Certificate would have had in the hands of an original holder of that Certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC Residual Certificate in connection with the acquisition of that Certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

     Tax liability with respect to the amount of income that holders of REMIC Residual Certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC Residual Certificates; or

     o    unrelated deductions against which income may be offset.



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


See, however, the rules discussed below relating to--

     o    "excess inclusions",

     o    residual interests without "significant value", and

     o    "noneconomic" residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your Certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, the REMIC Residual Certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

     TAXABLE INCOME OF THE REMIC. The taxable income of a REMIC will equal--

     o    the income from the Mortgage Loans and other assets of the REMIC; plus

     o any cancellation of indebtedness income due to the allocation of realized losses to those REMIC Certificates, constituting "regular interests" in the REMIC; less

     o    the following items--

          1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC Certificates constituting "regular interests" in the REMIC, whether offered or not,

          2. amortization of any premium on the Mortgage Loans held by the REMIC,

          3. bad debt losses with respect to the Mortgage Loans held by the REMIC, and

          4. except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates, or in the case of REMIC Certificates not sold initially, their fair market values. The aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in Mortgage Loans or other property will equal the fair market value of the interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A REMIC will acquire a Mortgage Loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. A REMIC probably will elect under Section 171 of the Internal Revenue Code to amortize any premium on the Mortgage Loans that it holds. Premium on any Mortgage Loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the Certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those Certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC Certificates, subject to the limitation of



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


Section 67 of the Internal Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC Residual Certificate will be equal to--

          o    the amount paid for that REMIC Residual Certificate;

          o increased by, amounts included in the income of the holder of that REMIC Residual Certificate; and

          o decreased, but not below zero, by distributions made, and by net losses allocated, to the holder of that REMIC Residual Certificate.

     A holder of a REMIC Residual Certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC Residual Certificate.

     A holder's basis in a REMIC Residual Certificate will initially equal the amount paid for the Certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC Residual Certificate is less than the payments to that holder, and increases in the initial basis either occur after these payments or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these payments. This gain will be treated as gain from the sale of its REMIC Residual Certificate.

     The effect of these rules is that a holder of a REMIC Residual Certificate may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis--

          o    through distributions;

          o    through the deduction of any net losses of the REMIC; or

          o upon the sale of its REMIC Residual Certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder see "--

REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC Residual Certificate to account for any difference between the cost of the Certificate to the holder and the adjusted basis of the Certificate would have been in the hands of an original holder.

     EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of--

     o the daily portions of REMIC taxable income allocable to that Certificate; over

     o the sum of the daily accruals for each day during the quarter that the Certificate was held by that holder.

     The daily accruals of a holder of a REMIC Residual Certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to--

     o    the issue price of the Certificate; increased by

     o the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

     o any payments made with respect to the Certificate before the beginning of that quarter.

     The issue price of a REMIC Residual Certificate is the initial offering price to the public at which a substantial amount of the REMIC Residual Certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as excess inclusions if the REMIC residual interest evidenced by that Certificate is considered not to have significant value.

     For holders of REMIC Residual Certificates, excess inclusions--

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     o will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

     o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on



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


          payments to holders of REMIC Residual Certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

     o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, or REIT as defined in Section 856(a) of the Internal Revenue Code, the aggregate excess inclusions with respect to these REMIC Residual Certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     o    regulated investment companies,

     o    common trust funds, and

     o    certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

     NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the Treasury regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC Residual Certificate. The Treasury regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related governing document--

     o the present value of the expected future payments on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

     o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

     o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

     o from the prospective transferee, providing certain representations as to its financial condition; and

     o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     The Treasury has issued proposed regulations that would revise this safe harbor. The proposed regulation would make the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest were less than or equal to the sum of--

     o the present value of any consideration given to the transferee to acquire the interest;

     o the present value of the expected future distributions on the interest; and

     o the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     Present values would be computed using a discount rate equal to an applicable Federal rate, except that if a transferee could demonstrate that it borrowed regularly in the course of its trade or business substantial funds at a lower rate from unrelated third parties, that lower rate could be used as the discount rate.

     Additionally, Treasury has issued Revenue Procedure 2001-12 (the "Revenue Procedure") addressing the transfer of noneconomic residual interests. The Revenue Procedure restates the minimum transfer price test safe harbor described in the proposed Treasury regulations discussed above and adds an alternative safe harbor. To qualify for the alternative safe harbor,

     o the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

     o the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer under the Revenue Procedure; and

     o the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

This alternative safe harbor, as well as the minimum transfer price test, apply to all transfers of noneconomic residual interests in REMICs occurring on or after February 4, 2000. The related Pooling and Servicing Agreement requires that all transferees of Residual Certificates furnish an affidavit as to the applicability of one of the safe harbors of Revenue Procedure 2001-12, unless the transferor waives the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC Residual Certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules.

     See "--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons and to United States partnerships that include foreign persons as partners.

     MARK-TO-MARKET RULES. Regulations under Section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC Residual Certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC Residual Certificate consult their tax advisors regarding these regulations.

     FOREIGNERS MAY NOT HOLD REMIC RESIDUAL CERTIFICATES. Unless we otherwise state in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are foreign persons under the Internal Revenue Code and to United States partnerships that include foreign persons as partners will be prohibited under the related governing document. If transfers of REMIC Residual Certificates to investors that are foreign persons are permitted pursuant to the related Pooling and Servicing Agreement, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC Residual Certificates to these persons.

     PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     If the holder of a REMIC Certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     o    an individual,

     o    an estate or trust, or

     o a pass-through entity beneficially owned by one or more individuals, estates or trusts,

then--

     o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

     o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     o 3% of the excess of the individual's adjusted gross income over the specified amount; or

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is--

     o    an individual,

     o    an estate or trust, or

     o a pass-through entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC Certificates that are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC Certificates to which these expenses are allocated will generally not be appropriate investments for--

     o    an individual,

     o    an estate or trust, or

     o a pass-through entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC Certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal--

     o    the cost of the Certificate to that Certificateholder; increased by

     o income reported by that Certificateholder with respect to the Certificate, including original issue discount and market discount income; and reduced, but not below zero, by

     o payments on the Certificate received by that Certificateholder, amortized premium and realized losses allocated to the Certificate and previously deducted by the Certificateholder.

     The adjusted basis of a REMIC Residual Certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC Certificate will be capital gain or loss, provided that you hold the Certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount;

     o    pay interest at a fixed or variable rate; and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC Regular Certificates meet this exception, Section 1259 will not apply to most REMIC Regular Certificates. However, REMIC Regular Certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

     o the amount that would have been includible in the seller's income with respect to that REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the Certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the prepayment assumption to the Certificate; over

     o the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the Certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC Regular Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the Certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC Residual Certificate will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that Certificate--

     o    reacquires that same REMIC Residual Certificate;

     o    acquires any other residual interest in a REMIC; or

     o acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Internal Revenue Code.

     In that event, any loss realized by the holder of a REMIC Residual Certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

     o    the disposition of a non-defaulted Mortgage Loan,



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     o    the receipt of income from a source other than a Mortgage Loan or certain other permitted investments,

     o    the receipt of compensation for services, or

     o the gain from the disposition of an asset purchased with collections on the Mortgage Loans for temporary investment pending payment on the REMIC Certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related governing document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to Certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal Revenue Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o    the person has sufficient assets to do so; and

     o the tax arises out of a breach of that person's obligations under select provisions of the related governing document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--



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     o    the present value of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer; and

     o the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on--

     o    events that have occurred up to the time of the transfer;

     o    the prepayment assumption; and

     o any required or permitted clean up calls or required liquidation provided for in the related governing document.

     The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC Residual Certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if--

     o the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

     o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

     o the amount of excess inclusions on the Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

     o    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

     o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     o a statement under penalties of perjury that the record holder is not a disqualified organization.

     For taxable years beginning on or after January 1, 1998, if an electing large partnership holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     For these purposes, a "disqualified organization" means--

     o    the United States,

     o    any State or political subdivision thereof,

     o    any foreign government,

     o    any international organization,

     o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the FHLMC,

     o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

     o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

     For these purposes, a "pass-through entity" means any--

     o    regulated investment company,

     o    real estate investment trust,

     o    trust,

     o    partnership, or

     o certain other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for certain service partnerships and commodity pools.

     In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     o the residual interests in the entity are not held by disqualified organizations; and

     o the information necessary for the application of the tax described herein will be made available.



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


     We will include in the related governing document restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the related Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last payment on that certificate is less than the adjusted basis of the holder of the REMIC Residual Certificate in the REMIC Residual Certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC Residual Certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC Residual Certificates in connection with the administrative and judicial review of the REMIC's--

     o    income,

     o    deductions,

     o    gains,

     o    losses, and

     o    classification as a REMIC.

     Holders of REMIC Residual Certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Internal Revenue Code. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.



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


     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC Regular Certificates and the IRS. Holders of REMIC Regular Certificates that are--

     o    corporations,

     o    trusts,

     o    securities dealers, and

     o    certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     o 30 days after the end of the quarter for which the information was requested; or

     o    two weeks after the receipt of the request.

         Reporting with respect to REMIC Residual Certificates, including--

     o    income,

     o    excess inclusions,

     o    investment expenses, and

     o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Internal Revenue Code at a rate of 31% if recipients of these payments--

     o fail to furnish to the payor certain information, including their taxpayer identification numbers; or

     o    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A holder of an Offered Certificate that is--

     o    a foreign person, and

     o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that Certificate,

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered Certificate. To avoid withholding or tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that the Certificateholder is a foreign person and providing the name, address and such other information with respect to the Certificateholder as may be required by regulations issued by the Treasury Department.

     For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

     o    a citizen or resident of the United States,

     o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia,

     o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or

     o    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.


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


     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC Residual Certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o    owns 10% or more of one or more underlying mortgagors, or

     o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that Certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related governing document will prohibit transfers of REMIC Residual Certificates to investors that are--

     o    foreign persons, or

     o United States persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are United States persons.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of Grantor Trust Certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related governing document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

     Characterization of Investments in Grantor Trust Certificates.

     GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Unless we otherwise disclose in the related prospectus supplement, any Offered Certificates that are Grantor Trust Fractional Interest Certificates will generally represent interests in--

     o "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the

          Mortgage Loans have been made with respect to property that is used for residential or certain other prescribed purposes;

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Internal Revenue Code;

     o "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Internal Revenue Code; and

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     In addition, interest on Offered Certificates that are Grantor Trust Fractional Interest Certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     GRANTOR TRUST STRIP CERTIFICATES. Even if Grantor Trust Strip Certificates evidence an interest in a grantor trust--

     o consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code,

     o consisting of Mortgage Loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

     o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Internal Revenue Code,

it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be--

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Internal Revenue Code; and

     o in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Internal Revenue Code.



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


     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     GENERAL. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally--

     o will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from interest paid or accrued on the underlying Mortgage Loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount by the lesser of--

     o 3% of the excess of the individual's adjusted gross income over that amount; and

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Further, Certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates, including Grantor Trust Strip Certificates, are issued, any fees and expenses should be allocated among those classes of Grantor Trust Certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and Certificateholders will be based on a method that allocates these fees and expenses among classes of Grantor Trust Certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the

Internal Revenue Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if--

     o a class of Grantor Trust Strip Certificates is issued as part of the same series; or

     o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying Mortgage Loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in Mortgage Loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     o    a master servicer,

     o    a special servicer,

     o    any sub-servicer, or

     o    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Moreover, legislation enacted in 1997 extended section 1272(a)(6) to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Internal Revenue Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in Grantor Trust Fractional Interest Certificates is to be determined based on conditions at the time of the first sale of the Certificate or, with respect to any holder, at the time of purchase of the Certificate by that holder.

     We recommend that Certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to Grantor Trust Fractional Interest Certificates.

     IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding--

     o    the treatment of certain stripped bonds as market discount bonds; and

     o    de minimis market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     The holder of a Grantor Trust Fractional Interest Certificate will report interest income from its Grantor Trust Fractional Interest Certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by that purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be--

     o    the sum of all payments to be made on that certificate;

     o    other than qualified stated interest, if any; and

     o the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

     o the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

     o the yield of that Grantor Trust Fractional Interest Certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between Distribution Dates. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the related Mortgage Loans will not include any payments made in respect of any ownership interest in those Mortgage Loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the Certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the related Mortgage Loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and Certificateholders will be based on--

     o a prepayment assumption determined when Certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the Mortgage Loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     o there is no original issue discount or only a de minimis amount of original issue discount; or

     o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related Mortgage Loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the related Mortgage Loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than the product of--

     o    0.25% of the stated redemption price, and

     o    the weighted average maturity of the related Mortgage Loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the related Mortgage Loans in accordance with the Certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on Mortgage Loans will equal the difference between--

     o    the stated redemption price of the Mortgage Loans; and

     o    their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

     The stated redemption price of a Mortgage Loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the Mortgage Loans by the related trustee or master servicer, as applicable, in preparing information returns to Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     A purchaser of a Grantor Trust Fractional Interest Certificate may purchase the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying Mortgage Loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those Mortgage Loans. However, each daily portion will



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


be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying Mortgage Loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those Mortgage Loans.

     The adjusted issue price of a Mortgage Loan on any given day equals the sum of--

     o the adjusted issue price or the issue price, in the case of the first accrual period, of the Mortgage Loan at the beginning of the accrual period that includes that day, and

     o the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal--

     o    the issue price of the Mortgage Loan; increased by

     o the aggregate amount of original issue discount with respect to the Mortgage Loan that accrued in prior accrual periods; and reduced by

     o the amount of any payments made on the Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and Certificateholders will be based on--

     o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the Mortgage Loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     MARKET DISCOUNT. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a Mortgage Loan is



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considered to have been purchased at a market discount. A Mortgage Loan is considered to have been purchased at a market discount if--

     o in the case of a Mortgage Loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

     o in the case of a Mortgage Loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on the Mortgage Loan that is received by or, for accrual method Certificateholders, due to, the trust in that month. A Certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that Certificateholders consult their own tax advisors concerning accrual of market discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying Mortgage Loans purchased at a market discount.

     To the extent that the underlying Mortgage Loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying Mortgage Loans.

     PREMIUM. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, which is a price in excess of their remaining stated redemption price, the Certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the



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


portion of that premium allocable to Mortgage Loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should--

     o be allocated among the payments of stated redemption price on the Mortgage Loan; and

     o be allowed as a deduction as those payments are made or, for an accrual method Certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of Grantor Trust Fractional Interest Certificates, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

     o    the price paid for that grantor trust strip certificate by you; and

     o the projected payments remaining to be made thereon at the time of the purchase; plus

     o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying Mortgage Loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects,



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


however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Grantor Trust Certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and Certificateholders will be based on--

     o the prepayment assumption we will disclose in the related prospectus supplement; and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the Mortgage Loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the Grantor Trust Strip Certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

     o the amount realized on the sale or exchange of a Grantor Trust Certificate; and



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


     o    its adjusted basis.

     The adjusted basis of a Grantor Trust Certificate generally will equal--

     o    its cost; increased by

     o any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

     o    any and all--

          1.   previously reported losses,

          2.   amortized premium, and

          3.   payments with respect to that Grantor Trust Certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and



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


     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most Grantor Trust Certificates meet this exception, this Section will not apply to most Grantor Trust Certificates. However, certain Grantor Trust Certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a Grantor Trust Certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying Mortgage Loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a Grantor Trust Certificate at any time during that year, information regarding--

     o the amount of servicing compensation received by a master servicer or special servicer; and

     o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related Grantor Trust Certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On August 13, 1998, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in widely held fixed investment trusts similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a trust under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to--

     o    a custodian of a person's account,

     o    a nominee, and



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


     o    a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     Backup Withholding. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to Grantor Trust Certificates. However, unless we otherwise specify in the related prospectus supplement, Grantor Trust Certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related Mortgage Loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a Certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     ERISA and the Internal Revenue Code impose various requirements on Plans and ERISA Plan Fiduciaries in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans also may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Code of 1986, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described



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


below in this "ERISA Considerations" section, subject to the provisions of other applicable federal and state law. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the internal Code, however, is subject to the prohibited transaction rules in Section 503 of the Internal Code.

     ERISA imposes certain general fiduciary requirements on ERISA Plan Fiduciaries that are investing assets of ERISA Plans, including -

     o    investment prudence and diversification, and

     o    compliance with the investing ERISA Plan's governing documents.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving Plan assets and Parties in Interest. The types of prohibited transactions involving Plan assets and Parties in Interest include, among other things--

     o    sales, exchanges or leases of property,

     o    loans or other extensions of credit,

     o    the furnishing of goods and services, and

     o    the use of Plan assets by or for the benefit of the Party in Interest.

     Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed under Section 4975 of the Internal Revenue Code or penalties imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, persons involved in a prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by the Plan or profits realized by those persons. In addition, individual retirement accounts involved in a prohibited transaction may be disqualified resulting in adverse tax consequences to the owner of the account.

PLAN ASSET RULES

     A Plan's investment in offered certificates may cause the underlying assets of the related trust fund to be treated as assets of that Plan. Section 2510.3-101 of the Plan Asset Regulation provides that when a Plan acquires an equity interest (such as an offered certificate) in an entity (such as the related trust fund), the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception is that the equity participation in the entity by Benefit Plan Investors, which include both Plans and certain other employee benefit plans not subject to ERISA, is not "significant." The equity participation by Benefit Plan Investors is "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by Benefit Plan Investors. The percentage owned by Benefit Plan Investors is determined by excluding the investments of the following persons:

     (1.) persons with discretionary authority or control over the assets of the entity,

     (2.) persons who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

     (3.) persons who are affiliates of the persons described in the preceding clauses (1.) and (2.).

     In the case of one of the trust funds, investments by the depositor, the underwriters, the master servicer, the special servicer, or the trustee or any other party with discretionary authority over the trust fund assets, or by the affiliates of these persons, will be excluded.

     If none of the exceptions contained in the Plan Asset Regulation applies, the mortgage loans included in a related trust fund will be treated as assets of each Plan investor. In that case, any party exercising management or discretionary control regarding those assets, such as the trustee, the master servicer or the special servicer, or affiliates of any of these parties, may be--

     o deemed to be an ERISA Plan Fiduciary with respect to an investing ERISA Plan, and

     o    subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage loans included in one of the trust funds are Plan assets, then the operation of that trust fund may involve prohibited transactions under ERISA or the Internal Revenue Code. For example, if a borrower with respect to a mortgage loan in a trust fund is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust fund, could be a prohibited loan between that Plan and the Party in Interest. The applicable prospectus supplement will discuss whether any of the exceptions are expected to be applicable with respect to the offered certificates.

PROHIBITED TRANSACTION EXEMPTION FOR CERTAIN UNDERWRITTEN SECURITIES

     The Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code (collectively referred to in this prospectus collectively as the "Underwriter Exemptions"). Subject to the satisfaction of the conditions specified in the Underwriter Exemptions, these exemptions generally exempt from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, various transactions relating to, among other things--

     o the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in the trust funds, and

     o the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by the exempted underwriters or any person affiliated with such underwriters.

     Whether the conditions of any particular Underwriter Exemption will be satisfied as to the Offered Certificates of any particular class will depend on the facts and circumstances at the time the Plan acquires Certificates of that class. The applicable prospectus supplement will discuss whether any Underwriter Exemption is expected to be available with respect to that offering.

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OTHER POSSIBLE EXEMPTIONS

     If for any reason no Underwriter Exemption is available, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of a Plan, you should consider the availability of the following prohibited transaction class exemptions issued by the Department of
Labor:

     o PTCE 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks;

     o PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest;

     o PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest;

     o PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager";

     o PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; and

     o PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager."

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular Plan or, even if it were to apply, that the exemption would apply to all transactions involving the related trust fund. The applicable prospectus supplement with respect to the offered certificates may contain additional information regarding the availability of these exemptions with respect to those certificates.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account that support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

INELIGIBLE PURCHASERS

     Even if an exemption is otherwise available, certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by the underwriters, the depositor, the trustee, the related trust fund, the master servicer, the special servicer or any of their respective affiliates. Offered certificates may not be purchased with the assets of a Plan if the depositor, the trustee, the related trust fund, the master servicer, the special servicer the fiscal agent, the mortgage loan seller, or any of their respective affiliates or any employees thereof: (i) has investment discretion with respect to the investment of such Plan assets; or (ii) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party that is described in clause (i) or (ii) of the preceding sentence is an ERISA Plan Fiduciary with respect to the Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Internal Revenue Code.

CONSULTATION WITH COUNSEL

     If you are an ERISA Plan Fiduciary with respect to a Plan or any other person investing plan assets of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

     o    consider your general fiduciary obligations under ERISA; and

     o    consult with your legal counsel as to--

          1. the potential applicability of ERISA and the Internal Revenue Code to that investment, and

          2. the availability of any prohibited transaction exemption in connection with that investment.

UNRELATED BUSINESS TAXABLE INCOME-REMIC RESIDUAL INTERESTS

     The purchase of a Certificate evidencing an interest in the Residual Interest in a series that is treated as a REMIC by any employee benefit or other plan that is exempt from taxation under Internal Revenue Code Section 501(a), including most varieties of Plans, will give rise to "unrelated business taxable income" as described in Internal Revenue Code Sections 511-515 and 860E(b). Further, prior to the purchase of an interest in a Residual Interest, a prospective transferee generally will be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Interest on behalf of, a "Disqualified Organization," which term as defined above includes some tax-exempt entities not subject to Internal Revenue Code
Section 511, such as some governmental plans, as discussed above under "Federal Income Tax Consequences--REMICs--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations."

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of SMMEA. Mortgage related securities are legal investments for entities--

     o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico,

     o    whose authorized investments are subject to state regulations, and

     o to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they-

     o were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

     o evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

     Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation. A number of states enacted laws limiting the authority of certain entities, particularly insurance companies, to invest in "mortgage related securities."

     Effective December 31, 1996, the definition of "mortgage related security" was modified to include among the types of loans to which the securities may relate, loans secured by first liens on "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state may enact legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws. However, any limiting legislation cannot affect the validity of a contract to purchase, hold or invest in, or require the sale or disposition of, mortgage related securities, if the contract or purchase predated that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows-



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     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities;

     o    federal credit unions may invest in mortgage related securities; and

     o national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C.ss.24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     The OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus but subject to compliance with general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information, "Type IV securities," which are defined in 12 C.F.R. ss. 1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined in that rule, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. ss. 703.140.

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.



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     There may be other restrictions, by way of statute, rule, regulation, order, guideline, policy statement, agreement or otherwise, on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

     o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o if applicable, SMMEA has been overridden in a State whose laws govern your investments.

                              PLAN OF DISTRIBUTION

     We may sell the Certificates in series either directly or through underwriters or dealers. The applicable prospectus supplement or prospectus supplements for each series will describe the terms of the offering for that series and will state the public offering or purchase price of each class of Certificates of that series, or the method by which the price of each class of Certificates of that series is to be determined, and the net proceeds to the Depositor from the sale.

     If we use underwriters in the sale of any Certificates the underwriters will acquire the Certificates for their own account and may resell the Certificates in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The obligations of the underwriters to purchase the Certificates will be subject to conditions set forth in the relevant agreement. The underwriters generally will be obligated to purchase all of the Certificates of a series offered by a prospectus supplement if any of those Certificates are purchased. The underwriters may sell debt securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. The underwriters may change from time to time any initial public offering price and any discounts, concessions or commissions allowed or re-allowed or paid to dealers.

     The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular series of Certificates will be set forth on the cover of the applicable prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. We will identify any underwriters and describe their compensation in a prospectus supplement.

     We also may sell Certificates directly to purchasers without the involvement of underwriters in which case the applicable prospectus supplement will contain information



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regarding the terms of that offering and any agreements entered into in connection with that offering.

     Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the 1933 Act in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any reoffer and sale of the Certificates.

                                  LEGAL MATTERS

     Legal matters relating to the Certificates will be passed upon for the Depositor by Sidley Austin Brown & Wood, New York, New York, or Latham & Watkins, New York, New York and for the Underwriters as specified in the applicable prospectus supplement.

                              FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this prospectus or in the applicable prospectus supplement.

                                     RATING

     It is a condition of issuance that a Rating Agency rate the Offered Certificates as investment grade, that is, in one of the four highest generic rating categories.

     Ratings on the Offered Certificates address the likelihood that all or specified payments to Certificateholders will be made under the terms of the Certificates. The ratings of the Offered Certificates will be based on the structural, legal and issuer-related aspects associated with those Certificates, the nature of the related Mortgage Loans and the credit quality of the guarantor, if any. Ratings do not represent any assessment of the likelihood of principal prepayments by borrowers of the loans underlying the Offered Certificates and ratings do not represent the degree by which any actual prepayments might differ from anticipated prepayments. As a result, holders of the Certificates may suffer a lower than anticipated yield.

     A rating is not a recommendation to buy, sell or hold the rated Offered Certificates. There is no assurance that a rating of the Offered Certificates will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant. The ratings of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.



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                                    GLOSSARY

     "1986 Act" means the Tax Reform Act of 1986.

     "1997 Statement" means the FFEIC proposed "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities", which would replace the Policy Statement.

     "ACMs" means asbestos-containing materials.

     "ADA" means Under Title III of the Americans With Disabilities Act of 1990 and rules promulgated thereunder.

     "Bankruptcy Code" means the federal Bankruptcy Code, as amended from time to time (11 U.S.C.).

     "Benefit Plan Investors" means Plans and other employee benefit plans not subject to ERISA or the Internal Revenue Code.

     "Certificate" means any one of the Depositor's commercial mortgage pass-through certificates for any series.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Certificateholders" means registered holders of Certificates.

     "Closing Date" means the date of the initial issuance of each series of Certificates.

     "Collection Account" means, with respect to any series of Certificates, the collection account established and maintained by the Master Servicer on behalf of the related Certificateholders for purposes of holding payments received on the related Mortgage Loans.

     "Compound Interest Certificates" means Certificates on which interest is not currently paid.

     "Credit Enhancement" means any credit enhancement intended to increase the likelihood of payments on one or more classes of Certificates. Credit enhancement may be in the form of a letter of credit, a liquidity facility, the subordination of one or more other classes of Certificates of the same series, reserve funds, overcollateralization, surety bonds, certificate guarantee insurance, or other types of credit support. It is unlikely that credit enhancement will protect against all risks of loss. Credit enhancement cannot guarantee that losses will not be incurred on the Certificates. The applicable prospectus supplement will describe the amount and types of credit enhancement, the identity of any entity providing credit enhancement, the limitations of credit enhancement and other information relating to any credit enhancement.

     "Cut-off Date" means, with respect to any series of Certificates, the date as of which the Mortgage Loans backing those Certificates are first part of the Trust Fund.



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     "Defective Obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery).

     "Department of Labor" means the U.S. Department of Labor.

     "Depositor" means Prudential Securities Secured Financing Corporation.

     "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (not including an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal Revenue Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Internal Revenue Code Section 521) that is exempt from taxation under the Internal Revenue Code unless such organization is subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511.

     "Distribution Account" means, with respect to any series of Certificates, the segregated account or accounts created and maintained by the Trustee on behalf of the related Certificateholders for purposes of holding funds pending payment to the Certificateholders.

     "Distribution Date" means a day specified in a prospectus supplement upon which distributions are to be made to the related Certificateholders.

     "Equity of Redemption" refers to a doctrine that provides that until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Plan" means any employee benefit plan or other retirement plan, arrangement or account that is subject to the fiduciary responsibility provisions of ERISA.

     "ERISA Plan Fiduciary" means a fiduciary as defined under section 3(21)(A) of ERISA.

     "Escrow Account" means an escrow account established and maintained by the Master Servicer in which the Master Servicer must deposit amounts received from each mortgagor, if required by the terms of the related Mortgage Loan documents, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items ("Escrow Payments").

     "Escrow Payments" shall have the meaning ascribed to that term in the definition of Escrow Account.



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     "Event of Default" means an event of default with respect to the Master
Servicer or the Special Servicer under the Pooling and Servicing Agreement for each series.

     "Excess Servicing" means payment of a servicing fee to the Master Servicer which is in excess of reasonable compensation.

     "Fannie Mae" means the Federal National Mortgage Association or any successor.

     "FFEIC" means Federal Financial Institutions Examination Council.

     "FHA" means the Federal Housing Administration or any successor.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "Forfeiture Laws" means the various federal and state laws, collectively, which provide for the civil or criminal forfeiture of property (including real estate) used or intended to be used to commit or aid in the commission of illegal acts or property purchased with the proceeds of such illegal acts.

     "Form 8-K" means the Securities and Exchange Commission Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

     "Garn-St. Germain Act" means the Garn-St. Germain Depository Institutions Act of 1982.

     "GNMA" means the Government National Mortgage Association.

         "Grantor Trust Certificate" means a Certificate representing an interest in a trust or a portion thereof, as to which no REMIC election will be made.

     "Grantor Trust Fractional Interest Certificate" means a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate.

     "Grantor Trust Strip Certificate" means:

     o    a Grantor Trust Fractional Interest Certificate;

     o a Grantor Trust Certificate representing ownership of all or a portion of the difference between--

          1. interest paid on the Mortgage Loans constituting the related grantor trust, minus

          2.   the sum of--

               (a)  normal administration fees, and

               (b) interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to that grantor trust; and



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     o    a Certificate evidencing a nominal ownership interest in the principal of the Mortgage Loans constituting the related grantor trust.

     "Hazardous Materials" are generally defined as any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, among others, those so identified in CERCLA or any other environmental laws now existing, including, among others, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or a similar classification that would, if classified as unusable, be included in the foregoing definition.

     "HUD" means the United States Department of Housing and Urban Development.

     "Installment Contracts" means installment contracts for the sale of fee simple or leasehold interests in properties improved by office buildings, health-care related properties, congregate care facilities, hotels and motels, industrial properties, warehouse, mini-warehouse, and self-storage facilities, mobile home parks, multifamily properties, cooperative apartment buildings, nursing homes, office/retail properties, anchored retail properties, single-tenant retail properties, unanchored retail properties and other commercial real estate properties, multifamily residential properties and/or mixed residential commercial properties (each, a "Mortgaged Property").

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "Lead Paint Act" means the Residential Lead-Based Paint Hazard Reduction Act of 1992.

     "Lender Liability Act" means the Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996.

     "MBS" means mortgage-backed securities.

     "Mark-to-Market Regulations" means regulations issued by the Service under Internal Revenue Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers.

     "Master Servicer" has the meaning assigned to that term in the definition of "Pooling and Servicing Agreement". The Master Servicer will be specified in the applicable prospectus supplement and may be an affiliate of the Depositor.

     "Master Servicer Remittance Date" means the business day before a Distribution Date, upon which the Master Servicer is required to remit to the Distribution Account amounts on deposit in the Collection Account that are required for distribution to Certificateholders.

     "Mortgage" means any mortgage, deed of trust or similar instrument.



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     "Mortgage Loan" means each mortgage loan, Installment Contract, mortgage participation or pass-through certificate, or collateralized mortgage obligation in a Mortgage Pool.

     "Mortgage Loan Groups" means groups of Mortgage Loans segregated by the Depositor as more fully described in the related prospectus supplement.

     "Mortgage Loan Schedule" means a schedule appearing as an exhibit to a Pooling and Servicing Agreement and listing the Mortgage Loans for the related series.

     "Mortgage Loan Seller" means the seller of a Mortgage Loan to the Depositor.

     "Mortgage Pool" means a pool of mortgage loans, mortgage pass-through or collateralized mortgage obligation certificates not issued by the Depositor, installment contracts and certificates issued or guaranteed by certain United States governmental agencies. Each mortgage loan will constitute the obligation of one or more persons to repay a specified sum with interest and will be secured by first or junior mortgages, deed of trust or similar security instruments on, or installment contracts for the sale of, commercial or multifamily residential property. Commercial or multifamily residential property may include fee simple or leasehold interests in property improved by office buildings, health-care related properties, congregate care facilities, hotels and motels, industrial properties, warehouse, mini-warehouse, and self-storage facilities, mobile home parks, multifamily properties, cooperative apartment buildings, nursing homes, office/retail properties, anchored retail properties, single-tenant properties, unanchored retail properties and other commercial real estate properties, multifamily residential properties, each of which may be located in any or all states and the U.S. Virgin Islands. The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. The prospectus supplement will indicate whether the mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or other person. All mortgage loans will have been purchased, either directly or indirectly, by the depositor on or before the initial issuance date of the related series of certificates.

     "Mortgaged Property" shall have the meaning assigned to such term in the definition of "Installment Contracts".

     "Mortgagee" unless the context otherwise requires, includes a mortgagee under a mortgage, a beneficiary under a deed of trust, and a grantee under a deed to secure debt seller under an Installment Contract.

     "Mortgagor" unless the context otherwise requires, includes a mortgagor under a mortgage, a trustor under a deed of trust and a grantor under a deed to secure debt purchaser under an Installment Contract.

     "NCUA" means the National Credit Union Administration.

     "Noneconomic Residual Interest" means a residual interest in a REMIC (including a residual interest with a positive value at issuance) unless, at the time of the transfer of such residual interest, (1) the present value of the expected future distributions on the residual interest



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at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after he time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     "Non-SMMEA Certificates" means Certificates not qualifying as "mortgage related securities" under SMMEA.

     "Non-U.S. Person" means any person who is not a U.S. Person.

     "Note" means the promissory note, bond, mortgage consolidation agreement, installment contract or other similar instrument related to an assignment of leases and rents.

     "OCC" means Office of the Comptroller of the Currency.

     "Offered Certificates" means Certificates offered by this prospectus and the accompanying prospectus supplement.

     "OID Regulations" means the temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996 under Internal Revenue Code Sections 1271 through 1273 and 1275.

     "Party in Interest" means any person that is a "party in interest" as defined in Sect ion 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code.

     "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

     "Permitted Investments" shall mean any one or more of the following obligations, unless the Rating Agencies rating Certificates of a series require other or additional investments:

     (1) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that those obligations are backed by the full faith and credit of the United States of America;

     (2) direct obligations of the FHLMC (debt obligations only), Fannie Mae (debt obligations only), the Federal Farm Credit System (consolidated system-wide bonds and notes only), the Federal Home Loan Banks (consolidated debt obligations only), the Student Loan Marketing Association (debt obligations only), the Financing Corp. (consolidated debt obligations only) and the Resolution Funding Corp. (debt obligations only);



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     (3)  federal funds time deposits in, or certificates of deposit of, or bankers' acceptances or repurchase obligations issued by, any bank or trust company, savings and loan association or savings bank, depository institution or trust company having the highest short-term debt obligation from each Rating Agency or such lower rating as will not result in the qualification, downgrade or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency rating the Certificates (or the placing of the Certificates on "negative credit watch" status in contemplation of any such action with respect thereto), provided, in each case, the maturity is not more than 365 days;

     (4) commercial paper having a maturity of 365 days or less (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof and demand notes that constitute vehicles for investment in commercial paper) that is rated by each Rating Agency in its highest short-term unsecured rating category;

     (5) units of taxable money market funds or mutual funds that seek to maintain a constant asset value and have been rated by each Rating Agency in the highest applicable rating category; and

     (6) any other obligation or Security that is acceptable to the Rating Agencies and will not result in the qualification, downgrade or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agencies rating the Certificates (or the placing of the Certificates on "negative credit watch" status in contemplation of any such action with respect thereto) as confirmed in writing to the Trustee by each Rating Agency) provided, that (A) except for units of money market funds pursuant to clause (5) above, each obligation or security will have a fixed dollar amount of principal due at maturity which cannot vary or change; (B) except for units of money market funds pursuant to clause (5) above, if any obligation or security provides for a variable rate of interest, interest will be tied to a single interest rate index plus a single fixed spread (if any) and move proportionately with that index, and (C) if any of the obligations or securities listed in paragraphs (3)-(5) above are not rated by each Rating Agency, such investment will nonetheless qualify as a Permitted Investment if it is rated by one of the Rating Agencies and one other nationally recognized statistical rating organization; and provided, further, that (X) such instrument continues to qualify as a "cash flow investment" pursuant to Internal Revenue Code Section 860G(a)(6) earning a passive return in the nature of interest and (Y) no instrument or security will be a Permitted Investment if (1) such instrument or security evidences a right to receive only interest payments or (2) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of the underlying investment as of the date of its acquisition.



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     "Plans" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan that is subject to Section 4975 of the Internal Revenue Code.

     "Plan Asset Regulations" means regulations issued by the Department concerning whether a Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity for purposes of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, if the Plan acquires an "equity interest" in an entity.

     "Policy Statement" means the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994, of the FFIEC.

     "Pooling and Servicing Agreement" means an agreement pursuant to which a series of Certificates is issued and which is entered into among the Depositor, the master servicer (the "Master Servicer"), the special servicer (the "Special Servicer"),if any, and the Trustee for that series of Certificates and any other parties described in the related prospectus supplement.

     "Prepayment Assumption" means the assumed rate of prepayment of the Mortgage Loans.

     "PTCE" means Prohibited Transaction Class Exemption.

     "PTE" means Prohibited Transaction Exemption.

     "Property Protection Expenses" means certain costs and expenses incurred in connection with defaulted Mortgage Loans, the acquisition of title to, or management of, REO Property, or the sale of defaulted Mortgage Loans or REO Properties. The applicable prospectus supplement may provide for additional circumstances in which the Master Servicer will be entitled to make withdrawals from the Collection Account.

     "Purchase Price" means the sum of the unpaid principal balance of the Whole Loan, plus unpaid accrued interest of the Whole Loan at the related mortgage interest rate from the date as to which interest was last paid to the due date in the prepayment period in which the relevant purchase is to occur, plus any related servicing expenses that are reimbursable to the Master Servicer.

     "Registration Statement" means the registration statement filed by the Depositor pursuant to Section 6 of the Securities Act of 1933, as amended, of which this prospectus is a part.

     "Rating Agency" means each nationally recognized statistical rating organization specified in a prospectus supplement as rating Offered Certificates.

     "REIT" means a real estate investment trust.

     "Regular Certificateholder" means the holder of a REMIC Regular
Certificate.

     "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.



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


     "REMIC" means a real estate mortgage investment conduit within the meaning of, and formed in accordance with, Sections 860A through 860G of the Internal Revenue Code.

     "REMIC Certificate" means a Certificate representing an interest in a Trust Fund, or a portion of a Trust Fund, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Internal Revenue Code.

     "REMIC Pool" means a Trust Fund or portion thereof as to which a REMIC election is made.

     "REMIC Regulations" mean regulations promulgated by the U.S. Department of Treasury regarding REMICs.

     "REMIC Regular Certificates" means Certificates that evidence ownership of REMIC "regular interests".

     "REMIC Residual Certificates" means Certificates that evidence ownership of REMIC "residual interests".

     "REO Account" means an account established and maintained by the Master Servicer or Special Servicer to be used in connection with REO Properties and any other Mortgaged Properties specified in the related prospectus supplement.

     "REO Property" means a Mortgaged Property acquired by the Special Servicer on behalf of the related Trust Fund for the benefit of the related Certificateholders through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of the related Mortgage Loan.

     "Reserve Account" means any reserve or escrow account established pursuant to any of the Mortgage Loan documents.

     "Reserve Fund" means each of one or more reserve funds which may be established with respect to one or more classes of the Certificates of a series if so specified in the related prospectus supplement, in which cash, a letter of credit, Permitted Investments or a combination thereof, in the amounts specified in the related prospectus supplement will be deposited.

     "Residual Certificateholders" means holders of Residual Certificates.

     "SBJPA of 1996" means the Small Business Job Protection Act of 1996.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "Senior Certificates" means the senior Certificates in any series which includes Subordinate Certificates.

     "Service" means the Internal Revenue Service.

     "Servicing Fee" means the Master Servicer's principal compensation for its activities under the Pooling and Servicing Agreement for each series; the exact amount and calculation of which is established in the prospectus supplement and Pooling and Servicing Agreement for the related series.

     "Special Servicing Fee" means the fee for the servicing of Specially Serviced Mortgage Loans.

     "Specially Serviced Mortgage Loans" means defaulted Mortgage Loans or those Mortgage Loans that otherwise require special servicing.

     "Special Servicer" has the meaning assigned to that term in the definition of "Pooling and Servicing Agreement".

     "Standard Certificates" means any series of Certificates that is not designated as Stripped Certificates.

     "Standard Certificateholder" means the holder of a Standard Certificate.

     "Startup Day" means the date of issuance of the REMIC Certificates.

     "Stripped Certificate" means Certificates subject to Internal Revenue Code
Section 1286, which provides that the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons"; Stripped Certificates include "Stripped Interest Certificates" and "Stripped Principal Certificates" as to which no REMIC election is made.

     "Stripped Certificateholder" means a holder of a Stripped Certificate.

     "Subordinate Certificates" means one or more subordinate classes of a series if so specified in the related prospectus supplement.

     "Title V" means Title V of the federal Depository Institutions Deregulation and Monetary Control Act of 1980, as amended.

     "Title VIII" means Title VIII of the Garn-St. Germain Act.

     "Treasury" means the U.S. Department of Treasury.

     "Trust Fund" for a series means the trust fund created pursuant that series' Pooling and Servicing Agreement.

     "Trustee" means the bank or trust company which the Depositor selects to act as trustee under a given Pooling and Servicing Agreement.

     "UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.

     "U.S. Person" means a citizen or resident of the United States, a domestic partnership, a domestic corporation, any estate, other than a foreign estate within the meaning of paragraph (31) of Section 7701(a) of the Internal Revenue Code, and any trust if (i) a court within the Untied States is able to exercise primary supervision over the administration of the trust fund, and one or more U.S. Persons have authority to control all substantial decisions of the trust fund.

     "USTs" means underground storage tanks.

     "Underwriter Exemptions" means an individual administrative exemption from application of certain prohibited transaction restrictions of ERISA and the Internal Revenue Code, issued by the Department to some underwriters of mortgage-backed securities, as amended by PTE 2000-58.

     "Voting Rights" means, with respect to any series of Certificates, the voting rights evidenced by the respective classes of Certificates of that series.

     "Whole Loan" means any Mortgage Loan which is not a mortgage participation certificate, pass-through certificate or other mortgage-backed security.







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                           [INTENTIONALLY LEFT BLANK]

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "ROCK2001-C1.XLS". The spreadsheet file "ROCK2001-C1.XLS" is a Microsoft Excel(1) 2000 file. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annexes A-1 and A-2 to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

---------------------

(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus supplement or the accompanying prospectus and, if given or made, that information or representation must not be relied upon as having been authorized by us or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered here in any jurisdiction to any person to whom it is unlawful to make those offers in that jurisdiction. Neither the delivery of this prospectus supplement nor any sale made under this prospectus supplement shall, under any circumstances, create an implication that the information in this prospectus supplement is correct as of any time subsequent to the date hereof or that there has been no change in our affairs since the date hereof.




                               COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                 SERIES 2001-C1

                                  $785,661,000

                                  ROCK 2001-C1

                              PROSPECTUS SUPPLEMENT

                               MERRILL LYNCH & CO.

                            SALOMON SMITH BARNEY INC.

                                  May 18, 2001








         Until August 23, 2001, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and an accompanying prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and an accompanying prospectus with respect to their unsold allotments and subscriptions.